AS FILED PURSUANT TO RULE 424B(5)
REGISTRATION STATEMENT NO.: 333-141638

PROSPECTUS SUPPLEMENT
(to Prospectus dated July 12, 2007)

STRUCTURED ASSET SECURITIES CORPORATION II

Depositor

LB COMMERCIAL MORTGAGE TRUST 2007-C3

Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2007-C3
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-4B, Class A-1A,
Class A-M, Class A-MB, Class A-J, Class B, Class C, Class D, Class E, Class F and Class X

Approximate Total Principal Balance at Initial Issuance: $2,536,344,000

We are Structured Asset Securities Corporation II, the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. This prospectus supplement relates to, and is accompanied by, our base prospectus dated July 12, 2007. This prospectus supplement and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the issuing entity, which is also identified above. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

The sponsor of the subject securitization transaction is Lehman Brothers Holdings Inc.

The offered certificates will represent interests only in the issuing entity and do not represent obligations of or interests in the sponsor, the depositor or any of their respective affiliates. The assets that the trustee will hold will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them. The assets that the trustee will hold will also include multiple interest rate swap agreements that relate to certain classes of series 2007-C3 certificates that are not offered by this prospectus supplement.

The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in August 2007. The table on page S-7 of this prospectus supplement contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description, and other select characteristics of each of those classes. Credit enhancement is being provided to the offered certificates through the subordination of various other classes, including multiple non-offered classes, of the series 2007-C3 certificates. That same table on page S-7 of this prospectus supplement also contains a list of the non-offered classes of the series 2007-C3 certificates.

You should fully consider the risk factors beginning on page S-43 in this prospectus supplement and on page 18 in the accompanying base prospectus prior to investing in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Lehman Brothers Inc. and Citigroup Global Markets Inc. are the underwriters with respect to the offered certificates. Each underwriter will purchase its allocation, if any, of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately $2,551,215,000, plus accrued interest on all the offered certificates from July 11, 2007, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See ‘‘Method of Distribution’’ in this prospectus supplement.

With respect to this offering, Lehman Brothers Inc. is acting as lead manager and sole bookrunner and Citigroup Global Markets Inc. is acting as co-manager.

LEHMAN BROTHERS

Lead Manager and Sole Bookrunner

Citigroup

Co-Manager

The date of this prospectus supplement is July 19, 2007.

LB Commercial Mortgage Trust 2007-C3

Commercial Mortgage Pass-Through Certificates, Series 2007-C3

Washington
1 property
$24,500,000
0.8% of total
South Dakota
1 property
$16,400,000
0.5% of total
Missouri
2 properties
$33,100,000
1.0% of total
Illinois
1 property
$23,250,000
0.7% of total
Michigan
1 property
$5,744,000
0.2% of total
West Virginia
1 property
$2,160,000
0.1% of total
New York
6 properties
$644,200,000
19.9% of total
Vermont
1 property
$92,000,000
2.8% of total
Massachusetts
2 properties
$167,900,000
5.2% of total
Ohio
3 properties
$11,613,341
0.4% of total
Pennsylvania
3 properties
$19,889,490
0.6% of total
Connecticut
2 properties
$71,000,000
2.2% of total
Idaho
1 property
$4,870,000
0.2% of total
New Jersey
21 properties
$184,112,500
5.7% of total
District of Columbia
1 property
$4,000,000
0.1% of total
California
9 properties
$384,283,580
11.9% of total
Virginia
6 properties
$320,310,000
9.9% of total
Maryland
4 properties
$81,610,0000
2.5% of total
Arizona
8 properties
$169,494,936
5.2% of total
South Carolina
1 property
$3,000,000
0.1% of total
Colorado
6 properties
$98,300,000
3.0% of total
Georgia
4 properties
$17,563,000
0.5% of total
Distribution of Property Types (1)
Hotel 0.8%
Mixed Use 0.7%
Industrial/Warehouse 2.2%
Self Storage 0.4%
Retail 10.7%
Office 57.5%
Multifamily 27.7%
Texas
23 properties
$526,260,787
16.3% of total
Oklahoma
2 properties
$11,400,000
0.4% of total
Louisiana
1 property
$1,240,000
0.0% of total
Tennessee
3 properties
$6,150,000
0.2% of total
Kentucky
1 property
$5,390,753
0.2% of total
Alabama
1 property
$3,493,471
0.1% of total
Florida
16 properties
$300,558,314
9.3% of total
>10.0% of Initial Mortgage Pool Balance
>5.0 - 10.0% of Initial Mortgage Pool Balance
>1.0 - 5.0% of Initial Mortgage Pool Balance
≤1.0% of Initial Mortgage Pool Balance

237 Park Avenue, New York, NY

Rosslyn Portfolio, Arlington, VA

Bay Colony Corporate Center, Waltham, MA

Bethany Phoenix Portfolio I, Various, AZ

Larken Portfolio, Various, NJ

110 William Street, New York, NY

300 West 6th Street, Austin, TX

JCPenney

University Mall, South Burlington, VT

Monarch Coast, Dana Point, CA

One Orlando Center, Orlando, FL

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS	S-5
NOTICE TO RESIDENTS OF KOREA	S-5
NOTICE TO RESIDENTS OF GERMANY	S-6
NOTICE TO NON-U.S. INVESTORS	S-6
EUROPEAN ECONOMIC AREA	S-6
SUMMARY OF OFFERING PROSPECTUS	S-7
RISK FACTORS	S-43
The Class A-M, A-MB, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-4, A-4B and A-1A Certificates.	S-43
The Offered Certificates Have Uncertain Yields to Maturity	S-43
The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated	S-44
The Interests of the Series 2007-C3 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders	S-45
The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates	S-45
Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties	S-46
Risks Associated with Condominium Ownership	S-47
The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default	S-47
In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property	S-47
Properties Are Subject to Rollover Risk	S-48
In Certain Cases, Tenant Estoppels, Subordination, Non-Disturbance and Attornment Agreements, and Related Documentation Have Not Been Obtained	S-48
Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types—Office, Multifamily, Retail and Hotel	S-48
Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property	S-48
Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of New York, Texas and California and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of Virginia, Florida, New Jersey, Arizona and Massachusetts	S-49
All of the Six (6) Mortgaged Real Properties Located in the State of New York, Representing 19.9% of the Initial Mortgage Pool Balance, Will Be Secured by Mortgage Liens on Real Properties Located in the City of New York; The Performance of Those Properties Will be Materially Dependent on the Strength of the Manhattan Economy and Office Leasing Market	S-49
The Mortgage Pool Will Include Material Concentrations of Balloon Loans	S-50
The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans	S-50
The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property	S-50
Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures	S-50
Some of the Mortgaged Real Properties May Be Subject to a Condemnation Proceeding	S-51
Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990	S-51
Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or
Tenant	S-52
Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property	S-52
Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow	S-54
Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities	S-54
Tenancies in Common May Hinder Recovery	S-55
Operating or Master Leases May Hinder Recovery	S-55
Changes in Mortgage Pool Composition Can Change the Nature of Your Investment	S-56
Lending on Income-Producing Real Properties Entails Environmental Risks	S-56
Lending on Income-Producing Properties Entails Risks Related to Property Condition	S-60
There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties	S-61
With Respect to Seventeen (17) Mortgage Loans (Including Three (3) of the Ten (10) Largest Mortgage Loans) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2007-C3 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations	S-61
Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties	S-62
Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits	S-62
Investors May Want to Consider Prior Bankruptcies	S-63
Litigation May Adversely Affect Property Performance	S-63
The Activities of Certain or Individuals With Ownership Interests In a Borrower May Adversely Affect the Borrower or the Mortgaged Property	S-63
CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS	S-64
FORWARD-LOOKING STATEMENTS	S-64
DESCRIPTION OF THE MORTGAGE POOL	S-65
General	S-65

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

Information about the offered certificates is contained in two separate documents:

•	this prospectus supplement, which describes specific terms of the offered certificates; and

•	the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

You should read both this prospectus supplement and the accompanying base prospectus in full to obtain material information concerning the offered certificates.

The annexes attached to this prospectus supplement are hereby incorporated into and made a part of this prospectus supplement.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

In this prospectus supplement, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Structured Asset Securities Corporation II.

NOTICE TO RESIDENTS OF KOREA

The securities to which these materials relate (the ‘‘Subject Securities’’) have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to applicable laws and regulations of Korea. None of Lehman Brothers Inc., Citigroup Global Markets Inc. or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the Subject Securities under the laws of Korea, including, without limitation, the Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable Korean legal and regulatory requirements in connection with the purchase of the Subject Securities.

NOTICE TO RESIDENTS OF GERMANY

Each of the underwriters has confirmed that it is aware that no German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the series 2007-C3 certificates, and each of the underwriters has represented and agreed that it will comply with the German Securities Sales Prospectus Act (Wertpapier—Verkaufsprospektgesetz) and any other laws applicable in Germany governing the issue, offering and sale of the series 2007-C3 certificates. In particular, each of the underwriters has undertaken not to engage in a public offering (Öffentliches Angebot) in Germany with respect to any of the series 2007-C3 certificates otherwise than in accordance with the German Securities Sales Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

Any series 2007-C3 certificates purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in the depositor being obliged to register any further prospectus or corresponding document relating to the series 2007-C3 certificates in such jurisdiction.

NOTICE TO NON-U.S. INVESTORS

The distribution of this prospectus supplement and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions outside the United States. Persons into whose possession this prospectus supplement and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this prospectus supplement and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

EUROPEAN ECONOMIC AREA

Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2007-C3 certificates to the public in the European Economic Area. See ‘‘Method of Distribution’’ in this prospectus supplement.

SUMMARY OF PROSPECTUS SUPPLEMENT

This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying base prospectus in full.

Introduction to the Transaction

The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2007-C3 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not offered by this prospectus supplement. ‘‘TBD’’ means ‘‘to be determined,’’ ‘‘N/A’’ means ‘‘not applicable’’ and ‘‘NR’’ means ‘‘not rated.’’

Class	Approx. Total Principal Balance or Notional Amount at Initial Issuance		Approx. % of Initial Mortgage Pool Balance(4)	Approx. % Total Credit Support at Initial Issuance(5)		Pass-Through Rate Description	Initial Pass-Through Rate(10)	Weighted Average Life (Years)	Principal Window	Ratings S&P / Moody’s
Offered Certificates
A-1	$8,000,000		0.2%	30.000	%(6)	Fixed	5.71000%	3.40	08/07-03/12	AAA/Aaa
A-2	$320,000,000		9.9%	30.000	%(6)	Fixed(7)	5.84000%	4.84	03/12-06/12	AAA/Aaa
A-3	$71,000,000		2.2%	30.000	%(6)	WAC - 0.010%(8)	6.12388%	6.80	04/14-06/14	AAA/Aaa
A-AB	$21,700,000		0.7%	30.000	%(6)	WAC - 0.040%(8)	6.09388%	7.53	06/12-04/17	AAA/Aaa
A-4	$568,338,000		17.6%	30.000	%(6)	WAC(8)	6.13388%	9.81	04/17-06/17	AAA/Aaa
A-4B	$100,000,000		3.1%	30.000	%(6)	Fixed	5.51700%	9.81	04/17-06/17	AAA/Aaa
A-1A	$894,617,000		27.7%	30.000	%(6)	WAC - 0.045%(8)	6.08888%	7.75	02/10-06/17	AAA/Aaa
A-M	$203,379,000		6.3%	20.000	%(6)	WAC(8)	6.13388%	9.89	06/17-06/17	AAA/Aaa
A-MB	$100,000,000		3.1%	20.000	%(6)	Fixed	5.18900%	9.89	06/17-06/17	AAA/Aaa
A-J	$103,789,000		3.2%	11.750	%(6)	WAC(8)	6.13388%	9.89	06/17-06/17	AAA/Aaa
B	$32,338,000		1.0%	10.750%		WAC(8)	6.13388%	9.89	06/17-06/17	AA+/Aa1
C	$32,338,000		1.0%	9.750%		WAC(8)	6.13388%	9.89	06/17-06/17	AA/Aa2
D	$28,295,000		0.9%	8.875%		WAC(8)	6.13388%	9.89	06/17-06/17	AA−/Aa3
E	$24,254,000		0.8%	8.125%		WAC(8)	6.13388%	9.89	06/17-06/17	A+/A1
F	$28,296,000		0.9%	7.250%		WAC(8)	6.13388%	9.89	06/17-06/17	A/A2
X	$3,233,794,172	(3)	N/A	N/A		Variable IO(9)	0.11966%	N/A	N/A	AAA/Aaa
Non-Offered Certificates(1)
A-2FL(2)	$110,000,000		3.4%	N/A		Floating	LIBOR + 0.18%(11)	N/A	N/A	N/A
A-4FL(2)	$170,000,000		5.3%	N/A		Floating	LIBOR + 0.25%(11)	N/A	N/A	N/A
A-MFL(2)	$20,000,000		0.6%	N/A		Floating	LIBOR + 0.28%(11)	N/A	N/A	N/A
A-JFL(2)	$163,000,000		5.0%	N/A		Floating	LIBOR + 0.35%(11)	N/A	N/A	N/A
G	$40,422,000		1.2%	N/A		WAC(8)	6.13388%	N/A	N/A	N/A
H	$36,380,000		1.1%	N/A		WAC(8)	6.13388%	N/A	N/A	N/A
J	$28,296,000		0.9%	N/A		WAC(8)	6.13388%	N/A	N/A	N/A
K	$32,338,000		1.0%	N/A		WAC(8)	6.13388%	N/A	N/A	N/A
L	$20,211,000		0.6%	N/A		Fixed(7)	5.52400%	N/A	N/A	N/A
M	$12,127,000		0.4%	N/A		Fixed(7)	5.52400%	N/A	N/A	N/A
N	$4,042,000		0.1%	N/A		Fixed(7)	5.52400%	N/A	N/A	N/A
P	$8,085,000		0.3%	N/A		Fixed(7)	5.52400%	N/A	N/A	N/A
Q	$8,084,000		0.2%	N/A		Fixed(7)	5.52400%	N/A	N/A	N/A
S	$8,084,000		0.2%	N/A		Fixed(7)	5.52400%	N/A	N/A	N/A
T	$36,381,172		1.1%	N/A		Fixed(7)	5.52400%	N/A	N/A	N/A

(1)	Not offered by this offering circular. The non-offered classes of the series 2007-C3 certificates will also include multiple classes of REMIC residual certificates, each of which classes evidences the sole class of residual interests in a real estate mortgage investment conduit or REMIC. The series 2007-C3 REMIC residual certificates do not have principal balances, notional amounts or pass-through rates.

(2)	The assets that the trustee will hold will include multiple interest rate swap agreements that relate to the A-2FL, A-4FL, A-MFL and A-JFL classes. Each of those classes will represent undivided interests in, among other things: (1) a regular interest in real estate mortgage investment conduit or REMIC, which REMIC regular interest has the same alphabetic or alphanumeric class designation as the subject class; and (2) the rights and obligations under the related swap agreement. For so long as it is in effect, the swap agreement related to each of those classes will provide, among other things, that the amounts payable by the issuing entity as interest at the applicable rate per annum (as described below in this footnote) with respect to the REMIC regular interest corresponding to the subject class will be exchanged for floating amounts payable as interest by the swap provider under the related swap agreement, with regularly scheduled payments for each of those classes to be made between the issuing entity and the swap counterparty on a net basis. Amounts payable as interest by the swap provider under each swap agreement will accrue at a LIBOR-based rate on a notional amount equal to the total principal balance of the applicable class of series 2007-C3 certificates outstanding from time to time. Accordingly, the class A-2FL, A-4FL, A-MFL and A-JFL certificates constitute the floating rate classes of the series 2007-C3 certificates. The total principal balance of each floating rate class of series 2007-C3 certificates at any time will equal the total principal balance of the corresponding REMIC regular interest of such floating rate class. The REMIC regular interest corresponding to each floating rate class of series 2007-C3 certificates will accrue interest at: (a) in the case of each of the class A-4FL, A-MFL and A-JFL REMIC regular interests, a weighted average from time to time of certain net interest rates on the underlying mortgage loans, which net interest rates will be converted, in some months to a 30/360 equivalent annual rate for those underlying mortgage loans that accrue interest on an actual/360 basis; and (b) in the case of the class A-2FL REMIC regular interest, the lesser of (i) 5.84% per annum and (ii) the weighted average net interest rate described in clause (a) of this sentence. If the funds allocated to payments of interest distributions with respect to the REMIC regular interest corresponding to any floating rate class of series 2007-C3 certificates are insufficient to make all required payments of interest thereon (prior to allocation of net aggregate prepayment interest shortfalls), then there will be a corresponding dollar-for-dollar reduction in the interest payments made by the swap counterparty to the issuing entity under the related swap agreement and, accordingly, in the amount of interest payable on the applicable floating rate class of series 2007-C3 certificates, thereby resulting in an interest shortfall for such class.
(3)	Notional amount.
(4)	The initial mortgage pool balance will be approximately $3,233,794,173. References in this prospectus supplement to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans as of the cut-off date referred to under ‘‘—Relevant Dates and Periods’’ below, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date, whether or not received.
(5)	Structural credit enhancement is provided for the more senior classes of offered certificates through the subordination of more junior classes—or of REMIC regular interests corresponding to more junior classes—of offered and non-offered certificates, as described under ‘‘—Introduction to the Transaction—Total Credit Support at Initial Issuance’’ below in this prospectus supplement. The REMIC regular interests corresponding to the floating rate classes of the series 2007-C3 certificate are of equal payment priority with, or senior to, various classes of the offered certificates. The class A-2FL REMIC regular interest has the same credit support and payment priority as the class A-2 certificates; the class A-4FL REMIC regular interest has the same credit support and payment priority as the class A-4 and A-4B certificates; the class A-MFL REMIC regular interest has the same credit support and payment priority as the class A-M and A-MB certificates; and the class A-JFL REMIC regular interest has the same credit support and payment priority as the class A-J certificates.
(6)	Presented on an aggregate basis for the class A-1, A-2, A-3, A-AB, A-4, A-4B and A-1A certificates and the class A-2FL REMIC regular interest. Also presented on an aggregate basis for the class A-M and A-MB certificates and the class A-MFL REMIC regular interest. Also presented on an aggregate basis for the class A-J certificates and the class A-JFL REMIC regular interest.
(7)	In general, the pass-through rates of the class A-2, L, M, N, P, Q, S and T certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table above as the initial pass-through rate for the subject class. However, with respect to any applicable interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans is below the identified initial pass-through rate for the class A-2, L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate for the subject class of series 2007-C3 certificates during that interest accrual period will be that weighted average net interest rate. The net interest rates referred to in this footnote will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans that accrue interest on an actual/360 basis. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.

(8)	The pass-through rates of the class A-4, A-M, A-J, B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, for any applicable interest accrual period, be a rate per annum equal to the weighted average from time to time of certain net interest rates on the underlying mortgage loans, which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans that accrue interest on an actual/360 basis. The pass-through rates of the class A-3, A-AB and A-1A certificates will, in the case of each of those classes, for any applicable interest accrual period, be a rate per annum equal to the weighted average net interest rate described in the prior sentence of this footnote minus: (i) 0.010%, in the case of the class A-3 certificates; (ii) 0.040%, in the case of the class A-AB certificates; and (iii) 0.045%, in the case of the class A-1A certificates. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.
(9)	The pass-through rate for the class X certificates will, for any interest accrual period, equal the weighted average of the respective strip rates at which interest then accrues on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.
(10)	The initial pass-through rate shown in the foregoing table for any interest-bearing class of series 2007-C3 certificates with one of the following pass-through rate descriptions is approximate: WAC, WAC-x% and Variable IO.
(11)	The initial value of LIBOR will be calculated on the second LIBOR business day prior to the date of initial issuance of the series 2007-C3 certificates.

The governing document for purposes of forming the issuing entity and issuing the series 2007-C3 certificates will be a pooling and servicing agreement to be dated as of July 11, 2007. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the series 2007-C3 certificates. The parties to the series 2007-C3 pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. A copy of the series 2007-C3 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Securities Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series 2007-C3 pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series 2007-C3 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

A. Total Principal Balance or Notional Amount at Initial Issuance	The class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4B, A-4FL, A-1A, A-M, A-MB, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be the series 2007-C3 certificates with principal balances and are sometimes referred to as the series 2007-C3 principal balance certificates.

The table on page S-7 of this prospectus supplement identifies for each class of series 2007-C3 principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2007-C3 principal balance certificates at initial issuance may be larger or smaller than the amount shown in the table on page S-7 of this prospectus supplement, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

The total principal balance of each floating rate class of series 2007-C3 certificates will equal the total principal balance of the corresponding REMIC regular interest.

The class X certificates will not have principal balances. For purposes of calculating the amount of accrued interest, the class X certificates will have a total notional amount.

The total notional amount of the class X certificates will equal the total principal balance of the series 2007-C3 principal balance certificates outstanding from time to time. The approximate total notional amount of the class X certificates at initial issuance is shown in the table on page S-7 of this prospectus supplement, although it may be as much as 5% larger or smaller.

The series 2007-C3 REMIC residual certificates will not have principal balances or notional amounts, and the holders of those certificates are not expected to receive any material payments.

B. Total Credit Support at Initial Issuance	The respective classes of the series 2007-C3 certificates, other than the series 2007-C3 REMIC residual certificates, will entitle their holders to varying degrees of seniority for purposes of—

•	receiving payments of interest and, if and when applicable, payments of principal out of collections on the underlying mortgage loans or on particular underlying mortgage loans, and

•	bearing the effects of losses on the underlying mortgage loans or on particular underlying mortgage loans, as well as default-related and other unanticipated expenses of the trust.

In that regard:

•	the class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4B, A-4FL, A-1A and X certificates will be the most senior of the series 2007-C3 certificates;

•	after the classes referred to in the prior bullet, the class A-M, A-MB and A-MFL certificates will be the next most senior classes of the series 2007-C3 certificates;

•	after the classes referred to in the prior two bullets, the class A-J and A-JFL certificates will be the next most senior classes of the series 2007-C3 certificates; and

•	the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will, in the case of each such class, be senior to each other such class, if any, with a later alphabetic class designation.

The table on page S-7 of this prospectus supplement shows the approximate total credit support provided to each class of the offered certificates, other than the class X certificates, through the subordination of other classes of the series 2007-C3 principal balance certificates. In the case of each class of the offered certificates, exclusive of the class X certificates, the credit support shown in the table on page S-7 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2007-C3 principal balance certificates that are subordinate to the indicated class.

With respect to the floating rate classes of the series 2007-C3 certificates, the foregoing discussion regarding credit support and relative seniority relates to the corresponding REMIC regular interests and the payments thereon. No other class of series 2007-C3 certificates will provide credit support to a floating rate class of series 2007-C3 certificates in connection with a failure by the swap counterparty to make any payments under the related interest rate swap agreement, and no payment from the swap counterparty under the related interest rate swap agreement will be available to offset a loss or shortfall on any class of series 2007-C3 certificates other than the floating rate class of series 2007-C3 certificates related to the subject swap agreement.

The series 2007-C3 REMIC residual certificates will be residual interest certificates and will not provide any credit support to the other series 2007-C3 certificates.

C. Pass-Through Rate	Each class of the series 2007-C3 certificates (other than the series 2007-C3 REMIC residual certificates) and each REMIC regular interest corresponding to a floating rate class of series 2007-C3 certificates will bear interest. The table on page S-7 of this prospectus supplement provides various information regarding the pass-through rate for each interest-bearing class of the series 2007-C3 certificates and each REMIC regular interest corresponding to a floating rate class of series 2007-C3 certificates. Additionally, a more detailed description of the pass-through rate and/or how it will be calculated with respect to each interest-bearing class of the series 2007-C3 certificates and each REMIC regular interest corresponding to a floating rate class of series 2007-C3 certificates is set forth under ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.

D. Weighted Average Life and Principal Window	The weighted average life of any class of series 2007-C3 principal balance certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors. The principal window for any class of series 2007-C3 principal balance certificates is the period during which the holders of those certificates will receive payments of principal. The weighted average life and principal window shown in the table on page S-7 of this prospectus supplement for each class of offered certificates, exclusive of the class X certificates, were calculated based on the following assumptions with respect to each underlying mortgage loan—

•	the related borrower timely makes all payments on the mortgage loan, and

•	the mortgage loan will not otherwise be prepaid prior to stated maturity.

The weighted average life and principal window shown in the table on page S-7 of this prospectus supplement for each class of offered certificates, exclusive of the class X certificates, were further calculated based on the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this prospectus supplement.

E. Ratings	The ratings shown in the table on page S-7 of this prospectus supplement for the offered certificates are those of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc, and Moody’s Investor Service, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-7 of this prospectus supplement.

The ratings assigned to the respective classes of offered certificates will represent the likelihood of—

•	timely receipt by the holders of all interest to which they are entitled on each distribution date, and

•	except in the case of the class X certificates, the ultimate receipt by the holders of all principal to which they are entitled by the applicable rated final distribution date described under ‘‘—Relevant Dates and Periods—Rated Final Distribution Date’’ below.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

Further, the ratings on the respective classes of offered certificates do not represent any assessment of: the tax attributes of the offered certificates; the likelihood, frequency or extent of receipt of principal prepayments; the extent to which interest payable on any class of offered certificates may be reduced in connection with prepayment interest shortfalls; the extent of receipt of prepayment premiums, yield maintenance charges, default interest; or the investors’ anticipated yield to maturity.

See ‘‘Ratings’’ in this prospectus supplement.

Relevant Parties

Issuing Entity	LB Commercial Mortgage Trust 2007-C3 will be the issuing entity for the series 2007-C3 securitization transaction. The issuing entity is sometimes referred to in this prospectus supplement and in the accompanying base prospectus as the ‘‘trust’’ or the ‘‘trust fund.’’ See ‘‘Transaction Participants—The Issuing Entity’’ in this prospectus supplement.

Depositor	We are Structured Asset Securities Corporation II, the depositor of the series 2007-C3 securitization transaction. We are a special purpose Delaware corporation. Our address is 745 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000. See ‘‘Transaction Participants—The Depositor’’ in the accompanying base prospectus and ‘‘Transaction Participants—The Depositor’’ in this prospectus supplement.

Sponsor	Lehman Brothers Holdings Inc. will be the sponsor of the series 2007-C3 securitization transaction. Lehman Brothers Holdings Inc. is our affiliate and an affiliate of Lehman Brothers Inc., one of the underwriters. See ‘‘Transaction Participants—The Sponsor’’ in the accompanying base prospectus and ‘‘Transaction Participants—The Sponsor’’ in this prospectus supplement.

Mortgage Loan Sellers	Lehman Brothers Holdings Inc. will be, and an affiliate of Lehman Brothers Holdings Inc. may also be, a mortgage loan seller for the series 2007-C3 securitization transaction.

Initial Trustee	LaSalle Bank National Association, a national banking association, will act as the initial trustee on behalf of the series 2007-C3 certificateholders. See ‘‘Transaction Participants—The Trustee’’ in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the underlying mortgage loans to the issuing entity, the trustee, on behalf of the series 2007-C3 certificateholders, will become the mortgagee of record under each underlying mortgage loan. The trustee will further be responsible for calculating the amount of principal and interest to be paid to, and making distributions to, the Series 2007-C3 certificateholders as described under ‘‘Transaction Participants—The Trustee’’ and ‘‘Description of the Offered Certificates’’ in this prospectus supplement.

Initial Master Servicer	KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, will act as the initial master servicer with respect to the underlying mortgage loans. See ‘‘Transaction Participants—The Servicers—The Initial Master Servicer’’ in this prospectus supplement.

Initial Special Servicer	Midland Loan Services, Inc., a Delaware corporation, will act as the initial special servicer for the mortgage pool. See ‘‘Transaction Participants—The Servicers—The Initial Special Servicer’’ in this prospectus supplement.

Non-Trust Mortgage Loan Noteholders	Seventeen (17) underlying mortgage loans, representing 41.3% of the initial mortgage pool balance, are each part of a loan combination, as described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement. A loan combination consists of two (2) or more cross-defaulted mortgage loans that are obligations of the same borrower(s) and secured by the same mortgage instrument(s) encumbering the same mortgaged real property or group of mortgaged real properties. However, not all of the mortgage loans comprising any particular loan combination will be transferred to the issuing entity. Any mortgage loan that is part of a loan combination, but is not an asset of the issuing entity, is sometimes referred to in this prospectus supplement as a non-trust mortgage loan. Pursuant to one or more co-lender or similar agreements with respect to each of the foregoing loan combinations, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of non-trust mortgage loans in the subject loan combination (acting together), may be granted various rights and powers with respect to the subject loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘The Series 2007-C3 Pooling and Servicing Agreement—The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders’’ in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees.

Controlling Class of Certificateholders	The holders or beneficial owners of certificates representing a majority interest in a designated controlling class of the series 2007-C3 certificates will have, directly or acting through a designated representative, certain rights and powers under the series 2007-C3 pooling and servicing agreement, as described under ‘‘Risk Factors—The Interests of the Series 2007-C3 Controlling Class Certificateholders May be in Conflict with the Interests of the Offered Certificateholders’’ and ‘‘The Series 2007-C3 Pooling and Servicing Agreement—The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this prospectus supplement.

Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2007-C3 certificateholders will be the holders of a non-offered class of series 2007-C3 certificates.

Swap Counterparty	It is expected that Lehman Brothers Special Financing Inc. will be the counterparty under the interest rate swap agreements relating to the floating rate classes of the series 2007-C3 certificates. The obligations of Lehman Brothers Special Financing Inc. under the interest rate swap agreements will be guaranteed by Lehman Brothers Holdings Inc.

Summary of Transaction Parties

Relevant Dates and Periods

Cut-off Date	Seventeen (17) mortgage loans that we intend to include in the trust, representing 1.3% of the initial mortgage pool balance, were originated after July 11, 2007. Accordingly, references to ‘‘cut-off date’’ in this prospectus supplement mean, individually and collectively:

•	July 11, 2007, in the case of each underlying mortgage loan originated on or before that date; and

•	the related date of origination, in the case of each underlying mortgage loan originated after July 11, 2007.

All payments and collections received on the underlying mortgage loans after that cut-off date, excluding any payments or collections that represent amounts due on or before that cut-off date, will belong to the trust.

Seventeen (17) underlying mortgage loans, representing 1.3% of the initial mortgage pool balance, each has its first due date in September 2007. In each such case, at the time of initial issuance of the series 2007-C3 certificates, the related mortgage loan seller will make a supplemental interest payment to the issuing entity to cover one month’s interest on the cut-off date principal balance of each of those underlying mortgage loans for the August 2007 distribution date. For purposes of calculating distributions on the series 2007-C3 certificates, those supplemental interest payments will be treated as if they were made by the respective borrowers.

Issue Date	The date of initial issuance for the offered certificates will be on or about July 26, 2007.

Distribution Frequency / Distribution Date	Payments on the offered certificates are scheduled to occur monthly, commencing in August 2007. During any given month, the distribution date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

Record Date	The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the series 2007-C3 certificates at the close of business on each record date will be entitled to receive, on the following distribution date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

Collection Period	Amounts available for payment on the offered certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. In general, each collection period—

•	will relate to a particular distribution date,

•	will be approximately one month long,

•	will begin immediately after the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date, and

•	will end on a specified day of the same calendar month in which the related distribution date occurs or, if that specified day is not a business day, then on the immediately following business day.

However, the collection period for any distribution date for any underlying mortgage loan that is part of a loan combination may differ from the collection period with respect to the rest of the mortgage pool for that distribution date. Accordingly, there may be multiple collection periods with respect to each distribution date, such as (a) a collection period with respect to each underlying mortgage loan that is part of a loan combination, and (b) a collection period with respect to the rest of the mortgage pool, which collection periods will not necessarily coincide with each other.

Unless the context clearly indicates otherwise, references in any other portion of this prospectus supplement to ‘‘collection period’’ will mean, individually and collectively, as applicable, all of the foregoing collection periods for the subject distribution date.

Interest Accrual Period	The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the offered certificates for any distribution date will be the period commencing on and including the 11th day of the month preceding the month in which that distribution date occurs and ending on and including the 10th day of the month in which that distribution date occurs. Interest will be calculated with respect to each class of offered certificates assuming that each year consists of twelve 30-day months.

Rated Final Distribution Date	The rated final distribution date for the respective classes of the offered certificates with principal balances is the distribution date in July 2044.

See ‘‘Ratings’’ in this prospectus supplement.

Description of the Offered Certificates

Registration and Denominations	We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X certificates, $250,000 initial notional amount—and in any greater whole dollar denominations.

You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, and they will be registered in the name of Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under ‘‘Description of the Offered Certificates—Registration and Denominations’’ in this prospectus supplement and under ‘‘Description of the Certificates—Book-Entry Registration’’ in the accompanying base prospectus.

Payments

A. General	The trustee will make payments of interest and, except in the case of the class X certificates, principal with respect to the following classes of series 2007-C3 certificates and the following REMIC regular interests, sequentially as follows:

1st	A-1, A-2, A-2FL*, A-3, A-AB, A-4, A-4B, A-4FL*, A-1A and X
2nd	A-M, A-MB, and A-MFL*
3rd	A-J and A-JFL*
4th	B
5th	C
6th	D
7th	E
8th	F
9th	G
10th	H
11th	J
12th	K
13th	L
14th	M
15th	N
16th	P
17th	Q
18th	S
19th	T

*	Refers to REMIC regular interest with the indicated alphabetic or alphanumeric designation, which REMIC regular interest corresponds to a floating rate class of series 2007-C3 certificates with the same designation.

Amounts allocable as interest and principal with respect to the non-trust mortgage loans will not be available to make payments of interest and/or principal with respect to the classes of series 2007-C3 certificates listed in the foregoing table.

The allocation of interest payments among the A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A and X classes and the class A-2FL and A-4FL REMIC regular interests is described under ‘‘—Payments—Payments of Interest’’ below. The series 2007-C3 REMIC residual certificates do not bear interest and do not entitle their respective holders to payments of interest.

The allocation of principal payments among the A-1, A-2, A-3, A-AB, A-4, A-4B and A-1A classes and the class A-2FL and A-4FL REMIC regular interests is described under ‘‘—Payments—Payments of Principal’’ below. The class X certificates and the series 2007-C3 REMIC residual certificates do not have principal balances and do not entitle their respective holders to payments of principal.

Payments with respect to the REMIC regular interest, or under the interest rate swap agreement, corresponding to each floating rate class of the series 2007-C3 certificates will be deposited in a separate sub-account of the trustee’s floating rate account, from which payments will be made to the holders of the subject floating rate class of the series 2007-C3 certificates and/or the swap counterparty.

See ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement.

B. Loan Groups	For purposes of allocating payments on certain classes of the offered certificates and certain REMIC regular interests corresponding to the floating rate classes of the series 2007-C3 certificates, the mortgage pool will be divided into:

•	a loan group 1 consisting of all of the underlying mortgage loans that are generally secured by property types other than multifamily; and

•	a loan group 2 consisting of all of the underlying mortgage loans that are generally secured by multifamily properties.

Loan group 1 will contain a total of 93 underlying mortgage loans that represent 72.3% of the initial mortgage pool balance, and loan group 2 will contain a total of 24 underlying mortgage loans that represent 27.7% of the initial mortgage pool balance. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this prospectus supplement.

As and to the extent described under ‘‘—Payments of Principal’’ and ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and‘‘—Payments—Priority of Payments’’ below in this prospectus supplement, amounts collected with respect to loan group 2 will have a direct effect on distributions to the holders of the class A-1A certificates and amounts collected with respect to loan group 1 will have a direct effect on distributions to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-4B certificates.

C. Payments of Interest	Each class of series 2007-C3 certificates (other than the series 2007-C3 REMIC residual certificates) and each REMIC regular interest corresponding to a floating rate class of series 2007-C3 certificates will bear interest. In each case, that interest will accrue during each applicable interest accrual period based upon—

•	the pass-through rate applicable for the particular class of series 2007-C3 certificates or the particular REMIC regular interest, as the case may be, for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of the particular class of series 2007-C3 certificates or the particular REMIC regular interest, as the case may be, outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months (or, in the case of any particular floating rate class certificates, for so long as the related interest rate swap agreement is in effect and there is no continuing event of default thereunder, based on the actual number of days in the applicable interest accrual period and the assumption that each year consists of 360 days).

Interest payments with respect to the REMIC regular interest corresponding to each floating rate class of series 2007-C3 certificates will be applied to make payments due to the swap counterparty and/or, together with any payments received by the issuing entity under the related interest rate swap agreement, to make payments on the subject floating rate class of series 2007-C3 certificates.

Interest payments with respect to the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A and X certificates and the class A-2FL and A-4FL REMIC regular interests are to be made concurrently:

•	in the case of the class A-1, A-2, A-3, A-AB, A-4 and A-4B certificates and the class A-2FL and A-4FL REMIC regular interests, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2007-C3 certificates and those REMIC regular interests, from available funds attributable to loan group 1;

•	in the case of the class A-1A certificates, from available funds attributable to loan group 2; and

•	in the case of the class X certificates, from available funds attributable to loan group 1 and/or loan group 2;

provided that, if the foregoing would result in a shortfall in the interest payment on any of the classes of series 2007-C3 certificates and/or REMIC regular interests mentioned above in this sentence, then payments of interest will be made on those classes of series 2007-C3 certificates and those REMIC regular interests, on a pro rata basis in accordance with the respective interest entitlements evidenced thereby, from available funds attributable to the entire mortgage pool; and provided, further, that the ‘‘available funds’’ referred to above in this sentence do not include amounts attributable to any non-trust mortgage loan.

The borrowers under the underlying mortgage loans are generally prohibited from making whole or partial voluntary prepayments that are not accompanied by a full month’s interest on the prepayment. If, however, a whole or partial voluntary prepayment—or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment—on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this prospectus supplement, the resulting shortfall, less—

•	the amount of the master servicing fee that would have been payable from that uncollected interest, and

•	in the case of a voluntary prepayment on a non-specially serviced mortgage loan, the applicable portion of the payment made by the master servicer (if any) to cover prepayment interest shortfalls resulting from the voluntary prepayments on non-specially serviced mortgage loans during the related collection period, will generally be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2007-C3 certificates (or, in the case of a floating rate class of series 2007-C3 certificates, payable to the applicable sub-account of the trustee’s floating rate account with respect to the corresponding REMIC regular interest), including the offered certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes (or, in the case of the floating rate classes of series 2007-C3 certificates, on the corresponding REMIC regular interests) during the corresponding interest accrual period.

On each distribution date, subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

See ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ and ‘‘—Payments—Priority of Payments’’ in this prospectus supplement.

D. Payments of Principal	Subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, the holders of each class of offered certificates, other than the class X certificates, will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

The total payments of principal to be made on the various classes of series 2007-C3 principal balance certificates (in the case of the respective floating rate classes of the series 2007-C3 certificates, through the corresponding REMIC regular interests) on any distribution date will, in general, be a function of—

•	the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

However, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise available for distribution, prior to being deemed reimbursed out of payments and other collections of interest otherwise available for distribution. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (i.e., loan group 1 or loan group 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

The trustee is required to make payments of principal to the holders of the various classes of the series 2007-C3 principal balance certificates (in the case of a floating rate class of series 2007-C3 certificates, through the corresponding REMIC regular interest), in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in loan group 1 or underlying mortgage loans in loan group 2.

On any distribution date, following the payment of interest with respect to the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A and X certificates and the class A-2FL and A-4FL REMIC regular interests, subject to the discussion under ‘‘—Payments—Amortization, Liquidation and Payment Triggers’’ below, the trustee will apply any remaining available funds to payments of principal with respect to the following classes of series 2007-C3 principal balance certificates (in the case of a floating rate class of series 2007-C3 certificates, through the corresponding REMIC regular interest) in the following order and amounts:

•	first, with respect to the class A-1A certificates, up to the lesser of (a) that portion of the total distributable principal for the applicable distribution date attributable to loan group 2 and (b) the remaining total principal balance of that class;

•	second, with respect to the class A-AB certificates up to the lesser of (a) the remaining portion of the total distributable principal for the applicable distribution date with respect to the entire mortgage pool and (b) the amount necessary to reduce the total principal balance of that class to the scheduled total principal balance for that class set forth on Annex E to this prospectus supplement; and

•	then, with respect to (1) the class A-1 certificates, (2) the class A-2 and A-2FL certificates, on a pro rata basis in accordance with their respective total principal balances, (3) the class A-3 certificates, (4) the class A-AB certificates, (5) the class A-4, A-4B and A-4FL certificates, on a pro rata basis in accordance with their respective total principal balances, and (6) the class A-1A certificates, in that order, in the case of each of clauses (1) through (6) of this bullet up to the lesser of (a) the then remaining portion of the total distributable principal for the applicable distribution date with respect to the entire mortgage pool and (b) the remaining total principal balance of the subject class(es);

No payments of principal will be made with respect to the class A-M, A-MB or A-MFL certificates until the class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4B, A-4FL and A-1A certificates are retired. Thereafter, subject to available funds, payments of principal will be made with respect to the class A-M, A-MB and A-MFL certificates (in the case of the class A-MFL certificates, through the class A-MFL REMIC regular interest), on a pro rata basis in accordance with their respective total principal balances.

No payments of principal will be made with respect to the class A-J or A-JFL certificates until the class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4B, A-4FL, A-1A, A-M, A-MB and A-MFL certificates are retired. Thereafter, subject to available funds, payments of principal will be made with respect to the class A-J and A-JFL certificates (in the case of the class A-JFL certificates, through the class A-JFL REMIC regular interest), on a pro rata basis in accordance with their respective total principal balances.

No payments of principal will be made with respect to the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates until, in the case of each such class: (a) the class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4B, A-4FL, A-1A, A-M, A-MB, A-MFL, A-J and A-JFL certificates are retired; and (b) each other such class, if any, with an earlier alphabetical class designation is retired.

In the case of each of the floating rate classes of series 2007-C3 certificates, any payments of principal will first be made with respect to the corresponding REMIC regular interest, after which any corresponding payments of principal will be made to the holders of that floating rate class of series 2007-C3 certificates.

The total payments of principal to be made on the various classes of series 2007-C3 principal balance certificates (in the case of the respective floating rate classes of the series 2007-C3 certificates, through the corresponding REMIC regular interests) on any distribution date will, in general, be a function of—

•	the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

However, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise available for distribution, prior to being deemed reimbursed out of payments and other collections of interest otherwise on the series 2007-C3 certificates available for distribution. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (i.e., loan group 1 or loan group 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

The class X certificates and the series 2007-C3 REMIC residual certificates do not have principal balances and do not entitle their holders to payments of principal.

See ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ in this prospectus supplement.

E. Amortization, Liquidation and Payment Triggers	Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total principal balance of the class A-M, A-MB, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates may be reduced to zero at a time when the class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4B, A-4FL and A-1A certificates, or any two or more classes of those certificates, remain outstanding. Under those circumstances, and in any event on the final distribution date, any payments of principal on the outstanding class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4B, A-4FL and A-1A certificates will be made among those classes of series 2007-C3 certificates (in the case of the respective floating rate classes of the series 2007-C3 certificates, through the corresponding REMIC regular interests) on a pro rata basis in accordance with their respective total principal balances.

Also, specified parties may terminate the trust when the mortgage pool balance is reduced to less than approximately 1.0% of the initial total principal balance of the series 2007-C3 principal balance certificates, as described under ‘‘—Optional Termination’’ below.

F. Payments of Prepayment Premiums and Yield Maintenance Charges	If any prepayment premium or yield maintenance charge is collected on any of the underlying mortgage loans, then the trustee will pay that amount, net of any liquidation fee or workout fee payable in connection with the receipt thereof, in the proportions described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement, to—

•	the holders of the class X certificates;

•	the holders of any of the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, A-M, A-MB, A-J, B, C, D, E, F, G, H, J and/or K certificates that are then entitled to receive any principal payments with respect to the loan group that includes the prepaid mortgage loan; and/or

•	to the applicable sub-account of the trustee’s floating rate account in respect of any REMIC regular interest corresponding to a floating rate class of series of 2007-C3 certificates entitled to receive any principal payments with respect to the loan group that includes the prepaid mortgage loan.

For so long as the related interest rate swap agreement is in effect and there is no continuing event of default thereunder, prepayment premiums and/or yield maintenance charges allocable to the REMIC regular interest corresponding to a floating rate class of series 2007-C3 certificates will be paid to the swap counterparty. Otherwise, they will be paid to the holders of those series 2007-C3 certificates.

Fees and Expenses	The amounts available for distribution on the series 2007-C3 certificates on any distribution date will generally be net of the following amounts:

Type / Recipient (1)	Amount	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, an interest strip that accrues at the related master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan. (2)	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period.	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account and in any loan combination-specific custodial account.	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers.	Monthly
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan and non-trust mortgage loan that is being specially serviced or as to which the related mortgaged real property has become an REO property, an amount that, for any one-month period, will equal one-twelfth of the product of the annual special servicing fee rate, multiplied by the same principal amount on which interest accrues or is deemed to accrue from time to time on such mortgage loan. (3)	Monthly
Workout Fee / Special Servicer	With respect to each underlying mortgage loan and non-trust mortgage loan that has been and continues to be worked out, the workout fee rate of 1.0% multiplied by each collection of interest (other than default interest), principal and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.	Time to time

Type / Recipient (1)	Amount	Frequency
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan or REO property as to which the special servicer obtains any liquidation proceeds, with limited exceptions, an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest).	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO account.	Monthly
Additional Servicing Compensation / Master Servicer and/or Special Servicer(4)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees, defeasance fees and similar fees actually collected on the underlying mortgage loans and the non-trust mortgage loans.	Monthly
	Late payment charges and default interest collected on any mortgage loan, but only to the extent such late payment charges and default interest are not otherwise applied to cover (i) interest on advances or (ii) additional trust fund expenses (exclusive of special servicing fees, liquidation fees and workout fees) with respect to the subject mortgage loan or mortgaged real property, which items either are then currently payable or were previously paid from collections on the mortgage pool and not previously reimbursed.	Time to time
Trustee Fee / Trustee	With respect to each and every underlying mortgage loan, an interest strip that accrues at the trustee fee rate on the stated principal balance of that mortgage loan from time to time. (5)	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account.	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances. (6)(7)	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding servicing advance. (7)(8)	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances. (6)	Time to Time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding P&I advance. (7) (8)	Time to time

Type / Recipient (1)	Amount	Frequency
Indemnification Expenses / Depositor, Master Servicer, Special Servicer or Trustee and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the series 2007-C3 pooling and servicing agreement. (9)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and be reimbursed for the same expenses of the master servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the series 2007-C3 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.
(2)	The master servicing fee rate payable under the series 2007-C3 pooling and servicing agreement for each underlying mortgage loan will range, on a loan-by-loan basis, from 0.02% per annum to 0.50% per annum.
(3)	The special servicing fee rate for each underlying mortgage loan will equal 0.25% per annum.
(4)	Allocable between the master servicer and the special servicer as provided in the series 2007-C3 pooling and servicing agreement.
(5)	The trustee fee rate will equal 0.00047% per annum.
(6)	Reimbursable out of collections on the related underlying mortgage loan, except that advances that are determined not to be recoverable out of related collections will, in general, be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.
(7)	In the case of a loan combination serviced under the series 2007-C3 pooling and servicing agreement, payable first out of collections thereon.
(8)	In general, payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool.
(9)	Payable out of general collections on the mortgage pool. In general, none of the above specified persons is entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2007-C3 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2007-C3 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2007-C3 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2007-C3 pooling and servicing agreement, or allocable overhead.

The foregoing fees and expenses will generally be payable prior to distribution on the series 2007-C3 certificates. Further information with respect to the foregoing fees and expenses, as well as additional expenses of the trust, including information regarding the general purpose of and the source of payment for those fees and expenses, is set forth under ‘‘Description of the Offered Certificates—Fees and Expenses’’ in this prospectus supplement.

Reductions of Certificate Principal Balances in Connection with Losses on the Underlying Mortgage Loans and Default-Related and Other Unanticipated Expenses	Because of losses on the underlying mortgage loans—including, for this purpose, advances that are reimbursed out of general collections on the mortgage pool because collections on the related underlying mortgage loan are determined to be insufficient to make such reimbursement—and/or default-related and other unanticipated expenses of the issuing entity, the total principal balance of the mortgage pool, net of outstanding advances of principal, may fall below the total principal balance of the series 2007-C3 principal balance certificates. If and to the extent that those losses on the underlying mortgage loans and/or expenses of the issuing entity cause such a deficit to exist following the payments made on the series 2007-C3 certificates on any distribution date, the total principal balances of the following classes of series 2007-C3 principal balance certificates and REMIC regular interests will be sequentially reduced, in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J and A-JFL*, pro rata by total principal balance
18th	A-M, A-MB and A-MFL*, pro rata by total principal balance
19th	A-1, A-2, A-2FL*, A-3, A-AB, A-4, A-4B, A-4FL* and A-1A, pro rata by total principal balance

*	Refers to REMIC regular interest with that designation, which REMIC regular interest corresponds to a floating rate class of series 2007-C3 certificates with the same designation.

Although losses on the underlying mortgage loans, extraordinary expenses and available funds shortfalls will not be directly allocated to any of the floating rate classes of series 2007-C3 certificates, such losses, expenses and shortfalls may be allocated to the corresponding REMIC regular interest in reduction of the total principal balance of the applicable REMIC regular interest and the amount of its interest entitlement, respectively. Any decrease in the total principal balance of the REMIC regular interest corresponding to any floating rate class of series 2007-C3 certificates will result in a corresponding decrease in the total principal balance of the subject class of series 2007-C3 certificates, and any interest shortfalls suffered by the REMIC regular interest corresponding to any floating rate class of series 2007-C3 certificates (for whatever reason) will reduce the amount of interest distributed on the subject class of series 2007-C3 certificates.

See ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

Reports to Certificateholders	On each distribution date, the trustee will provide or make available to the registered holders of the series 2007-C3 certificates a monthly report substantially in the form of Annex D to this prospectus supplement. The trustee’s report will detail, among other things, the payments made to the series 2007-C3 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

Upon reasonable prior notice, you may also review at the trustee’s offices during normal business hours a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans.

See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

Optional Termination	Specified parties to the transaction may terminate the trust by purchasing all of the mortgage loans and any foreclosure properties held by the trust, but only when the total principal balance of the mortgage pool, net of outstanding advances of principal, is less than 1.0% of the initial total principal balance of the series 2007-C3 principal balance certificates.

In addition, following the date on which the total principal balances of the class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4B, A-4FL, A-1A, A-M, A-MB, A-MFL, A-J, A-JFL, B, C, D, E, F and G certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2007-C3 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2007-C3 pooling and servicing agreement, in connection with an exchange of all the remaining series 2007-C3 certificates for all the mortgage loans and foreclosure properties remaining in the trust fund at the time of exchange.

See ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement.

The Underlying Mortgage Loans and the Mortgaged Real Properties

General	In this section, ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties,’’ we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

•	‘‘Risk Factors;’’

•	‘‘Description of the Mortgage Pool;’’

•	Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans;

•	Annex A-2—Certain Characteristics of the Mortgage Pool;

•	Annex A-3—Certain Characteristics of Loan Group 1;

•	Annex A-4—Certain Characteristics of Loan Group 2;

•	Annex A-5—Certain Monetary Terms of the Underlying Mortgage Loans;

•	Annex A-6—Certain Information Regarding Reserves; and

•	Annex B—Certain Information Regarding Multifamily Properties.

For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2007-C3 certificates will be divided into a loan group 1 and a loan group 2.

Loan group 1 will consist of all of the underlying mortgage loans that are secured by property types other than multifamily. Loan group 1 will consist of 93 mortgage loans, with an initial loan group 1 balance of $2,339,176,673, representing approximately 72.3% of the initial mortgage pool balance.

Loan group 2 will consist of all of the underlying mortgage loans that are secured by multifamily properties. Loan group 2 will consist of 24 mortgage loans, with an initial loan group 2 balance of $894,617,500, representing approximately 27.7% of the initial mortgage pool balance. See Annex B—Certain Information Regarding Multifamily Properties.

When reviewing the information that we have included in this prospectus supplement, including the Annexes hereto, with respect to the mortgage loans that are to back the offered certificates, please note that—

•	All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

•	References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the underlying mortgage loans, references to the initial loan group 1 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group 1 and references to the initial loan group 2 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group 2. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans on Annex A-1 to this prospectus supplement.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances.

•	When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group 1 balance or the initial loan group 2 balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances.

•	With respect to each of the underlying mortgage loans that are part of a loan combination, unless the context clearly indicates otherwise, certain statistical information—in particular, information relating to debt service coverage ratios, loan-to-value ratios and loan amount per square foot or other unit of measurement—in this prospectus supplement is calculated without regard to the corresponding subordinate non-trust mortgage loan(s) in the subject loan combination. See ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement.

•	If any of the underlying mortgage loans is secured by multiple real properties, then a portion of the subject mortgage loan has been allocated to each of those properties for purposes of presenting certain statistical information in this prospectus supplement.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group 1 or loan group 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group 1 and loan group 2. The general characteristics of each such loan group should also be analyzed when making an investment decision. See ‘‘—Additional Statistical Information’’ below.

•	Whenever we refer to a particular mortgaged real property, or mortgage loan, by name, unless the particular term is otherwise specifically defined, we mean the mortgaged real property, or the mortgage loan secured by the mortgaged real property, identified by that name on Annex A-1 to this prospectus supplement.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

It has been confirmed to us by S&P and/or Moody’s that ten (10) of the mortgage loans that we intend to include in the trust, representing 37.1% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. Three (3) of those mortgage loans are described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement.

Loan Combinations	Seventeen (17) underlying mortgage loans, representing 41.3% of the initial mortgage pool balance, are, in each case, part of a loan combination comprised of two (2) or more cross-defaulted mortgage loans that are all (a) obligations of the same borrower(s) and (b) secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. However, not all of the mortgage loans comprising any particular loan combination will be included in the trust. Any mortgage loan that is part of a loan combination, but is not included in the trust, is sometimes referred to in this prospectus supplement as a non-trust mortgage loan.

The following underlying mortgage loans are each part of a loan combination:

Mortgaged Property Name (as identified on Annex A-1 to this Prospectus Supplement)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance of Related Pari Passu Non-Trust Loan(s)(1)	Original Principal Balance of Related Subordinate Non-Trust Loan(s)(2)
237 Park Avenue	$419,600,000	13.0%	N/A	$255,400,000
Rosslyn Portfolio	$310,000,000	9.6%	N/A	$257,675,000
Monarch Coast	$79,500,000	2.5%	N/A	$7,000,000
Frost Bank Tower	$61,300,000	1.9%	N/A	$88,700,000
Vintage Woods	$58,500,000	1.8%	N/A	$5,000,000
One Congress Plaza	$57,000,000	1.8%	N/A	$71,000,000
One American Center	$50,900,000	1.6%	N/A	$69,100,000
Capistrano Pointe	$48,500,000	1.5%	N/A	$4,000,000
Villa Tierra	$43,200,000	1.3%	N/A	$3,500,000
San Jacinto Center	$43,000,000	1.3%	N/A	$58,000,000
Vineyards	$40,900,000	1.3%	N/A	$3,500,000
Trabuco Highlands	$32,300,000	1.0%	N/A	$2,500,000
Autumn Chase	$29,100,000	0.9%	N/A	$2,500,000
SBS Tower	$29,000,000	0.9%	N/A	$7,000,000
International Residence	$23,300,000	0.7%	N/A	$5,000,000
Walgreens Eastpointe	$5,744,000	0.2%	N/A	$359,000
FedEx Boise	$4,870,000	0.2%	N/A	$305,500

(1)	Reflects pari passu non-trust mortgage loans that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the subject loan combination.
(2)	Reflects subordinate non-trust mortgage loans that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a sequentially subordinate, but pro rata, basis with the related underlying mortgage loan, any related pari passu non-trust mortgage loan(s) and, in certain cases, another related subordinate non-trust mortgage loan, in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payments of principal and interest, only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the related underlying mortgage loan, any related pari passu non-trust mortgage loan(s) and, in certain cases, another related subordinate non-trust mortgage loan, in the subject loan combination.

For a more detailed description of the priority of payments among the mortgage loans comprising each loan combination, see ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement.

Each of the loan combinations will be serviced under the series 2007-C3 pooling and servicing agreement by the master servicer and the special servicer thereunder.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘The Series 2007-C3 Pooling and Servicing Agreement—The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders’’ in this prospectus supplement for a description of certain rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees. See also ‘‘Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this prospectus supplement.

Acquisition of Mortgage Loans	On or prior to the date of initial issuance of the offered certificates, we will acquire the mortgage loans from Lehman Brothers Holdings Inc. and/or an affiliate thereof and will transfer the mortgage loans to the trust. Following the date of initial issuance of the series 2007-C3 certificates, no party will have the ability to add mortgage loans to the trust fund.

Payment and Other Terms	Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest. Repayment of each of the mortgage loans that we intend to include in the trust is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the definition of ‘‘Permitted Encumbrances’’ in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

Each of the mortgage loans that we intend to include in the trust currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. The mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan, except with respect to (i) the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Bethany Colorado Portfolio, which mortgage loan provides for a one-time step-up in rate and then a subsequent one-time step-down in rate, (ii) the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westshore Cove, which mortgage loan provides for four step-ups in rate over the term of the mortgage loan and (iii) the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sunset Village Apartments, which mortgage loan provides for a one-time step-up in rate and then a subsequent one-time step-down in rate. None of the underlying mortgage loans provides for negative amortization or the deferral of interest payments.

Subject, in some cases, to a next business day convention—

•	one hundred sixteen (116) of the mortgage loans that we intend to include in the trust, representing 99.8% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the eleventh day of each month; and

•	one (1) of the mortgage loans that we intend to include in the trust, representing 0.2% of the initial mortgage pool balance, provides for scheduled payments of principal and/or interest to be due on the first day of each month.

All of the mortgage loans that we intend to include in the trust are balloon mortgage loans, which provide for:

•	either (a) amortization schedules that (i) are significantly longer than their respective remaining terms to stated maturity and (ii) in some cases, begin following the end of an initial interest-only period or (b) no amortization prior to stated maturity; and

•	a substantial balloon payment of principal on each of their respective maturity dates.

Fifty-five (55) of the underlying mortgage loans, representing 83.1% of the initial mortgage pool balance, of which 39 mortgage loans are in loan group 1, representing 83.0% of the initial loan group 1 balance, and 16 mortgage loans are in loan group 2, representing 83.3% of the initial loan group 2 balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 52 of the underlying mortgage loans, representing 15.4% of the initial mortgage pool balance, of which 44 mortgage loans are in loan group 1, representing 14.9% of the initial loan group 1 balance, and eight (8) mortgage loans are in loan group 2, representing 16.7% of the initial loan group 2 balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the related stated maturity date.

Delinquency/Loss Information	Except as described in the next paragraph, none of the mortgage loans that we intend to include in the trust were as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment, and there has been no forgiveness of interest or principal with respect to any of the mortgage loans that we intend to include in the trust.

Prepayment Provisions	All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary prepayments are still prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance; and/or

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Advances of Delinquent Monthly Debt Service Payments	Except as described below in this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due or assumed due on the underlying mortgage loans, in each case net of related master servicing fees and workout fees. In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for that advance, together with interest at a published prime rate.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it or the special servicer determines will not be recoverable from proceeds of the related underlying mortgage loan.

Neither the master servicer nor the trustee will be required to make any advance of delinquent debt service payments with respect to any non-trust mortgage loan included in any of the loan combinations described in this prospectus supplement.

If there occurs or exists any of various specified adverse events or circumstances with respect to any underlying mortgage loan or the mortgaged real property for that mortgage loan, then a new appraisal—or, in cases involving underlying mortgage loans or mortgaged real properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property—must be obtained or conducted. If, based on that appraisal or other valuation, subject to the discussion below regarding underlying mortgage loans that are part of loan combinations, it is determined that—

•	the principal balance of, and other delinquent amounts due under, the subject underlying mortgage loan, exceed

•	an amount equal to—

1.	90% of the new appraised or estimated value of that real property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information, minus

2.	the amount of any obligations secured by liens on the property, which liens are prior to the lien of the mortgage loan, plus

3.	certain escrows and reserves and any letters of credit constituting additional security for the mortgage loan,

then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in generally the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Appraisal reduction amounts will not affect the principal portion of P&I advances.

The calculation of any appraisal reduction amount, as described above under this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ section, in respect of any underlying mortgage loan that is part of a loan combination will, in each case, take into account all of the mortgage loans comprising the related loan combination. The applicable servicer will determine whether an appraisal reduction amount exists with respect to the entire subject loan combination based on a calculation that generally treats the subject loan combination as if it was a single underlying mortgage loan. Any resulting appraisal reduction amount will be allocated among the mortgage loans in a loan combination, in general, first, to the related non-trust mortgage loan(s) that are subordinate and, then, to the related underlying mortgage loan, as described in the definition of ‘‘Appraisal Reduction Amount’’ in the Glossary to this prospectus supplement. The amount of advances of interest on any of the underlying mortgage loans that are part of a loan combination will reflect any appraisal reduction amount allocable thereto.

See ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Required Appraisals’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in this prospectus supplement. See also ‘‘Description of the Governing Documents— Advances’’ in the accompanying base prospectus.

Removal of Underlying Mortgage Loans

A. Repurchase Due to Breach of Representation or Warranty	As of the date of initial issuance of the offered certificates, and subject to certain exceptions, we will make with respect to each underlying mortgage loan, the representations and warranties generally described under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this prospectus supplement. If there exists a material uncured breach of any of those representations and warranties, or if there exists a material uncured document omission with respect to any underlying mortgage loan, as discussed under ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ below in this prospectus supplement, then we may be required, under certain circumstances, to repurchase the affected mortgage loan at a price generally equal to the sum of (a) the unpaid principal balance of that mortgage loan at the time of purchase, (b) all unpaid interest, other than default interest, due with respect to that mortgage loan through the due date in the collection period of purchase, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made with respect to that mortgage loan, and (e) certain other amounts payable under the series 2007-C3 pooling and servicing agreement.

Notwithstanding the foregoing, the obligation to repurchase an underlying mortgage loan only arises if we are unable to cure the subject material breach or material document defect, as the case may be, and we do not exercise the option to instead pay an amount equal to the loss of value directly attributed to such material breach or material document omission (which amount may not cover the amount of actual losses and expenses incurred by the trust). The foregoing obligation to cure, pay loss of value or repurchase is further contingent on (i) our being notified of the subject missing document or breach and (ii) either (a) our agreeing that, or (b) an arbitration panel making a binding determination that, a material breach or a material document omission, as the case may be, exists.

See ‘‘Description of the Mortgage Pool—Representations and Warranties,’’ ‘‘—Assignment of the Underlying Mortgage Loans’’ and ‘‘—Cures and Repurchases’’ in this prospectus supplement.

B. Fair Value Option	Any single certificateholder or group of certificateholders with a majority interest in the series 2007-C3 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, at a price generally equal to the sum of (a) the outstanding principal balance of that mortgage loan, (b) all accrued and unpaid interest on that mortgage loan, other than default interest, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and (e) any other amounts payable under the series 2007-C3 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. See ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Fair Value Option’’ in this prospectus supplement.

C. Other Purchase Options	The following third parties or their designees will have the option to purchase one or more underlying mortgage loans out of the trust, generally after such mortgage loan has become a specially serviced mortgage loan or otherwise satisfied the requisite default criteria:

•	with respect to each underlying mortgage loan that is part of a loan combination, pursuant to a related co-lender or similar agreement, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of non-trust mortgage loans in the subject loan combination (acting together), may be granted the right to purchase the subject underlying mortgage loan, in each case under the circumstances described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement; and

•	a mezzanine lender with respect to the borrower under an underlying mortgage loan may be entitled to purchase that mortgage loan from the trust fund upon the occurrence of a default thereunder or upon the transfer thereof to special servicing, pursuant to a purchase right as set forth in the related intercreditor agreement (see, for example, the discussion regarding several underlying mortgage loans with related mezzanine loans under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement).

Additional Statistical Information

A. General Characteristics	The mortgage pool, loan group 1 and loan group 2 will have the following general characteristics as of the cut-off date:

	Mortgage Pool	Loan Group 1	Loan Group 2
Total cut-off date principal balance	$3,233,794,173	$2,339,176,673	$894,617,500
Number of mortgage loans	117	93	24
Number of mortgaged real properties	132	99	33
Maximum cut-off date principal balance	$419,600,000	$419,600,000	$164,500,000
Minimum cut-off date principal balance	$1,010,000	$1,010,000	$6,200,000
Average cut-off date principal balance	$27,639,266	$25,152,437	$37,275,729
Maximum mortgage interest rate	6.8800%	6.8800%	6.5900%
Minimum mortgage interest rate	5.2100%	5.2100%	5.4968%
Weighted average mortgage interest rate	5.9801%	6.0546%	5.7854%
Maximum original term to maturity	180 months	180 months	120 months
Minimum original term to maturity	60 months	60 months	60 months
Weighted average original term to maturity	106 months	109 months	96 months
Maximum remaining term to maturity	180 months	180 months	119 months
Minimum remaining term to maturity	51 months	56 months	51 months
Weighted average remaining term to maturity	104 months	108 months	94 months
Weighted average underwritten debt service coverage ratio	1.45x	1.58x	1.13x
Weighted average cut-off date underwritten debt service coverage ratio	1.48x	1.61x	1.17x
Weighted average cut-off date loan-to-value ratio	57.8%	52.4%	72.1%

In reviewing the foregoing table, please note that:

•	The initial mortgage pool balance is subject to a permitted variance of plus or minus 5%. The initial loan group 1 balance and/or the initial loan group 2 balance will vary with any change in the initial mortgage pool balance.

•	Except as described below in the second succeeding bullet, the underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that underlying mortgage loan on the first due date following the cut-off date or, if that mortgage loan is currently in an interest-only period that ends prior to maturity, on the first due date after the commencement of the scheduled amortization.

•	Except as described in the following bullet, the cut-off date loan-to-value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance, divided by the estimated value of the related mortgaged real property as set forth in a related third-party appraisal dated as specified on Annex A-1 to this prospectus supplement.

•	The exceptions to the foregoing calculations of underwritten debt service coverage ratio and cut-off date loan-to-value ratio are as follows:

(1)	in the case of an underlying mortgage loan that provides for payments of interest only until the related stated maturity date, the calculation of underwritten debt service coverage ratio is based upon the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date; and

(2)	in the case of an underlying mortgage loan that is part of a loan combination (as set forth under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement), the underwritten debt service coverage ratio and the cut-off date loan-to-value ratio are, in general, each calculated without regard to any non-trust mortgage loan in the subject loan combination that is subordinate to the related underlying mortgage loan in such loan combination.

•	Cut-off date underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten debt service coverage ratio for that mortgage loan, calculated as described above, except that for any mortgage loan that provides for payments of interest only for a specified period ending prior to the related maturity date, the cut-off date underwritten debt service coverage ratio is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the sum of the actual interest-only payments (calculated in accordance with the related loan documents) that would accrue in respect of that underlying mortgage loan during the 12-month period following the cut-off date based on the related cut-off date principal balance and mortgage interest rate.

•	In the case of many of the mortgage loans that we intend to include in the trust, the calculation of underwritten annual net cash flow for the related mortgaged real property or properties—which is, in turn, used in the calculation of underwritten debt service coverage ratios—was based on certain assumptions regarding projected rental income and/or occupancy, as described under the definitions of Net Cash Flow, Occupancy Percentage and Underwritten Debt Service Coverage Ratio, respectively, in the Glossary to this prospectus supplement.

B. Geographic Concentration	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated jurisdictions:

Jurisdiction	Number of Properties	% of Initial Mortgage Pool Balance
New York	6	19.9%
Texas	23	16.3%
California	9	11.9%
Virginia	6	9.9%
Florida	16	9.3%
New Jersey	21	5.7%
Arizona	8	5.2%
Massachusetts	2	5.2%

The remaining mortgaged real properties with respect to the mortgage pool are located throughout 20 other states and the District of Columbia. No more than 3.0% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions.

C. Property Types	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties predominantly operated for each indicated purpose:

Property Type	Number of Properties	% of Initial Mortgage Pool Balance
Office	35	57.5%
Multifamily	33	27.7%
Retail	49	10.7%
Unanchored Retail	32	4.4%
Anchored Retail	16	3.4%
Regional Mall	1	2.8%
Industrial/Warehouse	8	2.2%
Hotel	3	0.8%
Mixed Use	1	0.7%
Self Storage	3	0.4%

D. Encumbered Interests	The table below shows the number of mortgage loans and the percentage of the initial mortgage pool balance represented thereby, that are secured by mortgaged real properties for which the whole or predominant encumbered interest is as indicated:

Encumbered Interest in the Mortgaged Real Property	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Fee Simple	112	94.4%
Fee Simple/Leasehold	3	3.6%
Leasehold	2	2.0%

It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as ‘‘fee simple’’ in the chart above.

E. Significant Underlying Mortgage Loans	The ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust collectively represent 53.6% of the initial mortgage pool balance. For a discussion of those ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement.

Legal and Investment Considerations

Federal Income Tax Consequences	The trustee or its agent will make elections to treat designated portions of the assets of the trust as one or more real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

The offered certificates will be treated as regular interests in a REMIC. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust(s) referred to above.

For federal income tax reporting purposes, the Class A-4B, Class A-MB, Class E, Class F and Class X Certificates will be issued with more than a de minimis amount of original issue discount, the Class A-J, Class B, Class C and Class D Certificates will be issued with a de minimis amount of original issue discount, and the other classes of offered certificates will not be issued with original issue discount. Certain classes of the offered certificates may, in some cases, be treated as having been issued at a premium. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment. When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2007-C3 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the trust will be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see ‘‘Federal Income Tax Consequences’’ in each of this prospectus supplement and the accompanying base prospectus.

ERISA	We anticipate that, subject to satisfaction of the conditions referred to under ‘‘ERISA Considerations’’ in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to—

•	Title I of the Employee Retirement Income Security Act of 1974, as amended, or

•	section 4975 of the Internal Revenue Code of 1986, as amended,

will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See ‘‘ERISA Considerations’’ in this prospectus supplement and in the accompanying base prospectus.

Legal Investment	The offered certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See, however, ‘‘Legal Investment’’ in this prospectus supplement and in the accompanying base prospectus.

Investment Considerations	The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans may affect the yield to maturity on your offered certificates. In the case of any offered certificate purchased at a discount from its principal balance, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificate purchased at a premium from its principal balance, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

In addition, if you are contemplating the purchase of class X certificates, you should be aware that—

•	the yield to maturity on the class X certificates will be highly sensitive to the rate and timing of any principal prepayments and/or other early liquidations of the underlying mortgage loans;

•	a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield with respect to the class X certificates, and

•	an extremely rapid rate of prepayments and/or other liquidations of the underlying mortgage loans could result in a complete or partial loss of your initial investment with respect to the class X certificates.

The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage interest rates.

In addition, the pass-through rate for, and yield on, the class X certificates will vary with changes in the relative sizes of the respective components that make up the total notional amount of the subject class, with each of those components consisting of the total principal balance of a specified class of series 2007-C3 principal balance certificates.

Holders of the class A-1, A-2, A-3, A-AB, A-4 and A-4B certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2 and, only after the retirement of the class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4B and A-4FL certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1.

See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement and in the accompanying base prospectus.

RISK FACTORS

The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.

You should consider the following factors, as well as those set forth under ‘‘Risk Factors’’ in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The ‘‘Risk Factors’’ section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

The Class A-M, A-MB, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB, A-4, A-4B and A-1A Certificates

If you purchase class A-M, A-MB, A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series 2007-C3 certificates, including the A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A and X classes, and to some or all of the REMIC regular interests corresponding to the floating rate classes of the series 2007-C3 certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2007-C3 certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the series 2007-C3 certificates (or, in the case of the floating rate classes of the series 2007-C3 certificates, of the respective corresponding REMIC regular interests),

•	the order in which the principal balances of the respective classes of the series 2007-C3 principal balance certificates (or, in the case of the floating rate classes of the series 2007-C3 certificates, of the respective corresponding REMIC regular interests) will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the trust.

See ‘‘Description of the Mortgage Pool’’ and ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,’’ ‘‘—Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates’’ and ‘‘—Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses’’ in the accompanying base prospectus.

The Offered Certificates Have Uncertain Yields to Maturity

The yields on your offered certificates will depend on—

•	the price you paid for your offered certificates, and

•	the rate, timing and amount of payments on your offered certificates.

The rate, timing and amount of payments on your offered certificates will depend on:

(a)	the pass-through rate for, and other payment terms of, your offered certificates;

(b)	the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(c)	the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(d)	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

(e)	the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

(f)	servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

In general, the factors described in clauses (a) through (f) of the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB, A-4 and A-4B certificates should be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group 1. Until the class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4B and A-4FL certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group 2.

See ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2007-C3 Pooling and Servicing Agreement,’’ ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ and ‘‘Yield and Maturity Considerations’’ in this prospectus supplement. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ and ‘‘Yield and Maturity Considerations’’ in the accompanying base prospectus.

The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated

If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

Holders of the class A-1, A-2, A-3, A-AB, A-4 and A-4B certificates will be affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2 and, only after the retirement of the class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4B and A-4FL certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1.

If you purchase a class X certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. A payment of principal in reduction of the total principal balance of any class of series 2007-C3 principal balance certificates will result in a reduction of the total notional amount of the class X certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by—

•	the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement,

•	the sale of defaulted underlying mortgage loans out of the trust in accordance with a fair value or other purchase option, and

•	the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement.

Prior to investing in the class X certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class X certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. For example, a federal district court in Illinois in September 2006 held that, under Illinois law, the subject ‘‘yield maintenance’’ premium due in connection with a voluntary prepayment of a commercial mortgage loan was an unenforceable penalty. The decision is currently on appeal to the US Court of Appeals for the Seventh Circuit. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

The yield on offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rate for, and yield on, the class X certificates will vary with changes in the relative sizes of the respective components that make up the total notional amount of the subject class, with each of those components consisting of the total principal balance of a specified class of series 2007-C3 principal balance certificates.

The Interests of the Series 2007-C3 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders

The holders or beneficial owners of series 2007-C3 certificates representing a majority interest in the controlling class of series 2007-C3 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under ‘‘The Series 2007-C3 Pooling and Servicing Agreement—The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders’’ in this prospectus supplement; and (b) replace the special servicer under the series 2007-C3 pooling and servicing agreement, as and to the extent and subject to satisfaction of the conditions described under ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this prospectus supplement. Among other things, the series 2007-C3 controlling class representative may direct the special servicer under the series 2007-C3 pooling and servicing agreement or other applicable servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust that the series 2007-C3 controlling class representative may consider advisable, subject to any rights in that regard that the related non-trust mortgage loan noteholder(s) may have with respect to an underlying mortgage loan that is part of a loan combination.

In the absence of significant losses on the underlying mortgage loans, the series 2007-C3 controlling class will be a non-offered class of series 2007-C3 certificates. The series 2007-C3 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2007-C3 controlling class representative will exercise its rights and powers on behalf of the series 2007-C3 controlling class certificateholders, and it will not be liable to any other class of series 2007-C3 certificateholders for so doing.

The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates

After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk Insurance Act of 2002, which was amended and extended by the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government currently covers 85% of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group’s prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners’ multiperil. The Terrorism Risk Insurance Extension Act of 2005 will expire on December 31, 2007.

The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an ‘‘act of terrorism’’ by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk Insurance Extension Act of 2005. Moreover, the Terrorism

Risk Insurance Extension Act of 2005’s deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that, in many instances, including in the case of seven (7) of the ten (10) largest mortgage loans described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement, the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2007-C3 certificates.

Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties

The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

•	office;

•	multifamily;

•	retail;

•	industrial/warehouse;

•	hotel;

•	mixed use; and

•	self storage.

The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on—

•	the successful operation and value of the related mortgaged real property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged real property.

In addition certain of the mortgaged real properties that we intend to include in our trust may compete with other properties for business in the area of the subject property and/or the continued successful operation of certain mortgaged real properties may depend on the fact that there are no competing businesses located in the vicinity of the subject property.

See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ and ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Risks Associated with Condominium Ownership

With respect to five (5) mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 50 Danbury Road, Larken 5-Hillsborough Ind., SBS Tower, Valley Forge Hampton Inn & Suites and 64 Danbury Road, respectively, which mortgage loans collectively represent 4.8%, of the initial mortgage pool balance and 6.7% of the initial loan group 1 balance, those mortgaged real properties consist of the borrower’s fee or leasehold interest in one or more commercial condominium units. See ‘‘Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums’’ in the accompanying base prospectus, for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s).

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Monarch Coast, Vintage Woods, Capistrano Pointe, Villa Tierra, Vineyards, Trabuco Highlands and Autumn Chase, respectively, which mortgage loans collectively represent 10.3% of the initial mortgage pool balance and 37.1% of the initial loan group 2 balance, each related mortgage borrower is permitted to convert the related mortgaged real property into a condominium, however, the related condominium units may not be sold prior to the repayment in full of the related mortgage loan.

The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse’’ in the accompanying base prospectus.

In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property

In the case of 54 retail, office and/or industrial/warehouse mortgaged real properties, securing 19.7% of the initial mortgage pool balance and 27.2% of the initial loan group 1 balance, respectively, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property or properties. In the case of 16 of those 54 properties, securing 1.5% of the initial mortgage pool balance and 2.1% of the initial loan group 1 balance, respectively, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—The Successful Operation of a Multifamily or Commercial Property Depends on Tenants,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value

of the Underlying Real Property, Which May Decline Over Time and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance’’ in the accompanying base prospectus.

Properties Are Subject to Rollover Risk

Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related underlying mortgage loans and, in some cases, significantly shorter. In those cases, although the subject mortgage loans were underwritten based on these in-place leases, there is no assurance that those leases will be renewed or replaced upon expiration, or that the net cash flow at the mortgage real property will remain the same. For information on the lease terms for certain of the largest tenants at the mortgaged real properties securing the underlying mortgage loans, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in, and Annex A-1 to, this prospectus supplement.

In Certain Cases, Tenant Estoppels, Subordination, Non-Disturbance and Attornment Agreements, and Related Documentation Have Not Been Obtained

Although certain of the required estoppels, subordination, non-disturbance and attornment agreements, and related documentation from tenants at the mortgaged real properties have been obtained, such documentation may not have been obtained for all of the tenants. In such cases, there may be no assurance that the subject leases are in full force and effect, that there are no defaults thereunder and/or that subordination, attornment or nondisturbance protections exist for the existing tenant or any successor tenant, as applicable.

Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types—Office, Multifamily, and Retail

Thirty-five (35) of the mortgaged real properties, securing 57.5% of the initial mortgage pool balance and 79.5% of the initial loan group 1 balance, respectively, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties’’ in the accompanying base prospectus.

Thirty-three (33) of the mortgaged real properties, securing 27.7% of the initial mortgage pool balance and 100.0% of the initial loan group 2 balance, respectively, are primarily used for multifamily rental purposes. Some of those multifamily properties are subject to rent control laws. A number of factors may adversely affect the value and successful operation of a multifamily property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Properties’’ in the accompanying base prospectus.

Forty-nine (49) of the mortgaged real properties, securing 10.7% of the initial mortgage pool balance and 14.8% of the initial loan group 1 balance, respectively, are primarily used for retail purposes. We consider 17 of the subject retail properties, securing 6.3% of the initial mortgage pool balance and 8.7% of the initial loan group 1 balance, respectively, to be anchored, including shadow anchored; and 32 of the subject retail properties, securing 4.4% of the initial mortgage pool balance and 6.1% of the initial loan group 1 balance, respectively, to be unanchored. A number of factors may adversely affect the value and successful operation of a retail property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties’’ in the accompanying base prospectus.

In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property

With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant’s right for the same space may have remedies under its lease due to such tenant’s inability to exercise such right.

Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant’s operation violates such tenant’s exclusive use provision. In addition, certain leases of space at the related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of New York, Texas and California and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of Virginia, Florida, New Jersey, Arizona and Massachusetts

The mortgaged real properties located in each of the following jurisdictions secure mortgage loans or allocated portions of mortgage loans that represent 5% or more of the initial mortgage pool balance:

Jurisdiction	Number of Properties	% of Initial Mortgage Pool Balance
New York	6	19.9%
Texas	23	16.3%
California	9	11.9%
Virginia	6	9.9%
Florida	16	9.3%
New Jersey	21	5.7%
Arizona	8	5.2%
Massachusetts	2	5.2%

The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See ‘‘Risk Factors—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

All of the Six (6) Mortgaged Real Properties Located in the State of New York, Representing 19.9% of the Initial Mortgage Pool Balance, Will Be Secured by Mortgage Liens on Real Properties Located in the City of New York; The Performance of Those Properties Will be Materially Dependent on the Strength of the Manhattan Economy and Office Leasing Market

Six (6) of the mortgage loans that we intend to include in the trust, representing 19.9% of the initial mortgage pool balance and 27.5% of the initial loan group 1 balance, are secured by mortgaged real properties located in the City of New York. The performance of those mortgaged real properties located in New York City will be dependent, perhaps to a material degree, on the strength of the Manhattan economy and office leasing market. This is true not only for office properties, but also for multifamily and retail properties, as those multifamily properties may provide housing to individuals that are employed in Manhattan and those retail properties may provide retail services to individuals and families employed in Manhattan. The Manhattan economy is dependent upon foreign and domestic businesses selecting New York City as the location in which to engage in trade, finance and business services. The level of economic growth in general and job growth in the foregoing sectors in particular will affect net absorption of office space and increases in office rental rates. The suburban New Jersey, New York and Connecticut markets could continue to compete for certain tenants with New York City. A weakening of the New York City office leasing market may adversely affect the operation of some of the mortgaged real properties and lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, the resulting effect on the operations of any of the mortgaged real properties could adversely affect the amount and timing of payments on the related mortgage loans and consequently the amount and timing of distributions on the offered certificates.

The Mortgage Pool Will Include Material Concentrations of Balloon Loans

All of the mortgage loans that we intend to include in the trust are balloon loans. Fifty-five (55) of those balloon loans, representing 83.1% of the initial mortgage pool balance, of which 39 mortgage loans are in loan group 1, representing 83.0% of the initial loan group 1 balance, and 16 mortgage loans are in loan group 2, representing 83.3% of the initial loan group 2 balance, respectively, are interest-only balloon loans. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity depends upon the borrower’s ability either to refinance the loan or to sell the mortgaged real property. See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—There Is an Increased Risk of Default Associated with Balloon Payments’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans

The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 37.8% of the initial mortgage pool balance, and the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 53.6% of the initial mortgage pool balance. It has been confirmed to us by S&P and/or Moody’s, however, that three (3) of the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust, representing 27.0% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ and ‘‘—Significant Underlying Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property

Five (5) underlying mortgage loans, representing 5.6% of the initial mortgage pool balance, four (4) of which are in loan group 1, representing 5.1% of the initial loan group 1 balance and one (1) of which is in loan group 2, representing 6.8% of the initial loan group 2 balance, as identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds, are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. Because of possible termination of the related lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related lease. Furthermore, the terms of certain leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See ‘‘Risk Factors—Lending on Ground Leases Creates Risks For Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property’’ and ‘‘Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Considerations’’ in the accompanying base prospectus.

Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures

Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See ‘‘Description of the Mortgage Pool— Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this prospectus supplement and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties May Be Subject to a Condemnation Proceeding

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Vineyards, which mortgage loan represents 1.3% of the initial mortgage pool balance and 4.6% of the initial loan group 2 balance, approximately 2.2% of the related mortgaged real property is the subject of a pending condemnation proceeding. In addition, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Autumn Chase, which mortgage loan represents 0.9% of the initial mortgage pool balance and 3.3% of the initial loan group 2 balance, approximately 0.1% of the related mortgaged real property is the subject of a pending condemnation proceeding.

Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990

Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this prospectus supplement and ‘‘Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive’’ and ‘‘Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the accompanying base prospectus.

For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Bethany Phoenix Portfolio I, representing 5.1% of the initial mortgage pool balance and 18.4% of the initial loan group 2 balance, at the time of closing of the related mortgage loan, permanent certificates of occupancy and certificates of completion had not been issued with respect to interior and exterior work performed at the property known as Sienna Springs. There can be no assurance that the permanent certificates of occupancy or certificates of use will be issued.

With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Bethany Colorado Portfolio, representing 2.0% of the initial mortgage pool balance and 7.3% of the initial loan group 2 balance, at the time of the closing of such mortgage loan, portions of the mortgaged real property known as Rockrimmon did not match the development plan filed with the applicable municipal officials. The related borrower subsequently filed a revised development plan for such mortgaged real property, which is currently under review by such municipal officials. There can be no assurance that the development plan will be approved by such municipal officials.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as SBS Tower, which mortgage loan represents 0.9% of the initial mortgage pool balance and 1.2% of the initial loan group 1 balance, two tenants occupying space at the related mortgaged real property have failed to obtain required certificates of use, and the failure to obtain such certificates of use will be considered a violation of the applicable municipal codes. There can be no assurance that the certificates of use will be issued by the applicable municipality.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Valley Forge Hampton Inn & Suites, which mortgage loan represents 0.3% of the initial mortgage pool balance and 0.5% of the initial loan group 1 balance, the parking at the related mortgaged real property is, based on current zoning requirements, deficient two parking spaces. There can be no assurance that the related borrower has remedied or will remedy this issue.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as BayBridge Commons, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, the related mortgaged real property contains several municipal department of buildings code violations, including elevator violations. There can be no assurance that the related borrower has remedied or will remedy this issue.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. If any of those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant

Thirteen (13) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The ten (10) largest of these separate groups represent 18.9%, 10.5%, 10.3%, 7.9%, 5.3%, 2.2%, 1.9%, 1.4%, 1.1% and 1.0%, respectively, of the initial mortgage pool balance. See ‘‘Description of the Mortgage Pool—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ in this prospectus supplement.

In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm’s-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower.

The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property

Seventeen (17) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 41.3% of the initial mortgage pool balance, 42.0% of the initial loan group 1 balance and 39.7% of the initial loan group 2 balance, are each part of a loan combination that includes one or more additional mortgage loans—not included in the trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. We provide a more detailed discussion of these loan combinations under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement, and we have included a table under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ that identifies each underlying mortgage loan that is part of a loan combination. See ‘‘With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests’’ in the accompanying base prospectus.

One or more co-lender or similar agreements have been executed and delivered with respect to each of the loan combinations referred to in the prior paragraph. However, some provisions contained in a related co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable. If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a mortgagee’s claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee’s ability to recover with respect to the related borrower. See ‘‘Risk Factors—Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable’’ in the accompanying base prospectus.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Holiday Inn Express—Hesperia, which mortgage loan represents 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, such mortgaged real property is encumbered by a second mortgage as further described under ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

The existence of additional secured indebtedness may adversely affect the borrower’s financial viability and/or the issuing entity’s security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

1.	refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

2.	reduced cash flow could result in deferred maintenance at the particular real property;

3.	if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

4.	if the mortgaged real property depreciates for whatever reason, the related borrower’s equity is more likely to be extinguished, thereby eliminating the related borrower’s incentive to continue making payments on its mortgage loan held by the issuing entity.

In addition, with respect to each of five (5) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 26.2% of the initial mortgage pool balance (three (3) of which are in loan group 1, representing 26.4% of the initial loan group 1 balance, and two (2) of which are in loan group 2, representing 25.7% of the initial loan group 2 balance), the direct or indirect equity interests in the related borrowers have been pledged to secure related mezzanine and affiliate loans, in each case as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 237 Park Avenue Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Bethany Phoenix Portfolio I Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Bay Colony Corporate Center Mortgage Loan—Mezzanine Financing’’ and ‘‘—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

Further, with respect to each of 44 mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 48.4% of the initial mortgage pool balance, 63.7% of the initial loan group 1 balance and 8.6% of the initial loan group 2 balance, respectively, the equity holders of the borrower have a right to obtain mezzanine or affiliate financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 237 Park Avenue Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Larken Portfolio Mortgage Loans—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Bay Colony Corporate Center Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The 300 West 6th Street Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The University Mall Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The One Orlando Center Mortgage Loan—Permitted Mezzanine Financing’’ and ‘‘—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

In addition, with respect to each of 13 mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 30.3% of the initial mortgage pool balance, 27.8% of the initial loan group 1 balance and 37.1% of the initial loan group 2 balance, respectively, the ultimate owners of the related borrowers have a term loan, credit facility and/or revolving loan in place, secured by a pledge of the direct and indirect interests of the related borrowers and certain affiliated entities as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Rosslyn Portfolio Mortgage Loan—Credit Facility’’, ‘‘Significant Underlying Mortgage Loans—The 300 West 6th Street Mortgage Loan—Credit Facility’’ and ‘‘Significant Underlying Mortgage Loans—The Monarch Coast Mortgage Loan—Credit Facility’’ in this prospectus supplement and ‘‘—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

It is also possible that, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine or affiliate debt.

Mezzanine debt is secured by the principal’s direct ownership interest in the related borrower. Affiliate debt is secured by an entity’s indirect ownership interest in the related borrower. While a mezzanine or affiliate debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower. Mezzanine and/or affiliate financing reduces the subject principal’s indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

Under certain of the underlying mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the related mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of those borrowers may have already incurred additional debt.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘—Additional Loan and Property Information— Other Financing’’ in this prospectus supplement.

Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow

Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower’s available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

With respect to certain of the mortgaged real properties, there may be restrictive covenants in place as to the use of such property or as to the ability of the related borrower to convert such property to alternative or more profitable uses in a changing economic climate.

Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities

The business activities of the borrowers under many of the underlying mortgage loans with cut-off date principal balances below $5,000,000—and under certain of the underlying mortgage loans with cut-off date principal balances above $5,000,000—are not, or previously have not been, limited to owning their respective mortgaged real properties and therefore those borrowers are not structured to reduce the likelihood of becoming bankrupt. In addition, some of the other borrowers that are structured to reduce the likelihood of bankruptcy may not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities (including, but not limited to, those described above) may have been in existence and conducting business prior to the origination of the related underlying mortgage loan, may own other property that is not part of the collateral for such mortgage loan and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of such borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related underlying mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be either operating entities (with businesses distinct from the operation of the property and with the associated liabilities and risks of operating an ongoing business) or individuals that have personal liabilities unrelated to the property. However, any borrower (even an entity structured to be bankruptcy-remote), as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or against such corporate or individual general partner or managing member of a borrower.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on the offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of the offered certificates.

For example, with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Sunset Village Apartments, WSG Portfolio II and WSG Portfolio I, respectively, which mortgage loans collectively represent 1.8% of the initial mortgage pool balance, 1.5% of the initial loan group 1 balance and 2.9% of the initial loan group 2 balance, respectively, such loans either individually or in the aggregate with loans to related borrowers were, in each case, more than $25,000,000, but no opinion of counsel regarding non-consolidation was obtained.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans that we intend to include in the trust have borrowers that own the related mortgaged real properties as tenants-in-common or permit the transfer of more than 49% of the direct or indirect equity interests in the related borrower into a tenant-in-common form of ownership. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). In order to reduce the likelihood of a partition action, certain tenant-in-common borrowers have waived their partition rights, however, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan.

In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases.

The mortgaged real properties identified on Annex A-1 to this prospectus supplement as Vintage Woods, Villa Tierra, Sunset Village Apartments, Highland Park, Overlake Apartments and Bethany Colorado Portfolio-Rolling Hills, respectively, which mortgaged real properties secure mortgage loans that collectively represent 5.0% of the initial mortgage pool balance, 1.0% of the initial loan group 1 balance and 15.4% of the initial loan group 2 balance, are owned by tenant-in-common borrowers. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Operating or Master Leases May Hinder Recovery

The underlying mortgaged real properties securing certain of the mortgage loans that we intend to include in the trust are subject to an operating lease or master lease with an entity that is not a party to the mortgage loan documents but may be an affiliate of the related borrower. Upon a foreclosure of the related mortgage loan, the lessee under the related operating lease or master lease, as applicable, may have certain rights that could hinder or delay a lender’s ability to foreclose on or dispose of the related mortgaged real property. In addition, with respect to certain underlying mortgage loans for which the related mortgaged property or a portion thereof is subject to a master lease, the underwriting may have taken into account payments under the master lease, whether or not the property generated income from or was subject to leases with third-party tenants. In any event where a mortgaged real property securing a mortgage loan in our trust is subject to a master lease, there can be no assurance that there will be sufficient cash flow generated by the property to enable the master lessee to comply with its payment obligations under the master lease and any deficiency in cash flow could adversely affect payments on the offered certificates.

For example, with respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Larken Portfolio, which mortgage loan represents 5.3% of the initial mortgage pool balance and 7.4% of the initial loan group 1 balance, the sponsors of the borrower have entered into a master lease with respect to approximately 9.9% of the net rentable area at the related mortgaged real property at a specified rent, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Larken Portfolio Mortgage Loans —Master Lease’’ in this prospectus supplement.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Chesterfield East Eight, which mortgage loan represents 0.5% of the initial mortgage pool balance and 0.7% of the initial loan group 1 balance, the sponsors of the borrower have entered into a master lease of a ground leased out-parcel which is not included in calculating the total net rentable area at the mortgaged real property at a specified rent through the earlier to occur of (x) the payment in full of the loan, (y) January 31, 2015 or (z) the date the aggregate annual base or minimum rent under acceptable leases for such space equals or exceeds $65,000.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Countryside Station, which mortgage loan represents 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, the sponsors of the borrower have entered into a master lease with respect to approximately 11.4% of the rentable area at the related mortgaged real property at a specified rent through the earlier to occur of (w) the payment in full of the loan, (x) the date on which the aggregate annual base or minimum rent pursuant to acceptable leases for such space equal or exceed $118,449, (y) the date on which the net operating income of the improvements exclusive of the master lease equals or exceeds $749,831 or (z) June 6, 2017.

Changes in Mortgage Pool Composition Can Change the Nature of Your Investment

In general, if you purchase class X certificates, or if you purchase any offered certificates that have a relatively longer weighted average life, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See ‘‘Risk Factors—Changes in Pool Composition Will Change the Nature of Your Investment’’ in the accompanying base prospectus.

Lending on Income-Producing Real Properties Entails Environmental Risks

The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, a third-party consultant performed a Phase I environmental site assessment in connection with the origination of the subject mortgage loan. All of the resulting environmental reports were prepared during the 12-month period preceding the cut-off date. In addition, with respect to six (6) mortgaged real properties, collectively securing mortgage loans representing 3.6% of the initial mortgage pool balance and 5.0% of the initial loan group 1 balance, a Phase II Environmental site assessment was performed within the 12-month period preceding the cut-off date.

A transaction screen or an update of a prior environmental site assessment pursuant to a database update is generally less effective in identifying environmental conditions and risks as to a mortgaged real property than conducting a Phase I environmental site assessment.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. The historical uses of some mortgaged real properties may have resulted in a greater number of adverse or potentially adverse environmental conditions that are significant and could result in a claim for damages or remedial liability. Except as noted below, in the case of such mortgaged real properties, an environmental consultant has not recommended any further remedial action. However, there can be no assurance that the historic uses will not result in a claim for damages or remedial liability.

In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels or mold or suspect mold was identified, the environmental consultant generally recommended, and the related loan documents generally required—

•	the continuation or the establishment of an operation and maintenance plan to address the issue, or

•	the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials, mold and/or lead-based paint, may have been required to be delivered.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

•	a responsible third party was identified as being responsible for the remediation; or

•	the related originator of the subject underlying mortgage loan generally required the related borrower:

(a)	to take investigative and/or remedial action; or

(b)	to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

•	the mortgaged real property had not been affected or had been minimally affected,

•	the potential for the problem to affect the mortgaged real property was limited, or

•	a person responsible for remediation had been identified.

Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Bay Colony Corporate Center, which mortgage loan represents 4.4% of the initial mortgage pool balance and 6.2% of the initial loan group 1 balance, one 1,000-gallon underground storage tank was removed from the mortgaged real property in 2001, although no closure documentation was available for review at the time that a Phase I environmental site assessment was performed in April, 2007. The Phase I environmental site assessment recommends that if such closure documentation is not available, a regulatory file review should be performed to confirm proper closure of the underground storage tank.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 300 West 6th Street, which mortgage loan represents 3.9% of the initial mortgage pool balance and 5.4% of the initial loan group 1 balance, prior to construction of current site improvements, the mortgaged real property was occupied by a pesticide laboratory, an automobile repair facility, and an on-site dry cleaning facility. Phase II limited subsurface investigations were conducted at the mortgaged real property in 1993, 1999 and 2000 and did not identify target compounds in excess of applicable regulatory limits or method detection limits. A Phase I environmental site assessment dated April 24, 2007 recommends no further action at the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as One Orlando Center, which mortgage loan represents 2.1% of the initial mortgage pool balance and

2.9% of the initial loan group 1 balance, a Phase II limited subsurface investigation conducted at the mortgaged real property in 1998 identified petroleum impacts to groundwater, and reported that the petroleum originated from an off-site source. One monitoring well was installed on the mortgaged real property to evaluate possible off-site contamination plumes. A Phase I environmental site assessment dated April 30, 2007 reports that subsequent analyses of well samples did not identify any petroleum target compounds in the monitoring well. The Phase I recommends no further action at the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Frost Bank Tower, which mortgage loan represents 1.9% of the initial mortgage pool balance and 2.6% of the initial loan group 1 balance, prior to construction of current site improvements, the mortgaged real property was occupied by an automobile repair facility, a bus depot and a dye house. A Phase II limited subsurface investigation conducted at the mortgaged real property in 2001 identified benzene in a groundwater sample, and reported that the benzene was attributable to an off-site source. The mortgaged real property was enrolled in the State of Texas’ Innocent Owner/Operator Program, but was subsequently withdrawn from such program when additional groundwater samples did not detect benzene. A Phase I environmental site assessment dated April 24, 2007 recommends no further action at the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Jefferson at Congressional Village, which mortgage loan represents 1.9% of the initial mortgage pool balance and 6.8% of the initial loan group 2 balance, the mortgaged real property was occupied by an on-site dry cleaner from 1961 to 2001. A 2002 Phase II limited subsurface investigation conducted at the mortgaged real property concluded that soils scheduled for excavation during redevelopment had not been significantly impacted by the historical dry cleaning operations. A subsequent 2002 Phase II limited subsurface investigation conducted at the mortgaged real property did not identify any volatile organic compounds in two soil borings located near the historic dry cleaning facility’s location. The mortgaged real property has received a no further requirements determination from the Maryland Department of the Environment, which includes an engineering control requirement for groundwater use. A Phase I environmental site assessment dated May 31, 2007 recommends no further action at the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 50 Danbury Road, which mortgage loan represents 2.0% of the initial mortgage pool balance and 2.7% of the loan group 1 balance, historical operations have impacted soil and groundwater at the mortgaged real property. A Phase I environmental site assessment dated May 14, 2007 has identified a responsible party for on-going remedial measures at the mortgaged real property, which have included soil excavation, the removal of underground storage tanks and groundwater monitoring. However, there can be no assurance that any third party will undertake responsibility for remediating the foregoing environmental conditions. An environmental insurance policy covers the mortgaged real property for unknown environmental conditions. The Phase I environmental site assessment recommends no further action.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as One Congress Plaza, which mortgage loan represents 1.8% of the initial mortgage pool balance and 2.4% of the initial loan group 1 balance, portions of the mortgaged real property were occupied by at least five gas station facilities between 1935 and 1971. A Phase II limited subsurface investigation conducted at the mortgaged real property in 1993 did not identify any impacts to soil or groundwater due to these historic operations, and recommended no further action. A Phase I environmental site assessment dated May 10, 2007 recommends no further action at the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Villa Tierra, which underlying mortgage loan represents 1.3% of the initial mortgage pool balance and 4.8% of the initial loan group 2 balance, a Phase I environmental site assessment dated April 23, 2007 reports that the mortgaged real property was and is currently used for oil production and that there are eight oil and gas wells present on-site. According to the Phase I environmental site assessment, pursuant to a quitclaim and agreement entered into by and between Texaco Group and the related borrower, Texaco Group is required, subject to certain conditions and limitations, to hold the related borrower and its successors and assigns harmless from any liability arising out of Texaco Group’s production activities at the mortgaged real property. However, there can be no assurances that the agreement indemnifies against all environmental concerns at the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 35, 45 & 55 Morrisey Boulevard, which mortgage loan represents 0.7% of the initial mortgage pool balance and 1.0% of the initial loan group 1 balance, the mortgaged real property has one 6,000-gallon, double-walled steel diesel fuel oil underground storage tank that is provided with spill and overfill protection, and a leak detection system. Six historical underground storage tanks were removed from the mortgaged real property between 1996 and 1998. Due to historical use of the mortgaged real property, soil and groundwater have been impacted. An activities and use limitation has been prepared and will be submitted by a licensed site professional on July 20, 2007 to the Massachusetts Department of Environmental Protection in order to obtain a response action outcome. The activities and use limitation specifies that no current and future cultivation of produce may occur at the mortgaged real property. The activities and use limitation will also be registered at the Suffolk County Registry of Deeds in July 2007. Upon submittal of the activities and use limitation by the licensed site professional, the response action outcome will be complete and a condition of ‘‘no significant risk’’ achieved. The Massachusetts Department of Environmental Protection has the authority to audit facilities such as the mortgaged real property when activities and use limitations have been filed, and the agency performs audits from time to time on such properties. Based on the recent subsurface testing results, no additional soil or groundwater testing are expected to be required. As such, the related borrower has escrowed funds for the decommissioning of monitoring wells at the mortgaged real property

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Preston Frankford, which mortgage loan represents 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group 1 balance, the mortgaged real property was occupied by a dry cleaning facility from approximately 1996 until 2004. A 2002 Phase II limited subsurface investigation conducted at the mortgaged real property identified trace amounts of target compounds in one of seven soil samples which was below applicable regulatory standards. A Phase I environmental site assessment dated April 30, 2007 recommends no further action at the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 64 Danbury Road, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.3% of the loan group 1 balance, three underground storage tanks and a septic system were removed from the mortgaged real property in 2000. Historical operations have impacted soil and groundwater at the mortgaged real property, resulting in extensive soil excavation and on-going groundwater monitoring. A Phase I environmental site assessment dated May 14, 2007 has identified a responsible party for on-going remedial measures at the mortgaged real property. However, there can be no assurance that any third party will undertake responsibility for remediating the foregoing environmental conditions. An environmental insurance policy covers the mortgaged real property for unknown environmental conditions. The Phase I environmental site assessment recommends no further action.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as BayBridge Commons, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, the mortgaged real property has been occupied by an on-site dry cleaning facility since 1988. A Phase II limited subsurface investigation conducted at the mortgaged real property in 2006 identified dry cleaning solvent in one groundwater sample in excess of applicable New York water quality standards. The Phase II limited subsurface investigation concluded that the level of dry cleaning solvent identified in the groundwater is technically impractical for remediation and recommended no further action at the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Columbine Valley Shopping Center, which underlying mortgage loan represents 0.1% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, the Phase I environmental site assessment reported that a Phase II limited subsurface investigation conducted at the mortgaged real property in 2004 identified low levels of dry cleaning solvent vapors in the shallow soil. A soil vapor extraction system was installed in 2005 to remediate the vapors, and the extraction system is monitored on a monthly basis. A Phase I environmental site assessment dated March 27, 2007 reports that solvents are no longer detected in soil vapors, and recommends no further environmental investigation at the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Walgreens Houston, which mortgage loan represents 0.1% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, the mortgaged real property was occupied by a gasoline station from the early 1970’s to 2003. From 1991 to 2004, the mortgaged real property was identified on environmental databases as an active leaking underground storage tank facility until the Texas Commission on Environmental Quality issued a no further action determination in 2004. A Phase I environmental site assessment dated March 5, 2007 recommends no further action.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Union Park Shopping Center, which underlying mortgage loan represents 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, a Phase II limited subsurface investigations conducted in 1996 and 1997 identified dry cleaning solvent in the groundwater and soil from an on-site dry cleaner. According to a Phase I environmental site assessment dated February 20, 2007, the mortgaged real property is currently listed on the Florida

Department of Environmental Protection priority ranking list and is enrolled in the state funded dry cleaner solvent clean up program. There can be no assurances that this state funded program will address environmental conditions at the mortgaged real property.

A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that—

•	the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the results of the environmental testing were accurately evaluated in all cases;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

•	the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

•	any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

•	any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this ‘‘—Lending on Income-Producing Real Properties Entails Environmental Risks’’ subsection and has not been independently verified by us, the underwriters or any of our or its respective affiliates.

There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

See ‘‘Description of the Mortgage Pool—Assessments of Property Condition—Environmental Assessments’’ in this prospectus supplement and ‘‘Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing’’ and ‘‘Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying base prospectus.

Lending on Income-Producing Properties Entails Risks Related to Property Condition

Engineering firms inspected substantially all of the mortgaged real properties during the 12-month period preceding the cut-off date, in order to assess—

•	the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

•	the general condition of the site, buildings and other improvements located at each property.

In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

In connection with the foregoing, the mortgage lender holds reserves in excess of $1,000,000 to be disbursed for capital improvements and/or repairs at each of the following mortgaged real properties:

Property Name	Cut-off Date Principal Balance of Related Underlying Mortgage Loan	Reserve Amount
Bethany Phoenix Portfolio I	$164,500,000	$24,530,000
Monarch Coast	$79,500,000	$4,315,860
Bethany Colorado Portfolio	$65,000,000	$13,070,000
Vintage Woods	$58,500,000	$3,939,444
Westshore Cove	$50,000,000	$1,796,998
Capistrano Pointe	$48,500,000	$2,276,730
Trails at Dominion Park	$44,725,000	$2,159,769
Villa Tierra	$43,200,000	$2,584,080
Trabuco Highlands	$32,300,000	$1,002,870
Autumn Chase	$29,100,000	$2,036,970

All or portions of some of the mortgaged real properties may be under construction or undergoing renovation. For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Beltway Crossing, which mortgage loan represents 0.5% of the initial mortgage pool balance and 0.6% of the initial loan group 1 balance, the related fee mortgage is subject to a ground lease demising an outparcel portion of the related mortgaged property between the related borrower as ground lessor and M&T Bank as ground lessee. Such outparcel is currently under construction. With respect to any of those mortgaged real properties, there is no assurance that such construction will be completed in a timely fashion or will not interfere with the use or operation of or income generated by the subject mortgaged real property.

There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties

In the case of some of the mortgage loans that we intend to include in the trust, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner). Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

With Respect to Seventeen (17) Mortgage Loans (Including Three (3) of the Ten (10) Largest Mortgage Loans) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2007-C3 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations

Seventeen (17) mortgage loans that we intend to include in the trust, which mortgage loans are described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ and/or ‘‘—Significant Underlying Mortgage Loans’’ in this prospectus supplement and collectively represent 41.3% of the initial mortgage pool balance, 42.0% of the initial loan group 1 balance and 39.7% of the initial loan group 2 balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2007-C3 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2007-C3 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2007-C3 certificateholders for so doing. See ‘‘Description of the Mortgage Pool—Loan Combinations,’’ ‘‘The Series 2007-C3 Pooling and Servicing Agreement—The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders.

Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties

Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans included in the trust. In addition, a mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust.

Further, a mortgage loan seller and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the trust. For example, with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 237 Park Avenue, Rosslyn Portfolio, 300 West 6th Street, One Orlando Center, Frost Bank Tower, Jefferson at Congressional Village, One Congress Plaza, One American Center, San Jacinto Center and Enclave, respectively, which mortgage loans collectively represent 37.3% of the initial mortgage pool balance, 48.6% of the initial loan group 1 balance and 7.8% of the initial loan group 2 balance, the related mortgage loan seller or an affiliate thereof has a direct or indirect ownership interest in the related borrower. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 237 Park Avenue Mortgage Loan—The Borrower and the Sponsor,’’ ‘‘—Significant Underlying Mortgage Loans—The Rosslyn Portfolio Mortgage Loan—The Borrowers and Sponsors’’, ‘‘—Significant Underlying Mortgage Loans—The 300 West 6th Street Mortgage Loan—The Borrower and the Sponsor’’ and ‘‘—Significant Underlying Mortgage Loans—The One Orlando Center Mortgage Loan—The Borrower and the Sponsor.’’ Certain of the foregoing ownership interests may be controlling and/or managing interests. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest. See ‘‘Affiliations and Certain Relationships and Related Transactions.’’

In the foregoing cases, the relationship of the mortgage loan seller or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the trust or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related mortgage loan seller or its affiliates in a manner similar to those described above.

Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits

The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit—

•	the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

•	a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ and ‘‘—Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers’’ in this prospectus supplement.

If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower’s bankruptcy estate could challenge that borrower’s pledging of the underlying mortgaged real property as a fraudulent conveyance. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements’’ in the accompanying base prospectus.

In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

Furthermore, some of the underlying mortgage loans are secured by mortgaged real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of those mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

Investors May Want to Consider Prior Bankruptcies

We are aware of two (2) mortgage loans that we intend to include in the trust, collectively representing 0.2% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. Those underlying mortgage loans are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Walgreens Tulsa and Linens ’n Things. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See ‘‘Risk Factors—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Litigation May Adversely Affect Property Performance

There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, guarantors, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

The Activities of Certain Individuals With Ownership Interests In a Borrower May Adversely Affect the Borrower or the Mortgaged Property

The fact that certain entities or individuals with ownership interests in the borrower have engaged in certain activities may pose a risk to a related borrower’s ability to pay debt service on an underlying mortgage loan. For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as BayBridge Commons, representing 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, an individual with a one-third ownership interest in the related property owner and borrower, Able Motor Cars, Corp., is currently incarcerated for extortion related crimes. In a pending federal district court case, such individual is charged with operating a garage for the dismantling of stolen cars as well as other related crimes including conspiracy, money laundering and mail fraud. He has the right to receive dividends from Able Motor Cars, Corp., however, by corporate resolution, he currently has no control, voting power, or decision-making ability regarding the borrowing entity. There can be no assurance as to how the pending federal district court case will be resolved. Further, there can be no assurance that the activities of this borrower or of borrowers under other underlying mortgage loans will not adversely affect the operations of certain mortgaged real properties or the ability of certain mortgaged real properties to generate sufficient cash flow to make payments on the related underlying mortgage loans.

CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

From time to time we use capitalized terms in this prospectus supplement, including in the Annexes to this prospectus supplement. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus include the words ‘‘expects,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘estimates’’ and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

DESCRIPTION OF THE MORTGAGE POOL

General

We intend to include the 117 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. Those mortgage loans will have an Initial Mortgage Pool Balance of $3,233,794,173. However, the actual Initial Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or an other mortgage loans are added to the mortgage pool. See ‘‘—Changes in Mortgage Pool Characteristics’’ below.

For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into a ‘‘Loan Group 1’’ and a ‘‘Loan Group 2.’’ ‘‘Loan Group 1’’ will consist of all of the underlying mortgage loans that are secured by property types other than multifamily. Loan Group 1 will consist of 93 mortgage loans, with an Initial Loan Group 1 Balance of $2,339,176,673, representing 72.3% of the Initial Mortgage Pool Balance. ‘‘Loan Group 2’’ will consist of all of the underlying mortgage loans that are secured by multifamily properties. Loan Group 2 will consist of 24 mortgage loans, with an Initial Loan Group 2 Balance of $894,617,500, representing 27.7% of the Initial Mortgage Pool Balance. See Annex B—Certain Information Regarding Multifamily Properties.

The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the mortgage loans included in the trust, the Initial Loan Group 1 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group 1, and the Initial Loan Group 2 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group 2.

The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement.

Except in the case of one (1) underlying mortgage loan, representing 0.2% of the initial mortgage pool balance, each of the mortgage loans that we intend to include in the trust was originated or co-originated by the related mortgage loan seller, by a predecessor in interest to the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller’s or one of its affiliates’ conduit lending program.

The Mortgage Loan Seller is our affiliate and an affiliate of Lehman Brothers Inc.

Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower’s obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

It has been confirmed to us by S&P and/or Moody’s that 10 of the mortgage loans that we intend to include in the trust, collectively representing 37.1% of the Initial Mortgage Pool Balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that—

•	All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

•	If a mortgage loan is secured by multiple mortgaged real properties or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

•	When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance or the Initial Loan Group 2 Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either Loan Group 1 or Loan Group 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of Loan Group 1 and Loan Group 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

•	Whenever we refer to a particular mortgaged real property by name, unless the particular item is otherwise specifically defined, we mean the mortgaged real property identified by that name on Annex A-1 to this prospectus supplement. Whenever we refer to a particular mortgage loan by name, unless the particular item is otherwise specifically defined, we mean the mortgage loan secured by the mortgaged real property identified by that name on Annex A-1 to this prospectus supplement.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers

The mortgage pool will include 35 underlying mortgage loans, collectively representing 25.3% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this prospectus supplement, each individual multi-property mortgage loan that represents at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names			Number of Properties	% of Initial Mortgage Pool Balance
1	.	Rosslyn Portfolio	2	9.6%
2	.	Bethany Phoenix Portfolio I	7	5.1%
3	.	Bethany Colorado Portfolio	4	2.0%
4	.	Larken 5 – Hillsborough Ind.	6	1.4%

The table below identifies, by property or portfolio name set forth on Annex A-1 to this prospectus supplement, each group of cross-collateralized mortgage loans that represents at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names		Number of Properties	% of Initial Mortgage Pool Balance
1.	Larken 5 – Hillsborough Ind., Larken 2 – Branchburg Commons, Larken 11 – Parsippany Commons, Larken 9 – Montgomery Commons, Larken 10 – Montgomery Professional Center, Larken 7 – Kingsbridge Center, Larken 12 – Princess Road Office, Larken 1 – Amwell Commons, Larken 15 – Williamson Building, Larken 8 – Manors Corner, Larken 13 – Strykers Crossing, Larken 3 – Campus View, Larken 14 – Strykers Plaza, Larken 6 – Kiddle Academy, Larken 4 – Gateway	20	5.3%
2.	50 Danbury Road, 64 Danbury Road	2	2.2%

Some or all of the groups of cross-collateralized mortgage loans and/or individual multi-property mortgage loans that we intend to include in the trust entitle the related borrowers to release one or more of the corresponding mortgaged real properties through partial defeasance. The partial defeasance of a group of cross-collateralized mortgage loans or any individual multi-property loan would result in the defeased and undefeased portions of the subject aggregate debt ceasing to be cross-collateralized. See ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Defeasance Loans’’ below.

The Larken Portfolio Mortgage Loans, representing 5.3% of the Initial Mortgage Pool Balance and 7.4% of the Initial Loan Group 1 Balance, consist of 15 separate, but cross-defaulted and cross-collateralized loans. Each of the related borrowers is permitted to transfer the related mortgaged real property to a third party transferee and have such mortgaged real property released from the cross-default and cross-collateralization with respect to the remaining Larken Portfolio Mortgage Loans, upon the mortgage lender’s approval of such third party transferee and an assumption of the related mortgage loan by such third party, as more fully described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Larken Portfolio Mortgage Loans—Property Substitutions’’ in this prospectus supplement.

The WSG Portfolio I Mortgage Loans, representing 0.5% of the Initial Mortgage Pool Balance and 0.7% of the Initial Loan Group 1 Balance, consist of seven separate, but cross-defaulted and cross-collateralized loans. Each of the related borrowers is permitted to transfer the related mortgaged real property to a third party transferee and have such mortgaged real property released from the cross-default and cross-collateralization with respect to the remaining WSG Portfolio I Mortgage Loans, upon the satisfaction of certain conditions, including, but not limited to, the mortgage lender’s approval of such third party transferee and an assumption of the related mortgage loan by such third party.

The WSG Portfolio II Mortgage Loans, representing 0.5% of the Initial Mortgage Pool Balance and 0.7% of the Initial Loan Group 1 Balance, consist of eight separate, but cross-defaulted and cross-collateralized loans. Each of the related borrowers is permitted to transfer the related mortgaged real property to a third party transferee and have such mortgaged real property released from the cross-default and cross-collateralization with respect to the remaining WSG Portfolio II Mortgage Loans, upon the satisfaction of certain conditions, including, but not limited to, the mortgage lender’s approval of such third party transferee and an assumption of the related mortgage loan by such third party.

In addition, some or all of the groups of cross-collateralized mortgage loans and/or individual multi-property mortgage loans that we intend to include in the trust may entitle the related borrowers to release one or more of the corresponding mortgaged real properties, other than through defeasance, as further described under ‘‘—Partial Releases’’ below.

The following table identifies the various separate groups of mortgaged real properties that are under common ownership and/or control, that are not reflected, or are not fully reflected, in the prior two tables and that represent at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names		Number of Properties	% of Initial Mortgage Pool Balance
1.	237 Park Avenue, Bay Colony Corporate Center, 701 Gateway	3	18.9%
2.	300 West 6th Street, Frost Bank Tower, One Congress Plaza, One American Center, San Jacinto Center	5	10.5%
3.	Monarch Coast, Vintage Woods, Capistrano Pointe, Villa Tierra, Vineyards, Trabuco Highlands, Autumn Chase	7	10.3%
4.	Bethany Phoenix Portfolio I, Bethany Colorado Portfolio, Sunset Village Apartments	12	7.9%
5.	315 Hudson Street, 133 East 58 Street	2	1.9%
6.	Highland Park, Somers Point Village I & II, Golf Villas at Sabal Palm	3	1.4%
7.	Plaza On San Felipe, Preston Frankford, Stonecrest Parc, Schoolhouse Plaza	4	1.0%

The following table specifies the indicated net operating income information for the respective individual mortgaged real properties that are part of any of the three groups of commonly owned and/or controlled mortgaged real properties identified in the preceding table as representing at least 10.0% of the Initial Mortgage Pool Balance.

Mortgaged Property Name		% of Initial Mortgage Pool Balance	Net Operating Income for Fiscal Year 2006		Net Operating Income for Indicated Period
1.	237 Park Avenue	13.0%	$32,991,765		$6,384,213	(3)
2.	Bay Colony Corporate Center	4.4%	$18,034,124		$4,258,763	(3)
3.	300 West 6th Street	3.9%	$6,261,904		$2,990,334	(4)
4.	Monarch Coast	2.5%	$4,940,003		$1,582,305	(5)
5.	Frost Bank Tower	1.9%	$2,581,805	(1)	$3,997,769	(4)
6.	Vintage Woods	1.8%	$3,404,300		$889,843	(6)
7.	One Congress Plaza	1.8%	$6,621,230		$2,470,391	(4)
8.	One American Center	1.6%	$4,185,240		$2,945,923	(4)
9.	Capistrano Pointe	1.5%	$2,989,661		$993,285	(5)
10.	701 Gateway	1.5%	$3,579,349	(2)	$950,857	(4)
11.	Villa Tierra	1.3%	$2,600,849		$662,457	(6)
12.	San Jacinto Center	1.3%	$6,161,175		$3,343,335	(4)
13.	Vineyards	1.3%	$2,937,722		$988,661	(5)
14.	Trabuco Highlands	1.0%	$1,979,544		$713,607	(5)
15.	Autumn Chase	0.9%	$2,042.644		$690,059	(5)

(1)	Reflects the period October through December 2006. The net operating income for the period January through September 2006 is unknown and not reasonably available to the registrant. Such information rests within the knowledge of another person not affiliated with the registrant. The registrant is not affiliated with the borrower or any entity from whom this information can be obtained. The registrant was unable to acquire this information from the borrower who has stated that it was unable to acquire this information from the prior owner of the related mortgaged real property.
(2)	Reflects the period January through November 2006. The net operating income for the month of December 2006 is unknown and not reasonably available to the registrant. Such information rests within the knowledge of another person not affiliated with the registrant. The registrant is not affiliated with the borrower or any entity from whom this information can be obtained. The registrant was unable to acquire this information from the borrower who has stated that it was unable to acquire this information from the prior owner of the related mortgaged property.
(3)	Reflects the period January through March 2007.
(4)	Reflects the period January through May 2007.
(5)	Reflects the period January through April 2007.
(6)	Reflects the period January through March 10, 2007.

Partial Releases

Set forth below is a description of additional partial releases permitted with respect to portions of certain mortgaged real properties securing mortgage loans in our trust, other than those permitted in connection with a defeasance which are described below under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Defeasance Loans.’’

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering as Enclave and Monarch Coast, which mortgage loans collectively represent 2.7% of the Initial Mortgage Pool Balance and 9.8% of the Initial Loan Group 2 Balance, the related borrower at each mortgaged real property is permitted to obtain a release of a vacant portion of the related mortgaged real property without compensation to the mortgage lender, provided certain conditions are satisfied, including among others: (i) the released parcel is transferred to a party other than the related borrower; and (ii) that transfer will not result in a violation of the provisions of the related loan documents.

With respect to underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as WSG Portfolio II – 2021 Gunbarrel Road, representing 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group 1 Balance, respectively, the borrower is permitted to obtain a release of the WSG Portfolio II – 2021 Gunbarrel Road mortgaged real property from the related mortgage in the event of the exercise of a purchase option described below under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Purchase Options’’. The borrower is obligated to pay a price to the mortgage lender in connection with such release equal to 100% of outstanding principal balance of the promissory note allocated to such mortgaged real property, plus all accrued interest under such note and a yield maintenance prepayment consideration.

Certain other mortgage loans that we intend to include in the trust may also permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this prospectus supplement.

Terms and Conditions of the Underlying Mortgage Loans

Due Dates.    Subject, in some cases, to a next business day convention—

•	116 of the mortgage loans that we intend to include in the trust, representing 99.8% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the eleventh day of each month, and

•	one (1) of the mortgage loans that we intend to include in the trust, representing 0.2% of the Initial Mortgage Pool Balance, provides for scheduled payments of principal and/or interest to be due on the first day of each month.

Each mortgage loan that we intend to include in the trust provides for one or both of the following—

•	a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

•	that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day;

provided that, because the grace period with respect to certain underlying mortgage loans does not commence until a notice required under the related loan documents is delivered to the related borrower, if the master servicer fails to deliver the requisite notice for such an underlying mortgage loan in a timely manner in any given month, the grace period for that underlying mortgage loan could expire later than the 11th day (or the next business day) in that month. For example, some of the underlying mortgage loans, with respect to the related borrower’s first two failures to timely make constant monthly payments in any calendar year, Default Interest will not accrue until five days after notice from lender of such default.

Mortgage Rates; Calculations of Interest.    In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.

Notwithstanding the foregoing, the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Bethany Colorado Portfolio, which mortgage loan represents 2.0% of the Initial Mortgage Pool Balance and 7.3% of the Initial Loan Group 2 Balance, accrues interest at a rate of 5.4968% per annum through and including the accrual period expiring on May 10, 2009, at a rate of 5.8768% per annum during each accrual period from and including the accrual period commencing May 11, 2009 through and including the accrual period expiring on February 10, 2012, and at a rate of 5.6968% per annum during each accrual period thereafter.

In addition, the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westshore Cove, which mortgage loan represents 1.5% of the Initial Mortgage Pool Balance and 5.6% of the Initial Loan Group 2 Balance, accrues interest at a rate of 5.560% per annum through and including the accrual period expiring on June 10, 2008, at a rate of 5.660% per annum during each accrual period from and including the accrual period commencing June 11, 2008 through and including the accrual period expiring on June 10, 2009, at a rate of 5.880% per annum during each accrual period from and including the accrual period commencing on June 11, 2009 through and including the accrual period expiring on June 10, 2010, at a rate of 5.890% per annum during each accrual period from and including the accrual period commencing on June 11, 2010 through and including the accrual period expiring on June 10, 2011, and at a rate of 5.900% per annum during each accrual period from and including the accrual period commencing on June 11, 2011 through and including the accrual period expiring on June 10, 2012.

Further, the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sunset Village Apartments, which mortgage loan represents 0.8% of the Initial Mortgage Pool Balance and 2.9% of the Initial Loan Group 2 Balance, accrues interest at a rate of 5.700% per annum through and including the accrual period expiring on April 10, 2009, at a rate of 6.040% per annum during each accrual period from and including the interest accrual period commencing April 11, 2009 through and including the accrual period expiring on January 10, 2017, and at a rate of 5.950% per annum during each accrual period thereafter.

The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 5.2100% per annum to 6.8800% per annum, and the weighted average of those mortgage interest rates was 5.9801% per annum.

None of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

Balloon Loans.    All of the mortgage loans that we intend to include in the trust are Balloon Loans and are characterized by—

•	either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest-only period or (b) no amortization prior to stated maturity, and

•	a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

Fifty-five (55) of the Balloon Loans identified in the prior paragraph, representing 83.1% of the Initial Mortgage Pool Balance, of which 39 mortgage loans are in Loan Group 1, representing 83.0% of the Initial Loan Group 1 Balance, and 16 mortgage loans are in Loan Group 2, representing 83.3% of the Initial Loan Group 2 Balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 52 of the Balloon Loans identified in the prior paragraph, representing 15.4% of the Initial Mortgage Pool Balance, of which 44 mortgage loans are in Loan Group 1, representing 14.9% of the Initial Loan Group 1 Balance, and eight (8) mortgage loans are in Loan Group 2, representing 16.7% of the Initial Loan Group 2 Balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

Amortization of Principal.    The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans.

	Mortgage Pool	Loan Group 1	Loan Group 2
Original Term to Maturity (Mos.)
Maximum	180	180	120
Minimum	60	60	60
Weighted Average	106	109	96
Remaining Term to Maturity (Mos.)
Maximum	180	180	119
Minimum	51	56	51
Weighted Average	104	108	94
Original Amortization Term (Mos.)
Maximum	420	420	360
Minimum	300	300	360
Weighted Average	362	363	360
Remaining Amortization Term (Mos.)
Maximum	420	420	360
Minimum	298	298	360
Weighted Average	362	363	360

The calculation of original and remaining amortization terms in the foregoing table does not take into account 55 mortgage loans that we intend to include in the trust, collectively representing 83.1% of the Initial Mortgage Pool Balance, of which 39 mortgage loans are in Loan Group 1, representing 83.0% of the Initial Loan Group 1 Balance, and 16 mortgage loans are in Loan Group 2, representing 83.3% of the Initial Loan Group 2 Balance, respectively, that each provides for payments of interest only until the related stated maturity date. In addition, with respect to 52 other mortgage loans that we intend to include in the trust, representing 15.4% of the Initial Mortgage Pool Balance, of which 44 mortgage loans are in Loan Group 1, representing 14.9% of the Initial Loan Group 1 Balance, and eight (8) mortgage loans are in Loan Group 2, representing 16.7% of the Initial Loan Group 2 Balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods.    All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance;

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and

•	an open period, during which voluntarily prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions—Other Prepayment Provisions’’ below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

The table below shows, with respect to all of the mortgage loans we intend to include in the trust, the prepayment provisions in effect as of the cut-off date, the number of mortgage loans with each specified prepayment provision string that are in the entire mortgage pool, Loan Group 1 and Loan Group 2, and the percentage represented thereby of the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance and the Initial Loan Group 2 Balance.

Prepayment Provisions as of the Cut-off Date

	Number of Loans
Prepayment Provisions(1)	Mortgage Pool	Loan Group 1	Loan Group 2	% Initial Mortgage Pool Balance	% Initial Loan Group 1 Balance	% Initial Loan Group 2 Balance
L, D, O	53	45	8	72.8%	85.7%	39.2%
L, D	46	40	6	11.8	11.1	13.5
YM1%, O	7	0	7	10.3	0.0	37.1
L, YM1%, O	10	7	3	5.0	3.0	10.2
L, YM1%	1	1	0	0.2	0.2	0.0
Total	117	93	24	100.0%	100.0%	100.0%

(1)	Any prepayment restriction period identified as ‘‘D or YM’’ is, for the purposes of this prospectus supplement, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading ‘‘Prepayment Provisions’’ have the following meanings, as further described in the first paragraph of this ‘‘—Prepayments Provisions’’ section—

•	‘‘L’’ means the mortgage loan provides for a prepayment lock-out period;

•	‘‘D’’ means the mortgage loan provides for a defeasance period;

•	‘‘YM’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of a yield maintenance charge;

•	‘‘YM1%’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) 1% of the prepaid amount;

•	‘‘% Penalty’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid.

•	‘‘D or YM’’ means the mortgage loan provides for a period during which the borrower has the option to either defease the mortgage loan or prepay the mortgage loan together with payment of a yield maintenance charge; and

•	‘‘O’’ means the mortgage loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the 110 underlying mortgage loans for which a prepayment lock-out period is currently in effect:

•	the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 178 months with respect to the entire mortgage pool, 178 months with respect to Loan Group 1 and 119 months with respect to Loan Group 2;

•	the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 13 months with respect to the entire mortgage pool, 23 months with respect to Loan Group 1 and 13 months with respect to Loan Group 2; and

•	the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 94 months with respect to the entire mortgage pool, 100 months with respect to Loan Group 1 and 68 months with respect to Loan Group 2.

Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the holders of certain classes of the series 2007-C3 certificates, in the amounts and in accordance with the priorities described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges’’ and ‘‘Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying base prospectus.

Open periods generally begin not more than 12 months prior to stated maturity. Notwithstanding the foregoing, with respect to underlying mortgage loans secured by mortgaged real properties identified on Annex A-1 to this prospectus supplement as 110 William Street and Riverside Place Shopping Center, collectively representing 5.2% of the Initial Mortgage Pool Balance and 7.2% of the Initial Loan Group 1 Balance, the related loan documents provide that the loans may be prepaid without any yield maintenance or other prepayment penalty twenty-four months prior to the maturity of each such mortgage loan.

Other Prepayment Provisions.    Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan’s principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender’s application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Defeasance Loans.    Ninety nine (99) of the mortgage loans that we intend to include in the trust, representing 84.6% of the Initial Mortgage Pool Balance, of which 85 mortgage loans are in Loan Group 1, representing 96.8% of the Initial Loan Group 1 Balance, and 14 mortgage loans are in Loan Group 2, representing 52.7% of the Initial Loan Group 2 Balance, respectively, permit the respective borrowers (subsequent to an initial prepayment lock-out period, which is currently in effect, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and thereby obtain a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties. As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Issue Date.

In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

•	will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, or, in some instances, the expiration of the prepayment lock-out period; and

•	will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Each group of cross-collateralized mortgage loans and each individual multi-property or multi-parcel mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties or parcels would be released and the cross-collateralization would terminate as to the released property, parcel or properties.

If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan, multi-parcel mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following: (a) an amount sufficient to purchase government securities that provide payments equal to at least 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased and (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan or multi-parcel mortgage loan (assuming no defeasance has occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity.

In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

Due-on-Sale and Due-on-Encumbrance Provisions.    All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ subsection, these clauses either:

•	permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if, without the consent of the holder of the mortgage, the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

•	prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable’’ and ‘‘—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses’’ and ‘‘Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying base prospectus.

In addition, all of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

•	transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following—

1.	confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

2.	the reasonable acceptability of the transferee to the lender;

•	a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

•	transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

•	issuance by the borrower of new partnership or membership interests;

•	changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

•	a transfer of non-controlling ownership interests in the related borrower;

•	a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

•	transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

•	other transfers similar in nature to the foregoing.

Mortgage Pool Characteristics

A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

Significant Underlying Mortgage Loans

General.    Set forth below are summary discussions of the ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans that we intend to include in the trust.

I. The 237 Park Avenue Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$419,600,000(1)
Loan per Square Foot:	$355(2)
% of Initial Mortgage Pool Balance:	13.0%
Shadow Rating (S&P/Moody’s):	AAA/A3
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.27409% per annum(3)
Interest Calculation:	Actual/360
First Payment Date:	July 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(4)
Hyperamortization:	NAP(4)
Maturity Date:	June 11, 2017
Maturity Balance:	$419,600,000
Borrower:	237 Park Avenue Owner, L.P.
Sponsor:	Broadway Real Estate Partners, LLC and an affiliate of Lehman Brothers
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Tax and Insurance Reserve(5) Rollover/Replacement Reserve(6) Unfunded TI/LC Reserve(7) Debt Service Shortfall Reserve(8)
Ongoing Reserves:	Tax and Insurance Reserve(9) Rollover/Replacement Reserve(10)
Lockbox:	Hard(11)
Other Secured Debt:	$255,400,000 Subordinate Non-Trust Loan(12)
$225,000,000 Aggregate Senior Mezzanine Debt(13)
$60,000,000 Unfunded Junior
Mezzanine Facility(14)
$332,458,133 Aggregate Bridge Mezzanine Debt(15)
Permitted Mezzanine Financing(16)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	New York, New York
Year Built:	1914
Year Renovated:	1981, 2007
Square Feet:	1,183,371
Occupancy:	98.3%
Occupancy Date:	April 1, 2007
Ownership Interest:	Fee
Property Management:	Broadway Real Estate Services, LLC, an affiliate of the borrower
U/W NCF:	$41,241,256(17)
U/W NCF DSCR:	1.55x(18)
Cut-off Date U/W NCF DSCR:	1.55x(18)
Appraised Value:	$1,290,000,000
Appraisal As of Date:	May 1, 2007
Cut-off Date LTV Ratio:	32.5%(19)
Maturity LTV Ratio:	32.5%(19)

(1)	The 237 Park Avenue Mortgage Loan is part of the 237 Park Avenue Loan Combination that also includes the 237 Park Avenue Subordinate Non-Trust Loan in the cut-off date principal amount of $255,400,000.
(2)	Based solely on a loan amount comprised of the 237 Park Avenue Mortgage Loan.
(3)	The Mortgage Interest Rate set forth above is for the 237 Park Avenue Mortgage Loan only. The Mortgage Interest Rate for the 237 Park Avenue Subordinate Non-Trust Loan is 6.0056%.
(4)	NAP means not applicable.
(5)	At closing, the 237 Park Avenue Borrower deposited $7,011,719 into a tax and insurance escrow account to pay for real estate taxes on the 237 Park Avenue Mortgaged Property.
(6)	At closing, the 237 Park Avenue Borrower deposited $20,000,000 into a rollover/replacement reserve account to pay for leasing expenses incurred following the origination of the 237 Park Avenue Mortgage Loan, required repairs, and replacements at the 237 Park Avenue Mortgaged Property.
(7)	At closing, the 237 Park Avenue Borrower deposited $25,218,636 into an unfunded tenant obligations reserve account to pay for free rent credits and unfunded leasing expenses incurred prior to the origination of the 237 Park Avenue Mortgage Loan.
(8)	At closing, the 237 Park Avenue Borrower deposited $28,500,000 into a debt service shortfall account to pay for shortfalls in debt service payments for the 237 Park Avenue Mortgage Loan, the 237 Park Avenue Subordinate Non-Trust Loan and the 237 Park Avenue Senior Mezzanine Loan (defined below).
(9)	The 237 Park Avenue Borrower is required to make monthly deposits into a tax and insurance escrow account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the 237 Park Avenue Borrower provides evidence of a blanket or umbrella insurance policy covering the 237 Park Avenue Mortgaged

Property, as approved by the lender, the monthly insurance escrow payments for insurance premiums will be disbursed by the lender to the 237 Park Avenue Borrower. Further, the monthly escrows for taxes will not be required (i) if the 237 Park Avenue Borrower delivers to lender a letter of credit in the face amount equal to the amount required to be on deposit with lender from time to time in such reserve funds for payment of taxes, or, (ii) if the 237 Park Avenue Bridge Mezzanine Loan (defined below) is not outstanding, the 237 Park Avenue Borrower may deliver a guaranty by an acceptable guarantor guarantying the payment of all taxes when due, in which case the monthly escrow payments for taxes will not be required.
(10)	The 237 Park Avenue Borrower is required to make monthly deposits into a rollover/replacement reserve account on each payment date following the payment date occurring in July 2010, equal to an amount equal to the sum of (a) one-twelfth of the product of $0.15 per square foot times the gross leasable area of the 237 Park Avenue Mortgaged Property per year for replacements and repairs required to be made to the 237 Park Avenue Mortgaged Property, (b) one-twelfth of the product of $1.00 per square foot times the gross leasable area of the 237 Park Avenue Mortgaged Property per year for leasing expenses during the calendar year and (c) all lease termination payments in excess of $150,000, in the aggregate, made to the 237 Park Avenue Borrower. Notwithstanding the foregoing, if the 237 Park Avenue Borrower delivers to lender a letter of credit in the face amount of the amount required to be on deposit with the lender from time to time in the rollover/replacement reserve funds, then the monthly rollover/replacement reserve escrow payments will not be required.
(11)	See ‘‘—Lockbox’’ below.
(12)	See ‘‘—The Mortgage Loan’’ below.
(13)	Represents senior mezzanine debt in the aggregate principal amount, as of the cut-off date, of $225,000,000. See ‘‘—Mezzanine Financing’’ below.
(14)	Represents a junior unfunded mezzanine facility in the amount of up to $60,000,000. As of the cut-off date, the outstanding principal balance is $0. See ‘‘—Mezzanine Financing’’ below.
(15)	Represents bridge mezzanine debt in the aggregate principal amount, as of the cut-off date, of $332,458,133. See ‘‘—Mezzanine Financing’’ below.
(16)	See ‘‘—Permitted Mezzanine Financing’’ below.
(17)	Reflects in-place U/W NCF. U/W NCF is projected to be $63,839,802 based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 76,516 square feet upon building re-measurement and additional rent related to that square footage at current market rents and certain other lease-up assumptions.
(18)	Based on in-place U/W NCF and calculated based on the annual interest-only payments for the 237 Park Avenue Mortgage Loan only. The U/W DSCR based on in-place U/W NCF for the entire 237 Park Avenue Loan Combination is 0.98x. The U/W DSCR based on the projected U/W NCF of $63,839,802 (described in footnote (17) above) for the 237 Park Avenue Mortgage Loan only is 2.39x. The U/W DSCR based on that projected U/W NCF for the entire 237 Park Avenue Loan Combination is 1.51x.
(19)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the 237 Park Avenue Mortgage Loan and do not take into account the 237 Park Avenue Subordinate Non-Trust Loan. The Cut-off Date LTV Ratio and the Maturity LTV Ratio of the entire 237 Park Avenue Loan Combination are both 52.3%.

Major Tenant Information
Tenant(1)	Principal Business	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Rent Per Annum(2)	Ratings(4)	Lease Expiration Date
Credit Suisse	Investment Bank	270,486	22.9%	24.0%	$52.62	$14,234,093	AA−/Aa1	10/31/2014(5)
JWT	Advertising	270,280	22.8	17.6	$38.57	10,424,700	BBB+/Baa2	12/31/2016
Bear Stearns	Investment Bank	254,585	21.5	29.4	$68.60	17,465,567	A+/A1	7/31/2020
EM Warburg Pincus	Private Equity	111,545	9.4	8.8	$46.20	5,212,833	NR	10/31/2009
International Paper	Paper/Packaging	110,800	9.4	7.5	$40.00	4,432,000	BBB/Baa3	9/30/2011
Total		1,017,696	86.0%	87.2%		$51,769,193
(1)	Ranked by approximate square feet.
(2)	The percentages of total base revenues and rent per annum are based on in-place underwritten base rental revenues.
(3)	Reflects in-place base rent.
(4)	Credit ratings are by S&P and Moody’s, respectively, and may reflect the rating of the parent company (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.
(5)	Credit Suisse’s lease expiration includes 229,820 square feet expiring October 31, 2014 and 40,666 square feet expiring October 31, 2009.

Historical Annual Rent Per Square Foot Information(1)
2005	2006	2007(2)
$64.03	$66.74	$67.03
(1)	The effective annual rent based on rental information provided by the 237 Park Avenue Borrower.
(2)	As of the second quarter of 2007.

Lease Expiration Information
Year	Approximate # of Expiring Tenants	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007	1	3,457	0.3%	0.3%	$209,149	0.4%	0.4%
2008	3	2,052	0.2	0.5%	292,638	0.5	0.8%
2009	3	153,904	13.0	13.5%	7,412,470	12.5	13.3%
2010	2	1,831	0.2	13.6%	0	0.0	13.3%
2011	4	177,311	15.0	28.6%	7,495,420	12.6	26.0%
2012	3	3,433	0.3	28.9%	425,819	0.7	26.7%
2013	1	914	0.1	29.0%	54,392	0.1	26.8%
2014	3	232,078	19.6	48.6%	12,276,160	20.7	47.4%
2015	1	3,709	0.3	48.9%	448,700	0.8	48.2%
2016	3	327,352	27.7	76.6%	13,151,930	22.2	70.4%
2017 and beyond	4	256,881	21.7	98.3%	17,603,065	29.6	100.0%
Vacant	—	20,449	1.7	100.0%	0	—
Total	28	1,183,371	100.0%		$59,369,743	100.0%
(1)	Based on in-place underwritten base rental revenues.

The Borrower and Sponsor.    The 237 Park Avenue Borrower under the 237 Park Avenue Mortgage Loan is 237 Park Avenue Owner, L.P., a Delaware limited partnership, which is sponsored by Broadway Real Estate Partners, LLC (‘‘Broadway Partners’’). Broadway Partners is a national private real estate investment and management firm headquartered in New York. The firm invests in high quality office properties in select markets nationwide. Broadway Partners reports that, since 2000, it has acquired office assets with a value in excess of $15 billion. Broadway Partners has a strong team comprised of seasoned professionals with significant real estate transactional, operating and investing experience. The firm’s equity partners represent a cross section of both domestic and international institutional and private investors. An affiliate of the mortgage loan seller is an indirect equity holder in the 237 Park Avenue Borrower.

The Mortgage Loan.    The 237 Park Avenue Mortgage Loan was originated on May 15, 2007 and has a cut-off date principal balance of $419,600,000. The 237 Park Avenue Mortgage Loan is part of the 237 Park Avenue Loan Combination which is comprised of (i) the 237 Park Avenue Mortgage Loan and (ii) the 237 Park Avenue Subordinate Non-Trust Loan in the amount of $255,400,000. Both of the mortgage loans which comprise the 237 Park Avenue Loan Combination are secured by the 237 Park Avenue Mortgaged Property. The 237 Park Avenue Subordinate Non-Trust Loan (which will not be included in the trust) is, subsequent to an event of default on the 237 Park Avenue Loan Combination, subordinate in right of payment to the 237 Park Avenue Mortgage Loan. Both of the mortgage loans in the 237 Park Avenue Loan Combination are obligations of the 237 Park Avenue Borrower and are cross-defaulted with each other. The respective rights of the holders of the 237 Park Avenue Mortgage Loan and the 237 Park Avenue Subordinate Non-Trust Loan will be governed by the 237 Park Avenue Co-Lender Agreement. See ‘‘Loan Combinations—The A/B Loan Combinations.’’

The 237 Park Avenue Mortgage Loan is a ten-year loan with a stated maturity date of June 11, 2017. The 237 Park Avenue Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 6.27409% per annum. On the eleventh day of each month to, but not including, the stated maturity date, the 237 Park Avenue Borrower is required to make interest-only payments on the 237 Park Avenue Mortgage Loan. The principal balance of the 237 Park Avenue Mortgage Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

The 237 Park Avenue Borrower is prohibited from voluntarily prepaying the 237 Park Avenue Mortgage Loan, in whole or in part, prior to March 11, 2017. From and after March 11, 2017, the 237 Park Avenue Borrower may prepay the 237 Park Avenue Mortgage Loan, in whole only, without payment of any prepayment consideration, provided that the 237 Park Avenue Borrower simultaneously prepays the 237 Park Avenue Subordinate Non-Trust Loan in whole.

The 237 Park Avenue Borrower may defease the 237 Park Avenue Mortgage Loan, in whole only, on any date after the expiration of two years following the Issue Date, and by doing so obtain the release of the 237 Park Avenue Mortgaged Property. A defeasance will be effected by the 237 Park Avenue Borrower’s pledging substitute collateral that consists of direct, non-callable obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, which (a) produce payments that replicate the payment obligations of the 237 Park Avenue Borrower under the 237 Park Avenue Mortgage Loan and (b) are sufficient to pay off the 237 Park Avenue Mortgage Loan in its entirety, at the 237 Park Avenue Borrower’s election, on any payment date on or after March 11, 2017 or on the stated maturity date. The 237 Park Avenue Borrower’s right to defease the entire 237 Park Avenue Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C3 certificates by such rating agency.

The Mortgaged Property.    The 237 Park Avenue Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the 237 Park Avenue Borrower in the 237 Park Avenue Mortgaged Property, a 21-story Class A office building located in midtown Manhattan. Built in 1914, fully renovated in 1981 and further renovated in 2007, the 237 Park Avenue Mortgaged Property contains 1,183,371 square feet of net rentable area. The 237 Park Avenue Mortgaged Property is leased to a diverse mix of tenants including, Credit Suisse (which is rated AA−/Aa1 by S&P and Moody’s, respectively) with 270,486 square feet (22.9% of total space), JWT (which is rated BBB+/Baa2 by S&P and Moody’s, respectively) with 270,280 square feet (22.8% of total space), Bear Stearns (which is rated A+/A1 by S&P and Moody’s, respectively) with 254,585 square feet (21.5% of total space), EM Warburg Pincus with 111,545 square feet (9.4% of total space) and International Paper (which is rated BBB/Baa3 by S&P and Moody’s, respectively) with 110,800 square feet (9.4% of total space). As of April 1, 2007, based on square footage leased, occupancy at the 237 Park Avenue Mortgaged Property was 98.3%. Based on historical financial information provided by the 237 Park Avenue Borrower, the net operating income for the 237 Park Avenue Mortgaged Property was $32,991,765 for fiscal year 2006 and $6,384,213 for the period from January 2007 through March 2007.

The following is an occupancy chart for the 237 Park Avenue Mortgaged Property, as reported by the 237 Park Avenue Borrower.

Historical Occupancy Information
Year	Occupancy(1)
2006	100.0%
2005	99.8%
2004	100.0%
2003	100.0%
2002	100.0%
(1)	Percentages are as of December 31St of the respective years.

The Market.    According to information in the appraisal performed in connection with the origination of the 237 Park Avenue Mortgage Loan, the 237 Park Avenue Mortgaged Property is located on the southeast corner of Lexington Avenue and East 46th Street. Although physically located within the Grand Central District, the 237 Park Avenue Mortgaged Property is statistically located within the Park Avenue subdistrict, which is classified as the Plaza District and considered Manhattan’s premier office and retail location. The appraisal further reports that as of the fourth quarter 2006, the Plaza District contained 97.3 million square feet of Class A office space. According to the appraisal, the Plaza District has evidenced the highest rents in midtown due to the demand generated by its premier location and quality space. As reported in the appraisal, the fourth quarter 2006 average, direct primary, Class A, asking rental rate in the four Plaza District statistical areas (East Side, Park Avenue, Madison/Fifth Avenues and 6th Avenue/Rockefeller Center) averaged $79.35, which was considerably above the direct primary midtown average of $69.43 for the same quarter. The vacancy rate for Class A space in the Park Avenue statistical area was 2.2%, below the overall midtown Class A vacancy rate of 6.2%.

Lockbox.    The 237 Park Avenue Borrower is required to cause all income from the 237 Park Avenue Mortgaged Property to be deposited into a cash management account controlled by the lender. All funds on deposit in the cash management account shall be applied in the following order of priority as set forth in the 237 Park Avenue Mortgage Loan documents: (i) first, to pay the monthly deposit for taxes; (ii) second, to pay the monthly deposit for insurance premiums; (iii) third, to pay debt service due on the 237 Park Avenue Mortgage Loan; (iv) fourth, beginning on the payment date occurring in July 2010, to pay the monthly rollover/replacement reserve escrow deposit; (v) fifth, to pay any default interest or late payment charges due under the 237 Park Avenue Mortgage Loan documents; (vi) sixth, to pay the fees due in connection with the cash management account; (vii) seventh, to the 237 Park Avenue Borrower to pay operating expenses for the next calendar month; and (viii) lastly, so long as no event of default exists, the remainder to the holder of the senior 237 Park Avenue Mezzanine Loan to be disbursed in accordance with the senior 237 Park Avenue Mezzanine Loan documents.

Terrorism Coverage.    The 237 Park Avenue Borrower is required to maintain insurance against terrorism, terrorist acts (including bio-terrorism) or similar acts of sabotage with coverage in an amount not less than 100% of the replacement value of the 237 Park Avenue Mortgaged Property, provided that such terrorism insurance is commercially available and that the total annual premium payable by the 237 Park Avenue Borrower for such terrorism coverage shall not exceed $1,250,000 for such coverage.

Mezzanine Financing.    The holders of direct and indirect interests in the 237 Park Avenue Borrower (collectively, the ‘‘237 Park Avenue Mezzanine Borrowers’’) have incurred the following mezzanine loans: (a) the 237 Park Avenue Senior Mezzanine Loan in the principal amount of $225,000,000; (b) the 237 Park Avenue Junior Mezzanine Loan in the maximum principal amount of $60,000,000 of which no funds have been advanced as of the cut-off date; (c) the 237 Park Avenue Bridge Mezzanine Loan in the principal amount of $224,943,632 and (d) the 237 Park Avenue Subordinate Bridge Mezzanine Loan in the principal amount of $107,514,501 (collectively, the ‘‘237 Park Avenue Mezzanine Loans’’, which 237 Park Avenue Mezzanine Loans are secured by pledges of 100% of the direct or indirect interests in the 237 Park Avenue Borrower.

The 237 Park Avenue Senior Mezzanine Loan is coterminous with the 237 Park Avenue Mortgage Loan. The 237 Park Avenue Junior Mezzanine Loan has an initial term of five years with five extension terms of one year each. The 237 Park Avenue Bridge Mezzanine Loan and the 237 Park Avenue Subordinate Bridge Mezzanine Loan (collectively, the ‘‘237 Park Avenue Aggregate Bridge Mezzanine Loans’’) each have an initial term of 15 months with a three month extension term and a six month extension term.

The 237 Park Avenue Mezzanine Loans accrue interest on an Actual/360 Basis at a (a) fixed rate per annum with respect to the 237 Park Avenue Senior Mezzanine Loan and (b) floating rate per annum with respect to the 237 Park Avenue Junior Mezzanine Loan and the 237 Park Avenue Aggregate Bridge Mezzanine Loans. On the eleventh day of each month up to, but excluding, the scheduled maturity date, the 237 Park Avenue Mezzanine Borrowers under (a) the 237 Park Avenue Senior Mezzanine Loan and the 237 Park Avenue Bridge Mezzanine Loan are required to make interest-only payments on the outstanding principal balance of such 237 Park Avenue Mezzanine Loans and (b) the 237 Park Avenue Junior Mezzanine Loan is required to make partial interest-only payments on the outstanding principal balance of the 237 Park Avenue Junior Mezzanine Loan; the remainder of the interest accrued thereunder is due on the scheduled maturity date. Interest on the 237 Park Avenue Subordinate Bridge Mezzanine Loan accrues throughout the initial term of the 237 Park Avenue Subordinate Bridge Mezzanine Loan but during each extension term, the borrower under the 237 Park Avenue Subordinate Bridge Mezzanine Loan is required to make interest-only payments on the eleventh day of each month up to, but excluding the extended maturity date. Following May 11, 2009, the 237 Park Avenue Junior Mezzanine Loan requires monthly payments of a non-use fee for so long as the outstanding balance of the 237 Park Avenue Junior Mezzanine is less than $60,000,000. The principal balance of the 237 Park Avenue Mezzanine Loans, plus all accrued and unpaid interest thereon, are due and payable on the scheduled maturity date.

The 237 Park Avenue Mezzanine Loans may be voluntarily prepaid, in whole but not in part, at any time, provided that if such prepayment occurs prior to March 11, 2017 with respect to the 237 Park Avenue Senior Mezzanine Loan or prior to February 11, 2008 with respect to the 237 Park Avenue Bridge Mezzanine Loan, such prepayment must be accompanied by a yield maintenance premium.

Mezzanine Intercreditor Agreement.    The holder of the 237 Park Avenue Mortgage Loan and the holders of the 237 Park Avenue Mezzanine Loans have entered into an intercreditor agreement (the ‘‘237 Park Avenue Intercreditor Agreement’’) which sets forth the relative priorities between the 237 Park Avenue Mortgage Loan and the 237 Park Avenue Mezzanine Loans. The 237 Park Intercreditor Agreement provides that, among other things:

(1)	each mezzanine lender has the right to receive notice of certain events of default under the 237 Park Avenue Mortgage Loan and the right to cure any monetary default within a period ending five business days after the giving of such notice; provided, however, that each mezzanine lender shall not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless the respective mezzanine lender has commenced and is continuing to diligently pursue its rights against the mezzanine collateral. In addition, if the default is of a non-monetary nature, the lender of the 237 Park Avenue Subordinate Bridge Mezzanine Loan has five business days from the later of receipt of the 237 Park Avenue Mortgage Loan default and expiration of the 237 Park Avenue Borrower’s cure period under the 237 Park Avenue Mortgage Loan, the lender of the 237 Park Avenue Bridge Mezzanine Loan has five business days from the later of receipt of notice of the failure of the lender of the 237 Park Avenue Subordinate Bridge Mezzanine Loan to cure the 237 Park Avenue Mortgage Loan default and ten business days after expiration of the 237 Park Avenue Borrower’s cure period under the 237 Park Avenue Mortgage Loan, the lender of the 237 Park Avenue Junior Mezzanine Loan has five business days from the later of receipt of notice of the failure of the lender of the 237 Park Avenue Bridge Mezzanine Loan to cure the 237 Park Avenue Mortgage Loan default and fifteen business days after expiration of the 237 Park Avenue Borrower’s cure period under the 237 Park Avenue Mortgage Loan and the lender of the 237 Park Avenue Senior Mezzanine Loan has five business days from the later of receipt of notice of the failure of the lender of the 237 Park Avenue Junior Mezzanine Loan to cure the 237 Park Avenue Mortgage Loan default and twenty business days after expiration of the 237 Park Avenue Borrower’s cure period under the 237 Park Avenue Mortgage Loan; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period then, subject to certain conditions, the respective mezzanine lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default;

(2)	if the 237 Park Avenue Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the 237 Park Avenue Mortgage Loan has been commenced, then, subject to the terms of the 237 Park Avenue Intercreditor Agreement, the lender of the 237 Park Avenue Senior Mezzanine Loan, the lender of the 237 Park Avenue Junior Mezzanine Loan, the lender of the 237 Park Avenue Bridge Mezzanine Loan and the lender of the 237 Park Avenue Subordinate Bridge Mezzanine Loan will each have the right to purchase the 237 Park Avenue Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued and unpaid interest and other amounts due thereon (including, without limitation, any late charges, default interest, advances and post-petition interest, but excluding any liquidated damages, exit fees or prepayment premiums), any protective advances made by the mortgagee and any interest on any advances;

(3)	the loan documents evidencing and securing the 237 Park Avenue Mortgage Loan generally may be modified without the consent of the holders of the 237 Park Avenue Mezzanine Loans, except that certain provisions may not be modified without the consent of the holders of the 237 Park Avenue Mezzanine Loans, including, without limitation, a material increase in any monetary obligations of the 237 Park Avenue Borrower. Notwithstanding the foregoing, upon the occurrence of an event of default under the loan documents evidencing or securing the 237 Park Avenue Mortgage Loan, the holder of the 237 Park Avenue Mortgage Loan will be permitted to amend or modify the 237 Park Avenue Mortgage Loan in a manner that, among other things, increases the interest rate thereunder;

(4)	upon the occurrence of an event of default under the 237 Park Avenue Mortgage Loan, no payments will be retained by any mezzanine lender on the 237 Park Avenue Mezzanine Loans until all payments that are due or that will become due under the 237 Park Avenue Mortgage Loan are paid in full to the holder of the 237 Park Avenue Mortgage Loan;

(5)	upon an event which would entitle a mezzanine lender to terminate the property manager of the 237 Park Avenue Mortgaged Property pursuant to the 237 Park Avenue Mezzanine Loans documents, the most junior junior lender under the 237 Park Avenue Intercreditor Agreement can select a replacement property manager, which replacement manager shall be a ‘‘Qualified Manager’’, as such term is defined in the 237 Park Avenue Intercreditor Agreement. In the event that both the applicable most senior junior lender and the holder of the 237 Park Avenue Mortgage Loan have such rights at the same time and the holder of the 237 Park Avenue Mortgage Loan fails to exercise such rights, the applicable most senior junior lender may exercise such rights, provided that no replacement manager as to which the holder of the 237 Park Avenue Mortgage Loan has approval rights under the senior loan documents shall be appointed if the holder of the 237 Park Avenue Mortgage Loan has reasonable grounds to object to such property manager and affirmatively objects to such manager. In the event that both the applicable most senior junior lender and the most junior junior lender have such rights at the same time, and the most senior junior lender fails to exercise such rights, the applicable most junior junior Lender may exercise such rights and replace the property manager with a Qualified Manager provided that no replacement manager as to which the holder of the 237 Park Avenue Mortgage Loan has approval rights under the senior loan documents shall be appointed if the holder of the 237 Park Avenue Mortgage Loan has reasonable grounds to object to such property manager and affirmatively objects to such manager. Any such exercise by the applicable most senior junior lender or most junior junior lender may be superseded by any subsequent exercise of such right by the holder of the 237 Park Avenue Mortgage Loan to the extent provided in the senior loan documents, provided such replacement manager is a Qualified Manager; and

(6)	the lenders of the 237 Park Avenue Mezzanine Loans are not permitted to transfer more than 49% of their beneficial interest in their related mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2007-C3 certificates has been received.

Permitted Mezzanine Financing.    An indirect owner of the 237 Park Avenue Borrower, other than the 237 Park Avenue Mezzanine Borrowers (the ‘‘Permitted Mezzanine Borrower’’ may obtain a mezzanine loan (the ‘‘Permitted Mezzanine Loan’’) secured by its indirect ownership interests in the 237 Park Avenue Borrower provided that certain conditions contained in the 237 Park Avenue Mortgage Loan documents are satisfied, including but not limited to the following: (a) the loan-to-value ratio, giving effect to the 237 Park Avenue Mortgage Loan and the Permitted Mezzanine Loan, does not exceed

80%, (b) the combined debt service coverage ratio for the 237 Park Avenue Mortgage Loan, the 237 Park Avenue Mezzanine Loans and the Permitted Mezzanine Loan will not be less than 1.15x; provided however if the debt service coverage ratio for the 237 Park Avenue Mortgage Loan, certain of the 237 Park Avenue Mezzanine Loans and the Permitted Mezzanine Loan is less than 1.15x but greater than 1.05x, 237 Park Avenue Borrower may deliver to lender a letter of credit in an amount that, if applied to the 237 Park Avenue Mortgage Loan would reduce the outstanding balance of such loan by the amount necessary to achieve a debt service coverage ratio of at least 1.15x; (b) the holder of the Permitted Mezzanine Loan (‘‘Permitted Mezzanine Lender’’) is a ‘‘Qualified Transferee’’ as such term is defined in the form of intercreditor agreement then-approved by the Rating Agencies and otherwise reasonably acceptable to lender in all respects; (c) the Permitted Mezzanine Lender executes and delivers to the lender an intercreditor agreement in the form then-approved by the Rating Agencies or otherwise reasonably acceptable to lender; (d) lender shall have received confirmation from each Rating Agency that such Permitted Mezzanine Loan would not, in and of itself, result in a downgrade, qualification or withdrawal of the ratings then assigned or to be assigned to the securities; and (e) the Permitted Mezzanine Borrower shall pay all reasonable costs and expenses incurred by lender in connection with the making of the Permitted Mezzanine Loan.

Future Development Rights.    In the event that an affiliate of the 237 Park Avenue Borrower elects to develop the airspace above the existing building located on the 237 Park Avenue Mortgaged Property (the ‘‘New Development’’) as a separate condominium unit or units, the 237 Park Avenue Borrower may convert the 237 Park Avenue Mortgaged Property into a condominium, with the existing building currently located at the Property comprising one condominium unit and the New Development comprising one or more separate condominium units, provided that certain conditions contained in the 237 Park Avenue Mortgage Loan documents are satisfied. The condominium unit created for the New Development will be released from the lien of the 237 Park Avenue Mortgage Loan, provided that certain conditions contained in the 237 Park Avenue Mortgage Loan documents are satisfied.

II. The Rosslyn Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$310,000,000(1)
Loan per Square Foot:	$223(2)
% of Initial Mortgage Pool Balance:	9.6%
Shadow Rating (S&P/Moody’s):	BBB+/Baa3
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.83082% per annum(3)
Interest Calculation:	Actual/360
First Payment Date:	July 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(4)
Hyperamortization:	NAP(4)
Maturity Date:	June 11, 2017
Maturity Balance:	$310,000,000
Borrowers:	1000-1100 Wilson Owner, LLC, 1101 Wilson Owner, LLC
Sponsor:	Monday Properties and an affiliate of Lehman Brothers
Defeasance/Prepayment:	Defeasance permitted beginning two years after the Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Unfunded Tenant Obligations Reserve(5)
Leasing Reserve(6)
Ongoing Reserves:	Tax and Insurance Reserve(7)
Lockbox:	Springing Hard(8)
Other Secured Debt:	$257,675,000(1) Subordinate Non-Trust Loan
$70,000,000 Credit Facility Term Loan(9)
$50,000,000 Credit Facility Delayed Draw Term Loan(9)
$100,000,000 Credit Facility Revolving Loan Credit Commitments(9)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(10)
Property Type:	Class A Office
Location:	Arlington, Virginia
Year Built:	1981-1988
Year Renovated:	NAP(4)
Square Feet:	1,391,496(10)
Occupancy:	98.3%(11)
Occupancy Date:	March 1, 2007
Ownership Interest:	Fee
Property Management:	Monday Properties Services LLC, an affiliate of the borrowers
UW NCF:	$41,201,329(12)
U/W NCF DSCR:	2.25x(13)
Cut-off Date U/W NCF DSCR:	2.25x(13)
Appraised Value:	$841,000,000(14)
Appraisal As of Date:	March 21, 2007
Cut-off Date LTV Ratio:	36.9%(15)
Maturity LTV Ratio:	36.9%(15)

(1)	The Rosslyn Portfolio Mortgage Loan is part of the Rosslyn Portfolio Loan Combination that also includes the Rosslyn Portfolio Subordinate Non-Trust Loan in the cut-off date principal amount of $257,675,000.
(2)	Based solely on the amount comprised of the Rosslyn Portfolio Mortgage Loan.
(3)	The Mortgage Interest Rate set forth above is for the Rosslyn Portfolio Mortgage Loan only. The Mortgage Interest Rate for the Rosslyn Portfolio Subordinate Non-Trust Loan is 6.00394%.
(4)	NAP means not applicable.
(5)	At closing, the Rosslyn Portfolio Borrowers deposited $3,779,052 into an unfunded tenant obligations reserve account to pay for the costs of tenant allowances, tenant improvements, leasing commissions and rent concessions at the Rosslyn Portfolio Mortgaged Properties.
(6)	The Rosslyn Portfolio Borrowers are required to deposit $12,100,000 into a leasing reserve account to pay for tenant improvements and allowances, leasing commissions and other related costs of leasing; provided, however, an amount of such reserve equal to $10,700,000 shall be utilized exclusively for such tenant and leasing costs relating to the first floor space at 1101 Wilson Boulevard, and an amount of such reserve equal to $1,400,000 shall be utilized exclusively for such tenant and leasing costs relating to rollover at 1101 Wilson Boulevard during the calendar year 2009. In addition, all lease termination payments in excess of $100,000 shall be deposited into the leasing reserve account. In lieu of making the $12,100,000 deposit into the leasing reserve account, the Rosslyn Portfolio Borrowers are permitted to deliver either (i) a letter of credit or (ii) a certificate from the Credit Facility Borrowers (defined below) certifying to lender that there are sufficient funds available to Credit Facility Borrowers under a $220,000,000 credit facility between Credit Facility Borrowers, Credit Facility Lenders (defined below) and an affiliate of the related mortgage loan seller, as administrative agent for Credit Facility Lenders, that the Credit Facility Borrowers will make such funds available to the Rosslyn Portfolio Borrowers and that the Rosslyn Portfolio Borrowers will use such funds to pay such tenant and leasing costs as set forth above. As part of the loan closing, the Rosslyn Portfolio Borrowers delivered the certificate as discussed above.

(7)	Upon the occurrence and continuance of an event of default or in the event DSCR for the Rosslyn Portfolio Mortgaged Properties is less than 1.05x, the Rosslyn Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which the lender estimates would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the Rosslyn Portfolio Borrowers provide evidence of a blanket insurance policy covering the Rosslyn Portfolio Mortgaged Properties, as approved by lender, the monthly insurance escrow payments will not be required.
(8)	See ‘‘—Lockbox’’ below.
(9)	See ‘‘—Credit Facility’’ below.
(10)	The Rosslyn Portfolio Mortgaged Properties are comprised of 1000-1100 Wilson Boulevard, which consists of two buildings with an aggregate of 1,065,666 square feet, and 1101 Wilson Boulevard with 325,830 square feet.
(11)	Weighted average based on allocated loan amounts and individual property occupancy.
(12)	Reflects in-place U/W NCF. U/W NCF is projected to be $41,684,099 based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases and certain other lease-up assumptions.
(13)	Based on in-place U/W NCF and calculated based on the annual interest-only payments at an interest rate of 5.83082% calculated on an Actual/360 Basis and without regard to the Rosslyn Portfolio Subordinate Non-Trust Loan. The U/W NCF DSCR based on in-place U/W NCF and interest-only payments based on a weighted average interest rate of 5.9094% calculated on an Actual/360 Basis for the entire Rosslyn Portfolio Loan Combination is 1.21x. The U/W NCF DSCR for the Rosslyn Portfolio Mortgage Loan based on the projected U/W NCF of $41,684,099 (described in footnote (12) above) is 2.27x. The U/W NCF DSCR based on that projected U/W NCF for the entire Rosslyn Portfolio Loan Combination is 1.23x.
(14)	Aggregate appraised values of the Rosslyn Portfolio Mortgaged Properties comprised of $670,000,000 for 1000-1100 Wilson Boulevard and $171,000,000 for 1101 Wilson Boulevard.
(15)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the Rosslyn Portfolio Mortgage Loan and do not take into account the Rosslyn Portfolio Subordinate Non-Trust Loan. The Cut-off Date LTV Ratio and the Maturity LTV Ratio of the entire Rosslyn Portfolio Loan Combination are 67.5%.

Major Tenant Information
Tenant(1)	Property	Approximate Square Feet	% Total Square Feet(2)	% Total Base Revenues(3)	Rent PSF(4)	Ratings(5)	Lease Expiration Date
GSA	1000-1100 Wilson Boulevard, 1101 Wilson Boulevard	261,790	18.8%	19.3%	$34.34	AAA/Aaa	12/26/2012(6)(7)
Northrop Corporation	1000-1100 Wilson Boulevard	140,330	10.1	10.8	$38.16	BBB+/Baa1	12/31/2012
Raytheon	1000-1100 Wilson Boulevard	115,668	8.3	8.1	$34.75	BBB+/Baa1	8/31/2013
Freedom Forum	1101 Wilson Boulevard	61,250	4.4	3.5	$28.62	NR	6/30/2009(8)
SRI International, Inc.	1000-1100 Wilson Boulevard	59,361	4.3	4.4	$35.45	NR	6/30/2017
Total		638,399	45.9%	46.2%
(1)	Ranked by approximate square feet.
(2)	The percentages are based on the aggregate square footage for the entire Rosslyn Portfolio.
(3)	The percentages of total base revenues are based on the aggregate in-place underwritten base rental revenues for the entire Rosslyn Portfolio.
(4)	Reflects in-place base rent.
(5)	Credit ratings are those of S&P and Moody’s, respectively, and may reflect the rating of the parent company (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.
(6)	GSA’s lease expiration includes 12,093 square feet expiring April 30, 2010, an aggregate of 216,369 square feet expiring in 2012, 14,226 square feet expiring June 9, 2013 and 19,102 square feet expiring August 1, 2017.
(7)	Approximately 69,510 square feet of the 261,790 square feet (26.6% of tenant space) is subject to early termination provisions.
(8)	Freedom Forum’s lease expiration includes 8,255 square feet on a month-to-month basis and 17,665 square feet expiring January 31, 2008.

Lease Expiration Information(1)
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007(2)	30,260	2.2%	2.2%	$836,197	1.7%	1.7%
2008	116,998	8.4	10.6%	3,197,682	6.3	8.0%
2009	85,372	6.1	16.7%	2,871,078	5.7	13.7%
2010	85,523	6.1	22.9%	3,526,941	7.0	20.7%
2011	58,344	4.2	27.1%	2,144,204	4.3	24.9%
2012	440,876	31.7	58.7%	16,896,951	33.5	58.4%
2013	224,186	16.1	74.9%	8,429,388	16.7	75.1%
2014	27,885	2.0	76.9%	1,224,900	2.4	77.6%
2015	0	0.0	76.9%	0	0.0	77.6%
2016	3,060	0.2	77.1%	157,288	0.3	77.9%
2017 & beyond	293,732	21.1	98.2%	11,154,630	22.1	100.0%
Vacant	25,260	1.8	100.0%	0	—
Totals	1,391,496	100.0%		$50,439,259	100.0%
(1)	Based on in-place underwritten base rental revenues.
(2)	Includes any month-to-month tenants.

The Borrowers and Sponsor.    The Rosslyn Portfolio Borrowers are 1000-1100 Wilson Owner, LLC and 1101 Wilson Owner, LLC, each a Delaware limited liability company, which are ultimately sponsored by Monday Properties. Monday Properties is a private real estate owner, developer and management firm with particular emphasis in New York and Washington, D.C. Monday Properties executes an integrated marketing and leasing program for the properties it owns and manages. Monday Properties and its affiliates currently own and/or manage approximately 4 million square feet of property in Manhattan and 3 million square feet in the greater Washington, D.C. area. An affiliate of the mortgage seller is an indirect equity holder in the Rosslyn Portfolio Borrowers.

The Mortgage Loan.    The Rosslyn Portfolio Mortgage Loan was originated on May 15, 2007 and has a cut-off date principal balance of $310,000,000. The Rosslyn Portfolio Mortgage Loan is part of the Rosslyn Portfolio Loan Combination which is comprised of (i) the Rosslyn Portfolio Mortgage Loan and (ii) the Rosslyn Portfolio Subordinate Non-Trust Loan in the amount of $257,675,000. Both of the mortgage loans which comprise the Rosslyn Portfolio Loan Combination are secured by the Rosslyn Portfolio Mortgaged Properties. The Rosslyn Portfolio Subordinate Non-Trust Loan, which will not be included in the trust, is, subsequent to an uncured event of default on the Rosslyn Portfolio Loan Combination, subordinate in right of payment to the Rosslyn Portfolio Mortgage Loan. Both of the loans in the Rosslyn Portfolio Loan Combination are obligations of the Rosslyn Portfolio Borrowers and are cross-defaulted with each other. The respective rights of the holders of the Rosslyn Portfolio Mortgage Loan and the Rosslyn Portfolio Subordinate Non-Trust Loan will be governed by the Rosslyn Portfolio Co-Lender Agreement. See ‘‘Loan Combinations—The A/B Loan Combinations.’’

The Rosslyn Portfolio Mortgage Loan is a ten-year loan with a stated maturity date of June 11, 2017. The Rosslyn Portfolio Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.83082% per annum. On the eleventh day of each month to but excluding the stated maturity date, the Rosslyn Portfolio Borrowers are required to make interest-only payments on the Rosslyn Portfolio Mortgage Loan. The principal balance of the Rosslyn Portfolio Mortgage Loan plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

The Rosslyn Portfolio Borrowers are prohibited from voluntarily prepaying the Rosslyn Portfolio Mortgage Loan and the Rosslyn Portfolio Subordinate Non-Trust Loan, in whole or in part, prior to March 11, 2017. From and after March 11, 2017, the Rosslyn Portfolio Borrowers may prepay the Rosslyn Portfolio Mortgage Loan and the Rosslyn Portfolio Subordinate Non-Trust Loan, in whole only, without payment of any prepayment fee or penalty.

The Rosslyn Portfolio Borrowers may defease the Rosslyn Portfolio Mortgage Loan, in whole only, on the second anniversary of the Issue Date, and by doing so obtain the release of the Rosslyn Portfolio Mortgaged Properties. A defeasance will be effected by the Rosslyn Portfolio Borrowers pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that provide payments on or prior (but as close as possible) to the scheduled payment dates under the Rosslyn Portfolio Mortgage Loan and are sufficient to pay off the Rosslyn Portfolio Mortgage Loan in its entirety on the stated maturity date. The Rosslyn Portfolio Borrowers’ right to defease the entire Rosslyn Portfolio Mortgage Loan is conditioned upon, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C3 certificates by such rating agency and is further conditioned on the Rosslyn Portfolio Subordinate Non-Trust Loan being simultaneously prepaid in whole.

The Rosslyn Portfolio Borrowers may defease the Rosslyn Portfolio Mortgage Loan in part at any time after the expiration of two years following the Issue Date, in connection with the release of either 1000-1100 Wilson Boulevard or 1101 Wilson Boulevard from the lien of the Rosslyn Portfolio Mortgage Loan by simultaneously defeasing an amount of the Rosslyn Portfolio Mortgage Loan and the Rosslyn Portfolio Subordinate Non-Trust Loan equal to $452,250,000, with respect to 1000-1100 Wilson Boulevard, and $115,425,000 with respect to 1101 Wilson Boulevard. A defeasance will be effected by the Rosslyn Portfolio Borrowers pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that provide payments on or prior (but as close as possible) to the scheduled payment dates under the portion of the Rosslyn Portfolio Mortgage Loan so defeased and are sufficient to pay off such portion of the Rosslyn Portfolio Mortgage Loan in its entirety on the stated maturity date. The Rosslyn Portfolio Borrowers’ right to partially defease the entire Rosslyn Portfolio Mortgage Loan is conditioned upon, among other things, the satisfaction of certain conditions set forth in the Rosslyn Portfolio Mortgage Loan documents, including (i) the remaining Rosslyn Portfolio Mortgaged Property shall have an LTV ratio of no more than 65% and a DSCR of at least 1.05x, and (ii) the lender shall have received from the applicable rating agencies written confirmation that such release will not result in the downgrade, withdrawal or qualification of the then current ratings assigned to any class of series 2007-C3 certificates.

The Mortgaged Properties.    The Rosslyn Portfolio Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Rosslyn Portfolio Borrowers in the Rosslyn Portfolio Mortgaged Properties. The Rosslyn Portfolio Mortgaged Properties consist of three Class A office buildings with an aggregate of 1,391,496 square feet located in Arlington, Virginia. The three properties are comprised of the 1,065,666 square foot 1000-1100 Wilson Boulevard which was built in 1981 and the 325,830 square foot 1101 Wilson Boulevard which was built in 1988. The Rosslyn Portfolio Mortgaged Properties are occupied by a diverse mix of companies and industries including GSA (which is rated AAA/Aaa by S&P and Moody’s, respectively) with 261,790 square feet (18.8% of total space), Northrop Corporation (which is rated BBB+/Baa1 by S&P and Moody’s, respectively) with 140,330 square feet (10.1% of total space), Raytheon (which is rated BBB+/Baa1 by S&P and Moody’s, respectively) with 115,668 square feet (8.3% of total space), Freedom Forum with 61,250 square feet (4.4% of total space) and SRI International, Inc. with 59,361 square feet (4.3% of total space). As of March 1, 2007, the weighted average occupancy of the Rosslyn Portfolio Mortgaged Properties, based on allocated loan amount, was 98.3%.

Lockbox.    The Rosslyn Portfolio Borrowers are required to deposit all income from the Rosslyn Portfolio Mortgaged Property into a segregated account (the ‘‘Rosslyn Portfolio Clearing Account’’); provided however, that such account is not pledged to the holder of the Rosslyn Portfolio Mortgage Loan. Prior to (a) an event of default under the Rosslyn Portfolio Mortgage Loan, or (b) the DSCR falling below 1.05x (each, a ‘‘Rosslyn Portfolio Triggering Event’’), sums in the Rosslyn Portfolio Clearing Account may be transferred to accounts designated by the Rosslyn Portfolio Borrowers. Following a Rosslyn Portfolio Triggering Event and until the occurrence of a Trigger Cure Event (defined below), all funds in the Rosslyn Portfolio Clearing Account will be transferred to another account that is under the sole control of the lender (the ‘‘Rosslyn Portfolio Deposit Account’’). While a Rosslyn Portfolio Triggering Event (other than based on an event of default) exists with respect to the Rosslyn Portfolio Mortgage Loan, all amounts in the Rosslyn Portfolio Deposit Account will be applied on each monthly payment date in the following order of priority: (i) first, to the tax escrow fund; (ii) second, to the insurance escrow fund; (iii) third, to the payment of the monthly debt service payment amount; (iv) fourth, to the payment of any Default Interest; and (v) lastly, provided no event of default shall exist, to the Rosslyn Portfolio Borrowers. In the event of a Rosslyn Portfolio Triggering Event resulting from an event of default, amounts in the Rosslyn Portfolio Deposit Account shall be applied in lender’s discretion. ‘‘Trigger Cure Event’’ means, (i) as to a Rosslyn Portfolio Triggering Event which is an event of default, the cure by the Rosslyn Portfolio Borrowers (and acceptance of such cure by lender) of the applicable event of default, and (ii) as to a Rosslyn Portfolio Triggering Event which is based on the DSCR falling below 1.05x, the debt service coverage ratio equaling or exceeding 1.05x for two consecutive quarters then ending.

Terrorism Coverage.    The Rosslyn Portfolio Borrowers are required to maintain insurance against acts of terrorism (including bio-terrorism), terrorist acts or similar acts of sabotage for the full insurable value of the improvements and personal property, provided such insurance is available at a cost not in excess of $350,000 (such amount to be adjusted annually to reflect any increase in the consumer price index during the preceding year) for each year of the Rosslyn Portfolio Mortgage Loan term.

GSA/DOD Leases.    Approximately 19% of the total relates to space administered by GSA on behalf of the U.S. Government or space directly leased to the U.S. Department of Defense.

As a post-closing matter, the Rosslyn Portfolio Borrowers have covenanted to provide novations, notices of assignment, statements of lease/change of ownership forms, and subordination, non-disturbance and attornment agreements from the U.S. Government in agreed to forms within 90 days from the origination date of the Rosslyn Portfolio Mortgage Loan (May 15, 2007).

Credit Facility.    Pursuant to the terms of that certain credit agreement dated as of May 15, 2007 (the ‘‘Credit Facility Agreement’’) among the direct owner of the Rosslyn Portfolio Borrowers and of other borrowers affiliated with the Rosslyn Portfolio Borrowers (collectively, the ‘‘Credit Facility Borrower’’), the several banks and other financial institutions or entities from time to time parties to the Credit Facility Agreement (the ‘‘Credit Facility Lenders’’), an affiliate of the related mortgage loan seller, as arranger, and an affiliate of the related mortgage loan seller, as administrative agent (the ‘‘Credit Facility Agent’’) for the Credit Facility Lenders, and others, the Credit Facility Lenders have made available to the Credit Facility Borrower a term loan in the principal amount of $70,000,000 with additional delayed draw term loan commitments in the maximum aggregate principal amount of $50,000,000 and revolving credit commitments (with a sublimit available for letters of credit and swing line loans) in the maximum principal amount of $100,000,000 (collectively, the ‘‘Credit Facility’’).

As of July 5, 2007, the outstanding $70,000,000 principal amount of the term loan and the outstanding $7,000,000 principal amount of the additional delayed draw term loan both bear interest at an initial monthly rate of 7.32% with a maturity date of six years from the Rosslyn Portfolio Mortgage Loan origination date. As of July 5, 2007, the outstanding $7,000,000 principal amount of the revolving credit loan bears interest at an initial monthly rate of 7.32% with a maturity date of five years from the Rosslyn Portfolio Mortgage Loan origination date. A prepayment premium of 1.0% of the principal amount on the term loans is due only if the aggregate amount of all optional prepayments on the term loans on or prior to six months from the Rosslyn Portfolio Mortgage origination date exceeds $20,000,000.

The Credit Facility (together with hedge agreements provided by the Credit Facility Lenders and their affiliates) are secured by, among other things, pledges made by the Credit Facility Borrower and certain of its direct and indirect parent entities of equity interests in the Rosslyn Portfolio Borrowers and various affiliates of the Rosslyn Portfolio Borrowers. Certain defaults by any Rosslyn Portfolio Borrower will constitute an event of default under the Credit Facility Agreement and certain defaults by the owners of such other properties owned by affiliates of the Rosslyn Portfolio Borrowers under any mortgage loan encumbering such other properties owned by the affiliates of the Rosslyn Portfolio Borrowers will constitute an event of default under the Credit Facility Agreement.

The Credit Facility Agreement requires the Credit Facility Borrower to maintain certain financial covenants, including, among other things, (i) consolidated leverage ratio of less than or equal to 0.75x as of the last day of each fiscal quarter, (ii) minimum consolidated debt service coverage ratios scaling from 1.10x (June 30, 2007 to March 31, 2010) to 1.25x (June 30, 2012 and thereafter) and (iii) minimum tangible net worth as of the last day of each fiscal quarter of the Credit Facility Borrower of $325,000,000. The term ‘‘consolidated’’ includes all of the Rosslyn properties directly or indirectly owned by the Credit Facility Borrower, including the Rosslyn Portfolio Mortgaged Properties.

The Credit Facility Agreement also requires reappraisal for any Rosslyn property directly or indirectly owned by the Credit Facility Borrower, including each Rosslyn Portfolio Mortgaged Property, under the following circumstances (a) 30 days prior to each anniversary of the origination date of the Rosslyn Portfolio Mortgage Loan, a reappraisal for each Rosslyn property and (b) for any Rosslyn property, when operating EBITDA for such Rosslyn property decreases by 7.5% or more from the immediately preceding fiscal quarter, or such Rosslyn property loses a tenant with a lease of 10% or more of the aggregate rentable square footage of such Rosslyn property.

The Credit Facility Borrower is in the process of negotiating an amendment to the Credit Facility Agreement that would, among other things, (i) increase the aggregate amount of available delayed draw term loans from $50,000,000 to $120,000,000, (ii) decrease the aggregate amount of the revolving credit commitments from $100,000,000 to $10,000,000 and (iii) shorten the maturity date of the term loans from six years to five years. There is no assurance that the amendment to the Credit Facility Agreement will be executed.

All of the terms defined in this ‘‘—Credit Facility’’ section are defined solely for the purposes of this ‘‘—The Rosslyn Portfolio Mortgage Loan’’ section.

Credit Facility Intercreditor Agreement. The lender has entered into an intercreditor agreement (the ‘‘Intercreditor Agreement’’) with the Credit Facility Agent for the Credit Facility Lenders, that sets forth the relative priorities between the Rosslyn Portfolio Mortgage Loan and the Credit Facility. Such priorities only apply to proceeds received by the Credit Facility Agent and the Credit Facility Lenders from the Rosslyn Portfolio Borrowers or the Rosslyn Portfolio Mortgaged Properties, and not to any proceeds received from any affiliates of the Rosslyn Portfolio Borrowers or any properties that are not the Rosslyn Portfolio Mortgaged Properties. The Intercreditor Agreement provides that, among other things:

•	The Credit Facility Lenders confirm that they are not creditors to the Rosslyn Portfolio Borrowers and are generally subordinate to the Rosslyn Portfolio Mortgage Loan in right of payment; provided, however, that (i) so long as no event of default has occurred and is continuing with respect to the Rosslyn Portfolio Mortgage Loan, the Credit Facility Agent may accept payments due and payable from time to time under the loan documents evidencing or securing the Credit Facility and prepayments of the Credit Facility made in accordance with loan documents evidencing or securing the Credit Facility and (ii) if an event of default has occurred and is continuing with respect to the Rosslyn Portfolio Mortgage Loan, the Credit Facility Agent may accept such payments from the proceeds of the collateral for the Credit Facility consisting of direct and indirect interests in the Rosslyn Portfolio Borrowers and certain affiliate entities (the ‘‘Equity Collateral’’) only if the Credit Facility Agent or the Credit Facility Lenders are diligently exercising their respective cure or foreclosure rights.

•	The Credit Facility Agent may not exercise any rights it may have under the Credit Facility documents with respect to a foreclosure or other realization upon the Equity Collateral without obtaining confirmation from the applicable rating agencies that such realization will not result in a downgrade, qualification or withdrawal of the applicable rating or ratings ascribed by such rating agency to any of the series 2007-C3 certificates then outstanding unless (i) the transferee of title to such collateral is a ‘‘Qualified Transferee’’ as defined in the Intercreditor Agreement, (ii) the Rosslyn Portfolio Mortgaged Properties are managed by a ‘‘Qualified Manager’’ as defined in the Intercreditor Agreement, (iii) the existing cash management system, to the extent required by the Rosslyn Portfolio Mortgage Loan documents, is in place, (iv) the appropriate reserves are, to the extent required by the Rosslyn Portfolio Mortgage Loan documents, maintained, and (v) the Rosslyn Portfolio Mortgage Loan lender and the applicable rating agencies receive notice of such transfer within 30 days after such transfer.

•	The Credit Facility Agent has the right to receive notice of any event of default under the Rosslyn Portfolio Mortgage Loan and the right to cure any monetary or non-monetary default within a period ending 10 business days after the later of receipt of such notice or the expiration of the Rosslyn Portfolio Borrower’s cure periods under the Rosslyn Portfolio Mortgage Loan documents; provided that, (i) Credit Facility Agent will not have the right to cure any monetary default with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless the Credit Facility Agent has commenced and is continuing to diligently pursue its rights against the Equity Collateral and (ii) if a non-monetary default is susceptible of cure but cannot reasonably be cured within that period (or is not susceptible of cure without foreclosure on the Equity Collateral) then, subject to certain conditions, the Credit Facility Agent will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default or to pursue such foreclosure.

•	If the Rosslyn Portfolio Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the Rosslyn Portfolio Mortgage Loan has been commenced, or a bankruptcy proceeding has been commenced against the Rosslyn Portfolio Borrowers, or the Rosslyn Portfolio Borrowers fail to repay the Rosslyn Portfolio Mortgage Loan in full on the maturity date, or if the Rosslyn Portfolio Mortgage Loan is a specially serviced mortgage loan and such special servicing continues for 60 days or more, then, subject to the terms of the Intercreditor Agreement, the Credit Facility Lenders will have the right to purchase the Rosslyn Portfolio Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with any protective advances made by the mortgagee and all accrued interest and other amounts due thereon (including, without limitation, any advances and post-petition interest, but excluding any liquidated damages, prepayment premiums or fees, late charges or default interest relating to cures by the Credit Facility Agent).

•	The Rosslyn Portfolio Mortgage Loan lender is permitted to modify the loan documents evidencing and securing the Rosslyn Portfolio Mortgage Loan without the consent of the Credit Facility Agent or the Credit Facility Lenders except that the lender may not, without the appropriate consent required under the Credit Facility Agreement, increase the principal amount of the Rosslyn Portfolio Mortgage Loan other than as a result of certain permitted protective advances or interest accruals. The loan documents evidencing and securing the Credit Facility may be modified without the Rosslyn Portfolio Mortgage Loan lender’s consent.

III. The Larken Portfolio Mortgage Loans

Mortgage Loan Information
Aggregate Cut-off Date Balance:	$172,000,000(1)
Aggregate Loan per Square Foot:	$164
Aggregate % of Initial Mortgage Pool Balance:	5.3%
Shadow Rating (S&P/Moody’s):	NAP(2)
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.630% per annum
Interest Calculation:	Actual/360
First Payment Date:	May 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	April 11, 2017
Maturity Balance:	$172,000,000
Borrowers:	Various(3)
Sponsors:	Larken Associates
Prepayment/Defeasance:	Defeasance permitted beginning two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Replacement Reserve(4) TI/LC Reserve(5) Insurance Reserve(6)
Ongoing Reserves:	Tax and Insurance Reserve(7) Replacement Reserve(8) TI/LC Reserve(9)
Lockbox:	Springing Soft (10)
Other Secured Debt:	Permitted Mezzanine Financing(11)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(12)
Property Type:	Office/Industrial//Retail(12)
Location:	New Jersey(13)
Year Built:	1850-2006
Year Renovated:	1997-2006
Aggregate Square Feet:	1,046,220
Occupancy:	99.5%(14)
Occupancy Date:	March 28, 2007
Ownership Interest:	Fee
Property Management:	LD Construction, LLC, an affiliate of the borrowers
U/W NCF:	$12,333,458(15)
U/W NCF DSCR:	1.26x(16)
Cut-off Date U/W NCF DSCR:	1.26x(16)
Aggregate Appraised Value:	$215,000,000(17)
Appraisal As of Date:	March 1, 2007
Aggregate Cut-off Date LTV Ratio:	80.0%
Aggregate Maturity LTV Ratio:	80.0%

(1)	The Larken Portfolio Mortgage Loans are comprised of 15 cross-collateralized and cross-defaulted loans, each with substantially the same terms including the same mortgage interest rate, interest calculation, first payment date and maturity date.
(2) NAP means not applicable.
(3)	See ‘‘—The Borrowers and Sponsor’’ below.
(4)	At closing, the Larken Portfolio Borrowers deposited a letter of credit in the amount of $561,454, of which a portion has been allocated for replacement reserves in lieu of making monthly replacement reserve deposits for costs associated with capital improvements. See footnote (8) below.
(5)	At closing, the Larken Portfolio Borrowers deposited a letter of credit in the amount of $561,454, of which a portion has been allocated for TI/LC reserves in lieu of making required monthly reserve deposits for tenant improvements and leasing commissions. See footnote (9) below.
(6)	At closing, the Larken Portfolio Borrowers deposited a separate letter of credit in the amount of $76,750 for insurance reserves in lieu of making required monthly reserve deposits for insurance premiums. See footnote (7) below.
(7)	The Larken Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, at closing, the Larken Portfolio Borrowers exercised the option to provide a letter of credit for insurance payments in the amount of $76,750 in lieu of making on-going monthly insurance reserve payments.
(8)	The Larken Portfolio Borrowers are required to make monthly escrow deposits into a replacement account reserve in the aggregate amount of $6,766. Notwithstanding the foregoing, at closing the Larken Portfolio Borrowers exercised the option to provide a letter of credit for reserves in the amount of $561,454, of which a portion has been allocated for replacement reserves, in lieu of making on-going monthly replacement reserve deposits. In addition, in lieu of making on-going monthly replacement reserve payments, the Larken Portfolio Borrowers must maintain such letter of credit with respect to replacement reserve allocations in the amount of (a) $81,196 from the date of closing through April 10, 2008, (b) $162,391 from April 11, 2008 through April 10, 2009, (c) $243,587 from April 11, 2009 through April 10, 2010, and (d) $81,196 from and after April 11, 2010.

(9)	The Larken Portfolio Borrowers are required to (i) make monthly escrow deposits in the aggregate amount of $40,000 and, (ii) deposit all lease termination payments, if any, into a rollover reserve account for the payment of tenant improvements and leasing commissions. Notwithstanding the foregoing, at closing, the Larken Portfolio Borrowers exercised the option to provide a letter of credit for reserves in the amount of $561,454, of which a portion has been allocated for TI/LC reserves in lieu of making on-going monthly TI/LC reserve payments. In addition, in lieu of making on-going monthly TI/LC reserve payments, the Larken Portfolio Borrowers must maintain such letter of credit with respect to TI/LC reserve allocations in the amount of (a) $480,000 from the date of closing through April 10, 2008, (b) $960,000 from April 11, 2008 through April 10, 2009, (c) $1,440,000 from April 11, 2009 through April 10, 2010, and (d) $480,000 from and after April 11, 2010.
(10)	See ‘‘—Lockbox’’ below.
(11)	See ‘‘—Permitted Mezzanine Financing’’ below.
(12)	The Larken Portfolio is comprised of 20 properties consisting of 10 office properties, six industrial properties (including one self-storage facility) and four retail properties (including one child day care facility), which represent 62.9%, 26.6% and 10.5%, respectively of the aggregate of the Larken Portfolio Mortgage Loans.
(13)	The 20 properties are located in the following towns in New Jersey: Hillsborough, Branchburg, West Branchburg, Lawrenceville, Skillman, Montgomery, Parsippany, Lopatcong and Chester.
(14)	Weighted average as of March 28, 2007, based on loan amounts and individual property occupancy including 104,074 square feet of master leased space. The weighted average physical occupancy based on loan amounts and individual property occupancy excluding master leased space is 88.7%.
(15)	U/W NCF is the aggregate for the 20 Larken Portfolio Mortgaged Properties.
(16)	Based on aggregate U/W NCF and calculated based on the aggregate annual interest-only payments.
(17)	Aggregate of appraised values based on a combined portfolio value for the 20 Larken Portfolio Mortgaged Properties.

The Larken Portfolio Mortgage Loans
Property(1)	Property Type	Location	Year Built/ Renovated(2)	Approximate Square Footage	Occupancy(3)	Loan Amount(4)	Appraised Value(4)
Hillsborough Ind.(5)	Industrial(6)	Hillsborough, NJ	Various(7)/NAP	468,528	98.7%	$45,800,000	$57,250,000
Branchburg Commons	Office	West Branchburg, NJ	2003-2006/NAP	114,965	99.1	23,980,000	29,975,000
Parsippany Commons	Office	Parsippany, NJ	1994/2005	54,619	100.0	13,500,000	16,875,000
Montgomery Commons	Office	Montgomery, NJ	1993/NAP	59,322	100.0	13,320,000	16,650,000
Montgomery Professional Center	Office	Skillman, NJ	2001/NAP	48,000	100.0	11,000,000	13,760,000
Kingsbridge Center	Office	Hillsborough, NJ	1998/NAP	50,661	100.0	10,920,000	13,650,000
Princess Road Office Park	Office	Lawrenceville, NJ	2000/NAP	46,525	100.0	9,580,000	11,975,000
Amwell Commons	Office	Hillsborough, NJ	2002-2005/NAP	42,137	100.0	8,960,000	11,200,000
Williamson Building	Office	Chester, NJ	1924,1954/2000	35,761	100.0	8,520,000	10,650,000
Manors Corner	Retail	Lawrenceville, NJ	1989/NAP	26,564	100.0	6,660,000	8,325,000
Stryker’s Crossing	Retail	Lopatcong, NJ	2002/NAP	29,993	100.0	6,400,000	8,000,000
Campus View Plaza	Office	Branchburg, NJ	1981/2006	33,065	100.0	6,300,000	7,875,000
Stryker’s Plaza	Retail	Lopatcong, NJ	2002/NAP	12,904	100.0	2,760,000	3,440,000
Kiddie Academy	Retail	Hillsborough, NJ	1995/NAP	10,010	100.0	2,180,000	2,725,000
Gateway Building	Office	Hillsborough, NJ	1850/1997	13,166	100.0	2,120,000	2,650,000
Total/Weighted Average(8)				1,046,220	99.5%	$172,000,000	$215,000,000
(1)	Ranked by Loan Amount as of the Cut-off Date.
(2)	NAP means not applicable.
(3)	Reflects occupancy for each property as of March 28, 2007 and in the case of certain properties, occupancy reflects inclusion of. master leased space. The physical occupancy, excluding master leased space, for those certain properties are: 67.3% for Branchburg Commons, 83.7% for Parsippany Commons, 85.9% for Montgomery Commons, 88.6% for Montgomery Professional Center, 84.0% for Princess Road Office Park, 75.2% for Campus View Plaza and 75.1% for Gateway Building.
(4)	The Cut-off Date LTV for each of the 15 individual loans comprising the Larken Portfolio Mortgage Loans is 80.0% resulting in an overall Cut-off Date LTV for the aggregate Larken Portfolio Mortgage Loans of 80.0%.
(5)	The Hillsborough Ind. Loan (as defined below) is comprised of six properties, which include Hillsborough Business Center 1-9, 11&12, Hillsborough Business Center 5/6, Hillsborough Business Center 18/19, Jill Court, Larken Mini-Storage and Mini Office Warehouse.
(6)	Includes one property that is a self-storage facility.
(7)	The six properties comprising the Hillsborough Ind. Loan were built between 1981 and 2001.
(8)	The weighted average occupancy reflects the inclusion of an aggregate of 104,074 square feet of master leased space and is weighted based on the respective loan amounts of the 15 individual loans comprising the Larken Portfolio Mortgage Loans. The weighted average physical occupancy excluding the master leased space is 88.7%.

Major Office Tenant Information
Tenant(1)	Property	Approximate Square Feet	% Total Square Feet(2)	% Total Base Revenues(3)	Rent PSF(4)	Lease Expiration Date
Goddard School	Kingsbridge Center(5)	17,856	1.7%	2.3%	$16.54	1/31/2014(6)
Saint Claire’s Primary Care	Parsippany Commons	17,079	1.6	2.2	$16.50	8/1/2016
Princeton Longevity Institute	Montgomery Professional Center	12,000	1.1	1.7	$18.00	8/31/2009
Lakeview Child Center	Princess Road Office Park	11,076	1.1	1.4	$16.00	9/30/2015
Kiddie Academy	Williamson Building	9,659	0.9	1.5	$19.26	10/31/2009
Total		67,670	6.5%	9.0%
(1)	Ranked by approximate square feet of tenants in the office properties of the Larken Portfolio Mortgaged Properties.
(2)	The percentages of total square feet are based on the aggregate square footage of the entire Larken Portfolio Mortgaged Properties.
(3)	The percentages of total base revenues are based on the aggregate underwritten base rental revenues, including master lease rent, for the entire Larken Portfolio Mortgaged Properties.
(4)	Reflects in-place base rent.
(5)	Goddard School also occupies 7,000 square feet in Branchburg Commons.
(6)	Goddard School’s lease expiration includes 8,700 square feet expiring on January 31, 2014, 7,000 square feet expiring September 30, 2018 and 2,156 square feet expiring January 31, 2009.

Office Lease Expiration Information
Year	Approximate Expiring Square Feet(1)	As % of Total Square Feet(1)	Cumulative % of Total Square Feet(1)	Approximate Expiring Base Revenues(2)	As % of Total Base Revenues(2)	Cumulative % of Total Base Revenues(2)
2007(3)	39,060	7.8%	7.8%	$511,320	6.3%	6.3%
2008	54,911	11.0	18.9%	894,593	11.0	17.3%
2009	178,224	35.8	54.6%	3,025,145	37.1	54.4%
2010	48,019	9.6	64.3%	803,427	9.9	64.3%
2011	35,039	7.0	71.3%	560,109	6.9	71.2%
2012	7,602	1.5	72.8%	118,500	1.5	72.6%
2013	18,013	3.6	76.4%	290,407	3.6	76.2%
2014	11,960	2.4	78.8%	199,908	2.5	78.6%
2015	34,688	7.0	85.8%	546,552	6.7	85.3%
2016	43,507	8.7	94.5%	805,904	9.9	95.2%
2017 and beyond	27,198	5.5	100.0%	387,924	4.8	100.0%
Vacant	0	0.0	100.0%	0	—
Total	498,221	100.0%		$8,143,788	100.0%
(1)	Based on total square feet of the office properties of the Larken Portfolio Mortgaged Properties.
(2)	Based on total underwritten base rental revenues including master lease rent for the office properties of the Larken Portfolio Mortgaged Properties.
(3)	Includes any month-to-month office tenants.

The Borrowers and Sponsor.    The 18 Larken Portfolio Borrowers are Hillsborough Park, L.L.C, Hillsborough Industrial 18/19 Associates, L.L.C., Hillsborough Industrial 5/6 Associates, L.L.C., Jill Court Associates, L.L.C., Hillsborough Mini-Office, L.L.C., Branchburg Commons, L.L.C., Parsippany Commons, L.L.C., Montgomery Commons, L.L.C., Fiveighteen Associates, L.L.C., Kingsbridge Associates, L.L.C., Princess Park Associates, L.L.C., Amwell Associates, L.L.C., Williamson Associates, L.L.C., Manors Corner Associates, L.L.C., Lopatcong Corner Associates, L.L.C., Campus-Branchburg, L.L.C., Lopatcong Associates, L.L.C. and Raider Blvd. Associates, L.L.C. The sponsor of the Larken Portfolio Borrowers is Larken Associates, a New Jersey limited partnership. Larken Associates was founded in the early 1970s by Lawrence W. Gardner, current Chairman and CEO, who has been developing residential and commercial real estate in New Jersey and Pennsylvania for more than 40 years. Larken Associates is headquartered in Hillsborough, New Jersey, and develops commercial and residential communities including single family, townhome and multifamily communities. The company operates and self manages all of its commercial (office, retail and industrial) properties and also manages all of its property construction and development projects. Larken Associates and its affiliates report that they operate approximately 30 properties/entities encompassing over 1.6 million square feet.

The Mortgage Loans.    The Larken Portfolio Mortgage Loans were originated on March 30, 2007 and have an aggregate cut-off date principal balance of $172,000,000. The Larken Portfolio Mortgage Loans are comprised of 15 separate, but cross-defaulted and cross-collateralized loans. One of the mortgage loans (the ‘‘Hillsborough Ind. Loan’’) comprising the Larken Portfolio Mortgage Loans is secured by six properties. Each of the Larken Portfolio Borrowers has given a mortgage to secure the promissory note given by such Larken Portfolio Borrower, as well as a guaranty of each other Larken Portfolio Borrower’s mortgage loan. Each of the Larken Portfolio Mortgage Loans is a ten-year balloon loan with a stated maturity date of April 11, 2017. The Larken Portfolio Mortgage Loans each accrue interest on an Actual/360 Basis, at a fixed interest rate, in the absence of default, of 5.630% per annum. On the eleventh day of each month to, but not including, the stated maturity date, the Larken Portfolio Borrowers are required to make payments of interest only, calculated on the outstanding principal balance of the Larken Portfolio Mortgage Loans. The aggregate principal balance of the Larken Portfolio Mortgage Loans, plus all accrued and unpaid interest thereon, are due and payable on such stated maturity date.

The Larken Portfolio Borrowers are prohibited from voluntarily prepaying the Larken Portfolio Mortgage Loans, in whole or in part, prior to January 11, 2017. From and after January 11, 2017, the Larken Portfolio Borrowers may prepay any of the Larken Portfolio Mortgage Loans, in whole only, without payment of any prepayment consideration.

Commencing on the second anniversary of the Issue Date, the Larken Portfolio Borrowers may obtain the release of all of the Larken Portfolio Mortgaged Properties by simultaneously defeasing all of the Larken Portfolio Mortgage Loans. A defeasance will be effected by the Larken Portfolio Borrowers pledging fixed-rate non-callable obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Larken Portfolio Borrowers and are sufficient to pay off the Larken Portfolio Mortgage Loans on the stated maturity date. The right of the Larken Portfolio Borrowers to defease the Larken Portfolio Mortgage Loans is subject to the satisfaction of certain conditions set forth in the Larken Portfolio Mortgage Loan documents, including but not limited to, the mortgage lender having received from S&P and Moody’s written confirmation that such release will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2007-C3 certificates.

In addition, commencing on the second anniversary of the Issue Date, any of the Larken Portfolio Borrowers may obtain the separate release of one or more of the Larken Portfolio Mortgaged Properties by defeasing the payment obligations under its respective Larken Portfolio Mortgage Loan; provided, that the six properties securing the Hillsborough Ind. Loan may only be released together in connection with a defeasance of the entire Hillsborough Ind. Loan. A defeasance will be effected by the related Larken Portfolio Borrower pledging fixed rate non-callable obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the related Larken Portfolio Borrower and are sufficient to pay off the respective Larken Portfolio Mortgage Loan on the stated maturity date. The right of the Larken Portfolio Borrowers to defease the Larken Portfolio Mortgage Loans is subject to the satisfaction of certain conditions set forth in the Larken Portfolio Mortgage Loan documents, including but not limited to, (i) the mortgage lender having received from S&P and Moody’s written confirmation that such release will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2007-C3 certificates, (ii) in the case of each such separate release prior to the final release, the defeasance collateral must be sufficient to purchase government securities that produce payments equal to at least 125% of the remaining payments due under the related Larken Portfolio Mortgage Loan, including the balloon payment due at maturity, with the excess payments from the defeasance collateral to be utilized to reduce the corresponding payments under the remaining Larken Portfolio Mortgage Loans and (iii) the remaining Larken Portfolio Mortgage Loans, as reduced, must satisfy a debt service coverage ratio test of 1.20x and a loan to value test of 80%.

The Mortgaged Properties.    The Larken Portfolio Mortgaged Properties are comprised of 20 office, industrial and retail properties (including one self-storage facility and one child day care center) located in and around Central and Northern New Jersey and contain an aggregate of 1,046,220 square feet. Nineteen of the Larken Portfolio Mortgaged Properties range in size from 10,010 square feet to 114,965 square feet, and one industrial property contains 310,630 square feet. The Larken Portfolio Mortgaged Properties were built between 1850 and 2006 and were renovated between 1997 and 2006. As of March 28, 2007, the overall weighted average occupancy of the Larken Portfolio Mortgaged Properties, including 104,074 square feet of master leased space, was 99.5%. The overall weighted average physical occupancy, excluding the master leased space, was 88.7% as of the same date.

Larken Portfolio Mortgaged Properties—Property Type
Property Type	Number of Properties	Approximate Total Rentable Square Feet	Loan Amount	Appraised Value
Office	10	498,221	$108,200,000	$135,260,000
Industrial(1)	6	468,528	45,800,000	57,250,000
Retail(2)	4	79,471	18,000,000	22,490,000
Total/Weighted Average	20	1,046,220	$172,000,000	$215,000,000
(1)	The six industrial properties include the property known as Larken Mini-Storage, which is a self-storage facility.
(2)	The four retail properties include the property known as Kiddie Academy, which is a child day care center.

Lockbox.    Upon the occurrence and during the continuance of an event of default, lender, upon notice to the related Larken Portfolio Borrower, may require all rents from the related Larken Portfolio Mortgaged Property to be paid directly to the property manager and deposited into a lockbox account under the exclusive control of lender. If, in lender’s reasonable judgment, the property manager’s performance in the collection of rents shall decline, the lender may require the related Larken Portfolio Borrower to irrevocably instruct all of the tenants at the related Larken Portfolio Mortgaged Property to deposit rent payments directly into such lockbox account. All funds on deposit in such lockbox account shall be applied in the following order: (i) first, to pay taxes, charges or insurance premiums on the related Larken Portfolio Mortgaged Property; (ii) second, to pay lockbox fees; (iii) third, to payment of the monthly debt service due on the related Larken Portfolio Mortgage Loan; (iv) fourth, to replenish all reserves and escrow funds required to be paid by the related Larken Portfolio Borrower; and (v) lastly, to pay normal and customary operating expenses of the related Larken Portfolio Mortgaged Property which have been approved by lender.

Terrorism Coverage.    Although the Larken Portfolio Mortgage Loan documents do not expressly require maintenance of terrorism insurance, the Larken Portfolio Borrowers are required to obtain all-risk coverage as well as such other insurance and in such amounts as the lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the related Larken Portfolio Mortgaged Property located in or around the region in which the related Larken Portfolio Mortgaged Property is located.

Permitted Future Mezzanine Financing.    Each Larken Portfolio Borrower is permitted to obtain mezzanine financing from a lending institution acceptable to the lender, subject to the lender’s approval of the terms of the mezzanine financing, which approval shall not be withheld, provided that (x) the mezzanine financing terms are commercially reasonable and consistent with mezzanine financing terms routinely used in connection with commercial mortgage-backed securities transactions, (y) the amount of the mezzanine financing shall not result in a combined loan-to-value ratio of greater than 90% or a combined debt service coverage ratio of less than 1.05x with respect to the mortgage loan to such applicable Larken Portfolio Borrower and (z) the lender and the mezzanine lender enter into a subordination and intercreditor agreement reasonably acceptable to the lender. Pursuant to the terms of the subordination and intercreditor agreement, the mezzanine lender shall be permitted to acquire equity interests in the related Larken Portfolio Borrower upon the occurrence of a default under the mezzanine financing without payment of an assumption fee.

Releases from Cross-Collateralization.    Any of the Larken Portfolio Borrowers may also transfer its respective Larken Portfolio Mortgaged Property to a third party transferee and have such Larken Portfolio Mortgaged Property released from the cross-default and cross-collateralization with respect to the remaining Larken Portfolio Mortgage Loans, upon the mortgage lender’s approval of such third party transferee and an assumption of the related Larken Portfolio Mortgage Loan by such third party transferee. The six properties securing the Hillsborough Ind. Loan, however, may only be released together in connection with a transfer of the Hillsborough Ind. Loan. The right of each Larken Portfolio Borrower to transfer its Larken Portfolio Mortgaged Property is subject to the satisfaction of certain conditions set forth in the Larken Portfolio Mortgage Loans documents, including but not limited to, (i) the mortgage lender having received from S&P and Moody’s written confirmation that such release pursuant to such transfer will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2007-C3 certificates and (ii) both the Larken Portfolio Mortgaged Property being transferred and the aggregate of the remaining Larken Portfolio Mortgaged Properties must satisfy (A) a debt service coverage ratio test of 1.20x and a loan to value test of 80% for the first three such transfers, (B) a debt service coverage ratio test of 1.25x and a loan to value test of 75% for the next three such transfers, and (C) a debt service coverage ratio test of 1.30x and a loan to value test of 70% for any further such transfers.

Master Lease.    Lawrence W. Gardner and David B. Gardner (collectively, the ‘‘Gardners’’) entered into a master lease with the Larken Portfolio Borrowers pursuant to which the Gardners have agreed to lease approximately 104,074 square feet of rentable area (the ‘‘Premises’’) in certain of the Larken Portfolio Mortgaged Properties at an annual rental rate of $2,000,000 and for a term expiring on the earlier to occur of (i) the date on which all of the Larken Portfolio Mortgage Loans are paid in full; (ii) the date on which the aggregate annual base or minimum rents pursuant to one or more acceptable lease(s) shall equal or exceed $2,000,000, including all amounts due and payable pursuant to such acceptable lease(s), provided that certain conditions with respect to each such acceptable lease shall have been satisfied; (iii) the date on which the aggregate net operating income of the Larken Portfolio Mortgaged Properties equals or exceeds $13,000,000; and (iv) the date occurring two years from the closing date of the Larken Portfolio Mortgage Loan. The Gardners’ obligations to pay rent under the master lease shall diminish in an amount equivalent to the rent to be paid by new tenants of all or any portion of the Premises upon the leasing of any such portion of the Premises under leases entered into in accordance with the terms of the Larken Portfolio Mortgage Loan documents.

IV. The Bethany Phoenix Portfolio I Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$164,500,000
Loan per Unit:	$59,623
% of Initial Mortgage Pool Balance:	5.1%
Shadow Rating (S&P/Moody’s):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.720% per annum
Interest Calculation:	Actual/360
First Payment Date:	July 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	June 11, 2012
Maturity Balance:	$164,500,000
Borrower:	Phoenix Kingdom I, LLC
Sponsor:	Bethany Holdings Group, LLC and Terry Knutson
Prepayment/Defeasance:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Required Repair Reserve(2) Renovation Reserve(3) Working Capital Reserve(4)
Ongoing Reserves:	Tax and Insurance Reserve(5) Reserve Fund Interest Reserve(6)

Lockbox:	Soft(7)
Other Secured Debt:	$71,800,000 aggregate Mezzanine Loan(8)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(9)
Property Type:	Multifamily
Location:	Arizona(9)
Year Built:	1973-1996
Year Renovated:	2005-2006
Number of Units:	2,759(9)
Occupancy:	85.3%(10)
Occupancy Date:	May 9-18, 2007
Ownership Interest:	Fee
Property Management:	The Bethany Management Group, LLC, an affiliate of the borrower
U/W NCF:	$11,114,693(11)
U/W NCF DSCR:	1.17x(12)
Cut-off Date U/W NCF DSCR:	1.17x(12)
Aggregate Appraised Value:	$231,700,000(13)
Appraisal As of Date:	May 3, 2007(13)
Aggregate Cut-off Date LTV Ratio:	71.0%(14)
Aggregate Maturity Date LTV Ratio:	71.0%(14)

(1)	NAP means not applicable.
(2)	At closing, the Bethany Phoenix Portfolio I Borrower deposited $1,300,000 into a required repair account.
(3)	At closing, the Bethany Phoenix Portfolio I Borrower deposited $24,060,000 into a renovation reserve account to be used to pay for the costs of certain renovations to the Bethany Phoenix Portfolio I Mortgaged Properties. Disbursements of more than $13,200,000 are subject to a DSCR of at least 1.25x with respect to the Bethany Phoenix Portfolio I Mortgage Loan. Disbursements of more than $18,630,000 are subject to a DSCR of at least 1.35x with respect to the Bethany Phoenix Portfolio I Mortgage Loan. Furthermore, a $371,416 portion of the renovation reserve shall be made available solely for completion of the certain scheduled repairs (following depletion of the required repairs reserve) before such portion of the renovation reserve can be used for any other purpose.
(4)	At closing, the Bethany Phoenix Portfolio I Borrower deposited $470,000 into a working capital reserve to be used for certain working capital costs designated by the Bethany Phoenix Portfolio I Borrower.
(5)	The Bethany Phoenix Portfolio I Borrower is required to make monthly deposits into tax and insurance reserve accounts in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the following 12 months with respect to the Bethany Phoenix Portfolio I Mortgaged Properties, provided, however, no insurance reserve deposits are required if lender approves a blanket or umbrella policy maintained by the Bethany Phoenix Portfolio I Borrower.
(6)	Interest on the reserves established for the Bethany Phoenix Portfolio I Mortgage Loan at the applicable federal funds effective rate minus 0.75% is required to be transferred on each payment date from the each respective reserve account to the reserve fund interest account to be used for the payment of interest on the Bethany Phoenix Portfolio I Mortgage Loan, the Bethany Phoenix I Senior Mezzanine Loan (see ‘‘—Bethany Phoenix Portfolio I Senior Mezzanine Loan’’ below) and the Bethany Phoenix Portfolio I Junior Mezzanine Loan (see ‘‘—Bethany Phoenix Portfolio I Junior Mezzanine Loan’’ below) to the extent net cash flow (and, in the case of the Bethany Phoenix Portfolio I Senior Mezzanine Loan and the Bethany Phoenix Portfolio I Junior Mezzanine Loan, any interest reserves established with respect to such mezzanine loans) is not available for such purposes.
(7)	See ‘‘—Lockbox’’ below.
(8)	Represents the aggregate principal amount of the Bethany Phoenix Portfolio I Senior Mezzanine Loan in the original principal amount of $37,160,000 and the Bethany Phoenix Portfolio I Junior Mezzanine Loan in the original principal amount of $34,640,000 as of the cut-off date. See ‘‘—Bethany Phoenix Portfolio I Senior Mezzanine Loan’’ and ‘‘—Bethany Phoenix Portfolio I Junior Mezzanine Loan’’ below.
(9)	The Bethany Phoenix Portfolio I Mortgaged Properties are comprised of seven garden-style apartment complexes located in Arizona with an aggregate of 2,759 residential units. See ‘‘—The Mortgaged Properties’’ below.
(10)	Weighted average occupancy of the Bethany Phoenix Portfolio I Mortgaged Properties is weighted based on allocated loan amounts.
(11)	Reflects aggregate U/W NCF of the Bethany Phoenix Portfolio I Mortgaged Properties.
(12)	Based on aggregate U/W NCF and calculated based on the annual interest-only payments for the Bethany Phoenix Portfolio I Mortgage Loan.
(13)	Reflects aggregate as-is appraised value of the seven Bethany Phoenix Portfolio I Mortgaged Properties. Laguna Village, Alante at the Islands, Tuscany

Palm, Whispering Meadows and Santan Crossing were appraised as of May 3, 2007. Sienna Springs was appraised as of May 4, 2007 and Verrado Park was appraised as of May 7, 2007. The aggregate stabilized appraised value of the seven Bethany Phoenix Portfolio I Mortgaged Properties as of May 3-7, 2010 is $278,350,000.
(14)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the aggregate stabilized appraised value (described in footnote (13) above) are both 59.1%.

The Bethany Phoenix Portfolio I Mortgaged Properties
Property(1)	Location	Approximate Number of Units	Occupancy(2)	Appraised Value(3)	Allocated Loan Amount
Laguna Village	Chandler, AZ	460	90.4%	$47,500,000	$33,720,000
Alante at the Islands	Chandler, AZ	320	85.1	43,000,000	30,530,000
Tuscany Palm	Mesa, AZ	582	88.3	42,500,000	30,170,000
Whispering Meadows	Mesa, AZ	432	78.7	36,300,000	25,770,000
Santan Crossing	Chandler, AZ	374	77.5	22,000,000	15,620,000
Sienna Springs	Phoenix, AZ	395	84.1	20,700,000	14,700,000
Verrado Park	Glendale, AZ	196	89.3	19,700,000	13,990,000
Total/Weighted Average(4)		2,759	85.3%	$231,700,000
(1)	Ranked by appraised value.
(2)	Occupancy for each property is as of May 9-18, 2007.
(3)	Represents ‘‘as is’’ appraised values as of May 3, 2007 for Laguna Village, Alante at the Islands, Tuscany Palm, Whispering Meadows and Santan Crossing, as of May 4, 2007 for Sienna Springs and as of May 7, 2007 for Verrado Park. The stabilized appraised values for the Bethany Phoenix Portfolio I Mortgaged Properties as of May 2010 are $58,700,000 for Laguna Village, $49,400,000 for Alante at the Islands, $50,000,000 for Tuscany Palm, $44,700,000 for Whispering Meadows, $27,250,000 for Santan Crossing, $26,200,000 for Sienna Springs and $22,100,000 for Verrado Park for an aggregate stabilized value for the Bethany Phoenix Portfolio I Mortgaged Properties of $278,350,000.
(4)	Weighted average occupancy is weighted based on allocated loan amounts.

The Borrower and Sponsor.    The Bethany Phoenix Portfolio I Borrower is Phoenix Kingdom I, LLC, a Delaware limited liability company. The principal sponsor of the Bethany Phoenix Portfolio I Mortgage Loan is Bethany Holdings Group, LLC, a Nevada limited liability company (‘‘Bethany Holdings Group’’). Bethany Holdings Group is an Irvine, California-based full service real estate and investment company, specializing in multifamily properties. Bethany Holdings Group reports that it has multifamily operations which currently encompass more than $1 billion in assets, with over 11,900 apartments nationwide.

The Mortgage Loan.    The Bethany Phoenix Portfolio I Mortgage Loan was originated on June 1, 2007 and has a cut-off date principal balance of $164,500,000. The Bethany Phoenix Portfolio I Mortgage Loan is secured by a first priority deed of trust upon the fee interest of the Bethany Phoenix Portfolio I Borrower in the Bethany Phoenix Portfolio I Mortgaged Properties. The Bethany Phoenix Portfolio I Mortgage Loan is a five-year loan with a stated maturity date of June 11, 2012, which accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.720% per annum. On the eleventh day of each month up to, but excluding, the stated maturity date, the Bethany Phoenix Portfolio I Borrower is required to make interest-only payments on the Bethany Phoenix Portfolio I Mortgage Loan. The principal balance of the Bethany Phoenix Portfolio I Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The Bethany Phoenix Portfolio I Borrower is prohibited from voluntarily prepaying the Bethany Phoenix Portfolio I Mortgage Loan, in whole or in part, prior to March 11, 2012. From and after March 11, 2012, the Bethany Phoenix Portfolio I Borrower may prepay the Bethany Phoenix Portfolio I Mortgage Loan, in whole, without payment of any prepayment consideration.

Following the date that is two years after the Issue Date, The Bethany Phoenix Portfolio I Borrower may obtain the release of individual Bethany Phoenix Portfolio I Mortgaged Properties by simultaneously defeasing 120% of the Bethany Phoenix Portfolio I Mortgage Loan allocated to the property being defeased. A defeasance will be effected by the Bethany Phoenix Portfolio I Borrower pledging direct, non-callable obligations of the United States of America or, if approved by the applicable rating agencies, other ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments that are equal to or greater than 120% of the remaining payments due with respect to the allocated loan amount, including the balloon payment due at maturity. The right of the Bethany Phoenix Portfolio I Borrower to partially defease the Bethany Phoenix Portfolio I Mortgage Loan and obtain a release of individual mortgaged properties is subject to the satisfaction of certain conditions set forth in the Bethany Phoenix Portfolio I loan documents, including (i) the remaining Bethany Phoenix Portfolio I Mortgaged Properties shall have a debt service coverage ratio (based on the aggregate amount of the debt service due and payable with respect to the Bethany Phoenix Portfolio I

Mortgage Loan, Bethany Phoenix Portfolio I Senior Mezzanine Loan and Bethany Phoenix Portfolio I Junior Mezzanine Loan) of at least 1.00x (following the first release of a Bethany Phoenix Portfolio I Mortgaged Property), 1.10x (following the second release of a Bethany Phoenix Portfolio I Mortgaged Property) and 1.20x (following the third and any subsequent release of a Bethany Phoenix Portfolio I Mortgaged Property) and (ii) a loan to value ratio with respect to the Bethany Phoenix Portfolio I Mortgage Loan, Bethany Phoenix Portfolio I Senior Mezzanine Loan and Bethany Phoenix Portfolio I Junior Mezzanine Loan of not more than 85% (following the first release of a Bethany Phoenix Portfolio I Mortgaged Property), 80% (following the second release of a Bethany Phoenix Portfolio I Mortgaged Property) and 75% (following the third and any subsequent release of a Bethany Phoenix Portfolio I Mortgaged Property) and (ii) the applicable rating agencies having confirmed that the related partial defeasance and release will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings then assigned to any class of the series 2007-C3 certificates. As a condition precedent to a partial defeasance of the Bethany Phoenix Portfolio I Mortgage Loan, the Bethany Phoenix Portfolio I Senior Mezzanine Borrower and the Bethany Phoenix Portfolio I Junior Mezzanine Borrower must also simultaneously partially defease the Bethany Phoenix Portfolio I Senior Mezzanine Loan and the Bethany Phoenix Portfolio I Junior Mezzanine Loan as required by the terms of the Bethany Phoenix Portfolio I Senior Mezzanine Loan documents and the Bethany Phoenix Portfolio I Junior Mezzanine loan documents, as applicable.

The Mortgaged Properties.    The Bethany Phoenix Portfolio I Mortgaged Properties are comprised of seven garden-style apartment complexes comprised of an aggregate of 181 one-, two- and three-story buildings situated on approximately 107 landscaped acres with on-site parking and located in Arizona. The Bethany Phoenix Portfolio I Mortgaged Properties, with an aggregate of 2,759 units, were constructed between 1973 and 1996. Amenities at the complexes include swimming pools, fitness centers, tennis courts and playgrounds. As of May 9-18, 2007, the weighted average occupancy of the Bethany Phoenix Portfolio I Mortgaged Properties was 85.3%.

Mix of Residential Units at the Bethany Phoenix Portfolio I Mortgaged Properties
Property(1)	Location	Year Built/ Year Renovated	Approximate Number of Units	Studio	One Bedroom	Two Bedroom	Three Bedroom
Laguna Village	Chandler, AZ	1985/2006	460	0	159	301	0
Alante at the Islands	Chandler, AZ	1996/2006	320	0	96	176	48
Tuscany Palm	Mesa, AZ	1987/2006	582	120	402	60	0
Whispering Meadows	Mesa, AZ	1979/2006	432	0	232	188	12
Santan Crossing	Chandler, AZ	1985/2005	374	121	249	4	0
Sienna Springs	Phoenix, AZ	1973/2005	395	164	185	46	0
Verrado Park	Glendale, AZ	1984/2006	196	0	76	120	0
Total			2,759	405	1,399	895	60
(1)	Ranked by Appraised Value.

Lockbox.    The Bethany Phoenix Portfolio I Borrower is required to deposit all income from the Bethany Phoenix Portfolio I Mortgaged Properties into a segregated lockbox account that has been pledged to the holder of the Bethany Phoenix Portfolio I Mortgage Loan. All amounts in the lockbox account are required to be transferred each business day to another account (the ‘‘Bethany Phoenix Portfolio I Property Account’’) that has also been pledged to the holder of the Bethany Phoenix Portfolio I Mortgage Loan. Provided no event of default shall exist with respect to the Bethany Phoenix Portfolio I Mortgage Loan, all amounts in the Bethany Phoenix Portfolio I Property Account will be applied on each payment date in the following order of priority: (i) first, to payment of the Bethany Phoenix Portfolio I Borrower’s monthly real estate tax reserve obligation; (ii) second, to the payment of the Bethany Phoenix Portfolio I Borrower’s monthly insurance premium reserve obligation (if any); (iii) third, funds sufficient to pay the replacement reserve monthly deposit shall be deposited in the replacement reserve account; (iv) fourth, to the payment of interest on the Bethany Phoenix Portfolio I Mortgage Loan; (v) fifth, to the payment of interest accruing at the default rate and late payment charges, if any, with respect to the Bethany Phoenix Portfolio I Mortgage Loan; (vi) sixth, funds sufficient to pay budgeted operating expenses of the Bethany Phoenix Portfolio I Mortgaged Properties shall be paid to the Bethany Phoenix Portfolio I Borrower; (vii) seventh, funds sufficient to pay certain non-budgeted expenses of the Bethany Phoenix Portfolio I Mortgaged Properties shall be paid to the Bethany Phoenix Portfolio I Borrower; (viii) eighth, to the payment of the fees and expenses of the bank maintaining the lockbox account and the Bethany Phoenix Portfolio I Property Account; (ix) ninth, to the payment of amounts due and payable with respect to the Bethany Phoenix Portfolio I Senior Mezzanine Loan; (x) tenth, to the payment of amounts due and payable with respect to the Bethany Phoenix Portfolio I Junior Mezzanine Loan, and (xi) lastly, provided no event of default shall exist with respect to the Bethany Phoenix Portfolio I Senior Mezzanine Loan and the Bethany Phoenix Portfolio I Junior Mezzanine Loan, all remaining proceeds shall be paid to the Bethany Phoenix Portfolio I Borrower.

Terrorism Coverage.    The Bethany Phoenix Portfolio I Borrower is required to maintain insurance against acts of terrorism or similar acts of sabotage covering 100% or the replacement value of the Bethany Phoenix Portfolio I Mortgaged Properties, if such insurance is commercially available, provided such insurance is available at a cost not in excess of $42,340 for Laguna Village Apartments, $56,680 for Alante at the Islands Apartments, $35,000 for Tuscany Palms Apartments, $37,280 for Whispering Meadows Apartments, $17,240 for Santan Crossing Apartments, $31,800 for Sienna Springs Apartments, and $25,580 for Verrado Park Apartments. If the cost of such insurance for any of the foregoing properties is greater than the specified cap, the Bethany Phoenix Portfolio I Borrower is required to obtain the maximum coverage available for acts of terrorism at the cost of such cap; provided, however, in the event such terrorism insurance is customarily maintained by owners of multifamily properties in the United States as part of the all-risk coverage required pursuant to Section 6.1(a)(i) of the Bethany Phoenix Portfolio I loan agreement, the Bethany Phoenix Portfolio I Borrower shall maintain such terrorism insurance as a part thereof, regardless of the cost of the related insurance premium.

Mezzanine Financing.    The holders of direct and indirect interest in the Bethany Phoenix Portfolio I Borrower (collectively, the ‘‘Bethany Phoenix Portfolio I Mezzanine Borrowers’’) have incurred the following mezzanine loans: (a) the Bethany Phoenix Portfolio I Senior Mezzanine Loan in the principal amount of $37,160,000; and (b) the Bethany Phoenix Portfolio I Junior Mezzanine Loan in the principal amount of $34,640,000 (collectively, the ‘‘Bethany Phoenix Portfolio I Mezzanine Loans’’), which Bethany Phoenix Portfolio I Mezzanine Loans are secured by pledges of 100% of the direct or indirect interest in the Bethany Phoenix Portfolio I Borrower.

The Bethany Phoenix Portfolio I Mezzanine Loans are five-year balloon loans with scheduled maturity dates of June 11, 2012, which accrue interest on an Actual/360 Basis at a fixed rate per annum. On the eleventh day of each month up to, but excluding, the scheduled maturity date, the Bethany Phoenix Portfolio I Mezzanine Borrowers are required to make interest-only payments on the outstanding principal balance of the Bethany Phoenix Portfolio I Mezzanine Loans. The principal balance of the Bethany Phoenix Portfolio I Mezzanine Loans, plus all accrued and unpaid interest thereon, are due and payable on the scheduled maturity date.

The Bethany Phoenix Portfolio I Mezzanine Borrowers are prohibited from voluntarily prepaying the Bethany Phoenix Portfolio I Mezzanine Loans, in whole or in part, prior to March 11, 2012. From and after March 11, 2012, the Bethany Phoenix Portfolio I Mezzanine Borrowers may prepay the Bethany Phoenix Portfolio I Mezzanine Loans, in whole, without payment of any prepayment consideration.

The Bethany Phoenix Portfolio I Mezzanine Borrowers may defease the entire Bethany Phoenix Portfolio I Mezzanine Loans or portions thereof simultaneously with a release of individual properties from the lien of the Bethany Phoenix Portfolio I Mortgage Loan for the related allocated loan amounts with respect to the Bethany Phoenix Portfolio I Mortgage Loan or the Bethany Phoenix Portfolio I Mezzanine Loans under substantially similar provisions applicable with respect to the Bethany Phoenix Portfolio I Mortgage Loan.

Mezzanine Intercreditor Agreement.    The holder of the Bethany Phoenix Portfolio I Mortgage Loan has entered into an intercreditor agreement (the ‘‘Bethany Phoenix Portfolio I Intercreditor Agreement’’), that sets forth the relative priorities between the Bethany Phoenix Portfolio I Mortgage Loan, the Bethany Phoenix Portfolio I Senior Mezzanine Loan and the Bethany Phoenix Portfolio I Junior Mezzanine Loan. The Bethany Phoenix Portfolio I Intercreditor Agreement provides that, among other things:

The holders of the Bethany Phoenix Portfolio I Senior Mezzanine Loan and the Bethany Phoenix Portfolio I Junior Mezzanine Loan (collectively, the ‘‘Mezzanine Lender’’) may not foreclose on their respective mezzanine collateral unless certain conditions are satisfied, including that any transferee, if not the Mezzanine Lender, must generally be an institutional investor that meets specified tests as of the date of transfer.

The Bethany Phoenix Portfolio I Mezzanine Loans are generally subordinate to the Bethany Phoenix Portfolio I Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the Bethany Phoenix Portfolio I Mortgage Loan, the Mezzanine Lender may accept payments of certain amounts under the Bethany Phoenix Portfolio I Mezzanine Loans.

Each Mezzanine Lender has the right pursuant to the Bethany Phoenix Portfolio I Intercreditor Agreement to receive notice of certain events of default under the Bethany Phoenix Portfolio I Mortgage Loan and the right to cure any monetary default within a period ending ten business days after the later of receipt of such notice or expiration of the Bethany Phoenix

Portfolio Borrower’s cure period, provided, however, that the Mezzanine Lender shall not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless the Mezzanine Lender has commenced and is continuing to diligently pursue its rights against the mezzanine collateral. In addition, if the default is of a non-monetary nature, the Mezzanine Lender will have the same period of time as the Bethany Phoenix Portfolio I Borrower to cure such non-monetary default under the Bethany Phoenix Portfolio I Mortgage Loan document; provided, however, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period then, subject to certain conditions, the Mezzanine Lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default.

If the Bethany Phoenix Portfolio I Mortgage Loan has been accelerated, or an event of default exists under the Bethany Phoenix Portfolio I Mortgage Loan, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the Bethany Phoenix Portfolio I Mortgage Loan has been commenced, then the Mezzanine Lender has the right to purchase the Bethany Phoenix Portfolio I Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any advances and post-petition interest, but specifically excluding any liquidated damages, acceleration prepayment premium, prepayment fee, premiums, yield maintenance charge, late charges, or any default interest), any protective advances made by the mortgagee and any interest charged by the mortgagee on any advances for monthly payments of interest on the Bethany Phoenix Portfolio I Mortgage Loan and/or on any protective advances, all costs and expenses (including legal fees and expenses) actually incurred by the mortgage lender in enforcing the terms of the Bethany Phoenix Portfolio I Mortgage Loan documents and all fees and expenses payable to the special servicer pursuant to the series 2007-C3 pooling and servicing agreement.

The loan documents evidencing and securing the Bethany Phoenix Portfolio I Mortgage Loan generally may be modified without the Mezzanine Lender’s consent, except that certain provisions may not be modified without the Mezzanine Lender’s consent, including, without limitation, a material increase in any monetary obligations of the Bethany Phoenix Portfolio I Borrower. Notwithstanding the foregoing, upon the occurrence of an event of default under the loan documents evidencing or securing the Bethany Phoenix Portfolio I Mortgage Loan, the Bethany Phoenix Portfolio I Mortgage Loan lender will be permitted to amend or modify the Bethany Phoenix Portfolio I Mortgage Loan in a manner that, among other things, increases the interest rate thereunder.

The loan documents evidencing and securing the Bethany Phoenix Portfolio I Mezzanine Loans generally may be modified without the mortgage lender’s consent, except that certain provisions may not be modified without the Bethany Phoenix Portfolio I Mortgage Loan lender’s consent, including, without limitation, a material increase in any monetary obligations of the Bethany Phoenix Portfolio I Mezzanine Loan borrower. Notwithstanding the foregoing, upon the occurrence of an event of default under the loan documents evidencing or securing the Bethany Phoenix Portfolio I Mezzanine Loans, the Mezzanine Lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the Bethany Phoenix Portfolio I Mezzanine Loans in a manner that, among other things, increases the interest rate thereunder.

V. The 110 William Street Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$156,600,000
Loan per Square Foot:	$183
% of Initial Mortgage Pool Balance:	4.8%
Shadow Rating (S&P/Moody’s):	NAP(1)
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.840% per annum
Interest Calculation:	Actual/360
First Payment Date:	July 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	June 11, 2012
Maturity Balance:	$156,600,000
Borrower:	110 William, LLC
Sponsor:	Swig Equities, LLC and Longwing, Inc.
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted two years prior to maturity date.
Up-Front Reserves:	Rollover Reserve(2)
CapEx Reserve(3)
Ongoing Reserves:	Tax and Insurance Reserve(4)
Lockbox:	Hard(5)
Other Secured Debt:	NAP(1)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	New York, New York
Year Built:	1918/1959
Year Renovated:	1999
Square Feet:	857,776
Occupancy:	99.0%
Occupancy Date:	January 1, 2007
Ownership Interest:	Fee
Property Management:	Swig Equities, LLC, an affiliate of the borrower
U/W NCF:	$13,584,925(6)
U/W NCF DSCR:	1.25x(7)
Cut-off Date U/W NCF DSCR:	1.25x(7)
Appraised Value:	$264,300,000
Appraisal As of Date:	April 19, 2007
Cut-off Date LTV Ratio:	59.3%
Maturity LTV Ratio:	59.3%

(1)	NAP means not applicable.
(2)	At closing, the 110 William Street Borrower deposited $12,000,000 into a rollover reserve account to pay for the costs of tenant improvements, leasing commissions and other related costs of leasing. Simultaneously, $1,384,263 was disbursed from the rollover reserve account to the 110 William Street Borrower for incurred tenant improvement and leasing commission costs.
(3)	At closing, the 110 William Street Borrower deposited $3,500,000 into a CapEx reserve account for capital expenditures related to the 110 William Street Mortgaged Property. Simultaneously, $1,034,055 was disbursed from the CapEx reserve account to the 110 William Street Borrower for capital expenditures work at the 110 William Street Mortgaged Property.
(4)	The 110 William Street Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the 110 William Street Borrower provides evidence of a blanket insurance policy covering the 110 William Street Mortgaged Property, as approved by the lender, the monthly insurance escrow payments will not be required.
(5)	See ‘‘—Lockbox’’ below.
(6)	Reflects in-place U/W NCF. U/W NCF is projected to be $14,350,487 based on assumed mark-to-market rent adjustments applied to below and above-market tenant leases based on appraiser’s market rent and certain other lease-up assumptions.
(7)	Based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W DSCR based on the projected U/W NCF of $14,350,487 (described in footnote (6) above) is 1.32x.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
NYC Economic Development Corp.	258,871	30.2%	29.4%	$25.78	NR/A2	8/31/2019	(5)
American Home Assurance Corp.	100,996	11.8	9.6	$22.00	AA/Aa2	9/30/2008
NYC Housing Development Corporation	54,665	6.4	6.3	$27.00	NR/Aa2	1/31/2015
City of New York – DJ	53,083	6.2	5.8	$25.54	NR/Aa2	1/31/2018	(6)
Chemical Week Associates	48,683	5.7	6.2	$29.50	NR	9/30/2015
Total	516,298	60.2%	57.3%
(1)	Ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.
(3)	Reflects in-place base rent.
(4)	Credit ratings are by S&P and Moody’s, respectively, and may reflect the rating of the parent company (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.
(5)	NYC Economic Development Corp. has a lease on 75,572 square feet that expires on August 31, 2014.
(6)	City of New York – DJ has a lease on 5,499 square feet that expires September 30, 2007.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007(2)	6,485	0.8%	0.8%	$138,463	0.6%	0.6%
2008	144,899	16.9	17.6%	3,261,882	14.0	14.6%
2009	38,737	4.5	22.2%	1,068,763	4.6	19.2%
2010	106,599	12.4	34.6%	3,498,413	15.0	34.3%
2011	24,695	2.9	37.5%	1,131,524	4.9	39.1%
2012	43,994	5.1	42.6%	1,340,831	5.8	44.9%
2013	37,615	4.4	47.0%	890,494	3.8	48.7%
2014	85,872	10.0	57.0%	2,268,722	9.8	58.5%
2015	103,348	12.0	69.0%	2,911,871	12.5	71.0%
2016	0	0.0	69.0%	0	0.0	71.0%
2017 and beyond	257,270	30.0	99.0%	6,737,167	29.0	100.0%
Vacant	8,262	1.0	100.0%	0	—
Total	857,776	100.0%		$23,248,130	100.0%
(1)	Based on in-place underwritten base rental revenues.
(2)	Includes any month-to-month tenants.

The Borrower and Sponsor.    The Borrower is 110 William, LLC, a Delaware limited liability company (the ‘‘110 William Street Borrower’’). Swig Equities, LLC owns 12% of the indirect equity interests in and controls the 110 William Street Borrower and Longwing, Inc. owns 88% of the indirect equity interests in the 110 William Street Borrower. Swig Equities, LLC is a real estate development, investment, and management firm based in New York City with offices in San Francisco. The firm is an active purchaser and developer of major residential and commercial buildings as well as operating companies and securities. Swig Equities has developed more than $3 billion of residential, commercial and hotel properties throughout the United States. Longwing, Inc. is an affiliate of Dubai Investment Group. Dubai Investment Group is the global financial investor of Dubai Holding. Headquartered in Dubai, United Arab Emirates, with offices in New York, London, Hong Kong and Kuala Lampur, Dubai Investment Group focuses on long and short term investments. Dubai Investment Group is structured as a conglomerate of investment companies with core investment expertise in the industrial, finance, global securities, real estate and hospitality sectors.

The Mortgage Loan.    The 110 William Street Mortgage Loan was originated on June 8, 2007 and has a cut-off date principal balance of $156,600,000. The 110 William Street Mortgage Loan is a five-year loan with a stated maturity date of June 11, 2012. The 110 William Street Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.84% per annum. On the eleventh day of each month to but excluding the stated maturity date, the 110 William Street Borrower is required to make interest-only payments on the 110 William Street Mortgage Loan. The principal balance of the 110 William Street Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The 110 William Street Borrower is prohibited from voluntarily prepaying the 110 William Street Mortgage Loan, in whole or in part, prior to June 11, 2010. From and after June 11, 2010, the 110 William Street Borrower may prepay the 110 William Street Mortgage Loan, in whole but not in part, without payment of any prepayment consideration.

The 110 William Street Borrower may, provided that no event of default exists at the time, defease the 110 William Street Mortgage Loan, in whole only, on any date after the expiration of two years following the Issue Date and prior to June 11, 2010, and by doing so obtain the release of the 110 William Street Mortgaged Property. A defeasance will be effected by the 110 William Street Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America that produce payments which replicate the payment obligations of the 110 William Street Borrower under the 110 William Street Mortgage Loan and are sufficient to pay off the 110 William Street Mortgage Loan in its entirety on June 11, 2010 or on such other date up to, but not later than, the stated maturity date, as designated by the 110 William Street Borrower. The 110 William Street Borrower’s right to defease the entire 110 William Street Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C3 certificates by such rating agency.

The Mortgaged Property.    The 110 William Street Mortgage Loan is secured by a first mortgage lien on the fee simple interest of the 110 William Street Borrower in the 110 William Street Mortgaged Property, a 32-story Class A office building located in New York, New York. The 110 William Street Mortgaged Property contains 857,776 square feet of net rentable area, including approximately 28,520 square feet of retail space. The 110 William Street Mortgaged Property was originally developed in 1918, expanded in 1959 and most recently renovated in 1999. The building stands at 32 stories and is classified as a Class A office building. The 110 William Street Mortgaged Property is leased to companies in a mix of industries including government agencies, insurance, banking and other financial and professional services. Major tenants include NYC Economic Development Corporation (rated NR/A2 by S&P and Moody’s, respectively) with 258,871 square feet or approximately 30.2% of the total square feet under leases that expire in August 2014 and August 2019, American Home Assurance Corp. (rated AA/Aa2), with 100,996 square feet or approximately 11.8% of the total square feet, NYC Housing Development Corporation (rated NR/Aa2) with 54,665 square feet or approximately 6.4% of the total square feet, City of New York—DJ (an agency of the City of New York which is rated NR/Aa2) with 53,083 square feet, or approximately 6.2% of the total square feet, and Chemical Week Associates with 48,683 square feet or approximately 5.7% of the total square feet. As of January 1, 2007, based on square footage leased, occupancy at the 110 William Street Mortgaged Property was 99.0%.

Lockbox.    The 110 William Street Borrower has established and is required to maintain a lockbox account with respect to the 110 William Street Mortgaged Property that is under the control of the lender. The 110 William Street Borrower is required to deposit, or cause to be deposited, all rents and other revenue from the 110 William Street Mortgaged Property into the lockbox account. All funds available in the lockbox account are transferred on each business day to the cash management account, which is held by an eligible institution and is also under the control of the lender. Provided that no event of default has occurred and is existing under the 110 William Street Mortgage Loan documents, the funds on deposit in the cash management account are disbursed on each payment date (to the extent the funds in the cash management account are sufficient) as follows: (i) first, payment of the 110 William Street Borrower’s monthly real estate tax and insurance reserve obligation; (ii) second, payment of the monthly debt service due on the 110 William Street Mortgage Loan; (iii) third, payment of any other amounts then due and payable under the 110 William Street Mortgage Loan documents; and (iv) lastly, the balance is released to the 110 William Street Borrower. If an event of default exists under the 110 William Street Mortgage Loan, the lender may apply the funds available in the cash management account in such order of priority as the lender may determine.

Terrorism Insurance.    The 110 William Street Borrower is required to maintain insurance against acts of terrorism covering 100% of the replacement value of the 110 William Street Mortgaged Property, provided that such insurance is commercially available at an annual cost not to exceed $350,000. If the annual cost of such insurance is greater than $350,000, then the 110 William Street Borrower is required to obtain the maximum coverage available for acts of terrorism at an annual cost of $350,000.

VI. The Bay Colony Corporate Center Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$143,900,000
Loan per Square Foot:	$149
% of Initial Mortgage Pool Balance:	4.4%
Shadow Rating (S&P/Moody’s):	A−/Baa3
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.53319% per annum
Interest Calculation:	Actual/360
First Payment Date:	July 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	June 11, 2012
Maturity Balance:	$143,900,000
Borrower:	BCCC Property LLC
Sponsors:	Broadway Real Estate Partners, LLC
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Tax and Insurance Reserve(2) Rollover/Replacement Reserve(3) Unfunded TI/LC Reserve(4) Debt Service Shortfall Reserve(5)
Ongoing Reserves:	Tax and Insurance Reserve(6) Rollover/Replacement Reserve(7)
Lockbox:	Hard(8)
Other Secured Debt:	$124,965,487 Senior Mezzanine Debt(9) $81,648,775 Aggregate Bridge Mezzanine Debt(10) Permitted Mezzanine Financing(11)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	Waltham, Massachusetts
Year Built:	1985-1998
Year Renovated:	NAP(1)
Square Feet:	968,831
Occupancy:	94.1%
Occupancy Date:	April 1, 2007
Ownership Interest:	Fee
Property Management:	Broadway Real Estate Services, LLC, an affiliate of the borrower
U/W NCF:	$18,235,964(12)
U/W NCF DSCR:	1.91x(13)
Cut-off Date U/W NCF DSCR:	1.91x(13)
Appraised Value:	$366,000,000
Appraisal As of Date:	May 1, 2007
Cut-off Date LTV Ratio:	39.3%
Maturity LTV Ratio:	39.3%

(1)	NAP means not applicable.
(2)	At closing, the Bay Colony Corporate Center Borrower deposited $2,279,378 into a tax and insurance escrow account to pay for real estate taxes on the Bay Colony Corporate Center Mortgaged Property.
(3)	At closing, the Bay Colony Corporate Center Borrower deposited $4,900,000 into a rollover/replacement reserve account to pay for leasing expenses incurred following the origination of the Bay Colony Corporate Center Mortgage Loan, required repairs, and replacements at the Bay Colony Corporate Center Mortgaged Property.
(4)	At closing, the Bay Colony Corporate Center Borrower deposited $3,017,840 into an unfunded tenant obligations reserve account to pay for free rent credits and unfunded leasing expenses incurred prior to the origination of the Bay Colony Corporate Center Mortgage Loan.
(5)	At closing, the Bay Colony Corporate Center Borrower deposited $702,757 into a debt service shortfall account to pay for shortfalls in debt service payments for the Bay Colony Corporate Center Mortgage Loan and the Bay Colony Corporate Center Senior Mezzanine Loan (defined below).
(6)	The Bay Colony Corporate Center Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the Bay Colony Corporate Center Borrower provides evidence of a blanket or umbrella insurance policy covering the Bay Colony Corporate Center Mortgaged Property, as approved by the lender, the monthly insurance escrow payments for insurance premiums will be disbursed by the lender to the Bay Colony Corporate Center Borrower. Further, the monthly escrows for taxes and/or insurance premiums will not be required (i) if the Bay Colony Corporate Center Borrower delivers to lender a letter of credit in the face amount of the amount required to be on deposit with lender from time to time in such reserve funds for payment of taxes and/or insurance premiums, or (ii) if the Bay Colony Corporate Center Bridge Mezzanine Loan (defined below) is not outstanding, the Bay Colony Corporate Center Borrower may deliver a guaranty by an acceptable guarantor guarantying the payment of all taxes and/or premiums when due, in which case the monthly escrow deposits for taxes and/or insurance premiums will not be required.
(7)	The Bay Colony Corporate Center Borrower is required to make monthly deposits into a rollover/replacement reserve account on each payment date following the payment date occurring in July 2010 equal to an amount equal to the sum of (a) one-twelfth of the product of $0.15 per square foot times the gross leasable area of the Bay Colony Corporate Center Mortgaged Property per year for replacements and repairs required to be made to the Bay Colony Corporate Center Mortgaged Property, (b) one-twelfth of the product of $1.00 per square foot times the gross leasable area of the Bay Colony Corporate Center Mortgaged Property per year for leasing expenses during the calendar year and (c) all lease termination payments in excess of $150,000, in the aggregate, made to the Bay Colony Corporate Center Borrower. Notwithstanding the foregoing, if the Bay Colony Corporate Center Borrower delivers to the lender a letter of credit in the face amount of the amount required to be on deposit with lender from time to time in the rollover/replacement reserve funds, then the monthly rollover/replacement reserve escrow payments will not be required.
(8)	See ‘‘—Lockbox’’ below.

(9)	Represents senior mezzanine debt in the principal amount of $124,965,487 as of the cut-off date. See ‘‘—Mezzanine Financing’’ below.
(10)	Represents the aggregate portion of an aggregate of $459,612,592 of bridge mezzanine debt, as of the cut-off date, which $81,648,775 in the aggregate is allocated to the indirect interests in the Bay Colony Corporate Center Borrower. See ‘‘—Mezzanine Financing’’ below.
(11)	See ‘‘—Permitted Mezzanine Financing’’ below.
(12)	Reflects in-place U/W NCF. U/W NCF is projected to be $21,885,331 based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases and certain other lease-up assumptions.
(13)	Based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W DSCR based on the projected U/W NCF of $21,885,331 (described in footnote (12) above) is 2.30x.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Private Healthcare Systems	202,303	20.9%	20.5%	$31.20	B+/B3	10/31/2010
United Healthcare	66,883	6.9	7.8	$36.00	A/A3	8/31/2016
Pittiglio Rabin	56,271	5.8	6.7	$36.78	NR	3/31/2009
Charles River Ventures	44,697	4.6	6.5	$44.66	NR	3/31/2010
Oscient Pharmaceuticals	36,230	3.7	2.9	$23.00	NR	3/31/2012
Total	406,384	41.9%	44.4%
(1)	Ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.
(3)	Reflects in-place base rent.
(4)	Credit ratings are those by S&P and Moody’s, respectively, and may reflect the parent company rating even though the parent company may have no obligations under the related lease if the tenant company is not rated. NR means not rated.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007(2)	64,120	6.6%	6.6%	$2,316,110	7.5%	7.5%
2008	63,412	6.5	13.2%	2,252,845	7.3	14.8%
2009	154,636	16.0	29.1%	5,665,535	18.4	33.2%
2010	280,122	28.9	58.0%	9,311,659	30.2	63.3%
2011	134,677	13.9	71.9%	4,872,948	15.8	79.1%
2012	84,230	8.7	80.6%	2,158,925	7.0	86.1%
2013	40,485	4.2	84.8%	1,357,077	4.4	90.5%
2014	19,856	2.0	86.9%	516,256	1.7	92.2%
2015	0	0.0	86.9%	0	0.0	92.2%
2016	66,883	6.9	93.8%	2,407,831	7.8	100.0%
2017 and beyond	2,765	0.3	94.1%	0	0.0	100.0%
Vacant	57,645	5.9	100.0%	0	—
Total	968,831	100.0%		$30,859,186	100.0%
(1)	Based on in-place underwritten base rental revenues.
(2)	Includes any month-to-month tenants.

The Borrower and Sponsor.    The borrower under the Bay Colony Corporate Center Mortgage Loan is BCCC Property LLC, a Delaware limited liability company (‘‘Bay Colony Corporate Center Borrower’’), which is sponsored by Broadway Real Estate Partners, LLC (‘‘Broadway Partners’’). Broadway Partners is a national private real estate investment and management firm headquartered in New York. The firm invests in high quality office properties in select markets nationwide. Broadway Partners reports that since 2000, it has acquired office assets with a value in excess of $15 billion. Broadway Partners has a strong team comprised of seasoned professionals with significant real estate transactional, operating and investing experience. The firm’s equity partners represent a cross section of both domestic and international institutional and private investors.

The Mortgage Loan.    The Bay Colony Corporate Center Mortgage Loan was originated on May 15, 2007 and has a cut-off date principal balance of $143,900,000. The Bay Colony Corporate Center Mortgage Loan is a five-year loan with a stated maturity date of June 11, 2012. The Bay Colony Corporate Center Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 6.53319% per annum. On the eleventh day of each month to, but not including the stated maturity date, the Bay Colony Corporate Center Borrower is required to make interest-only payments on the Bay Colony Corporate Center Mortgage Loan. The principal balance of the Bay Colony Corporate Center Mortgage Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

The Bay Colony Corporate Center Borrower is prohibited from voluntarily prepaying the Bay Colony Corporate Center Mortgage Loan, in whole or in part, prior to March 11, 2012. From and after March 11, 2012, the Bay Colony Corporate Center Borrower may prepay the Bay Colony Corporate Center Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Bay Colony Corporate Center Borrower may defease the Bay Colony Corporate Center Mortgage Loan, in whole only, at any time after the expiration of two years following the Issue Date, and by doing so obtain the release of the Bay Colony Corporate Center Mortgaged Property. A defeasance will be effected by the Bay Colony Corporate Center Borrower’s pledging substitute collateral that consists of direct, non-callable obligations of the United States of America, other non-callable obligations which are ‘‘government securities’’ as defined in Treasury regulations section 1.860G-2(a)(8)(i), as amended, or such other non-callable instruments which shall not cause the Trust to fail to maintain its status as a real estate mortgage investment conduit within the meaning of Section 860D of the Code, which (a) produce payments that replicate the payment obligations of the Bay Colony Corporate Center Borrower under the Bay Colony Corporate Center Mortgage Loan and (b) are sufficient to pay off the Bay Colony Corporate Center Mortgage Loan in its entirety, at the Bay Colony Corporate Center Borrower’s election, on any payment date on or after March 11, 2012 or on the stated maturity date. The Bay Colony Corporate Center Borrower’s right to defease the entire Bay Colony Corporate Center Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C3 certificates by such rating agency.

The Mortgaged Property.    The Bay Colony Corporate Center Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the Bay Colony Corporate Center Mortgaged Property, a four building campus-style office complex situated on 58 acres in Waltham, Massachusetts. The Bay Colony Corporate Center Mortgaged Property’s four buildings are made up of three and four-story buildings built between 1985 and 1998 and range in size from 161,605 square feet to 275,579 square feet with aggregate total of 968,831 square feet of net rentable area. The Bay Colony Corporate Center Mortgaged Property is leased by multiple tenants. The major tenants at the property are Private Healthcare Systems (which is rated B+/B3 by S&P and Moody’s, respectively), with 202,303 square feet (20.9% of the total space) through October 2010, United Healthcare (which is rated A/A3 by S&P and Moody’s, respectively), with 66,883 square feet (6.9% of the total space) through August 2016 and Pittiglio Rabin with 56,271 square feet (5.8% of the total space) through March 2009. As of April 1, 2007, occupancy at the Bay Colony Corporate Center Mortgaged Property, based on square footage leased, was 94.1%. Based on historical financial information provided by the Bay Colony Corporate Center Borrower, the net operating income for the Bay Colony Corporate Center Mortgaged Property was $18,034,124 for fiscal year 2006 and $4,258,763 for the period from January 2007 through March 2007.

Lockbox.    The Bay Colony Corporate Center Borrower is required to cause all income from the Bay Colony Corporate Center Mortgaged Property to be deposited into a cash management account controlled by the lender. All funds on deposit in the cash management account shall be applied in the following order of priority as set forth in the Bay Colony Corporate Center Mortgage Loan documents: (i) first, to pay the monthly deposit for taxes; (ii) second, to pay the monthly deposit for insurance premiums; (iii) third, to pay debt service due on the Bay Colony Corporate Center Loan; (iv) fourth, beginning on the payment date occurring in July 2010, to pay the monthly rollover/replacement reserve escrow deposit; (v) fifth, to pay any default interest or late payment charges due under the Bay Colony Corporate Center Mortgage Loan documents; (vi) sixth, to pay the fees due in connection with the cash management account; (vii) seventh, to the Bay Colony Corporate Center Borrower to pay operating expenses for the next calendar month; and (viii) lastly, so long as no event of default exists, the remainder to the holder of the senior Bay Colony Corporate Center Mezzanine Loan to be disbursed in accordance with the senior Bay Colony Corporate Center Mezzanine Loan documents

Terrorism Coverage.    The Bay Colony Corporate Center Borrower is required to maintain insurance against terrorism, terrorist acts (including bio-terrorism) or similar acts of sabotage with coverage in an amount not less than 100% of the replacement value of the Bay Colony Corporate Center Mortgaged Property, provided that such terrorism insurance is commercially available and the total annual premium payable by the Bay Colony Corporate Center Borrower for such terrorism coverage shall not exceed $625,000 for such coverage.

Mezzanine Financing.    The holders of direct and indirect interests in the Bay Colony Corporate Center Borrower (collectively, the ‘‘Bay Colony Corporate Center Mezzanine Borrowers’’) have incurred the following mezzanine loans: (a) the Bay Colony Corporate Center Senior Mezzanine Loan in the principal amount of $124,965,487; (b) together with certain affiliated co-obligors, the Bay Colony Corporate Center Bridge Mezzanine Loan in the principal amount of $321,984,921 and (c) together with certain affiliated co-obligors, the Bay Colony Corporate Center Subordinate Bridge Mezzanine Loan in the principal amount of $137,627,670 (collectively, the ‘‘Bay Colony Corporate Center Mezzanine Loans’’,

which Bay Colony Corporate Center Mezzanine Loans are secured by pledges of 100% of the direct or indirect interest in the Bay Colony Corporate Center Borrower and, with respect to the Bay Colony Corporate Center Bridge Mezzanine Loan and the Bay Colony Corporate Center Subordinate Bridge Mezzanine Loan (collectively, the ‘‘Bay Colony Corporate Center Aggregate Bridge Mezzanine Loans’’), by pledges of interests in affiliates of the Bay Colony Corporate Center Borrower.

The Bay Colony Corporate Center Senior Mezzanine Loan is coterminous with the Bay Colony Corporate Center Mortgage Loan. The Bay Colony Corporate Center Aggregate Bridge Mezzanine Loans each have an initial term of 15 months with a three month extension term and a six-month extension term.

The Bay Colony Corporate Center Mezzanine Loans accrue interest on an Actual/360 Basis at a (a) fixed rate per annum with respect to the Bay Colony Corporate Center Senior Mezzanine Loan and (b) floating rate per annum with respect to the Bay Colony Corporate Center Aggregate Bridge Mezzanine Loans. On the eleventh day of each month up to, but excluding, the scheduled maturity date, the Bay Colony Corporate Center Mezzanine Borrowers under the Bay Colony Corporate Center Senior Mezzanine Loan and the Bay Colony Corporate Center Bridge Mezzanine Loan are required to make interest-only payments on the outstanding principal balance of such Bay Colony Corporate Center Mezzanine Loans. Interest on the Bay Colony Corporate Center Subordinate Bridge Mezzanine Loan accrues throughout the initial term of the Bay Colony Corporate Center Subordinate Bridge Mezzanine Loan but during each extension term, the borrower under the Bay Colony Corporate Center Subordinate Bridge Mezzanine Loan is required to make interest-only payments on the eleventh day of each month up to, but excluding the extended maturity date. The principal balance of the Bay Colony Corporate Center Mezzanine Loans, plus all accrued and unpaid interest thereon, are due and payable on the scheduled maturity date.

The Bay Colony Corporate Center Mezzanine Loans may be voluntarily prepaid, in whole but not in part, at any time, provided that if such prepayment occurs prior to March 11, 2012 with respect to the Bay Colony Corporate Center Senior Mezzanine Loan or prior to February 11, 2008 with respect to the Bay Colony Corporate Center Bridge Mezzanine Loan, such prepayment must be accompanied by a yield maintenance premium.

The indirect interests in the Bay Colony Corporate Center Borrower may be released from the lien of the Bay Colony Corporate Center Aggregate Bridge Mezzanine Loans in the event the Bay Colony Corporate Center Borrower transfers the Bay Colony Corporate Center Mortgaged Property pursuant to a bona fide third party sale of the Bay Colony Corporate Center Mortgaged Property, provided that certain conditions are met including, but not limited to (a) the conditions for such transfer contained in the Bay Colony Corporate Center Mortgage Loan documents and the Bay Colony Corporate Center Senior Mezzanine Loan documents are met, (b) the holders of the Bay Colony Corporate Center Aggregate Bridge Mezzanine Loans receive payment of an amount equal to the greater of (i) the allocated loan amount equaling $81,648,775 in the aggregate and (ii) the net sales proceeds for the Bay Colony Corporate Center Mortgaged Property, and (c) no event of default has occurred and is continuing.

Mezzanine Intercreditor Agreement.    The holder of the Bay Colony Corporate Center Mortgage Loan and the holders of the Bay Colony Corporate Center Mezzanine Loans have entered into an Intercreditor Agreement (the ‘‘Bay Colony Corporate Center Intercreditor Agreement’’) which sets forth the relative priorities between the Bay Colony Corporate Center Mortgage Loan and the Bay Colony Corporate Center Mezzanine Loans. The Bay Colony Corporate Center Intercreditor Agreement provides that, among other things:

(1)	each mezzanine lender has the right to receive notice of certain events of default under the Bay Colony Corporate Center Mortgage Loan and the right to cure any monetary default within a period ending five business days after the giving of such notice; provided, however, that each mezzanine lender shall not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless the mezzanine lender has commenced and is continuing to diligently pursue its rights against the mezzanine collateral. In addition, if the default is of a non-monetary nature, the Bay Colony Corporate Center Subordinate Bridge Mezzanine Loan lender has five business days from the later of receipt of the Bay Colony Corporate Center Mortgage Loan default and expiration of the Bay Colony Corporate Center Borrower’s cure period under the Bay Colony Corporate Center Mortgage Loan, the Bay Colony Corporate Center Bridge Mezzanine Loan lender has five business days from the later of receipt of notice of the Bay Colony Corporate Center Subordinate Bridge Mezzanine Loan Lender’s failure to cure the Bay Colony Corporate Center Mortgage Loan default and ten business days after expiration of the Bay Colony Corporate Center Borrower’s cure period under the Bay Colony Corporate Center Mortgage Loan and the Bay Colony Corporate Center Senior Mezzanine Loan lender has five business days from the later of receipt of notice of the Bay Colony Corporate Center Bridge Mezzanine Loan lender’s failure to cure the Bay Colony Corporate Center Mortgage Loan default and fifteen business days after expiration of the Bay Colony Corporate

Center Borrower’s cure period under the Bay Colony Corporate Center Mortgage Loan; provided, however, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period then, subject to certain conditions, the mezzanine lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default;

(2)	if the Bay Colony Corporate Center Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the Bay Colony Corporate Center Mortgage Loan has been commenced then, subject to the terms of the Bay Colony Corporate Center Intercreditor Agreement, the lender of the Bay Colony Corporate Center Senior Mezzanine Loan, the lender of the Bay Colony Corporate Center Bridge Mezzanine Loan and the lender of the Bay Colony Corporate Center Subordinate Bridge Mezzanine Loan will each have the right to purchase the Bay Colony Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued and unpaid interest and other amounts due thereon (including, without limitation, any late charges, default interest, advances and post-petition interest, but excluding any liquidated damages, exit fees or prepayment premiums), any protective advances made by the mortgagee and any interest on any advances;

(3)	the loan documents evidencing and securing the Bay Colony Corporate Center Mortgage Loan generally may be modified without the consent of the holders of the Bay Colony Corporate Center Mezzanine Loans, except that certain provisions may not be modified without the consent of the holders of the Bay Colony Corporate Center Mezzanine Loans, including, without limitation, a material increase in any monetary obligations of the Bay Colony Corporate Center Mortgage Loan Borrower. Notwithstanding the foregoing, upon the occurrence of an event of default under the loan documents evidencing or securing the Bay Colony Corporate Center Mortgage Loan, the holder of the Bay Colony Corporate Mortgage Loan will be permitted to amend or modify the Bay Colony Corporate Center Mortgage Loan in a manner that, among other things, increases the interest rate thereunder;

(4)	upon the occurrence of an event of default under the Bay Colony Corporate Center Mortgage Loan, no payments will be retained by a mezzanine lender on the applicable Bay Colony Corporate Center Mezzanine Loan until all payments that are due or that will become due under the Bay Colony Corporate Center Mortgage Loan are paid in full to the holder of the Bay Colony Corporate Center Mortgage Loan;

(5)	upon an event which would entitle a mezzanine lender to terminate the property manager of the Bay Colony Corporate Center Mortgaged Property pursuant to the Bay Colony Corporate Center Mezzanine Loan documents, the most junior junior lender under the Bay Colony Corporate Center Intercreditor Agreement can select a replacement property manager, which replacement manager shall be a ‘‘Qualified Manager’’, as such term is defined in the Bay Colony Corporate Center Intercreditor Agreement. In the event that both the applicable most senior junior lender and the holder of the Bay Colony Corporate Center Mortgage Loan have such rights at the same time and the holder of the Bay Colony Corporate Center Mortgage Loan fails to exercise such rights, the applicable most senior junior lender may exercise such rights, provided that no replacement manager as to which the holder of the Bay Colony Corporate Center Mortgage Loan has approval rights under the senior loan documents shall be appointed if the holder of the Bay Colony Corporate Center Mortgage Loan has reasonable grounds to object to such property manager and affirmatively objects to such manager. In the event that both the applicable most senior junior lender and the most junior junior lender have such rights at the same time, and the most senior junior lender fails to exercise such rights, the applicable most junior junior lender may exercise such rights and replace the property manager with a Qualified Manager provided that no replacement manager as to which the holder of the Bay Colony Corporate Center Mortgage Loan has approval rights under the senior loan documents shall be appointed if the holder of the Bay Colony Corporate Center Morgage Loan has reasonable grounds to object to such property manager and affirmatively objects to such manager. Any such exercise by the applicable most senior junior lender or most junior junior lender may be superseded by any subsequent exercise of such rights by the holder of the Bay Colony Corporate Center Mortgage Loan to the extent provided in the senior loan documents, provided such replacement manager is a Qualified Manager;

(6)	the lenders of the Bay Colony Corporate Center Mezzanine Loans are not permitted to transfer more than 49% of their beneficial interests in their related mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2007-C3 certificates has been received; and

(7)	The Bay Colony Corporate Center Bridge Mezzanine Loan is cross-defaulted with the Bay Colony Corporate Center Mortgage Loan, the Bay Colony Corporate Center Senior Mezzanine Loan and various other mortgage and mezzanine loans the borrowers of which are affiliates of the Bay Colony Corporate Center Borrower. The Bay Colony Corporate Center Subordinate Bridge Mezzanine Loan is cross-defaulted with the Bay Colony Corporate Center Mortgage Loan, the Bay Colony Corporate Center Senior Mezzanine Loan, the Bay Colony Corporate Center Bridge Mezzanine Loan and various other mortgage and mezzanine loans the borrowers of which are affiliates of the Bay Colony Corporate Center Borrower.

Permitted Mezzanine Financing.    An indirect owner of the Bay Colony Corporate Center Borrower, other than the Bay Colony Corporate Center Mezzanine Borrowers (the ‘‘Permitted Mezzanine Borrower’’) may obtain a mezzanine loan (the ‘‘Permitted Mezzanine Loan’’) secured by its indirect ownership interests in the Bay Colony Corporate Center Borrower provided that certain conditions contained in the Bay Colony Corporate Center Mortgage Loan documents are satisfied, including but not limited to the following: (a) the loan-to-value ratio, giving effect to the Bay Colony Corporate Center Mortgage Loan and the Permitted Mezzanine Loan, does not exceed 80%, (b) the combined debt service coverage ratio for the Bay Colony Corporate Center Mortgage Loan, the Bay Colony Corporate Center Mezzanine Loan and the Permitted Mezzanine Loan will not be less than 1.15x; provided however if the debt service coverage ratio for the Bay Colony Corporate Center Mortgage Loan, certain of the Bay Colony Corporate Center Mezzanine Loans and the Permitted Mezzanine Loan is less than 1.15x but greater than 1.05x, the Bay Colony Corporate Center Borrower may deliver to lender a letter of credit in an amount that, if applied to the loan would reduce the outstanding balance of such loan by the amount necessary to achieve a debt service coverage ratio of at least 1.15x; (b) the holder of the Permitted Mezzanine Loan (‘‘Permitted Mezzanine Lender’’) is a ‘‘Qualified Transferee’’ as such term is defined in the form of intercreditor agreement then-approved by the Rating Agencies and otherwise reasonably acceptable to lender in all respects; (c) the Permitted Mezzanine Lender executes and delivers to the lender an intercreditor agreement in the form then-approved by the Rating Agencies or otherwise reasonably acceptable to lender; (d) lender shall have received confirmation from each Rating Agency that such Permitted Mezzanine Loan would not, in and of itself, result in a downgrade, qualification or withdrawal of the ratings then assigned or to be assigned to the securities; and (e) the Permitted Mezzanine Borrower shall pay all reasonable costs and expenses incurred by lender in connection with the making of the Permitted Mezzanine Loan.

VII. The 300 West 6th Street Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$127,000,000
Loan per Square Foot:	$284
% of Initial Mortgage Pool Balance:	3.9%
Shadow Rating (S&P/Moody’s):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.011% per annum
Interest Calculation:	Actual/360
First Payment Date:	July 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	June 11, 2017
Maturity Balance:	$127,000,000
Borrower:	TPG-300 West 6th Street LLC
Sponsor:	Thomas Properties Group, Inc., California State Teachers’ Retirement System and an affiliate of Lehman Brothers
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date
Up-Front Reserves:	NAP(1)
Ongoing Reserves:	Tax and Insurance Reserve(2)(5)
Capital Reserve(3)(5)
Rollover Reserve(4)(5)
Lockbox:	Hard(6)
Other Secured Debt:	$192,500,000 Credit Facility Term Loan(7) $100,000,000 Credit Facility Revolving Loans(7) Permitted Mezzanine Financing(8)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	Austin, Texas
Year Built:	2002
Year Renovated:	NAP(1)
Square Feet:	446,637
Occupancy:	86.1%
Occupancy Date:	June 19, 2007
Ownership Interest:	Fee
Property Management:	TPG-FP Services, L.P., an affiliate of the borrower
UW NCF:	$7,791,466(9)
U/W NCF DSCR:	1.01x(10)
Cut-off Date U/W NCF DSCR:	1.01x(10)
Appraised Value:	$187,050,000
Appraisal As of Date:	May 7, 2007
Cut-off Date LTV Ratio:	67.9%
Maturity LTV Ratio:	67.9%

(1)	NAP means not applicable.
(2)	The 300 West 6th Street Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. In lieu of making these monthly deposits, see footnote (5) below.
(3)	The 300 West 6th Street Borrower is required to make monthly deposits into a capital reserve account in an amount equal to the product obtained by multiplying one-twelfth of (x) $0.15 per square foot by (y) an aggregate number of rentable square feet for the 300 West 6th Street Mortgaged Property. In lieu of making these monthly deposits, see footnote (5) below.
(4)	The 300 West 6th Street Borrower is required to make monthly deposits into a rollover reserve account in an amount equal to the product obtained by multiplying one-twelfth of (x) $1.00 per square foot by (y) an aggregate number of rentable square feet for the 300 West 6th Street Mortgaged Property. In lieu of making these monthly deposits, see footnote (5) below.
(5)	Borrower shall be only required to make monthly deposits into the tax and insurance account, the capital reserve account and the rollover reserve account if a Reserve Period (as defined below) is continuing, (and further subject to the 300 West 6th Street Borrower’s right to deliver an acceptable letter of credit or an ‘‘acceptable guaranty’’). A ‘‘Reserve Period’’ shall commence (i) upon the occurrence of an event of default or (ii) on the first payment date following the date on which both (A) there is no available drawdown on an outstanding bank loan facility for purposes of such expenses and (B) a debt service coverage ratio of at least 1.10x has not been achieved for two consecutive calculation dates; and shall end if (x) with respect to the matter described in clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing or (y) with respect to the matter described in clause (ii) above, upon the earlier to occur of (A) the establishment of additional credit pursuant to a bank loan, or (B) a debt service coverage ratio of greater than 1.10x is achieved for two consecutive calculation dates.
(6)	See ‘‘—Lockbox’’ below.
(7)	See ‘‘—Credit Facility’’ below.
(8)	See ‘‘—Permitted Mezzanine Financing’’ below.

(9)	Reflects in-place U/W NCF. U/W NCF is projected to be $9,118,518 based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of square footage by approximately 12,448 square feet upon building re-measurements and additional rent related to that increased square footage at current market rents and certain other lease-up assumptions.
(10)	Based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR based on the projected U/W NCF of $9,118,518 (described in footnote (9) above) is 1.18x.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Clark Thomas and Winters	95,199	21.3%	23.5%	$20.50	NR	12/20/2016(5)
Akin, Gump, Strauss, Hauer, Feld LLP	87,624	19.6	25.3	$24.00	NR	3/20/2014
AVP Management Services	46,061	10.3	15.3	$27.50	NR	2/20/2012
Green Mountain Energy	28,658	6.4	5.6	$15.75	NR	10/20/2013
McKool Smith	25,102	5.6	5.5	$21.71	NR	4/20/2011
Total	282,644	63.3%	75.2%
(1)	Ranked by approximate square feet.
(2)	The percentages of total base revenues are based on the aggregate in-place underwritten base rental revenues.
(3)	Reflects in-place base rent.
(4)	Credit ratings are those of S&P and Moody’s, respectively, and may reflect the rating of the parent company (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.
(5)	Clark Thomas and Winters’ lease expiration includes 3,525 square feet expiring December 31, 2016.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007	9,546	2.1%	2.1%	$226,718	2.7%	2.7%
2008	31,598	7.1	9.2%	719,788	8.7	11.4%
2009	1,379	0.3	9.5%	27,580	0.3	11.7%
2010	12,319	2.8	12.3%	253,470	3.1	14.8%
2011	25,102	5.6	17.9%	458,000	5.5	20.3%
2012	69,410	15.5	33.4%	1,725,148	20.8	41.1%
2013	28,658	6.4	39.9%	465,693	5.6	46.7%
2014	95,585	21.4	61.3%	2,234,333	26.9	73.6%
2015	0	0.0	61.3%	0	0.0	73.6%
2016	95,199	21.3	82.6%	1,951,253	23.5	97.1%
2017 & beyond	15,659	3.5	86.1%	241,128	2.9	100.0%
Vacant	62,182	13.9	100.0%	0	—
Totals	446,637	100.0%		$8,303,111	100.0%
(1)	Based on in-place underwritten base rental revenues.

The Borrower and Sponsor.    The 300 West 6th Street Borrower is TPG-300 West 6th Street LLC, a Delaware limited liability company, which is sponsored by Thomas Properties Group, Inc. and California State Teachers’ Retirement System (‘‘CalSTRS’’). Thomas Properties Group, Inc. is a full-service real estate company that owns, acquires, develops and manages office, retail and multi-family properties throughout the United States. Since its founding in 1996, Thomas Properties Group, Inc. has developed, restructured or acquired properties in the West Coast, Southwest and Mid-Atlantic regions of the United States. Thomas Properties Group, Inc. currently owns and/or manages approximately 15.6 million square feet in markets throughout the United States. In Houston, Texas, Thomas Properties Group, Inc. currently owns approximately 3.8 million square feet of office space with approximately 7.3 million square feet in Texas overall. CalSTRS is the second largest public pension plan and the largest teachers’ retirement fund in the United States. As of May 31, 2007, CalSTRS assets totaled $171.1 billion, of which 9.2%, or $15.6 billion, was allocated to real estate investments. An affiliate of the mortgage loan seller is an indirect equity holder of the 300 West 6th Street Borrower.

The Mortgage Loan.    The 300 West 6th Street Mortgage Loan was originated on June 1, 2007 and has a cut-off date principal balance of $127,000,000. The 300 West 6th Street Mortgage Loan is a ten-year loan with a stated maturity date of June 11, 2017. The 300 West 6th Street Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.011% per annum. On the eleventh day of each month through but excluding the stated maturity date, the 300 West 6th Street Borrower is required to make interest-only payments on the 300 West 6th Street Mortgage Loan. The principal balance of the 300 West 6th Street Mortgage Loan plus all accrued and unpaid interest thereon will be due on the stated maturity date.

The 300 West 6th Street Borrower is prohibited from voluntarily prepaying the 300 West 6th Street Mortgage Loan, in whole or in part, prior to March 11, 2017. From and after March 11, 2017, the 300 West 6th Street Borrower may prepay the 300 West 6th Street Mortgage Loan, in whole, but not in part, without payment of any prepayment fee or penalty.

The 300 West 6th Street Borrower may defease the 300 West 6th Street Mortgage Loan in whole at any time after the expiration of two years following the Issue Date and before March 11, 2017, and by doing so obtain the release of the 300 West 6th Street Mortgaged Property. A defeasance will be effected by the 300 West 6th Street Borrower’ pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 that produce payments which replicate the payment obligations of the 300 West 6th Street Borrower under the 300 West 6th Street Mortgage Loan through March 11, 2017 and are sufficient to pay off the 300 West 6th Street Mortgage Loan in its entirety on the stated maturity date. The 300 West 6th Street Borrower’ right to defease the entire 300 West 6th Street Mortgage Loan is conditioned upon, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C3 certificates by such rating agency.

The Mortgaged Property.    The 300 West 6th Street Mortgage Loan is secured by a first mortgage lien on the fee simple interest of the 300 West 6th Street Borrower in the 300 West 6th Street Mortgaged Property. The 300 West 6th Street Mortgaged Property is a Class A office building built in 2002 with an aggregate of 446,637 square feet located in Austin, Texas. The 300 West 6th Street Mortgaged Property is occupied by a diverse tenant mix including Clark Thomas and Winters with 95,199 square feet (21.3% of total space), Akin, Gump, Strauss, Hauer, Feld LLP with 87,624 square feet (19.6% of total space), AVP Management Services with 46,061 square feet (10.3% of total space), Green Mountain Energy with 28,658 square feet (6.4% of total space) and McKool Smith with 25,102 square feet (5.6% of total space). As of June 19, 2007, the occupancy of the 300 West 6th Street Mortgaged Property, based on the square footage leased, was 86.1%. Based on historical financial information provided by the 300 West 6th Street Borrower, the net operating income for the 300 West 6th Street Mortgaged Property was $6,261,904 for fiscal year 2006 and $2,990,334 for the interim period January 2007 through May 2007.

Lockbox.    The 300 West 6th Street Borrower has established and is required to maintain a lockbox account with respect to the 300 West 6th Street Mortgaged Property that is under the control of the lender. The 300 West 6th Street Borrower is required to deposit, or cause to be deposited, all rents and other revenue from the 300 West 6th Street Mortgaged Property into the lockbox account. Provided (i) no an event of default is continuing and (ii) no Approved Mezzanine Loan (defined below) is outstanding, sums in the lockbox account may be transferred to accounts designated by the 300 West 6th Street Borrower. At any time that an event of default is continuing or an Approved Mezzanine Loan is outstanding, all funds in the lockbox account will be transferred to a cash management account, which is held by an eligible institution and is also under the control of the lender. Provided that no event of default is continuing under the 300 West 6th Street Mortgage Loan documents, the funds on deposit in the cash management account are disbursed on each payment date (to the extent the funds in the cash management account are sufficient) as follows: (i) first, during a Reserve Period, to the payment of the 300 West 6th Street Borrower’s monthly real estate tax and insurance reserve obligation; (ii) second, to payment of the monthly debt service due on the 300 West 6th Street Mortgage Loan (plus any default interest or other amounts then due and payable under the 300 West 6th Street Mortgage Loan documents; (iii) third, during a Reserve Period, to the payment of the 300 West 6th Street Borrower’s monthly capital expense reserve obligation; (iv) fourth, during a Reserve Period, to the payment of the 300 West 6th Street Borrower’s monthly rollover reserve account obligations; (v) fifth, to the 300 West 6th Street Borrower’s for approved operating expenses for the property; and (vi) lastly, the balance is transferred to the subordinate deposit account established under the Approved Mezzanine Loan. If an event of default is continuing under the 300 West 6th Street Mortgage Loan, the lender may apply the funds available in the cash management account in such order of priority as the lender may determine.

Terrorism Coverage.    The 300 West 6th Street Mortgage Loan documents require the 300 West 6th Street Borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the 300 West 6th Street Property, provided such coverage is available. In the event terrorism insurance is not included as part of the ‘‘all risk’’ property policy, the 300 West 6th Street Borrower will be required to purchase terrorism insurance at a cost in an amount equal to 150% of the aggregate insurance premiums payable with respect to all the property insurance coverage for the last policy year in which coverage for terrorism was included as part of the ‘‘all risk’’ property policy, adjusted annually by a percentage equal to the increase in the ‘‘consumer price index’’ (‘‘Terrorism Premium Cap’’). If the insurance premiums for such policy exceed the Terrorism Premium Cap, the lender may, at its option (1) purchase such stand-alone terrorism insurance policy, and require that the 300 West 6th Street Borrower pay the portion of the premiums equal to the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism policy to the Terrorism Premium Cap. See ‘‘Risk Factors—Property Insurance’’ in this prospectus supplement.

In the event that such coverage with respect to terrorist acts is not included as part of the ‘‘all risk’’ property policy, the 300 West 6th Street Borrower shall, nevertheless, be required to obtain coverage for terrorism (as stand alone coverage) in an amount equal to 100% of the replacement cost of the 300 West 6th Street Property; provided that such coverage is available. Notwithstanding the foregoing, with respect to any such stand-alone policy covering terrorist acts, the Borrower shall not be required to pay any insurance premiums solely with respect to such terrorism coverage in excess of the ‘‘Terrorism Premium Cap’’ in an amount equal to 150% of the aggregate insurance premiums payable with respect to all the property insurance coverage for the last policy year in which coverage for terrorism was included as part of the ‘‘all risk’’ property policy, adjusted annually by a percentage equal to the increase in the ‘‘consumer price index.’’

Credit Facility.    Pursuant to the terms of that certain credit agreement dated as of June 1, 2007 (as amended, supplemented or otherwise modified from time to time, the ‘‘Credit Facility Loan Agreement’’), among an indirect parent of the 300 West 6th Street Borrower, TPG-Austin Portfolio Holdings LLC, a Delaware limited liability company (the ‘‘Credit Facility Borrower’’), TPG-Austin Portfolio Syndication Partners JV LP, a Delaware limited partnership (‘‘Parent Guarantor’’), certain other guarantors, (the ‘‘REIT Guarantors’’ and, together with the Credit Facility Borrower and Parent Guarantor, collectively referred to as the ‘‘Credit Facility Parties’’), several banks and other financial institutions or entities from time to time parties to the Credit Facility Loan Agreement (the ‘‘Credit Facility Lenders’’), the administrative agent for the Facility Lenders (the ‘‘Credit Facility Agent’’) and others, the Credit Facility Lenders will make available to the Credit Facility Borrower a term loan in the maximum principal amount of $192,500,000 (the ‘‘Facility Term Loan’’) and revolving credit loans, letters of credit and swing line loans in the maximum principal amount of $100,000,000 (the ‘‘Facility Revolving Credit Facility’’ and, together with the Facility Term Loan, the ‘‘Credit Facility Loans’’). The Credit Facility Borrower is also the indirect parent of the borrower under the Frost Bank Tower Mortgage Loan, the One Congress Plaza Mortgage Loan, the One American Center Mortgage Loan and the San Jacinto Center Mortgage Loan, collectively representing 6.6% of the Initial Mortgage Pool Balance and 9.1% of the Initial Loan Group 1 Balance.

The Credit Facility Loans and the other obligations of the Credit Facility Parties to the Credit Facility Agent and the Credit Facility Lenders pursuant to the Credit Facility Loan Agreement are secured by, among other things, the Guarantee and Collateral Agreement, dated as of June 1, 2007, pursuant to which the Credit Facility Parties and certain of their subsidiaries have granted to the Credit Facility Agent for the benefit of the Credit Facility Lenders and certain of their affiliates (the ‘‘Facility Secured Parties’’) a first priority security interest in, among other things, all of the capital stock in the REIT Guarantors, the Credit Facility Borrower and certain of its direct and indirect subsidiaries. The balance of the equity interests securing the Credit Facility Loans relate to the owners of other properties owned by affiliates of the Credit Facility Borrower, which consist of the Frost Bank Tower Mortgaged Property, the One Congress Plaza Mortgaged Property, the One American Center Mortgaged Property and the San Jacinto Center Mortgaged Property. A default by the Credit Facility Borrower will constitute a default under the Credit Facility Loans and a default by any of the owners of the Frost Bank Tower Mortgaged Property, the One Congress Plaza Mortgaged Property, the One American Center Mortgaged Property or the San Jacinto Center Mortgaged Property under the related underlying mortgage loan will also constitute a default under the Credit Facility Loans.

All of the terms defined in this ‘‘—Credit Facility’’ section are defined solely for the purposes of this ‘‘—The 300 West 6th Street Mortgage Loan’’ section.

Credit Facility Intercreditor Agreement.    The mortgage lender and the Credit Facility Agent have entered into that certain intercreditor agreement, dated as of June 1, 2007 (as amended, supplemented or otherwise modified from time to time, the ‘‘Intercreditor Agreement’’) that sets forth the relative priorities between the 300 West 6th Street Mortgage Loan and the Credit Facility Loans. The Intercreditor Agreement provides that, among other things:

•	The Credit Facility Loan is generally subordinate to the 300 West 6th Street Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the 300 West 6th Street Mortgage Loan, subject to the terms of the Intercreditor Agreement, Credit Facility Agent may accept payments due and payable from time to time under the loan documents evidencing or securing the Credit Facility Loans, and prepayments of the Credit Facility Loans, made in accordance with loan documents evidencing or securing the Credit Facility Loans.

•	Pursuant to the terms of the Intercreditor Agreement, the Credit Facility Agent may not exercise any rights it may have under the Credit Facility Loan documents with respect to a foreclosure or other realization upon the collateral for the Credit Facility Loans unless (i) the transferee of title to such collateral meets certain standards set forth in the Intercreditor Agreement, (ii) the 300 West 6th Street Mortgaged Property is managed by a manager meeting certain standards set forth in the Intercreditor Agreement and (iii) a cash management system meeting the requirements of the Intercreditor Agreement is in place.

•	The Credit Facility Agent has the right to receive notice of any event of default under the 300 West 6th Street Mortgage Loan and the right to cure any monetary default within a period ending 10 business days after the later of receipt of such notice or the expiration of the 300 West 6th Street Borrower’s cure periods under the 300 West 6th Street Mortgage Loan documents; provided that Credit Facility Agent will not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless Credit Facility Agent has commenced and is continuing to diligently pursue its rights against the collateral for the Credit Facility Loans. In addition, if the default is of a non-monetary nature, the Credit Facility Agent will have the right to cure any non-monetary default within a period ending 10 business days after the later of receipt of notice of such non-monetary default or the expiration of the related borrower’s cure period under the subject underlying mortgage loan documents; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period or no cure period is provided or is not susceptible of cure without foreclosure on the collateral for the Credit Facility Loans then, subject to certain conditions, the Credit Facility Agent will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default or to pursue such foreclosure.

•	If the 300 West 6th Street Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the 300 West 6th Street Mortgage Loan has been commenced, then, subject to the terms of the Intercreditor Agreement, the Credit Facility Agent will have the right to purchase the 300 West 6th Street Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any advances and post-petition interest, but excluding any liquidated damages, prepayment premiums or fees, late charges or default interest), any protective advances made by the mortgagee and any interest on any advances.

Permitted Mezzanine Financing.    The 300 West 6th Street Borrower is permitted to obtain mezzanine financing (the ‘‘Permitted Mezzanine Loan’’) from a lending institution acceptable to the lender of the 300 West 6th Street Mortgage Loan, subject to the lender’s approval of the terms of the mezzanine financing, which approval shall not be withheld, provided that the Permitted Mezzanine Loan (x) is on terms and conditions reasonably acceptable to the lender of the 300 West 6th Street Mortgage Loan and evidenced by loan documents which have been approved by the lender of the 300 West 6th Street Mortgage Loan and is secured only by a pledge of all or a portion of the direct or indirect ownership interests in the 300 West 6th Street Borrower or any other collateral not mortgaged or pledged to the lender under the 300 West 6th Street Mortgage Loan, (y) will be in an amount that when added to the 300 West 6th Street Mortgage Loan will result in a combined loan to ‘‘as is’’ appraised value (based on an appraisal commissioned by the lender and otherwise reasonably acceptable to the lender) of the 300 West 6th Street Mortgaged Property of no more than 75% and will result in a minimum combined debt service coverage ratio of not less than 1.20x and (z) the mezzanine lender shall enter into a subordination and intercreditor agreement with the lender of the 300 West 6th Street Mortgage Loan and the Credit Facility Agent reasonably acceptable to the lender and the applicable rating agencies, which subordination and intercreditor agreement shall, among other things, restrict the ability of such mezzanine lender to transfer the Permitted Mezzanine Loan or the pledged interests to another person (other than another mezzanine lender approved pursuant to the terms of the 300 West 6th Street Mortgage Loan agreement) without first obtaining the consent of the lender. In addition, after a secondary market transaction, a rating comfort letter shall be obtained and no such mezzanine loan shall be permitted which would result in a downgrade, qualification or withdrawal of any of the ratings of any of the securities issued in such secondary market transaction.

VIII. The University Mall Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$92,000,000
Loan per Square Foot:	$212(1)
% of Initial Mortgage Pool Balance:	2.8%
Shadow Rating (S&P/Moody’s):	NAP(2)
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.704% per annum
Interest Calculation:	Actual/360
First Payment Date:	May 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	April 11, 2017
Maturity Balance:	$92,000,000
Borrower:	University Mall, LLC
Sponsor:	Finard Properties, LLC
Defeasance/Prepayment:	Defeasance permitted four years from the closing date of the mortgage loan.
Up-Front Reserves:	Required Repair Reserve(3)
Ongoing Reserves:	Tax and Insurance Reserve(4) Replacement Reserve(5) Rollover Reserve(6)
Lockbox:	Hard(7)
Other Secured Debt:	Permitted Mezzanine Financing(8)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Regional Mall
Location:	South Burlington, Vermont
Year Built:	1978/1992
Year Renovated:	1988, 1998 & 2005
Gross Square Feet:	609,493(9)
Collateral Square Feet:	434,933(10)
Overall Occupancy:	97.2%
In-Line Occupancy:	94.4%
Occupancy Date:	February 1, 2007
Ownership Interest:	Fee
Property Management:	Finard Properties, LLC, an affiliate of the Borrower
In-Line Sales PSF:	$372.60(11)
In-Line Cost of Occupancy:	12.3%(11)
U/W NCF:	$6,073,078
U/W NCF DSCR:	1.14x
Cut-off Date U/W NCF DSCR:	1.14x
Appraised Value:	$116,300,000
Appraisal As of Date:	January 5, 2007
Cut-off Date LTV Ratio:	79.1%
Maturity LTV Ratio:	79.1%
(1)	Based on collateral square feet of the University Mall Mortgaged Property.
(2)	NAP means ‘‘not applicable.’’
(3)	At closing, the University Mall Borrower deposited $8,750 into a required repair reserve account to pay for certain deferred maintenance items identified by lender.
(4)	The University Mall Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the University Mall Borrower provides evidence of a blanket insurance policy covering the University Mall Mortgaged Property, as approved by the lender, the monthly insurance escrow payments will not be required.
(5)	The University Mall Borrower is required to make monthly escrow deposits in the amount of $4,349 into a replacement reserve account for the payment of certain costs of replacements and required repairs properly classified as capital expenditures. Notwithstanding the foregoing, monthly replacement reserve deposits will not be required during such times that the balance of funds in the replacement reserve account exceeds $104,384.
(6)	The University Mall Borrower is required to make monthly escrow deposits in the amount of $19,000 into a rollover reserve account for tenant improvements and leasing commission costs. Notwithstanding the foregoing, monthly rollover reserve deposits shall not be required during such times the balance of funds in the rollover reserve account exceeds $456,000. In addition, the University Mall Borrower is required to deposit all lease termination payments into the rollover reserve account, provided however, any lease termination payments deposited into the rollover reserve account shall not be counted in the account balance for purposes of determining suspension of the required monthly rollover reserve deposit. In lieu of making any monthly rollover deposit, the University Mall Borrower may deliver a letter of credit in the amount of the monthly rollover deposit.
(7)	See ‘‘—Lockbox’’ below.
(8)	See ‘‘—Permitted Mezzanine Financing’’ below.
(9)	Reflects gross leasable area of the entire mall including any anchors or outparcels which may not be part of the collateral.
(10)	Collateral square feet comprising the University Mall Mortgaged Property consists of 232,131 square feet of anchor space, 178,217 square feet of in-line mall space and 24,585 square feet of out-parcel space.
(11)	Comparable in-line sales per square foot and in-line cost of occupancy for the trailing 12 months ending December 31, 2006.

Gross Leasable Area (GLA) Overview
Store	Approximate Square Feet	As % of GLA	Ratings(1)	Anchor Lease Expiration
Anchors
Sears(2)	126,560	20.8%	BB+/Ba1	9/30/2048(3)
Kohl’s	86,605	14.2	A−/A3	2/3/2024(4)
JCPenney	85,526	14.0	BBB−/Baa3	11/30/2012(5)
Bon Ton	60,000	9.8	B+/B1	1/31/2015(6)
Hannaford Bros. Co.(2)	48,000	7.9	BB+/Baa3	5/31/2013(7)
Total Anchor Space	406,691	66.7%
In-Line Mall Space	178,217	29.2
Out-parcels	24,585	4.0
Total GLA	609,493	100.0%
(1)	Credit ratings are by S&P and Moody’s, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated.
(2)	Sears and Hannaford Bros. Co. own their stores and lease their pads from the University Mall Borrower. The pads, but not the stores, are part of the collateral.
(3)	Sears’ lease provides for four, 10-year extension options.
(4)	Kohl’s lease provides for six, five-year extension options.
(5)	JCPenney’s lease provides for five, five-year renewal options.
(6)	Bon Ton’s lease provides for five, five-year extension options.
(7)	Hannaford Bros. Co.’s lease is subject to four successive and automatic extension periods of five years each that may be canceled after the initial term on six-months’ notice.

Major In-Line Tenant Information
Tenant	Approximate Square Feet	Ratings(1)	Lease Expiration Date
Record Town, Inc.	8,584	NR	1/31/2009
DEB Stores, Inc.	7,865	NR	1/31/2015
Express, Inc.	7,746	BBB−/Baa3	1/31/2008
Applebee’s	6,100	NR	1/31/2010
The Gap	6,032	BB+/Ba1	1/31/2009
Total	36,327
(1)	Credit ratings are by S&P and Moody’s, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.

Lease Expiration Information
Year	Approximate Expiring In-line Square Feet	As % of Total In-line Square Feet	Cumulative % of Total In-line Square Feet	Approximate Expiring In-line Base Revenues(1)	As % of Total In-line Base Revenues(1)	Cumulative % of Total In-line Base Revenues(1)
2007(2)	10,512	5.9%	5.9%	$287,050	5.6%	5.6%
2008	38,341	21.5	27.4%	1,005,299	19.5	25.0%
2009	37,687	21.1	48.6%	1,211,321	23.5	48.5%
2010	24,228	13.6	62.2%	748,874	14.5	63.0%
2011	12,937	7.3	69.4%	437,343	8.5	71.4%
2012	17,297	9.7	79.1%	642,557	12.4	83.9%
2013	4,500	2.5	81.6%	130,500	2.5	86.4%
2014	2,198	1.2	82.9%	76,930	1.5	87.9%
2015	14,670	8.2	91.1%	442,362	8.6	96.5%
2016	2,650	1.5	92.6%	126,000	2.4	98.9%
2017 and beyond	3,300	1.9	94.4%	56,100	1.1	100.0%
Vacant	9,897	5.6	100.0%	0	0.0	100.0%
Total	178,217	100.0%		$5,164,336	100.0%
(1)	Based on in-place underwritten base rental revenues applicable to in-line tenants only and excluding vacant lease-up assumptions.
(2)	Includes any month-to-month tenants.

The Borrower and Sponsor.    The University Mall Borrower is University Mall, LLC, a Delaware limited liability company, whose sponsor is Finard Properties, LLC. Finard Properties, LLC develops and services commercial real estate. The corporate headquarters for Finard Properties, LLC is located at One Burlington Woods Drive in Burlington, Massachusetts. Finard Properties, LLC has additional offices in Maine, Vermont and Tennessee. The key principal of Finard Properties, LLC is William G. Finard. Finard Properties, LLC opened on January 1, 2007 with a portfolio of retail, office and hotel real estate and several development properties in the pipeline. The real estate portfolio at Finard Properties, LLC consists of (i) six office buildings which are located in Maine and Massachusetts and together, contain 636,944 square feet and are valued at approximately $61,900,000, (ii) land in Massachusetts valued at $5,000,000, and (iii) ten retail centers (including University Mall) which contain 1,907,436 square feet, are located in Massachusetts, Maine, Vermont and Tennessee, and are valued at approximately $226,500,000.

The Mortgage Loan.    The University Mall Mortgage Loan was originated on March 22, 2007, and has a cut-off date principal balance of $92,000,000. The University Mall Mortgage Loan is a ten-year loan with a stated maturity date of April 11, 2017. The University Mall Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 5.704% per annum. On the eleventh day of each month to but excluding the stated maturity date, the University Mall Borrower is required to make interest-only payments on the University Mall Mortgage Loan. The principal balance of the University Mall Mortgage Loan, plus all accrued and unpaid interest thereon, will be due and payable on the stated maturity date.

The University Mall Borrower is prohibited from voluntarily prepaying the University Mall Mortgage Loan, in whole or in part, at any time prior to the stated maturity date.

The University Mall Borrower may defease the University Mall Mortgage Loan, in whole only, at any time after the expiration of four years from the closing date of the mortgage loan and by doing so obtain the release of the University Mall Mortgaged Property. A defeasance will be effected by the University Mall Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the University Mall Borrower under the University Mall Mortgage Loan and are sufficient to pay off the University Mall Mortgage Loan in its entirety on the stated maturity date. The University Mall Borrower’s right to defease the entire University Mall Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C3 certificates by such rating agency.

The Mortgaged Property.    The University Mall Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the University Mall Borrower in the University Mall Mortgaged Property, which is comprised of a portion of the University Mall, a regional mall located in South Burlington, Vermont. The University Mall was built in 1978, renovated in 1988, expanded in 1992 and most recently renovated in 2005. The University Mall is anchored by five stores with an aggregate of 406,691 square feet comprised of Sears, Kohl’s, JCPenney, Bon Ton and Hannaford Bros. Co. Sears and Hannaford Bros. Co. own their stores and lease their pads from the University Mall Borrower, therefore the pads, but not the stores, are part of the collateral which makes up the University Mall Mortgaged Property. The University Mall Mortgaged Property totals 609,493 square feet consisting of 126,560 square feet of Sears anchor space, 86,605 square feet of Kohl’s anchor space, 85,526 square feet of JCPenney anchor space, 60,000 square feet of Bon Ton anchor space, 48,000 square feet of Hannaford Bros. Co. anchor space, 178,217 of in-line mall space and 24,585 square feet of out parcel space. The in-line tenants reflect a diverse range of national retailers including Record Town, Inc., DEB Stores, Inc., Express, Inc., Applebee’s and The Gap. As of February 1, 2007, based on square footage leased, in-line occupancy at the University Mall Mortgaged Property was 94.4% and overall mall occupancy including temporary tenants was 97.2%.

Lockbox.    The University Mall Borrower is required to deposit, or cause to be deposited by the property manager or otherwise, all rents and other funds related to the University Mall Mortgaged Property directly into a lockbox account under the control of lender. On the fifth day of each month, the bank holding the lockbox account shall disburse all funds in such account to a deposit account held by lender. The funds in the deposit account will be applied, in the following order of priority: (i)first, to make required deposits into the tax and insurance reserve accounts; (ii) second, to make the monthly debt service payment due under the University Mall Mortgage Loan; (iii) third, to make required deposits into the rollover and replacement reserve accounts; (iv) fourth, to pay lender any other amounts then due and payable under the University Mall Mortgage Loan; and (v) lastly, to the balance, if any, will be released to the University Mall Borrower; provided that upon the occurrence and during the continuance of an event of default or if the debt service coverage ratio falls below (x) 1.10x for four consecutive calendar quarters (until the debt service coverage ratio shall be above 1.10x for two consecutive calendar quarters) or (y) 1.00x, the lender may apply the amounts in the deposit account in such order of priority as the lender determines.

Terrorism Insurance.    The University Mall Borrower is required to maintain insurance on the University Mall Mortgaged Property which does not contain exclusions for loss, cost, damage or liability caused by terrorism or terrorist acts.

Permitted Mezzanine Financing.    The University Mall Mortgage Loan documents permit the pledge of direct or indirect interests in the University Mall Borrower to obtain mezzanine financing, subject to the satisfaction of certain conditions, including, among other things (a) no event of default shall have occurred and is continuing under the University Mall Mortgage Loan, (b) the principal amount of the mezzanine financing shall not result in a combined loan-to-value ratio of greater than 85% or a combined debt service coverage ratio of less than 1.15x, (c) the term of the mezzanine financing (including any extension terms) shall be co-terminus with the term of the University Mall Mortgage Loan, (d) if such mezzanine loan bears interest at a floating rate, the mezzanine borrower shall obtain and maintain an interest rate cap agreement, (e) the mezzanine lender shall enter into an intercreditor agreement in form and substance acceptable to the lender under the University Mall Mortgage Loan and the applicable rating agencies, and (g) the applicable rating agencies shall have confirmed in writing that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the series 2007-C3 certificates.

IX. The Monarch Coast Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$79,500,000(1)
Loan per Unit:	$190,191(2)
% of Initial Mortgage Pool Balance:	2.5%
Shadow Rating (S&P/Moody’s):	NAP(3)
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.685% per annum(4)
Interest Calculation:	Actual/360
First Payment Date:	June 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	May 11, 2017
Maturity Balance:	$79,500,000
Borrowers:	Monarch Coast I, LLC
Sponsors:	Lyon Management Group, Inc.
Prepayment/Defeasance:	Prepayment permitted, in whole only, with prepayment penalty at any time prior to February 11, 2017. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	CapEx Reserve(5)
Ongoing Reserves:	Tax and Insurance Reserve(6)
Lockbox:	Springing Soft(7)
Other Secured Debt:	$7,000,000 Subordinate Non-Trust Loan(1)
$35,000,000 Credit Facility(8)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Multifamily
Location:	Dana Point, California
Year Built:	1989
Year Renovated:	2006-2008(9)
Number of Units:	418
Occupancy:	93.8%
Occupancy Date:	March 27, 2007
Ownership Interest:	Fee
Property Management:	Lyon Management Group, Inc., an affiliate of the borrower
U/W NCF:	$5,145,938(10)
U/W NCF DSCR:	1.12x(11)
Cut-off Date U/W NCF DSCR:	1.12x(11)
Appraised Value:	$119,160,000(12)
Appraisal As of Date:	April 14, 2007
Cut-off Date LTV Ratio:	66.7%(13)(14)
Maturity LTV Ratio:	66.7%(13)(14)

(1)	The Monarch Coast Mortgage Loan is part of the Monarch Coast Loan Combination that also includes the Monarch Coast Subordinate Non-Trust Loan in the cut-off date principal amount of $7,000,000. The Monarch Coast Loan Combination has a cut-off date principal balance of $86,500,000.
(2)	Based solely on a loan amount comprised of the Monarch Coast Mortgage Loan.
(3)	NAP means not applicable.
(4)	The Mortgage Interest Rate set forth above is for the Monarch Coast Mortgage Loan only. The mortgage interest rate for the Monarch Coast Subordinate Non-Trust Loan is 10.500%.
(5)	At closing, the Monarch Coast Borrower deposited $4,315,860 into a capital expenditure reserve account to be used to pay for expenditures for building improvements, leasing commissions and tenant improvements at the Monarch Coast Mortgaged Property. Upon the occurrence and continuance of a monetary event of default or non-monetary event of default that results in personal liability to the Monarch Coast Borrower or any guarantor, funds in the capital expenditure reserve account may be applied to the outstanding principal amount of the Monarch Coast Loan Combination.
(6)	The Monarch Coast Borrower is required to make monthly deposits into tax and insurance reserve accounts in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the following 12 months with respect to the Monarch Coast Mortgaged Properties, provided, however, no insurance reserve deposits are required if the Monarch Coast Mortgaged Property is covered under a blanket insurance policy.
(7)	See ‘‘—Lockbox’’ below.
(8)	See ‘‘—Credit Facility’’ below.
(9)	An approximate $4.8 million two-year renovation program is underway that is expected to be completed in 2008.
(10)	Reflects in-place U/W NCF. U/W NCF is projected to be $6,260,337 based on assumed completion of renovation program, assumption of bringing 80% of units to current market rents and certain other lease-up assumptions.
(11)	Based on in-place U/W NCF and calculated based on the annual interest-only payments for the Monarch Coast Mortgage Loan only (without regard to the Monarch Coast Subordinate Non-Trust Loan). The U/W DSCR based on in-place U/W NCF for the entire Monarch Coast Loan Combination is 0.97x. The U/W DSCR based on the projected U/W NCF of $6,260,337 (described in footnote (10) above) for the Monarch Coast Mortgage Loan only (without regard to the Monarch Coast Subordinate Non-Trust Loan) is 1.37x. The U/W DSCR based on that projected U/W NCF for the entire Monarch Coast Loan Combination is 1.18x.

(12)	Reflects the as-is appraised market value of the Monarch Coast Mortgaged Property. The hypothetical as-renovated and stabilized appraised value as of April 14, 2007 is $129,100,000. The prospective as-renovated and stabilized appraised value of the Monarch Coast Mortgaged Property as of April 14, 2010 is $141,100,000.
(13)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the as-is appraised market value of the Monarch Coast Mortgaged Property and the Monarch Coast Mortgage Loan only (without regard to the Monarch Coast Subordinate Non-Trust Loan). The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the hypothetical as-renovated and stabilized value and based on the prospective as-renovated and stabilized apprised value, respectively, (as described in footnote (12) above) for the Monarch Coast Mortgage Loan only are both 61.6% and 56.3%, respectively.
(14)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio for the entire Monarch Coast Loan Combination based on the as-is appraised market value of the Monarch Coast Mortgaged Property is 72.6%. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the hypothetical as-renovated and stabilized value and based on the prospective as-renovated and stabilized appraised value, respectively, (as described in footnote (12) above) for the entire Monarch Coast Loan Combination are both 67.0% and 61.3%, respectively.

The Borrower and Sponsor.    The Monarch Coast Borrower is Monarch Coast I, LLC, a Delaware limited liability company. The sponsor of the Monarch Coast Borrower is Lyon Management Group, Inc., which is an affiliate of Lyon Capital Ventures. Lyon Capital Ventures, a privately held company whose key principal is Frank T. Suryan, is the multifamily real estate investment company for The William Lyon Company, a major California-based residential development firm founded 50 years ago in Orange County, California by General William Lyon. The company reports that since its founding it has developed more than 100,000 homes and managed more than 15,000 apartment units. In 1989, Lyon Management Group, Inc. was established to provide property management services to The William Lyon Company and since then has grown to offer comprehensive services in all aspects of multifamily investment including owning and managing a significant portfolio of apartment communities across the country for its affiliated entities and third party clients.

The Mortgage Loan.    The Monarch Coast Mortgage Loan was originated on May 1, 2007 and has a cut-off date principal balance of $79,500,000. The Monarch Coast Mortgage Loan is part of the Monarch Coast Loan Combination which is comprised of (i) the Monarch Coast Mortgage Loan and (ii) the Monarch Coast Subordinate Non-Trust Loan in the amount of $7,000,000. Both of the mortgage loans which comprise the Monarch Coast Loan Combination are secured by the Monarch Coast Mortgaged Property. The Monarch Coast Subordinate Non-Trust Loan, which will not be included in the Trust, is, subsequent to an uncured event of default on the Monarch Coast Loan Combination, subordinate in right of payment to the Monarch Coast Mortgage Loan. Both of the mortgage loans in the Monarch Coast Loan Combination are obligations of the Monarch Coast Borrower and are cross-defaulted with each other. The respective rights of the holders of the Monarch Coast Mortgage Loan and the Monarch Coast Subordinate Non-Trust Loan will be governed by the Monarch Coast Co-Lender Agreement. See ‘‘Loan Combinations—The A/B Loan Combinations.’’

The Monarch Coast Mortgage Loan is a ten-year loan with a stated maturity date of May 11, 2017. The Monarch Coast Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 5.685% per annum. On the eleventh day of each month to, but not including, the stated maturity date, the Monarch Coast Borrower is required to make interest-only payments on the Monarch Coast Mortgage Loan. The principal balance of the Monarch Coast Mortgage Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

The Monarch Coast Borrower is permitted to voluntarily prepay the Monarch Coast Mortgage Loan at any time, in whole but not in part, provided that such prepayment made prior to February 11, 2017 shall be accompanied by a prepayment consideration equal to the greater of 1% of the principal amount prepaid and a yield maintenance prepayment penalty and provided that the Monarch Coast Borrower simultaneously prepays the Monarch Coast Subordinate Non-Trust Loan. From and after February 11, 2017, the Monarch Coast Borrower may prepay the Monarch Coast Mortgage Loan, in whole but not in part, and no prepayment consideration shall be required.

The Monarch Coast Mortgage Loan permits (i) the pledge of the equity interest in certain indirect parent entities of the Monarch Coast borrower (the ‘‘Equity Collateral’’) and (ii) the Credit Facility Agent (defined below) to foreclose upon the Equity Collateral; provided that the Monarch Coast borrower remains directly or indirectly under the control of (1) General William Lyon or his spouse or children or (2) a Qualified Transferee (as defined in the Monarch Coast Mortgage Loan documents) and/or an Approved Transferee (as defined in the Monarch Coast Mortgage Loan documents) (provided that if such control is solely by a Qualified Transferee described in clause (F) of the definition thereof, then, unless such transfer is otherwise permitted hereunder, the rating agencies must confirm that such transfer will not result in the downgrade, qualification or withdrawal of any ratings then assigned by such rating agencies to any class of series 2007-C3 certificates.

The Mortgaged Property.    The Monarch Coast Mortgaged Property is a garden-style apartment complex comprised of 31, two and three-story apartment buildings with a total of 418 residential units located in Dana Point, California. The complex was constructed in 1989 and is undergoing a renovation program begun in 2006 and expected to be completed in 2008. Situated on approximately 26.7 acres and located approximately 1 mile east of the Pacific Ocean, the Monarch Coast Mortgaged Property offers amenities that include two community swimming pools, two spas, an exercise/fitness room, a combination leasing office/clubhouse, two tennis courts, and seven laundry facilities. The property provides approximately

780 parking spaces, 464 of which are covered carports, which equates to a parking ratio of 1.87 spaces per unit. As of March 27, 2007, occupancy at the Monarch Coast Mortgaged Property was 93.8%. Based on historical financial information provided by the Monarch Coast Borrower, the net operating income for the Monarch Coast Mortgaged Property was $4,940,003 for the fiscal year 2006, and $1,582,305 for the four months ending April 2007.

The Monarch Coast Mortgaged Property is subject to a regulatory agreement with the County of Orange, which requires 20% of the units located on the Monarch Coast Property be leased at below-market rental levels to low-income tenants. The income restrictions were implemented in conjunction with bond financing which has since been paid off but the income restrictions will be in place through early 2015. The income restriction requires that 10% of total units be leased to low income tenants and 10% of total units be leased to very low income tenants. Low income tenants are limited to households with adjusted income that does not exceed 80% of the Orange County area median income. Very low income tenants are limited to households with adjusted income that does not exceed 50% of the Orange County area median income. The 50% and 80% figures are adjusted based on household size. The Monarch Coast Borrower is required to submit annual certifications to the County of Orange. The Monarch Coast Borrower is permitted to convert the Monarch Coast Mortgaged Property into condominiums; however, condominium units may not be sold prior to the payment in full of the Monarch Coast Mortgage Loan.

Mix of Residential Units at the Monarch Coast Mortgaged Property
Property	Location	Year Built	Approximate Number of Units	One Bedroom	Two Bedroom	Three Bedroom
Monarch Coast	Dana Point, California	1989	418	184	234	0

Lockbox.    Upon the occurrence of an event of default with respect to the Monarch Coast Mortgage Loan and the continuance thereof for 30 days, the Monarch Coast Borrower is required to deposit all rent collections into a designated lockbox account under the sole and exclusive control of the mortgage lender.

Terrorism Coverage.    Although the loan documents for the Monarch Coast Mortgage Loan do not expressly require the maintenance of terrorism insurance, the Monarch Coast Borrower is required to obtain all-risk coverage as well as such other insurance and in such amounts as the mortgage lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Monarch Coast Mortgaged Property located in or around the region in which the Monarch Coast Mortgaged Property is located. The form of all policies (including exclusions and exceptions) are subject to the approval of the mortgage lender.

Partial Release.    So long as no event of default exists at the time of the proposed release, the Monarch Coast Borrower may obtain the release of a currently unimproved portion of the Monarch Coast Mortgaged Property consisting of approximately 28,983 square feet without the payment of any portion of the Monarch Coast Mortgage Loan, subject to, among other things, (i) the recordation of a declaration of reciprocal rights of access agreement; (ii) that, as set forth in the declaration of reciprocal rights of access agreement, the release parcel shall be developed and shall be operated jointly with the Monarch Coast Mortgaged Property, and (iii) that the remaining parcel shall constitute a lawfully subdivided parcel, consisting of separate and distinct tax lots. The third-party appraisal of the Monarch Coast Mortgaged Property attributed no value to this release parcel.

Credit Facility.    Pursuant to the terms of that certain Credit Agreement, dated as of May 18, 2006 (the ‘‘Credit Facility Agreement’’) among the indirect majority owner of the Monarch Coast Borrower (the ‘‘Credit Facility Borrower’’), the several banks and other financial institutions or entities from time to time party to the Credit Agreement (the ‘‘Credit Facility Lenders’’) and an affiliate of the related mortgage loan seller, as administrative agent for the Credit Facility Lenders (the ‘‘Credit Facility Agent’’) and others, the Credit Facility Lenders have made available to the Credit Facility Borrower a term loan in the original principal amount of $312,500,000 (the ‘‘Credit Facility’’). The Credit Facility Borrower is also the indirect majority owner of the borrowers under the Vintage Woods Mortgage Loan, the Capistrano Pointe Mortgage Loan, the Villa Tierra Mortgage Loan, the Vineyards Mortgage Loan, the Trabuco Highlands Mortgage Loan and the Autumn Chase Mortgage Loan, collectively representing 7.8% of the Initial Mortgage Pool Balance and 28.2% of the Initial Loan Group 2 Balance.

Pursuant to a Pledge Agreement dated as of May 18, 2006 (the ‘‘Existing Pledge Agreement’’), the Credit Facility (together with hedge agreements provided by the Credit Facility Lenders and their affiliates) is secured by, among other things, pledges made by the Credit Facility Borrower and certain of his subsidiaries of equity interests in certain indirect parent entities of the Monarch Coast Borrower and in other various affiliates of the Monarch Coast Borrower, including the indirect majority owners of the Vintage Woods Mortgaged Property, the Capistrano Pointe Mortgaged Property, the Villa

Tierra Mortgaged Property, the Vineyards Mortgaged Property, the Trabuco Highlands Mortgaged Property and the Autumn Chase Mortgaged Property. Certain defaults by the Monarch Coast Borrower will constitute an event of default under the Credit Facility Agreement and certain defaults by the indirect majority owners of the Vintage Woods Mortgaged Property, the Capistrano Pointe Mortgaged Property, the Villa Tierra Mortgaged Property, the Vineyards Mortgaged Property, the Trabuco Highlands Mortgaged Property and the Autumn Chase Mortgaged Property and by the owners of other properties owned by affiliates of the Monarch Coast Borrower under any mortgage loan encumbering such other properties owned by the affiliates of the Monarch Coast Borrower will constitute an event of default under the Credit Facility Agreement.

As of July 2, 2007, the outstanding principal amount of the Credit Facility is $35,000,000. The Credit Facility Borrower is in the process of negotiating a new credit agreement (the ‘‘New Credit Facility Agreement’’) in the amount of $35,000,000 to, among other things, refinance the outstanding amounts owed under the Credit Facility Agreement and certain other existing indebtedness. The terms of the New Credit Facility Agreement are currently anticipated to be substantially similar to the terms of the Credit Facility Agreement, except that, it is proposed that the New Credit Facility Agreement not contain any cross-defaults other than cross-defaults to certain indebtedness of the Credit Facility Borrower. A new pledge agreement (the ‘‘New Pledge Agreement’’) is anticipated to be entered into, under which the Credit Facility Borrower and certain of his subsidiaries, which may possibly include owners of other properties owned by affiliates of the Monarch Coast Borrower, will pledge equity interests in certain indirect parent entities of the Monarch Coast Borrower and in other various affiliates of the Monarch Coast Borrower. The terms of the New Pledge Agreement are currently anticipated to be substantially similar to the terms of the Existing Pledge Agreement. There is no assurance that the New Credit Facility Agreement or the New Pledge Agreement will be entered into.

The Credit Facility Agreement requires the Credit Facility Borrower to maintain certain financial covenants consisting of (i) minimum debt service coverage ratio of 1.45x and (ii) minimum net worth of the Credit Facility Borrower of at least $500,000,000. It is currently anticipated that the New Credit Facility Agreement will require the Credit Facility Borrower to maintain minimum net worth of the Credit Facility Borrower of at least $300,000,000.

All of the terms defined in this ‘‘—Credit Facility’’ section are defined solely for the purposes of this ‘‘—The Monarch Coast Mortgage Loan’’ section.

X. The One Orlando Center Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$68,250,000
Loan per Square Foot:	$192
% of Initial Mortgage Pool Balance:	2.1%
Shadow Rating (S&P/Moody’s):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.895% per annum
Interest Calculation:	Actual/360
First Payment Date:	June 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	May 11, 2017
Maturity Balance:	$68,250,000
Borrower:	OOC Owner LLC
Sponsor:	Eola Capital LLC and an affiliate of Lehman Brothers
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted four months prior to maturity date.
Up-Front Reserves:	Rollover Lease Reserve(2) Free Rent Reserve(3)
Ongoing Reserves:	CapEx Reserve(4) Tax and Insurance Reserve(5)
Lockbox:	Hard(6)
Other Secured Debt:	Permitted Mezzanine Financing(7)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	Orlando, Florida
Year Built:	1987
Year Renovated:	2005
Square Feet:	355,856
Occupancy:	91.9%
Occupancy Date:	May 1, 2007
Ownership Interest:	Fee
Property Management:	Eola Capital LLC, an affiliate of the borrower
U/W NCF:	$4,351,624(8)
U/W NCF DSCR:	1.07x(9)
Cut-off Date U/W NCF DSCR:	1.07x(9)
Appraised Value:	$93,000,000
Appraisal As of Date:	March 16, 2007
Cut-off Date LTV Ratio:	73.4%
Maturity LTV Ratio:	73.4%

(1)	NAP means not applicable.
(2)	At closing, the One Orlando Center Borrower deposited $2,300,000 into a rollover/accretive lease reserve account to be used for approved leasing expenses, including brokerage commissions and tenant improvements. All payments received from tenants in connection with early termination of any lease will be deposited into the rollover/accretive lease reserve account.
(3)	At closing, the One Orlando Center Borrower deposited $337,429 into a free rent reserve account to be disbursed from the free rent account to the clearing account on a monthly basis, in the amounts set forth in Schedule 8 of the One Orlando Center Loan agreement for the payment of debt service and funding of other required reserves, provided that in the event that any of Educational Institute, Enterprise Florida, International Business Machine or Tedder James vacates its applicable space at the One Orlando Center Mortgaged Property prior to the disbursement of the rent concessions granted to such tenant, the amount in the free rent reserve equal to the rent concessions otherwise allocable to such vacated space shall be disbursed to the rollover lease reserve to be disbursed pursuant to the terms thereof.
(4)	The One Orlando Center Borrower is required to make monthly deposits into a capital expenditures reserve account initially in an amount equal to $5,924 for approved capital expenses, provided that upon 30 days prior written notice to the One Orlando Center Borrower, the lender may reassess the amount of the monthly deposit required to be made into the capital expenditure reserve account.
(5)	The One Orlando Center Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable during the following 12 months and, at the option of the lender, if the liability or casualty insurance policy maintained by the One Orlando Center Borrower covering the One Orlando Mortgaged Property shall not constitute an approved blanket or umbrella insurance policy pursuant to the requirements of the related loan documents, or if the lender shall require the One Orlando Center Borrower to obtain a separate insurance policy pursuant to the related loan documents, one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies.
(6)	See ‘‘—Lockbox’’ below.
(7)	See ‘‘—Permitted Mezzanine Financing’’ below.
(8)	Reflects in-place U/W NCF. U/W NCF is projected to be $5,028,921 based on assumed mark-to-market rent adjustments applied to below and above-market tenant leases based on appraiser’s market rent, lease-up of current vacant space to stabilized occupancy of 94% and certain other lease-up assumptions.
(9)	Based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W DSCR based on the projected U/W NCF of $5,028,921 (described in footnote (8) above) is 1.23x.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Wachovia	89,827	25.2%	29.2%	$25.18	AA−/Aa3	12/31/2010(5)
Dean, Mead, Egerton	30,391	8.5	9.3	$23.67	NR	4/30/2014
Hannover Life Reassurance	25,540	7.2	7.1	$21.37	NR	12/31/2012
Tedder, James Worden	20,718	5.8	6.3	$19.05	NR	9/30/2016
Enterprise Florida	19,620	5.5	6.6	$26.00	NR	12/31/2012
Total	186,096	52.3%	58.5%
(1)	Ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.
(3)	Reflects in-place base rent.
(4)	Credit ratings are by S&P and Moody’s, respectively, and may reflect the rating of the parent company (even though the parent company may have no obligations under the related lease) if the tenant is not rated. NR means not rated.
(5)	Wachovia’s lease expiration includes 12,226 square feet expiring September 30, 2012.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2007	419	0.1%	0.1%	$8,472	0.1%	0.1%
2008	10,053	2.8	2.9%	237,917	3.0	3.1%
2009	18,834	5.3	8.2%	436,331	5.5	8.6%
2010	106,057	29.8	38.0%	2,745,357	34.6	43.2%
2011	20,317	5.7	43.7%	507,019	6.4	49.6%
2012	89,895	25.3	69.0%	2,109,826	26.6	76.2%
2013	9,444	2.7	71.7%	214,001	2.7	78.9%
2014	30,391	8.5	80.2%	737,893	9.3	88.2%
2015	0	0.0	80.2%	0	0.0	88.2%
2016	39,364	11.1	91.3%	934,722	11.8	100.0%
2017 & beyond	2,432	0.7	91.9%	2,065	0.0	100.0%
Vacant	28,650	8.1	100.0%	0	—
Totals	355,856	100.0%		$7,933,603	100.0%
(1)	Based on in-place underwritten base rental revenues.

The Borrower and Sponsor.    The Borrower is OOC Owner LLC, a Delaware limited liability company, which is sponsored by Eola Capital LLC (‘‘Eola Capital’’). Eola Capital is a fully-integrated, privately-held real estate investment company which owns, operates, and manages office buildings throughout the Southeastern United States. Eola Capital is based in Orlando, with regional offices in Atlanta, Jacksonville, Fort Lauderdale, Tampa, Tallahassee, Columbia, and Charlotte. The company was founded by Jim Heistand in 1999 by combining members of senior management and personnel from the former Associated Capital Properties, which was also founded by Mr. Heistand in 1989. In 1997, Associated Capital Properties and its 6.8 million square foot portfolio was sold to Highwoods Properties, a publicly traded REIT, for $622 million. Eola Capital currently has interests in 37 properties located in five states throughout the Southeastern United States. An affiliate of the mortgage loan seller is an indirect equity owner in the One Orlando Center Borrower.

The Mortgage Loan.    The One Orlando Center Mortgage Loan was originated on May 10, 2007 and has a cut-off date principal balance of $68,250,000. The One Orlando Center Mortgage Loan is a ten-year loan with a stated maturity date of May 11, 2017. The One Orlando Center Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.895% per annum. On the eleventh day of each month through and including the stated maturity date, the One Orlando Center Borrower is required to make interest-only payments on the One Orlando Center Mortgage Loan. The principal balance of the One Orlando Center Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The One Orlando Center Borrower is prohibited from voluntarily prepaying the One Orlando Center Mortgage Loan, in whole or in part, prior to January 11, 2017. From and after January 11, 2017, the One Orlando Center Borrower may prepay the One Orlando Center Mortgage Loan, in whole but not in part, without payment of any prepayment consideration.

The One Orlando Center Borrower may defease the One Orlando Center Mortgage Loan, in whole only, at any time after the expiration of two years following the Issue Date, and by doing so obtain the release of the One Orlando Center Mortgaged Property. A defeasance will be effected by the One Orlando Center Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America that produce payments which replicate the payment obligations of the One Orlando Center Borrower under the One Orlando Center Mortgage Loan and are sufficient to pay off the One Orlando Center Mortgage Loan in its entirety on the stated maturity date, which, in the event of such a defeasance, shall be accelerated to the earliest permitted prepayment date. The One Orlando Center Borrower’s right to defease the entire One Orlando Center Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C3 certificates by such rating agency.

The Mortgaged Property.    The One Orlando Center Mortgage Loan is secured by a first mortgage lien on the fee simple interest of the One Orlando Center Borrower in the One Orlando Center Mortgaged Property, a 19-story Class A office building located in Orlando, Florida. The building contains 355,856 square feet of net rentable area. Since 2000, more than $1.7 million in capital improvements have been invested. More recent improvements include upgrades to corridors, lobbies, elevators, HVAC, and bathrooms. Amenities at One Orlando Center include a covered on-site parking garage, Nature’s Table Café, a sundry shop, and a Wachovia ATM. A Wachovia drive-thru bank teller adjoins the parking garage. Additionally, there is a 900 square foot conference room on the 2nd floor of the One Orlando Center Mortgaged Property. As of May 1, 2007, based on square footage leased, occupancy at the One Orlando Center Mortgaged Property was 91.9%.

Lockbox.    The One Orlando Center Borrower is required to cause all income from the One Orlando Center Mortgaged Property to be deposited directly by all non-residential tenants of the One Orlando Mortgaged Property into a segregated lockbox account that has been pledged to the holder of the One Orlando Center Mortgage Loan. All amounts in the lockbox account are required to be transferred each business day to another account (the ‘‘One Orlando Center Property Account’’) that has also been pledged to the holder of the One Orlando Center Mortgage Loan. Provided no event of default shall exist with respect to the One Orlando Center Mortgage Loan, all amounts in the One Orlando Center Property Account will be applied on each payment date in the following order of priority: (i) first, to the payment of the One Orlando Center Borrower’s monthly real estate tax and insurance premium reserve obligation; (ii) second, to pay fees of the bank maintaining the One Orlando Center Property Account; (iii) third, to the payment of interest on the One Orlando Center Mortgage Loan; (iv) fourth, to the payment of the One Orlando Center Borrower’s monthly capital expenditures reserve obligation, (v) fifth, to the payment of the One Orlando Center Borrower’s monthly lease rollover reserve obligation; (vi) sixth, to the payment of approved operating expenses for the One Orlando Center Mortgaged Property; and (vii) lastly, to the One Orlando Center Borrower. If an event of default shall exist with respect to the One Orlando Center Mortgage Loan, the holder of the One Orlando Center Mortgage Loan may apply amounts in the One Orlando Center Property Account to the payment of amounts due with respect to the One Orlando Center Mortgage Loan in such order and in such manner as such holder may determine.

Terrorism Coverage.    The One Orlando Center Borrower is required to maintain property insurance against loss or damage customarily included under so called ‘‘all risk’’ risk or ‘‘special form’’ policies, including (or containing no exclusion for) coverage for damage or destruction cause by war and the acts of terrorists, if available.

Permitted Mezzanine Financing.    The related loan documents permit the pledge of direct or indirect interests in the One Orlando Center Borrower to obtain mezzanine financing, subject to the satisfaction of certain conditions, including, among other things (a) no event of default shall be continuing under the One Orlando Center Mortgage Loan, (b) the principal amount of the mezzanine financing shall not result in a combined loan-to-value ratio of greater than 85% or a combined debt service coverage ratio of less than 1.15x, (c) the maturity date of the mezzanine financing shall be no earlier than the stated maturity date of the One Orlando Center Mortgage Loan, (d) if such mezzanine loan bears interest at a floating rate, the mezzanine borrower shall obtain and maintain an interest rate cap agreement, (e) the mezzanine lender enters into an intercreditor agreement in form and substance acceptable to the lender under the One Orlando Center Mortgage Loan and the applicable rating agencies, and (g) the applicable rating agencies shall have confirmed in writing that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the series 2007-C3 certificates.

Loan Combinations

General.    The mortgage pool will include seventeen (17) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by one or more separate promissory notes. The aggregate debt represented by the entire Loan Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular Loan Combination are obligations of the same borrower(s) and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/ subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination. For example, as more specifically described below in this ‘‘—Loan Combinations’’ section and under ‘‘The Series 2007-C3 Pooling and Servicing Agreement—The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders’’ in this prospectus supplement, a particular noteholder or group of noteholders may be entitled, directly or through one or more designees and/or representatives, to exercise certain rights and powers that would affect the servicing of the subject Loan Combination (such noteholder(s), together with any such designee(s) or representative(s), being herein referred to as the ‘‘Loan Combination Controlling Party’’ for the subject Loan Combination). Further, each such co-lender agreement or other intercreditor arrangement will generally prohibit the transfer of the ownership of any mortgage loan that is part of a Loan Combination to any person or entity other than: (i) institutional lenders, institutional investors, investment funds or other substantially similar institutions that, in each such case, exceeds a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans; (ii) affiliates of the foregoing; or (iii) a trustee of a rated securitization trust.

The table below identifies each underlying mortgage loan that is part of a Loan Combination. All of the Loan Combinations are A/B Loan Combinations. An ‘‘A/B Loan Combination’’ is a Loan Combination consisting of the underlying mortgage loan and one or more Non-Trust Loan(s) and, following the occurrence of an uncured event of default, payments are allocated to the underlying mortgage loan and the related Non-Trust Loan on a senior/subordinated basis. Based on differences in the priority of payments and/or the rights and powers of the related Non-Trust Loan Noteholder, the Loan Combinations have been designated as Type I A/B Loan Combinations, Type II A/B Loan Combinations, Type III A/B Loan Combinations and Type IV A/B Loan Combinations, respectively. See ‘‘—Loan Combinations—The A/B Loan Combinations’’ below.

Underlying Mortgage Loans That are Part of a Loan Combination			Related Pari Passu Non-Trust Loan(s)(1)	Related Subordinate Non-Trust Loan(s)(2)	U/W NCF DSCR and Original LTV of Entire Loan Combination
Mortgaged Property Name (as identified on Annex A-1 to this Prospectus Supplement)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance	Original Principal Balance	U/W NCF DSCR	Original LTV Ratio
237 Park Avenue(3)	$419,600,000	13.0%	NAP	$255,400,000	0.98x	52.3%
Rosslyn Portfolio(3)	$310,000,000	9.6%	NAP	$257,675,000	1.21x	67.5%
Monarch Coast(3)	$79,500,000	2.5%	NAP	$7,000,000	0.97x	72.6%
Frost Bank Tower(3)	$61,300,000	1.9%	NAP	$88,700,000	0.64x	66.1%
Vintage Woods(3)	$58,500,000	1.8%	NAP	$5,000,000	0.98x	79.6%
One Congress Plaza(3)	$57,000,000	1.8%	NAP	$71,000,000	0.75x	66.4%
One American Center(3)	$50,900,000	1.6%	NAP	$69,100,000	0.73x	67.3%
Capistrano Pointe(4)	$48,500,000	1.5%	NAP	$4,000,000	0.95x	74.2%
Villa Tierra(4)	$43,200,000	1.3%	NAP	$3,500,000	0.98x	78.6%
San Jacinto Center(3)	$43,000,000	1.3%	NAP	$58,000,000	0.91x	66.3%
Vineyards(4)	$40,900,000	1.3%	NAP	$3,500,000	1.08x	75.2%
Trabuco Highlands(4)	$32,300,000	1.0%	NAP	$2,500,000	1.02x	78.1%
Autumn Chase(4)	$29,100,000	0.9%	NAP	$2,500,000	1.10x	80.0%
SBS Tower(5)	$29,000,000	0.9%	NAP	$7,000,000	0.98x	79.1%
International Residence(3)	$23,300,000	0.7%	NAP	$5,000,000	1.22x	67.2%
Walgreens Eastpointe(6)	$5,744,000	0.2%	NAP	$359,000	1.15x	85.0%
FedEx Boise(6)	$4,870,000	0.2%	NAP	$305,500	1.14x	84.7%

(footnotes on next page)

(1)	Reflects those Non-Trust Loans (the ‘‘Pari Passu Non-Trust Loans’’) that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the same Loan Combination.
(2)	Reflects those Non-Trust Loans (the ‘‘Subordinate Non-Trust Loans’’) that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a sequentially subordinate, but pro rata, basis with the related underlying mortgage loan and any related Pari-Passu Non-Trust Loan(s) and, in certain cases, another related subordinate non-trust mortgage loan, in the subject Loan Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject Loan Combination, generally entitled to payments of principal and interest only following payment of all accrued interest (other than Default Interest) and the total outstanding principal balance of the related underlying mortgage loan, any related Pari-Passu Non-Trust Loan(s) and, in certain cases, another related subordinate non-trust mortgage loan in the subject Loan Combination.
(3)	The subject Loan Combination is a Type I A/B Loan Combination.
(4)	The subject Loan Combination is a Type II A/B Loan Combination.
(5)	The subject Loan Combination is a Type III A/B Loan Combination.
(6)	The subject Loan Combination is a Type IV A/B Loan Combination.

The Non-Trust Loan Noteholder for each Non-Trust Loan listed in the foregoing table is one of our affiliates. Each Non-Trust Loan may be transferred to a third party institutional noteholder or included in a commercial mortgage securitization.

Set forth below is a brief description of the co-lender arrangement regarding the various Loan Combinations that are related to the series 2007-C3 securitization transaction.

The A/B Loan Combinations.

General.    Each A/B Loan Combination is comprised of two (2) mortgage loans that are both secured by the same mortgage instrument(s) on the related mortgaged real property or properties. All of the underlying mortgage loans identified in the table under ‘‘—Loan Combinations—General’’ above are part of an A/B Loan Combination. The Non-Trust Loan in each A/B Loan Combination will be serviced, along with the related underlying mortgage loan, under the series 2007-C3 pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust (provided, however, that neither the master servicer nor the trustee will be required to make P&I advances with respect to that Non-Trust Loan). The table under ‘‘—Loan Combinations—General’’ above further identifies whether the subject Loan Combination is a Type I A/B Loan Combination, Type II A/B Loan Combination, Type III A/B Loan Combination or Type IV A/B Loan Combination.

Loan Combination Controlling Party.    As of any date of determination, the Loan Combination Controlling Party for each Type I A/B Loan Combination and Type II A/B Loan Combination will be (A) the related Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the related Non-Trust Loan, net of any existing Appraisal Reduction Amount with respect to the subject Loan Combination, is equal to or greater than 25.0% of an amount equal to the original principal balance of such Non-Trust Loan less any principal payments made by the related borrower and received on and allocated to such Non-Trust Loan, and (B) otherwise, the holder of the related underlying mortgage loan or its designee (which designee, in accordance with the series 2007-C3 pooling and servicing agreement, will be the series 2007-C3 controlling class representative). As of any date of determination, the Loan Combination Controlling Party for each Type III A/B Loan Combination will be (A) the related Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the related Non-Trust Loan, net of any existing Appraisal Reduction Amount with respect to the subject Loan Combination, is equal to or greater than 25.0% of the original principal balance of the related Non-Trust Loan, and (B) otherwise, the holder of the related underlying mortgage loan or its designee (which designee, in accordance with the series 2007-C3 pooling and servicing agreement, will be the series 2007-C3 controlling class representative). As of any date of determination, the Loan Combination Controlling Party for each Type IV A/B Loan Combination will be the series 2007-C3 controlling class representative.

Co-Lender Agreement.    The holders of the mortgage loans comprising each A/B Loan Combination are bound by the terms and provisions of the related Co-Lender Agreement. The Co-Lender Agreement for each A/B Loan Combination generally includes the following provisions, among others:

•	Consent Rights. The Loan Combination Controlling Party for each A/B Loan Combination will have the ability to advise and direct the series 2007-C3 master servicer and/or special servicer with respect to certain specified servicing actions regarding the subject Loan Combination, including those involving foreclosure or material modification of the related underlying mortgage loan and the related Non-Trust Loan (see ‘‘The Series 2007-C3 Pooling and Servicing Agreement—The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders’’ in this prospectus supplement), subject to certain conditions described in the related Co-Lender Agreement.

•	Purchase Option. If and for so long as any A/B Loan Combination is specially serviced and, further, upon the date when a scheduled payment on such Loan Combination becomes at least 60 days delinquent, the related Non-Trust Loan Noteholder (or its assignee) will have the option to purchase the related underlying mortgage loan at a price generally equal to the unpaid principal balance of such underlying mortgage loan, together with all accrued unpaid interest on that loan (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2007-C3 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

•	Cure Rights. Solely in the case of a Type I A/B Loan Combination and Type II A/B Loan Combination, the related Non-Trust Loan Noteholder has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, in each case within 10 business days of the later of (a) receipt by such Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that (A) there shall not be more than eight Cure Events during the term of such Loan Combination, (B) no single Cure Event may exceed three consecutive months and (C) there shall not be more than two Cure Events, whether or not consecutive, in any 12-month period. As defined in the related Co-Lender Agreement, ‘‘Cure Event’’ means related Non-Trust Loan Noteholder’s exercise of cure rights with respect to one or more defaults of a similar nature, whether for one month or for consecutive months in the aggregate.

•	Replacement of Special Servicer. Solely in the case of a Type I A/B Loan Combination, the related Non-Trust Loan Noteholder (for so long as it is the related Loan Combination Controlling Party) may replace the Special Servicer with respect to the A/B Loan Combination (but only with respect to the subject Loan Combination), subject to satisfaction of the conditions set forth under ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this prospectus supplement.

•	Reserve Collateral. Solely in the case of a Type I A/B Loan Combination and Type II A/B Loan Combination, the related Non-Trust Loan Noteholder will be permitted to post collateral to offset any Appraisal Reduction Amount with respect to the A/B Loan Combination so as to preserve its status as the related Loan Combination Controlling Party. If the subject Loan Combination is liquidated, and if the posted collateral has not been earlier released in connection with a reduction of any related Appraisal Reduction Amount, then the posted collateral would be liquidated to the extent necessary to reimburse the issuing entity for any losses and certain expenses incurred with respect to the underlying mortgage loan included in the subject Loan Combination.

Priority of Payments.    With respect to each of the A/B Loan Combinations, pursuant to the related Co-Lender Agreement, following the allocation of payments to each mortgage loan in the subject Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the related underlying mortgage loan that have not been cured by the related Non-Trust Loan Noteholder (or its designee) or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the subject Loan Combination will generally be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

•	first, to the related underlying mortgage loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the related underlying mortgage loan, in an amount equal to a pro rata share (based on the relative unpaid principal balances of the related underlying mortgage loan and the related Non-Trust Loan) of (a) all scheduled principal payments, if any, received with respect to the subject Loan Combination, (b) all voluntary principal prepayments, if any, received with respect to the subject Loan Combination, (c) all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds, if any, received with respect to the subject Loan Combination, and (d) on and after the maturity date, all principal payments, if any, received with respect to the subject Loan Combination,

•	third, to the related Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fourth, to the related Non-Trust Loan, in an amount equal to a pro rata share (based on the relative unpaid principal balances of the related underlying mortgage loan and the related Non-Trust Loan) of (a) all scheduled principal payments, if any, received with respect to the subject Loan Combination, (b) all voluntary principal prepayments, if any, received with respect to the subject Loan Combination, (c) all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds, if any, received with respect to the subject Loan Combination, and (d) on and after the maturity date, all principal payments, if any, received with respect to the subject Loan Combination;

•	fifth, solely in the case of a Type I A/B Loan Combination or Type II A/B Loan Combination, to the related Non-Trust Loan, up to the amount of any cure payments made by the related Non-Trust Loan Noteholder with respect to the subject Loan Combination pursuant to the related Co-Lender Agreement or the applicable servicing agreement;

•	sixth, to the related underlying mortgage loan, a pro rata share of any prepayment consideration received with respect to the subject Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the subject Loan Combination), to the extent actually paid;

•	seventh, to the related Non-Trust Loan, a pro rata share of any prepayment consideration received with respect to the subject Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the subject Loan Combination), to the extent actually paid;

•	eighth, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement), until all such amounts are paid;

•	ninth, to the related Non-Trust Loan, any late payment charges and Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement), until all such amounts are paid; and

•	tenth, for such remaining purposes as are provided in the related Co-Lender Agreement.

With respect to each A/B Loan Combination, pursuant to the related Co-Lender Agreement, during the existence of: (a) certain monetary events of default with respect to the related underlying mortgage loan that have not been cured by the related Non-Trust Loan Noteholder or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the subject Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

•	first, to the related underlying mortgage loan, in an amount equal to all accrued and unpaid interest (excluding Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the related underlying mortgage loan, in an amount equal to the unpaid principal balance thereof, until such principal balance has been reduced to zero;

•	third, to the related Non-Trust Loan, in an amount equal to all accrued and unpaid interest (excluding Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fourth, to the related Non-Trust Loan, in an amount equal to the unpaid principal balance thereof, until such principal balance has been reduced to zero;

•	fifth, solely in the case of a Type I A/B Loan Combination or Type II A/B Loan Combination, to the related Non-Trust Loan, up to the amount of any cure payments made by the related Non-Trust Loan Noteholder with respect to the subject Loan Combination pursuant to the related Co-Lender Agreement or the applicable servicing agreement;

•	sixth, to the related underlying mortgage loan, a pro rata share of any prepayment consideration received with respect to the subject Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the subject Loan Combination), to the extent actually paid;

•	seventh, to the related Non-Trust Loan, a pro rata share of any prepayment consideration received with respect to the subject Loan Combination (based on the relative amount of principal being paid on each mortgage loan in the subject Loan Combination), to the extent actually paid;

•	eighth, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement), until all such amounts are paid in full;

•	ninth, to the related Non-Trust Loan, any late payment charges and Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement), until all amounts are paid; and

•	tenth, for such remaining purposes as are provided in the related Co-Lender Agreement.

Additional Loan and Property Information

Delinquency and Loss Information.    None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment due thereunder. There has been no forgiveness of interest or principal with respect to the mortgage loans that we intend to include in the trust.

Tenant Matters.    Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust—

•	With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Monarch Coast, Vintage Woods, Capistrano Pointe and Trabuco Highlands, respectively, which mortgage loans collectively represent 6.8% of the Initial Mortgage Pool Balance and 24.5% of the Initial Loan Group 2 Balance, pursuant to a regulatory agreement with Orange County, California, 20% of units at each such mortgaged real property must be leased at below market levels to low-income tenants, which restriction continues through (i) early 2015 for Monarch Coast, Capistrano Pointe and Trabuco Highlands and (ii) November 2013 for Vintage Woods. The affordability allocation is 10% of total units to low income citizens, which is limited to households with adjusted income that does not exceed 80% of the Orange County area median income, and 10% of total units to very low income citizens, which is limited to households with adjusted income that does not exceed 50% of the Orange County area median income.

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Jefferson at Congressional Village, which mortgage loan represents 1.9% of the Initial Mortgage Pool Balance and 6.8% of the Initial Loan Group 2 Balance, 52 of the units are subject to tenant income and market rent restrictions promulgated by Montgomery County, Maryland.

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Autumn Chase, which mortgage loan represents 0.9% of the Initial Mortgage Pool Balance and 3.3% of the Initial Loan Group 2 Balance, pursuant to a regulatory agreement with Douglass County, Colorado, 80% of the units at the related mortgaged property must be leased at below market levels to low-income tenants, which restriction continues through December 2015. The affordability allocation is 40% of total units to low income citizens, which is limited to households with adjusted income that does not exceed 60% of the Douglass County area median income, and 40% of total units to moderate income citizens, which is limited to households with adjusted income that does not exceed 185% of the Douglass County area median income.

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Somers Point Village I & II, which mortgage loan represents 0.4% of the Initial Mortgage Pool Balance and 1.4% of the Initial Loan Group 2 Balance, the related mortgaged real property participates in the Housing Assistance Payment (HAP) program administered by the US Department of Housing and Urban Development. Pursuant to the HAP contract, substantially all of the units at the related mortgaged real property are income restricted units in which the residents pay only a portion of the rental rate for their unit based on a percentage of their household income.

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Hill Top Apartments, which mortgage loan represents 0.2% of the Initial Mortgage Pool Balance and 0.7% of the Initial Loan Group 2 Balance, 25% of the tenants at the related mortgaged real property receive rent subsidies from the US Department of Housing and Urban Development under its Section 8 program.

•	Fifty-four (54) of the mortgaged real properties, securing 19.7% of the Initial Mortgage Pool Balance and 27.2% of the Initial Loan Group 1 Balance, respectively, are, in each case, a retail property, an office property or an industrial/warehouse property that has space leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

•	Sixteen (16) of the mortgaged real properties, securing 1.5% of the Initial Mortgage Pool Balance and 2.1% of the Initial Loan Group 1 Balance, respectively, are entirely or substantially leased to a single tenant.

•	A number of companies are major tenants at more than one of the mortgaged real properties.

•	There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

•	With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Bethany Colorado Portfolio-Falcon Pointe and Beaumont Apartments, respectively, which mortgage loans collectively representing 1.2% of the Initial Mortgage Pool Balance and 4.2% of the Initial Loan Group 2 Balance, the related mortgaged real property has a material tenant concentration of military personnel. This mortgaged real property would be adversely affected by the closing of the local military base.

•	One (1) of the mortgaged real properties, securing 0.2% of the Initial Mortgage Pool Balance and 0.8% of the Initial Loan Group 2 Balance, respectively, is a multifamily rental property that has a material tenant concentration of students. This mortgaged real property may experience more fluctuations in occupancy rate than other types of properties.

•	Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. For example, see ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans’’ and the footnotes to Annex A-1 to this prospectus supplement.

•	Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

•	There may be one or more cases in which the sole tenant or a significant tenant of a related mortgaged real property is an agency of the United States Federal Government or a state or local government. Typically the terms of such tenancies are prescribed by the Government Services Administration or the applicable state authority and may contain few or no limitations on the ability of such tenant to terminate the lease and/or vacate the premises and cease the payment of rent. In addition, leases with an agency of the United States Federal Government generally are silent as to tenant defaults and landlord remedies, and restrict landlord operation and maintenance of the building.

Leasehold Mortgages.    Five (5) of the mortgage loans that we intend to include in the trust, collectively representing 5.6% of the Initial Mortgage Pool Balance, 5.1% of the Initial Loan Group 1 Balance and 6.8% of the Initial Loan Group 2 Balance, and identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds, are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. In each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

Purchase Options.     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as WSG Portfolio II – 2021 Gunbarrel Road, representing 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group 1 Balance, respectively, the related borrower’s predecessor in title to the mortgaged real property has the right to repurchase the WSG Portfolio II – 2021 Gunbarrel Road mortgaged real property in the event there is a change in use of the mortgaged real property, the borrower closes the businesses being operated on the mortgaged real property for more than 120 days or the improvements on the mortgaged real property are destroyed by fire or other casualty and same are not restored within 1 year from the date of destruction. The option to purchase is not subordinated to the related mortgage and the purchase price is the ‘‘fair market value’’ of the mortgaged real property.

Rights of First Refusal/Rights of First Offer.    With respect to certain of the mortgage loans that we intend to include in the trust, one or more of the leases between the related borrowers and tenants requires that, in the event the borrowers negotiate a sale of the mortgaged real property with a third party, the borrowers are required to provide the related tenant with an opportunity to purchase the mortgaged real property at such negotiated price. If such tenant does not accept an offer submitted to it by the borrower within the time period specified in the lease, such right of first refusal shall be considered waived as to that offer; provided, however, that the right of first refusal will be a continuing right as to any subsequent or modified purchase offer. With respect to certain other mortgage loans that we intend to include in the trust, one or more of the leases between the related borrowers and tenants require that, prior to negotiating a sale of the mortgaged real property with a third party, the borrowers are required to permit the related tenant to make the first offer as to the purchase price of the related mortgaged real property. Set forth below in this ‘‘—Rights of First Refusal/Rights of First Offer’’ section are some examples of the foregoing.

With respect to the Larken Portfolio Mortgage Loans, which represent 5.3% of the Initial Mortgage Pool Balance and 7.4% of the Initial Loan Group 1 Balance, Saint Clare’s Primary Care, Inc., the tenant at the mortgaged real property known as Larken 11- Parsippany Commons, has a right of first refusal to purchase such mortgaged real property pursuant to the terms of its lease, which right has been subordinated to the terms of the related mortgage; provided, however, such right will survive and be effective after a foreclosure or deed in lieu thereof.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as WSG Portfolio I – Trace Fork, representing 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group 1 Balance, respectively, the related borrower’s predecessor in title to the WSG Portfolio I – Trace Fork mortgaged real property has a right of first offer to purchase the mortgaged real property, except that, such right of first offer will not apply to a foreclosure or deed in lieu of foreclosure, but generally will be applicable to subsequent transfers of the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as WSG Portfolio II – 2021 Gunbarrel Road, representing 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group 1 Balance, respectively, the related borrower’s predecessor in title to the WSG Portfolio II – 2021 Gunbarrel Road mortgaged real property has a right of first offer to purchase the mortgaged real property. Such right of first offer is not subordinated to the related mortgage and will generally apply to a foreclosure or deed in lieu of foreclosure and subsequent transfers of the mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Addison Court, which mortgage loan represents 0.2% of the Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group 1 Balance, Bank of America, a tenant at the mortgaged real property, has a right of first refusal to purchase its leased premises during the applicable term of its lease agreement. The subject lease agreement is subordinated to the related mortgage.

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Walgreens – Eastpointe, Walgreens – Tulsa, Walgreens – Houston, Walgreens – Canton and Walgreens – Bennettsville, respectively, which mortgage loans collectively represent 0.6% of the Initial Mortgage Pool Balance and 0.9% of the Initial Loan Group 1 Balance, respectively, Walgreen Co., the sole tenant at each such mortgaged real property, has an ongoing right of first refusal to purchase its leased premises during the applicable term of its lease agreement. The right of first refusal does not apply to a foreclosure of any mortgage or deed in lieu thereof.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Hilton Garden Inn – Lexington, which mortgage loan represents 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, a franchise agreement between the mortgagor and Hilton Inns, Inc., the franchisor, grants the franchisor a right of first refusal to purchase the mortgaged real property. Pursuant to the terms of a related three-party agreement among the mortgagor, the franchisor and the lender (i) the franchise agreement is subordinate to the related mortgage, and (ii) the right of first refusal shall not apply to an acquisition by the lender of the mortgaged real property.

Other Financing.    In the case of the underlying mortgage loans described under ‘‘Loan Combinations’’ above in this prospectus supplement, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See ‘‘Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real

Property’’ in this prospectus supplement and ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 237 Park Avenue Mortgage Loan,’’ ‘‘—Significant Underlying Mortgage Loans—The Rosslyn Portfolio Mortgage Loan,’’ ‘‘—Significant Underlying Mortgage Loans—The Monarch Coast Mortgage Loan’’ and ‘‘—Loan Combinations’’ above.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Holiday Inn Express – Hesperia, which mortgage loan represents 0.3% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group 1 Balance, such mortgaged real property is also encumbered by a second mortgage lien in the amount of $225,000, which the related borrower has granted to The Hesperia Community Redevelopment Agency (‘‘HCRA’’), a local corporate public politic. Pursuant to the provisions of a subordination agreement between the lender and HCRA, the lien of the second mortgage is subordinated to the related mortgage loan.

Except as disclosed under this ‘‘—Other Financing’’ subsection, including as described in the second succeeding paragraph, we are not aware of any other mortgage loans that we intend to include in the trust, as to which there is any additional secured debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been or are permitted to be pledged to secure mezzanine or affiliate debt. ‘‘Mezzanine debt’’ is debt secured by the principal’s direct ownership interest in a related borrower, and the affiliate debt referred to in this ‘‘—Other Financing’’ section is secured by an entity’s indirect ownership interest in a related borrower.

With respect to the 237 Park Avenue Mortgage Loan, which mortgage loan represents 13.0% of the Initial Mortgage Pool Balance and 17.9% of the Initial Loan Group 1 Balance, respectively, there is mezzanine financing in the aggregate maximum principal amount of $617,458,133 as further described under ‘‘—Significant Underlying Mortgage Loans—The 237 Park Avenue Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

With respect to the Bethany Phoenix Portfolio I Mortgage Loan, which mortgage loan represents 5.1% of the Initial Mortgage Pool Balance and 18.4% of the Initial Loan Group 2 Balance, respectively, there is mezzanine financing in the aggregate maximum principal amount of $71,800,000 as further described under ‘‘—Significant Underlying Mortgage Loans – The Bethany Phoenix Portfolio I Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

With respect to the Bay Colony Corporate Center Mortgage Loan, which mortgage loan represents 4.4% of the Initial Mortgage Pool Balance and 6.2% of the Initial Loan Group 1 Balance, respectively, there is mezzanine financing as further described under ‘‘—Significant Underlying Mortgage Loans—The Bay Colony Corporate Center Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Bethany Colorado Portfolio, which mortgage loan represents 2.0% of the Initial Mortgage Pool Balance and 7.3% of the Initial Loan Group 2 Balance, there is an existing mezzanine loan secured by a pledge of 100% of the direct and indirect equity interest in the related borrower in the amount of $32,600,000. The related intercreditor agreement provides, among other things, that: (i) the mezzanine lender is restricted in its ability to transfer the mezzanine loan, (ii) the mezzanine lender has the right to select a replacement manager of the property having certain qualifications under certain circumstances, (iii) the mortgage lender is restricted from modifying the mortgage loan in specified ways without the consent of the mezzanine lender, (iv) the mezzanine loan documents can be modified in certain ways without the consent of the mortgage lender, (v) the mezzanine lender may foreclose the mezzanine loan without any consent of the mortgage lender, (vi) the mezzanine lender has certain cure and purchase rights with respect to the mortgage loan, (vii) if no event of default exists under the mortgage loan documents, the mezzanine lender may collect all payments required under the mezzanine loan documents and (viii) whether or not an event of default exists under the mortgage loan documents, the mezzanine lender may collect payments resulting from the disposition of the collateral for the mezzanine loan or enforcement of the mezzanine loan guaranty.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Courvoisier Centre, which mortgage loan represents 1.7% of the Initial Mortgage Pool Balance and 2.3% of the Initial Loan Group 1 Balance, there is mezzanine financing in the aggregate maximum principal amount of $58,420,000. The related intercreditor agreement provides among other things, that (i) the mezzanine lender is restricted in its ability to transfer the mezzanine loan, (ii) the mezzanine lender has the right to select a replacement manager of the property having certain qualifications under certain circumstances, (iii) the mortgage lender is restricted from modifying the mortgage loan in specified ways without the consent of the mezzanine lender, (iv) the mezzanine loan documents can be modified in certain ways without the consent of the mortgage lender, (v) the mezzanine lender may foreclose the mezzanine loan without any consent of the mortgage lender, (vi) the mezzanine lender has certain cure and purchase rights with respect to the mortgage loan, (vii) if no event of default exists under the mortgage loan documents, the mezzanine lender may collect all payments required under the mezzanine loan documents and (viii) whether or not an event of default exists under the mortgage loan documents, the mezzanine lender may collect payments resulting from the disposition of the collateral for the mezzanine loan or enforcement of the mezzanine loan guaranty.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this prospectus supplement, those mortgage loans, collectively representing 48.4% of the Initial Mortgage Pool Balance, 63.7% of the Initial Loan Group 1 Balance and 8.6% of the Initial Loan Group 2 Balance, respectively, for which the owners of the related borrowers are permitted to pledge their ownership interests in the borrower as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions:

•	consent of the mortgage lender;

•	satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified amount;

•	subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Maximum Combined LTV Ratio Permitted	Minimum Combined DSCR Permitted
237 Park Avenue(1)	$419,600,000	80.0%	1.15x
Larken Portfolio(2)	$172,000,000	90.0%	1.05x
Bay Colony Corporate Center(3)	$143,900,000	80.0%	1.15x
300 West 6th Street(4)	$127,000,000	75.0%	1.20x
University Mall(5)	$92,000,000	85.0%	1.15x
One Orlando Center(6)	$68,250,000	85.0%	1.15x
50 Danbury Road	$64,000,000	90.0%	1.05x
Frost Bank Tower	$61,300,000	75.0%	1.20x
One Congress Plaza	$57,000,000	75.0%	1.20x
Courvoisier Centre	$53,580,000	72.0%	1.05x
One American Center	$50,900,000	75.0%	1.20x
701 Gateway	$46,900,000	70.0%	1.20x
San Jacinto Center	$43,000,000	75.0%	1.20x
Beaumont Apartments.	$24,500,000	85.0%	1.15x
Mallard Cove Apartments	$24,250,000	85.0%	1.05x
Avera Commerce Center	$19,912,500	85.0%	1.05x
Westward Square	$13,500,000	85.0%	1.15x
Plaza On San Felipe	$11,412,000	80.0%	1.15x
Preston Frankford	$8,796,000	80.0%	1.15x
Countryside Station	$8,500,000	85.0%	1.15x
Enclave	$8,400,000	90.0%	1.10x
Stonecrest Parc	$7,063,000	80.0%	1.15x
64 Danbury Road	$7,000,000	90.0%	1.05x
Hill Top Apartments	$6,200,000	85.0%	1.10x
Walgreens Eastpointe	$5,744,000	85.0%	1.05x
Inwood-Quorum	$5,490,000	80.0%	1.20x
Schoolhouse Plaza	$4,422,000	80.0%	1.15x
Columbine Valley Shopping Center	$4,200,000	85.0%	1.15x
2031 Florida Avenue	$4,000,000	85.0%	1.05x
1316 Madison Avenue	$3,000,000	85.0%	1.10x

(1)	See ‘‘—Significant Underlying Mortgage Loans—The 237 Park Avenue Mortgage Loan—Permitted Mezzanine Financing’’ above in this prospectus supplement.
(2)	See ‘‘—Significant Underlying Mortgage Loans—The Larken Portfolio Mortgage Loans—Permitted Mezzanine Financing’’ above in this prospectus supplement.

(3)	See ‘‘—Significant Underlying Mortgage Loans—The Bay Colony Corporate Center Mortgage Loan—Permitted Mezzanine Financing’’ above in this prospectus supplement.
(4)	See ‘‘—Significant Underlying Mortgage Loans—The 300 West 6th Street Mortgage Loan—Permitted Mezzanine Financing’’ above in this prospectus supplement.
(5)	See ‘‘—Significant Underlying Mortgage Loans—The University Mall Mortgage Loan—Permitted Mezzanine Financing’’ above in this prospectus supplement.
(6)	See ‘‘—Significant Underlying Mortgage Loans—The One Orlando Center Mortgage Loan—Permitted Mezzanine Financing’’ above in this prospectus supplement.

While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See ‘‘Risk Factors—Risks Relating to the Mortgage Loans—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Real Property’’ in this prospectus supplement.

Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, lender may determine the debt service average ratio on the basis of a market-based constant reasonably determined by lender.

With respect to the Rosslyn Portfolio Mortgage Loan, representing 9.6% of the Initial Mortgage Pool Balance and 13.3% of the Initial Loan Group 1 Balance, respectively, pursuant to the terms of a credit agreement in favor of the direct owner of the related mortgage borrowers and various affiliates of the related mortgage borrowers, the credit facility lenders have made a credit facility available to the credit facility borrowers consisting of a term loan in the principal amount of $70,000,000, with additional delayed draw term loan commitments in the maximum aggregate principal amount of $50,000,000 and revolving credit commitments in the maximum principal amount of $100,000,000, all of which is secured by, among other things, pledges made by the credit facility borrowers and certain of its direct and indirect parent entities of equity interests in the related mortgage borrowers and various affiliates of the related mortgage borrowers, as further described under ‘‘—Significant Underlying Mortgage Loans—The Rosslyn Portfolio Mortgage Loan—Credit Facility’’ above in this prospectus supplement.

In addition, with respect to the 300 West 6th Street Mortgage Loan, the Frost Bank Tower Mortgage Loan, the One Congress Plaza Mortgage Loan, the One American Center Mortgage Loan and the San Jacinto Center Mortgage Loan, collectively representing 10.5% of the Initial Mortgage Pool Balance and 14.5% of the Initial Loan Group 1 Balance, the indirect parent of the related borrowers has a credit facility in place consisting of a term loan in the maximum principal amount of $192,500,000 and revolving credit loans, letters of credit and swing line loans in the maximum principal amount of $100,000,000, as further described under ‘‘—Significant Underlying Mortgage Loans—The 300 West 6th Street Mortgage Loan—Credit Facility’’ above in this prospectus supplement. In addition to the intercreditor agreement in place with respect to the 300 West 6th Street Mortgage Loan (as described under ‘‘—Significant Underlying Mortgage Loans—The 300 West 6th Street Mortgage Loan—Credit Facility Intercreditor Agreement’’), there is an intercreditor agreement in place with respect to each of the Frost Bank Tower Mortgage Loan, the One Congress Plaza Mortgage Loan, the One American Center Mortgage Loan and the San Jacinto Center Mortgage Loan, between the mortgage lender and the credit facility agent for the facility lenders that sets forth the relative priorities between the subject underlying mortgage loan and the credit facility loans. Each such intercreditor agreement provides that, among other things: (i) the credit facility loan is generally subordinate to the subject underlying mortgage loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the subject underlying mortgage loan, subject to the terms of the related intercreditor agreement, the credit facility agent may accept payments due and payable from time to time under the loan documents evidencing or securing the credit facility loans and prepayments of the credit facility loans made in accordance with loan documents evidencing or securing the credit facility loans; (ii) the credit facility agent may not exercise any rights it may have under the credit facility loan documents with respect to a foreclosure or other realization upon the collateral for the credit facility loans unless (A) the transferee of title to such collateral meets certain standards set forth in the related intercreditor agreement, (B) the related mortgaged real property is managed by a manager meeting certain standards set forth in the related intercreditor agreement and (C) a cash management system meeting the requirements of the related intercreditor agreement is in place; (iii) the credit facility agent has (A) the right to receive notice of any event of default under the subject underlying mortgage loan, (B) the right to cure any monetary default within a period ending 10 business days after the later of receipt of such notice or the expiration of the related borrower’s cure periods under the subject underlying mortgage loan documents (provided that the credit facility agent will not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless the credit facility agent has commenced and is continuing to diligently pursue its rights against the collateral for the credit facility loans), and (C) the right to cure any non-monetary default within a period ending 10 business days after the later of receipt of notice of such non-monetary default or the expiration of the related borrower’s cure periods under the subject underlying mortgage loan documents (provided that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period or is not susceptible of cure without foreclosure on the collateral for the credit facility loans or no cure period is provided, then, subject to certain conditions, the credit facility agent will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default or to pursue such foreclosure); and (iv) if the subject underlying mortgage loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the subject underlying mortgage loan has been commenced, then, subject to the terms of the related intercreditor agreement, the credit facility agent will have the right to purchase the subject underlying mortgage loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any advances and post-petition interest, but excluding any liquidated damages, prepayment premiums or fees, late charges or default interest), any protective advances made by the mortgagee and any interest on any advances.

Finally, with respect to the Monarch Coast Mortgage Loan, the Vintage Woods Mortgage Loan, the Capistrano Pointe Mortgage Loan, the Villa Tierra Mortgage Loan, the Vineyards Mortgage Loan, the Trabuco Highlands Mortgage Loan and the Autumn Chase Mortgage Loan, collectively representing 10.3% of the Initial Mortgage Pool Balance and 37.1% of the Initial Loan Group 2 Balance, the indirect majority owner of the related borrowers has a credit facility in place in the original maximum principal amount of $312,500,000, of which as of July 2, 2007, the outstanding principal amount of the credit facility is $35,000,000, secured by, among other things, pledges made by the credit facility borrower and certain of its subsidiaries of equity interests in certain indirect parent entities of the related borrower and in other various affiliates of the related borrower, as further described under ‘‘—Significant Underlying Mortgage Loans—The Monarch Coast Mortgage Loan—Credit Facility’’ above in this prospectus supplement.

In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

Except as disclosed under this ‘‘—Other Financing’’ subsection, we are not aware of any other mezzanine or affiliate debt affecting borrowers under the mortgage loans that we intend to include in the trust.

In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt, including loans from members or partners, that is in addition to customary trade debt and equipment financing.

Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See ‘‘Risk Factors—Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights’’ in the accompanying base prospectus.

Zoning and Building Code Compliance.    In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator—

•	determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

•	determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator’s judgment constitute adequate security for the related mortgage loan; and/or

•	required law and ordinance insurance.

Outstanding building and/or fire code violations, in addition to other zoning violations, may exist with respect to some of the mortgaged real properties that secure the underlying mortgage loans. In some, but not all, of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan; however, there can be no assurance that the borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties.

In addition, certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of some of the mortgaged real properties which secure mortgage loans included in the trust.

See ‘‘Risk Factors—Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures’’ and ‘‘—Some of the Mortgaged Real Properties May Not Comply With All Applicable Zoning Laws and/or Local Building Codes or with the Americans With Disabilities Act of 1990’’ in this prospectus supplement, and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if any of those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Lockboxes.    One hundred sixteen (116) mortgage loans that we intend to include in the trust, representing approximately 99.5% of the Initial Mortgage Pool Balance, generally provide that rents and certain other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

Type of Lockbox	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Hard	12	40.8%
Springing Soft	98	39.5%
Springing Hard	3	11.4%
Soft	3	7.8%

•	Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay certain of the items described in clause (a) above, with the remainder disbursed to the borrower. In a few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required (without the requirement of a triggering event) to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

•	Hard/Hotel Lockbox. With respect to hospitality properties only, cash or ‘‘over-the-counter’’ receipts are deposited into the lockbox account by a property manager (which may be affiliated with the borrower), while credit card receivables are deposited directly into a lockbox account) controlled by the lender. In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay the items described in clause (a) above, with the remainder disbursed to the borrower. In very few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

•	Springing Hard Lockbox. Either—

1.	income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a Hard Lockbox with lender cash management; or

2.	a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender’s request, following the occurrence of certain triggering events, of a Hard Lockbox with lender cash management.

•	Soft Lockbox. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a Hard Lockbox.

•	Springing Soft Lockbox. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender’s request, following the occurrence of certain triggering events, of a Soft Lockbox as described in the preceding bullet.

For the purposes of the foregoing lockbox definitions, examples of triggering events may include one or more of the following:

1.	a decline, by more than a specified amount, in the net operating income of the related mortgaged real property;

2.	a failure to meet a specified debt service coverage ratio;

3.	a discontinuation of operations, lease default, lease termination, lease non-renewal or similar event involving one or more major tenants; and/or

4.	an event of default under the mortgage loan.

Property, Liability and Other Insurance.    Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

•	property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination), and

2.	the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

•	if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination),

2.	the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

3.	the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

4.	the full insurable replacement cost of the improvements located on the mortgaged real property;

•	comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

•	business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

However, not all mortgage loans require all such insurance.

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties (except that the related borrower may object to the reasonableness of having to maintain insurance against acts of terrorism); (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. There may be certain limitations on the foregoing obligation to obtain earthquake insurance.

Forty (40) of the mortgaged real properties, securing 25.6% of the Initial Mortgage Pool Balance, 27.4% of the Initial Loan Group 1 Balance and 20.9% of the Initial Loan Group 2 Balance, respectively, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, generally require the related borrower to maintain windstorm insurance, except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located. Such windstorm insurance usually requires higher than customary deductibles.

Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See ‘‘Risk Factors—Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses’’ in the accompanying base prospectus.

The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2007-C3 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers’ title to the subject mortgaged real property.

Assessments of Property Condition

Property Inspections.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

Appraisals.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this prospectus supplement.

Environmental Assessments.    With respect to each of the mortgaged real properties securing the underlying mortgage loans, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or conducted a transaction screen, as described under ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this prospectus supplement.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition. In addition, in certain cases the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property. Further, in certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. See ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this prospectus supplement for a discussion of certain environmental conditions identified at some of the mortgaged real properties securing mortgage loans that we intend to include in our trust.

The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to above and has not been independently verified by us, the underwriters or any of our or its respective affiliates.

Environmental Insurance.    Certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

1.	With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a ‘‘pollution condition’’ is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

2.	If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

3.	If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See ‘‘—Property, Liability and Other Insurance’’ above.

The premium for the secured creditor impaired property policies described above has been paid in full as of the Issue Date.

Engineering Assessments.    In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm’s estimated cost of the recommended repairs, corrections or replacements to assure their completion.

Assignment of the Underlying Mortgage Loans

On or before the Issue Date, we will acquire the underlying mortgage loans from the Mortgage Loan Seller pursuant to one or more mortgage loan purchase agreements. We will transfer to the trustee, for the benefit of the series 2007-C3 certificateholders, all of the mortgage loans that we so acquire from the Mortgage Loan Seller.

In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, we will be required to deliver to the trustee, with respect to each underlying mortgage loan, the following documents, among others:

•	either—

1.	the original promissory note(s) evidencing that mortgage loan, or

2.	if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

•	the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

•	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

•	either—

1.	an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to a mortgage instrument that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording;

•	either—

1.	an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording; and

•	an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a ‘‘marked-up’’ commitment for title insurance or a pro forma policy.

The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2007-C3 certificateholders and, in the case of a Loan Combination, also for the benefit of the related Non-Trust Loan Noteholder(s). Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee’s review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

The trustee may appoint, at the trustee’s expense, one or more custodians to hold all or a portion of the mortgage files as agent for the trustee, which custodian may not be the depositor, any mortgage loan seller or any affiliate of any of them. Neither the master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 2007-C3 pooling and servicing agreement. The trustee may enter into an agreement to appoint a custodian which is not the trustee, so long as that agreement: (a) is consistent with the series 2007-C3 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 2007-C3 pooling and servicing agreement; (b) provides that if the trustee no longer acts in the capacity of trustee thereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under the subject agreement or, alternatively, may terminate that agreement without cause and without payment of any penalty or termination fee; and (c) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent that such indemnification would be permitted for any other agent of the trustee. See ‘‘Description of the Governing Documents—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 2007-C3 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The series 2007-C3 pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in therein. LaSalle itself will act as initial custodian on behalf of the trustee. See ‘‘Transaction Participants—The Trustee’’ in this prospectus supplement for a discussion of the procedures to be employed by LaSalle in connection with the safekeeping and preservation of the documents with respect to the underlying mortgage loans.

If, as provided in the series 2007-C3 pooling and servicing agreement—

•	any of the above-described documents required to be delivered by us to the trustee is not delivered,

•	we are notified of the missing document, and

•	either (a) we agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such omission materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a document omission that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2007-C3 certificates, and (ii) with respect to any notice of a document omission that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice, then the omission will constitute a ‘‘Material Document Omission’’ as to which the trust will have the rights against us that are described under ‘‘—Cures and Repurchases’’ below.

Within a specified period following the later of—

•	the Issue Date, and

•	the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at our expense must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

In addition to the foregoing, we will be required to deliver to the master servicer, within a specified period of time following the Issue Date, with respect to each underlying mortgage loan the documents required to be included in the related

Servicing File pursuant to the series 2007-C3 pooling and servicing agreement for the subject underlying mortgage loan, but only to the extent such documents: (a) were delivered in connection with the origination of such underlying mortgage loan, (b) are reasonably necessary for the ongoing administration or servicing of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2007-C3 pooling and servicing agreement, and (c) are in our possession or under our control; provided that we will not be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to its receipt, but not the sufficiency or accuracy, of the documents constituting the Servicing File that are then in its possession. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to a subject underlying mortgage loan, is not so delivered, and if a written request therefor is not made to us within approximately 18 months of the date of the certification referred to in the preceding sentence, then we will have no further obligation to deliver such document with respect to the subject mortgage loan. The master servicer will not be under any duty or obligation to inspect, review or examine any of the documents constituting the Servicing File to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us in the event those documents are not delivered.

Representations and Warranties

As of the Issue Date, and subject to certain exceptions (including, without limitation, any conflicting disclosure contained in this prospectus supplement), we will make, with respect to each underlying mortgage loan, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

•	The information pertaining to the mortgage loan set forth in the mortgage loan schedule attached to the series 2007-C3 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

•	To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

•	The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

•	The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property; and there is no requirement for future advances thereunder.

•	The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors’ rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the lender’s realization of the principal benefits and/or security provided by the subject agreement or instrument.

•	Subject to the exceptions and limitations on enforceability set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

•	The assignment of each related mortgage instrument in favor of the trustee constitutes the legal, valid, binding and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘Representations and Warranties’’ section, enforceable assignment of that mortgage instrument to the trustee.

•	Each related mortgage instrument is a valid and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related Non-Trust Loans that will not be included in the trust. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

•	All taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

•	To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

•	A nationally recognized title insurance company has issued an ALTA (or its equivalent) lender’s title insurance policy insuring that the mortgage is a valid first lien on the mortgaged real property subject only to Permitted Encumbrances.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure or is required to restore the premises or a related sponsor has agreed to be responsible for certain losses due to windstorm or certain acts of terrorism, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the lender may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

•	Other than payments due but not yet 30 days or more delinquent, to the actual knowledge of the representing party, no material default, breach, violation or event of acceleration exists under the related mortgage loan documents, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration exists under any of such documents.

•	As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

•	Subject to certain identified exceptions, the related mortgage loan documents do not provide for or permit, without the prior written consent of the holder of the related mortgage note or the satisfaction of certain conditions in the related mortgage, any related mortgaged real property or any direct controlling interest in the borrower to secure any other promissory note or debt (other than another mortgage loan in the trust or a Non-Trust Loan which is part of a Loan Combination).

•	One or more environmental site assessments, or updates thereof were performed with respect to each mortgaged real property during the 12-month period preceding the cut-off date and none of the environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then such report also identifies one or more factors mitigating such circumstances. Additionally, the borrower has represented and warranted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the mortgaged real property, any hazardous materials in any manner which violates applicable environmental laws.

•	The related mortgage loans documents require the borrower to comply with applicable environmental laws.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

•	The mortgage loan documents do not provide for any contingent interest in the cash flow of the related mortgaged real property.

•	Subject to certain identified exceptions, the related mortgage loan contains provisions for the acceleration thereof if, without the prior written consent of the lender, confirmation from the applicable rating agencies that the ratings assigned to the series 2007-C3 certificates will not be withdrawn, qualified or downgraded and/or the satisfaction of certain conditions, any related mortgaged real property, or any direct controlling interest in the borrower is directly encumbered in connection with subordinate financing. Subject to certain identified exceptions, the representing party has not consented to such subordinate financing. To the representing party’s knowledge, subject to certain identified exceptions, the related mortgaged real property is not encumbered in connection with subordinate financing and none of the direct controlling equity holders in the related borrower have incurred debt secured by such interest in the related borrower.

•	Subject to certain identified exceptions, and except with respect to transfers of certain non-controlling and/or minority interests in the related borrower as specified in the related mortgage loan documents or with respect to transfers of interests in the related borrower between affiliates, principals and/or immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related borrower, the mortgage loan documents contain provisions for the acceleration of the mortgage loan if any related mortgaged real property or interest therein is directly or indirectly transferred or sold without the prior written consent of the lender, rating agency confirmation, or the satisfaction of certain conditions.

•	Subject to certain identified exceptions, none of the material terms of the mortgage loan documents have been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by the mortgage lender, and no material portion of the mortgaged real property has been released from the lien of the related mortgage.

•	The related mortgage loan documents do not provide for the release from the lien of the mortgage of any material portion of the related mortgaged real property that is necessary to the operation of such mortgaged real property or was given material value in the underwriting of such mortgage loan at origination, without requiring payment of the loan in full, payment of a specified release price, or the delivery of defeasance collateral or acceptable substitute collateral.

•	The borrower has covenanted in the mortgage loan documents to maintain the mortgaged real property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such mortgaged real property. The representing party has received no notice of any material violation of, to the extent is has not been grandfathered under, such laws, ordinances, rules, covenants and restrictions which is not affirmatively covered by the lender’s title insurance policy.

•	Generally the borrower is obligated by its organizational documents or the related mortgage loan documents or both to be, for the term of the mortgage loan, an entity that is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing such mortgage loan and is prohibited from engaging in any business unrelated to the mortgaged real property, does not have any material assets other than those related to its interest in and operation of the mortgaged real property and may not incur indebtedness other than as permitted by the mortgage loan documents.

•	To the actual knowledge of the representing party, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the borrower or any mortgaged real property the adverse determination of which would materially and adversely affect the value of the mortgaged real property or the ability of the borrower to pay principal, interest or any other amounts due under the mortgage loan.

•	To the actual knowledge of the representing party, the mortgaged real property is not collateral or security for any mortgage loan that is not in the trust, other than a related Non-Trust Loan.

•	None of improvements on the mortgaged real property are located in a flood hazard area as defined by the Federal Insurance Administration, or if any of such improvements are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards falling within zones A or V in the national flood insurance program, the borrower is required to maintain flood insurance.

•	One or more engineering assessments, or assessment updates, were performed with respect to the mortgaged real property during the 12-month period preceding the cut-off date and, to the extent the assessments revealed material deficiencies or deferred maintenance the related loan documents provide for reserves, escrows or other security and/or require the borrower to effect repairs.

•	The borrower has represented in the mortgage loan documents that all material licenses, permits and authorizations then required for use of the related mortgaged real property by such borrower, the related lessee, franchisor or operator were issued and were then valid and in full force and effect.

•	If the mortgage loan is secured in whole or in material part by the interest of the borrower as a lessee under a ground lease but not by the fee interest in that property, then, subject to certain identified exceptions: (a) the ground lease or a memorandum thereof has been recorded; (b) all lessor consents required for the operation of the leasehold mortgage have been or will be obtained; (c) upon a foreclosure of the leasehold mortgage, the ground lease can be assigned to the lender; (d) the ground lease cannot be modified without the lender’s consent; (e) the ground lease is in full force and effect; (f) to the actual knowledge of the representing party, there are no current material defaults under the ground lease; (g) the ground lease—or an estoppel or consent letter—requires notices of default to be delivered to the lender; (h) the lender can enter a new ground lease if the current ground lease is terminated, provided the lender cures any then-existing defaults; (i) the lender will have an opportunity to cure lessee defaults; and (j) the ground lease has a current term—including options—which exceeds the mortgage loan maturity date.

•	If the mortgage loan is secured by the interest of the related borrower under a ground lease and also by the fee interest in the same property, then the fee mortgage is a first lien on such fee interest, subject only to Permitted Encumbrances.

•	The mortgaged real property currently does, or, within a time period specified in the mortgage loan documents, constitutes, or will constitute one or more complete separate tax lots.

•	If the mortgage loan permits defeasance, the mortgage loan documents require the borrower to pay all reasonable costs associated with the defeasance thereof, and provide either that the lender consent in advance, the borrower comply with the requirements set forth therein for defeasance, or defeasance not occur prior to the second anniversary of the Issue Date and then with defeasance collateral consisting of Government Securities sufficient to make all scheduled payments under the mortgage note or, for a partial defeasance, to make all scheduled payments under the mortgage note equal to at least 100% of the allocated loan amount for the portion of the mortgaged real property being released.

•	As of origination, the mortgaged real property is free and clear of mechanics’ and materialmen’s liens that are not bonded, insured against or escrowed for, and no claims exist that under law could give rise to any such lien that would be prior or equal to the lien of the mortgage unless affirmatively covered by the lender’s title insurance policy in any jurisdiction where such coverage is available.

The foregoing representations and warranties are subject to certain exceptions, including, without limitation, any conflicting disclosure contained in this prospectus supplement.

If, as provided in the series 2007-C3 pooling and servicing agreement—

•	there exists a breach of any of the above-described representations and warranties made by us,

•	we are notified of the breach, and

•	either (a) we agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such breach materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a breach that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2007-C3 certificates, and (ii) with respect to any notice of a breach that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice, then that breach will be a ‘‘Material Breach’’ as to which the trust will have the rights against us that are described under ‘‘—Cures and Repurchases’’ below.

Cures and Repurchases

If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the underlying mortgage loans, as discussed under ‘‘—Representations and Warranties’’ above, or if there exists a Material Document Omission with respect to any of the underlying mortgage loans, as discussed under ‘‘—Assignment of the Underlying Mortgage Loans’’ above, then we will be required either:

•	to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

•	at our option, in the event we determine that such Material Breach or Material Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing loss of value payment option will not be available if 95% or more of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or Material Document Omission, as applicable, and the subject Material Breach or Material Document Omission is not capable of being cured, or

•	to repurchase the affected mortgage loan at a price generally equal to the sum of—

1.	the unpaid principal balance of that mortgage loan at the time of purchase, plus

2.	all unpaid interest, other than Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

3.	all unreimbursed servicing advances made under the series 2007-C3 pooling and servicing agreement with respect to that mortgage loan, plus

4.	all unpaid interest accrued on advances made under the series 2007-C3 pooling and servicing agreement with respect to that mortgage loan, plus

5.	subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2007-C3 pooling and servicing agreement).

The time period within which we must complete that cure or repurchase will generally be limited to either (a) 90 days following the date on which we agree that, or (b) 60 days after an arbitration panel makes a binding determination that, in the case of (a) or (b), as applicable, a Material Breach or a Material Document Omission, as the case may be, exists. However, if we are diligently attempting to correct the problem, then, with limited exception, we will be entitled to as much as an additional 90 days (in the case of clause (a) above in this paragraph) or 45 days (in the case of clause (b) above in this paragraph), or more in the case of a Material Document Omission resulting from the failure of the responsible party to have received the recorded documents, to complete that cure or repurchase.

If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series 2007-C3 controlling class representative so consents, then we will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of—

•	determining whether the subject breach or document omission materially and adversely affects the value of that cross-collateralized group, and

•	the application of remedies.

Our cure/payment/repurchase obligations described above will constitute the sole remedies available to the series 2007-C3 certificateholders in connection with a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust.

In connection with the enforcement of any cure/payment/repurchase obligations against us relating to a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust, the parties to the series 2007-C3 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement have agreed that any claims with respect thereto are to be resolved through non-binding mediation and, if an agreement with respect to the subject Material Breach or a Material Document Omission is not reached through non-binding mediation after a period of approximately 90 days following the commencement thereof, then through a binding arbitration proceeding conducted in accordance with the terms of the pooling and servicing agreement, the applicable mortgage loan purchase agreement and the American Arbitration Association Rules for Large Complex Disputes. We and the other parties to the series 2007-C3 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement have waived the right to resolve any claim related to the enforcement of any of our cure/payment/repurchase obligations in connection with a Material Breach or a Material Document Omission through the judicial process.

Further, no other person will be obligated to cure, pay loss of value or repurchase any affected mortgage loan in connection with, or otherwise address, a Material Breach or a Material Document Omission, if we default on our obligations to do so. There can be no assurance that we will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

A copy of the series 2007-C3 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K. In addition, if and to the extent that any material terms of the series 2007-C3 pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series 2007-C3 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue Date. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

TRANSACTION PARTICIPANTS

The Issuing Entity

The issuing entity with respect to the series 2007-C3 certificates will be the LB Commercial Mortgage Trust 2007-C3, a common law trust created under the laws of the State of New York pursuant to the series 2007-C3 pooling and servicing agreement. LB Commercial Mortgage Trust 2007-C3 is sometimes referred to in this prospectus supplement as the ‘‘trust’’ or the ‘‘trust fund.’’ We will transfer the underlying mortgage loans to the issuing entity in exchange for the series 2007-C3 certificates being issued to us or at our direction.

The trust’s activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the trust will be created pursuant to the series 2007-C3 pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the series 2007-C3 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

The trust will not have any directors, officers or employees. The trustee, the master servicer and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the series 2007-C3 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a ‘‘business trust.’’

The Depositor

The depositor is Structured Asset Securities Corporation II, a Delaware corporation and a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. The depositor’s principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. The depositor is only engaged in the securitization of commercial and multifamily mortgage loans and has been since it was organized in October 2002. See ‘‘Transaction Participants—The Depositor’’ in the accompanying base prospectus.

The Sponsor

Lehman Brothers Holdings Inc. will act as sponsor of the series 2007-C3 transaction. Lehman Brothers Holdings Inc., a Delaware corporation (‘‘LBHI’’), was founded in 1850 and its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

LBHI, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. LBHI has been engaged in the securitization of assets since 1987 and in the securitization of multifamily and commercial mortgage loans since 1991. LBHI and its affiliates securitized approximately (a) $9.0 billion of multifamily and commercial mortgage loans during fiscal year 2003, (b) $9.7 billion of multifamily and commercial mortgage loans during fiscal year 2004, (c) $11.4 billion of multifamily and commercial mortgage loans during fiscal year 2005, and (d) over $15.0 billion of multifamily and commercial mortgage loans during fiscal year 2006.

LBHI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad and have been engaged in the origination of commercial mortgage loans since 1994. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by LBHI and its affiliates have been originated, directly or through correspondents, by LBHI or an affiliate.

For further information about LBHI and its affiliates, the general character if its business, its securitization program and a general discussion of LBHI’s procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see ‘‘The Sponsor’’ in the accompanying base prospectus.

Mortgage Loan Seller

LBHI and/or an affiliate thereof will be the mortgage loan sellers for the series 2007-C3 securitization transaction. LBHI is our affiliate and an affiliate of Lehman Brothers Inc., one of the underwriters. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ for further information on our acquisition of the underlying mortgage loans.

The Servicers

General.    The parties primarily responsible for servicing the underlying mortgage loans include the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the series 2007-C3 pooling and servicing agreement, and are described under ‘‘The Series 2007-C3 Pooling and Servicing Agreement’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus. In addition, as permitted under the series 2007-C3 pooling and servicing agreement, the master servicer and/or special servicer may delegate their respective servicing obligations to one or more sub-servicers and/or agents. With respect to most of the underlying mortgage loans, the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions. However, with respect to certain underlying mortgage loans or groups of underlying mortgage loans, in each case as of the cut-off date aggregating less than 10% of the Initial Mortgage Pool Balance, the master servicer has engaged or will engage a sub-servicer, and the master servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool. See ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Sub-Servicers’’ in this prospectus supplement.

The Initial Master Servicer.    KeyCorp Real Estate Capital Markets, Inc. (‘‘KRECM’’) will be the initial master servicer under the series 2007-C3 pooling and servicing agreement. KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association. KeyBank National Association is a wholly-owned subsidiary of KeyCorp. KRECM maintains servicing offices at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main Street, Suite 1000, Dallas, Texas 75201.

KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2004	12/31/2005	12/31/2006
By Approximate Number:	5,345	11,218	11,322
By Approximate Aggregate Principal Balance (in billions):	$34.094	$73.692	$94.726

Within this servicing portfolio are, as of December 31, 2006, approximately 9,384 loans with a total principal balance of approximately $70 billion that are included in approximately 116 commercial mortgage-backed securitization transactions. KRECM’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2006, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P and Fitch. Moody’s does not assign specific ratings to servicers. KRECM is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has assigned to KRECM the rating of STRONG as a master servicer, primary servicer and special servicer. Fitch has assigned to KRECM the ratings of CMS1- as a master servicer, CPS1- as a primary servicer and CSS2+ as a special servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

No securitization transaction involving commercial mortgage loans in which KRECM is or has been acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of KRECM as master servicer, including as a result of KRECM’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

KRECM’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CMSA format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.Key.com/Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a master servicer.

Certain duties and obligations of the master servicer and the provisions of the series 2007-C3 pooling and servicing agreement are described in this prospectus supplement under ‘‘The Series 2007-C3 Pooling and Servicing Agreement.’’ KRECM’s ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described in this prospectus supplement under ‘‘The Series 2007-C3 Pooling and Servicing Agreement—The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders,’’ ‘‘—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions’’ and ‘‘—Modifications, Waivers, Amendments and Consents.’’

The master servicer’s obligations to make debt service advances and/or servicing advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described in this prospectus supplement under ‘‘Description of the Offered Certificates—Fees and Expenses’’ and ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Required Appraisals,’’ ‘‘—Servicing Compensation and Payment of Expenses,’’ and ‘‘—Advances.’’ KRECM will not have primary responsibility for the custody of original documents evidencing the underlying mortgage loans. Rather, the trustee will act as custodian of the original documents evidencing the underlying mortgage loans. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent KRECM performs custodial functions as the master servicer, original documents will be maintained in a manner consistent with the Servicing Standard.

Certain terms of the series 2007-C3 pooling and servicing agreement regarding the master servicer’s removal, replacement, resignation or transfer are described in this prospectus supplement under ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Events of Default’’ and ‘‘—Rights Upon Event of Default.’’ Pursuant to the terms of the series 2007-C3 pooling and servicing agreement, KRECM will be under no liability to the issuing entity, the other parties to the series 2007-C3 pooling and servicing agreement or the certificateholders for any action taken, or not taken, in good faith pursuant to the series 2007-C3 pooling and servicing agreement or for errors in judgment; but KRECM will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, its obligations or duties under the series 2007-C3 pooling and servicing agreement. In addition, KRECM (and, among others, its affiliates, shareholders, directors, officers, employees and agents) will be entitled to indemnification by the issuing entity against any loss, liability or expense incurred in connection with any legal action that relates to, among other things, the series 2007-C3 pooling and servicing agreement, the underlying mortgage loans or the series 2007-C3 certificates.

The manner in which collections on the underlying mortgage loans are to be maintained is described under ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Accounts’’ in this prospectus supplement. Generally, all amounts received by KRECM on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KRECM and are then allocated and transferred to the appropriate account described under ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Accounts’’ in this prospectus supplement within the time required by the series 2007-C3 pooling and servicing agreement. Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association’s long-term deposits and short-term deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits:	A	A	A1
Short-Term Deposits:	A-1	F1	P-1

KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the series 2007-C3 pooling and servicing agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the series 2007-C3 certificates. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the series 2007-C3 certificateholders.

KRECM has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, and (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer. KRECM’s servicing policies and procedures for the servicing functions it will perform under the series 2007-C3 pooling and servicing agreement for assets of the same type included in the series 2007-C3 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KRECM is, as the master servicer, generally responsible for both master servicing functions and primary servicing functions with respect to the underlying mortgage loans it is obligated to service under the series 2007-C3 pooling and servicing agreement. However, KRECM will be permitted to appoint one or more subservicers to perform all or any portion of its primary servicing functions under the series 2007-C3 pooling and servicing agreement, as further described in this prospectus supplement under ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Sub-Servicers.’’ At the request of the Mortgage Loan Seller, KRECM intends to appoint approximately six(6) subservicers to perform primary servicing functions for certain underlying mortgage loans or groups of underlying mortgage loans pursuant to subservicing agreements that will require and entitle the respective subservicers to handle collections, hold escrow and reserve accounts and respond to and make recommendations regarding assignments and assumptions and other borrower requests.

In addition, KRECM may from time to time perform some of its servicing obligations under the series 2007-C3 pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches or filing UCC financing statements and amendments.

KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the subservicers that it appoints and any third-party vendors retained by it to perform servicing functions.

KRECM is not an affiliate of the depositor, the sponsors, the issuing entity, the special servicer, the trustee, or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

The information set forth in this prospectus supplement concerning KRECM has been provided by it. KRECM will make no representations as to the validity or sufficiency of the series 2007-C3 pooling and servicing agreement, the series 2007-C3 certificates, the underlying mortgage loans or this prospectus supplement.

See also ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Overview of Servicing,’’ ‘‘—Servicing Compensation and Payment of Expenses,’’, ‘‘—Certain Matters Relating to Claims and Litigation’’, ‘‘—Required Appraisals,’’ ‘‘—Maintenance of Insurance’’ and ‘‘—Inspections; Collection of Operating Information’’ below in this prospectus supplement.

The Initial Special Servicer.    Midland Loan Services, Inc. (‘‘Midland’’) will be the initial special servicer and in this capacity will initially be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties pursuant to the series 2007-C3 pooling and servicing agreement.

Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association. Midland is also an affiliate of a company that is the external manager of an entity that may be the initial controlling class representative under the series 2007-C3 pooling and servicing agreement. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (‘‘CMBS’’) by S&P, Moody’s and Fitch. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and Fitch. S&P ranks Midland as ‘‘Strong’’ and Fitch ranks Midland as ‘‘1’’ for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed and available electronically within Midland’s Enterprise!® Loan Management System. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the series 2007-C3 pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of March 31, 2007, Midland was servicing approximately 24,500 commercial and multifamily mortgage loans with a principal balance of approximately $228.4 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 16,750 of such loans, with a total principal balance of approximately $142.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of March 31, 2007, Midland was named the special servicer in approximately 131 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $97.4 billion. With respect to such transactions as of such date, Midland was administering approximately 93 assets with an outstanding principal balance of approximately $339.4 million.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2004 to 2006.

Portfolio Growth—Master/Primary	Calendar Year End (Approximate amounts in billions)
	2004	2005	2006
CMBS	$70	$104	$139
Other	$28	$32	$61
Total	$98	$136	$200

Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transaction from 2004 to 2006.

Portfolio Growth—CMBS Special Servicing	Calendar Year End (Approximate amounts in billions)
	2004	2005	2006
Total	$49	$65	$89

The information set forth in this prospectus supplement concerning Midland has been provided by it.

The Trustee

LaSalle Bank National Association, a national banking association (‘‘LaSalle’’), will act as trustee under the series 2007-C3 pooling and servicing agreement, on behalf of the series 2007-C3 certificateholders. In addition, LaSalle will act as custodian on behalf of the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services—LB Mortgage Trust 2007-C3 or at such other address as the trustee may designate from time to time.

LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 700 commercial mortgage-backed security transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of June 30, 2007, LaSalle serves as trustee or paying agent on over 470 commercial mortgage-backed security transactions. The long-term unsecured debt of LaSalle is rated ‘‘A+’’ by S&P, ‘‘Aa3’’ by Moody’s and ‘‘AA−’’ by Fitch Ratings.

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the series 2007-C3 pooling and servicing agreement. LaSalle provides custodial services on over 1,100 residential, commercial and asset-backed securitization transactions and maintains almost 3.0 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

LaSalle Bank National Association and Lehman Brothers Bank, FSB (‘‘LBB’’), an affiliate of LBHI (LBB and LBHI, collectively, for purposes of this paragraph, ‘‘Lehman’’), are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Lehman for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by Lehman to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of series 2007-C3 certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to series 2007-C3 certificateholders and prepare a monthly statement to series 2007-C3 certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer. LaSalle regularly performs such obligations with respect to commercial mortgage-backed securities transactions for which it acts as trustee.

There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the series 2007-C3 certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

We, the master servicer, the special servicer and our and their respective affiliates, may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2007-C3 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

In addition to having express duties under the series 2007-C3 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2007-C3 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2007-C3 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the ‘‘prudent person’’ standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2007-C3 pooling and servicing agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North America Holding Company, the indirect parent of LaSalle Bank National Association, to Bank of America Corporation. The proposed sale currently includes all parts of the Global Securities and Trust Services Group within LaSalle Bank engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

The contract between ABN AMRO Bank N.V. and Bank of America Corporation was filed on Form 6-K with the Securities and Exchange Commission on April 25, 2007. The contract provides that the sale of LaSalle Bank is subject to regulatory approvals and other customary closing conditions.

The contract referenced above was entered into by ABN AMRO Bank N.V. without shareholder approval. In response to a challenge of the sale by a shareholders group, a judge in the Enterprise Chamber of the Amsterdam Superior Court in the Netherlands ruled on May 3, 2007 that ABN AMRO Holding N.V. was not permitted to proceed with the sale of LaSalle Bank without shareholder approval. On May 4, 2007, Bank of America Corporation filed a lawsuit against ABN AMRO Bank N.V. and ABN AMRO Holding N.V. in the U.S. District Court for the Southern District of New York (Manhattan) seeking, among other things, an injunction prohibiting ABN AMRO Bank N.V. and ABN AMRO Holding N.V. from negotiating a sale of LaSalle Bank or selling LaSalle Bank to any third party other than as provided for in the contract referenced above, monetary damages and specific performance. On July 13, 2007, the Dutch Supreme Court ruled that the sale of LaSalle Bank to Bank of America Corporation does not require shareholder approval. ABN AMRO Bank N.V. has indicated that it intends to complete the sale of LaSalle Bank to Bank of America Corporation.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., one of the underwriters with respect to this offering. Lehman Brothers Inc. is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc., the sponsor and the mortgage loan seller. In general, one of our affiliates and an affiliate of Lehman Brothers Holdings Inc. is also the originator with respect to certain of the underlying mortgage loans. See also ‘‘Transaction Participants—The Depositor,’’ ‘‘—The Sponsor’’ and ‘‘—The Originators’’ in the accompanying base prospectus. One of our affiliates and an affiliate of Lehman Brothers Holdings Inc. is an owner of direct and/or indirect equity interests in the borrower under the 237 Park Avenue Mortgage Loan, which represents 13.0% of the Initial Mortgage Pool Balance. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 237 Park Avenue Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement. In addition, one of our affiliates and an affiliate of Lehman Brothers Holdings Inc. is an owner of direct and indirect equity interests in the borrowers under the 300 West 6th Street Mortgage Loan, the Frost Bank Tower Mortgage Loan, the One Congress Plaza Mortgage Loan, the One American Center Mortgage Loan and the San Jacinto Center Mortgage Loan, which mortgage loans collectively represent 10.5% of the Initial Mortgage Pool Balance and all of which mortgage loans are sponsored by Thomas Properties Group, Inc. and an affiliate of Lehman Brothers Holdings Inc. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 300 West 6th Street Mortgage Loan—The Borrower and Sponsor’’ and ‘‘Description of the Mortgage Pool—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers’’ in this prospectus supplement.

Midland Loan Services, Inc. is an affiliate of a company that is the external manager of an entity that may be the initial series 2007-C3 controlling class representative.

The trustee has entered into a custodial agreement with Lehman Brothers Bank, FSB, an affiliate of Lehman Brothers Holdings Inc. (Lehman Brothers Bank, FSB and Lehman Brothers Holdings Inc., collectively, for purposes of this paragraph, ‘‘Lehman’’) whereby the trustee, for consideration, provides custodial services to Lehman for certain commercial mortgage loans originated or purchased by Lehman. Pursuant to this custodial agreement, the trustee is currently providing custodial services for all of the mortgage loans to be sold by Lehman to the Depositor in connection with this securitization. See also ‘‘Transaction Participants—The Trustee’’ in this prospectus supplement.

The master servicer may enter into agreements with certain firms, including without limitation, the transaction participants of the 2007-C3 securitization transaction, to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans, which may include, without limitation, the underlying mortgage loans. See also ‘‘Transaction Participants—The Servicers’’ in this prospectus supplement.

THE SERIES 2007-C3 POOLING AND SERVICING AGREEMENT

General

The parties to the series 2007-C3 pooling and servicing agreement will consist of us, the trustee, the master servicer and the special servicer. The series 2007-C3 pooling and servicing agreement will govern, among other things:

•	the issuance of the series 2007-C3 certificates;

•	the formation of the issuing entity;

•	the transfer of the initial trust assets to the issuing entity;

•	the retention of the trust assets on behalf of the series 2007-C3 certificateholders; and

•	the servicing and administration of the mortgage loans in the trust, as well as the servicing and administration of (a) the Non-Trust Loans, and (b) any REO Properties acquired by the special servicer on behalf of the series 2007-C3 certificateholders and, if and when applicable, the related Non-Trust Loan Noteholder(s) as a result of foreclosure or other similar action.

The following summaries describe some of the material provisions of the series 2007-C3 pooling and servicing agreement. In addition, see ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ and ‘‘Description of the Offered Certificates’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus.

Overview of Servicing

The series 2007-C3 pooling and servicing agreement will provide that the master servicer and the special servicer must each service and administer the mortgage loans (except to the extent provided in the series 2007-C3 pooling and servicing agreement) and any REO Properties in the trust for which it is responsible, together with, when appropriate, the Non-Trust Loans, directly or through sub-servicers, in accordance with:

•	any and all applicable laws;

•	the express terms of the series 2007-C3 pooling and servicing agreement;

•	the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements; and

•	to the extent consistent with the foregoing, the Servicing Standard.

In general, the master servicer will be responsible for the servicing and administration of each mortgage loan in the trust and each Non-Trust Loan—

•	as to which no Servicing Transfer Event has occurred, or

•	that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust and each Non-Trust Loan, as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. In addition, the special servicer will be responsible for the administration of any REO Properties acquired by the trust.

Despite the foregoing, the series 2007-C3 pooling and servicing agreement will require the master servicer to continue to receive information and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans in the trust and the non-specially serviced Non-Trust Loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2007-C3 pooling and servicing agreement.

The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2007-C3 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of ‘‘Servicing Transfer Event’’ in the glossary to this prospectus supplement.

In general, the occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination. However, if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event may occur with respect thereto.

In general, the Non-Trust Loans will be serviced and administered under the series 2007-C3 pooling and servicing agreement as if each such Non-Trust Loan was a mortgage loan in the trust.

Sub-Servicers

Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans pursuant to a sub-servicing agreement with of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

The series 2007-C3 pooling and servicing agreement will permit each of the master servicer and, with the consent of the series 2007-C3 controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 2007-C3 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (a) is consistent with the series 2007-C3 pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the series 2007-C3 pooling and servicing agreement and, with limited exceptions, provides for events of default with respect to the subject sub-servicer substantially the same as those applicable to the master servicer or the special servicer, as the case may be, modified as necessary to apply to the subject sub-servicer’s obligations under that sub-servicing agreement; (b) provides that if the master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series 2007-C3 pooling and servicing agreement, including by reason of an event of default, the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the master servicer or the special servicer, as the case may be, under that sub-servicing agreement or may terminate that sub-servicing agreement without cause, except that any sub-servicing agreement in effect as of the Issue Date or within 90 days thereafter may only be terminated for cause; (c) provides that the trustee, for the benefit of the series 2007-C3 certificateholders and, in the case of a sub-servicing agreement relating to a Loan Combination, the related Non-Trust Loan Noteholder(s), will each be a third-party beneficiary under that sub-servicing agreement; (d) permits any purchaser of an underlying mortgage loan to terminate that sub-servicing agreement with respect to such purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to (subject to certain limited exceptions) material modifications, extensions, waivers or amendments of or otherwise take enforcement actions with respect to the subject mortgage loans on behalf of the master servicer or the special servicer, as the case may be, without the consent of the master servicer or special servicer, as the case may be; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 2007-C3 pooling and servicing agreement, each sub-servicing agreement entered into by the master servicer must provide that such agreement will, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan (or, alternatively, be subject to the special servicer’s rights to service such underlying mortgage loan for so long as such underlying mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

References in the series 2007-C3 pooling and servicing agreement, and under this ‘‘The Series 2007-C3 Pooling and Servicing Agreement’’ section, to actions taken or to be taken by the master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the master servicer or the special servicer, as the case may be. In connection with the foregoing, all amounts advanced by any sub-servicer to satisfy the obligations of the master servicer or the special servicer under the series 2007-C3 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, those advances will be recoverable by that sub-servicer in the same manner and out of the same funds as if that sub-servicer were the master servicer or the special servicer, as the case may be. The series 2007-C3 pooling and servicing agreement will provide that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 2007-C3 pooling and servicing agreement, with that interest to be allocable between the master servicer or the special servicer, as the case may be, and the subject sub-servicer as they may agree. For purposes of the series 2007-C3 pooling and servicing agreement, each of the master servicer and the special servicer will be deemed to have received any payment when a sub-servicer retained by it receives the payment.

The series 2007-C3 pooling and servicing agreement will require the master servicer and the special servicer, for the benefit of the trustee, the series 2007-C3 certificateholders and, in the case of a Loan Combination, the related Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series 2007-C3 pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicer and the special servicer will remain obligated and liable to the trustee, the series 2007-C3 certificateholders and the Non-Trust Loan Noteholder(s) for the performance of their respective obligations and duties under the series 2007-C3 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and the master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

Servicing Compensation and Payment of Expenses

Principal Master Servicing Compensation.    The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee will be earned with respect to each and every mortgage loan in the trust and each and every Non-Trust Loan, including each such mortgage loan—

•	that is being specially serviced;

•	as to which the corresponding mortgaged real property has become an REO Property; or

•	that has been defeased.

In the case of each mortgage loan in the trust, the master servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at the related master servicing fee rate, which will vary on a loan-by-loan basis,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

Subject to certain conditions, the master servicer is entitled, under the series 2007-C3 pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor (other than a Plan), an excess servicing strip, which is a portion of the master servicing fee. If the initial master servicer resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip, except to the extent that any portion of the excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the departing master servicer under the series 2007-C3 pooling and servicing agreement. We make no representation or warranty regarding whether, following any resignation or termination of the master servicer, (a) any holder of the excess servicing strip would dispute the trustee’s determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Principal Special Servicing Compensation.    The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool and the Non-Trust Loans will generally consist of—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

The Special Servicing Fee.    The special servicing fee will be earned with respect to each underlying mortgage loan and each Non-Trust Loan—

•	that is being specially serviced, or

•	as to which the corresponding mortgaged real property has become an REO Property.

In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at a special servicing fee rate of 0.25% per annum,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

Special servicing fees earned with respect to a Loan Combination may be paid out of collections on the entire subject Loan Combination.

The Workout Fee.    The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan and Non-Trust Loan that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of—

•	interest, other than Default Interest,

•	principal, and

•	prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked out mortgage loan; provided that any workout fees payable with respect to a Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan is worked out with respect to that new Servicing Transfer Event.

If the special servicer is terminated or replaced—other than for cause—or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2007-C3 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2007-C3 certificateholders.

The Liquidation Fee.    Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan and Non-Trust Loan for which it obtains a full, partial or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property and Non-Trust Loan as to which it receives any Liquidation Proceeds. As to each such specially serviced mortgage loan and REO

Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest; provided that any liquidation fees in respect of a Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

•	a specially serviced mortgage loan that becomes a worked-out mortgage loan (unless it again becomes a specially serviced mortgage loan);

•	the repurchase of any mortgage loan in the trust (or the applicable portion thereof) by us due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2007-C3 pooling and servicing agreement, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement;

•	the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under ‘‘—Fair Value Option’’ below, unless (a) such purchase occurs more than 90 days after the purchase option arose, and (b) the purchase is by certain specified parties under the series 2007-C3 pooling and servicing agreement;

•	the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

•	the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2007-C3 controlling class or the master servicer in connection with the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by any related Non-Trust Loan Noteholder or its designee in accordance with the related Co-Lender Agreement, unless (a) such purchase occurs more than 60 days after the purchase right arose, and (b) the liquidation fee is actually paid; or

•	the receipt or application of loss of value payments, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement.

Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2007-C3 certificateholders.

Additional Servicing Compensation.    As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool.

In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow accounts, reserve accounts and/or Loan Combination-specific accounts maintained by the master servicer, in Permitted Investments. See ‘‘—Accounts—Custodial Account’’ below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any investment losses from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See ‘‘—Accounts—REO Account’’ below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer’s REO account.

All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2007-C3 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2007-C3 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable—

•	to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursable to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

•	to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

•	to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool—other than late payment charges and Default Interest collected with respect to the subject mortgage loan—and that were not previously reimbursed in accordance with this bullet.

Some or all of the items referred to in the prior paragraph that are collected in respect of the Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2007-C3 pooling and servicing agreement.

Prepayment Interest Shortfalls.    The series 2007-C3 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

•	the total amount of those Prepayment Interest Shortfalls, and

•	the sum of the following components of the master servicer’s total servicing compensation for that same collection period—

1.	all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

2.	with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2007-C3 certificates on that distribution date as described under ‘‘Description of the Offered Certificates—Payments’’ in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated to the respective interest-bearing classes of the series 2007-C3 certificates (but, in the case of the Floating Rate Classes, through the respective corresponding REMIC regular interests), in reduction of the interest payable on those certificates, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this prospectus supplement, and the master servicer will have no subsequent liability for such amounts.

Payment of Expenses.    Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2007-C3 pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it in connection with performing its duties under the series 2007-C3 pooling and servicing agreement except as expressly provided therein.

The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer’s custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 2007-C3 pooling and servicing agreement. In addition, the series 2007-C3 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer’s custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. See ‘‘—Advances’’ below. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2007-C3 certificateholders (or, if the subject specially serviced asset is a Loan Combination or any related REO Property, the best interests of the series 2007-C3 certificateholders and the related Non-Trust Loan Noteholder(s)), as a collective whole.

Trustee Compensation

The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its collection account, the trustee fee. With respect to each calendar month, the trustee fee will equal one month’s interest accrued at 0.00047% per annum on the Stated Principal Balance outstanding immediately prior to the distribution date in that month of each and every mortgage loan in the trust. The trustee fee will generally accrue on a 30/360 Basis.

In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and its interest reserve account in Permitted Investments. See ‘‘—Accounts—Collection Account’’ and ‘‘—Accounts—Interest Reserve Account’’ below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee’s collection account or interest reserve account.

Advances

Servicing Advances.    Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred or to be incurred, as the case may be, by the master servicer, the special servicer or the trustee in connection with the servicing of a mortgage loan under the series 2007-C3 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2007-C3 pooling and servicing agreement, in lieu of the special servicer’s making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2007-C3 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer’s receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

If the master servicer or the special servicer is required under the series 2007-C3 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

•	if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

•	if the failure continues for three more business days, to make the servicing advance.

The master servicer, the special servicer and the trustee will each be entitled to recover any servicing advance made by it out of collections received on the underlying mortgage loan as to which the advance was made. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer with regard to advances by parties other than the special servicer, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by that party’s assumptions—consistent with the Servicing Standard— regarding the possibility and effects of future adverse change with respect to the related mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines—or, with regard to advances by parties other than the special servicer, that the special servicer subsequently determines—is not recoverable from expected collections on the related mortgage loan or REO Property, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances—Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. See also ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

Advances of Delinquent Monthly Debt Service Payments.    The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that—

•	were due or deemed due, as the case may be, with respect to the mortgage loans in the trust during the related collection period, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

Notwithstanding the foregoing, if the special servicer determines that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, then the master servicer will generally reduce the interest portion—but not the principal portion—of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

•	the amount of the interest portion of that P&I advance that would otherwise be required to be made with respect to the subject mortgage loan for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

•	a fraction, the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount (or, if applicable, the relevant portion thereof allocable to the subject mortgage loan), and the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

Notwithstanding the foregoing, in the case of any underlying mortgage loan that is part of a Loan Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to that underlying mortgage loan.

Each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated in accordance with the definition of ‘‘Appraisal Reduction Amount’’ set forth in the Glossary to this prospectus supplement.

With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2007-C3 pooling and servicing agreement, funds held in the master servicer’s custodial account that are not required to be paid on the series 2007-C3 certificates on that distribution date. The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make.

The master servicer and the trustee will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any P&I advance for any underlying mortgage loan—including any specially serviced mortgage loan or any mortgage loan as to which the related mortgaged real property has become an REO Property—that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances—Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. The master servicer and the trustee will be required to rely on the special servicer’s determination, and the trustee will be entitled to rely on the master servicer’s determination, that any P&I advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by such party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to such mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. See ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

A monthly debt service payment will be assumed to be due with respect to:

•	each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

•	each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if applicable) and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.

Neither the master servicer nor the trustee will be required to make any P&I advance with respect to a Non-Trust Loan.

Special Considerations Regarding the Reimbursement of Nonrecoverable Advances.    If the master servicer, the trustee or the special servicer reimburses itself out of general collections on the mortgage pool for any advance that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2007-C3 principal balance certificates (or in the case of the Floating Rate Certificates, on the corresponding REMIC regular interests) thereby reducing the payments of principal on the series 2007-C3 principal balance certificates, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2007-C3 certificates (or in the case of the Floating Rate Certificates, on the corresponding REMIC regular interests). In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan (or, if such mortgage loan is part of the Loan Combination, on or in respect of such Loan Combination), as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group.

Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable advance over a period of time (not to exceed 12 months without the consent of the series 2007-C3 controlling class representative), with interest thereon at the prime rate described under ‘‘—Advances—Interest on Advances’’ below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover over time an advance that is nonrecoverable on a loan-specific basis, or not to do so, benefits some classes of series 2007-C3 certificateholders to the detriment of other classes of series 2007-C3 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2007-C3 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2007-C3 certificateholders.

Interest on Advances.    Each of the master servicer, the special servicer and the trustee will be entitled to receive interest on any servicing advances and, except in the case of the special servicer, P&I advances made by it. The interest will accrue on the amount of each servicing advance and P&I advance, and compound annually, for so long as that advance is outstanding, at a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance or P&I advance will generally be payable—

•	first, out of Default Interest and late payment charges on deposit in the master servicer’s collection account that were collected on the related underlying mortgage loan during the collection period in which the advance is reimbursed, and

•	then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer’s custodial account.

Any delay between a sub-servicer’s receipt of a late collection of any monthly debt service or other payment as to which an advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the special servicer, as the case may be, on that advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding advance will result in a reduction in amounts payable on one or more classes of the series 2007-C3 certificates.

The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders

Series 2007-C3 Controlling Class.    As of any date of determination, the controlling class of series 2007-C3 certificateholders will be the holders of the most subordinate class of series 2007-C3 principal balance certificates, then outstanding that has a total principal balance that is at least equal to 25% of that class’s original total principal balance. However, if no class of series 2007-C3 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2007-C3 certificateholders will be the holders of the most subordinate class of series 2007-C3 principal balance certificates, then outstanding that has a total principal balance greater than zero. For purposes of the foregoing, whether a class of series 2007-C3 principal balance certificates is more subordinate than another such class will be based on the payment priority described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement. The class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4B, A-4FL and A-1A certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series 2007-C3 certificates. For clarification, the controlling class of series 2007-C3 certificateholders will in no event be the holders of the class X certificates or the holders of the series 2007-C3 REMIC residual certificates.

Selection of the Series 2007-C3 Controlling Class Representative.    The series 2007-C3 pooling and servicing agreement permits the holder or holders of series 2007-C3 certificates representing a majority of the voting rights allocated to the series 2007-C3 controlling class to select a representative with the rights and powers described below in this ‘‘—The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders’’ section and elsewhere in this prospectus supplement. In addition, if the series 2007-C3 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C3 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series 2007-C3 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders—or, if applicable, the beneficial owners—of series 2007-C3 certificates representing a majority of the voting rights allocated to the series 2007-C3 controlling class that a series 2007-C3 controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 2007-C3 controlling class certificates will be the series 2007-C3 controlling class representative.

If the series 2007-C3 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series 2007-C3 controlling class representative may be an expense of the trust.

Designation of the Loan Combination Controlling Parties.    The Co-Lender Agreement for each Loan Combination provides for, or allows for, one or more particular holders of the mortgage loans comprising that Loan Combination or its or their designee or designees (as to that Loan Combination, the ‘‘Loan Combination Controlling Party’’) to provide advice and direction to the master servicer and/or the special servicer with respect to various servicing actions regarding that Loan Combination, including as described below in this ‘‘—The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders’’ section. The Loan Combination Controlling Party for each Loan Combination is identified or determined as described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement.

Rights and Powers of The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders.    Neither the special servicer nor the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2007-C3 pooling and servicing agreement) will, in general, be permitted to take (or, in the case of the special servicer, if and when applicable, consent to the master servicer’s taking), among others, any of the following actions under the series 2007-C3 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination), as to which action the series 2007-C3 controlling class representative has objected in writing within ten business days (or, in the case of certain of those actions, five business days) of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action—

•	any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of Default Interest and late charges) (or, in the case of a non-specially serviced mortgage loan, a material monetary term) or any material non-monetary term (including any material term relating to insurance) of a mortgage loan in the trust;

•	any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest) thereon, plus any related unreimbursed servicing advances thereon, plus such other items set forth in the series 2007-C3 pooling and servicing agreement;

•	any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

•	any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

•	any release of collateral for specially serviced mortgage loans other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan or (c) occurs in connection with a defeasance;

•	any release of a parcel of land with respect to a non-specially serviced mortgage loan in the trust (other than parcels that were not given value in the calculation of loan-to-value ratio in connection with the underwriting of such mortgage loan), other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan, (c) occurs in connection with a defeasance, or (d) may be approved by the master servicer in accordance with the series 2007-C3 pooling and servicing agreement;

•	any acceptance of substitute or additional collateral for a mortgage loan in the trust, other than any acceptance of substitute or additional collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs in connection with a defeasance, or (c) may be approved by the master servicer in accordance with the series 2007-C3 pooling and servicing agreement;

•	any acceptance of a change in the property management company or, if applicable, the hotel franchise for a mortgaged real property, in each case other than as required by the terms of the mortgage loan; provided that, in each case, there is no material discretion by the lender, and provided, further, that, with respect to a change in the property management company, the unpaid principal balance of such mortgage loan is greater than $5,000,000;

•	any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

•	any determination by the special servicer not to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan;

•	any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

•	any other actions, including with respect to particular underlying mortgage loans, as may be specified in the series 2007-C3 pooling and servicing agreement.

provided that, if the special servicer or the master servicer, as applicable, determines that failure to take such action would violate the Servicing Standard, then the special servicer or the master servicer, as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer’s taking) any such action without waiting for the series 2007-C3 controlling class representative’s response.

In addition, the series 2007-C3 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust—other than any such mortgage loans that are part of, and any such REO Properties that relate to, a Loan Combination—that the series 2007-C3 controlling class representative may consider advisable or as to which provision is otherwise made in the series 2007-C3 pooling and servicing agreement.

Similarly, neither the special servicer nor the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2007-C3 pooling and servicing agreement) will be permitted to take (or, in case of the special servicer, if and when appropriate, to consent to the master servicer’s taking) any of the following actions (or, subject to the related Co-Lender Agreement, some subset of the following actions) under the series 2007-C3 pooling and servicing agreement with respect to a Loan Combination, as to which action the related Loan Combination Controlling Party has objected within ten business days (or within such other time period provided for in the related Co-Lender Agreement) of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

•	any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Loan Combination if it comes into and continues in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments or the maturity date and any acceleration of the loan unless such acceleration is by its terms automatic under the related loan documents) or any material non-monetary term (including a material term relating to insurance) of a mortgage loan that is part of the subject Loan Combination;

•	any proposed sale of a related REO Property or any proposed sale of the loan other than in connection with the exercise of a fair value purchase option pursuant to the pooling and servicing agreement;

•	any acceptance of a discounted payoff or the forgiveness of any interest or principal payments of a mortgage loan that is part of the subject Loan Combination;

•	any determination to bring the related mortgaged real property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

•	any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender’s approval is required by the related loan documents;

•	any adoption or approval of a plan in bankruptcy of the related borrower or similar event in a bankruptcy or similar proceeding;

•	any release of collateral for the subject Loan Combination (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Loan Combination;

•	any acceptance of substitute or additional collateral for the subject Loan Combination or any release of the borrower or any guarantor, other than in accordance with the terms thereof;

•	any waiver of or determination to enforce or not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to the subject Loan Combination;

•	any acceptance of an assumption agreement releasing the related borrower from liability under the subject Loan Combination;

•	any approval of annual budgets, business plans, major leases, modifications to or terminations of major leases or a material capital expenditure, if lender’s approval is required by the related loan documents;

•	any release of the related borrower or any guarantor from liability with respect to the subject Loan Combination or any material modification to, waiver of any material provision of, or material release of, any guaranty or indemnity agreement unless required under the loan agreement;

•	any replacement of the property manager or any proposed termination or material modification of the property management agreement, if lender’s approval is required by the related loan documents;

•	any approval of the transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the borrower, if lender’s approval is required by the related loan documents;

•	any modification to a ground lease or certain designated space leases;

•	any determination to apply casualty proceeds or condemnation awards toward repayment of a mortgage loan that is part of the subject Loan Combination rather than toward restoration of the related mortgaged real property;

•	any release, waiver or reduction of the amounts of escrows or reserves not expressly required by the terms of the related loan documents or under applicable law;

•	the subordination of any lien created pursuant to the terms of the related loan documents;

•	any material alteration to the related mortgaged real property, to the extent the lender has approval rights with respect to such item in the related loan documents;

•	any proposed amendment to any single purpose entity provision of the related loan documents;

•	any determination by the master servicer that a Servicing Transfer Event that is based on imminent default has occurred with respect to a mortgage loan that is part of the subject Loan Combination; and

•	any proposed sale of the related mortgaged real property for less than the unpaid principal amount of the underlying mortgage loan that is part of the subject Loan Combination, accrued and unpaid interest thereon, all amounts required to be paid or reimbursed to the master servicer, special servicer and trustee under the series 2007-C3 pooling and servicing agreement and any unreimbursed realized losses allocated to the underlying mortgage loan that is part of the subject Loan Combination;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2007-C3 certificateholders and the related Non-Trust Loan Noteholder(s), as a collective whole, then the special servicer or the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2007-C3 pooling and servicing agreement), as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer’s taking) any such action without waiting for the related Loan Combination Controlling Party’s response.

In addition, the related Loan Combination Controlling Party may generally direct the special servicer and/or the master servicer, as applicable, to take, or refrain from taking, any actions with respect to a Loan Combination that such Loan Combination Controlling Party may consider consistent with the related Co-Lender Agreement or as to which provision is otherwise made in the related Co-Lender Agreement.

Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2007-C3 controlling class representative or by the Loan Combination Controlling Party for any Loan Combination, as contemplated by any of the foregoing paragraphs in this ‘‘—The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders —Rights and Powers of The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders’’ subsection, may (1) require or cause the special servicer or master servicer, as applicable, to violate (a) any other provision of the series 2007-C3 pooling and servicing agreement described in this prospectus supplement or the accompanying base prospectus, including the obligation of that servicer to act in accordance with the Servicing Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue Code or (2) subject the master servicer or special servicer, as applicable, to liability or materially expand the scope of its obligations under the series 2007-C3 pooling and servicing agreement; and that servicer is to ignore any such advice, direction or objection that would have such effect.

Furthermore, the special servicer will not be obligated to seek approval from the series 2007-C3 controlling class representative or the related Loan Combination Controlling Party for the Loan Combination, as applicable, for any actions to be taken by the special servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust or any Loan Combination that is being specially serviced under the series 2007-C3 pooling and servicing agreement if—

•	the special servicer has, as described above, notified the series 2007-C3 controlling class representative or the related Loan Combination Controlling Party, as the case may be, in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan or that Loan Combination, and

•	for 60 days following the first of those notices, the series 2007-C3 controlling class representative or the related Loan Combination Controlling Party, as the case may be, has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

Limitation on Liability of The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders.    The series 2007-C3 controlling class representative will not be liable to the trust or the series 2007-C3 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2007-C3 controlling class representative will not be protected against any liability to a series 2007-C3 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2007-C3 certificateholder acknowledges and agrees, by its acceptance of its series 2007-C3 certificates, that:

•	the series 2007-C3 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2007-C3 certificates;

•	the series 2007-C3 controlling class representative may act solely in the interests of the holders of the series 2007-C3 controlling class;

•	the series 2007-C3 controlling class representative does not have any duties or liability to the holders of any class of series 2007-C3 certificates other than the series 2007-C3 controlling class;

•	the series 2007-C3 controlling class representative may take actions that favor the interests of the holders of the series 2007-C3 controlling class over the interests of the holders of one or more other classes of series 2007-C3 certificates;

•	the series 2007-C3 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2007-C3 controlling class; and

•	the series 2007-C3 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2007-C3 controlling class, and no series 2007-C3 certificateholder may take any action whatsoever against the series 2007-C3 controlling class representative for having so acted.

A Non-Trust Loan Noteholder or its designee, in connection with exercising the rights and powers described under ‘‘—The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders’’ above with respect to a Loan Combination, will be entitled to substantially the same limitations on liability to which the series 2007-C3 controlling class representative is entitled.

Additional Rights of the Non-Trust Loan Noteholders; Right to Purchase and Right to Cure Defaults.

Right to Purchase.    With respect to each of the Loan Combinations, if and for so long as such Loan Combination is specially serviced and, further, upon any monthly debt service payment with respect to that Loan Combination becoming at least 60 days delinquent, then one or more holders of a related Non-Trust Loan have the option to purchase the underlying mortgage loan, as further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The A/B Loan Combinations—Co-Lender Agreement—Purchase Option’’ in this prospectus supplement.

Right to Cure Defaults.    With respect to each of the Type I A/B Loan Combinations and the Type II A/B Loan Combinations, one or more related Non-Trust Loan Noteholders will have an assignable right to cure certain events of default with respect to the related underlying mortgage loan in the subject Loan Combination, as further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The A/B Loan Combinations—Co-Lender Agreement—Cure Rights’’ in this prospectus supplement.

Replacement of the Special Servicer

Subject to the discussion below in this ‘‘—Replacement of the Special Servicer’’ section, series 2007-C3 certificateholders entitled to a majority of the voting rights allocated to the series 2007-C3 controlling class may—

•	terminate an existing special servicer with or without cause, and

•	appoint a successor to any special servicer that has resigned or been terminated.

Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of—

1.	written confirmation from each of S&P and Moody’s that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2007-C3 certificates, and

2.	the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2007-C3 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2007-C3 pooling and servicing agreement against the proposed special servicer.

In connection with the foregoing right of the series 2007-C3 certificateholders entitled to a majority of the voting rights allocated to the series 2007-C3 controlling class to replace the special servicer, those series 2007-C3 certificateholders may be required to consult with one or more of the related Non-Trust Loan Noteholders with respect to each Loan Combination prior to appointing a replacement special servicer; provided that those series 2007-C3 certificateholders may, in their sole discretion, reject any advice provided by any such Non-Trust Loan Noteholder.

If the controlling class of series 2007-C3 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C3 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer’s responsibilities and rights under the series 2007-C3 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an REO account or should have been delivered to the master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 2007-C3 pooling and servicing agreement, the certificateholders and the Non-Trust Loan Noteholders of any termination of the special servicer and appointment of a new special servicer.

Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C3 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense.

With respect to each of the Type I A/B Loan Combinations, the related Subordinate Non-Trust Loan Noteholder(s) may terminate an existing special servicer with respect to, but solely with respect to, the subject Loan Combination, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the subject Loan

Combination that has resigned or been terminated, subject to, among other things, receipt by the trustee of the items described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section; provided that the Subordinate Non-Trust Loan Noteholder(s) with respect to the subject Loan Combination will cease to be able to replace the special servicer if it is or they are, as the case may be, no longer the related Loan Combination Controlling Party.

If the special servicer for any Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2007-C3 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying base prospectus are intended to mean the applicable special servicer or all special servicers together, as appropriate in light of the circumstances.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

Subject to the discussion under ‘‘—The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders’’ above, the special servicer or the master servicer, in accordance with the series 2007-C3 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan and any Non-Trust Loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer or the master servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a) written confirmation has been received from each of S&P and Moody’s that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2007-C3 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2007-C3 pooling and servicing agreement.

Modifications, Waivers, Amendments and Consents

In general, the master servicer and the special servicer, subject to the limitations described below in this ‘‘—Modifications, Waivers, Amendments and Consents’’ section, will be responsible for any waivers, modifications or amendments of any mortgage loan documents for the underlying mortgage loans and the Non-Trust Loans.

The series 2007-C3 pooling and servicing agreement will generally provide that, with respect to any mortgage loan in the trust that is not specially serviced, subject to the rights of the special servicer and the discussion under ‘‘—The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders’’ above, and further subject to obtaining any rating confirmations required under the series 2007-C3 pooling and servicing agreement, the master servicer will be responsible for any request by a borrower for lender consent to modifications, waivers or amendments. As specified in the series 2007-C3 pooling and servicing agreement, the master servicer will be primarily responsible (without the approvals and confirmations described in the preceding sentence) for approving certain modifications, consents, waivers or amendments, including without limitation—

•	consenting to subordination of the lien of the subject mortgage loan to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another purpose, provided that the master servicer has determined in accordance with the Servicing Standard that such easement, right-of-way or similar agreement will not materially interfere with the then-current use of the related mortgaged real property, the security intended to be provided by the related mortgage instrument or the related borrower’s ability to repay the subject mortgage loan, or materially or adversely affect the value of the related mortgaged real property;

•	granting waivers of minor covenant defaults (other than financial covenants), including delivery of late financial statements;

•	granting releases of non-material parcels of mortgaged real property, releases of mortgaged real property in connection with a defeasance or a pending or threatened condemnation and, if the related loan documents expressly require the mortgagee thereunder to grant a release upon the satisfaction of certain conditions, releases of mortgaged real property as required by the related loan documents;

•	approving routine leasing activity (including any subordination, standstill and attornment agreement) with respect to leases for less than the lesser of (a) 20,000 square feet and (b) 20% of the related mortgaged real property;

•	subject to certain related conditions, approving annual budgets for the related mortgaged property;

•	disbursements of any earnout or holdback amounts in accordance with the related loan documents;

•	waiving provisions of a mortgage loan requiring the receipt of a rating confirmation if the balance such mortgage loan does not exceed certain levels and the related provision of the mortgage loan does not relate to a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause or to certain other actions specified under the series 2007-C3 pooling and servicing agreement;

•	subject to certain other restrictions regarding principal prepayments, waiving any provision of a mortgage loan requiring a specified number of days notice prior to a principal prepayment;

•	consenting to changing the property manager with respect to any mortgage loan with an unpaid principal balance of less than $5,000,000; and

•	granting other similar non-material waivers, consents, modifications or amendments;

provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan (other than, in the case of a non-specially serviced mortgage loan, a waiver of payment of Default Interest or a late payment charge) and (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard. Furthermore, neither the master servicer nor the special servicer may agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series 2007-C3 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in the imposition of any tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ after the startup day under the REMIC provisions of the Internal Revenue Code. Any modification, waiver or amendment performed by the master servicer with the approval of the special servicer may be subject to certain procedural requirements (including certain time periods after which the special servicer’s approval will be deemed granted) as set forth in the series 2007-C3 pooling and servicing agreement.

Notwithstanding the foregoing, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is a hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and Moody’s that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2007-C3 certificates.

The series 2007-C3 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder (or consent to the master servicer taking such action) if that modification, extension, waiver or amendment:

•	is consistent with the Servicing Standard, and

•	except under the circumstances described below or as otherwise described under ‘‘—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions’’ above and/or ‘‘—Maintenance of Insurance’’ below, will not—

1.	affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

2.	affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

3.	except as expressly provided by the related mortgage instrument or in connection with defeasance, condemnation, or a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

4.	in the special servicer’s judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under ‘‘—The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders’’ above, the special servicer may, among other things—

•	reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

•	reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

•	forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

•	accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

•	subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that—

1.	the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

2.	in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2007-C3 certificateholders (or, if a Loan Combination is involved, to the series 2007-C3 certificateholders and the related Non-Trust Loan Noteholder(s)), as a collective whole, on a present value basis, and

3.	that modification, extension, waiver or amendment does not result in a tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2007-C3 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

In no event, however, will the special servicer be permitted to:

•	extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final distribution date;

•	extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

•	if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

Any modification, extension, waiver or amendment of the payment terms of a Loan Combination must be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor any related Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related Co-Lender Agreement prior to the subject modification, extension, waiver or amendment.

Further, to the extent consistent with the Servicing Standard, if a Loan Combination includes a Subordinate Non-Trust Loan:

•	no waiver, reduction or deferral of any amounts due on the underlying mortgage loan in that Loan Combination will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of that Subordinate Non-Trust Loan; and

•	no reduction of the mortgage interest rate of the underlying mortgage loan in that Loan Combination may be effected prior to the reduction of the mortgage interest rate of that Subordinate Non-Trust Loan, to the fullest extent possible.

The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

Certain Matters Relating to Claims and Litigation

The management, prosecution, defense and/or settlement of claims and litigation relating to any mortgage loan brought against the trust fund or any party to the series 2007-C3 pooling and servicing agreement will generally be handled by the master servicer and the special servicer, as more specifically provided for in the series 2007-C3 pooling and servicing agreement. In connection with handling such matters, the master servicer and the special servicer may be required to seek the consent of the series 2007-C3 controlling class representative with respect to material decisions and settlement proposals. In addition, the master servicer and the special servicer, as applicable, may be entitled to reimbursement of expenses and reasonable compensation for directing, managing, prosecuting and/or defending any such claims, as set forth in the series 2007-C3 pooling and servicing agreement.

Required Appraisals

Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the underlying mortgage loans, the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2007-C3 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Loan Combination. An Appraisal Reduction Amount is relevant to: (a) the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan; and (b) in the case of a Senior/Subordinate Loan Combination, the determination of the identity of the related Loan Combination Controlling Party. See ‘‘Description of the Series 2007-C3 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments’’ and ‘‘—The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders’’ above. The Appraisal Reduction Amount for any mortgage loan or Loan Combination serviced under the series 2007-C3 pooling and servicing agreement will be determined following either—

•	the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

•	the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when—

•	if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under ‘‘—General’’ above,

•	the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

•	no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust or, if applicable, any Loan Combination, the series 2007-C3 controlling class representative or a related Non-Trust Loan Noteholder, as applicable, under the series 2007-C3 pooling and servicing agreement, will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2007-C3 controlling class representative or that related Non-Trust Loan Noteholder, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

Subject to the Servicing Standard, the special servicer will be permitted, but not obligated, to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

Maintenance of Insurance

The series 2007-C3 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. In addition, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain, but only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines, based on due inquiry in accordance with the Servicing Standard (subject to any required consent of the series 2007-C3 controlling class representative or the related Loan Combination Controlling Party, in each case if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Loan Combination, or the series 2007-C3 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that (a) insurance may be obtained at a commercially reasonable price and (b) the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee’s request.

The series 2007-C3 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2007-C3 pooling and servicing agreement, then, to the extent such policy—

•	is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2007-C3 pooling and servicing agreement, and

•	provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this ‘‘—Maintenance of Insurance’’ section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer’s custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

Fair Value Option

Any single certificateholder or group of certificateholders with a majority interest in the series 2007-C3 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, at a price generally equal to the sum of—

•	the outstanding principal balance of that mortgage loan,

•	all accrued and unpaid interest on that mortgage loan, other than Default Interest,

•	all unreimbursed servicing advances with respect to that mortgage loan,

•	all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and

•	any other amounts payable under the series 2007-C3 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this ‘‘—Fair Value Option’’ section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal. Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the next to last paragraph of this ‘‘—Fair Value Option’’ section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

If the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, then the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required, within 45 days, to recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee will be required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years’ experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than (a) another holder of the purchase option, (b) the related borrower, or (c) if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any affiliate of the related borrower; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. That assignment will only be effective after written notice, together with a copy of the executed assignment and assumption agreement, has been delivered to the trustee, the master servicer and the special servicer.

In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2007-C3 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling that mortgage loan to a holder of the purchase option.

The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price (although the purchase option will resume if the purchase is not completed within the requisite time period), (b) the subject specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to the subject specially serviced mortgage loan or (e) the subject specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2007-C3 pooling and servicing agreement and the Servicing Standard.

Notwithstanding the foregoing, any party exercising a fair value purchase option under the series 2007-C3 pooling and servicing agreement will be subject to any restrictions on transfer contained in any related co-lender or intercreditor agreement or in any related loan document.

Realization Upon Defaulted Mortgage Loans

If a default on an underlying mortgage loan or Loan Combination has occurred, then, subject to the discussion under ‘‘—The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders’’ above and applicable law, the special servicer may, on behalf of the trust and, if applicable, the related Non-Trust Loan Noteholder(s), take any of the following actions:

•	institute foreclosure proceedings;

•	exercise any power of sale contained in the related mortgage instrument;

•	obtain a deed in lieu of foreclosure; or

•	otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Non-Trust Loan Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2007-C3 certificateholders and, if applicable, the related Non-Trust Loan Noteholder(s), could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

•	the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

•	in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2007-C3 certificateholders and, if the subject mortgaged real property secures a Loan Combination, the affected Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

See, however, ‘‘—The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders—Rights and Powers of the Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders’’ above.

The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section will generally be payable directly out of the master servicer’s custodial account.

If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2007-C3 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Non-Trust Loan Noteholder(s), but subject to the discussion under ‘‘—The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders—Rights and Powers of The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders’’ above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on that mortgage loan and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of those Liquidation Proceeds to the series 2007-C3 certificateholders, for—

•	any and all amounts that represent unpaid servicing compensation with respect to the subject mortgage loan,

•	any unreimbursed servicing expenses incurred with respect to the subject mortgage loan, and

•	any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan.

In addition, amounts otherwise payable on the series 2007-C3 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

REO Properties

If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Non-Trust Loan Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

•	the IRS grants an extension of time to sell the property, or

•	the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2007-C3 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the Servicing Standard and the terms and conditions of the series 2007-C3 pooling and servicing agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer may not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under ‘‘—The Series 2007-C3 Controlling Class Representative and the Non-Trust Loan Noteholders’’ above, the special servicer determines, in accordance with the Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 2007-C3 certificateholders (and, if the subject REO Property relates to a Loan Combination, the related Non-Trust Loan Noteholder(s)), as a collective whole. Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

•	maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

•	would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer’s ability to sell the REO Property promptly at a fair price.

The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust’s federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

•	a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

•	a tax on prohibited transactions under section 860F of the Internal Revenue Code.

To the extent that income the trust receives from an REO Property is subject to—

•	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

•	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2007-C3 certificateholders. See ‘‘Federal Income Tax Consequences’’ in this prospectus supplement and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer’s custodial account.

Inspections; Collection of Operating Information

The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust and administered under the series 2007-C3 pooling and servicing agreement at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. Beginning in 2008, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan—

•	at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

•	at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months.

The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2007-C3 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust and administered under the series 2007-C3 pooling and servicing agreement. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will, upon request, be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property for the applicable period. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

Evidence as to Compliance

No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Securities Exchange Act of 1934, as amended, is required to be filed with the SEC with respect to the trust), beginning in 2008, each of the master servicer and the special servicer (and the trustee to the extent it constitutes a servicer for the purposes of Regulation AB) must deliver or cause to be delivered, as applicable, to us and the trustee, among others:

•	a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of the master servicer, the special servicer or the trustee, as the case may be, which report shall contain (a) a statement by the master servicer, the special servicer or the trustee, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that the master servicer, the special servicer or the trustee, as the case may be, used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the master servicer, the special servicer or the trustee, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

•	as to each annual assessment report delivered by the master servicer, the special servicer or the trustee, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm—made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board—that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

•	a statement of compliance signed by an officer of the master servicer, the special servicer or the trustee, as the case may be, to the effect that (i) a review of the activities of the master servicer, the special servicer or the trustee, as the case may be, during the preceding calendar year—or, in the case of the first such certification, during the period from the Issue Date to December 31, 2007, inclusive—and of its performance under the series 2007-C3 pooling and servicing agreement, has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the master servicer, special servicer or trustee, as the case may be, has fulfilled its obligations under the series 2007-C3 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2007-C3 certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicer, the special servicer and the trustee, as the case may be, will be made available to series 2007-C3 certificateholders, at their expense, upon written request to the trustee.

Accounts

General.    Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicer on behalf of the respective borrowers and the trust, for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series 2007-C3 pooling and servicing agreement will consist of:

•	the master servicer’s custodial account;

•	each of the Loan Combination-specific accounts maintained by the master servicer, which Loan Combination-specific accounts are comparable to the custodial account;

•	the trustee’s collection account;

•	the trustee’s floating rate account;

•	the special servicer’s REO account; and

•	the trustee’s loss of value reserve fund.

In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 2007-C3 pooling and servicing agreement or other third party.

Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the trust therefrom, will be distributable to the applicable series 2007-C3 certificateholders on the distribution date relating to the collection period in which those collections were received.

There will be no independent verification of the above-referenced transaction accounts or account activity.

Custodial Account.

General.    The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. That custodial account will be maintained separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the master servicer. Payments and collections received in respect of the Non-Trust Loan will not be deposited in the custodial account.

The funds held in the master servicer’s custodial account may be held as cash or, at the master servicer’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the master servicer’s custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2007-C3 pooling and servicing agreement.

Deposits.    Under the series 2007-C3 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2007-C3 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

•	all payments on account of principal on the underlying mortgage loans, including principal prepayments;

•	all payments on account of interest on the underlying mortgage loans, including Default Interest;

•	all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

•	all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer’s REO account;

•	any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

•	all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under ‘‘—Maintenance of Insurance’’ above;

•	any amount required to be transferred from a loss of value reserve fund, any Loan Combination custodial account or the special servicer’s REO account;

•	any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

•	insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

Upon its receipt of any of the amounts described in the first five bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer’s custodial account.

Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Loan Combination will be deposited into a separate account maintained by the master servicer before being transferred to the master servicer’s custodial account. Each such separate account will be substantially similar to the custodial account with respect to the manner in which it is maintained and the amounts deposited therein, but will relate only to a particular Loan Combination.

Also notwithstanding the foregoing, the custodial account and each Loan Combination-specific account may, in fact, be separate sub-accounts of the same account.

Withdrawals.    The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

1.	to remit to the trustee for deposit in the trustee’s collection account described under ‘‘—Accounts—Collection Account’’ below, on the business day preceding each distribution date, an amount (the ‘‘Master Servicer Remittance Amount’’) equal to the aggregate of all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a due date subsequent to the end of the related collection period,

(b)	payments and other collections received after the end of the related collection period,

(c)	amounts that are payable or reimbursable from the custodial account to any person other than the series 2007-C3 certificateholders in accordance with any of clauses 3. through 20. below, and

(d)	amounts deposited in the custodial account in error;

2.	apply amounts held for future distribution on the series 2007-C3 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under ‘‘—Advances—Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement;

3.	to reimburse the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2007-C3 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

4.	to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

5.	to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust, that is either—

(a)	specially serviced mortgage loan, or

(b)	mortgage loan as to which the related mortgaged real property has become an REO Property;

6.	to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust, which payment is to be made from the sources described under ‘‘—Servicing Compensation and Payment of Expenses’’ above;

7.	to reimburse the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2007-C3 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

8.	to pay the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2007-C3 pooling and servicing agreement, which payment is to be made out of any Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

9.	to pay unpaid expenses—other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees—that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the underlying mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

10.	in connection with the reimbursement of advances as described in clause 3. or 7. above or out of the trustee’s collection account, to pay the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

11.	to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

12.	to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

13.	to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Payment of Expenses’’ above;

14.	to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

15.	to pay the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ and ‘‘—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus and ‘‘—Certain Matters Relating to Claims and Litigation’’ above;

16.	to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to the series 2007-C3 pooling and servicing agreement, to the extent that such cost is not covered by a servicing advance;

17	to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the fees of an independent contractor retained to manage an REO Property, the cost of various opinions of counsel, the cost of recording the series 2007-C3 pooling and servicing agreement and the cost of the trustee’s transferring mortgage files to a successor after having been terminated by series 2007-C3 certificateholders without cause, all as set forth in the series 2007-C3 pooling and servicing agreement;

18	with respect to each mortgage loan purchased out of the trust fund, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

19.	to make any required payments—other than normal monthly remittances—due under the related Co-Lender Agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination;

20.	to pay any other items described in this prospectus supplement as being payable from the custodial account;

21.	to withdraw amounts deposited in the custodial account in error;

22.	to invest amounts held in the custodial account in Permitted Investments; and

23.	to clear and terminate the custodial account upon the termination of the series 2007-C3 pooling and servicing agreement.

Withdrawals from any Loan Combination-specific accounts may be made by the master servicer to make payments to the trust and the applicable Non-Trust Loan Noteholder(s) and, to the extent they relate solely to the related Loan Combination, for substantially the same purposes identified in clauses 3. through 19. and 21. through 23. of the prior paragraph.

The series 2007-C3 pooling and servicing agreement will prohibit the application of amounts received on a Non-Trust Loan to cover fees and expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust, which fees and expenses are not related to the applicable Loan Combination.

Only the master servicer and sub-servicers retained by it will have access to funds in the custodial account and the Loan Combination-specific accounts.

REO Account.    The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust and administered under the Series 2007-C3 pooling and servicing agreement, separate and apart from its own funds and general assets. If any such REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by it with respect to each REO Property held by the trust and administered under the series 2007-C3 pooling and servicing agreement. The funds held in this REO account may be held as cash or, at the discretion of the special servicer, invested in Permitted Investments. Any interest or other income earned on funds in the special servicer’s REO account will be payable to the special servicer, subject to the limitations described in the series 2007-C3 pooling and servicing agreement.

The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust and administered under the series 2007-C3 pooling and servicing agreement, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer’s custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of—

•	any withdrawals made out of those amounts as described in the preceding sentence,

•	any portion of those amounts that may be retained as reserves as described in the next paragraph, and

•	if the subject REO Property relates to a Loan Combination, any portion of those amounts that are payable to the related Non-Trust Loan Noteholder.

The special servicer may, subject to the limitations described in the series 2007-C3 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Only the special servicer will have access to funds in the special servicer’s REO account.

The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

Collection Account.

General.    The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2007-C3 certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes, and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

The funds held in the trustee’s collection account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s collection account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2007-C3 pooling and servicing agreement.

Deposits.    On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

•	the applicable Master Servicer Remittance Amount;

•	any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that distribution date; and

•	any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

See ‘‘—Advances—Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Accounts—Custodial Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ above.

With respect to each distribution date that occurs during March, commencing in 2008, the trustee will be required to transfer from its interest reserve account, which we describe under ‘‘—Accounts—Interest Reserve Account’’ below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

Withdrawals.    The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

•	to pay itself a monthly fee, which is described under ‘‘—Trustee Compensation’’ above, to invest funds held in the collection account in Permitted Investments and to pay itself investment earnings on Permitted Investments of funds in the collection account;

•	to indemnify itself and various related persons as described under ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus;

•	to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series 2007-C3 pooling and servicing agreement and the administration of the trust;

•	to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus and ‘‘—REO Properties’’ above;

•	to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

•	with respect to each distribution date during January of 2009 or any year thereafter that is not a leap year or during February of 2008 or any year thereafter, to transfer to the trustee’s interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

•	to withdraw amounts deposited in the collection account in error.

On each distribution date, all amounts on deposit in the trustee’s collection account, exclusive of any portion of those amounts that may be withdrawn for the purposes contemplated in the foregoing paragraph or that was deposited in the collection account in error, will be withdrawn and applied to make payments on the series 2007-C3 certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes. For any distribution date, the funds available to make payments on the series 2007-C3 certificates will consist of the following separate components—

•	the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be distributed as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement, and

•	the remaining portion of those funds, which—

1.	we refer to as the Available P&I Funds, and

2.	will be distributed as described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement.

Only the trustee will have access to funds in the collection account.

Interest Reserve Account.    The trustee must maintain an account in which it will hold the interest reserve amounts described in the second following paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates.

The funds held in the trustee’s interest reserve account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s interest reserve account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2007-C3 pooling and servicing agreement.

During January, except in a leap year, and February of each calendar year, beginning in February 2008, the trustee will, on or before the distribution date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will, in general, equal one day’s interest accrued at the related mortgage interest rate on the Stated Principal Balance of that mortgage loan as of the end of the related collection period.

During March of each calendar year, beginning with March 2008, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the distribution date during the month of transfer.

Only the trustee will have access to funds in the interest reserve account.

Loss of Value Reserve Fund.    If we make, with respect to any underlying mortgage loan, a loss of value payment in connection with a Material Breach or Material Document Defect, as described under ‘‘Description of the Mortgage Pool—

Cures and Repurchases’’ in this prospectus supplement, then a party to the series 2007-C3 pooling and servicing agreement will be required to establish a loss of value reserve fund in which to hold that payment pending application thereof. The loss of value reserve fund must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds in the loss of value reserve fund will be held uninvested.

Withdrawals may be made from the loss of value reserve fund, out of any loss of value payment or deposit therein, in order to cover losses and Additional Trust Fund Expenses, as incurred, with respect to the underlying mortgage loan as to which that loss of value payment was made and, following a liquidation of that mortgage loan, to cover losses and Additional Trust Fund Expenses with respect to any other underlying mortgage loan.

Floating Rate Account.    The trustee must maintain an account—the floating rate account—in which it will hold payments allocable to the REMIC regular interest corresponding to each Floating Rate Class and payments from the swap counterparty under the related interest rate swap agreement corresponding to each Floating Rate Class, and from which it will make payments on each Floating Rate Class and regularly scheduled payments due to the swap counterparty under the related interest rate swap agreement for each Floating Rate Class. Only the trustee will have access to funds in the floating rate account. That floating rate account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the Floating Rate Certificates.

The funds held in the trustee’s floating rate account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s floating rate account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2007-C3 pooling and servicing agreement.

Flow of Funds

Events of Default

Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or the special servicer, as applicable, under the series 2007-C3 pooling and servicing agreement:

•	the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer’s custodial account or the special servicer’s REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

•	the master servicer fails to remit to the trustee for deposit in the trustee’s collection account any amount required to be so remitted, which failure is not remedied by 11:00 a.m., New York City time, on the applicable distribution date, or the master servicer fails to make in a timely manner any payment required to be made to a Non-Trust Loan Noteholder, which failure is not remedied by 11:00 a.m., New York City time, on the business day immediately following the date on which the payment was required to be made;

•	the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2007-C3 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2007-C3 pooling and servicing agreement;

•	the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2007-C3 pooling and servicing agreement, and that failure continues unremedied for 30 days—or such shorter period as may be provided for in the series 2007-C3 pooling and servicing agreement for certain specified acts—or, if the responsible party is diligently attempting to remedy the failure, 60 days—or such shorter period as may be provided for in the series 2007-C3 pooling and servicing agreement for certain specified acts—after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2007-C3 pooling and servicing agreement, by series 2007-C3 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C3 certificates or by any affected Non-Trust Loan Noteholder;

•	it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2007-C3 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2007-C3 certificateholders or any Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2007-C3 pooling and servicing agreement, by series 2007-C3 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C3 certificates or by any affected Non-Trust Loan Noteholder;

•	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

•	the master servicer or the special servicer is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days, and the ratings assigned by S&P to one or more classes of the series 2007-C3 certificates are qualified, downgraded or withdrawn in connection therewith; and

•	a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Moody’s to one or more classes of the series 2007-C3 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a ‘‘negative’’ credit watch that remains in effect for at least 60 days, which action such rating agency has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity.

The series 2007-C3 pooling and servicing agreement may include other events of default that apply only to the Non-Trust Loans and/or securities backed thereby.

If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to the master servicer or the special servicer, then—within 10 days after such officer’s receipt of that notice—the trustee will transmit by mail to us, all the series 2007-C3 certificateholders, S&P and Moody’s notice of that occurrence, unless the default has been cured.

Rights Upon Event of Default

If an event of default described above under ‘‘—Events of Default’’ occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2007-C3 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C3 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2007-C3 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2007-C3 certificateholder.

Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 2007-C3 pooling and servicing agreement, all authority and power of the defaulting party under the series 2007-C3 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series 2007-C3 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the mortgage loans included in the trust and the Non-Trust Mortgage Loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series 2007-C3 pooling and servicing agreement in connection with an event of default on the part of the master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund; provided that the defaulting party will not be relieved of its liability for those costs and expenses.

Upon any termination of the master servicer or special servicer as a result of an event of default, the trustee must either:

•	succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2007-C3 pooling and servicing agreement; or

•	appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2007-C3 pooling and servicing agreement.

The holders of series 2007-C3 certificates entitled to a majority of the voting rights for the series 2007-C3 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2007-C3 pooling and servicing agreement, rather than have the trustee act as that successor.

Notwithstanding the foregoing discussion in this ‘‘—Rights Upon Event of Default’’ section, if the master servicer is terminated based on an event of default caused by a rating agency action resulting from the master servicer or special servicer, as applicable, acting in such capacity, as described under ‘‘—Events of Default’’ above, the master servicer will have the right for a period of approximately 60 days—during which time the master servicer will continue to master service the mortgage loans—to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment S&P and Moody’s have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2007-C3 certificates. The terminated master servicer is responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the underlying mortgage loans, to the extent such expenses are not reimbursed by the replacement servicer.

In general, series 2007-C3 certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2007-C3 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the affected classes of the series 2007-C3 certificates. In addition, any waiver of an event of default under the second bullet of the ‘‘—Events of Default’’ section above in this prospectus supplement requires the written consent of the trustee; and, in limited circumstances, a waiver of certain events of default under the fourth bullet of the ‘‘—Events of Default’’ section above requires our consent. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2007-C3 pooling and servicing agreement.

Notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, (a) if an event of default on the part of the master servicer affects a Non-Trust Loan Noteholder, and if the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Non-Trust Loan Noteholder, and (b) furthermore, if an event of default affects solely a Non-Trust Loan Noteholder, then the master servicer may not be terminated by the trustee. However, in the case of each of clause (a) and (b) of the prior sentence, at the request of the affected Non-Trust Loan Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject Loan Combination.

Also notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, if an event of default on the part of the special servicer affects a Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Non-Trust Loan Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject Loan Combination only, but no other mortgage loan in the trust, in accordance with the terms of the series 2007-C3 pooling and servicing agreement. If the special servicer for a Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2007-C3 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying base prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

No series 2007-C3 certificateholder will have the right under the series 2007-C3 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless—

•	that holder previously has given to the trustee written notice of default,

•	except in the case of a default by the trustee, series 2007-C3 certificateholders entitled to not less than 25% of the series 2007-C3 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2007-C3 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

•	except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

See ‘‘Description of the Governing Documents—Rights, Protection, Indemnities and Immunities of the Trustee’’ for a description of certain limitations regarding the trustee’s duties with respect to the foregoing matters.

Non-Trust Loan Securities

If any Non-Trust Loan is securitized, the master servicer and/or the special servicer may be required to obtain rating agency confirmations with respect to the related Non-Trust Loan Securities in connection with certain servicing actions involving the related Loan Combination, which may result in delays.

Third-Party Beneficiaries

The mortgage loan sellers and the Non-Trust Loan Noteholders will be third-party beneficiaries of the series 2007-C3 pooling and servicing agreement. Accordingly, the series 2007-C3 pooling and servicing agreement cannot be modified in any manner that is material and adverse to any of those parties without its consent.

DESCRIPTION OF THE OFFERED CERTIFICATES

The series 2007-C3 certificates will be issued, on or about July 26, 2007, under the series 2007-C3 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

•	the underlying mortgage loans;

•	any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

•	the loan documents for the underlying mortgage loans;

•	any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans;

•	those funds or assets as from time to time are deposited in the various transaction accounts described under ‘‘Description of the Series 2007-C3 Pooling and Servicing Agreement—Accounts’’ in this prospectus supplement; and

•	the swap agreements relating to the Floating Rate Certificates.

The series 2007-C3 certificates will include the following classes:

•	the A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, A-M, A-MB, A-J, B, C, D, E, F and X classes, which are the classes of series 2007-C3 certificates that are offered by this prospectus supplement, and

•	the A-2FL, A-4FL, A-MFL, A-JFL, G, H, J, K, L, M, N, P, Q, S and T and the series 2007-C3 REMIC residual certificates, which are the classes of series 2007-C3 certificates that—

1.	will be retained by us or sold in transactions that do not require registration under the Securities Act of 1933 as amended, and

2.	are not offered by this prospectus supplement.

Each Floating Rate Class will represent undivided interests in a grantor trust, the assets of which will include, among other things, a REMIC regular interest, the rights and obligations under an interest rate swap agreement and a sub-account of the trustee’s floating rate account. For so long as it is in effect, the interest rate swap agreement in respect of any particular Floating Rate Class will provide, among other things, that amounts payable as interest by the issuing entity with respect to the REMIC regular interest corresponding to that Floating Rate Class will be exchanged for amounts payable as interest by the swap counterparty under the related interest rate swap agreement, with payments to be made between the issuing entity and the swap counterparty on a net basis. Each interest rate swap agreement will provide for amounts payable to the issuing entity to be calculated on the basis of a LIBOR-based interest rate accruing on a notional amount equal to the total principal balance of the applicable Floating Rate Class outstanding from time to time. The total principal balance of each Floating Rate Class at any time will equal the total principal balance of the corresponding REMIC regular interest.

The class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4B, A-4FL, A-1A, A-M, A-MB, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates are the series 2007-C3 certificates that will have principal balances and are sometimes referred to as the series 2007-C3 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to that certificate on that distribution date. See ‘‘—Payments’’ below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below. However, in limited circumstances, if and to the extent that the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2007-C3 principal balance certificates immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2007-C3 principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

Notwithstanding the foregoing, in the case of each of the Floating Rate Classes, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the REMIC regular interest corresponding to that Floating Rate Class before actually being distributed to the certificateholders of that Floating Rate Class. In addition, any reduction in the total principal balance of a Floating Rate Class on any given distribution date, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses will be made in response to a corresponding reduction made in the total principal balance of the REMIC regular interest corresponding to that Floating Rate Class in connection with those losses and expenses. Furthermore, on any particular distribution date, the total principal balance of the REMIC regular interest corresponding to any Floating Rate Class (and, accordingly, the total principal balance of that Floating Rate Class) may be increased in connection with a reinstatement of any portion of the related total principal balance previously reduced as described in the prior sentence. The total principal balance of any Floating Rate Class will at any time equal the total principal balance of the corresponding REMIC regular interest.

The class X certificates will not have principal balances. For purposes of calculating the amount of accrued interest, the class X certificates will have a total notional amount. The total notional amount of the class X certificates will equal the total principal balance of the series 2007-C3 principal balance certificates outstanding from time to time.

The series 2007-C3 REMIC residual certificates will not have principal balances or notional amounts.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount, as applicable, of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount, as applicable, of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee’s distribution date statement.

Registration and Denominations

General.    The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X certificates, $250,000 initial notional amount—and in any additional whole dollar denominations.

Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under ‘‘Description of the Certificates—Book-Entry Registration.’’ For so long as any class of offered certificates is held in book-entry form—

•	all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

•	all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC’s procedures.

The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

DTC, Euroclear and Clearstream.    You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see ‘‘Description of the Certificates—Book-Entry Registration—DTC, Euroclear and Clearstream’’ in the accompanying base prospectus.

Transfers between participants in DTC will occur in accordance with DTC’s rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See ‘‘Description of the Certificates— Book-Entry Registration—Holding and Transferring Book-Entry Certificates’’ in the accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G hereto.

Payments

General.    For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2007-C3 certificates will be divided into Loan Group 1 and Loan Group 2. See ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2007-C3 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the initial distribution date, to the holders of record at the close of business on the Issue Date). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

In order for a series 2007-C3 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business on the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See ‘‘—Registration and Denominations’’ above.

All payments with respect to the REMIC regular interest corresponding to each Floating Rate Class will be made to the applicable sub-account of the trustee’s floating rate account.

Payments of Interest.    All of the classes of the series 2007-C3 certificates (except for the series 2007-C3 REMIC residual certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes will bear interest.

With respect to each interest-bearing class of the series 2007-C3 certificates and each REMIC regular interest corresponding to a Floating Rate Class, that interest will accrue during each applicable interest accrual period based upon—

•	the pass-through rate applicable for that particular class of series 2007-C3 certificates or that particular REMIC regular interest for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of that particular class of series 2007-C3 certificates or that particular REMIC regular interest outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months (or, in the case of each of the Floating Rate Classes, for so long as the related interest rate swap agreement is in effect and there is no continuing event of default thereunder, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days).

In addition, in the case of each Floating Rate Class, if funds allocated to payments of interest distributions with respect to the corresponding REMIC regular interest on any distribution date are less than the applicable net amount payable to the swap counterparty for that distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by the swap counterparty under the related interest rate swap agreement and, accordingly, in the amount of interest payable on the applicable Floating Rate Class on the subject distribution date.

On each distribution date, subject to the Available P&I Funds for that date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the total amount of interest distributable with respect to each interest-bearing class of the series 2007-C3 certificates (exclusive of the Floating Rate Classes) and each REMIC regular interest corresponding to a Floating Rate Class will equal—

•	the total amount of interest accrued during the related interest accrual period with respect to that class of series 2007-C3 certificates or that REMIC regular interest as the case may be, reduced by

•	the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2007-C3 certificates or that REMIC regular interest, as the case may be.

If the full amount of interest distributable with respect to any interest-bearing class of the series 2007-C3 certificates (exclusive of the Floating Rate Classes) or with respect to the REMIC regular interest corresponding to any Floating Class is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable with respect to that class of series 2007-C3 certificates or that REMIC regular interest, as the case may be, on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the priorities of payment described under ‘‘—Payments —Priority of Payments’’ below. However, no interest will accrue on any of that unpaid interest.

The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of series 2007-C3 certificates (exclusive of the Floating Rate Classes) and the respective REMIC regular interests corresponding to the Floating Rate Classes on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2007-C3 certificates and REMIC regular interest for the related interest accrual period. Although Net Aggregate Prepayment Interest Shortfalls will not be directly allocated to any of the Floating Rate Classes, any such shortfalls allocated to the REMIC regular interest corresponding to a Floating Rate Class may result in a dollar-for-dollar reduction in the interest distributable on that Floating Rate Class.

Any distributions of interest allocated to the REMIC regular interest corresponding to any Floating Rate Class will be deposited in the applicable sub-account of the trustee’s floating rate account and will thereafter be distributed to the holders of the applicable Floating Rate Certificates and/or the swap counterparty, as applicable.

Calculation of Pass-Through Rates.    The table on page S-7 of this prospectus supplement provides the initial pass-through rate for each interest-bearing class of the series 2007-C3 certificates (except the Floating Rate Classes), provided that as and when indicated thereon that initial pass-through rate is approximate. Set forth below is a description of how the pass-through rate will be calculated with respect to each interest-bearing class of the series 2007-C3 certificates.

The pass-through rates for the class A-1, A-4B and A-MB certificates will be fixed at the rate per annum identified in the table on page S-7 of this prospectus supplement as the initial pass-through rate for that class.

The pass-through rates for the class A-2, L, M, N, P, Q, S and T certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page S-7 of this prospectus supplement as the initial pass-through rate for the subject class. However, with respect to any applicable interest accrual period, if the applicable Weighted Average Pool Pass-Through Rate is below the identified initial pass-through rate for the class A-2, L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 2007-C3 certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

The pass-through rates for the class A-3, A-AB and A-1A certificates will, in the case of each of those classes, for any applicable interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period, minus a specified class margin. That class margin is, as to each such class, set forth below.

Class	Margin
A-3	0.010%
A-AB	0.040%
A-1A	0.045%

The pass-through rate for the class A-4, A-M, A-J, B, C, D, E, F, G, H, J and K certificates will, with respect to any applicable interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

The pass-through rate applicable to the class A2FL REMIC regular interest for each applicable interest accrual period will equal the lesser of—

•	5.84% per annum, and

•	the Weighted Average Pool Pass-Through Rate for that interest accrual period.

The pass-through rates applicable to the class A-4FL, A-MFL and A-JFL REMIC regular interests will, in the case of each such REMIC regular interest, for any applicable interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

For so long as the related swap agreement is in effect and there is no continuing event of default thereunder, the pass-through rate applicable to a Floating Rate Class for any applicable interest accrual period will equal LIBOR plus the applicable class margin set forth in the following table.

Class	Margin
A-2FL	0.18%
A-4FL	0.25%
A-MFL	0.28%
A-JFL	0.35%

However, the pass-through rate with respect to any Floating Rate Class may be effectively reduced as a result of shortfalls allocated to the corresponding REMIC regular interest. In addition, if there is a continuing event of default under the related interest rate swap agreement, or if the related interest rate swap agreement is terminated and a replacement interest rate swap agreement is not obtained, then the pass-through rate applicable to that Floating Rate Class will convert to a per annum rate equal to the pass-through rate on the corresponding REMIC regular interest, and accordingly the interest accrual period and interest accrual basis for that Floating Rate Class will also convert to those of the corresponding REMIC regular interest. ‘‘LIBOR’’ is an independent interest rate index that will be determined monthly as provided in the series 2007-C3 pooling and servicing agreement.

The pass-through rate for the class X certificates, for any applicable interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during the subject interest accrual period on the respective components (each, a ‘‘Class X Component’’) of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each Class X Component will be comprised of the total principal balance of a specified class of series 2007-C3 principal balance certificates.

For purposes of accruing interest during any applicable interest accrual period, the applicable class X strip rate with respect to each Class X Component outstanding immediately prior to the related distribution date will equal the excess, if any, of:

(1)	the Weighted Average Pool Pass-Through Rate for that interest accrual period, over

(2)	the pass-through rate in effect during that interest accrual period for the class of series 2007-C3 principal balance certificates whose total principal balance makes up that Class X Component (or, in the case of a Floating Rate Class, for the corresponding REMIC regular interest).

The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

The series 2007-C3 REMIC residual certificates will not be interest-bearing and, therefore, will not have pass-through rates.

Payments of Principal.    Subject to the Available P&I Funds for each distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of each class of series 2007-C3 principal balance certificates (in the case of a Floating Rate Class, through the corresponding REMIC regular interest) will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 2007-C3 principal balance certificates (in the case of a Floating Rate Class, through the corresponding REMIC regular interest) on any distribution date will generally equal the Total Principal Distribution Amount for that distribution date.

The ‘‘Total Principal Distribution Amount’’ for any distribution date will be an amount equal to the total, without duplication, of the following:

•	all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

•	all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

•	all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior distribution date; and

•	all advances of principal made with respect to the underlying mortgage loans for that distribution date.

Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan (together with accrued interest thereon), then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans that would otherwise constitute Available P&I Funds (with a corresponding reduction in the applicable Total Principal Distribution Amount), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans that would otherwise constitute Available P&I Funds. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that Default Interest, late payment charge or other amount was received. For purposes of determining the respective portions of the Total Principal Distribution Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

In general, as described under ‘‘—Payments—Priority of Payments’’ below, the trustee is required to make payments of principal to the holders of the various classes of the series 2007-C3 principal balance certificates (in the case of a Floating Rate Class, through the corresponding REMIC regular interest), in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in Loan Group 1 or underlying mortgage loans in Loan Group 2.

Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4B, A-4FL and A-1A classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4B, A-4FL and A-1A certificates (in the case of a Floating Rate Class, through the corresponding REMIC regular interest) will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2007-C3 certificates then outstanding.

Also notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Available P&I Funds for that final distribution date and the priority of payments described under ‘‘—Payments—

Priority of Payments’’ below, the holders of each class of series 2007-C3 principal balance certificates will be entitled to receive (in the case of a Floating Rate Class, through the corresponding REMIC regular interest) payments of principal up to the total principal balance of that class of series 2007-C3 principal balance certificates outstanding immediately prior to that final distribution date and without regard to the Total Principal Distribution Amount for such final distribution date.

In the case of each Floating Rate Class, any payments of principal will first be made with respect to the corresponding REMIC regular interest, after which any corresponding payments of principal will be made to the holders of the applicable Floating Rate Certificates.

The class X certificates and the series 2007-C3 REMIC residual certificates do not have principal balances and do not entitle their respective holders to payments of principal.

Reimbursement Amounts.    As discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below, the total principal balance of any class of series 2007-C3 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of series 2007-C3 principal balance certificates or any such REMIC regular interest, as the case may be, then, subject to the Available P&I Funds and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of that class or the holders of the Floating Rate Class that corresponds to that REMIC regular interest, as the case may be, will be entitled to be reimbursed for the amount of that reduction, without interest. References to the ‘‘loss reimbursement amount’’ under ‘‘—Payments—Priority of Payments’’ below and elsewhere in this prospectus supplement mean, in the case of any class of series 2007-C3 principal balance certificates (exclusive of a Floating Rate Class) or any REMIC regular interest that corresponds to a Floating Rate Class, for any distribution date, the total amount payable with respect to that class of series 2007-C3 principal balance certificates or that REMIC regular interest, as the case may be, as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class of series 2007-C3 principal balance certificates or that REMIC regular interest, as the case may be, on all prior distribution dates as discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

In limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2007-C3 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes immediately following the distributions to be made with respect thereto on any distribution date, then the total principal balance of a class of series 2007-C3 principal balance certificates or of the REMIC regular interest corresponding to a Floating Rate Class, which total principal balance was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2007-C3 principal balance certificates or the subject REMIC regular interest, as the case may be. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

Priority of Payments.    On each distribution date, the trustee will apply the Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)	concurrently, (a) from the portion of the Available P&I Funds attributable to Loan Group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payable with respect to such class on the subject distribution date, (b) from the portion of the Available P&I Funds attributable to Loan Group 1, to pay interest to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-4B certificates and to the trustee’s floating rate account with respect to the class A-2FL and A-4FL REMIC regular interests, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class and each such REMIC regular interest on the subject distribution date, and (c) from any and all Available P&I Funds, to pay interest to the holders of the class X certificates up to the total amount of interest payable with respect to such class on the subject distribution date; provided, however, that if the Available P&I Funds for the subject distribution date, or the applicable portion of those Available P&I Funds attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes and/or REMIC regular interests as described above, the Available P&I Funds will be allocated among all those classes and REMIC regular interests pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

(2)	to pay principal to the holders of the class A-1A certificates, until the total principal balance of the class A-1A certificates has been reduced to zero, in an amount up to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to Loan Group 2;

(3)	to pay principal to the holders of the class A-AB certificates in an amount up to the lesser of (a) the Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A certificates on the subject distribution date as described in the immediately preceding clause (2), and (b) the excess, if any, of (i) the total principal balance of the class A-AB certificates outstanding immediately prior to the subject distribution date, over (ii) the Class A-AB Planned Principal Balance for the subject distribution date;

(4)	to pay principal, first, to the holders of the class A-1 certificates, second, to the holders of the class A-2 certificates and to the trustee’s floating rate account with respect to the class A-2FL REMIC regular interest (on a pro rata basis in accordance with the respective total principal balances of the class A-2 certificates and the class A-2FL REMIC regular interest), third, to the holders of the class A-3 certificates, fourth, to the holders of the class A-AB certificates, fifth, to the holders of the class A-4 and A-4B certificates and to the trustee’s floating rate account with respect to the class A-4FL REMIC regular interest (on a pro rata basis in accordance with the respective total principal balances of the class A-4 certificates, the class A-4B certificates, and the class A-4FL REMIC regular interest), and sixth, to the holders of the class A-1A certificates, sequentially among those classes and REMIC regular interests in that order, in each case until the total principal balance of the subject class of series 2007-C3 certificates and/or REMIC regular interest has been reduced to zero, in an aggregate amount up to the Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A certificates, the class A-AB certificates on the subject distribution date as described in the immediately preceding clauses (2) and (3); and

(5)	to make payments to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-4B and A-1A certificates and to the trustee’s floating rate account with respect to the class A-2FL and A-4FL REMIC regular interests, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes and REMIC regular interests for the subject distribution date;

provided that, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date, the allocations and order of principal payments described in clauses (2), (3) and (4) above will be ignored and payments of principal on the A-1, A-2, A-3, A-AB, A-4, A-4B and/or A-1A classes and the class A-2FL and/or A-4FL REMIC regular interests will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes and REMIC regular interests then outstanding.

On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A and X certificates and the class A-2FL and A-4FL REMIC regular interests as described above, the trustee will apply any remaining Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)	payments to the holders of the class A-M and A-MB certificates and to the trustee’s floating rate account with respect to the class A-MFL REMIC regular interest—

first, in respect of interest (on a pro rata basis in accordance with entitlement), up to the respective total amounts of interest payable with respect to the class A-M certificates, the class A-MB certificates and the class A-MFL REMIC regular interest on the subject distribution date, second, in respect of principal (on a pro rata basis by principal balance), until the total principal balance of the class A-M certificates, class A-MB certificate and the class A-MFL REMIC regular interest is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-4B and A-1A certificates and the class A-2FL and A-4FL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement (on a pro rata basis in accordance with entitlement), up to the then respective loss reimbursement amounts for the class A-M certificates, the class A-MB certificates and the class A-MFL REMIC regular interest;

(2)	payments to the holders of the class A-J certificates and to the trustee’s floating rate account with respect to the class A-JFL REMIC regular interest—

first, in respect of interest (on a pro rata basis in accordance with entitlement), up to the respective total amounts of interest payable with respect to the class A-J certificates and the class A-JFL REMIC regular interest on the subject distribution date, second, in respect of principal (on a pro rata basis by principal balance), until the total principal balance of the class A-J certificates and the class A-JFL REMIC regular interest is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, A-M and A-MB certificates and the class A-2FL, A-4FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement (on a pro rata basis in accordance with entitlement), up to the respective then loss reimbursement amounts for the class A-J certificates and the class A-JFL REMIC regular interest;

(3)	payments to the holders of the class B certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, A-M, A-MB and A-J certificates and the class A-2FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

(4)	payments to the holders of the class C certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, A-M, A-MB, A-J and B certificates and the class A-2FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

(5)	payments to the holders of the class D certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, A-M, A-MB, A-J, B and C certificates and the class A-2FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

(6)	payments to the holders of the class E certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, A-M, A-MB, A-J, B, C and D certificates and the class A-2FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

(7)	payments to the holders of the class F certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, A-M, A-MB, A-J, B, C, D and E certificates and the class A-2FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

(8)	payments to the holders of the class G certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, A-M, A-MB, A-J, B, C, D, E and F certificates and the class A-2FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

(9)	payments to the holders of the class H certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, A-M, A-MB, A-J, B, C, D, E, F and G certificates and the class A-2FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

(10)	payments to the holders of the class J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, A-M, A-MB, A-J, B, C, D, E, F, G and H certificates and the class A-2FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

(11)	payments to the holders of the class K certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, A-M, A-MB, A-J, B, C, D, E, F, G, H and J certificates and the class A-2FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

(12)	payments to the holders of the class L certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, A-M, A-MB, A-J, B, C, D, E, F, G, H, J and K certificates and the class A-2FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

(13)	payments to the holders of the class M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, A-M, A-MB, A-J, B, C, D, E, F, G, H, J, K and L certificates and the class A-2FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

(14)	payments to the holders of the class N certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, A-M, A-MB, A-J, B, C, D, E, F, G, H, J, K, L and M certificates and the class A-2FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

(15)	payments to the holders of the class P certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, A-M, A-MB, A-J, B, C, D, E, F, G, H, J, K, L, M and N certificates and the class A-2FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

(16)	payments to the holders of the class Q certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, A-M, A-MB, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P certificates and the class A-2FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

(17)	payments to the holders of the class S certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, A-M, A-MB, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates and the class A-2FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

(18)	payments to the holders of the class T certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, A-M, A-MB, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S certificates and the class A-2FL, A-4FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

(19)	payments to the holders of the series 2007-C3 REMIC residual certificates, up to the amount of any remaining Available P&I Funds;

provided that, on the final distribution date, subject to the Available P&I Funds for such distribution date and the priority of payments described above in this paragraph, the holders of each class of series 2007-C3 principal balance certificates and REMIC regular interest referred to above in this paragraph will be entitled to receive payments of principal sufficient to retire their certificates or that REMIC regular interest, as the case may be, without regard to the Total Principal Distribution Amount for the final distribution date.

Payments of Prepayment Premiums and Yield Maintenance Charges.    If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, A-M, A-MB, A-J, B, C, D, E, F, G, H, J or K certificates that are (and/or the trustee’s floating rate account if the REMIC regular interest corresponding to any Floating Rate Class is) then entitled to payments of principal on such distribution date, from the loan group (i.e., Loan Group 1 or Loan Group 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those series 2007-C3 certificates or any such REMIC regular interest, the product of—

•	the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

•	a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2007-C3 principal balance certificates or that REMIC regular interest, as the case may be, for the related interest accrual period, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

•	a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2007-C3 principal balance certificates or to the trustee’s floating rate account with respect to that REMIC regular interest, as the case may be, on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total Principal Distribution Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X certificates.

So long as the interest rate swap agreement relating to any Floating Rate Class remains in effect and there is no continuing event of default thereunder, prepayment consideration allocated to the REMIC regular interest corresponding to that Floating Rate Class will be payable to the swap counterparty. If the interest rate swap agreement relating to any Floating Rate Class is no longer in effect or there is a continuing event of default thereunder, prepayment consideration allocated to the REMIC regular interest corresponding to that Floating Rate Class will be payable to the holders of the applicable Floating Rate Certificates.

Neither we nor the underwriters make any representation as to—

•	the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

•	the collectability of any prepayment premium or yield maintenance charge.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Payments on each of the Floating Rate Classes.    All distributions allocable to the REMIC regular interest corresponding to a Floating Class, as well as all payments by the swap counterparty under the related interest rate swap agreement, will be deposited in the applicable sub-account of the trustee’s floating rate account. Payments on each of the Floating Rate Classes, as well as payments to the swap counterparty under the swap agreement, will be made out of amounts on deposit in the applicable sub-account of the trustee’s floating rate account.

In general, the holders of certificates of any Floating Rate Class will be entitled to receive on each distribution date an amount equal to the excess, if any, of (a) the sum of (i) all payments, if any, made with respect to the corresponding REMIC regular interest on that distribution date, plus (ii) all payments, if any, made by the swap counterparty with respect to the subject Floating Rate Class for that distribution date under the related interest rate swap agreement, over (b) all regularly scheduled payments, if any, payable to the swap counterparty with respect to the subject Floating Rate Class for that distribution date under the related interest rate swap agreement.

Treatment of REO Properties

Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	payments on the series 2007-C3 certificates and/or the respective REMIC regular interests corresponding to the Floating Rate Classes,

•	allocations of Realized Losses and Additional Trust Fund Expenses to the series 2007-C3 certificates and/or the respective REMIC regular interests corresponding to the Floating Rate Classes, and

•	the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2007-C3 pooling and servicing agreement.

In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds derived from an REO Property administered under the series 2007-C3 pooling and servicing agreement will be applied—

•	first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

To the extent described under ‘‘Description of the Series 2007-C3 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2007-C3 principal balance certificates (exclusive of the

Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes. If this occurs following the payments made to the series 2007-C3 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2007-C3 principal balance certificates and REMIC regular interests are to be successively reduced in the following order, until the total principal balance of those classes of certificates and REMIC regular interests equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J and A-JFL, pro rata based on total outstanding principal balances
18th	A-M, A-MB and A-MFL, pro rata based on total outstanding principal balances
19th	A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4B, A-4FL and A-1A, pro rata based on total outstanding principal balances

The references in the foregoing table to ‘‘A-2FL,’’ ‘‘A-4FL,’’ ‘‘A-MFL’’ and ‘‘A-JFL’’ means the class A-2FL REMIC regular interest, the class A-4FL REMIC regular interest, the class A-MFL REMIC regular interest and the class A-JFL REMIC regular interest, respectively. However, any reduction in the total principal balance of the REMIC regular interest corresponding to any Floating Rate Class, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the applicable Floating Rate Class.

The reductions in the total principal balances of the respective classes of series 2007-C3 principal balance certificates (exclusive of the Floating Rate Classes) and the respective REMIC regular interests corresponding to the Floating Rate Classes, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between (a) the underlying mortgage loans and (b) those classes of series 2007-C3 principal balance certificates and REMIC regular interests.

The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, will generally equal the excess, if any, of:

•	the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest), over

•	the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest) on, that mortgage loan.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest) also will be treated as a Realized Loss.

Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the mortgage pool.

Additional Trust Fund Expenses may include:

•	any special servicing fees, workout fees and liquidation fees paid to the special servicer;

•	any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	any unanticipated, non-mortgage loan specific expense of the trust, including—

1.	any reimbursements and indemnifications to the trustee and various related persons described under ‘‘Description of the Governing Documents—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus,

2.	any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ in the accompanying base prospectus, and

3.	any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under ‘‘The Series 2007-C3 Pooling and Servicing Agreement—REO Properties’’ in this prospectus supplement and/or ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus;

•	rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

•	any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement, and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.

The Total Principal Distribution Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool may exceed the total principal balance of the series 2007-C3 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2007-C3 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes, the total principal balance(s) of one or more classes of series 2007-C3 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes, that had previously been reduced as described above in this ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ section, (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes, may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2007-C3 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 2007-C3 principal balance certificates and/or REMIC regular interest with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2007-C3 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes, being in excess of the total Stated Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series 2007-C3 certificates (exclusive of the Floating Rate Classes) and the various respective REMIC regular interests corresponding to the Floating Rate Classes that would otherwise have accrued if the reinstated principal amounts had never been written off.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, an interest strip accrued at the related annual master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan. The master servicing fee for each underlying mortgage loan will be calculated on a 30/360 Basis. (3)	Compensation	First, out of recoveries of interest with respect to that mortgage loan and then, if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account (4)	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period	Compensation	Interest payments made by the related mortgagor intended to cover interest accrued on the subject principal prepayment with respect to the subject mortgage loan during the period from and after the related due date	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account and in any Loan Combination-specific custodial account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	Late payment charges and Default Interest actually collected with respect to any underlying mortgage loan in the trust fund during any collection period, but only to the extent that such late payment charges and Default Interest accrued while it was a non-specially serviced mortgage loan and are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real property from collections on the mortgage pool and not previously reimbursed.	Compensation	Payments of late payment charges and Default Interest made by mortgagors with respect to the underlying mortgage loans	Time to time
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan and Non-Trust Loan that is being specially serviced or as to which the related mortgaged real property has become an REO Property, an amount that, for any one-month period, is equal to one-twelfth of the product of (a) the annual special servicing fee rate, multiplied by (b) the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan. (5)	Compensation	Out of general collections on all the mortgage loans and any REO Properties in the trust.(4)	Time to time
Workout Fee / Special Servicer	With respect to each underlying mortgage loan and Non-Trust Loan that has been and continues to be worked-out, the workout fee rate of 1.0% multiplied by each collection of interest (other than Default Interest), principal, and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan	Compensation	Out of each collection of interest (other than Default Interest), principal and prepayment consideration received on the subject mortgage loan.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan or REO Property for which the special servicer receives any Liquidation Proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of Default Interest). (6)	Compensation	Out of the full, partial or discounted payoff obtained from the related borrower and/or Liquidation Proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest) in respect of the related specially serviced mortgage loan or related REO Property, as the case may be.	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO Account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Time to time
	Late payment charges and Default Interest actually collected with respect to any mortgage loan, but only to the extent such late payment charges and Default Interest (a) accrued with respect to that mortgage loan while it was specially serviced or after the related mortgaged real property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged real property from collections on the mortgage pool and not previously reimbursed	Compensation	Late payment charges and Default Interest actually collected in respect of the underlying mortgage loans	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer (7)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees, defeasance fees and similar fees actually collected on the underlying mortgage loans and the Non-Trust Loan	Compensation	Related payments made by mortgagors with respect to the subject mortgage loans	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Trustee Fee / Trustee	With respect to each distribution date, an amount generally equal to one month’s interest at the annual trustee fee rate accrued on the Stated Principal Balance outstanding immediately prior to such distribution date of each and every underlying mortgage loan. (8)	Compensation	General collections on the mortgage pool on deposit in the trustee’s collection account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account, interest reserve account and floating rate account.	Compensation	Interest and investment income realized on funds deposited in the trustee’s collection account, interest reserve account and floating rate account (net of investment losses).	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	Reimbursement of expenses	Amounts on deposit in the custodial account or servicing accounts that represent (a) payments made by the related mortgagor to cover the item for which such servicing advance was made or (b) Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the particular mortgage loan or related REO Property, provided that if the master servicer, special servicer or trustee determines that a servicing advance is not recoverable out of collections on the related underlying mortgage, then such reimbursements shall be paid out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the custodial account (9)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Interest on servicing advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding servicing advance	Payment of Interest on servicing advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account (10)	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances.	Reimbursement of P&I advances made with respect to the mortgage pool	Late collections of interest and principal (net of related master servicing, workout and liquidation fees) received in respect of the related underlying mortgage loan or REO Property as to which such P&I advance was made, provided that if the master servicer or trustee determines that a P&I advance is not recoverable out of collections on the related underlying mortgage, then out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding P&I advance	Payment of interest on P&I advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account (10)	Time to time
Unpaid expenses (other than interest on servicing advances or P&I advances, special servicing fees, workout fees and liquidation fees)	To the extent of funds available, the amount of any outstanding expenses.	Reimbursement of Expenses	Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent not applied to the payment of interest on outstanding servicing or P&I advances	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Reimbursement of costs and expenses for the remediation of adverse environmental conditions at any mortgaged real property / Special Servicer	To the extent of funds available, the costs and expenses in connection with the remediation of adverse environmental condition at any mortgaged real property that secures a defaulted mortgage loan in the trust (such costs and expenses will be incurred only if the Special Servicer has determined to acquire title or possession of the related mortgaged real property)	Reimbursement of Expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time
Cost of an independent appraiser or other expert in real estate matters	To the extent of funds available, the cost of such independent appraiser or other expert in real estate matters	Payment of Expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time
Fees of an independent contractor retained to manage an REO Property	To the extent of funds available, the amount of the fees of such independent contractor	Payment of Expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time
Servicing expenses, that would, if advanced by the master servicer or special servicer, constitute nonrecoverable servicing advances	To the extent of funds available, the amount of such servicing expense	Payment of servicing expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time
Amounts payable or reimbursable to a Non-Trust Noteholder	Amounts (other than normal monthly payments) specifically payable or reimbursable to such party by the trust in its capacity as holder of the related underlying mortgage loan that is part of the relevant Loan Combination, pursuant to the terms of the related Co-Lender Agreement	Payment or reimbursement or amounts payable by the trust	General collections on deposit in the master servicer’s custodial account.	Time to time
Reimbursement of nonrecoverable advances and interest thereon / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any P&I advance or servicing advance, and interest thereon, that the advancing party has determined to be not recoverable out of collections on the related underlying mortgage loan	Reimbursement of Expenses	First, out of amounts on deposit in the custodial account that represent payments or collections of principal on the mortgage pool and second, out of any other payments and/or collections on the mortgage pool and third, out of any other amounts on deposit in the custodial account.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Indemnification of expenses in connection with the termination and removal of the master servicer or the special servicer as a result of an Event of Default / the applicable party to the pooling and servicing agreement	Any cost or expenses in connection with any actions taken by any party to the pooling and servicing agreement with respect to the termination and removal of the master servicer or special servicer following an Event of Default (if not paid by the defaulting party within 90 days after notice of such costs and expenses).	Indemnification	General collections on deposit in the master servicer’s custodial account.	Time to time
Cost of transferring mortgage files and related documents to a successor trustee/ trustee	The cost of transferring mortgage files and related documents to a successor trustee	Payment of expenses	General collections on deposit in the master servicer’s custodial account.	Time to time
Cost of opinions or advice of counsel / Party incurring such expense	To the extent of funds available, the cost of such opinions of counsel or advice of counsel	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s collection account or the master servicer’s custodial account (4)	Time to time
Payment of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust / Party payment such expense and related expenses	The amount of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses	Payment of taxes and related expenses	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Indemnification Expenses / Tax Administrator	The amount of any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities	Indemnification	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Funds necessary for the proper operation, management, leasing, maintenance and disposition of any administered REO Property / Special Servicer	To the extent of funds available, the amount of the expenses for the proper operation, management, leasing, maintenance and disposition of such REO Property	Payment of expenses	Amounts on deposit in the account established by the special servicer for the retention of revenues and other proceeds derived from such REO Property (4)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
The cost or expenses incurred in connection with determining the identity of the Controlling Class Representative	The amount of such cost or expenses	Indemnification of expenses	Out of the trust funds (in any event, out of amounts otherwise payable with respect to the series 2007-C3 controlling class certificates)	Time to time
Indemnification Expenses / Trustee and any director, officer, employee or agent of the Trustee	Any loss, liability or reasonable ‘‘out-of-pocket’’ expense arising out of, or incurred in connection with the series 2007-C3 pooling and servicing agreement, the series 2007-C3 certificates (provided that such loss, liability or expense constitutes an ‘‘unanticipated expense’’ within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii)) (11)	Indemnification	Amounts on deposit on the master servicer’s custodial account and the trustee’s collection account (and, to the extent that a Loan Combination or any related REO Property is affected, such indemnity will be payable out of the related Loan Combination custodial account)	Time to time
Indemnification Expenses / Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of Depositor, Master Servicer or Special Servicer	Any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to the series 2007-C3 pooling and servicing agreement or the series 2007-C3 certificates (11)	Indemnification	Amounts on deposit on the master servicer’s custodial account (12)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the series 2007-C3 pooling and servicing agreement. See ‘‘Description of the Governing Documents— Amendment’’ in the accompanying base prospectus.
(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or trustee in the case of amounts owed to either of them) prior to distributions on the series 2007-C3 certificates.
(3)	The master servicing fee rate payable with respect to the underlying mortgage loans will range, on a loan-by-loan basis, from 0.02% per annum to 0.50% per annum. See ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—The Principal Master Servicing Compensation’’ in this prospectus supplement.
(4)	In the case of a mortgage loan in a Loan Combination, first, out of amounts on deposit in the Loan Combination-specific custodial account.
(5)	The special servicing fee rate for each mortgage loan serviced under the series 2007-C3 pooling and servicing agreement will equal 0.25% per annum. See ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Special Servicing Fee’’ in this prospectus supplement.
(6)	Circumstances as to when a liquidation fee is not payable are set forth under ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee’’ in this prospectus supplement.
(7)	Allocable between the master servicer and the special servicer as provided in the series 2007-C3 pooling and servicing agreement.
(8)	The trustee fee rate will equal 0.00047% per annum. See ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Trustee Compensation’’ in this prospectus supplement. The trustee fee will be calculated on a 30/360 Basis.
(9)	If the subject underlying mortgage loan is part of a Loan Combination, such servicing advance will generally be paid out of amounts on deposit in the related Loan Combination-specific account that represent payments made by the related mortgagor to cover the item for which such servicing advance was made, and amounts on deposit in the related Loan Combination-specific account that represent Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the subject Loan Combination or any related REO Property, provided that if the party entitled to the reimbursement of such servicing advance has made a determination that such servicing advance is nonrecoverable, then such servicing advance shall generally be paid out of amounts on deposit in the master servicer’s custodial account.
(10)	If the subject underlying mortgage loan is part of a Loan Combination, such amounts will generally be paid out of: first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to holders of the mortgage loans comprising the subject Loan Combination as Default Interest and late payment charges, with such payment to be deducted from the amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans (or, in the case of interest on P&I advances, to the holder(s) of the Subordinate Non-Trust Mortgage Loan(s)) comprising the subject Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, third, as and to the extent provided in the series 2007-C3 pooling and servicing agreement, out of general collections on the mortgage pool.
(11)	In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2007-C3 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2007-C3 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2007-C3 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2007-C3 pooling and servicing agreement, or allocable overhead.
(12)	If a Loan Combination is involved, such indemnity will be payable out of the related Loan Combination-specific custodial account and, if and to the extent not solely attributable to the Non-Trust Loan included in such Loan Combination, will also be payable out of the master servicer’s custodial account if amounts on deposit in the related Loan Combination-specific account are insufficient therefor.

Reports to Certificateholders; Available Information

Certificateholder Reports.    Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under ‘‘—Information Available Electronically’’ below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

•	A distribution date statement containing substantially the information contained in Annex D to this prospectus supplement.

•	A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

•	A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-4 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.

The master servicer or the special servicer, as specified in the series 2007-C3 pooling and servicing agreement, is required to deliver to the trustee (or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under ‘‘—Information Available Electronically,’’ a copy of each of the following reports, among others, with respect to the underlying mortgage loans and the corresponding mortgaged real properties:

•	a CMSA delinquent loan status report;

•	a CMSA historical loan modification and corrected mortgage loan report;

•	a CMSA REO status report;

•	a CMSA servicer watch list;

•	a loan payoff notification report;

•	a CMSA comparative financial status report;

•	a CMSA loan level reserve/LOC report;

•	a CMSA loan periodic update file;

•	a CMSA loan setup file;

•	a CMSA advance recovery report;

•	a CMSA property file;

•	a CMSA special servicer loan file;

•	a CMSA total loan report; and

•	a CMSA financial file.

In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

•	with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

•	with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA’s internet website, located at www.cmbs.org.

Recipients of the reports described above in this ‘‘—Reports to Certificateholders; Available Information’’ section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws and may be required to execute a confidentiality and indemnification agreement. Notwithstanding the foregoing, any information made available by or duplicated in filings made pursuant to the Exchange Act is required to be and will be made available to anyone.

Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2007-C3 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Book-Entry Certificates.    If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee’s internet website.

Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2007-C3 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2007-C3 certificates are registered on the books and records of the certificate registrar.

Information Available Electronically.    The trustee will make available each month, for the relevant reporting periods, to the series 2007-C3 certificateholders and beneficial owners of series 2007-C3 certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee’s internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2007-C3 pooling and servicing agreement from the person(s) seeking access. The trustee’s internet website will initially be located at www.etrustee.net.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See ‘‘Description of the Certificates—Incorporation of Certain Documents by Reference; Reports Filed with the SEC’’ in the accompanying base prospectus.

The trustee will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Requests for this information should be made to the trustee at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Kristen Packwood, telephone number (312) 904-4207.

The trustee may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made in accordance with the series 2007-C3 pooling and servicing agreement.

Upon notice from the underwriters that the non-offered classes of series 2007-C3 certificates have been sold by them, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series 2007-C3 certificateholders.

None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Other Information.    The series 2007-C3 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

•	the final prospectus supplement, the accompanying base prospectus and any other disclosure documents relating to the non-offered classes of the series 2007-C3 certificates, in the form most recently provided by us or on our behalf to the trustee;

•	the series 2007-C3 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

•	all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2007-C3 certificateholders since the Issue Date;

•	all statements of compliance delivered to the trustee annually by the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this prospectus supplement;

•	all assessment reports and attestation reports delivered to the trustee annually with respect to the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this prospectus supplement;

•	the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

•	the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

•	upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2007-C3 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this prospectus supplement; and

•	upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2007-C3 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this prospectus supplement.

Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

•	in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2007-C3 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity; and

•	in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2007-C3 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

Voting Rights

The voting rights for the series 2007-C3 certificates will be allocated among the respective classes of those certificates as follows:

•	99% of the voting rights will be allocated among the holders of the various classes of series 2007-C3 certificates that have principal balances, pro rata in accordance with those principal balances;

•	1% of the voting rights will be allocated among the holders of the class X certificates; and

•	0% of the voting rights will be allocated among the holders of the series 2007-C3 REMIC residual certificates.

Voting rights allocated to a class of series 2007-C3 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

Termination

The obligations created by the series 2007-C3 pooling and servicing agreement will terminate following the earliest of—

1.	the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

2.	the purchase of all of the mortgage loans and REO Properties remaining in the trust by any single certificateholder or group of certificateholders of the series 2007-C3 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc., in that order of preference.

Written notice of termination of the series 2007-C3 pooling and servicing agreement will be given to each series 2007-C3 certificateholder. The final payment with respect to each series 2007-C3 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2007-C3 certificate registrar or at any other location specified in the notice of termination.

Any purchase by any single holder or group of holders of the controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

•	the sum of—

1.	the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

2.	the appraised value of all REO Properties then included in the trust,

minus

•	solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2007-C3 pooling and servicing agreement.

The purchase will result in early retirement of the outstanding series 2007-C3 certificates. However, the rights of any single holder or group of holders of the series 2007-C3 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial total principal balance of the series 2007-C3 principal balance certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2007-C3 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2007-C3 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

In addition, following the date on which the total principal balances of the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, A-M, A-MB, A-J, B, C, D, E, F and G certificates and the Floating Rate Certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2007-C3 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2007-C3 pooling and servicing agreement, in connection with an exchange of all the remaining series 2007-C3 certificates for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any offered certificate will depend on:

•	the price at which the certificate is purchased by an investor, and

•	the rate, timing and amount of payments on the certificate.

The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

•	the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

•	the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

•	the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate, and

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments’’ below.

Pass-Through Rates.    If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments’’ below.

Rate and Timing of Principal Payments.    The yield to maturity of the class X certificates will be extremely sensitive to, and the yield to maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2007-C3 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amounts of the class X certificates are reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2007-C3 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances.

The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

The yield to investors on the class X certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. A payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of any class of series 2007-C3 principal balance certificates will result in a reduction of the total notional amount of the class X certificates. If you are considering the purchase of class X certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the pass-through rates for, and yields on, the class X certificates will vary with changes in the sizes of the Class X Components.

Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

Delinquencies and Defaults on the Mortgage Loans.    The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

If—

•	you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

Any reduction of the total principal balance of a class of series 2007-C3 principal balance certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense will result in a reduction in the total notional amount of the class X certificates.

Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans that would otherwise constitute part of the Available P&I Funds, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans that would otherwise constitute part of the Available P&I Funds. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto.

The Effect of Loan Groups.    The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates and the REMIC regular interests corresponding to certain Floating Rate Classes. As a result, the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-4B certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 2. In addition, the holders of the class A-1A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 2 and, prior to the retirement of the class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4B and A-4FL certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

Relevant Factors.    The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

•	prevailing interest rates;

•	the terms of the mortgage loans, including—

1.	provisions that require the payment of prepayment premiums and yield maintenance charges,

2.	provisions that impose prepayment lock-out periods, and

3.	amortization terms that require balloon payments;

•	the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

•	the quality of management of the mortgaged real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

See ‘‘Risk Factors,’’ ‘‘Description of the Mortgage Pool’’ and ‘‘The Series 2007-C3 Pooling and Servicing Agreement’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the accompanying base prospectus.

The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

We make no representation or warranty regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

•	the relative importance of those factors;

•	the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the underlying mortgage loans.

Unpaid Interest.    If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Available P&I Funds on those subsequent distribution dates and the priority of payments described under ‘‘Description of the Offered Certificates— Payments—Priority of Payments’’ in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

Delay in Payments.    Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

Yield Sensitivity

The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity and modified duration with respect to each class of offered certificates, as well as the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates with principal balances. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount, as applicable, of each class of offered certificates. For example, 99-24 means 99 24/32%.

We calculated the yields set forth in the tables on Annex C-1 by—

•	determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Modeling Assumptions, and

•	converting those monthly rates to semi-annual corporate bond equivalent rates.

That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the ‘‘PSA Standard Formulas.’’ The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest (or, in the case of the class X certificates, just payments of interest), and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that—

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will prepay at any particular rate,

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

•	the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

•	the total purchase prices of the offered certificates will be as assumed.

You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

Weighted Average Lives

The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate with a principal balance is determined as follows:

•	multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

•	sum the results; and

•	divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate. The weighted average life of any offered certificate with a principal balance may also be affected to the extent that additional payments of principal are in turn applied in reduction of the principal balance of that certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the subject mortgage loan had prepaid in full, except that no prepayment fee is collectable on the subject mortgage loans.

Payments of principal will be made with respect to the various classes of series 2007-C3 principal balance certificates and/or, in the case of the Floating Rate Classes, the various corresponding REMIC regular interests in the order described under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ in this prospectus supplement. Because of the order in which those payments of principal are made, the weighted average lives of some classes of offered certificates with principal balances will be shorter, and the weighted average lives of the other classes of offered certificates with principal balances will be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2007-C3 principal balance certificates (or, in the case of the Floating Rate Classes, the corresponding REMIC regular interests).

The tables set forth in Annex C-2 show with respect to each class of offered certificates (exclusive of the class X certificates)—

•	the weighted average life of that class, and

•	the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Annex C-2. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex C-2 and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the underlying mortgage loans will prepay in accordance with the Modeling Assumptions at any of the specified CPRs until maturity or that all the underlying mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the underlying mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the underlying mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

We make no representation that—

•	the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

•	all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

•	mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the offered certificates will be used by us to—

•	purchase the mortgage loans that we will include in the trust, and

•	pay expenses incurred in connection with the issuance of the series 2007-C3 certificates.

FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, as counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with the series 2007-C3 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each REMIC created in compliance with the terms of the series 2007-C3 pooling and servicing agreement will qualify as a REMIC under Section 860A through 860G the Internal Revenue Code.

In addition, in the opinion of Thacher Proffitt & Wood LLP, with respect to each Floating Rate Class, the corresponding REMIC regular interest, the related interest rate swap agreement and the applicable sub-account of the trustee’s floating rate account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of chapter 1 of the Internal Revenue Code, and the applicable Floating Rate Certificates will represent undivided beneficial ownership interests in that grantor trust.

For federal income tax purposes,

•	the class A-1, A-2, A-3, A-AB, A-4, A-4B, A-1A, X, A-M, A-MB, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates and the respective REMIC regular interests corresponding to the Floating Rate Classes will evidence or constitute regular interests in, and will generally be treated as debt obligations of, a REMIC,

•	the certificates comprising any particular Floating Rate Class will represent undivided beneficial ownership interests in the grantor trust consisting of the corresponding REMIC regular interest, the related interest rate swap agreement and the applicable sub-account of the trustee’s floating rate account; and

•	each class of the series 2007-C3 REMIC residual certificates will evidence the sole class of residual interests in a REMIC.

For federal income tax purposes, the class X certificates will evidence multiple regular interests in a REMIC.

Discount and Premium; Prepayment Consideration

For federal income tax reporting purposes, the Class A-4B, Class A-MB, Class E, Class F and Class X Certificates will be issued with more than a de minimis amount of original issue discount, the Class A-J, Class B, Class C and Class D Certificates will be issued with a de minimis amount of original issue discount, and the other classes of offered certificates will not be issued with original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class X certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class X certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying base prospectus.

When determining the rate of accrual of market discount and premium, if any, with respect to the series 2007-C3 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the trust will be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Characterization of Investments in Offered Certificates

Except to the extent noted below, the offered certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a ‘‘domestic building and loan association’’ under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)	the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a ‘‘loan secured by an interest in real property’’ or a ‘‘real estate asset’’ and interest on that loan would not constitute ‘‘interest on obligations secured by real property’’ for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates’’ in the accompanying base prospectus.

Constructive Sales of Class X Certificates

Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

Prohibited Transactions Tax and Other Taxes

In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as ‘‘service’’ or ‘‘non-service’’ income. The ‘‘service’’ portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2007-C3 certificateholders.

See ‘‘The Series 2007-C3 Pooling and Servicing Agreement—REO Properties’’ in this prospectus supplement and ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Federal Income Tax Consequences—REMICs’’ in the accompanying base prospectus.

ERISA CONSIDERATIONS

If you are—

•	a fiduciary of a Plan, or

•	any other person investing ‘‘plan assets’’ of any Plan,

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a ‘‘prohibited transaction’’ or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See ‘‘ERISA Considerations’’ in the accompanying base prospectus.

If a Plan acquires a series 2007-C3 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See ‘‘ERISA Considerations—Plan Asset Regulations’’ in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered ‘‘plan assets’’ if less than 25% of the value of each class of equity interests is held by ‘‘benefit plan investors,’’ which include Plans, as well as entities holding ‘‘plan assets,’’ but this exception will be tested immediately after each acquisition of a series 2007-C3 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2007-C3 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2007-C3 certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust’s underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited Transaction Exemptions 2000-58, 2002-41 and 2007-05. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—

•	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

•	the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

•	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch, Moody’s, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.);

•	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

•	fourth, the following must be true—

1.	the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the series 2007-C3 pooling and servicing agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of S&P and Moody’s. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

The Underwriter Exemption also requires that the trust meet the following requirements:

•	the trust assets must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch, Moody’s, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) (each, an ‘‘Exemption Rating Agency’’) for at least one year prior to the Plan’s acquisition of an offered certificate; and

•	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an offered certificate.

We believe that these requirements have been satisfied as of the date of this prospectus supplement.

Under the Underwriter Exemption, the loan-to-value ratio or combined loan-to-value ratio of any loan held in the trust may not exceed 100% as of the Issue Date.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with—

•	the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, any provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

•	the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

•	the continued holding of an offered certificate by a Plan.

However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

•	the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

•	the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

•	the continued holding of offered certificates by a Plan.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of—

•	providing services to the Plan, or

•	having a specified relationship to this person,

solely as a result of the Plan’s ownership of offered certificates.

Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

•	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

•	the investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

The offered certificates will not be mortgage related securities for purposes of SMMEA. Furthermore, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates—

•	are legal investments for them, or

•	are subject to investment, capital or other restrictions.

See ‘‘Legal Investment’’ in the accompanying base prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed to purchase from us, and we have agreed to sell them, their respective allotments, in each case if any, of the offered certificates. Not every underwriter will have an obligation to acquire the offered certificates as set forth on the table below. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will approximately $2,551,215,000, plus accrued interest on all offered certificates from July 11, 2007. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about July 26, 2007, against payment for them in immediately available funds.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-AB	Class A-4	Class A-4B	Class A-1A
Lehman Brothers Inc.	$8,000,000	$320,000,000	$71,000,000	$21,700,000	$568,338,000	$100,000,000	$894,617,000
Citigroup Global Markets Inc.	0	0	0	0	0	0	0
Total	$8,000,000	$320,000,000	$71,000,000	$21,700,000	$568,338,000	$100,000,000	$894,617,000

Underwriter	Class A-M	Class A-MB	Class A-J	Class B	Class C	Class D
Lehman Brothers Inc.	$203,379,000	$100,000,000	$103,789,000	$32,338,000	$32,338,000	$28,295,000
Citigroup Global Markets Inc.	0	0	0	0	0	0
Total	$203,379,000	$100,000,000	$103,789,000	$32,338,000	$32,338,000	$28,295,000

Underwriter	Class E	Class F
Lehman Brothers Inc.	$24,254,000	$28,296,000
Citigroup Global Markets Inc.	0	0
Total	$24,254,000	$28,296,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

•	the receipt of various legal opinions; and

•	the satisfaction of various conditions, including that—

1.	no stop order suspending the effectiveness of our registration statement is in effect, and

2.	no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

Certain of the underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

Each of the underwriters has represented to and agreed with us that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented to and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of series 2007-C3 certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the series 2007-C3 certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series 2007-C3 certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of series 2007-C3 certificates to the public’’ in relation to any series 2007-C3 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2007-C3 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2007-C3 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriting agreement provides that we must indemnify the underwriters, and that under limited circumstances the underwriters must indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in various free writing prospectuses relating to the offered certificates, this prospectus supplement, the accompanying base prospectus or our registration statement.

We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See ‘‘Risk Factors—Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates’’ in the accompanying base prospectus.

With respect to this offering, Lehman Brothers Inc., one of our affiliates, is acting as lead manager and sole bookrunner and Citigroup Global Markets Inc. is acting as co-manager.

LEGAL MATTERS

Particular legal matters relating to the offered certificates will be passed upon for us by Thacher Proffitt & Wood LLP, New York, New York and for the underwriters by Thacher Proffitt & Wood LLP, New York, New York.

RATINGS

It is a condition to their issuance that the respective classes of offered certificates be rated as set forth in the table on page S-7 of this prospectus supplement.

The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the class X certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

The ratings on the respective classes of offered certificates do not represent any assessment of—

•	the tax attributes of the offered certificates or of the trust,

•	whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

•	the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

•	whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

•	whether and to what extent prepayment premiums, yield maintenance charges, or Default Interest will be received, and

•	the yield to maturity that investors may experience.

Also, a security rating does not represent any assessment of the possibility that the holders of the class X certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class X certificates receive only a single month’s interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class X certificates. The ratings of the class X certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody’s.

See ‘‘Rating’’ in the accompanying base prospectus.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement.

‘‘110 William Street Borrower’’ means the borrower under the 110 William Street Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 110 William Street Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘110 William Street Mortgage Loan’’ means the underlying mortgage loan secured by the 110 William Street Mortgaged Property.

‘‘110 William Street Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 110 William Street.

‘‘237 Park Avenue Borrower’’ means the borrower under the 237 Park Avenue Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 237 Park Avenue Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘237 Park Avenue Co-Lender Agreement’’ means the Co-Lender Agreement for the 237 Park Avenue Loan Combination.

‘‘237 Park Avenue Bridge Mezzanine Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 237 Park Avenue Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

‘‘237 Park Avenue Loan Combination’’ means, together, the 237 Park Avenue Mortgage Loan and the 237 Park Avenue Subordinate Non-Trust Loan.

‘‘237 Park Avenue Mezzanine Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The 237 Park Avenue Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

‘‘237 Park Avenue Senior Mezzanine Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 237 Park Avenue Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

‘‘237 Park Avenue Mortgage Loan’’ means the underlying mortgage loan secured by the 237 Park Avenue Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘237 Park Avenue Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 237 Park Avenue.

‘‘237 Park Avenue Subordinate Mezzanine Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 237 Park Avenue Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

‘‘237 Park Avenue Subordinate Non-Trust Loan’’ means the Non-Trust Loan secured by the 237 Park Avenue Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘300 West 6th Street Borrower’’ means the borrower under the 300 West 6th Street Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 300 West 6th Street Mortgage Loan— The Borrower and Sponsor’’ in this prospectus supplement.

‘‘300 West 6th Street Mortgage Loan’’ means the mortgage loan secured by the 300 West 6th Street Mortgaged Property.

‘‘300 West 6th Street Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 300 West 6th Street.

‘‘30/360 Basis’’ means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

‘‘701 Gateway Mortgage Loan’’ means the underlying mortgage loan secured by the 701 Gateway Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘701 Gateway Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 701 Gateway.

‘‘A/B Loan Combination’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement.

‘‘Actual/360 Basis’’ means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

‘‘Additional Trust Fund Expense’’ means an expense of the trust that—

•	arises out of a default on a mortgage loan or an otherwise unanticipated event,

•	is not required to be paid by any party to the series 2007-C3 pooling and servicing agreement,

•	is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

•	is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Non-Trust Loan, and

•	causes a shortfall in the payments of interest or principal on any class of series 2007-C3 certificates.

We provide some examples of Additional Trust Fund Expenses under ‘‘Description of the Offered Certificates— Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

‘‘Administrative Cost Rate’’ means, with respect to each mortgage loan in the trust, the sum of—

•	the per annum rate at which the related master servicing fee (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 2007-C3 pooling and servicing agreement, and

•	the per annum rate at which the monthly trustee fee is calculated under the series 2007-C3 pooling and servicing agreement.

‘‘ADR’’ means average daily rate.

‘‘Appraisal Reduction Amount’’ means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of ‘‘x’’ over ‘‘y’’ where—

•	‘‘x’’ is equal to the sum of:

1.	the Stated Principal Balance of the mortgage loan;

2.	to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

3.	all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

4.	all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances as permitted under the series 2007-C3 pooling and servicing agreement;

5.	any other unpaid items that could become Additional Trust Fund Expenses in respect of the mortgage loan; and

6.	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

•	‘‘y’’ is equal to the sum of:

1.	the excess, if any, of—

(a)	90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer, acting in accordance with the Servicing Standard, based on its review of the related appraisal and other relevant information), over

(b)	the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

2.	the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that—

(a)	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

(b)	are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the 12-month period following the date of determination, and

(c)	may be used to reduce the principal balance of the mortgage loan; and

3.	the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for purposes of paying down the principal balance of the mortgage loan.

If, however, with respect to any mortgage loan in the trust—

•	an Appraisal Trigger Event occurs,

•	no appraisal or other valuation estimate, as described under ‘‘The Series 2007-C3 Pooling and Servicing Agreement —Required Appraisals,’’ is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

•	either—

1.	no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

2.	there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that would, in the special servicer’s judgment, materially affect the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

Each Appraisal Reduction Amount for a mortgage loan in the trust will be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal Trigger Event has occurred during the preceding three-month period; and no Appraisal Reduction Amount will exist as to any such mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount.

Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated among the mortgage loans in that Loan Combination as follows—

•	with respect to each Pari Passu Loan Combination, any resulting Appraisal Reduction Amount will be allocated, on a pro rata basis by balance, between the underlying mortgage loan and the Pari-Passu Non-Trust Loan(s) in the subject Loan Combination; and

•	with respect to each Senior/Subordinate Loan Combination, any resulting Appraisal Reduction Amount will be allocated, first, to the related Subordinate Non-Trust Loan(s), up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the subject Subordinate Non-Trust Loan(s), and then, on a pro rata basis by balance, between the underlying mortgage loan and any Pari-Passu Non-Trust Loan(s) in the subject Loan Combination.

‘‘Appraisal Trigger Event’’ means, with respect to any mortgage loan in the trust or any Non-Trust Loan, any of the following events:

•	the mortgage loan has been modified by the special servicer in a manner that—

1.	affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

2.	except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

3.	in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due on the mortgage loan;

•	the mortgage loan is delinquent—

1.	except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

2.	solely in the case of a balloon payment, if any, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

•	a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

•	the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•	the mortgaged real property securing the mortgage loan becomes an REO Property; or

•	the mortgage loan remains outstanding five years after any extension of its maturity.

‘‘Autumn Chase Loan Combination’’ means, together, the Autumn Chase Mortgage Loan and the Autumn Chase Non-Trust Loan.

‘‘Autumn Chase Mortgage Loan’’ means the underlying mortgage loan secured by the Autumn Chase Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘Autumn Chase Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Autumn Chase.

‘‘Autumn Chase Subordinate Non-Trust Loan’’ means the Non-Trust Loan secured by the Autumn Chase Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘Available P&I Funds’’ means the total amount available to make payments of interest and principal on the series 2007-C3 certificates on each distribution date. The Available P&I Funds are more particularly described under ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Accounts—Collection Account—Withdrawals’’ in this prospectus supplement.

‘‘Balloon Balance’’ has the same meaning as ‘‘Maturity Balance.’’

‘‘Balloon Loan’’ means any mortgage loan in the trust that by its original terms or by virtue of any modification entered into as of the Issue Date provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

‘‘Bay Colony Corporate Center Borrower’’ means the borrower under the Bay Colony Corporate Center Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Bay Colony Corporate Center Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Bay Colony Corporate Center Mezzanine Borrowers’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Bay Colony Corporate Center Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

‘‘Bay Colony Corporate Center Mezzanine Loans’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Bay Colony Corporate Center Mortgage Loan— Mezzanine Financing’’ in this prospectus supplement.

‘‘Bay Colony Corporate Center Mortgage Loan’’ means the underlying mortgage loan secured by the Bay Colony Corporate Center Mortgaged Property.

‘‘Bay Colony Corporate Center Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Bay Colony Corporate Center.

‘‘Bay Colony Corporate Center Senior Mezzanine Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Bay Colony Corporate Center Mortgage Loan— Mezzanine Financing’’ in this prospectus supplement.

‘‘Bay Colony Corporate Center Subordinate Bridge Mezzanine Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Bay Colony Corporate Center Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

‘‘Bethany Phoenix Portfolio I Borrower’’ means the borrower under the Bethany Phoenix Portfolio I Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Bethany Phoenix Portfolio I Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Bethany Phoenix Portfolio I Junior Mezzanine Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Bethany Phoenix Portfolio I Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

‘‘Bethany Phoenix Portfolio I Mortgage Loan’’ means the underlying mortgage loan secured by the Bethany Phoenix Portfolio I Mortgaged Properties.

‘‘Bethany Phoenix Portfolio I Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Bethany Phoenix Portfolio I.

‘‘Bethany Phoenix Portfolio I Senior Mezzanine Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Bethany Phoenix Portfolio I Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

‘‘Capistrano Pointe Loan Combination’’ means, together, the Capistrano Pointe Mortgage Loan and the Capistrano Pointe Subordinate Non-Trust Loan.

‘‘Capistrano Pointe Mortgage Loan’’ means the underlying mortgage loan secured by the Capistrano Pointe Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘Capistrano Pointe Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Capistrano Pointe.

‘‘Capistrano Pointe Subordinate Non-Trust Loan’’ means the Non-Trust Loan secured by the Capistrano Pointe Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘Capital Imp. Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

‘‘CBE’’ means corporate bond equivalent.

‘‘CERCLA’’ means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

‘‘Class A-AB Planned Principal Balance’’ means, for any distribution date, the scheduled principal balance for the class A-AB certificates specified for that distribution date on Annex E to this prospectus supplement. However, there can be no assurance that the total principal balance of the class A-AB certificates on any distribution date will be equal to—and, furthermore, following retirement of the class A-1, A-2, A-2FL and A-3 certificates, there can be no assurance that the total principal balance of the class A-AB certificates will not be less than—the scheduled principal balance that is specified for such distribution date on Annex E to this prospectus supplement.

‘‘Class A Senior Principal Payment Cross-Over Date’’ means the first distribution date as of the commencement of business on which—

•	the class A-1, A-2, A-2FL, A-3, A-AB, A-4, A-4B, A-4FL and A-1A certificates, or any two or more of those classes, remain outstanding, and

•	the total principal balance of the class A-M, A-MB, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under ‘‘Description of the Offered Certificates— Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

‘‘Class X Component’’ has the meaning assigned thereto under ‘‘Description of the Certificates—Payments— Calculation of Pass-Through Rates’’ in this prospectus supplement.

‘‘Clearstream’’ means Clearstream Banking Luxembourg.

‘‘CMSA’’ means the Commercial Mortgage Securities Association.

‘‘Co-Lender Agreement’’ means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the promissory notes that evidence the subject Loan Combination, and that is described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement.

‘‘Condemnation Proceeds’’ means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘CPI’’ means consumer price index.

‘‘CPR’’ means an assumed constant prepayment rate each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

‘‘Cut-off Date Loan-to-Value Ratio,’’ ‘‘Cut-off Date LTV Ratio’’ and ‘‘Cut-off Date LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than the any underlying mortgage loan that is part of a Loan Combination), the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this prospectus supplement, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan); and

•	with respect to any underlying mortgage loan that is part of a Loan Combination, the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this prospectus supplement, together with the cut-off date principal balance of any related Pari-Passu Non-Trust Loan(s), to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement.

‘‘Cut-off Date U/W NCF DSCR’’ means, with respect to any mortgage loan in the trust, the U/W NCF DSCR, except that for any underlying mortgage loan that provides for payments of interest only for a specified period ending prior to the maturity date, Cut-off Date U/W NCF DSCR is equal to the Net Cash Flow for the related mortgaged real property, divided by the sum of the actual interest-only payments (calculated in accordance with the related loan documents) that would accrue in respect of that underlying mortgage loan (or, in the case of an underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, that would accrue in respect of that underlying mortgage loan and the related Pari Passu Non-Trust Loan(s)) during the 12-month period following the cut-off date based on the related cut-off date principal balance and mortgage interest rate.

‘‘D(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

‘‘Default Interest’’ means any interest that—

•	accrues on a defaulted mortgage loan solely by reason of the subject default, and

•	is in excess of all interest accrued on the subject mortgage loan at the related mortgage interest rate.

‘‘Discount Rate’’ means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the ‘‘Yield Maintenance Treasury Rate’’ when compounded semi-annually. The ‘‘Yield Maintenance Treasury Rate’’ means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date of the relevant prepaid mortgage loan. If Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

‘‘DSCR’’ means debt service coverage ratio.

‘‘Effective Gross Income,’’ ‘‘EGI’’ and ‘‘ U/W EGI’’ each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	allowances for vacancies, concessions and credit losses.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were generally determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of EGI.

In determining the ‘‘revenue’’ component of EGI for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of EGI for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual effective gross income for a mortgaged property may be less than the EGI presented with respect to that property in this prospectus supplement.

For more detailed information regarding the EGI with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘Euroclear’’ means The Euroclear System.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Exemption-Favored Party’’ means any of—

•	Lehman Brothers Inc.,

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

•	any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

‘‘FedEx Boise Loan Combination’’ means, together, the FedEx Boise Mortgage Loan and the FedEx Boise Subordinate Non-Trust Loan.

‘‘FedEx Boise Mortgage Loan’’ means the underlying mortgage loan secured by the FedEx Boise Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘FedEx Boise Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as FedEx Boise Loan Combination.

‘‘FedEx Boise Subordinate Non-Trust Loan’’ means the Non-Trust Loan secured by the FedEx Boise Loan Combination Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘FF&E’’ means furniture, fixtures and equipment.

‘‘Fitch’’ means Fitch, Inc.

‘‘Floating Rate Certificates’’ means, collectively, the class A-2FL, A-4FL, A-MFL and A-JFL certificates.

‘‘Floating Rate Class’’ means a class of Floating Rate Certificates.

‘‘Frost Bank Tower Loan Combination’’ means, together, the Frost Bank Tower Mortgage Loan and the Frost Bank Tower Subordinate Non-Trust Loan.

‘‘Frost Bank Tower Mortgage Loan’’ means the underlying mortgage loan secured by the Frost Bank Tower Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘Frost Bank Tower Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Frost Bank Tower.

‘‘Frost Bank Tower Subordinate Non-Trust Loan’’ means the Non-Trust Loan secured by the Frost Bank Tower Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘FSMA’’ means the Financial Services and Markets Act 2000.

‘‘GAAP’’ means generally accepted accounting principles in the United States of America.

‘‘GLA’’ means gross leasable area.

‘‘Government Securities’’ means government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

‘‘Hillsborough Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Larken Portfolio Mortgage Loans—The Mortgage Loan’’ in this prospectus supplement.

‘‘Initial Loan Group 1 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group 1, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Loan Group 2 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group 2, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Mortgage Pool Balance’’ means the aggregate principal balance, as of the cut-off date, of the mortgage loans that are included in the trust, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Insurance Proceeds’’ means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘International Residence Loan Combination’’ means, together, the International Residence Mortgage Loan and the International Residence Subordinate Non-Trust Loan.

‘‘International Residence Mortgage Loan’’ means the underlying mortgage loan secured by the International Residence Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘International Residence Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as International Residence.

‘‘International Residence Subordinate Non-Trust Loan’’ means the Non-Trust Loan secured by the International Residence Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Issue Date’’ means the date of initial issuance for the series 2007-C3 certificates, which will be on or about July 26, 2007.

‘‘Larken Portfolio Borrowers’’ means the borrowers under the Larken Portfolio Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Larken Portfolio Mortgage Loans—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Larken Portfolio Mortgage Loans’’ means the underlying mortgage loans secured by the Larken Portfolio Mortgaged Properties.

‘‘Larken Portfolio Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Larken Portfolio.

‘‘LaSalle’’ means LaSalle Bank National Association.

‘‘LBHI’’ means Lehman Brothers Holdings Inc.

‘‘Lease Termination Payments’’ means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

‘‘Lehman,’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means LBHI or any affiliate of LBHI.

‘‘Liquidation Proceeds’’ means, in general, all cash proceeds received and retained by the trust in connection with—

•	the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

•	the repurchase of any mortgage loan or any portion thereof by us or the applicable mortgage loan seller, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement;

•	the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Fair Value Option’’ in this prospectus supplement;

•	the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2007-C3 controlling class or the master servicer, as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by a related Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

•	the sale of an REO Property.

‘‘Loan Combination’’ means each of the ‘‘Loan Combinations’’ described, and identified in the chart, under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement.

‘‘Loan Combination Controlling Party’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement.

‘‘Loan Group 1’’ means the group of mortgage loans designated as such and described under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

‘‘Loan Group 2’’ means the group of mortgage loans designated as such and described under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

‘‘Loan per Bed’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a healthcare property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this prospectus supplement (or, in the case of any underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, the total cut-off date principal balance of that mortgage loan and the related Pari Passu Non-Trust Loan(s)), divided by the number of beds at or in the related mortgaged real property.

‘‘Loan per SF,’’ ‘‘Loan per Sq. Ft.’’ and ‘‘Loan per Square Foot’’ each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this prospectus supplement (or, in the case of any underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, the total cut-off date principal balance of that mortgage loan and the related Pari Passu Non-Trust Loan(s)), divided by the net rentable square foot area of the related mortgaged real property.

‘‘Loan per Unit’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this prospectus supplement (or, in the case of any underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, the total cut-off date principal balance of that mortgage loan and the related Pari Passu Non-Trust Loan(s)), divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property.

‘‘LOC’’ means letter of credit.

‘‘L(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

‘‘Master Servicer Remittance Amount’’ has the meaning assigned to that term under ‘‘The Series 2007-C3 Pooling and Servicing Agreement—Accounts—Custodial Account—Withdrawals’’ in this prospectus supplement.

‘‘Material Breach’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this prospectus supplement.

‘‘Material Document Omission’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool— Assignment of the Underlying Mortgage Loans’’ in this prospectus supplement.

‘‘Maturity Balance’’ means, with respect to any mortgage loan in the trust, the expected balance of the subject mortgage loan on its maturity date, calculated based on the assumption that there are no prepayments of principal or defaults, and otherwise based on the Modeling Assumptions.

‘‘Maturity Date Loan-to-Value Ratio,’’ ‘‘Maturity Date LTV,’’ ‘‘Maturity LTV Ratio’’ and ‘‘Scheduled Maturity LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than any underlying mortgage loan that is part of a Loan Combination), the ratio, expressed as a percentage, of—

1.	the Maturity Balance of the subject underlying mortgage loan, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan); and

•	with respect to any underlying mortgage loan that is part of a Loan Combination, the ratio, expressed as a percentage, of—

1.	the expected total balance of the subject underlying mortgage loan and the related Pari Passu Non-Trust Loan(s) on their stated maturity date, assuming no prepayments of principal or defaults, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement.

‘‘Midland’’ means Midland Loan Services, Inc.

‘‘Modeling Assumptions’’ means, collectively, the following assumptions regarding the series 2007-C3 certificates and the mortgage loans in the trust:

•	the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance and the Initial Loan Group 2 Balance are as set forth under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement;

•	the initial total principal balance or notional amount, as the case may be, of each class of series 2007-C3 certificates and the REMIC regular interest corresponding to each Floating Rate Class is as described in this prospectus supplement;

•	there are no delinquencies or losses with respect to the mortgage loans;

•	there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

•	there are no Appraisal Reduction Amounts with respect to the mortgage loans;

•	there are no casualties or condemnations affecting the corresponding mortgaged real properties;

•	each of the mortgage loans provides for monthly payments which are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360 Basis, as applicable;

•	all prepayments on the mortgage loans are assumed to be accompanied by a full month’s interest;

•	there are no breaches of our representations and warranties regarding the mortgage loans;

•	no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan’s prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

•	except as otherwise expressly assumed in any of the other bullets in this definition, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

•	no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under ‘‘Description of the Offered Certificates—Termination;’’

•	there are no Material Breaches or Material Document Omissions with respect to the underlying mortgage loans;

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

•	there are no Additional Trust Fund Expenses;

•	payments on the offered certificates are made on the 15th day of each month, commencing in August 2007; and

•	the offered certificates are settled on July 26, 2007.

For purposes of the Modeling Assumptions, a ‘‘prepayment consideration period’’ is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage—which may decline over time—of the principal amount prepaid or (c) some combination of (a) and (b).

‘‘Monarch Coast Borrower’’ means the borrower under the Monarch Coast Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Monarch Coast Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Monarch Coast Co-Lender Agreement’’ means the Co-Lender Agreement for the Monarch Coast Loan Combination.

‘‘Monarch Coast Loan Combination’’ means, together, the Monarch Coast Mortgage Loan and the Monarch Coast Subordinate Non-Trust Loan.

‘‘Monarch Coast Mortgage Loan’’ means the underlying mortgage loan secured by the Monarch Coast Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘Monarch Coast Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Monarch Coast.

‘‘Monarch Coast Subordinate Non-Trust Loan’’ means the Non-Trust Loan secured by the Monarch Coast Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘Moody’s’’ means Moody’s Investors Service, Inc.

‘‘Mortgage Loan Seller’’ means, individually and collectively, LBHI and each of our other affiliates, if any, that transferred mortgage loans to us for inclusion in the trust.

‘‘N/A’’ and ‘‘NAP’’ mean that, with respect to a particular category of data, the data is not applicable.

‘‘NAV’’ means that, with respect to a particular category of data, the data is not available.

‘‘Net Aggregate Prepayment Interest Shortfall’’ means, with respect to any distribution date, the excess, if any, of—

•	the total Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

•	the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

‘‘Net Cash Flow,’’ ‘‘U/W Net Cash Flow’’ and ‘‘U/W NCF’’ each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	the total of the following items—

(a)	allowances for vacancies and credit losses,

(b)	operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

(c)	fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

(d)	replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

Net Cash Flow can also be expressed as (a) Effective Gross Income minus (b) Total Expenses and underwritten replacement reserves and tenant improvements and leasing commissions.

Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

•	rolling 12-month operating statements;

•	applicable year-to-date financial statements, if available;

•	full year budgeted financial statements, if available;

•	except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls that were current as of a date not earlier than eight months prior to the respective date of origination; and

•	in the case of single tenant properties, the payments due under the related lease.

In the case of the underlying mortgage loans described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement and a few other underlying mortgage loans, some of the above described items were reviewed by an accountant under a set of agreed upon procedures. Except as described in the prior sentence, however, these items were not audited or otherwise confirmed by an independent party.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Net Cash Flow and U/W Net Cash Flow.

In determining the ‘‘revenue’’ component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of Net Cash Flow, U/W Net Cash Flow and U/W NCF for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. Actual annual Net Cash Flow for a mortgaged property may be less than the U/W Net Cash Flow presented with respect to that property in this prospectus supplement.

In determining the ‘‘expense’’ component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

•	property management fees were generally assumed to be 1.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000; and

•	in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures.

Annual replacement reserves are—

(a)	in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area and may be zero;

(b)	in the case of multifamily rental apartments, generally not less than $200 or not more than approximately $300 per residential unit per year, depending on the condition of the property any may be zero;

(c)	in the case of mobile home park properties, generally $50 per pad per year; and

(d)	in the case of hospitality properties, generally 4%, inclusive of gross revenues.

In some instances, the related originator (where it deemed appropriate) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing ‘‘Net Cash Flow.’’

For more detailed information regarding the Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

Net Cash Flow will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘Net Mortgage Pass-Through Rate’’ means:

•	in the case of each underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to—

1.	the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

minus

2.	the related Administrative Cost Rate; and

•	in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date (as such mortgage interest rate may step up or step down in accordance with the related loan documents solely in the case of the Bethany Colorado Portfolio Mortgage Loan, the Westshore Cover Mortgage Loan and the Sunset Village Apartments Mortgage Loan), and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the related Administrative Cost Rate.

Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition, will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee’s collection account to the trustee’s interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee’s interest reserve account to the trustee’s collection account during that month.

‘‘Net Operating Income,’’ ‘‘U/W Net Operating Income’’ and ‘‘U/W NOI’’ each means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

•	the U/W Net Cash Flow for that mortgaged real property;

plus

•	underwritten replacement reserves and tenant improvements and leasing commissions.

Net Operating Income can also be expressed as Effective Gross Income minus Total Expenses.

Net Operating Income will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘Non-Trust Loan’’ means any mortgage loan that is part of a Loan Combination but is not included in the trust.

‘‘Non-Trust Loan Noteholder’’ means the holder of a promissory note for a Non-Trust Loan.

‘‘Non-Trust Loan Securities’’ means any securities backed by a Non-Trust Loan.

‘‘NR’’ means not rated.

‘‘O(z)’’ means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

‘‘Occupancy Percentage’’ or ‘‘Occupancy Rate’’ means:

•	in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

•	in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

•	in the case of healthcare properties, the percentage of available beds occupied as of the date of determination; and

•	in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

•	in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.

Occupancy Percentage or Occupancy Rate with respect to an underlying mortgage loan secured by multiple mortgaged real properties reflects the weighted average occupancy of those mortgaged real properties based upon the portion of such mortgage loan allocated to each related mortgaged real property.

In the case of some of the underlying mortgage loans, the calculation of Occupancy Percentage or Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

For more detailed information regarding Occupancy Percentages and Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘One American Center Loan Combination’’ means, together, the One American Center Mortgage Loan and the One American Center Subordinate Non-Trust Loan.

‘‘One American Center Mortgage Loan’’ means the underlying mortgage loan secured by the One American Center Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘One American Center Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as One American Center.

‘‘One American Center Subordinate Non-Trust Loan’’ means the Non-Trust Loan secured by the One American Center Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘One Congress Plaza Loan Combination’’ means, together, the One Congress Plaza Mortgage Loan and the One Congress Plaza Subordinate Non-Trust Loan.

‘‘One Congress Plaza Mortgage Loan’’ means the underlying mortgage loan secured by the One Congress Plaza Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘One Congress Plaza Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as One Congress Plaza.

‘‘One Congress Plaza Subordinate Non-Trust Loan’’ means the Non-Trust Loan secured by the One Congress Plaza Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘One Orlando Center Borrower’’ means the borrower under the One Orlando Center Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Orlando Center Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘One Orlando Center Mortgage Loan’’ means the underlying mortgage loan secured by the One Orlando Center Mortgaged Property.

‘‘One Orlando Center Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as One Orlando Center.

‘‘Original Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

‘‘Original Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

‘‘Original Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months from origination to maturity.

‘‘Other Secured Debt’’ means debt that is secured by the related mortgaged real property or by direct or indirect interests in the borrower of the related underlying mortgage loan.

‘‘P&I’’ means principal and/or interest.

‘‘Pari Passu Loan Combination’’ means a Loan Combination that consists solely of an underlying mortgage loan and one or more Pari Passu Non-Trust Loans. None of the Loan Combinations related to the series 2007-C3 securitization transaction are Pari Passu Non-Trust Loans.

‘‘Pari Passu Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement. None of the Non-Trust Loans related to the series 2007-C3 securitization transaction are Pari Passu Non-Trust Loans.

‘‘Party in Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of the Internal Revenue Code.

‘‘Permitted Encumbrances’’ means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

•	liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

•	covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender’s title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

•	the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

•	condominium declarations of record and identified in the related lender’s title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment), and

•	if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized.

‘‘Permitted Investments’’ means U.S. government securities and other investment grade obligations specified in the series 2007-C3 pooling and servicing agreement.

‘‘Plan’’ means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA, as modified by Section 3(42) of ERISA.

‘‘Prepayment Interest Excess’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest included in that interest collection.

‘‘Prepayment Interest Shortfall’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest.

‘‘Prepayment Provisions’’ means, with respect to any underlying mortgage loan, the type and duration of any indicated prepayment provision. The number in any parenthetical reflects the number of calendar months in the applicable period during which the subject prepayment provision is in effect, with any partial calendar month being calculated as a full calendar month, commencing with the calendar month in which the origination date occurred and ending in the calendar month in which the prepayment period terminates. For example, an underlying mortgage loan that was originated on June 17, 2007 and is in a lockout period through June 16, 2008 has a total lockout period consisting of 13 months.

‘‘PTCE’’ means prohibited transaction class exemption.

‘‘PTE’’ means prohibited transaction exemption.

‘‘Realized Losses’’ mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

‘‘Recovered Amount’’ has the meaning assigned to that term under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ in this prospectus supplement.

‘‘Relevant Implementation Date’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this prospectus supplement.

‘‘Relevant Member State’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this prospectus supplement.

‘‘Remaining Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

‘‘Remaining Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

‘‘Remaining Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months remaining to maturity.

‘‘REMIC’’ means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

‘‘REO Property’’ means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

‘‘Replacement Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

‘‘Restricted Group’’ means, collectively—

1.	the trustee,

2.	the Exemption-Favored Parties,

3.	us,

4.	the master servicer,

5.	the special servicer,

6.	any sub-servicers,

7.	a mortgage loan seller,

8.	each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

9.	any and all affiliates of any of the aforementioned persons.

‘‘REVPAR’’ means, with respect to any hospitality property, revenues per available room.

‘‘Rosslyn Portfolio Borrowers’’ means the borrowers under the Rosslyn Portfolio Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Rosslyn Portfolio Mortgage Loan— The Borrowers and Sponsor’’ in this prospectus supplement.

‘‘Rosslyn Portfolio Co-Lender Agreement’’ means the Co-Lender Agreement for the Rosslyn Portfolio Loan Combination.

‘‘Rosslyn Portfolio Loan Combination’’ means, together, the Rosslyn Portfolio Mortgage Loan and the Rosslyn Portfolio Subordinate Non-Trust Loan.

‘‘Rosslyn Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Rosslyn Portfolio Mortgaged Properties, which portfolio of mortgage loans is evidenced by a promissory note designated as note A.

‘‘Rosslyn Portfolio Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Rosslyn Portfolio.

‘‘Rosslyn Portfolio Subordinate Non-Trust Loan’’ means the Non-Trust Loan secured by the Rosslyn Portfolio Mortgaged Properties, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘S&P’’ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘San Jacinto Center Loan Combination’’ means, together, the San Jacinto Center Mortgage Loan and the San Jacinto Center Non-Trust Loan.

‘‘San Jacinto Center Mortgage Loan’’ means the underlying mortgage loan secured by the San Jacinto Center Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘San Jacinto Center Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as San Jacinto Center.

‘‘San Jacinto Center Subordinate Non-Trust Loan’’ means the Non-Trust Loan secured by the San Jacinto Center Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘SBS Tower Loan Combination’’ means, together, the SBS Tower Mortgage Loan and the SBS Tower Non-Trust Loan.

‘‘SBS Tower Mortgage Loan’’ means the underlying mortgage loan secured by the SBS Tower Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘SBS Tower Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as SBS Tower.

‘‘SBS Tower Subordinate Non-Trust Loan’’ means the Non-Trust Loan secured by the SBS Tower Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended.

‘‘Senior/Subordinate Loan Combination’’ means a Loan Combination that consists of an underlying mortgage loan and one or more Subordinate Non-Trust Loans and may include one or more a Pari Passu Non-Trust Loans.

‘‘Servicing File’’ means, in general, with respect to each underlying mortgage loan, to the extent obtained in connection with such underlying mortgage loan, the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, reserve agreements, organizational documentation for the related borrower, the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates or insurance review reports, leases for tenants representing 10% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements, rent roll, property operating statement and financial statements for the related guarantor or indemnitor, cash management or lockbox agreement and zoning letters or zoning reports.

‘‘Servicing Standard’’ means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series 2007-C3 certificateholders (or, with respect to a Loan Combination, for the benefit of the series 2007-C3 certificateholders and the related Non-Trust Loan Noteholder(s)), those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 2007-C3 pooling and servicing agreement:

•	in accordance with the higher of the following standards of care—

1.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

2.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2007-C3 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

•	with a view to—

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

2.	in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series 2007-C3 certificateholders (as a collective whole) (or, if a Loan Combination is involved, with a view to the maximization of recovery on the subject Loan Combination to the series 2007-C3 certificateholders and the related Non-Trust Loan Noteholder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

1.	any relationship, including as lender on any other debt (including mezzanine debt or a Non-Trust Loan), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2007-C3 pooling and servicing agreement,

2.	the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2007-C3 certificate or any interest in a Non-Trust Loan,

3.	the obligation of the master servicer or the special servicer, as the case may be, to make advances,

4.	the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2007-C3 pooling and servicing agreement generally or with respect to any particular transaction, and

5.	the ownership, servicing or management for others of any mortgage loan or real property not subject to the series 2007-C3 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

‘‘Servicing Transfer Event’’ means, with respect to any mortgage loan being serviced under the series 2007-C3 pooling and servicing agreement, any of the following events:

1.	the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2007-C3 controlling class representative) determines that it will continue, unremedied (without regard to any grace period)—

(a)	except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

(b)	solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur)

2.	a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined (subject to any required consent of the series 2007-C3 controlling class representative or the related Loan Combination Controlling Party, in each case if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that the master servicer or the special servicer has determined, in accordance with the Servicing Standard, materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2007-C3 certificateholders or, in the case of a Non-Trust Loan, the interests of the related Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2007-C3 certificateholders or, in the case of a Non-Trust Loan, the interests of the related Non-Trust Loan Noteholder;

3.	the master servicer determines, or the special servicer (with the consent of the series 2007-C3 controlling class representative) determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2007-C3 certificateholders or, in the case of a Non-Trust Loan, the interests of the related Non-Trust Loan Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

4.	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

5.	the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

A Servicing Transfer Event will cease to exist, if and when:

•	with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

•	with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

•	with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

•	with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination, provided that, if a Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event has occurred with respect thereto.

‘‘SF’’ means square feet.

‘‘Shadow’’ means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

‘‘Shadow Rating’’ means that it has been confirmed to us by S&P and Moody’s that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘Stated Principal Balance’’ means, for each mortgage loan in the trust, an amount that:

•	will initially equal its cut-off date principal balance; and

•	will be permanently reduced on each distribution date, to not less than zero, by—

1.	that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any reduction in, or addition to, that Total Principal Distribution Amount as a result of the reimbursement of nonrecoverable advances or the collection of Recovered Amounts as described under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ in this prospectus supplement),

2.	the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

However, the ‘‘Stated Principal Balance’’ of an underlying mortgage loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

‘‘Subordinate Non-Trust Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement.

‘‘Subordinate Non-Trust Loan Noteholder’’ means the holder of the promissory note evidencing a Subordinate Non-Trust Loan.

‘‘TI/LC’’ means tenant improvements and leasing commissions.

‘‘TI/LC Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

‘‘Total Expenses’’ and ‘‘U/W Total Expenses’’ each means, for any mortgaged real property securing a mortgage loan in the trust, all operating expenses associated with that property, including utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and ground lease payments.

In determining ‘‘Total Expenses’’ for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used; and

•	property management fees were generally assumed to be 1.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact be consistent with actual property performance. Actual annual total expenses for a mortgaged property may be more than the Total Expenses presented with respect to that property in this prospectus supplement.

For more detailed information regarding the Total Expenses with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Total Principal Distribution Amount’’ has the meaning assigned to that term under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ in this prospectus supplement.

‘‘Trabuco Highlands Loan Combination’’ means, together, the Trabuco Highlands Mortgage Loan and the Trabuco Highlands Subordinate Non-Trust Loan.

‘‘Trabuco Highlands Mortgage Loan’’ means the underlying mortgage loan secured by the Trabuco Highlands Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘Trabuco Highlands Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Trabuco Highlands.

‘‘Trabuco Highlands Subordinate Non-Trust Loan’’ means the Non-Trust Loan secured by the Trabuco Highlands Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘TRIA’’ means the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005.

‘‘Type I A/B Loan Combination’’ means each Loan Combination designated as such in the chart under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement.

‘‘Type II A/B Loan Combination’’ means each Loan Combination designated as such in the chart under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement.

‘‘Type III A/B Loan Combination’’ means each Loan Combination designated as such in the chart under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement.

‘‘Type IV A/B Loan Combination’’ means each Loan Combination designated as such in the chart under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement.

‘‘Underwriter Exemption’’ means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58, Prohibited Transaction Exemption 2002-41 and Prohibited Transaction Exemption 2007-05, as described under ‘‘ERISA Considerations’’ in this prospectus supplement.

‘‘Underwriting Reserves’’ means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

‘‘Underwritten Debt Service Coverage Ratio,’’ ‘‘DSCR Net Cash Flow’’ and ‘‘U/W NCF DSCR’’ each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of—

•	the Net Cash Flow for the related mortgaged real property or properties (without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

•	twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an initial interest-only period, on the first due date after the commencement of the scheduled amortization.

Notwithstanding the foregoing, the calculation of Underwritten Debt Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

•	with respect to any underlying mortgage loan that is part of a Loan Combination that also includes one or more Pari Passu Non-Trust Loans, the amount described in the second bullet of the preceding paragraph is based on monthly debt service payments for the subject underlying mortgage loan and the related Pari Passu Pari Passu Non-Trust Loan(s) (see ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement);

•	in the case of any underlying mortgage loan that provides for payments of interest only until the related stated maturity date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan during the 12-month period following the cut-off date; and

•	in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

Unless the context clearly indicates otherwise, the Underwritten Debt Service Coverage Ratio for an underlying mortgage loan that is part of a Loan Combination does not take into account any related Subordinate Non-Trust Loan.

In the case of some of the underlying mortgage loans, the calculation of Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this prospectus supplement.

For more detailed information regarding the Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘United States Person’’ means—

•	a citizen or resident of the United States,

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

‘‘University Mall Borrower’’ means the borrower under the University Mall Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The University Mall Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘University Mall Mortgage Loan’’ means the underlying mortgage loan secured by the University Mall Mortgaged Property.

‘‘University Mall Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as University Mall.

‘‘U/W EGI’’ has the same meaning as Effective Gross Income.

‘‘U/W NCF’’ has the same meaning as Net Cash Flow.

‘‘U/W NCF DSCR’’ has the same meaning as Underwritten Debt Service Coverage Ratio.

‘‘U/W Net Cash Flow’’ has the same meaning as Net Cash Flow.

‘‘U/W Net Operating Income’’ has the same meaning as Net Operating Income.

‘‘U/W NOI’’ has the same meaning as Net Operating Income.

‘‘U/W Total Expenses’’ has the same meaning as Total Expenses.

‘‘Villa Tierra Loan Combination’’ means, together, the Villa Tierra Mortgage Loan and the Villa Tierra Subordinate Non-Trust Loan.

‘‘Villa Tierra Mortgage Loan’’ means the underlying mortgage loan secured by the Villa Tierra Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘Villa Tierra Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Villa Tierra.

‘‘Villa Tierra Subordinate Non-Trust Loan’’ means the Non-Trust Loan secured by the Villa Tierra Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘Vineyards Loan Combination’’ means, together, the Vineyards Mortgage Loan and the Vineyards Subordinate Non-Trust Loan.

‘‘Vineyards Mortgage Loan’’ means the underlying mortgage loan secured by the Vineyards Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘Vineyards Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Vineyards.

‘‘Vineyards Subordinate Non-Trust Loan’’ means the Non-Trust Loan secured by the Vineyards Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘Vintage Woods Loan Combination’’ means, together, the Vintage Woods Mortgage Loan and the Vintage Woods Subordinate Non-Trust Loan.

‘‘Vintage Woods Mortgage Loan’’ means the underlying mortgage loan secured by the Vintage Woods Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘Vintage Woods Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Vintage Woods.

‘‘Vintage Woods Subordinate Non-Trust Loan’’ means the Non-Trust Loan secured by the Vintage Woods Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘Walgreens Eastpointe Loan Combination’’ means, together, the Walgreens Eastpointe Mortgage Loan and the Walgreens Eastpointe Subordinate Non-Trust Loan.

‘‘Walgreens Eastpointe Mortgage Loan’’ means the underlying mortgage loan secured by the Walgreens Eastpointe Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A.

‘‘Walgreens Eastpointe Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Walgreens Eastpointe.

‘‘Walgreens Eastpointe Subordinate Non-Trust Loan’’ means the Non-Trust Loan secured by the Walgreens Eastpointe Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note B.

‘‘Weighted Average Pool Pass-Through Rate’’ means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans for the related distribution date, weighted on the basis of those mortgage loans’ respective Stated Principal Balances immediately prior to the related distribution date.

‘‘Year Built’’ means the year that a mortgaged real property was originally constructed. With respect to any mortgaged real property that was constructed in phases, ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

‘‘Year Renovated’’ means the year that a mortgaged real property was most recently renovated in a substantial manner.

‘‘YM(y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

‘‘YM(x) % (y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

ANNEX A-1

CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

LB COMMERCIAL MORTGAGE TRUST 2007-C3

ITALICS Indicate Loans Secured by Multiple Properties

Capitalized terms used on this Annex A-1 have the same meanings assigned thereto in the Glossary to the accompanying Offering Prospectus

 CONTROL     FOOTNOTE       GROUP
   NO.          NO.          NO.      LOAN SELLER                     PROPERTY NAME
----------------------------------------------------------------------------------------------------

    1           (1)               1            LB   237 Park Avenue
    2           (2)               1            LB   Rosslyn Portfolio
   2A1                            1            LB   Rosslyn Portfolio - 1000 1100 Wilson
   2A2                            1            LB   Rosslyn Portfolio - 1101 Wilson
                (3)                            LB   Larken Portfolio
   3A                             1            LB   Larken 5 - Hillsborough Ind.
   3A1                            1            LB   Hillsborough Business Center 1-9, 11&12
   3A2                            1            LB   Hillsborough Business Center 18/19
   3A3                            1            LB   Jill Court
   3A4                            1            LB   Larken Mini-Storage
   3A5                            1            LB   Hillsborough Business Center 5/6
   3A6                            1            LB   Mini Office Warehouse
   3B                             1            LB   Larken 2 - Branchburg Commons
   3C                             1            LB   Larken 11 - Parsippany Commons
   3D                             1            LB   Larken 9 - Montgomery Commons
   3E                             1            LB   Larken 10 - Montgomery Professional Center
   3F                             1            LB   Larken 7 - Kingsbridge Center
   3G                             1            LB   Larken 12 - Princess Road Office Park
   3H                             1            LB   Larken 1 - Amwell Commons
   3I                             1            LB   Larken 15 - Williamson Building
   3J                             1            LB   Larken 8 - Manors Corner
   3K                             1            LB   Larken 13 - Strykers Crossing
   3L                             1            LB   Larken 3 - Campus View Plaza
   3M                             1            LB   Larken 14 - Strykers Plaza
   3N                             1            LB   Larken 6 - Kiddie Academy
   3O                             1            LB   Larken 4 - Gateway
    4           (4)               2            LB   Bethany Phoenix Portfolio I
   4A1                            2            LB   Laguna Village
   4A2                            2            LB   Alante at the Islands
   4A3                            2            LB   Tuscany Palm
   4A4                            2            LB   Whispering Meadows
   4A5                            2            LB   Santan Crossing
   4A6                            2            LB   Sienna Springs
   4A7                            2            LB   Verrado Park
    5           (5)               1            LB   110 William Street
    6           (6)               1            LB   Bay Colony Corporate Center
    7           (7)               1            LB   300 West 6th Street
    8           (8)               1            LB   University Mall
    9           (9)               2            LB   Monarch Coast
   10          (10)               1            LB   One Orlando Center
   11          (11)               2            LB   Bethany Colorado Portfolio
  11A1                            2            LB   Waterfield Court
  11A2                            2            LB   Rockrimmon
  11A3                            2            LB   Falcon Pointe
  11A4                            2            LB   Rolling Hills
   12                             1            LB   50 Danbury Road
   13          (12)               1            LB   Frost Bank Tower
   14                             2            LB   Jefferson at Congressional Village
   15          (13)               2            LB   Vintage Woods
   16          (14)               1            LB   One Congress Plaza
   17          (15)               1            LB   Courvoisier Centre
   18          (16)               1            LB   One American Center
   19          (17)               2            LB   Westshore Cove
   20          (18)               2            LB   Capistrano Pointe
   21          (19)               1            LB   701 Gateway
   22          (20)               2            LB   Trails at Dominion Park
   23          (21)               2            LB   Villa Tierra
   24          (22)               1            LB   San Jacinto Center
   25                             2            LB   Vineyards
   26          (23)               1            LB   315 Hudson Street
   27          (24)               2            LB   Trabuco Highlands
   28          (25)               2            LB   Autumn Chase
   29                             1            LB   SBS Tower
   30          (26)               2            LB   Sunset Village Apartments
   31          (27)               1            LB   133 East 58 Street
   32                             2            LB   Beaumont Apartments
   33                             2            LB   Mallard Cove Apartments
   34          (28)               1            LB   35, 45, & 55 Morrissey Boulevard
   35                             2            LB   International Residence
   36          (29)               1            LB   Highland Park
   37                             1            LB   Avera Commerce Center
   38                             1            LB   Wildwood Crossings
   39                                          LB   WSG Portfolio II
  39A1                            1            LB   Gold Mile Plaza
  39A2                            1            LB   2021 Gunbarrel Road
  39A3                            1            LB   Roanoke Center
  39A4                            1            LB   City Mattress
  39A5         (30)               1            LB   Mason Road Center
  39A6                            1            LB   Riverview Plaza Outparcel
  39A7                            1            LB   Men's Wearhouse
  39A8                            1            LB   12890 Pines Boulevard
   40                                          LB   WSG Portfolio I
  40A1                            1            LB   Dulles Town Crossing Out Lot
  40A2                            1            LB   2130 Pleasant Hill Road
  40A3                            1            LB   1646 Seminole Trail
  40A4                            1            LB   2055 Scenic Highway
  40A5                            1            LB   Short Pump Retail Strip
  40A6                            1            LB   Trace Fork
  40A7                            1            LB   Monroe Center
   41                             2            LB   Platinum Valley Apartments
   42                             1            LB   Radice Corporate Center III
   43          (31)               1            LB   Chesterfield East Eight
   44                             1            LB   Beltway Crossing
   45          (32)               2            LB   Westward Square
   46                             1            LB   11399 16th Court North
   47                             2            LB   Somers Point Village I& II
   48                             1            LB   Riverside Place Shopping Center
   49                             1            LB   Plaza On San Felipe
   50          (33)               1            LB   Valley Forge Hampton Inn & Suites
   51                             1            LB   8505 Freepoint Parkway Office Building
   52                             2            LB   Golf Villas at Sabal Palm
   53                             1            LB   Doral 41st Street
   54          (34)               1            LB   Holiday Inn Express - Hesperia
   55                             1            LB   Preston Frankford
   56          (35)               1            LB   Countryside Station
   57                             2            LB   Enclave
   58                             1            LB   Addison Court
   59                             1            LB   Stonecrest Parc
   60                             1            LB   64 Danbury Road
   61                             2            LB   Overlake Apartments
   62                             2            LB   Valleytree Apartments
   63          (36)               2            LB   Hill Top Apartments
   64                             1            LB   Walgreens Eastpointe
   65                             1            LB   Inwood-Quorum
   66          (37)               1            LB   Hilton Garden Inn - Lexington
   67          (38)               1            LB   STORExpress
   68                             1            LB   West End Commons
   69                             1            LB   BayBridge Commons
   70                             1            LB   Avondale Corporate Center
   71                             1            LB   Fedex Boise
   72                             1            LB   Schoolhouse Plaza
   73                             1            LB   Walgreens - Tulsa
   74                             1            LB   Columbine Valley Shopping Center
   75                             1            LB   Oak Creek
   76                             1            LB   2031 Florida Avenue
   77                             1            LB   TruSeal Technologies
   78                             1            LB   CVS - Greencastle, PA
   79                             1            LB   Walgreens Houston
   80                             1            LB   Gardendale Exchange
   81                             1            LB   Walgreen's Canton
   82                             1            LB   Bonita Springs
   83                             1            LB   Linens 'n Things
   84                             1            LB   Shoppes of Southland
   85                             1            LB   1316 Madison Ave
   86                             1            LB   Walgreens - Bennettsville
   87                             1            LB   Center Creek Plaza
   88                             1            LB   Union Park Shopping Center
   89                             1            LB   Southridge Plaza
   90                             1            LB   Ferguson Enterprises

 CONTROL
   NO.      ADDRESS                                                                          CITY                   STATE      ZIP
------------------------------------------------------------------------------------------------------------------------------------

    1       237 Park Avenue                                                                  New York              NY          10017
    2       1000-1100, 1101 Wilson Boulevard                                                 Arlington             VA          22209
   2A1      1000-1100 Wilson Boulevard                                                       Arlington             VA          22209
   2A2      1101 Wilson Boulevard                                                            Arlington             VA          22209
            Various                                                                          Various               NJ        Various
   3A       Various                                                                          Hillsborough          NJ          08844
   3A1      2 Illene Court, 219 Homestead Road,109 Stryker Lane, 115 Stryker                 Hillsborough          NJ          08844
            Lane, 249 Homestead Road,9 Ilene Court, 5 Ilene Court, 1 Ilene
            Court,6 Ilene Court,14 Ilene Court Units 3 & 4,6-10 , 15 Ilene Court Units 1&5
   3A2      126 & 132 Stryker Lane                                                           Hillsborough          NJ          08844
   3A3      1& 2 Jill Court                                                                  Hillsborough          NJ          08844
   3A4      249 Homestead Road                                                               Hillsborough          NJ          08844
   3A5      121 & 125 Stryker Lane                                                           Hillsborough          NJ          08844
   3A6      120 Stryker Lane                                                                 Hillsborough          NJ          08844
   3B       3000-3322 Route 22 West                                                          West Branchburg       NJ          08876
   3C       3219 Route 46 East                                                               Parsippany            NJ          07054
   3D       Executive Drive & Commons Way                                                    Montgomery            NJ          08502
   3E       10,12,24,30,46 & 50 Vreeland Drive                                               Skillman              NJ          08558
   3F       378 South Branch Road                                                            Hillsborough          NJ          08844
   3G       4 Princess Road                                                                  Lawrenceville         NJ          08648
   3H       390 Amwell Road                                                                  Hillsborough          NJ          08844
   3I       245 Main Street                                                                  Chester               NJ          07930
   3J       160 Lawrenceville-Pennington Road                                                Lawrenceville         NJ          08648
   3K       201 Stryker Road                                                                 Lopatcong             NJ          08865
   3L       1250 Route 28                                                                    Branchburg            NJ          08844
   3M       207 Stryker Road                                                                 Lopatcong             NJ          08865
   3N       133 Stryker Lane                                                                 Hillsborough          NJ          08844
   3O       719 Route 206                                                                    Hillsborough          NJ          08844
    4       Various                                                                          Various               AZ        Various
   4A1      102 West Palomino Drive                                                          Chandler              AZ          85225
   4A2      2222 North McQueen Road                                                          Chandler              AZ          85225
   4A3      901 South Country Club Drive                                                     Mesa                  AZ          85210
   4A4      1050 South Longmore Street                                                       Mesa                  AZ          85202
   4A5      868 South Arizona Avenue                                                         Chandler              AZ          85225
   4A6      5120 North 16th Street                                                           Phoenix               AZ          85016
   4A7      5020 West Thunderbird Road                                                       Glendale              AZ          85306
    5       110 William Street                                                               New York              NY          10038
    6       950,1000,1050 & 1100 Winter Street                                               Waltham               MA          02451
    7       300 W. 6th Street                                                                Austin                TX          78701
    8       155 Dorset Street                                                                South Burlington      VT          05403
    9       32400 Crown Valley Parkway                                                       Dana Point            CA          92629
   10       800 North Magnolia Avenue                                                        Orlando               FL          32803
   11       Various                                                                          Various               CO        Various
  11A1      3499 S. Uravan Way                                                               Aurora                CO          80013
  11A2      260 Rimview Dr.                                                                  Colorado Springs      CO          80919
  11A3      1844 Ralphs Ridge                                                                Colorado Springs      CO          80910
  11A4      1129 S. Eaton Circle                                                             Castle Rock           CO          80104
   12       50 Danbury Road                                                                  Wilton                CT          06897
   13       401 Congress Avenue                                                              Austin                TX          78701
   14       198 Halpine Road                                                                 Rockville             MD          20852
   15       26356 Vintage Woods                                                              Lake Forest           CA          92630
   16       111 N. Congress Avenue                                                           Austin                TX          78701
   17       501 and 601 Brickell Key Drive                                                   Miami                 FL          33131
   18       600 Congress Avenue                                                              Austin                TX          78701
   19       4003 South Westshore Boulevard                                                   Tampa                 FL          33611
   20       26451 Camino De Vista                                                            San Juan Capistrano   CA          92675
   21       701 Gateway Boulevard                                                            South San Francisco   CA          94080
   22       150, 200 and 211 Dominion Park Drive                                             Houston               TX          77090
   23       1630 Orchard Drive                                                               Placentia             CA          92629
   24       98 San Jacinto Boulevard                                                         Austin                TX          78701
   25       5601 E. Orangethorpe Avenue                                                      Anaheim               CA          92807
   26       315 Hudson Street                                                                New York              NY          10013
   27       31872 Joshua Drive                                                               Trabuco Canyon        CA          92679
   28       8305 South Harvest Lane                                                          Highlands Ranch       CO          80126
   29       2601 South Bayshore Drive                                                        Coconut Grove         FL          33133
   30       3634 College Boulevard                                                           Oceanside             CA          92056
   31       133 East 58th Street                                                             New York              NY          10022
   32       8504 82nd Street SW                                                              Lakewood              WA          98498
   33       2504 Conway Road                                                                 Orlando               FL          32812
   34       35 - 55 Morrissey Boulevard                                                      Boston                MA          02125
   35       9811 Copper Creek                                                                Austin                TX          78729
   36       799 Central Avenue                                                               Highland Park         IL          60035
   37       3928-4012 Bluebonnet                                                             Stafford              TX          77477
   38       3535 Missouri Blvd. & 610 Wildwood Dr.                                           Jefferson City        MO          65109
   39       Various                                                                          Various               Various   Various
  39A1      1046 W Patrick Street                                                            Frederick             MD          21701
  39A2      2021 Gunbarrel Road                                                              Chattanooga           TN          37421
  39A3      4757 Valley View Blvd.                                                           Roanoke               VA          24012
  39A4      3541 Treasure Coast Drive                                                        Jenson Beach          FL          34957
  39A5      2201 South Mason Road                                                            Katy                  TX          77450
  39A6      5461 Urbana Pike                                                                 Frederick             MD          21704
  39A7      20125 Highway 59 North                                                           Humble                TX          77338
  39A8      12890 Pines Boulevard                                                            Pembroke Pines        FL          33027
   40       Various                                                                          Various               Various   Various
  40A1      45450 Dulles Crossing Plaza                                                      Sterling              VA          20166
  40A2      2130 Pleasant Hill Road                                                          Duluth                GA          30096
  40A3      1646 Seminole Trail                                                              Charlottesville       VA          22901
  40A4      2055 Scenic Highway                                                              Snellville            GA          30078
  40A5      11591 W. Broad Street                                                            Richmond              VA          23233
  40A6      86-90 RHL Blvd.                                                                  Charleston            WV          25309
  40A7      4757 Pecanland Mall Road                                                         Monroe                LA          71203
   41       6201 South Connie Avenue                                                         Sioux Falls           SD          57108
   42       1000 Corporate Drive                                                             Fort Lauderdale       FL          33334
   43       66-98 THF Boulevard                                                              Chesterfield          MO          63005
   44       6322 Governor Ritchie Highway                                                    Glen Burnie           MD          21061
   45       6233 Gulfton Street                                                              Houston               TX          77081
   46       11399 16th Court North                                                           St. Petersburg        FL          33716
   47       50 Mays Landing Road                                                             Somers Point          NJ          08244
   48       2410 East Riverside Drive                                                        Austin                TX          78741
   49       1635-1745 South Voss Road                                                        Houston               TX          77057
   50       100 Cresson Boulevard                                                            Phoenixville          PA          19460
   51       8505 Freeport Parkway                                                            Irving                TX          75063
   52       5900 NW 46th Terrace                                                             Tamarac               FL          33319
   53       10355-10421 NW 41st Street                                                       Doral                 FL          33178
   54       9750 Keypointe Avenue                                                            Hesperia              CA          92345
   55       18101 Preston Road                                                               Dallas                TX          75252
   56       3830 Nova Road                                                                   Port Orange           FL          32129
   57       1550 Jackson-Keller Road                                                         San Antonio           TX          78213
   58       17940 Military Trail                                                             Boca Raton            FL          33496
   59       7200-7230 Stonecrest Parkway                                                     Lithonia              GA          30038
   60       64 Danbury Road                                                                  Wilton                CT          06897
   61       7920 Northwest 21st Street                                                       Bethany               OK          73008
   62       2513 Summer Tree Circle                                                          Arlington             TX          76006
   63       3200 South Center Street                                                         Arlington             TX          76014
   64       17755 East 8 Mile Road                                                           Eastpointe            MI          48021
   65       4800 Belt Line Road                                                              Addison               TX          75001
   66       1973 Plaudit Place                                                               Lexington             KY          40509
   67       200 South 22nd Street                                                            Pittsburgh            PA          15203
   68       650 Henderson Drive                                                              Cartersville          GA          30120
   69       280-02 Cross Island Parkway                                                      Bay Terrace           NY          11360
   70       125 South Avondale Boulevard                                                     Avondale              AZ          85323
   71       6752 South Business Road                                                         Boise                 ID          83716
   72       10000 Montgomery Road                                                            Montgomery            OH          45242
   73       12802 E 96th Street                                                              Owasso                OK          74055
   74       3615-3625 West Bowles Avenue                                                     Littleton             CO          80123
   75       12900 North MoPac                                                                Austin                TX          78727
   76       2031-2033 Florida Avenue, NW                                                     Washington            DC          20009
   77       6680 Parkland Boulevard                                                          Solon                 OH          44139
   78       305 West Baltimore Street                                                        Greencastle           PA          17225
   79       8800 Richmond Avenue                                                             Houston               TX          77063
   80       841 Odum Road                                                                    Gardendale            AL          35071
   81       5122 Tuscarawas Street NW                                                        Canton                OH          44708
   82       28441 South Tamiami Trail                                                        Bonita Springs        FL          34134
   83       2712 North Central Expressway                                                    Plano                 TX          75074
   84       7400 Southland Blvd.                                                             Orlando               FL          32809
   85       1316 Madison Avenue                                                              New York              NY          10128
   86       1146 Cheraw Street                                                               Bennettsville         SC          29512
   87       625, 629, and 633 Centerville Road                                               Garland               TX          75041
   88       10413-10543 East Colonial Drive                                                  Orlando               FL          32817
   89       2095-2103 S. Highland Avenue                                                     Jackson               TN          38301
   90       215 Peregrine Way                                                                Knoxville             TN          37922

                               CROSS          ORIGINAL       CUT-OFF DATE     % OF AGGREGATE
 CONTROL        LOAN      COLLATERALIZED      BALANCE          BALANCE         CUT-OFF DATE
   NO.         PURPOSE        GROUPS            ($)              ($)             BALANCE
---------------------------------------------------------------------------------------------

    1       Acquisition   No                  419,600,000      419,600,000              13.0%
    2       Acquisition   No                  310,000,000      310,000,000               9.6%
   2A1      N/A           Yes (LB-E)
   2A2      N/A           Yes (LB-E)
            Refinance     Yes (LB-A)          172,000,000      172,000,000               5.3%
   3A       Refinance     Yes (LB-A)           45,800,000       45,800,000               1.4%
   3A1      N/A           Yes (LB-K)
   3A2      N/A           Yes (LB-K)
   3A3      N/A           Yes (LB-K)
   3A4      N/A           Yes (LB-K)
   3A5      N/A           Yes (LB-K)
   3A6      N/A           Yes (LB-K)
   3B       Refinance     Yes (LB-A)           23,980,000       23,980,000               0.7%
   3C       Refinance     Yes (LB-A)           13,500,000       13,500,000               0.4%
   3D       Refinance     Yes (LB-A)           13,320,000       13,320,000               0.4%
   3E       Refinance     Yes (LB-A)           11,000,000       11,000,000               0.3%
   3F       Refinance     Yes (LB-A)           10,920,000       10,920,000               0.3%
   3G       Refinance     Yes (LB-A)            9,580,000        9,580,000               0.3%
   3H       Refinance     Yes (LB-A)            8,960,000        8,960,000               0.3%
   3I       Refinance     Yes (LB-A)            8,520,000        8,520,000               0.3%
   3J       Refinance     Yes (LB-A)            6,660,000        6,660,000               0.2%
   3K       Refinance     Yes (LB-A)            6,400,000        6,400,000               0.2%
   3L       Refinance     Yes (LB-A)            6,300,000        6,300,000               0.2%
   3M       Refinance     Yes (LB-A)            2,760,000        2,760,000               0.1%
   3N       Refinance     Yes (LB-A)            2,180,000        2,180,000               0.1%
   3O       Refinance     Yes (LB-A)            2,120,000        2,120,000               0.1%
    4       Acquisition   No                  164,500,000      164,500,000               5.1%
   4A1      N/A           Yes (LB-F)
   4A2      N/A           Yes (LB-F)
   4A3      N/A           Yes (LB-F)
   4A4      N/A           Yes (LB-F)
   4A5      N/A           Yes (LB-F)
   4A6      N/A           Yes (LB-F)
   4A7      N/A           Yes (LB-F)
    5       Refinance     No                  156,600,000      156,600,000               4.8%
    6       Acquisition   No                  143,900,000      143,900,000               4.4%
    7       Acquisition   No                  127,000,000      127,000,000               3.9%
    8       Refinance     No                   92,000,000       92,000,000               2.8%
    9       Refinance     No                   79,500,000       79,500,000               2.5%
   10       Acquisition   No                   68,250,000       68,250,000               2.1%
   11       Acquisition   No                   65,000,000       65,000,000               2.0%
  11A1      N/A           Yes (LB-D)
  11A2      N/A           Yes (LB-D)
  11A3      N/A           Yes (LB-D)
  11A4      N/A           Yes (LB-D)
   12       Refinance     Yes (LB-B)           64,000,000       64,000,000               2.0%
   13       Acquisition   No                   61,300,000       61,300,000               1.9%
   14       Acquisition   No                   61,000,000       61,000,000               1.9%
   15       Refinance     No                   58,500,000       58,500,000               1.8%
   16       Acquisition   No                   57,000,000       57,000,000               1.8%
   17       Acquisition   No                   53,580,000       53,580,000               1.7%
   18       Acquisition   No                   50,900,000       50,900,000               1.6%
   19       Refinance     No                   50,000,000       50,000,000               1.5%
   20       Refinance     No                   48,500,000       48,500,000               1.5%
   21       Acquisition   No                   46,900,000       46,900,000               1.5%
   22       Acquisition   No                   44,725,000       44,725,000               1.4%
   23       Refinance     No                   43,200,000       43,200,000               1.3%
   24       Acquisition   No                   43,000,000       43,000,000               1.3%
   25       Refinance     No                   40,900,000       40,900,000               1.3%
   26       Refinance     No                   35,000,000       35,000,000               1.1%
   27       Refinance     No                   32,300,000       32,300,000               1.0%
   28       Refinance     No                   29,100,000       29,100,000               0.9%
   29       Refinance     No                   29,000,000       29,000,000               0.9%
   30       Refinance     No                   25,500,000       25,500,000               0.8%
   31       Refinance     No                   25,000,000       25,000,000               0.8%
   32       Acquisition   No                   24,500,000       24,500,000               0.8%
   33       Refinance     No                   24,250,000       24,250,000               0.7%
   34       Acquisition   No                   24,000,000       24,000,000               0.7%
   35       Refinance     No                   23,300,000       23,300,000               0.7%
   36       Acquisition   No                   23,250,000       23,250,000               0.7%
   37       Acquisition   No                   19,912,500       19,912,500               0.6%
   38       Acquisition   No                   17,600,000       17,600,000               0.5%
   39       Refinance     No                   17,500,000       17,500,000               0.5%
  39A1      Refinance     Yes (LB-I)            4,160,000        4,160,000               0.1%
  39A2      Refinance     Yes (LB-I)            2,500,000        2,500,000               0.1%
  39A3      Refinance     Yes (LB-I)            2,390,000        2,390,000               0.1%
  39A4      Refinance     Yes (LB-I)            2,250,000        2,250,000               0.1%
  39A5      Refinance     Yes (LB-I)            2,060,000        2,060,000               0.1%
  39A6      Refinance     Yes (LB-I)            1,750,000        1,750,000               0.1%
  39A7      Refinance     Yes (LB-I)            1,380,000        1,380,000               0.0%
  39A8      Refinance     Yes (LB-I)            1,010,000        1,010,000               0.0%
   40       Refinance     No                   16,620,000       16,620,000               0.5%
  40A1      Refinance     Yes (LB-G)            3,280,000        3,280,000               0.1%
  40A2      Refinance     Yes (LB-G)            2,860,000        2,860,000               0.1%
  40A3      Refinance     Yes (LB-G)            2,480,000        2,480,000               0.1%
  40A4      Refinance     Yes (LB-G)            2,440,000        2,440,000               0.1%
  40A5      Refinance     Yes (LB-G)            2,160,000        2,160,000               0.1%
  40A6      Refinance     Yes (LB-G)            2,160,000        2,160,000               0.1%
  40A7      Refinance     Yes (LB-G)            1,240,000        1,240,000               0.0%
   41       Acquisition   No                   16,400,000       16,400,000               0.5%
   42       Refinance     No                   16,000,000       16,000,000               0.5%
   43       Refinance     No                   15,500,000       15,500,000               0.5%
   44       Refinance     No                   14,700,000       14,700,000               0.5%
   45       Acquisition   No                   13,500,000       13,500,000               0.4%
   46       Acquisition   No                   12,275,000       12,275,000               0.4%
   47       Refinance     No                   12,112,500       12,112,500               0.4%
   48       Acquisition   No                   11,600,000       11,600,000               0.4%
   49       Refinance     No                   11,412,000       11,412,000               0.4%
   50       Acquisition   No                   11,000,000       11,000,000               0.3%
   51       Acquisition   No                   10,500,000       10,475,287               0.3%
   52       Refinance     No                    9,700,000        9,700,000               0.3%
   53       Refinance     No                    9,200,000        9,200,000               0.3%
   54       Refinance     No                    9,000,000        8,983,580               0.3%
   55       Refinance     No                    8,796,000        8,796,000               0.3%
   56       Refinance     No                    8,500,000        8,500,000               0.3%
   57       Refinance     No                    8,400,000        8,400,000               0.3%
   58       Acquisition   No                    7,800,000        7,800,000               0.2%
   59       Refinance     No                    7,063,000        7,063,000               0.2%
   60       Refinance     Yes (LB-B)            7,000,000        7,000,000               0.2%
   61       Acquisition   No                    7,000,000        7,000,000               0.2%
   62       Acquisition   No                    6,530,000        6,530,000               0.2%
   63       Acquisition   No                    6,200,000        6,200,000               0.2%
   64       Acquisition   No                    5,744,000        5,744,000               0.2%
   65       Acquisition   No                    5,490,000        5,490,000               0.2%
   66       Refinance     No                    5,400,000        5,390,753               0.2%
   67       Refinance     No                    5,200,000        5,200,000               0.2%
   68       Refinance     No                    5,200,000        5,200,000               0.2%
   69       Refinance     No                    5,000,000        5,000,000               0.2%
   70       Acquisition   No                    5,000,000        4,994,936               0.2%
   71       Acquisition   No                    4,870,000        4,870,000               0.2%
   72       Refinance     No                    4,422,000        4,422,000               0.1%
   73       Acquisition   No                    4,400,000        4,400,000               0.1%
   74       Refinance     No                    4,200,000        4,200,000               0.1%
   75       Refinance     No                    4,050,000        4,050,000               0.1%
   76       Refinance     No                    4,000,000        4,000,000               0.1%
   77       Acquisition   No                    3,750,000        3,750,000               0.1%
   78       Refinance     No                    3,700,000        3,689,490               0.1%
   79       Acquisition   No                    3,530,000        3,530,000               0.1%
   80       Acquisition   No                    3,500,000        3,493,471               0.1%
   81       Refinance     No                    3,445,000        3,441,341               0.1%
   82       Refinance     No                    3,400,000        3,400,000               0.1%
   83       Acquisition   No                    3,300,000        3,300,000               0.1%
   84       Acquisition   No                    3,050,000        3,050,000               0.1%
   85       Refinance     No                    3,000,000        3,000,000               0.1%
   86       Refinance     No                    3,000,000        3,000,000               0.1%
   87       Refinance     No                    2,400,000        2,400,000               0.1%
   88       Refinance     No                    2,300,000        2,293,314               0.1%
   89       Acquisition   No                    1,850,000        1,850,000               0.1%
   90       Refinance     No                    1,800,000        1,800,000               0.1%

              CUMULATIVE %               ADMINISTRATIVE       INTEREST
 CONTROL    OF INITIAL POOL   MORTGAGE        COST            ACCRUAL       AMORTIZATION
   NO.          BALANCE       RATE (%)      RATE (%)           BASIS            TYPE
-----------------------------------------------------------------------------------------

    1                 13.0%    6.27409          0.02047      Actual/360    Interest-Only
    2                 22.6%    5.83082          0.02047      Actual/360    Interest-Only
   2A1
   2A2
                               5.63000          0.02047      Actual/360    Interest-Only
   3A                 24.0%    5.63000          0.02047      Actual/360    Interest-Only
   3A1
   3A2
   3A3
   3A4
   3A5
   3A6
   3B                 24.7%    5.63000          0.02047      Actual/360    Interest-Only
   3C                 25.1%    5.63000          0.02047      Actual/360    Interest-Only
   3D                 25.5%    5.63000          0.02047      Actual/360    Interest-Only
   3E                 25.9%    5.63000          0.02047      Actual/360    Interest-Only
   3F                 26.2%    5.63000          0.02047      Actual/360    Interest-Only
   3G                 26.5%    5.63000          0.02047      Actual/360    Interest-Only
   3H                 26.8%    5.63000          0.02047      Actual/360    Interest-Only
   3I                 27.1%    5.63000          0.02047      Actual/360    Interest-Only
   3J                 27.3%    5.63000          0.02047      Actual/360    Interest-Only
   3K                 27.5%    5.63000          0.02047      Actual/360    Interest-Only
   3L                 27.7%    5.63000          0.02047      Actual/360    Interest-Only
   3M                 27.7%    5.63000          0.02047      Actual/360    Interest-Only
   3N                 27.8%    5.63000          0.02047      Actual/360    Interest-Only
   3O                 27.9%    5.63000          0.02047      Actual/360    Interest-Only
    4                 33.0%    5.72000          0.02047      Actual/360    Interest-Only
   4A1
   4A2
   4A3
   4A4
   4A5
   4A6
   4A7
    5                 37.8%    6.84000          0.50047      Actual/360    Interest-Only
    6                 42.3%    6.53319          0.02047      Actual/360    Interest-Only
    7                 46.2%    6.01100          0.02047      Actual/360    Interest-Only
    8                 49.0%    5.70400          0.04047      Actual/360    Interest-Only
    9                 51.5%    5.68500          0.02047      Actual/360    Interest-Only
   10                 53.6%    5.89500          0.02047      Actual/360    Interest-Only
   11                 55.6%    5.49680          0.02047      Actual/360    Interest-Only
  11A1
  11A2
  11A3
  11A4
   12                 57.6%    5.82600          0.02047      Actual/360    Interest-Only, Balloon
   13                 59.5%    6.06000          0.02047      Actual/360    Interest-Only
   14                 61.4%    6.45000          0.02047      Actual/360    Interest-Only
   15                 63.2%    5.69700          0.02047      Actual/360    Interest-Only
   16                 64.9%    6.08400          0.02047      Actual/360    Interest-Only
   17                 66.6%    5.43864          0.02047      Actual/360    Interest-Only
   18                 68.2%    6.03000          0.02047      Actual/360    Interest-Only
   19                 69.7%    5.56000          0.02047      Actual/360    Interest-Only
   20                 71.2%    5.71000          0.02047      Actual/360    Interest-Only
   21                 72.7%    5.66000          0.02047      Actual/360    Interest-Only
   22                 74.1%    6.07000          0.06047      Actual/360    Interest-Only, Balloon
   23                 75.4%    5.71600          0.02047      Actual/360    Interest-Only
   24                 76.7%    6.04800          0.02047      Actual/360    Interest-Only
   25                 78.0%    5.69600          0.02047      Actual/360    Interest-Only
   26                 79.1%    5.21000          0.02047      Actual/360    Interest-Only
   27                 80.1%    5.73300          0.02047      Actual/360    Interest-Only
   28                 81.0%    5.69500          0.02047      Actual/360    Interest-Only
   29                 81.9%    6.09090          0.06047      Actual/360    Interest-Only
   30                 82.7%    5.70000          0.02047      Actual/360    Interest-Only
   31                 83.4%    5.21000          0.02047      Actual/360    Interest-Only
   32                 84.2%    5.71000          0.02047      Actual/360    Interest-Only, Balloon
   33                 84.9%    5.75500          0.02047      Actual/360    Interest-Only, Balloon
   34                 85.7%    6.43000          0.02047      Actual/360    Interest-Only, Balloon
   35                 86.4%    5.56000          0.02047      Actual/360    Interest-Only
   36                 87.1%    5.99000          0.02047      Actual/360    Interest-Only, Balloon
   37                 87.7%    5.62825          0.02047      Actual/360    Interest-Only, Balloon
   38                 88.3%    5.95000          0.02047      Actual/360    Interest-Only, Balloon
   39                          6.47000          0.02047      Actual/360    Interest-Only, Balloon
  39A1                88.4%    6.47000          0.02047      Actual/360    Interest-Only, Balloon
  39A2                88.5%    6.47000          0.02047      Actual/360    Interest-Only, Balloon
  39A3                88.6%    6.47000          0.02047      Actual/360    Interest-Only, Balloon
  39A4                88.6%    6.47000          0.02047      Actual/360    Interest-Only, Balloon
  39A5                88.7%    6.47000          0.02047      Actual/360    Interest-Only, Balloon
  39A6                88.7%    6.47000          0.02047      Actual/360    Interest-Only, Balloon
  39A7                88.8%    6.47000          0.02047      Actual/360    Interest-Only, Balloon
  39A8                88.8%    6.47000          0.02047      Actual/360    Interest-Only, Balloon
   40                          6.47000          0.02047      Actual/360    Interest-Only, Balloon
  40A1                88.9%    6.47000          0.02047      Actual/360    Interest-Only, Balloon
  40A2                89.0%    6.47000          0.02047      Actual/360    Interest-Only, Balloon
  40A3                89.1%    6.47000          0.02047      Actual/360    Interest-Only, Balloon
  40A4                89.2%    6.47000          0.02047      Actual/360    Interest-Only, Balloon
  40A5                89.2%    6.47000          0.02047      Actual/360    Interest-Only, Balloon
  40A6                89.3%    6.47000          0.02047      Actual/360    Interest-Only, Balloon
  40A7                89.3%    6.47000          0.02047      Actual/360    Interest-Only, Balloon
   41                 89.8%    6.19000          0.02047      Actual/360    Interest-Only, Balloon
   42                 90.3%    5.78000          0.02047      Actual/360    Interest-Only, Balloon
   43                 90.8%    6.46000          0.02047      Actual/360    Interest-Only, Balloon
   44                 91.3%    5.82000          0.02047      Actual/360    Interest-Only, Balloon
   45                 91.7%    6.17000          0.02047      Actual/360    Interest-Only, Balloon
   46                 92.1%    6.10000          0.02047      Actual/360    Interest-Only
   47                 92.4%    6.39000          0.02047      Actual/360    Interest-Only, Balloon
   48                 92.8%    5.93000          0.02047      Actual/360    Interest-Only
   49                 93.1%    6.88000          0.02047      Actual/360    Interest-Only, Balloon
   50                 93.5%    5.64000          0.02047      Actual/360    Interest-Only, Balloon
   51                 93.8%    6.10000          0.02047      Actual/360    Balloon
   52                 94.1%    6.04000          0.02047      Actual/360    Interest-Only
   53                 94.4%    5.89000          0.02047      Actual/360    Interest-Only, Balloon
   54                 94.7%    6.01000          0.02047      Actual/360    Balloon
   55                 94.9%    6.88000          0.02047      Actual/360    Interest-Only, Balloon
   56                 95.2%    6.11900          0.02047      Actual/360    Interest-Only, Balloon
   57                 95.5%    5.73000          0.02047      Actual/360    Interest-Only
   58                 95.7%    5.92000          0.02047      Actual/360    Interest-Only, Balloon
   59                 95.9%    6.88000          0.02047      Actual/360    Interest-Only, Balloon
   60                 96.1%    5.82600          0.02047      Actual/360    Interest-Only, Balloon
   61                 96.4%    5.81000          0.02047      Actual/360    Interest-Only, Balloon
   62                 96.6%    6.59000          0.13047      Actual/360    Interest-Only, Balloon
   63                 96.8%    5.58000          0.02047      Actual/360    Interest-Only
   64                 96.9%    5.93000          0.02047      Actual/360    Interest-Only
   65                 97.1%    6.60000          0.02047      Actual/360    Interest-Only, Balloon
   66                 97.3%    6.29000          0.02047      Actual/360    Balloon
   67                 97.4%    5.82000          0.02047      Actual/360    Interest-Only, Balloon
   68                 97.6%    6.02000          0.02047      Actual/360    Interest-Only, Balloon
   69                 97.7%    5.93000          0.02047      Actual/360    Interest-Only
   70                 97.9%    5.91000          0.02047      Actual/360    Balloon
   71                 98.0%    5.77100          0.02047      Actual/360    Interest-Only
   72                 98.2%    6.88000          0.02047      Actual/360    Interest-Only, Balloon
   73                 98.3%    5.93000          0.02047      Actual/360    Interest-Only
   74                 98.5%    5.85000          0.06047      Actual/360    Interest-Only, Balloon
   75                 98.6%    6.58000          0.02047      Actual/360    Balloon
   76                 98.7%    5.88000          0.02047      Actual/360    Interest-Only, Balloon
   77                 98.8%    5.89000          0.02047      Actual/360    Interest-Only, Balloon
   78                 98.9%    5.76000          0.02047      Actual/360    Balloon
   79                 99.0%    5.77000          0.02047      Actual/360    Interest-Only
   80                 99.1%    5.91000          0.02047      Actual/360    Balloon
   81                 99.3%    5.66000          0.02047      Actual/360    Balloon
   82                 99.4%    6.30000          0.02047      Actual/360    Balloon
   83                 99.5%    5.88000          0.02047      Actual/360    Interest-Only, Balloon
   84                 99.6%    5.75000          0.06047      Actual/360    Interest-Only, Balloon
   85                 99.6%    6.34000          0.02047      Actual/360    Interest-Only
   86                 99.7%    6.26000          0.08047      Actual/360    Interest-Only, Balloon
   87                 99.8%    5.91000          0.06047      Actual/360    Interest-Only, Balloon
   88                 99.9%    5.88000          0.02047      Actual/360    Balloon
   89                 99.9%    6.07000          0.02047      Actual/360    Interest-Only, Balloon
   90                100.0%    6.36000          0.02047      Actual/360    Interest-Only, Balloon

               ORIGINAL       REMAINING        ORIGINAL          REMAINING        ORIGINAL      REMAINING
 CONTROL    INTEREST-ONLY   INTEREST-ONLY       TERM TO           TERM TO       AMORTIZATION   AMORTIZATION    ORIGINATION
   NO.      PERIOD (MOS.)   PERIOD (MOS.)   MATURITY (MOS.)   MATURITY (MOS.)   TERM (MOS.)    TERM (MOS.)        DATE
--------------------------------------------------------------------------------------------------------------------------

    1                 120             119               120               119              0              0      5/15/2007
    2                 120             119               120               119              0              0      5/15/2007
   2A1
   2A2
                      120             117               120               117              0              0      3/30/2007
   3A                 120             117               120               117              0              0      3/30/2007
   3A1
   3A2
   3A3
   3A4
   3A5
   3A6
   3B                 120             117               120               117              0              0      3/30/2007
   3C                 120             117               120               117              0              0      3/30/2007
   3D                 120             117               120               117              0              0      3/30/2007
   3E                 120             117               120               117              0              0      3/30/2007
   3F                 120             117               120               117              0              0      3/30/2007
   3G                 120             117               120               117              0              0      3/30/2007
   3H                 120             117               120               117              0              0      3/30/2007
   3I                 120             117               120               117              0              0      3/30/2007
   3J                 120             117               120               117              0              0      3/30/2007
   3K                 120             117               120               117              0              0      3/30/2007
   3L                 120             117               120               117              0              0      3/30/2007
   3M                 120             117               120               117              0              0      3/30/2007
   3N                 120             117               120               117              0              0      3/30/2007
   3O                 120             117               120               117              0              0      3/30/2007
    4                  60              59                60                59              0              0       6/1/2007
   4A1
   4A2
   4A3
   4A4
   4A5
   4A6
   4A7
    5                  60              59                60                59              0              0       6/8/2007
    6                  60              59                60                59              0              0      5/15/2007
    7                 120             119               120               119              0              0       6/1/2007
    8                 120             117               120               117              0              0      3/22/2007
    9                 120             118               120               118              0              0       5/1/2007
   10                 120             118               120               118              0              0      5/10/2007
   11                  60              58                60                58              0              0      4/27/2007
  11A1
  11A2
  11A3
  11A4
   12                  60              60               120               120            360            360      6/29/2007
   13                 120             119               120               119              0              0       6/1/2007
   14                  60              51                60                51              0              0      9/19/2006
   15                 120             118               120               118              0              0       5/1/2007
   16                 120             119               120               119              0              0       6/1/2007
   17                  85              82                85                82              0              0      4/10/2007
   18                 120             119               120               119              0              0       6/1/2007
   19                  60              59                60                59              0              0      5/18/2007
   20                 120             118               120               118              0              0       5/1/2007
   21                  60              56                60                56              0              0      2/28/2007
   22                  84              81               120               117            360            360      3/28/2007
   23                 120             118               120               118              0              0       5/1/2007
   24                 120             119               120               119              0              0       6/1/2007
   25                 120             118               120               118              0              0       5/1/2007
   26                 120             117               120               117              0              0      3/29/2007
   27                 120             118               120               118              0              0       5/1/2007
   28                 120             118               120               118              0              0       5/1/2007
   29                  60              58                60                58              0              0      4/27/2007
   30                 120             117               120               117              0              0       4/4/2007
   31                 120             117               120               117              0              0      3/29/2007
   32                  60              56               120               116            360            360      2/28/2007
   33                  60              56               120               116            360            360       3/1/2007
   34                  30              29                60                59            420            420       6/1/2007
   35                 120             117               120               117              0              0      3/13/2007
   36                  96              96               120               120            360            360      6/21/2007
   37                  72              70               120               118            360            360      4/13/2007
   38                  60              60               120               120            360            360      6/20/2007
   39                  24              24               120               120            360            360      7/12/2007
  39A1                 24              24               120               120            360            360      7/12/2007
  39A2                 24              24               120               120            360            360      7/12/2007
  39A3                 24              24               120               120            360            360      7/12/2007
  39A4                 24              24               120               120            360            360      7/12/2007
  39A5                 24              24               120               120            360            360      7/12/2007
  39A6                 24              24               120               120            360            360      7/12/2007
  39A7                 24              24               120               120            360            360      7/12/2007
  39A8                 24              24               120               120            360            360      7/12/2007
   40                  24              24               120               120            360            360      7/12/2007
  40A1                 24              24               120               120            360            360      7/12/2007
  40A2                 24              24               120               120            360            360      7/12/2007
  40A3                 24              24               120               120            360            360      7/12/2007
  40A4                 24              24               120               120            360            360      7/12/2007
  40A5                 24              24               120               120            360            360      7/12/2007
  40A6                 24              24               120               120            360            360      7/12/2007
  40A7                 24              24               120               120            360            360      7/12/2007
   41                  48              47               120               119            360            360       6/5/2007
   42                  84              82               120               118            360            360      4/25/2007
   43                  24              24               180               180            360            360      6/13/2007
   44                  60              59               120               119            360            360       6/6/2007
   45                  36              35               120               119            360            360       6/7/2007
   46                  60              57                60                57              0              0      4/11/2007
   47                  60              59               120               119            360            360      5/31/2007
   48                  84              81                84                81              0              0      4/11/2007
   49                  60              60               180               180            360            360       7/9/2007
   50                  60              58               120               118            360            360       5/1/2007
   51                   0               0                60                57            360            357       4/4/2007
   52                  60              58                60                58              0              0       5/8/2007
   53                  48              48               120               120            360            360      6/14/2007
   54                   0               0               120               118            360            358      5/11/2007
   55                  60              60               180               180            360            360       7/9/2007
   56                  60              59               120               119            360            360       6/6/2007
   57                 120             117               120               117              0              0      3/30/2007
   58                  36              35               120               119            360            360      5/16/2007
   59                  60              60               180               180            360            360       7/9/2007
   60                  60              60               120               120            360            360      6/29/2007
   61                  60              57               120               117            360            360      3/14/2007
   62                  30              30                60                60            360            360      6/12/2007
   63                 120             118               120               118              0              0      4/27/2007
   64                  84              83                84                83              0              0       6/8/2007
   65                 120             118               180               178            360            360      5/11/2007
   66                   0               0                60                58            360            358      4/30/2007
   67                  24              22                60                58            360            360       5/2/2007
   68                  24              23               120               119            360            360      5/23/2007
   69                 120             118               120               118              0              0      4/13/2007
   70                   0               0               120               119            360            359      5/17/2007
   71                 120             119               120               119              0              0      5/25/2007
   72                  60              60               180               180            360            360       7/9/2007
   73                 120             118               120               118              0              0       5/9/2007
   74                  48              45               120               117            360            360      4/11/2007
   75                   0               0               120               120            360            360      6/20/2007
   76                  60              60               120               120            360            360       7/3/2007
   77                  60              58               120               118            360            360      4/17/2007
   78                   0               0               120               118            300            298      4/26/2007
   79                 120             118               120               118              0              0      4/13/2007
   80                   0               0               120               118            360            358       5/9/2007
   81                   0               0               120               119            360            359       6/7/2007
   82                   1               1               121               121            360            360      7/13/2007
   83                  60              59               120               119            360            360      5/18/2007
   84                  12               9               120               117            360            360      3/23/2007
   85                 121             121               121               121              0              0      7/12/2007
   86                  60              59               120               119            360            360      5/24/2007
   87                  60              59               120               119            360            360      5/15/2007
   88                   0               0               120               117            360            357       4/2/2007
   89                  60              57               120               117            360            360      4/11/2007
   90                  24              24               120               120            360            360       7/6/2007

               MATURITY OR                                              PROPERTY
 CONTROL       ANTICIPATED       BALLOON         PROPERTY                 TYPE               PREPAYMENT
   NO.       REPAYMENT DATE    BALANCE ($)         TYPE                 SPECIFIC             PROVISIONS
-------------------------------------------------------------------------------------------------------------

    1             6/11/2017    419,600,000   Office                  N/A                L(26),D(91),O(3)
    2             6/11/2017    310,000,000   Office                  N/A                L(26),D(91),O(3)
   2A1                                       Office                  N/A
   2A2                                       Office                  N/A
                  4/11/2017    172,000,000   Various                 Various            L(28),D(89),O(3)
   3A             4/11/2017     45,800,000   Various                 N/A                L(28),D(89),O(3)
   3A1                                       Industrial/W'hse        N/A
   3A2                                       Industrial/W'hse        N/A
   3A3                                       Industrial/W'hse        N/A
   3A4                                       Self Storage            N/A
   3A5                                       Industrial/W'hse        N/A
   3A6                                       Industrial/W'hse        N/A
   3B             4/11/2017     23,980,000   Office                  N/A                L(28),D(89),O(3)
   3C             4/11/2017     13,500,000   Office                  N/A                L(28),D(89),O(3)
   3D             4/11/2017     13,320,000   Office                  N/A                L(28),D(89),O(3)
   3E             4/11/2017     11,000,000   Office                  N/A                L(28),D(89),O(3)
   3F             4/11/2017     10,920,000   Office                  N/A                L(28),D(89),O(3)
   3G             4/11/2017      9,580,000   Office                  N/A                L(28),D(89),O(3)
   3H             4/11/2017      8,960,000   Office                  N/A                L(28),D(89),O(3)
   3I             4/11/2017      8,520,000   Office                  N/A                L(28),D(89),O(3)
   3J             4/11/2017      6,660,000   Retail                  Unanchored         L(28),D(89),O(3)
   3K             4/11/2017      6,400,000   Retail                  Unanchored         L(28),D(89),O(3)
   3L             4/11/2017      6,300,000   Office                  N/A                L(28),D(89),O(3)
   3M             4/11/2017      2,760,000   Retail                  Unanchored         L(28),D(89),O(3)
   3N             4/11/2017      2,180,000   Retail                  Single Tenant      L(28),D(89),O(3)
   3O             4/11/2017      2,120,000   Office                  N/A                L(28),D(89),O(3)
    4             6/11/2012    164,500,000   Multifamily             N/A                L(26),D(31),O(3)
   4A1                                       Multifamily             N/A
   4A2                                       Multifamily             N/A
   4A3                                       Multifamily             N/A
   4A4                                       Multifamily             N/A
   4A5                                       Multifamily             N/A
   4A6                                       Multifamily             N/A
   4A7                                       Multifamily             N/A
    5             6/11/2012    156,600,000   Office                  N/A                L(26),D(10),O(24)
    6             6/11/2012    143,900,000   Office                  N/A                L(26),D(31),O(3)
    7             6/11/2017    127,000,000   Office                  N/A                L(26),D(91),O(3)
    8             4/11/2017     92,000,000   Retail                  Regional Mall      L(48),D(72)
    9             5/11/2017     79,500,000   Multifamily             N/A                YM1%(117),O(3)
   10             5/11/2017     68,250,000   Office                  N/A                L(27),D(89),O(4)
   11             5/11/2012     65,000,000   Multifamily             N/A                L(27),D(30),O(3)
  11A1                                       Multifamily             N/A
  11A2                                       Multifamily             Garden
  11A3                                       Multifamily             Garden
  11A4                                       Multifamily             Garden
   12             7/11/2017     59,729,807   Office                  N/A                L(25),D(92),O(3)
   13             6/11/2017     61,300,000   Office                  N/A                L(26),D(91),O(3)
   14            10/11/2011     61,000,000   Multifamily             N/A                L(22),YM1%(36),O(2)
   15             5/11/2017     58,500,000   Multifamily             N/A                YM1%(117),O(3)
   16             6/11/2017     57,000,000   Office                  N/A                L(26),D(91),O(3)
   17             5/11/2014     53,580,000   Office                  N/A                L(28),D(54),O(3)
   18             6/11/2017     50,900,000   Office                  N/A                L(26),D(91),O(3)
   19             6/11/2012     50,000,000   Multifamily             N/A                L(26),D(31),O(3)
   20             5/11/2017     48,500,000   Multifamily             N/A                YM1%(117),O(3)
   21             3/11/2012     46,900,000   Office                  N/A                L(29),D(28),O(3)
   22             4/11/2017     43,125,498   Multifamily             N/A                L(48),D(72)
   23             5/11/2017     43,200,000   Multifamily             N/A                YM1%(117),O(3)
   24             6/11/2017     43,000,000   Office                  N/A                L(26),D(91),O(3)
   25             5/11/2017     40,900,000   Multifamily             N/A                YM1%(117),O(3)
   26             4/11/2017     35,000,000   Office                  N/A                L(28),D(89),O(3)
   27             5/11/2017     32,300,000   Multifamily             N/A                YM1%(117),O(3)
   28             5/11/2017     29,100,000   Multifamily             N/A                YM1%(117),O(3)
   29             5/11/2012     29,000,000   Office                  N/A                L(25),YM1%(32),O(3)
   30             4/11/2017     25,500,000   Multifamily             N/A                L(28),D(89),O(3)
   31             4/11/2017     25,000,000   Office                  N/A                L(28),D(89),O(3)
   32             3/11/2017     22,829,299   Multifamily             N/A                L(29),D(85),O(6)
   33             3/11/2017     22,610,395   Multifamily             N/A                L(48),D(72)
   34             6/11/2012     23,564,759   Mixed Use               Various            L(26),D(31),O(3)
   35             4/11/2017     23,300,000   Multifamily             Garden             L(28),D(92)
   36             7/11/2017     22,705,421   Retail                  Unanchored         L(25),D(92),O(3)
   37             5/11/2017     18,842,208   Industrial/W'hse        N/A                L(27),D(90),O(3)
   38             7/11/2017     16,453,289   Retail                  Anchored           L(25),D(93),O(2)
   39             7/11/2017     15,672,285   Retail                  Unanchored         L(25),D(95)
  39A1            7/11/2017      3,725,526   Retail                  Unanchored         L(25),D(95)
  39A2            7/11/2017      2,238,898   Retail                  Unanchored         L(25),D(95)
  39A3            7/11/2017      2,140,387   Retail                  Unanchored         L(25),D(95)
  39A4            7/11/2017      2,015,008   Retail                  Unanchored         L(25),D(95)
  39A5            7/11/2017      1,844,851   Retail                  Unanchored         L(25),D(95)
  39A6            7/11/2017      1,567,228   Retail                  Single Tenant      L(25),D(95)
  39A7            7/11/2017      1,235,872   Retail                  Single Tenant      L(25),D(95)
  39A8            7/11/2017        904,515   Retail                  Unanchored         L(25),D(95)
   40             7/11/2017     14,884,192   Retail                  Unanchored         L(25),D(95)
  40A1            7/11/2017      2,937,434   Retail                  Unanchored         L(25),D(95)
  40A2            7/11/2017      2,561,299   Retail                  Unanchored         L(25),D(95)
  40A3            7/11/2017      2,220,987   Retail                  Unanchored         L(25),D(95)
  40A4            7/11/2017      2,185,164   Retail                  Unanchored         L(25),D(95)
  40A5            7/11/2017      1,934,408   Retail                  Unanchored         L(25),D(95)
  40A6            7/11/2017      1,934,408   Retail                  Unanchored         L(25),D(95)
  40A7            7/11/2017      1,110,494   Retail                  Unanchored         L(25),D(95)
   41             6/11/2017     15,137,577   Multifamily             N/A                L(26),YM1%(91),O(3)
   42             5/11/2017     15,393,203   Office                  N/A                L(27),D(90),O(3)
   43             7/11/2022     12,338,098   Retail                  Anchored           L(25),D(153),O(2)
   44             6/11/2017     13,717,645   Retail                  Anchored           L(48),D(72)
   45             6/11/2017     12,240,536   Multifamily             N/A                L(25),YM1%(89),O(6)
   46             4/11/2012     12,275,000   Office                  N/A                L(48),D(12)
   47             6/11/2017     11,388,149   Multifamily             N/A                L(26),D(94)
   48             4/11/2014     11,600,000   Retail                  Anchored           L(48),D(12),O(24)
   49             7/11/2022      9,920,825   Retail                  Anchored           L(25),YM1%(143),O(12)
   50             5/11/2017     10,239,824   Hotel                   Limited Service    L(27),D(93)
   51             4/11/2012      9,841,544   Office                  N/A                L(49),D(11)
   52             5/11/2012      9,700,000   Multifamily             N/A                L(27),D(33)
   53             7/11/2017      8,450,800   Retail                  Unanchored         L(48),D(72)
   54             5/11/2017      7,637,405   Hotel                   Limited Service    L(48),D(69),O(3)
   55             7/11/2022      7,646,651   Retail                  Unanchored         L(25),YM1%(143),O(12)
   56             6/11/2017      7,963,784   Retail                  Anchored           L(26),D(88),O(6)
   57             4/11/2017      8,400,000   Multifamily             N/A                L(28),D(89),O(3)
   58             6/11/2017      7,038,213   Retail                  Unanchored         L(26),D(94)
   59             7/11/2022      6,140,098   Retail                  Unanchored         L(25),YM1%(143),O(12)
   60             7/11/2017      6,532,948   Office                  N/A                L(25),D(92),O(3)
   61             4/11/2017      6,531,380   Multifamily             N/A                L(48),D(72)
   62              7/1/2012      6,356,629   Multifamily             N/A                L(25),D(32),O(3)
   63             5/11/2017      6,200,000   Multifamily             N/A                L(27),D(90),O(3)
   64             6/11/2014      5,744,000   Retail                  Anchored           L(26),D(58)
   65             5/11/2022      5,175,348   Retail                  Unanchored         L(25),YM1%(143),O(12)
   66             5/11/2012      5,071,973   Hotel                   Limited Service    L(36),D(24)
   67             5/11/2012      5,004,318   Self Storage            N/A                L(48),D(12)
   68             6/11/2017      4,610,686   Retail                  Unanchored         L(26),D(94)
   69             5/11/2017      5,000,000   Retail                  Unanchored         L(48),D(72)
   70             6/11/2017      4,229,994   Office                  N/A                L(48),YM1%(72)
   71             6/11/2017      4,870,000   Industrial/W'hse        N/A                L(48),D(70),O(2)
   72             7/11/2022      3,844,189   Retail                  Unanchored         L(25),YM1%(143),O(12)
   73             5/11/2017      4,400,000   Retail                  Single Tenant      L(48),D(69),O(3)
   74             4/11/2017      3,855,289   Retail                  Unanchored         L(28),D(91),O(1)
   75             7/11/2017      3,493,320   Self Storage            N/A                L(25),YM1%(92),O(3)
   76             7/11/2017      3,735,855   Office                  N/A                L(25),D(95)
   77             5/11/2017      3,502,871   Industrial/W'hse        N/A                L(27),D(93)
   78             5/11/2017      2,842,893   Retail                  Single Tenant      L(48),D(72)
   79             5/11/2017      3,530,000   Retail                  Single Tenant      L(48),D(72)
   80             5/11/2017      2,961,305   Retail                  Unanchored         L(48),D(72)
   81             6/11/2017      2,892,563   Retail                  Unanchored         L(48),D(72)
   82             8/11/2017      2,909,254   Retail                  Unanchored         L(49),D(72)
   83             6/11/2017      3,081,984   Retail                  Single Tenant      L(48),D(72)
   84             4/11/2017      2,629,177   Retail                  Unanchored         L(48),D(72)
   85             8/11/2017      3,000,000   Office                  N/A                L(49),D(69),O(3)
   86             6/11/2017      2,815,909   Retail                  Single Tenant      L(48),D(72)
   87             6/11/2017      2,242,351   Office                  N/A                L(48),D(72)
   88             4/11/2017      1,944,097   Retail                  Anchored           L(28),D(92)
   89             4/11/2017      1,732,193   Retail                  Anchored           L(28),D(89),O(3)
   90             7/11/2017      1,608,181   Retail                  Single Tenant      L(25),D(95)

                                                                                                          CUT-OFF DATE
               MONTHLY            GROSS           TOTAL          U/W NET         U/W NET        U/W            U/W
 CONTROL         DEBT             INCOME         EXPENSES       OPERATING          CASH         NCF            NCF
   NO.       SERVICE ($)           ($)             ($)         INCOME ($)        FLOW ($)     DSCR (X)      DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

    1         2,224,310.14       67,724,073     24,537,876      43,186,197      41,241,256        1.55           1.55
    2         1,527,215.93       58,764,918     14,847,065      43,917,854      41,201,329        2.25           2.25
   2A1
   2A2
                818,174.54       18,532,795      5,589,727      12,943,069      12,333,457        1.26           1.26
   3A           217,862.75        5,145,197      1,679,624       3,465,573       3,306,523        1.26           1.26
   3A1
   3A2
   3A3
   3A4
   3A5
   3A6
   3B           114,068.75        2,609,224        715,250       1,893,974       1,829,846        1.34           1.34
   3C            64,217.19        1,272,151        307,500         964,651         938,657        1.22           1.22
   3D            63,360.96        1,396,574        385,890       1,010,683         951,755        1.25           1.25
   3E            52,325.12        1,113,066        283,792         829,274         784,940        1.25           1.25
   3F            51,944.57        1,157,304        361,997         795,308         747,645        1.20           1.20
   3G            45,570.42        1,013,921        328,995         684,926         649,019        1.19           1.19
   3H            42,621.19          962,796        317,280         645,516         611,731        1.20           1.20
   3I            40,528.18          851,692        233,938         617,754         575,860        1.18           1.18
   3J            31,680.48          763,209        262,811         500,398         475,756        1.25           1.25
   3K            30,443.70          695,039        202,079         492,960         471,916        1.29           1.29
   3L            29,968.02          679,863        205,421         474,442         450,018        1.25           1.25
   3M            13,128.85          350,100        127,017         223,083         213,279        1.35           1.35
   3N            10,369.89          219,231         61,219         158,011         149,097        1.20           1.20
   3O            10,084.48          303,429        116,913         186,516         177,415        1.47           1.47
    4           795,007.18       20,267,980      9,153,287      11,114,693      11,114,693        1.17           1.17
   4A1
   4A2
   4A3
   4A4
   4A5
   4A6
   4A7
    5           905,017.50       27,419,893     12,967,394      14,452,499      13,584,925        1.25           1.25
    6           794,319.46       35,301,784     15,668,423      19,633,361      18,235,964        1.91           1.91
    7           644,999.78       15,789,937      7,233,238       8,556,699       7,791,466        1.01           1.01
    8           443,380.37       10,015,691      3,662,398       6,353,293       6,073,078        1.14           1.14
    9           381,862.24        7,521,472      2,375,534       5,145,938       5,145,938        1.12           1.12
   10           339,934.77        8,447,343      3,669,722       4,777,621       4,351,624        1.07           1.07
   11           301,878.66        8,443,687      4,057,128       4,386,559       4,386,559        1.21           1.21
  11A1
  11A2
  11A3
  11A4
   12           376,582.26        8,920,406      3,398,248       5,522,158       5,207,019        1.15           1.38
   13           313,864.51       15,546,009      9,021,411       6,524,598       5,939,739        1.58           1.58
   14           332,428.82        8,229,756      3,521,449       4,708,308       4,627,508        1.16           1.16
   15           281,586.09        5,361,698      1,537,345       3,824,353       3,824,353        1.13           1.13
   16           293,003.75       14,733,790      8,216,973       6,516,818       5,919,629        1.68           1.68
   17           246,207.99       11,850,211      5,260,427       6,589,784       6,149,725        2.08           2.08
   18           259,324.90       14,074,368      8,056,495       6,017,873       5,357,492        1.72           1.72
   19           234,884.26        6,124,524      2,896,266       3,228,258       3,228,258        1.15           1.15
   20           233,984.43        4,368,772      1,304,994       3,063,778       3,063,778        1.09           1.09
   21           224,284.05        6,268,727      2,470,629       3,798,098       3,502,681        1.30           1.30
   22           270,165.10        7,042,911      3,747,952       3,294,959       3,294,959        1.02           1.20
   23           208,634.00        4,066,164      1,255,106       2,811,058       2,811,058        1.12           1.12
   24           219,730.00       12,985,056      6,707,232       6,277,824       5,622,704        2.13           2.13
   25           196,835.04        4,357,878      1,345,206       3,012,672       2,966,464        1.26           1.26
   26           154,068.87       11,764,583      3,678,330       8,086,252       7,659,355        4.14           4.14
   27           156,456.49        3,101,116        919,021       2,182,095       2,182,095        1.16           1.16
   28           140,021.86        3,513,568      1,363,769       2,149,799       2,149,799        1.28           1.28
   29           149,241.15        4,886,903      2,474,818       2,412,085       2,332,170        1.30           1.30
   30           122,807.29        1,213,068        733,879         479,189         456,389        0.31           0.31
   31           110,049.19        8,919,517      4,085,839       4,833,678       4,490,231        3.40           3.40
   32           142,353.40        2,660,488        832,773       1,827,715       1,766,839        1.03           1.25
   33           141,593.45        3,097,982      1,325,921       1,772,061       1,703,261        1.00           1.20
   34           143,844.88        2,599,585        737,828       1,861,757       1,805,579        1.05           1.15
   35           109,456.06        4,354,251      2,282,516       2,071,735       1,943,485        1.48           1.48
   36           139,246.05        2,062,238        475,072       1,587,166       1,555,707        0.93           1.10
   37           114,668.43        2,252,408        553,198       1,699,210       1,538,997        1.12           1.35
   38           104,955.79        1,870,350        517,642       1,352,708       1,288,634        1.02           1.21
   39           110,266.86        1,932,895        326,382       1,605,951       1,564,026        1.18           1.36
  39A1           26,212.01          443,006         75,318         367,688         363,677        1.16           1.33
  39A2           15,752.41          288,354         56,702         231,652         222,684        1.18           1.36
  39A3           15,059.30          254,077         41,173         212,904         203,921        1.13           1.30
  39A4           14,177.17          261,251         37,237         224,014         223,014        1.31           1.51
  39A5           12,979.99          219,874         25,078         194,796         184,736        1.19           1.37
  39A6           11,026.69          202,082         36,364         165,718         161,386        1.22           1.41
  39A7            8,695.33          150,239         27,661         122,578         118,043        1.13           1.30
  39A8            6,363.97          114,011         26,849          87,162          86,566        1.13           1.31
   40           104,722.02        1,811,698        303,995       1,507,703       1,464,382        1.17           1.34
  40A1           20,667.16          350,209         53,249         296,960         288,428        1.16           1.34
  40A2           18,020.76          327,713         57,478         270,235         265,136        1.23           1.41
  40A3           15,626.39          260,599         40,595         220,004         216,264        1.15           1.33
  40A4           15,374.35          279,475         49,843         229,632         215,479        1.17           1.35
  40A5           13,610.08          215,719         32,919         182,800         182,280        1.12           1.29
  40A6           13,610.08          225,591         37,350         188,241         183,241        1.12           1.29
  40A7            7,813.19          153,125         33,365         119,760         113,482        1.21           1.40
   41           100,338.52        2,138,397        705,654       1,432,743       1,379,943        1.15           1.34
   42            93,676.81        2,969,141      1,467,468       1,501,673       1,379,311        1.23           1.47
   43            97,563.16        2,068,547        490,039       1,578,508       1,534,722        1.31           1.51
   44            86,440.01        1,474,058        313,001       1,161,057       1,104,684        1.06           1.27
   45            82,420.69        3,231,629      2,013,232       1,218,397       1,060,477        1.07           1.26
   46            63,264.55        1,773,160        707,808       1,065,352         954,706        1.26           1.26
   47            75,685.11        2,593,977      1,473,065       1,120,912       1,064,662        1.17           1.36
   48            58,119.49        1,652,072        624,371       1,027,701         941,278        1.35           1.35
   49            75,006.85        1,434,525        444,704         989,821         949,690        1.06           1.19
   50            63,426.42        3,430,217      1,997,253       1,432,964       1,295,755        1.70           2.06
   51            63,656.31        2,153,030      1,167,139         985,891         914,573        1.20           1.20
   52            49,501.44        1,660,805        914,333         746,472         701,652        1.18           1.18
   53            54,509.70        1,162,174        393,875         768,299         738,351        1.13           1.34
   54            54,017.42        2,530,310      1,540,029         990,281         889,069        1.37           1.37
   55            57,812.85        1,046,077        299,248         746,829         709,319        1.02           1.16
   56            51,613.92        1,168,848        361,891         806,957         752,916        1.22           1.43
   57            40,667.08        1,489,208        858,070         631,138         599,388        1.23           1.23
   58            46,364.50          790,381        203,954         586,427         564,174        1.01           1.21
   59            46,422.48          753,331        154,669         598,662         576,521        1.03           1.17
   60            41,188.68        1,041,460        426,422         615,038         550,359        1.11           1.33
   61            41,117.30        1,511,295        776,265         735,030         650,280        1.32           1.58
   62            41,661.30        1,232,870        655,822         577,048         531,048        1.06           1.22
   63            29,230.42        1,235,360        710,441         524,919         482,184        1.37           1.37
   64            28,779.17          461,951          9,239         452,712         449,931        1.30           1.30
   65            35,066.00          729,290        236,964         492,326         461,144        1.10           1.26
   66            33,389.34        2,332,921      1,696,215         636,706         543,389        1.36           1.36
   67            30,577.42          840,386        335,407         504,979         503,101        1.37           1.64
   68            31,243.52          644,626        122,885         521,741         465,574        1.24           1.47
   69            25,051.50        1,309,766        510,602         799,164         757,536        2.52           2.52
   70            29,688.83          682,212        234,601         447,611         425,763        1.20           1.20
   71            23,745.93          387,645          7,753         379,892         366,456        1.29           1.29
   72            29,064.17          544,606        153,738         390,868         359,792        1.03           1.17
   73            22,045.32          340,578          6,812         333,766         332,284        1.26           1.26
   74            24,777.52          696,453        232,177         464,276         423,689        1.42           1.70
   75            25,812.20          636,342        237,951         398,391         391,241        1.26           1.26
   76            23,674.29          432,488        120,310         312,179         300,265        1.06           1.26
   77            22,218.63          462,964        122,796         340,168         317,771        1.19           1.42
   78            23,299.30          302,657              0         302,657         301,819        1.08           1.08
   79            17,209.16          260,000          2,600         257,400         257,400        1.25           1.25
   80            20,782.18          409,086         91,889         317,197         299,475        1.20           1.20
   81            19,907.56          383,466         79,974         303,492         295,841        1.24           1.24
   82            21,045.07          511,502        193,820         317,682         297,780        1.18           1.18
   83            19,531.29          474,706        189,494         285,212         276,812        1.18           1.41
   84            17,798.97          423,852        136,020         287,832         263,655        1.23           1.48
   85            16,070.14          491,008         86,491         404,517         401,293        2.08           2.08
   86            18,491.03          245,000          4,900         240,100         240,100        1.08           1.26
   87            14,250.64          496,663        250,077         246,586         225,871        1.32           1.57
   88            13,612.72          584,377        320,230         264,146         219,012        1.34           1.34
   89            11,175.08          188,615         33,773         154,842         147,884        1.10           1.30
   90            11,212.00          245,616         71,542         174,074         166,017        1.23           1.43

                                          CUT-OFF    SCHEDULED    HOSPITALITY
 CONTROL      APPRAISED      APPRAISAL      DATE     MATURITY/      AVERAGE          YEAR             YEAR
   NO.        VALUE ($)         DATE      LTV (%)     LTV (%)    DAILY RATE ($)      BUILT          RENOVATED
-----------------------------------------------------------------------------------------------------------------

    1       1,290,000,000      5/1/2007      32.5        32.5                 0          1914          1981, 2007
    2         841,000,000     3/21/2007      36.9        36.9                 0       Various                 N/A
   2A1        670,000,000     3/21/2007                                       0          1981                 N/A
   2A2        171,000,000     3/21/2007                                       0          1988                 N/A
              215,000,000      3/1/2007      80.0        80.0                 0       Various             Various
   3A          57,250,000      3/1/2007      80.0        80.0                 0       Various                 N/A
   3A1         34,850,000      3/1/2007                                       0     1981-1987                 N/A
   3A2          7,100,000      3/1/2007                                       0          2001                 N/A
   3A3          4,650,000      3/1/2007                                       0          2000                 N/A
   3A4          4,100,000      3/1/2007                                       0          1986                 N/A
   3A5          3,900,000      3/1/2007                                       0          2001                 N/A
   3A6          2,650,000      3/1/2007                                       0          2001                 N/A
   3B          29,975,000      3/1/2007      80.0        80.0                 0     2003-2006                 N/A
   3C          16,875,000      3/1/2007      80.0        80.0                 0          1994                2005
   3D          16,650,000      3/1/2007      80.0        80.0                 0          1993                 N/A
   3E          13,760,000      3/1/2007      79.9        79.9                 0          2001                 N/A
   3F          13,650,000      3/1/2007      80.0        80.0                 0          1998                 N/A
   3G          11,975,000      3/1/2007      80.0        80.0                 0          2000                 N/A
   3H          11,200,000      3/1/2007      80.0        80.0                 0     2002-2005                 N/A
   3I          10,650,000      3/1/2007      80.0        80.0                 0    1924, 1954                2000
   3J           8,325,000      3/1/2007      80.0        80.0                 0          1989                 N/A
   3K           8,000,000      3/1/2007      80.0        80.0                 0          2002                 N/A
   3L           7,875,000      3/1/2007      80.0        80.0                 0          1981                2006
   3M           3,440,000      3/1/2007      80.2        80.2                 0          2002                 N/A
   3N           2,725,000      3/1/2007      80.0        80.0                 0          1995                 N/A
   3O           2,650,000      3/1/2007      80.0        80.0                 0          1850                1997
    4         231,700,000       Various      71.0        71.0                 0       Various             Various
   4A1         47,500,000      5/3/2007                                       0          1985                2006
   4A2         43,000,000      5/3/2007                                       0          1996                2006
   4A3         42,500,000      5/3/2007                                       0          1987                2006
   4A4         36,300,000      5/3/2007                                       0          1979                2006
   4A5         22,000,000      5/3/2007                                       0          1985                2005
   4A6         20,700,000      5/4/2007                                       0          1973                2005
   4A7         19,700,000      5/7/2007                                       0          1984                2006
    5         264,300,000     4/19/2007      59.3        59.3                 0    1918, 1959                1999
    6         366,000,000      5/1/2007      39.3        39.3                 0     1985-1998                 N/A
    7         187,050,000      5/7/2007      67.9        67.9                 0          2002                 N/A
    8         116,300,000      1/5/2007      79.1        79.1                 0    1978, 1992   1988, 1998 & 2005
    9         119,160,000     4/14/2007      66.7        66.7                 0          1989           2006-2008
   10          93,000,000     3/16/2007      73.4        73.4                 0          1987                2005
   11          93,500,000       Various      69.5        69.5                 0       Various                 N/A
  11A1         43,100,000      4/6/2007                                       0    1987, 1996                 N/A
  11A2         19,000,000      4/5/2007                                       0          1984                 N/A
  11A3         17,500,000      4/5/2007                                       0          1986                 N/A
  11A4         13,900,000      4/6/2007                                       0          1987                 N/A
   12          83,500,000     4/30/2007      76.6        71.5                 0          1960           1988-2001
   13         227,000,000      5/7/2007      27.0        27.0                 0          2003                 N/A
   14          99,100,000     5/29/2007      61.6        61.6                 0          2005                 N/A
   15          79,800,000     4/14/2007      73.3        73.3                 0          1986                 N/A
   16         192,650,000      5/7/2007      29.6        29.6                 0          1985                 N/A
   17         151,000,000     3/29/2007      35.5        35.5                 0    1986, 1990                 N/A
   18         178,400,000      5/7/2007      28.5        28.5                 0          1984                1992
   19          59,000,000     1/17/2007      84.7        84.7                 0          1977                 N/A
   20          70,710,000     4/14/2007      68.6        68.6                 0          1986           2006-2008
   21          71,200,000     2/23/2007      65.9        65.9                 0          1998                 N/A
   22          53,800,000     2/28/2007      83.1        80.2                 0     1991-1995                 N/A
   23          59,420,000     4/14/2007      72.7        72.7                 0          1988           2007-2010
   24         152,400,000      5/7/2007      28.2        28.2                 0          1987                 N/A
   25          59,080,000     4/14/2007      69.2        69.2                 0          1977           2006-2008
   26         170,000,000      3/5/2007      20.6        20.6                 0          1907                1962
   27          44,550,000     4/14/2007      72.5        72.5                 0          1988           2006-2008
   28          39,500,000     4/13/2007      73.7        73.7                 0          1986           2007-2010
   29          45,500,000      2/6/2007      63.7        63.7                 0          1989                 N/A
   30          33,500,000      3/8/2007      76.1        76.1                 0          1988          2006, 2007
   31          94,500,000      3/5/2007      26.5        26.5                 0          1930                1974
   32          34,200,000     1/19/2007      71.6        66.8                 0          1995                 N/A
   33          30,700,000     1/16/2007      79.0        73.6                 0          1973           2004-2006
   34          31,400,000      5/8/2007      76.4        75.0                 0          1950                1999
   35          42,100,000     1/18/2007      55.3        55.3                 0          1986                2002
   36          28,000,000    10/18/2006      83.0        81.1                 0          2004                 N/A
   37          25,000,000      3/1/2007      79.7        75.4                 0     1997-2004                 N/A
   38          22,530,000     4/17/2007      78.1        73.0                 0          2001                 N/A
   39          22,255,000       Various      78.7        70.5                 0       Various                 N/A
  39A1          5,200,000      5/2/2007      80.0        71.6                 0          2001                 N/A
  39A2          3,125,000     4/20/2007      80.0        71.6                 0          2000                 N/A
  39A3          3,100,000      4/8/2007      77.1        69.0                 0          1999                 N/A
  39A4          2,850,000      5/2/2007      78.9        70.7                 0          2006                 N/A
  39A5          2,520,000      5/4/2007      81.7        73.2                 0          2007                 N/A
  39A6          2,200,000      5/2/2007      79.5        71.2                 0          2000                 N/A
  39A7          1,860,000      5/2/2007      74.2        66.4                 0          1999                 N/A
  39A8          1,400,000     4/27/2007      72.1        64.6                 0          2000                 N/A
   40          20,900,000       Various      79.5        71.2                 0       Various                 N/A
  40A1          4,100,000     4/17/2007      80.0        71.6                 0          2002                 N/A
  40A2          3,575,000     4/20/2007      80.0        71.6                 0          1998                 N/A
  40A3          3,100,000      4/4/2007      80.0        71.6                 0          2004                 N/A
  40A4          3,050,000     4/20/2007      80.0        71.6                 0          1999                 N/A
  40A5          2,825,000     4/23/2007      76.5        68.5                 0          2003                 N/A
  40A6          2,700,000     5/10/2007      80.0        71.6                 0          2002                 N/A
  40A7          1,550,000      5/2/2007      80.0        71.6                 0          2004                 N/A
   41          21,000,000      5/3/2007      78.1        72.1                 0          2000                 N/A
   42          25,500,000     2/26/2007      62.7        60.4                 0          1987                 N/A
   43          24,370,000      7/1/2007      63.6        50.6                 0     2005-2007                 N/A
   44          19,000,000      3/9/2007      77.4        72.2                 0          1987                 N/A
   45          17,375,000     4/18/2007      77.7        70.4                 0          1975                 N/A
   46          17,000,000      2/8/2007      72.2        72.2                 0          1998                 N/A
   47          14,750,000     2/23/2007      82.1        77.2                 0          1975                 N/A
   48          14,700,000     3/10/2007      78.9        78.9                 0          1986                 N/A
   49          15,450,000     4/29/2007      73.9        64.2                 0          1994                 N/A
   50          14,500,000      4/1/2007      75.9        70.6            120.84          1999          2005, 2006
   51          14,450,000      2/1/2007      72.5        68.1                 0          1982                 N/A
   52          12,300,000     2/26/2007      78.9        78.9                 0          1985                 N/A
   53          11,500,000      2/5/2007      80.0        73.5                 0          2000                 N/A
   54          12,000,000      1/1/2007      74.9        63.6             91.51          2001                 N/A
   55          11,375,000     4/24/2007      77.3        67.2                 0          1995                 N/A
   56          10,700,000     3/22/2007      79.4        74.4                 0          1983                 N/A
   57          11,025,000      3/8/2007      76.2        76.2                 0          1973                 N/A
   58           9,760,000     3/27/2007      79.9        72.1                 0          1998                 N/A
   59           8,900,000     4/27/2007      79.4        69.0                 0    2001, 2002                 N/A
   60          10,000,000     4/30/2007      70.0        65.3                 0          1978                2005
   61           8,750,000     1/13/2007      80.0        74.6                 0          1975                2006
   62           8,200,000      5/3/2007      79.6        77.5                 0          1981                 N/A
   63           7,800,000     3/30/2007      79.5        79.5                 0          1990                 N/A
   64           7,180,000      3/8/2007      80.0        80.0                 0          2000                 N/A
   65           8,100,000     3/19/2007      67.8        63.9                 0          1982                 N/A
   66           8,200,000      1/1/2007      65.7        61.9             91.61          1999                2006
   67           8,700,000      3/1/2007      59.8        57.5                 0          1910                1997
   68           7,150,000     3/16/2007      72.7        64.5                 0          2004                 N/A
   69          14,800,000     9/21/2006      33.8        33.8                 0          1985                 N/A
   70           6,300,000     3/12/2007      79.3        67.1                 0          2004                 N/A
   71           6,110,000     2/27/2007      79.7        79.7                 0          2007                 N/A
   72           5,600,000     4/23/2007      79.0        68.6                 0          1991                 N/A
   73           5,500,000     2/22/2007      80.0        80.0                 0          2004                 N/A
   74           6,950,000     2/26/2007      60.4        55.5                 0          1984                 N/A
   75           5,150,000     4/11/2007      78.6        67.8                 0          1995                 N/A
   76           5,250,000      6/1/2007      76.2        71.2                 0          1896                1985
   77           4,700,000     2/20/2007      79.8        74.5                 0          1989          2006, 2007
   78           4,700,000     2/22/2007      78.5        60.5                 0          2006                 N/A
   79           4,440,000      3/3/2007      79.5        79.5                 0          2004                 N/A
   80           4,400,000     2/21/2007      79.4        67.3                 0          2004                 N/A
   81           4,300,000      1/2/2007      80.0        67.3                 0          1997                 N/A
   82           5,020,000    12/22/2006      67.7        58.0                 0          1988                 N/A
   83           4,275,000     3/29/2007      77.2        72.1                 0          2007                 N/A
   84           3,850,000      2/1/2007      79.2        68.3                 0          1985                2006
   85           8,000,000     4/18/2007      37.5        37.5                 0          1910                2004
   86           4,000,000     5/17/2007      75.0        70.4                 0          2007                 N/A
   87           3,050,000     2/14/2007      78.7        73.5                 0          1983                 N/A
   88           4,000,000      3/8/2007      57.3        48.6                 0     1964-1980                 N/A
   89           2,325,000     3/12/2007      79.6        74.5                 0          2006                 N/A
   90           2,250,000      4/7/2007      80.0        71.5                 0          1995                2007

               SQ FEET,      UNIT        LOAN                            RENT
 CONTROL     PADS, ROOMS      OF          PER         OCCUPANCY          ROLL           OWNERSHIP
   NO.      UNITS OR ACRE   MEASURE      UNIT       PERCENTAGE (%)       DATE            INTEREST
-------------------------------------------------------------------------------------------------------

    1           1,183,371   Sq Feet         355               98.3      4/1/2007   Fee Simple
    2           1,391,496   Sq Feet         223               98.3      3/1/2007   Fee Simple
   2A1          1,065,666   Sq Feet         232               98.8      3/1/2007   Fee Simple
   2A2            325,830   Sq Feet         193               96.1      3/1/2007   Fee Simple
                1,046,220   Sq Feet         164               99.5     3/28/2007   Fee Simple
   3A             468,528   Sq Feet          98               98.7     3/28/2007   Fee Simple
   3A1            310,630   Sq Feet          90              100.0     3/28/2007   Fee Simple
   3A2             41,841   Sq Feet         136               94.2     3/28/2007   Fee Simple
   3A3             35,975   Sq Feet         103               95.5     3/28/2007   Fee Simple
   3A4             36,610   Sq Feet          90               94.0     3/28/2007   Fee Simple
   3A5             29,252   Sq Feet         107              100.0     3/28/2007   Fee Simple
   3A6             14,220   Sq Feet         149              100.0     3/28/2007   Fee Simple
   3B             114,965   Sq Feet         209               99.1     3/28/2007   Fee Simple
   3C              54,619   Sq Feet         247              100.0     3/28/2007   Fee Simple
   3D              59,322   Sq Feet         225              100.0     3/28/2007   Fee Simple
   3E              48,000   Sq Feet         229              100.0     3/28/2007   Fee Simple
   3F              50,661   Sq Feet         216              100.0     3/28/2007   Fee Simple
   3G              46,525   Sq Feet         206              100.0     3/28/2007   Fee Simple
   3H              42,137   Sq Feet         213              100.0     3/28/2007   Fee Simple
   3I              35,761   Sq Feet         238              100.0     3/28/2007   Fee Simple
   3J              26,564   Sq Feet         251              100.0     3/28/2007   Fee Simple
   3K              29,993   Sq Feet         213              100.0     3/28/2007   Fee Simple
   3L              33,065   Sq Feet         191              100.0     3/28/2007   Fee Simple
   3M              12,904   Sq Feet         214              100.0     3/28/2007   Fee Simple
   3N              10,010   Sq Feet         218              100.0     3/28/2007   Fee Simple
   3O              13,166   Sq Feet         161              100.0     3/28/2007   Fee Simple
    4               2,759   Units        59,623               85.3       Various   Fee Simple
   4A1                460   Units        73,304               90.4     5/10/2007   Fee Simple
   4A2                320   Units        95,406               85.1     5/10/2007   Fee Simple
   4A3                582   Units        51,838               88.3      5/9/2007   Fee Simple
   4A4                432   Units        59,653               78.7     5/14/2007   Fee Simple
   4A5                374   Units        41,765               77.5     5/13/2007   Fee Simple
   4A6                395   Units        37,215               84.1     5/14/2007   Fee Simple
   4A7                196   Units        71,378               89.3     5/18/2007   Fee Simple
    5             857,776   Sq Feet         183               99.0      1/1/2007   Fee Simple
    6             968,831   Sq Feet         149               94.1      4/1/2007   Fee Simple
    7             446,637   Sq Feet         284               86.1     6/19/2007   Fee Simple
    8             609,493   Sq Feet         212               97.2      2/1/2007   Fee Simple
    9                 418   Units       190,191               93.8     3/27/2007   Fee Simple
   10             355,856   Sq Feet         192               91.9      5/1/2007   Fee Simple
   11               1,164   Units        55,842               92.3     4/26/2007   Fee Simple
  11A1                482   Units        68,726               94.0     4/26/2007   Fee Simple
  11A2                216   Units        67,616               91.7     4/26/2007   Fee Simple
  11A3                280   Units        48,046               89.6     4/26/2007   Fee Simple
  11A4                186   Units        20,517               90.3     4/26/2007   Fee Simple
   12             219,041   Sq Feet         292              100.0     5/23/2007   Fee Simple
   13             530,533   Sq Feet         116               75.1      6/1/2007   Fee Simple/Leasehold
   14                 404   Units       150,990               85.4     5/25/2007   Leasehold
   15                 328   Units       178,354               89.3     4/11/2007   Fee Simple
   16             515,381   Sq Feet         111               83.4     6/19/2007   Fee Simple
   17             334,809   Sq Feet         160               86.8      3/1/2007   Fee Simple
   18             504,101   Sq Feet         101               81.5     6/19/2007   Fee Simple/Leasehold
   19                 689   Units        72,569               87.1     4/26/2007   Fee Simple
   20                 274   Units       177,007               92.3     3/27/2007   Fee Simple
   21             170,323   Sq Feet         275               95.0      1/1/2007   Fee Simple
   22                 843   Units        53,055               92.6     3/21/2007   Fee Simple
   23                 240   Units       180,000               90.8      3/5/2007   Fee Simple
   24             404,098   Sq Feet         106               93.8      6/1/2007   Fee Simple
   25                 303   Units       134,983               94.4     3/27/2007   Fee Simple
   26             446,967   Sq Feet          78               99.8     3/27/2007   Fee Simple
   27                 184   Units       175,543               94.0     3/27/2007   Fee Simple
   28                 404   Units        72,030               93.6     3/27/2007   Fee Simple
   29             144,819   Sq Feet         200              100.0     4/23/2007   Fee Simple
   30                 114   Units       223,684               38.6      6/4/2007   Fee Simple
   31             120,737   Sq Feet         207               97.9     3/28/2007   Fee Simple
   32                 267   Units        91,760               97.0     3/29/2007   Fee Simple
   33                 344   Units        70,494               86.9     2/19/2007   Fee Simple
   34             103,992   Sq Feet         231              100.0     5/31/2007   Fee Simple
   35                 513   Units        45,419               96.7     4/20/2007   Fee Simple
   36              57,473   Sq Feet         405              100.0      6/1/2007   Fee Simple
   37             249,823   Sq Feet          80               95.2      2/2/2007   Fee Simple
   38             150,934   Sq Feet         117              100.0     6/13/2007   Fee Simple
   39              64,624   Sq Feet         271               95.9      7/9/2007   Fee Simple
  39A1             13,433   Sq Feet         310              100.0      7/9/2007   Fee Simple
  39A2             10,000   Sq Feet         250              100.0      7/9/2007   Fee Simple
  39A3              9,448   Sq Feet         253              100.0      7/9/2007   Fee Simple
  39A4             10,000   Sq Feet         225              100.0      7/9/2007   Fee Simple
  39A5              7,600   Sq Feet         271               64.9      7/9/2007   Fee Simple
  39A6              6,245   Sq Feet         280              100.0      7/9/2007   Fee Simple
  39A7              5,598   Sq Feet         247              100.0      7/9/2007   Fee Simple
  39A8              2,300   Sq Feet         439              100.0      7/9/2007   Fee Simple
   40              57,079   Sq Feet         291              100.0      7/9/2007   Fee Simple
  40A1              9,000   Sq Feet         364              100.0      7/9/2007   Fee Simple/Leasehold
  40A2              9,500   Sq Feet         301              100.0      7/9/2007   Fee Simple
  40A3              9,114   Sq Feet         272              100.0      7/9/2007   Fee Simple
  40A4              9,668   Sq Feet         252              100.0      7/9/2007   Fee Simple
  40A5              5,200   Sq Feet         415              100.0      7/9/2007   Fee Simple
  40A6              8,597   Sq Feet         251              100.0      7/9/2007   Fee Simple
  40A7              6,000   Sq Feet         207              100.0      7/9/2007   Fee Simple
   41                 264   Units        62,121               96.6     5/31/2007   Fee Simple
   42             133,582   Sq Feet         120               79.7     4/30/2007   Fee Simple
   43               89360   Sq Feet         173               97.2     5/24/2007   Fee Simple
   44             160,361   Sq Feet          92              100.0     5/30/2007   Fee Simple
   45                 672   Units        20,089               84.2      6/1/2007   Fee Simple
   46             105,140   Sq Feet         117              100.0     3/26/2007   Fee Simple
   47                 225   Units        53,833              100.0     4/30/2007   Fee Simple
   48             101,496   Sq Feet         114               88.2     4/10/2007   Fee Simple
   49               35727   Sq Feet         319              100.0     3/30/2007   Fee Simple
   50                 107   Rooms       102,804               71.2     1/31/2007   Fee Simple
   51             122,962   Sq Feet          85              100.0     3/31/2007   Fee Simple
   52                 166   Units        58,434               95.8     3/13/2007   Fee Simple
   53              30,916   Sq Feet         298              100.0      6/1/2007   Fee Simple
   54                 100   Rooms        89,836               78.5    12/31/2006   Fee Simple
   55              35,738   Sq Feet         246               93.6      7/5/2007   Fee Simple
   56              118376   Sq Feet          72               83.0      6/1/2007   Fee Simple
   57                 127   Units        66,142               94.5      3/2/2007   Fee Simple
   58              20,860   Sq Feet         374              100.0     5/14/2007   Fee Simple
   59               27116   Sq Feet         260               86.4      7/5/2007   Fee Simple
   60              46,101   Sq Feet         152              100.0     5/23/2007   Fee Simple
   61                 339   Units        20,649               90.6     1/31/2007   Fee Simple
   62                 184   Units        35,489               90.2     4/30/2007   Fee Simple
   63                 171   Units        36,257               90.1     4/11/2007   Fee Simple
   64               13905   Sq Feet         413              100.0     5/22/2007   Fee Simple
   65               30153   Sq Feet         182               94.7     4/27/2007   Fee Simple
   66                 100   Rooms        53,908               66.2    12/31/2006   Fee Simple
   67              97,036   Sq Feet          54               69.4     4/27/2007   Fee Simple
   68               62336   Sq Feet          83               92.2     5/21/2007   Fee Simple
   69              30,732   Sq Feet         163              100.0     1/18/2007   Fee Simple
   70              31,028   Sq Feet         161               89.5      5/1/2007   Fee Simple
   71              67,182   Sq Feet          72              100.0     5/21/2007   Fee Simple
   72              26,500   Sq Feet         167               94.9      7/5/2007   Fee Simple
   73              14,820   Sq Feet         297              100.0     3/16/2007   Fee Simple
   74              45,747   Sq Feet          92               96.9     3/28/2007   Fee Simple
   75              71,495   Sq Feet          57               90.2      6/4/2007   Fee Simple
   76              12,457   Sq Feet         321              100.0      7/3/2007   Fee Simple
   77              81,080   Sq Feet          46              100.0     4/13/2007   Fee Simple
   78              11,970   Sq Feet         308              100.0     2/14/2007   Fee Simple
   79               9,722   Sq Feet         363              100.0      1/1/2005   Fee Simple
   80              21,517   Sq Feet         162              100.0      5/2/2007   Fee Simple
   81              13,905   Sq Feet         247              100.0     5/22/2007   Fee Simple
   82              32,761   Sq Feet         104               93.9      7/9/2007   Fee Simple
   83              28,000   Sq Feet         118              100.0     5/18/2007   Leasehold
   84              22,075   Sq Feet         138              100.0      3/6/2007   Fee Simple
   85               4,960   Sq Feet         605              100.0     7/12/2007   Fee Simple
   86              14,820   Sq Feet         202              100.0      2/1/2007   Fee Simple
   87              38,071   Sq Feet          63               83.4     4/13/2007   Fee Simple
   88             100,342   Sq Feet          23              100.0     3/28/2007   Fee Simple
   89              12,000   Sq Feet         154              100.0      4/9/2007   Fee Simple
   90              15,684   Sq Feet         115              100.0      6/1/2007   Fee Simple

                                LARGEST                               LARGEST           LARGEST
 CONTROL                        TENANT                              TENANT AREA       TENANT LEASE
   NO.                           NAME                            LEASED (SQ. FT.)      EXP. DATE
---------------------------------------------------------------------------------------------------

    1       Credit Suisse                                                  270,486       10/31/2014
    2       N/A                                                                N/A              N/A
   2A1      GSA                                                            211,011        4/27/2012
   2A2      Freedom Forum                                                   61,250        6/30/2009
            N/A                                                                N/A              N/A
   3A       N/A                                                                N/A              N/A
   3A1      Conta Clip, Inc.                                                17,530        2/28/2009
   3A2      Integrated Photonics                                            22,500       12/31/2011
   3A3      Long Elephants Legs                                             13,500        2/28/2009
   3A4      N/A                                                                N/A              N/A
   3A5      Oasis America                                                   10,075        6/30/2010
   3A6      People's Wireless                                                  576              MTM
   3B       Kids Junction, LLC                                               9,250        2/28/2017
   3C       Saint Claire's Primary Care                                     17,079         8/1/2016
   3D       Princeton Survey Research Associates                             4,501       10/31/2009
   3E       Princeton Longevity Institute                                   12,000        8/31/2009
   3F       Goddard School                                                  10,856        1/31/2009
   3G       Lakeview Child Center                                           11,076        9/30/2015
   3H       Larken Associates                                                6,269        4/30/2009
   3I       Kiddie Academy                                                   9,659       10/31/2009
   3J       Caylee Corp.d/b/a Penlar Pharmacy                                3,485       12/31/2012
   3K       Warren Hospital                                                  4,296       11/30/2008
   3L       Tri County CMO                                                   6,650       12/31/2010
   3M       Busy Bees Learning International                                 6,704        2/28/2013
   3N       HBC Kiddie Academy                                              10,010       11/30/2010
   3O       Montgomery Internal Medicine                                     3,355       11/30/2012
    4       N/A                                                                N/A              N/A
   4A1      N/A                                                                N/A              N/A
   4A2      N/A                                                                N/A              N/A
   4A3      N/A                                                                N/A              N/A
   4A4      N/A                                                                N/A              N/A
   4A5      N/A                                                                N/A              N/A
   4A6      N/A                                                                N/A              N/A
   4A7      N/A                                                                N/A              N/A
    5       NYC Economic Development Corp.                                 258,871        8/31/2019
    6       Private Healthcare Systems                                     202,303       10/31/2010
    7       Clark Thomas and Winters                                        95,199       12/20/2016
    8       Sears                                                          126,560        9/30/2048
    9       N/A                                                                N/A              N/A
   10       Wachovia                                                        89,827       12/31/2010
   11       N/A                                                                N/A              N/A
  11A1      N/A                                                                N/A              N/A
  11A2      N/A                                                                N/A              N/A
  11A3      N/A                                                                N/A              N/A
  11A4      N/A                                                                N/A              N/A
   12       AIG Financial Products Corp.                                    84,653        3/31/2017
   13       Graves Dougherty Hearon & Moody                                 67,377       12/20/2020
   14       N/A                                                                N/A              N/A
   15       N/A                                                                N/A              N/A
   16       Brown McCarroll L.L.P.                                         106,325        6/20/2014
   17       Young & Rubicam, Inc.                                           43,540         6/1/2013
   18       Fulbright & Jaworski                                           107,455        6/20/2012
   19       N/A                                                                N/A              N/A
   20       N/A                                                                N/A              N/A
   21       Actuate Corp                                                    73,853         2/1/2008
   22       N/A                                                                N/A              N/A
   23       N/A                                                                N/A              N/A
   24       Baker Botts LLP                                                 62,556        6/20/2022
   25       N/A                                                                N/A              N/A
   26       Federation Employment and Guidance Services                    230,039       11/30/2018
   27       N/A                                                                N/A              N/A
   28       N/A                                                                N/A              N/A
   29       Bermello Ajamil                                                 36,131        2/28/2009
   30       N/A                                                                N/A              N/A
   31       Limited Express Inc.                                            19,950        2/28/2023
   32       N/A                                                                N/A              N/A
   33       N/A                                                                N/A              N/A
   34       Star markets Company (Shaw's)                                   61,800        1/31/2018
   35       N/A                                                                N/A              N/A
   36       Equinox Highland Park                                           23,200       12/31/2019
   37       Houston Community College                                       26,040        5/31/2009
   38       Goody's Family Clothing                                         30,367        7/31/2013
   39       N/A                                                                N/A              N/A
  39A1      Kinko's, Inc.                                                    5,000        7/31/2011
  39A2      Men's Wearhouse                                                  6,000        2/28/2012
  39A3      Men's Wearhouse                                                  5,490        2/28/2010
  39A4      City Mattress of South Florida, Inc.                            10,000       11/30/2016
  39A5      Men's Warehouse Cleaners                                         3,600        2/28/2017
  39A6      Men's Wearhouse                                                  6,245        2/28/2011
  39A7      Men's Wearhouse                                                  5,598        2/28/2010
  39A8      For Eyes Optical                                                 2,300        4/30/2015
   40       N/A                                                                N/A              N/A
  40A1      Men's Warehouse                                                  6,300        7/31/2012
  40A2      Vitamin Shoppe                                                   4,950        9/30/2019
  40A3      Mattress Warehouse                                               4,500        2/28/2014
  40A4      Men's Wearhouse                                                  6,000        2/28/2010
  40A5      For Eyes Optical                                                 2,600        7/31/2013
  40A6      Men's Warehouse                                                  5,177        2/28/2013
  40A7      Men's Warehouse                                                  3,500        2/28/2014
   41       N/A                                                                N/A              N/A
   42       Regent Seven Seas                                               36,342       12/31/2012
   43       Dicks Sporting Goods                                            55,500        1/31/2018
   44       Gold's Gym                                                      39,290        8/31/2012
   45       N/A                                                                N/A              N/A
   46       General Dynamics Ordnano                                        63,000       11/30/2010
   47       N/A                                                                N/A              N/A
   48       Joy East Chinese Restaurant                                     14,155        1/31/2013
   49       Express- Limited Brands                                         12,080              MTM
   50       N/A                                                                N/A              N/A
   51       Hanson Aggregates Inc                                           98,400        4/30/2014
   52       N/A                                                                N/A              N/A
   53       Carniceria Argentina La Estancia, Inc.                           4,454        4/30/2008
   54       N/A                                                                N/A              N/A
   55       Berryhill Baja Grill                                             4,866        5/31/2015
   56       Big Lots                                                        32,836        1/31/2010
   57       N/A                                                                N/A              N/A
   58       Kee Grill                                                        5,200       10/31/2008
   59       The Men's Warehouse                                              6,050        2/28/2013
   60       LaMorte Burns & Co Inc.                                         28,243       10/31/2010
   61       N/A                                                                N/A              N/A
   62       N/A                                                                N/A              N/A
   63       N/A                                                                N/A              N/A
   64       Walgreens                                                       13,905        4/30/2059
   65       May Dragon Restaurant                                            6,000        3/31/2009
   66       N/A                                                                N/A              N/A
   67       N/A                                                                N/A              N/A
   68       Fun Party Shop                                                   5,600         2/1/2008
   69       Baybridge Playrobics                                             9,546        5/31/2014
   70       Phoenix Speedway Corp                                           15,530        8/31/2019
   71       Fedex Ground                                                    67,182       12/31/2016
   72       Huff Realty                                                      5,092        9/30/2007
   73       Walgreens                                                       14,820        8/31/2079
   74       Columbine Valley Liquors                                         5,120        7/30/2013
   75       N/A                                                                N/A              N/A
   76       Wiggins, Childs, Quinn & Pantazis                               10,059        6/30/2011
   77       TruSeal Technologies,Inc.                                       81,080        6/30/2017
   78       CVS Pharmacy Store #142-01                                      11,970         2/1/2032
   79       Walgreens                                                        9,722       12/31/2079
   80       Buffett Garden                                                   4,917       12/31/2011
   81       Walgreens                                                       13,905         2/2/2017
   82       Goodwill Industries of SW Florida, DBA Goodwill                  6,200        2/28/2008
   83       LNT West, Inc.                                                  28,000        9/20/2026
   84       Creative Floors, Inc.                                            6,880       11/30/2011
   85       Claremont Madison LLC                                            4,960       12/31/2011
   86       Walgreens                                                       14,820        1/31/2082
   87       Wisner, Nunnally, Gold, LLP                                      3,696        4/30/2008
   88       Winn Dixie                                                      49,980         3/5/2012
   89       Cato's                                                           4,160        1/31/2012
   90       Ferguson Enterprises Inc.                                       15,684         4/6/2016

                              2ND LARGEST                           2ND LARGEST       2ND LARGEST
 CONTROL                         TENANT                             TENANT AREA       TENANT LEASE
   NO.                            NAME                            LEASED (SQ. FT.)     EXP. DATE
---------------------------------------------------------------------------------------------------

    1       JWT                                                            270,280      12/31/2016
    2       N/A                                                                N/A             N/A
   2A1      Northrop Corporation                                           140,330      12/31/2012
   2A2      GSA                                                             50,779       1/31/2012
            N/A                                                                N/A             N/A
   3A       N/A                                                                N/A             N/A
   3A1      Sandlot Enterprises                                             15,000       1/31/2016
   3A2      Boro Kids Zone                                                   4,864      12/31/2008
   3A3      Dachen                                                           6,750       6/30/2013
   3A4      N/A                                                                N/A             N/A
   3A5      RPC Equities                                                     7,925      11/30/2007
   3A6      4 Life Customs, LLC                                                576             MTM
   3B       Ferris Group, Inc. (John Bendall)                                9,250      12/31/2015
   3C       HSBC Office                                                      8,417       3/31/2016
   3D       The Topspin Group                                                2,920      12/31/2007
   3E       Montessori (Syed Realty)                                         8,000       8/31/2016
   3F       Milan Rose Photography                                           3,870       5/31/2008
   3G       Wentworth group, Inc.                                            4,366       8/31/2010
   3H       Alatae Medical                                                   3,263       6/30/2013
   3I       United Cerebral Palsy                                            6,520      12/31/2011
   3J       2000, Inc                                                        3,444       6/30/2014
   3K       Skylands Community Bank                                          2,791       7/31/2011
   3L       Pacific Design and Manufacturing                                 4,750       4/30/2011
   3M       Warren Hospital                                                  6,200       4/30/2013
   3N       N/A                                                                N/A             N/A
   3O       The Laurel Group                                                 2,519      11/30/2011
    4       N/A                                                                N/A             N/A
   4A1      N/A                                                                N/A             N/A
   4A2      N/A                                                                N/A             N/A
   4A3      N/A                                                                N/A             N/A
   4A4      N/A                                                                N/A             N/A
   4A5      N/A                                                                N/A             N/A
   4A6      N/A                                                                N/A             N/A
   4A7      N/A                                                                N/A             N/A
    5       American Home Assurance Corp.                                  100,996       9/30/2008
    6       United Healthcare                                               66,883       8/31/2016
    7       Akin, Gump, Strauss, Hauer, Feld LLP                            87,624       3/20/2014
    8       Kohl's                                                          86,605        2/3/2024
    9       N/A                                                                N/A             N/A
   10       Dean, Mead, Egerton                                             30,391       4/30/2014
   11       N/A                                                                N/A             N/A
  11A1      N/A                                                                N/A             N/A
  11A2      N/A                                                                N/A             N/A
  11A3      N/A                                                                N/A             N/A
  11A4      N/A                                                                N/A             N/A
   12       D.L. Ryan Companies, Ltd.                                       83,060       8/31/2012
   13       Frost National Bank                                             51,958       4/20/2014
   14       N/A                                                                N/A             N/A
   15       N/A                                                                N/A             N/A
   16       Wells Fargo Bank                                                45,236       1/20/2010
   17       Swire Pacific Holdings Retail Master Lease                      22,084       2/28/2009
   18       McGinnis Lochridge                                              59,276       9/20/2016
   19       N/A                                                                N/A             N/A
   20       N/A                                                                N/A             N/A
   21       San Mateo Health                                                46,390       12/1/2010
   22       N/A                                                                N/A             N/A
   23       N/A                                                                N/A             N/A
   24       401(k) Company                                                  39,769       4/20/2008
   25       N/A                                                                N/A             N/A
   26       Amsco Publications                                              48,720       2/28/2014
   27       N/A                                                                N/A             N/A
   28       N/A                                                                N/A             N/A
   29       Terremark Worldwide, Inc                                        17,929       3/13/2008
   30       N/A                                                                N/A             N/A
   31       Honors Bridge Center                                            11,381      10/31/2016
   32       N/A                                                                N/A             N/A
   33       N/A                                                                N/A             N/A
   34       Greater Boston Radio Inc.                                       42,192       6/30/2013
   35       N/A                                                                N/A             N/A
   36       Tucker Development Corporation                                   7,327      12/31/2019
   37       Pika International                                              20,000      12/31/2009
   38       TJX Companies Inc                                               30,000       8/31/2013
   39       N/A                                                                N/A             N/A
  39A1      Mattress Warehouse                                               4,000       2/28/2011
  39A2      Vitamin Shoppe                                                   4,000       1/31/2013
  39A3      Payless Shoe Source, Inc.                                        2,700      11/30/2009
  39A4      N/A                                                                N/A             N/A
  39A5      Goodwill Industries                                              1,330        4/1/2012
  39A6      N/A                                                                N/A             N/A
  39A7      N/A                                                                N/A             N/A
  39A8      N/A                                                                N/A             N/A
   40       N/A                                                                N/A             N/A
  40A1      Vitamin Shoppe                                                   2,700       2/28/2013
  40A2      For Eyes Optical                                                 2,550       7/31/2013
  40A3      Norwood Management                                               3,114       3/31/2009
  40A4      For Eyes Optical                                                 2,036      11/30/2014
  40A5      Verizon Wireless                                                 2,600       5/13/2013
  40A6      The Casual Male                                                  3,420       3/31/2012
  40A7      America's Mattress                                               2,500      11/30/2011
   41       N/A                                                                N/A             N/A
   42       Massachusetts Mutual                                            23,300       1/31/2013
   43       Kirkland's Home                                                  7,206       1/31/2018
   44       Glen Burnie Bowling Center Inc.                                 30,704       8/31/2016
   45       N/A                                                                N/A             N/A
   46       Avaya Inc                                                       42,140       1/31/2010
   47       N/A                                                                N/A             N/A
   48       Rubio's Special Event                                           10,277       6/30/2011
   49       The Gap                                                         10,467       1/31/2010
   50       N/A                                                                N/A             N/A
   51       American Towers Corporation                                      5,812       4/30/2009
   52       N/A                                                                N/A             N/A
   53       Atlanta Bread                                                    4,164       8/31/2010
   54       N/A                                                                N/A             N/A
   55       I Love Sushi                                                     4,196      10/31/2016
   56       Beall's Outlet                                                  14,000       5/31/2011
   57       N/A                                                                N/A             N/A
   58       Bank of America                                                  4,000       6/14/2018
   59       Metro Brokers, Inc.                                              5,321       8/31/2016
   60       Onward Healthcare, Inc.                                         14,196      12/31/2010
   61       N/A                                                                N/A             N/A
   62       N/A                                                                N/A             N/A
   63       N/A                                                                N/A             N/A
   64       N/A                                                                N/A             N/A
   65       Mr. Sushi Japanese Restaurant                                    4,680      12/31/2014
   66       N/A                                                                N/A             N/A
   67       N/A                                                                N/A             N/A
   68       Hearth & Harvest                                                 5,000       2/28/2009
   69       Ridgewood Savings Bank                                           3,700      11/30/2021
   70       Maricopa County Assessor                                         6,173       1/31/2011
   71       N/A                                                                N/A             N/A
   72       House of France Furniture                                        4,950       5/31/2009
   73       N/A                                                                N/A             N/A
   74       Fabric Expressions                                               3,000       7/31/2012
   75       N/A                                                                N/A             N/A
   76       Vulcan Wine Bar/Restaurant                                       1,508       2/28/2017
   77       N/A                                                                N/A             N/A
   78       N/A                                                                N/A             N/A
   79       N/A                                                                N/A             N/A
   80       Habanero's Mex Grill                                             4,000      12/31/2009
   81       N/A                                                                N/A             N/A
   82       Setterquist Carpet & Tile                                        4,800       7/31/2010
   83       N/A                                                                N/A             N/A
   84       Wing Hua Corporation                                             4,020       9/30/2011
   85       N/A                                                                N/A             N/A
   86       N/A                                                                N/A             N/A
   87       CETC Unlimited, Inc.                                             2,409       6/30/2009
   88       Goodwill Industries of Central Florida                          18,000       5/31/2009
   89       Payless ShoeSource                                               2,800       3/31/2012
   90       N/A                                                                N/A             N/A

                           3RD LARGEST                              3RD LARGEST       3RD LARGEST
 CONTROL                      TENANT                                TENANT AREA      TENANT LEASE
   NO.                         NAME                              LEASED (SQ. FT.)      EXP. DATE
--------------------------------------------------------------------------------------------------

    1       Bear Stearns                                                   254,585       7/31/2020
    2       N/A                                                                N/A             N/A
   2A1      Raytheon                                                       115,668       8/31/2013
   2A2      Bodies the Exhibition                                           47,271       3/31/2008
            N/A                                                                N/A             N/A
   3A       N/A                                                                N/A             N/A
   3A1      Fairway Green                                                   13,500      10/31/2012
   3A2      Quingdao - Super Products                                        4,864       4/30/2009
   3A3      Custom Motorcycle Parts                                          3,405       3/31/2008
   3A4      N/A                                                                N/A             N/A
   3A5      Indofine Chemical                                                4,478       3/31/2009
   3A6      Robert Griggs Plumbing and Heating                                 540      12/31/2007
   3B       The Goddard School                                               7,000       9/30/2018
   3C       SportsCare Institute                                             7,471       4/30/2015
   3D       Nassau Ear Nose and Throat                                       2,793       6/30/2009
   3E       Princeton Allergy & Asthma Associates                            8,000      11/30/2013
   3F       Carrenttino                                                      3,186       2/28/2017
   3G       Delaware Valley Retina                                           3,997       3/31/2010
   3H       Emmi and Emmi                                                    2,557       1/31/2008
   3I       Plaza Family Care PC                                             3,969       9/30/2010
   3J       A Cut Above Salon                                                2,133       5/31/2012
   3K       Biagos Brickoven Pizza                                           2,128       6/30/2014
   3L       Natural Medicine and Rehabilitation                              4,135      10/31/2009
   3M       N/A                                                                N/A             N/A
   3N       N/A                                                                N/A             N/A
   3O       e2ECTA,Inc.                                                      1,184       5/31/2008
    4       N/A                                                                N/A             N/A
   4A1      N/A                                                                N/A             N/A
   4A2      N/A                                                                N/A             N/A
   4A3      N/A                                                                N/A             N/A
   4A4      N/A                                                                N/A             N/A
   4A5      N/A                                                                N/A             N/A
   4A6      N/A                                                                N/A             N/A
   4A7      N/A                                                                N/A             N/A
    5       NYC Housing Development Corporation                             54,665       1/31/2015
    6       Pittiglio Rabin                                                 56,271       3/31/2009
    7       AVP Management Services                                         46,061       2/20/2012
    8       JCPenney                                                        85,526      11/30/2012
    9       N/A                                                                N/A             N/A
   10       Hannover Life Reassurance                                       25,540      12/31/2012
   11       N/A                                                                N/A             N/A
  11A1      N/A                                                                N/A             N/A
  11A2      N/A                                                                N/A             N/A
  11A3      N/A                                                                N/A             N/A
  11A4      N/A                                                                N/A             N/A
   12       Alea North American Company                                     29,232       3/31/2012
   13       Winstead Sechrest & Minick                                      51,875       5/20/2014
   14       N/A                                                                N/A             N/A
   15       N/A                                                                N/A             N/A
   16       Andrews & Kurth                                                 30,712       6/20/2015
   17       Sony Ericsson Mobile Communications                             13,758       4/30/2008
   18       Scott Douglass McConn                                           48,947       2/20/2015
   19       N/A                                                                N/A             N/A
   20       N/A                                                                N/A             N/A
   21       Solstice Neuroscience                                           16,712        3/1/2010
   22       N/A                                                                N/A             N/A
   23       N/A                                                                N/A             N/A
   24       Public Strategies, Inc.                                         39,357       4/20/2015
   25       N/A                                                                N/A             N/A
   26       The City of New York                                            48,270       4/16/2028
   27       N/A                                                                N/A             N/A
   28       N/A                                                                N/A             N/A
   29       Astor Development Goup, LLC                                     14,172       3/30/2011
   30       N/A                                                                N/A             N/A
   31       Manhattan Sports Performance                                    10,070       9/30/2014
   32       N/A                                                                N/A             N/A
   33       N/A                                                                N/A             N/A
   34       N/A                                                                N/A             N/A
   35       N/A                                                                N/A             N/A
   36       Fifth Third Bank                                                 5,900      12/31/2024
   37       ATC                                                             13,975       9/30/2007
   38       Barnes & Noble                                                  23,207       7/31/2013
   39       N/A                                                                N/A             N/A
  39A1      Starbucks Coffee                                                 1,500       4/30/2011
  39A2      N/A                                                                N/A             N/A
  39A3      Gamestop, Inc.                                                   1,258      11/30/2009
  39A4      N/A                                                                N/A             N/A
  39A5      N/A                                                                N/A             N/A
  39A6      N/A                                                                N/A             N/A
  39A7      N/A                                                                N/A             N/A
  39A8      N/A                                                                N/A             N/A
   40       N/A                                                                N/A             N/A
  40A1      N/A                                                                N/A             N/A
  40A2      T-Mobile                                                         2,000       7/31/2012
  40A3      Electronic Boutique                                              1,500       2/28/2009
  40A4      UPS Store                                                        1,632      11/30/2009
  40A5      N/A                                                                N/A             N/A
  40A6      N/A                                                                N/A             N/A
  40A7      N/A                                                                N/A             N/A
   41       N/A                                                                N/A             N/A
   42       eDiets.com                                                      20,206       1/31/2017
   43       Lane Bryan/Cacique                                               7,206       1/31/2018
   44       David's Bridal Inc.                                             19,973       6/30/2011
   45       N/A                                                                N/A             N/A
   46       N/A                                                                N/A             N/A
   47       N/A                                                                N/A             N/A
   48       Oxygen Fitness Center                                            7,012      11/30/2007
   49       Starbucks                                                        2,500       3/31/2010
   50       N/A                                                                N/A             N/A
   51       Menzies Aviation Group                                           2,750      12/31/2009
   52       N/A                                                                N/A             N/A
   53       Pizza Hut                                                        3,200       4/30/2011
   54       N/A                                                                N/A             N/A
   55       Great China Restaurant                                           3,493       6/30/2013
   56       Factory Card Outlet                                             13,052       7/31/2012
   57       N/A                                                                N/A             N/A
   58       DeMeideros Day Spa                                               3,704      10/15/2010
   59       Verizon Wireless                                                 5,050       6/30/2016
   60       MTM Technology                                                   2,116       6/30/2011
   61       N/A                                                                N/A             N/A
   62       N/A                                                                N/A             N/A
   63       N/A                                                                N/A             N/A
   64       N/A                                                                N/A             N/A
   65       Purdy's Burgers and Grill                                        4,211       6/30/2009
   66       N/A                                                                N/A             N/A
   67       N/A                                                                N/A             N/A
   68       Area Circulation of N GA                                         3,250       1/31/2010
   69       7-Eleven, Inc.                                                   2,200       4/30/2011
   70       Kimley-Horn and Associates, Inc.                                 6,060       1/31/2012
   71       N/A                                                                N/A             N/A
   72       Sports Investments                                               3,970       7/31/2011
   73       N/A                                                                N/A             N/A
   74       Arapahoe Vet Hospital                                            3,000       4/30/2009
   75       N/A                                                                N/A             N/A
   76       Georgetown Valet                                                   890       3/31/2017
   77       N/A                                                                N/A             N/A
   78       N/A                                                                N/A             N/A
   79       N/A                                                                N/A             N/A
   80       Cingular Wireless LLC                                            3,000      12/31/2009
   81       N/A                                                                N/A             N/A
   82       Surety Construction Inc.                                         2,761      12/31/2008
   83       N/A                                                                N/A             N/A
   84       House of Spices                                                  2,640       1/31/2012
   85       N/A                                                                N/A             N/A
   86       N/A                                                                N/A             N/A
   87       Multiple Choices                                                 2,167      11/30/2008
   88       Beall's Outlet Stores #248                                      12,842       4/30/2011
   89       GameStop                                                         1,840       1/31/2013
   90       N/A                                                                N/A             N/A

Annex A-1 Footnotes

All Mortgage Loans	With regard to multi-property mortgage loans or cross-collateralized mortgage loans, each such mortgage loan or related mortgaged real property with a particular letter designation in the ‘‘Cross-Collateralized Groups’’ column is either part of a multi-property loan or crossed-collateralized with each of the other mortgage loans or mortgaged properties with the same letter designation.

With regards to Prepayment Provisions, the number in any parenthetical reflects the number of months in the applicable period during which the subject prepayment is in effect.

The weighted average occupancy for multi-property loans is based on allocated loan amounts.

With regards to the ‘‘% of Aggregate Cut-off Date Balance’’ column, 0.0 means the percentage by total cut-off date principal balance is less than 0.05%.

(1) 237 Park Avenue	The 237 Park Avenue Mortgage Loan is part of the 237 Park Avenue Loan Combination that also includes the 237 Park Avenue Subordinate Non-Trust Loan in the cut-off date principal amount of $255,400,000.

Mortgage Interest Rate is for the 237 Park Avenue Mortgage Loan only. The Mortgage Interest Rate for the 237 Park Avenue Subordinate Non-Trust Loan is 6.0056%.

U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W NOI and U/W NCF. The U/W NOI and U/W NCF are projected to be $65,753,695 and $63,839,802, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 76,516 square feet upon building re-measurement and additional rent related to that square footage at current market rents and certain other lease-up assumptions.

U/W DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments for the 237 Park Avenue Mortgage Loan only. The U/W DSCR based on in-place U/W NCF for the entire 237 Park Avenue Loan Combination is 0.98x. The U/W DSCR based on the projected U/W NCF of $63,839,802 for the 237 Park Avenue Mortgage Loan only is 2.39x. The U/W DSCR based on that projected U/W NCF for the entire 237 Park Avenue Loan Combination is 1.51x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the 237 Park Avenue Mortgage Loan and do not take into account the 237 Park Avenue Subordinate Non-Trust Loan. The Cut-off Date LTV Ratio and the Maturity LTV Ratio of the entire 237 Park Avenue Loan Combination are both 52.3%.

Credit Suisse’s lease expiration includes 229,820 square feet expiring October 31, 2014 and 40,666 square feet expiring October 31, 2009.

(2) Rosslyn Portfolio	The Rosslyn Portfolio Mortgage Loan is part of the Rosslyn Portfolio Loan Combination that also includes the Rosslyn Portfolio Subordinate Non-Trust Loan in the cut-off date principal amount of $257,675,000.

The Mortgage Interest Rate set forth above is for the Rosslyn Portfolio Mortgage Loan only. The Mortgage Interest Rate for the Rosslyn Portfolio Subordinate Non-Trust Loan is 6.00394%.

A-1-1

Annex A-1 Footnotes — continued

The Rosslyn Portfolio Mortgaged Properties are comprised of 1000-1100 Wilson Boulevard, which consists of two buildings with an aggregate of 1,065,666 square feet, and 1101 Wilson Boulevard with 325,830 square feet.

U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W NOI and U/W NCF. The U/W NOI and U/W NCF are projected to be $44,366,567 and $41,684,099, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases and certain other lease-up assumptions.

U/W DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments at an interest rate of 5.83082% calculated on an Actual/360 Basis and without regard to the Rosslyn Portfolio Subordinate Non-Trust Loan. The U/W NCF DSCR based on in-place U/W NCF and interest-only payments based on a weighted average interest rate of 5.9094% calculated on an Actual/360 Basis for the entire Rosslyn Portfolio Loan Combination is 1.21x. The U/W NCF DSCR for the Rosslyn Portfolio Mortgage Loan based on the projected U/W NCF of $41,684,099 is 2.27x. The U/W NCF DSCR based on that projected U/W NCF for the entire Rosslyn Portfolio Loan Combination is 1.23x.

Appraised Value reflects the aggregate appraised values of the Rosslyn Portfolio Mortgaged Properties comprised of $670,000,000 for 1000-1100 Wilson Boulevard and $171,000,000 for 1101 Wilson Boulevard.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the Rosslyn Portfolio Mortgage Loan and do not take into account the Rosslyn Portfolio Subordinate Non-Trust Loan. The Cut-off Date LTV Ratio and the Maturity LTV Ratio of the entire Rosslyn Portfolio Loan Combination are 67.5%.

GSA’s lease expiration includes 12,093 square feet expiring April 30, 2010, an aggregate of 216,369 square feet expiring 2012, 14,226 square feet expiring June 9, 2013 and 19,102 square feet expiring August 1, 2017. Approximately 69,510 square feet of the 261,790 square feet (26.6% of tenant space) is subject to early termination provisions.

Freedom Forum’s lease expiration includes 8,255 square feet on a month-to-month basis and 17,665 square feet expiring January 31, 2008.

(3) Larken Portfolio	The Larken Portfolio Mortgage Loans are comprised of 15 cross-collateralized and cross-defaulted loans, each with substantially the same terms including the same mortgage interest rate, interest calculation, first payment date and maturity date.

The Larken Portfolio is comprised of 20 properties consisting of 10 office properties, six industrial properties (including one self-storage facility) and four retail properties (including one child day care facility), which represent 62.9%, 26.6% and 10.5%, respectively of the aggregate of the Larken Portfolio Mortgage Loans.

Occupancy is a weighted average as of March 28, 2007, based on loan amounts and individual property occupancy including 104,074 square feet of master leased space. The weighted average physical occupancy based on loan amounts and individual property occupancy excluding master leased space is 88.7%.

U/W NCF is the aggregate for the 20 Larken Portfolio Mortgaged Properties.

A-1-2

Annex A-1 Footnotes — continued

U/W DSCR based on aggregate U/W NCF and calculated based on the aggregate annual interest-only payments.

LTV based on aggregate of appraised values based on a combined portfolio value for the 20 Larken Portfolio Mortgaged Properties.

The physical occupancy, excluding master leased space, for those certain properties are: 67.3% for Branchburg Commons, 83.7% for Parsippany Commons, 85.9% for Montgomery Commons, 88.6% for Montgomery Professional Center, 84.0% for Princess Road Office Park, 75.2% for Campus View Plaza and 75.1% for Gateway Building.

The Hillsborough, Ind. Loan is comprised of six properties, which include Hillsborough Business Center 1-9, 11&12, Hillsborough Business Center 5/6, Hillsborough Business Center 18/19, Jill Court, Larken Mini-Storage and Mini Office Warehouse.

Goddard School occupies 10,856 square feet in Kingsbridge Center and 7,000 square feet in Branchburg Commons.

Goddard School’s lease expiration includes 8,700 square feet expiring January 31, 2014, 7,000 square feet expiring September 30, 2018 and 2,156 square feet expiring January 31, 2009.

(4) Bethany Phoenix Portfolio I	The Bethany Phoenix Portfolio I Mortgaged Properties are comprised of seven garden-style apartment complexes located in Arizona with an aggregate of 2,759 residential units.

Weighted average occupancy of the Bethany Phoenix Portfolio I Mortgaged Properties is weighted based on allocated loan amounts.

U/W NCF reflects aggregate U/W NCF of the Bethany Phoenix Portfolio I Mortgaged Properties.

U/W DSCR based on aggregate U/W NCF and calculated based on the annual interest-only payments for the Bethany Phoenix Portfolio I Mortgage Loan.

Appraised value reflects aggregate as-is appraised value of the seven Bethany Phoenix Portfolio I Mortgaged Properties. Laguna Village, Alante at the Islands, Tuscany Palm, Whispering Meadows and Santan Crossing were appraised as of May 3, 2007. Sienna Springs was appraised as of May 4, 2007 and Verrado Park was appraised as of May 7, 2007. The aggregate stabilized appraised value of the seven Bethany Phoenix Portfolio I Mortgaged Properties as of May 3-7, 2010 is $278,350,000.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the aggregate stabilized as-is appraised value are both 59.1%.

The stabilized appraised values for the Bethany Phoenix Portfolio I Mortgaged Properties as of May 2010 are $58,700,000 for Laguna Village, $49,400,000 for Alante at the Islands, $50,000,000 for Tuscany Palm, $44,700,000 for Whispering Meadows, $27,250,000 for Santan Crossing, $26,200,000 for Sienna Springs and $22,100,000 for Verrado Park for an aggregate stabilized value for the Bethany Phoenix Portfolio I Mortgaged Properties of $278,350,000.

A-1-3

Annex A-1 Footnotes — continued

(5) 110 William Street	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W NOI and U/W NCF. The U/W NOI and U/W NCF are projected to be $15,198,956 and $14,350,487, respectively, based on assumed mark-to-market rent adjustments applied to below and above-market tenant leases based on appraiser’s market rent and certain other lease-up assumptions.

U/W DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W DSCR based on the projected U/W NCF of $14,350,487 is 1.32x.

Largest Tenant NYC Economic Development Corp.’s lease expiration includes 75,572 square feet that expires on August 31, 2014.

(6) Bay Colony Corporate Center	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W NOI and U/W NCF. The U/W NOI and U/W NCF are projected to be $23,282,728 and $21,885,331, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases and certain other lease-up assumptions.

U/W DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W DSCR based on the projected U/W NCF of $21,885,331 is 2.30x.

(7) 300 West 6th Street	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W NOI and U/W NCF. The U/W NOI and U/W NCF are projected to be $9,921,125 and $9,118,518, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of square footage by approximately 12,448 square feet upon building re-measurements and additional rent related to that increased square footage at current market rents and certain other lease-up assumptions.

U/W DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR based on the projected U/W NCF of $9,118,518 is 1.18x.

Clark Thomas and Winter’s lease expiration includes 3,525 square feet expiring December 31, 2016.

(8) University Mall	Square feet reflects the gross leasable area of the entire mall including any anchors or outparcels which may not be part of the collateral. Collateral square feet comprising the University Mall Mortgaged Property totals 434,933 square feet comprised of 232,131 square feet of anchor space, 178,217 square feet of in-line mall space and 24,585 square feet of out-parcel space.

Loan Per Unit is based on the collateral square feet of the University Mall Mortgaged Property.

Occupancy Percentage reflects overall mall occupancy. In-line occupancy was 94.4% at Rent Roll Date.

Largest Tenant Sears owns its store and leases its pad for the University Mall Borrower. The pad, but not the store, is part of the collateral.

Sears’ pad lease provides for four, 10-year extension options.

A-1-4

Annex A-1 Footnotes — continued

Second Largest Tenant Kohl’s lease provides for six, five-year extension options.

Third Largest Tenant JCPenney’s lease provides for five, five-year extension options.

(9) Monarch Coast	The Monarch Coast Mortgage Loan is part of the Monarch Coast Loan Combination that also includes the Monarch Coast Subordinate Non-Trust Loan in the cut-off date principal amount of $7,000,000. The Monarch Coast Loan Combination has a cut-off date principal balance of $86,500,000.

Mortgage Rate is for the Monarch Coast Mortgage Loan only. The mortgage interest rate for the Monarch Coast Subordinate Non-Trust Loan is 10.500%.

U/W Net Operating Income and U/W Net Cash flow reflect in-place U/W NOI and U/W NCF. The U/W NOI and U/W NCF are projected to be $6,343,937 and $6,260,337, respectively, based on assumed completion of renovation program, assumption of bringing 80% of units to current market rents and certain other lease-up assumptions.

U/W DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments for the Monarch Coast Mortgage Loan only (without regard to the Monarch Coast Subordinate Non-Trust Loan). The U/W DSCR based on in-place U/W NCF for the entire Monarch Coast Loan Combination is 0.97x. The U/W DSCR based on the projected U/W NCF of $6,260,337 for the Monarch Coast Mortgage Loan only (without regard to the Monarch Coast Subordinate Non-Trust Loan) is 1.37x. The U/W DSCR based on that projected U/W NCF for the entire Monarch Coast Loan Combination is 1.18x.

Appraised Value reflects the as-is appraised market value of the Monarch Coast Mortgaged Property. The hypothetical as-renovated and stabilized appraised value as of April 14, 2007 is $129,100,000. The prospective as-renovated and stabilized appraised value of the Monarch Coast Mortgaged Property as of April 14, 2010 is $141,100,000.

The Cut-off Date LTV Ratio and Scheduled Maturity LTV Ratio are based on the as-is appraised market value of the Monarch Coast Mortgaged Property and the Monarch Coast Mortgage Loan only (without regard to the Monarch Coast Subordinate Non-Trust Loan). The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the hypothetical as-renovated and stabilized value and based on the prospective as-renovated and stabilized apprised value, respectively, for the Monarch Coast Mortgage Loan only are both 61.6% and 56.3%, respectively.

The Cut-off Date LTV Ratio and Scheduled Maturity LTV Ratio for the entire Monarch Coast Loan Combination are based on the as-is appraised market value of the Monarch Coast Mortgaged Property is 72.6%. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the hypothetical as-renovated and stabilized value and based on the prospective as-renovated and stabilized apprised value, respectively, for the entire Monarch Coast Loan Combination are both 67.0% and 61.3%, respectively.

Year Renovated reflects an approximate $4.8 million two-year renovation program underway that is expected to be completed in 2008.

Loan Per Unit is based solely on a loan amount comprised of the Monarch Coast Mortgage Loan.

A-1-5

Annex A-1 Footnotes — continued

(10) One Orlando Center	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W NOI and U/W NCF. U/W NOI and U/W NCF are projected to be $5,462,992 and $5,028,921, respectively, based on assumed mark-to-market rent adjustments applied to below and above-market tenant leases based on appraiser’s market rent, lease-up of current vacant space to stabilized occupancy of 94% and certain other lease-up assumptions.

U/W DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W DSCR based on the projected U/W NCF of $5,028,921 is 1.23x.

Wachovia’s lease expiration includes 12,226 square feet expiring September 30, 2012.

(11) Bethany Colorado Portfolio	Interest accrues at a rate of (a) 5.4968% per annum through and including the interest accrual period expiring on May 10, 2009; (b) 5.8768% per annum with respect to each interest accrual period from and after the interest accrual period commencing on May 11, 2009, through and including the interest accrual period expiring on February 10, 2012, and (c) 5.6968% per annum with respect to each interest accrual period thereafter.

Reflects the aggregate As-Is Appraised Value of the four Bethany Colorado Mortgaged Properties. The aggregate stabilized Appraised Value of the four Bethany Colorado Mortgaged Properties is $108,800,000 as of April 5 and 6, 2010, resulting in an LTV of 59.7%. The stabilized Appraised Value is calculated based on the proposed rents achieved upon completion of a total of $7,889,380 in property renovations over a 24 month period with stabilization 12 months thereafter. The aggregate stabilized Appraised Value is comprised of $50,800,000 for Waterfield Court, $21,600,000 for Rockrimmon, $20,500,000 for Falcon Pointe and $15,900,000 for Rolling Hills.

(12) Frost Bank Tower	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $12,464,221 and $11,759,472 respectively.

The U/W NCF DSCR based on the projected U/W NCF of $11,759,472 is 3.12x.

(13) Vintage Woods	Appraised Value reflects the As-Is Appraised Value. The hypothetical stabilized and renovated Appraised Value as of April 14, 2007 is $86,900,000, resulting in an LTV of 67.3%. The prospective renovated and stabilized Appraised Value as of April 14, 2010 is $95,000,000, resulting in an LTV of 61.6%.

(14) One Congress Plaza	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $10,358,790 and $9,731,499 respectively.

The U/W NCF DSCR based on the projected U/W NCF of $9,731,499 is 2.77x.

(15) Courvoisier Centre	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $9,294,820 and $8,813,117 respectively.

A-1-6

Annex A-1 Footnotes — continued

The U/W NCF DSCR based on the projected U/W NCF of $8,813,117 is 2.98x.

Young & Rubicam, Inc.’s lease expiration includes 4,661 square feet of space expiring 6/1/2013

(16) One American Center	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $9,701,395 and $8,965,912 respectively.

The U/W NCF DSCR based on the projected U/W NCF of $8,965,912 is 2.88x.

(17) Westshore Cove	Interest accrues at a rate of (a) 5.560% per annum through and including the interest accrual period expiring on June 10, 2008; (b) 5.660% per annum with respect to each interest accrual period from and after the interest accrual period commencing on June 11, 2008, through and including the interest accrual period expiring on June 10, 2009; (c) 5.880% per annum with respect to each interest accrual period from and after the interest accrual period commencing on June 11, 2009, through and including the interest accrual period expiring on June 10, 2010; (d) 5.890% per annum with respect to each interest accrual period from and after the interest accrual period commencing on June 11, 2010, through and including the interest accrual period expiring on June 10, 2011 and (e) 5.900% per annum with respect to each interest accrual period thereafter.

Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of January 17, 2008 is $66,200,000 representing an LTV of 75.5%.

(18) Capistrano Pointe	Appraised Value reflects the As-Is Appraised Value. The hypothetical stabilized and renovated Appraised Value as of April 14, 2007 is $77,100,000 representing an LTV of 62.9%. The prospective renovated and stabilized Appraised Value as of April 14, 2010 is $84,200,000 representing an LTV of 57.6%.

(19) 701 Gateway	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $3,200,295 and $2,904,877 respectively.

The U/W NCF DSCR based on the projected U/W NCF of $2,904,877 is 1.08x.

(20) Trails at Dominion Park	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of February 28, 2008 is $57,650,000 representing an LTV of 77.6%.

(21) Villa Tierra	Appraised Value reflects the As-Is Appraised Value. The hypothetical stabilized and renovated Appraised Value as of April 14, 2007 is $62,600,000, resulting in an LTV of 69.0%. The prospective renovated and stabilized Appraised Value as of April 14, 2010 is $68,400,000, resulting in an LTV of 63.2%.

(22) San Jacinto Center	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $7,809,836 and $7,151,705 respectively.

The U/W NCF DSCR based on the projected U/W NCF of $7,151,705 is 2.71x.

A-1-7

Annex A-1 Footnotes — continued

(23) 315 Hudson Street	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $10,495,948 and $10,016,342 respectively.

The U/W NCF DSCR based on the projected U/W NCF of $10,016,342 is 5.42x.

(24) Trabuco Highlands	Appraised Value reflects the As-Is Appraised Value. The hypothetical stabilized and renovated Appraised Value as of April 14, 2007 is $46,700,000 representing an LTV of 69.2%. The prospective renovated and stabilized Appraised Value as of April 14, 2010 is $51,000,000 representing an LTV of 63.3%.

(25) Autumn Chase	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of April 1, 2010 is $44,900,000 representing an LTV of 64.8%

(26) Sunset Village Apartments	Interest accrues at a rate of (a) 5.700% per annum through and including the interest accrual period expiring on April 10, 2009; (b) 6.040% per annum with respect to each interest accrual period from and after the interest accrual period commencing on April 11, 2009, through and including the interest accrual period expiring on January 10, 2017 and (c) 5.950% per annum with respect to each interest accrual period thereafter.

Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of September 8, 2007 is $34,300,000 representing an LTV of 74.3%.

An Interest Reserve of $500,000 is in place to increase coverage on the loan. A Guaranty of Payment by the Sponsor to fully cover the debt service is also in place.

(27) 133 East 58 Street	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $5,397,420 and $5,044,134 respectively.

The U/W NCF DSCR based on the projected U/W NCF of $5,044,134 is 3.82x.

Lease expiration for tenant Limited Express reflects recently signed lease amendment and extension agreement extending lease from February 28, 2008 to February 28, 2023 with two, five-year renewal options. Effective March 1, 2008, the lease shall be assigned to Victoria Secrets Stores, LLC and the new tenant shall be Victoria’s Secret.

(28) 35, 45, & 55 Morrissey Boulevard	Mixed Use property that is part of a larger development with multiple improved parcels of land. The collateral is comprised of three parcels totaling 6.80 acres. 35 Morrissey Boulevard consists of a two-sided billboard. 45 Morrissey Boulevard consists of a single tenant grocery store comprising 61,800 square feet, and 55 Morrissey Boulevard consists of traditional office space and audio studios utilized for broadcasting comprising 42,192 square feet.

(29) Highland Park	A debt guaranty by the sponsor, Related Companies, L.P., is in place guaranteeing full payment of the debt service in a maximum amount of $3,487,500 during the first eight (8) years of the loan term and an amount equal to fifteen percent (15%) of the outstanding principal balance of the loan during the last two (2) years. The sponsor’s guaranty is terminated when the DSCR based on a

A-1-8

Annex A-1 Footnotes — continued

30-year loan constant for twelve (12) consecutive calendar months preceding the calculation is 1.25x or higher.

(30)	WSG Portfolio II – Mason Road Center	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of May 4, 2008 is $2,620,000 representing an LTV of 78.6%.

(31) Chesterfield East Eight	A 1.71 acre ground leased pad site is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

(32) Westward Square	Appraised Value reflects the As-Is Appraised Value. The value with completions Appraised Value as of October 18, 2007 is $18,125,000 representing an LTV of 74.5%. The value with completions at market rental rates and occupancy levels Appraised Value as of April 18, 2008 is $18,525,000 representing an LTV of 72.9%.

(33)	Valley Forge Hampton Inn & Suites	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of April 1, 2008 is $14,900,000 representing an LTV of 73.8%.

(34) Holiday Inn Express – Hesperia	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of January 1, 2010 is $12,200,000 representing an LTV of 73.8%.

(35) Countryside Station	13,537 square feet, representing 11.4% of the total square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

(36) Hill Top Apartments	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of April 1, 2008 is $8,550,000 representing an LTV of 72.5%.

(37) Hilton Garden Inn – Lexington	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of January 1, 2008 is $8,600,000 representing an LTV of 62.8%.

(38) STORExpress	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of December 1, 2007 is $8,800,000 representing an LTV of 59.1%.

A-1-9

ANNEX A-2

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

Amortization Types
(Mortgage Pool)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Interest Only	55	$2,687,049,000	83.1%	$48,855,436	$419,600,000	54.0%	1.52	x	93.1%	5.962%
Amortizing Balloon(2)	62	546,745,173	16.9	8,818,471	64,000,000	76.6	1.13		95.5	6.067
Total/Avg/Max/Wtd Avg:	117	$3,233,794,173	100.0%	$27,639,266	$419,600,000	57.8%	1.45	x	93.5%	5.980%

(1)	Excludes mortgage loans secured by hospitality properties.
(2)	Includes mortgage loans, representing 15.4% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 23.5% of these loans, by balance, have three years or less of interest-only payments.

Annex A-2-1

Cut-Off Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
20.1 - 25.0	1	$35,000,000	1.1%	$35,000,000	$35,000,000	20.6%	4.14	x	99.8%	5.210%
25.1 - 30.0	5	237,200,000	7.3	47,440,000	61,300,000	28.1	1.93		84.3	5.968
30.1 - 35.0	2	424,600,000	13.1	212,300,000	419,600,000	32.5	1.56		98.3	6.270
35.1 - 40.0	4	510,480,000	15.8	127,620,000	310,000,000	37.4	2.14		95.9	5.991
55.1 - 60.0	4	187,393,314	5.8	46,848,329	156,600,000	58.8	1.28		97.9	6.641
60.1 - 65.0	5	125,700,000	3.9	25,140,000	61,000,000	62.4	1.23		89.9	6.263
65.1 - 70.0	10	429,080,753	13.3	42,908,075	127,000,000	67.9	1.13		91.4	5.781
70.1 - 75.0	15	474,085,867	14.7	31,605,724	164,500,000	72.3	1.15		90.3	5.803
75.1 - 80.0	65	675,346,738	20.9	10,389,950	92,000,000	78.7	1.14		94.8	5.867
80.1 >=	6	134,907,500	4.2	22,484,583	50,000,000	83.5	1.08		92.2	5.893
Total/Avg/Max/Wtd Avg:	117	$3,233,794,173	100.0%	$27,639,266	$419,600,000	57.8%	1.45	x	93.5%	5.980%

Weighted Average Cut-off Date LTV Ratio:    57.8%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-2

Original Term to Maturity
(Mortgage Pool)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	15	$790,471,040	24.4%	$52,698,069	$164,500,000	62.6%	1.33	x	92.4%	6.176%	60
73 - 84	2	17,344,000	0.5	8,672,000	11,600,000	79.3	1.33		92.1	5.930	84
85 - 108	1	53,580,000	1.7	53,580,000	53,580,000	35.5	2.08		86.8	5.439	85
109 - 120	91	2,313,316,133	71.5	25,421,056	419,600,000	56.2	1.49		94.0	5.908	120
121 - 144	2	6,400,000	0.2	3,200,000	3,400,000	53.5	1.60		96.8	6.319	121
169 - 180	6	52,683,000	1.6	8,780,500	15,500,000	72.0	1.12		95.3	6.727	180
Total/Avg/Max/Wtd Avg:	117	$3,233,794,173	100.0%	$27,639,266	$419,600,000	57.8%	1.45	x	93.5%	5.980%	106

Weighted Average Original Term to Maturity:    106 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-3

Remaining Term to Maturity
(Mortgage Pool)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	15	$790,471,040	24.4%	$52,698,069	$164,500,000	62.6%	1.33	x	92.4%	6.176%	58
73 - 84	3	70,924,000	2.2	23,641,333	53,580,000	46.2	1.90		88.1	5.559	82
109 - 120	91	2,313,316,133	71.5	25,421,056	419,600,000	56.2	1.49		94.0	5.908	118
121 - 144	2	6,400,000	0.2	3,200,000	3,400,000	53.5	1.60		96.8	6.319	121
169 - 180	6	52,683,000	1.6	8,780,500	15,500,000	72.0	1.12		95.3	6.727	180
Total/Avg/Max/Wtd Avg:	117	$3,233,794,173	100.0%	$27,639,266	$419,600,000	57.8%	1.45	x	93.5%	5.980%	104

Weighted Average Remaining Term to Maturity:    104 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-4

Mortgaged Properties by Property Type(1)
(Mortgage Pool)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Office	35	$1,859,375,223	57.5%	$53,125,006	$419,600,000	46.0%	1.68	x	94.8%	6.071%
Multifamily	33	894,617,500	27.7	27,109,621	79,500,000	72.1	1.13		89.0	5.785
Retail	49	346,844,616	10.7	7,078,462	92,000,000	77.0	1.16		97.3	6.034
Industrial/Warehouse	8	71,052,500	2.2	8,881,563	27,880,000	79.9	1.22		98.0	5.653
Hotel	3	25,374,334	0.8	8,458,111	11,000,000	73.4	1.51		—	5.909
Mixed Use	1	24,000,000	0.7	24,000,000	24,000,000	76.4	1.05		100.0	6.430
Self Storage	3	12,530,000	0.4	4,176,667	5,200,000	71.2	1.31		82.6	6.016
Total/Avg/Max/Wtd Avg:	132	$3,233,794,173	100.0%	$24,498,441	$419,600,000	57.8%	1.45	x	93.5%	5.980%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-5

Cut-Off Date Principal Balances
(Mortgage Pool)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 2,000,000	6	$9,030,000	0.3%	$1,505,000	$1,850,000	78.1%	1.17	x	100.0%	6.366%
2,000,001. - 4,000,000	26	73,987,616	2.3	2,845,678	4,000,000	76.1	1.23		98.2	6.082
4,000,001. - 6,000,000	13	63,121,689	2.0	4,855,515	5,744,000	70.3	1.35		93.8	6.142
6,000,001. - 8,000,000	9	60,953,000	1.9	6,772,556	7,800,000	78.7	1.18		95.3	5.953
8,000,001. - 10,000,000	9	80,639,580	2.5	8,959,953	9,700,000	78.5	1.19		96.0	5.950
10,000,001. - 15,000,000	12	145,814,787	4.5	12,151,232	14,700,000	77.6	1.23		97.4	5.958
15,000,001. - 20,000,000	5	85,412,500	2.6	17,082,500	19,912,500	73.0	1.16		93.9	5.982
20,000,001. - 25,000,000	7	168,280,000	5.2	24,040,000	25,000,000	67.2	1.47		96.8	5.751
25,000,001. - 50,000,000	13	513,925,000	15.9	39,532,692	50,000,000	66.6	1.42		91.3	5.730
50,000,001. - 75,000,000	9	539,530,000	16.7	59,947,778	68,250,000	54.1	1.40		87.6	5.886
75,000,001. - 100,000,000	2	171,500,000	5.3	85,750,000	92,000,000	73.4	1.13		95.6	5.695
125,000,001. - 150,000,000	2	270,900,000	8.4	135,450,000	143,900,000	52.7	1.49		90.3	6.288
150,000,001. >=	4	1,050,700,000	32.5	262,675,000	419,600,000	43.8	1.65		96.4	6.141
Total/Avg/Max/Wtd Avg:	117	$3,233,794,173	100.0%	$27,639,266	$419,600,000	57.8%	1.45	x	93.5%	5.980%

Average Cut-off Date Principal Balance:    $27,639,266

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-6

U/W NCF DSCR
(Mortgage Pool)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	54	$1,293,722,490	40.0%	$23,957,824	$164,500,000	73.9%	1.09	x	91.0%	5.897%
1.20 - 1.29	32	516,970,035	16.0	16,155,314	156,600,000	70.1	1.24		96.6	6.057
1.30 - 1.39	15	175,201,648	5.4	11,680,110	46,900,000	70.4	1.32		95.3	5.886
1.40 - 1.49	3	29,620,000	0.9	9,873,333	23,300,000	57.8	1.47		97.0	5.606
1.50 - 1.59	2	480,900,000	14.9	240,450,000	419,600,000	31.8	1.55		95.3	6.247
1.60 - 1.69	1	57,000,000	1.8	57,000,000	57,000,000	29.6	1.68		83.4	6.084
1.70 - 1.79	2	61,900,000	1.9	30,950,000	50,900,000	36.9	1.72		81.5	5.961
1.90 - 1.99	1	143,900,000	4.4	143,900,000	143,900,000	39.3	1.91		94.1	6.533
2.00 >=	7	474,580,000	14.7	67,797,143	310,000,000	34.2	2.42		96.7	5.732
Total/Avg/Max/Wtd Avg:	117	$3,233,794,173	100.0%	$27,639,266	$419,600,000	57.8%	1.45	x	93.5%	5.980%

Weighted Average U/W NCF DSCR:    1.45x.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-7

Occupancy Rates(1)(2)
(Mortgaged Pool)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	2	$27,560,000	0.9%	$13,780,000	$25,500,000	76.5%	0.38	x	40.6%	5.758%
65.1 - 70.0	1	5,200,000	0.2	5,200,000	5,200,000	59.8	1.37		69.4	5.820
75.1 - 80.0	4	118,690,000	3.7	29,672,500	61,300,000	47.2	1.39		76.8	5.904
80.1 - 85.0	6	147,000,000	4.5	24,500,000	57,000,000	41.5	1.55		82.9	6.036
85.1 - 90.0	13	486,130,805	15.0	37,394,677	127,000,000	67.5	1.22		87.0	5.857
90.1 - 95.0	27	773,990,131	23.9	28,666,301	143,900,000	63.3	1.35		93.2	5.942
95.1 >=	76	1,649,848,903	51.0	21,708,538	419,600,000	54.1	1.58		98.7	6.040
Total/Avg/Max/Wtd Avg:	129	$3,208,419,839	99.2%	$24,871,472	$419,600,000	57.7%	1.45	x	93.5%	5.981%

Weighted average occupancy rate:    93.5%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-8

Remaining Amortization Terms
(Mortgage Pool)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(4)
Interest Only(2)	55	$2,687,049,000	83.1%	$48,855,436	$419,600,000	54.0%	1.52	x	93.1%	5.962%	—
289 - 300	1	3,689,490	0.1	3,689,490	3,689,490	78.5	1.08		100.0	5.760	298
349 - 360	60	519,055,683	16.1	8,650,928	64,000,000	76.6	1.14		95.2	6.052	360
361 >=	1	24,000,000	0.7	24,000,000	24,000,000	76.4	1.05		100.0	6.430	420
Total/Avg/Max/Wtd Avg:	117	$3,233,794,173	100.0%	$27,639,266	$419,600,000	57.8%	1.45	x	93.5%	5.980%	362

Weighted Average Remaining Amortization Term:    362 months.(4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.
(2)	Interest-only up to maturity date.
(3)	Excludes mortgage loans secured by hospitality properties.
(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-2-9

Mortgage Rates
(Mortgage Pool)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.001 - 5.250	2	$60,000,000	1.9%	$30,000,000	$35,000,000	23.1%	3.83	x	99.0%	5.210%
5.251 - 5.500	2	118,580,000	3.7	59,290,000	65,000,000	54.1	1.60		89.8	5.471
5.501 - 5.750	35	982,703,841	30.4	28,077,253	164,500,000	73.7	1.17		91.7	5.677
5.751 - 6.000	28	641,515,211	19.8	22,911,258	310,000,000	56.7	1.68		96.6	5.849
6.001 - 6.250	16	499,808,867	15.5	31,238,054	127,000,000	53.6	1.38		87.2	6.057
6.251 - 6.500	25	582,923,253	18.0	23,316,930	419,600,000	42.8	1.45		97.0	6.319
6.501 - 6.750	4	159,970,000	4.9	39,992,500	143,900,000	42.9	1.83		93.9	6.539
6.751 - 7.000	5	188,293,000	5.8	37,658,600	156,600,000	62.2	1.21		98.2	6.847
Total/Avg/Max/Wtd Avg:	117	$3,233,794,173	100.0%	$27,639,266	$419,600,000	57.8%	1.45	x	93.5%	5.980%

Weighted Average Mortgage Rate:    5.980%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-10

Maturity Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
20.1 - 25.0	1	$35,000,000	1.1%	$35,000,000	$35,000,000	20.6%	4.14	x	99.8%	5.210%
25.1 - 30.0	5	237,200,000	7.3	47,440,000	61,300,000	28.1	1.93		84.3	5.968
30.1 - 35.0	2	424,600,000	13.1	212,300,000	419,600,000	32.5	1.56		98.3	6.270
35.1 - 40.0	4	510,480,000	15.8	127,620,000	310,000,000	37.4	2.14		95.9	5.991
45.1 - 50.0	1	2,293,314	0.1	2,293,314	2,293,314	48.6	1.34		100.0	5.880
50.1 - 55.0	1	15,500,000	0.5	15,500,000	15,500,000	50.6	1.31		97.2	6.460
55.1 - 60.0	5	192,700,000	6.0	38,540,000	156,600,000	58.7	1.28		97.8	6.627
60.1 - 65.0	10	147,175,823	4.6	14,717,582	61,000,000	62.4	1.21		90.3	6.280
65.1 - 70.0	20	495,016,035	15.3	24,750,802	127,000,000	67.8	1.13		92.0	5.827
70.1 - 75.0	37	673,355,000	20.8	18,198,784	164,500,000	72.3	1.15		92.0	5.855
75.1 - 80.0	27	379,739,000	11.7	14,064,407	92,000,000	79.0	1.15		93.8	5.725
80.1 - 85.0	4	120,735,000	3.7	30,183,750	50,000,000	82.2	1.06		91.9	5.833
Total/Avg/Max/Wtd Avg:	117	$3,233,794,173	100.0%	$27,639,266	$419,600,000	56.9%	1.45	x	93.5%	5.980%

Weighted Average Maturity Date LTV Ratio:    56.9%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-11

Properties by State(1)
(Mortgage Pool)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
NY	6	$644,200,000	19.9%
TX	23	526,260,787	16.3
CA	9	384,283,580	11.9
VA	6	320,310,000	9.9
FL	16	300,558,314	9.3
NJ	21	184,112,500	5.7
AZ	8	169,494,936	5.2
MA	2	167,900,000	5.2
CO	6	98,300,000	3.0
VT	1	92,000,000	2.8
MD	4	81,610,000	2.5
CT	2	71,000,000	2.2
MO	2	33,100,000	1.0
WA	1	24,500,000	0.8
IL	1	23,250,000	0.7
PA	3	19,889,490	0.6
GA	4	17,563,000	0.5
SD	1	16,400,000	0.5
OH	3	11,613,341	0.4
OK	2	11,400,000	0.4
TN	3	6,150,000	0.2
MI	1	5,744,000	0.2
KY	1	5,390,753	0.2
ID	1	4,870,000	0.2
DC	1	4,000,000	0.1
AL	1	3,493,471	0.1
SC	1	3,000,000	0.1
WV	1	2,160,000	0.1
LA	1	1,240,000	0.0
Total:	132	$3,233,794,173	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-2-12

ANNEX A-3

CERTAIN CHARACTERISTICS OF LOAN GROUP 1

Amortization Types
(Loan Group No. 1)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Interest Only	39	$1,941,449,000	83.0%	$49,780,744	$419,600,000	47.6%	1.66	x	95.0%	6.048%
Amortizing Balloon(2)	54	397,727,673	17.0	7,365,327	64,000,000	75.6	1.16		96.6	6.085
Total/Avg/Max/Wtd Avg:	93	$2,339,176,673	100.0%	$25,152,437	$419,600,000	52.4%	1.58	x	95.3%	6.055%

(1)	Excludes mortgage loans secured by hospitality properties.
(2)	Includes mortgage loans, representing 14.9% of the loan group no. 1 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 27.8% of these loans, by balance, have three years or less of interest-only payments.

Annex A-3-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
20.1 - 25.0	1	$35,000,000	1.5%	$35,000,000	$35,000,000	20.6%	4.14	x	99.8%	5.210%
25.1 - 30.0	5	237,200,000	10.1	47,440,000	61,300,000	28.1	1.93		84.3	5.968
30.1 - 35.0	2	424,600,000	18.2	212,300,000	419,600,000	32.5	1.56		98.3	6.270
35.1 - 40.0	4	510,480,000	21.8	127,620,000	310,000,000	37.4	2.14		95.9	5.991
55.1 - 60.0	3	164,093,314	7.0	54,697,771	156,600,000	59.3	1.26		98.1	6.794
60.1 - 65.0	4	64,700,000	2.8	16,175,000	29,000,000	63.2	1.29		94.1	6.087
65.1 - 70.0	6	195,180,753	8.3	32,530,126	127,000,000	67.4	1.10		89.2	5.949
70.1 - 75.0	9	121,985,867	5.2	13,553,985	68,250,000	73.4	1.13		94.7	6.059
75.1 - 80.0	56	557,866,738	23.8	9,961,906	92,000,000	78.9	1.19		98.1	5.857
80.1 >=	3	28,070,000	1.2	9,356,667	23,250,000	82.6	0.99		97.4	5.990
Total/Avg/Max/Wtd Avg:	93	$2,339,176,673	100.0%	$25,152,437	$419,600,000	52.4%	1.58	x	95.3%	6.055%

Weighted Average Cut-off Date LTV Ratio:    52.4%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-2

Original Term to Maturity
(Loan Group No. 1)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	9	$433,741,040	18.5%	$48,193,449	$156,600,000	55.4%	1.47	x	96.7%	6.480%	60
73 - 84	2	17,344,000	0.7	8,672,000	11,600,000	79.3	1.33		92.1	5.930	84
85 - 108	1	53,580,000	2.3	53,580,000	53,580,000	35.5	2.08		86.8	5.439	85
109 - 120	73	1,775,428,633	75.9	24,320,940	419,600,000	51.3	1.60		95.2	5.950	120
121 - 144	2	6,400,000	0.3	3,200,000	3,400,000	53.5	1.60		96.8	6.319	121
169 - 180	6	52,683,000	2.3	8,780,500	15,500,000	72.0	1.12		95.3	6.727	180
Total/Avg/Max/Wtd Avg:	93	$2,339,176,673	100.0%	$25,152,437	$419,600,000	52.4%	1.58	x	95.3%	6.055%	109

Weighted Average Original Term to Maturity:    109 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-3

Remaining Term to Maturity
(Loan Group No. 1)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	9	$433,741,040	18.5%	$48,193,449	$156,600,000	55.4%	1.47	x	96.7%	6.480%	58
73 - 84	3	70,924,000	3.0	23,641,333	53,580,000	46.2	1.90		88.1	5.559	82
109 - 120	73	1,775,428,633	75.9	24,320,940	419,600,000	51.3	1.60		95.2	5.950	119
121 - 144	2	6,400,000	0.3	3,200,000	3,400,000	53.5	1.60		96.8	6.319	121
169 - 180	6	52,683,000	2.3	8,780,500	15,500,000	72.0	1.12		95.3	6.727	180
Total/Avg/Max/Wtd Avg:	93	$2,339,176,673	100.0%	$25,152,437	$419,600,000	52.4%	1.58	x	95.3%	6.055%	108

Weighted Average Remaining Term to Maturity:    108 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-4

Mortgaged Properties by Property Type(1)
(Loan Group No. 1)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Office	35	$1,859,375,223	79.5%	$53,125,006	$419,600,000	46.0%	1.68	x	94.8%	6.071%
Retail	49	346,844,616	14.8	7,078,462	92,000,000	77.0	1.16		97.3	6.034
Industrial/Warehouse	8	71,052,500	3.0	8,881,563	27,880,000	79.9	1.22		98.0	5.653
Hotel	3	25,374,334	1.1	8,458,111	11,000,000	73.4	1.51		—	5.909
Mixed Use	1	24,000,000	1.0	24,000,000	24,000,000	76.4	1.05		100.0	6.430
Self Storage	3	12,530,000	0.5	4,176,667	5,200,000	71.2	1.31		82.6	6.016
Total/Avg/Max/Wtd Avg:	99	$2,339,176,673	100.0%	$23,628,047	$419,600,000	52.4%	1.58	x	95.2%	6.055%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-5

Cut-Off Date Principal Balances
(Loan Group No. 1)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 2,000,000.	6	$9,030,000	0.4%	$1,505,000	$1,850,000	78.1%	1.18	x	100.0%	6.366%
2,000,001. - 4,000,000.	26	73,987,616	3.2	2,845,678	4,000,000	76.1	1.23		98.2	6.082
4,000,001. - 6,000,000.	13	63,121,689	2.7	4,855,515	5,744,000	70.3	1.35		93.8	6.142
6,000,001. - 8,000,000.	6	41,223,000	1.8	6,870,500	7,800,000	78.2	1.15		97.7	5.932
8,000,001. - 10,000,000.	7	62,539,580	2.7	8,934,226	9,580,000	78.8	1.19		96.3	5.965
10,000,001. - 15,000,000.	10	120,202,287	5.1	12,020,229	14,700,000	77.2	1.25		98.7	5.891
15,000,001. - 20,000,000.	4	69,012,500	3.0	17,253,125	19,912,500	71.7	1.16		93.3	5.932
20,000,001. - 25,000,000.	4	96,230,000	4.1	24,057,500	25,000,000	65.9	1.70		99.2	5.807
25,000,001. - 50,000,000.	5	199,700,000	8.5	39,940,000	46,900,000	52.8	1.97		97.2	5.720
50,000,001. - 75,000,000.	6	355,030,000	15.2	59,171,667	68,250,000	46.8	1.52		86.8	5.892
75,000,001. - 100,000,000.	1	92,000,000	3.9	92,000,000	92,000,000	79.1	1.14		97.2	5.704
125,000,001. - 150,000,000.	2	270,900,000	11.6	135,450,000	143,900,000	52.7	1.49		90.3	6.288
150,000,001. >=	3	886,200,000	37.9	295,400,000	419,600,000	38.8	1.74		98.4	6.219
Total/Avg/Max/Wtd Avg:	93	$2,339,176,673	100.0%	$25,152,437	$419,600,000	52.4%	1.58	x	95.3%	6.055%

Average Cut-off Date Principal Balance:    25,152,437

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-6

U/W NCF DSCR
(Loan Group No. 1)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	37	$579,004,990	24.8%	$15,648,784	$127,000,000	75.3%	1.08	x	94.9%	5.980%
1.20 - 1.29	28	373,570,035	16.0	13,341,787	156,600,000	69.9	1.24		97.8	6.230
1.30 - 1.39	13	162,001,648	6.9	12,461,665	46,900,000	69.6	1.32		95.7	5.901
1.40 - 1.49	2	6,320,000	0.3	3,160,000	4,200,000	67.0	1.44		97.9	5.776
1.50 - 1.59	2	480,900,000	20.6	240,450,000	419,600,000	31.8	1.55		95.3	6.247
1.60 - 1.69	1	57,000,000	2.4	57,000,000	57,000,000	29.6	1.68		83.4	6.084
1.70 - 1.79	2	61,900,000	2.6	30,950,000	50,900,000	36.9	1.72		81.5	5.961
1.90 - 1.99	1	143,900,000	6.2	143,900,000	143,900,000	39.3	1.91		94.1	6.533
2.00 >=	7	474,580,000	20.3	67,797,143	310,000,000	34.2	2.42		96.7	5.732
Total/Avg/Max/Wtd Avg:	93	$2,339,176,673	100.0%	$25,152,437	$419,600,000	52.4%	1.58	x	95.3%	6.055%

Weighted Average U/W NCF DSCR:    1.58x.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-7

Occupancy Rates(1)(2)
(Loan Group No. 1)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	1	$2,060,000	0.1%	$2,060,000	$2,060,000	81.7%	1.19	x	64.9%	6.470%
65.1 - 70.0	1	5,200,000	0.2	5,200,000	5,200,000	59.8	1.37		69.4	5.820
75.1 - 80.0	2	77,300,000	3.3	38,650,000	61,300,000	34.4	1.51		76.1	6.002
80.1 - 85.0	4	118,800,000	5.1	29,700,000	57,000,000	33.7	1.66		82.6	6.060
85.1 - 90.0	5	204,237,936	8.7	40,847,587	127,000,000	60.7	1.32		86.5	5.884
90.1 - 95.0	12	342,368,000	14.6	28,530,667	143,900,000	52.6	1.60		93.7	6.207
95.1 >=	71	1,563,836,403	66.9	22,025,865	419,600,000	53.2	1.60		98.8	6.048
Total/Avg/Max/Wtd Avg:	96	$2,313,802,339	98.9%	$24,102,108	$419,600,000	52.2%	1.58	x	95.2%	6.056%

Weighted average occupancy rate:    95.2%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-8

Remaining Amortization Terms
(Loan Group No. 1)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(4)
Interest Only(2)	39	$1,941,449,000	83.0%	$49,780,744	$419,600,000	47.6%	1.66	x	95.0%	6.048%	—
289 - 300	1	3,689,490	0.2	3,689,490	3,689,490	78.5	1.08		100.0	5.760	298
349 - 360	52	370,038,183	15.8	7,116,119	64,000,000	75.5	1.16		96.4	6.066	360
361 >=	1	24,000,000	1.0	24,000,000	24,000,000	76.4	1.05		100.0	6.430	420
Total/Avg/Max/Wtd Avg:	93	$2,339,176,673	100.0%	$25,152,437	$419,600,000	52.4%	1.58	x	95.3%	6.055%	363

Weighted Average Remaining Amortization Term:    363 months.(4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.
(2)	Interest-only up to maturity date.
(3)	Excludes mortgage loans secured by hospitality properties.
(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-3-9

Mortgage Rates
(Loan Group No. 1)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.001 - 5.250	2	$60,000,000	2.6%	$30,000,000	$35,000,000	23.1%	3.83	x	99.0%	5.210%
5.251 - 5.500	1	53,580,000	2.3	53,580,000	53,580,000	35.5	2.08		86.8	5.439
5.501 - 5.750	21	348,303,841	14.9	16,585,897	92,000,000	77.7	1.24		98.0	5.655
5.751 - 6.000	26	610,265,211	26.1	23,471,739	310,000,000	55.6	1.71		97.0	5.853
6.001 - 6.250	12	415,483,867	17.8	34,623,656	127,000,000	48.1	1.44		86.1	6.047
6.251 - 6.500	23	509,810,753	21.8	22,165,685	419,600,000	39.7	1.49		98.3	6.301
6.501 - 6.750	3	153,440,000	6.6	51,146,667	143,900,000	41.4	1.86		94.0	6.537
6.751 - 7.000	5	188,293,000	8.0	37,658,600	156,600,000	62.2	1.21		98.2	6.847
Total/Avg/Max/Wtd Avg:	93	$2,339,176,673	100.0%	$25,152,437	$419,600,000	52.4%	1.58	x	95.3%	6.055%

Weighted Average Mortgage Rate:    6.055%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
20.1 - 25.0	1	$35,000,000	1.5%	$35,000,000	$35,000,000	20.6%	4.14	x	99.8%	5.210%
25.1 - 30.0	5	237,200,000	10.1	47,440,000	61,300,000	28.1	1.93		84.3	5.968
30.1 - 35.0	2	424,600,000	18.2	212,300,000	419,600,000	32.5	1.56		98.3	6.270
35.1 - 40.0	4	510,480,000	21.8	127,620,000	310,000,000	37.4	2.14		95.9	5.991
45.1 - 50.0	1	2,293,314	0.1	2,293,314	2,293,314	48.6	1.34		100.0	5.880
50.1 - 55.0	1	15,500,000	0.7	15,500,000	15,500,000	50.6	1.31		97.2	6.460
55.1 - 60.0	4	169,400,000	7.2	42,350,000	156,600,000	59.1	1.26		97.9	6.773
60.1 - 65.0	9	86,175,823	3.7	9,575,091	29,000,000	63.0	1.24		94.5	6.160
65.1 - 70.0	15	236,616,035	10.1	15,774,402	127,000,000	67.4	1.10		90.4	6.024
70.1 - 75.0	28	284,605,000	12.2	10,164,464	68,250,000	72.6	1.14		97.0	5.993
75.1 - 80.0	21	311,296,500	13.3	14,823,643	92,000,000	79.4	1.22		98.2	5.677
80.1 - 85.0	2	26,010,000	1.1	13,005,000	23,250,000	81.0	0.97		100.0	5.952
Total/Avg/Max/Wtd Avg:	93	$2,339,176,673	100.0%	$25,152,437	$419,600,000	51.3%	1.58	x	95.3%	6.055%

Weighted Average Maturity Date LTV Ratio:    51.3%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-11

Properties by State(1)
(Loan Group No. 1)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
NY	6	$644,200,000	27.5%
TX	17	423,605,787	18.1
VA	6	320,310,000	13.7
FL	13	216,608,314	9.3
NJ	20	172,000,000	7.4
MA	2	167,900,000	7.2
VT	1	92,000,000	3.9
CT	2	71,000,000	3.0
CA	2	55,883,580	2.4
MO	2	33,100,000	1.4
IL	1	23,250,000	1.0
MD	3	20,610,000	0.9
PA	3	19,889,490	0.9
GA	4	17,563,000	0.8
OH	3	11,613,341	0.5
TN	3	6,150,000	0.3
MI	1	5,744,000	0.2
KY	1	5,390,753	0.2
AZ	1	4,994,936	0.2
ID	1	4,870,000	0.2
OK	1	4,400,000	0.2
CO	1	4,200,000	0.2
DC	1	4,000,000	0.2
AL	1	3,493,471	0.1
SC	1	3,000,000	0.1
WV	1	2,160,000	0.1
LA	1	1,240,000	0.1
Total:	99	$2,339,176,673	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-3-12

ANNEX A-4

CERTAIN CHARACTERISTICS OF LOAN GROUP 2

Amortization Types
(Loan Group 2)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Interest Only	16	$745,600,000	83.3%	$46,600,000	$164,500,000	70.7%	1.15	x	88.3%	5.739%
Amortizing Balloon(1)	8	149,017,500	16.7	18,627,188	44,725,000	79.1	1.07		92.5	6.018
Total/Avg/Max/Wtd Avg:	24	$894,617,500	100.0%	$37,275,729	$164,500,000	72.1%	1.13	x	89.0%	5.785%

(1)	Includes mortgage loans, representing 16.7% of the initial loan group 2 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 13.4% of these loans, by balance, have three years or less of interest-only payments.

Annex A-4-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
55.1 - 60.0	1	$23,300,000	2.6%	$23,300,000	$23,300,000	55.3%	1.48	x	96.7%	5.560%
60.1 - 65.0	1	61,000,000	6.8	61,000,000	61,000,000	61.6	1.16		85.4	6.450
65.1 - 70.0	4	233,900,000	26.1	58,475,000	79,500,000	68.3	1.16		93.2	5.640
70.1 - 75.0	6	352,100,000	39.4	58,683,333	164,500,000	72.0	1.16		88.9	5.714
75.1 - 80.0	9	117,480,000	13.1	13,053,333	25,500,000	78.0	0.95		79.3	5.914
80.1 >=	3	106,837,500	11.9	35,612,500	50,000,000	83.7	1.10		90.9	5.868
Total/Avg/Max/Wtd Avg:	24	$894,617,500	100.0%	$37,275,729	$164,500,000	72.1%	1.13	x	89.0%	5.785%
Weighted Average Cut-off Date LTV Ratio: 72.1%

Annex A-4-2

Original Term to Maturity
(Loan Group No. 2)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	6	$356,730,000	39.9%	$59,455,000	$164,500,000	71.4%	1.17	x	87.2%	5.806%	60
109 - 120	18	537,887,500	60.1	29,882,639	79,500,000	72.5	1.11		90.1	5.771	120
Total/Avg/Max/Wtd Avg:	24	$894,617,500	100.0%	$37,275,729	$164,500,000	72.1%	1.13	x	89.0%	5.785%	96
Weighted Average Original Term to Maturity: 96 months.

Annex A-4-3

Remaining Term to Maturity
(Loan Group No. 2)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	6	$356,730,000	39.9%	$59,455,000	$164,500,000	71.4%	1.17	x	87.2%	5.806	57
109 - 120	18	537,887,500	60.1	29,882,639	79,500,000	72.5	1.11		90.1	5.771	118
Total/Avg/Max/Wtd Avg:	24	$894,617,500	100.0%	$37,275,729	$164,500,000	72.1%	1.13	x	89.0%	5.785%	94
Weighted Average Remaining Term to Maturity: 94 months.

Annex A-4-4

Mortgaged Properties by Property Type(1)
(Loan Group No. 2)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Multifamily	33	$894,617,500	100.0%	$27,109,621	$79,500,000	72.1%	1.13	x	89.0%	5.785%
Total/Avg/Max/Wtd Avg:	33	$894,617,500	100.0%	$27,109,621	$79,500,000	72.1%	1.13	x	89.0%	5.785%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-5

Cut-Off Date Principal Balances
(Loan Group No. 2)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 8,000,000	3	$19,730,000	2.2%	$6,576,667	$7,000,000	79.7%	1.25	x	90.3%	5.996%
8,000,001. - 10,000,000	2	18,100,000	2.0	9,050,000	9,700,000	77.6	1.20		95.2	5.896
10,000,001. - 15,000,000	2	25,612,500	2.9	12,806,250	13,500,000	79.8	1.12		91.7	6.274
15,000,001. - 20,000,000	1	16,400,000	1.8	16,400,000	16,400,000	78.1	1.15		96.6	6.190
20,000,001. - 25,000,000	3	72,050,000	8.1	24,016,667	24,500,000	68.8	1.17		93.5	5.677
25,000,001. - 50,000,000	8	314,225,000	35.1	39,278,125	50,000,000	75.3	1.08		87.5	5.737
50,000,001. - 75,000,000	3	184,500,000	20.6	61,500,000	65,000,000	68.1	1.17		89.1	5.875
75,000,001. - 100,000,000	1	79,500,000	8.9	79,500,000	79,500,000	66.7	1.12		93.8	5.685
150,000,001. >=	1	164,500,000	18.4	164,500,000	164,500,000	71.0	1.17		85.3	5.720
Total/Avg/Max/Wtd Avg:	24	$894,617,500	100.0%	$37,275,729	$164,500,000	72.1%	1.13	x	89.0%	5.785%
Average Cut-off Date Principal Balance: $ 37,275,729

Annex A-4-6

U/W NCF DSCR
(Loan Group No. 2)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 1.19	17	$714,717,500	79.9%	$42,042,206	$164,500,000	72.8%	1.10	x	87.8%	5.830%
1.20 - 1.29	4	143,400,000	16.0	35,850,000	65,000,000	70.7	1.24		93.3	5.607
1.30 - 1.39	2	13,200,000	1.5	6,600,000	7,000,000	79.8	1.34		90.4	5.702
1.40 - 1.49	1	23,300,000	2.6	23,300,000	23,300,000	55.3	1.48		96.7	5.560
Total/Avg/Max/Wtd Avg:	24	$894,617,500	100.0%	$37,275,729	$164,500,000	72.1%	1.13	x	89.0%	5.785%
Weighted Average U/W NCF DSCR: 1.13x.

Annex A-4-7

Occupancy Rates(1)
(Loan Group No. 2)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	1	$25,500,000	2.9%	$25,500,000	$25,500,000	76.1%	0.31	x	38.6%	5.700%
75.1 - 80.0	2	41,390,000	4.6	20,695,000	25,770,000	71.0	1.17		78.2	5.720
80.1 - 85.0	2	28,200,000	3.2	14,100,000	14,700,000	74.2	1.12		84.1	5.935
85.1 - 90.0	8	281,892,869	31.5	35,236,609	61,000,000	72.5	1.14		87.3	5.837
90.1 - 95.0	15	431,622,131	48.2	28,774,809	79,500,000	71.8	1.16		92.8	5.731
95.1 >=	5	86,012,500	9.6	17,202,500	24,500,000	70.7	1.21		97.1	5.894
Total/Avg/Max/Wtd Avg:	33	$894,617,500	100.0%	$27,109,621	$79,500,000	72.1%	1.13	x	89.0%	5.785%
Weighted average occupancy rate: 89.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-8

Remaining Amortization Terms
(Loan Group No. 2)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(3)
Interest Only(2)	16	$745,600,000	83.3%	$46,600,000	$164,500,000	70.7%	1.15	x	88.3%	5.739%	—
349 - 360	8	149,017,500	16.7	18,627,188	44,725,000	79.1	1.07		92.5	6.018	360
Total/Avg/Wtd Avg:	24	$894,617,500	100.0%	$37,275,729	$164,500,000	72.1%	1.13	x	89.0%	5.785%	360
Weighted Average Remaining Amortization Term: 360 months.(3)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.
(2)	Interest-only up to maturity date.
(3)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-4-9

Mortgage Rates
(Loan Group No. 2)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
5.251 - 5.500	1	$65,000,000	7.3%	$65,000,000	$65,000,000	69.5%	1.21	x	92.3%	5.497%
5.501 - 5.750	14	634,400,000	70.9	45,314,286	164,500,000	71.6	1.13		88.4	5.690
5.751 - 6.000	2	31,250,000	3.5	15,625,000	24,250,000	79.2	1.07		87.7	5.767
6.001 - 6.250	4	84,325,000	9.4	21,081,250	44,725,000	80.8	1.07		92.4	6.106
6.251 - 6.500	2	73,112,500	8.2	36,556,250	61,000,000	65.0	1.16		87.8	6.440
6.501 - 6.750	1	6,530,000	0.7	6,530,000	6,530,000	79.6	1.06		90.2	6.590
Total/Avg/Max/Wtd Avg:	24	$894,617,500	100.0%	$37,275,729	$164,500,000	72.1%	1.13	x	89.0%	5.785%
Weighted Average Mortgage Rate: 5.785%

Annex A-4-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
55.1 - 60.0	1	$23,300,000	2.6%	$23,300,000	$23,300,000	55.3%	1.48	x	96.7%	5.560%
60.1 - 65.0	1	61,000,000	6.8	61,000,000	61,000,000	61.6	1.16		85.4	6.450
65.1 - 70.0	5	258,400,000	28.9	51,680,000	79,500,000	68.2	1.15		93.5	5.646
70.1 - 75.0	9	388,750,000	43.5	43,194,444	164,500,000	72.1	1.15		88.5	5.755
75.1 - 80.0	6	68,442,500	7.7	11,407,083	25,500,000	77.1	0.87		74.0	5.948
80.1 - 85.0	2	94,725,000	10.6	47,362,500	50,000,000	82.6	1.09		89.7	5.801
Total/Avg/Max/Wtd Avg:	24	$894,617,500	100.0%	$37,275,729	$164,500,000	71.3%	1.13	x	89.0%	5.785%
Weighted Average Maturity Date LTV Ratio: 71.3%

Annex A-4-11

Properties by State(1)
(Loan Group No. 2)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
CA	7	$328,400,000	36.7%
AZ	7	164,500,000	18.4
TX	6	102,655,000	11.5
CO	5	94,100,000	10.5
FL	3	83,950,000	9.4
MD	1	61,000,000	6.8
WA	1	24,500,000	2.7
SD	1	16,400,000	1.8
NJ	1	12,112,500	1.4
OK	1	7,000,000	0.8
Total:	33	$894,617,500	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-12

ANNEX A-5

CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                      LB COMMERCIAL MORTGAGE TRUST 2007-C3

                                                                                    ORIGINAL
   CONTROL     FOOTNOTE                                                          INTEREST-ONLY
     NO.          NO.                         PROPERTY NAME                      PERIOD (MOS.)
------------------------------------------------------------------------------------------------

      1           (1)     237 Park Avenue                                                   120
      2           (2)     Rosslyn Portfolio                                                 120
                  (3)     Larken Portfolio                                                  120
     3A                   Larken 5 - Hillsborough Ind.                                      120
     3B                   Larken 2 - Branchburg Commons                                     120
     3C                   Larken 11 - Parsippany Commons                                    120
     3D                   Larken 9 - Montgomery Commons                                     120
     3E                   Larken 10 - Montgomery Professional Center                        120
     3F                   Larken 7 - Kingsbridge Center                                     120
     3G                   Larken 12 - Princess Road Office Park                             120
     3H                   Larken 1 - Amwell Commons                                         120
     3I                   Larken 15 - Williamson Building                                   120
     3J                   Larken 8 - Manors Corner                                          120
     3K                   Larken 13 - Strykers Crossing                                     120
     3L                   Larken 3 - Campus View Plaza                                      120
     3M                   Larken 14 - Strykers Plaza                                        120
     3N                   Larken 6 - Kiddie Academy                                         120
     3O                   Larken 4 - Gateway                                                120
      4           (4)     Bethany Phoenix Portfolio I                                        60
      5           (5)     110 William Street                                                 60
      6           (6)     Bay Colony Corporate Center                                        60
      7           (7)     300 West 6th Street                                               120
      8           (8)     University Mall                                                   120
      9           (9)     Monarch Coast                                                     120
     10          (10)     One Orlando Center                                                120
     11          (11)     Bethany Colorado Portfolio                                         60
     12                   50 Danbury Road                                                    60
     13          (12)     Frost Bank Tower                                                  120
     14                   Jefferson at Congressional Village                                 60
     15          (13)     Vintage Woods                                                     120
     16          (14)     One Congress Plaza                                                120
     17          (15)     Courvoisier Centre                                                 85
     18          (16)     One American Center                                               120
     19          (17)     Westshore Cove                                                     60
     20          (18)     Capistrano Pointe                                                 120
     21          (19)     701 Gateway                                                        60
     22          (20)     Trails at Dominion Park                                            84
     23          (21)     Villa Tierra                                                      120
     24          (22)     San Jacinto Center                                                120
     25                   Vineyards                                                         120
     26          (23)     315 Hudson Street                                                 120
     27          (24)     Trabuco Highlands                                                 120
     28          (25)     Autumn Chase                                                      120
     29                   SBS Tower                                                          60
     30          (26)     Sunset Village Apartments                                         120
     31          (27)     133 East 58 Street                                                120
     32                   Beaumont Apartments                                                60
     33                   Mallard Cove Apartments                                            60
     34          (28)     35, 45, & 55 Morrissey Boulevard                                   30
     35                   International Residence                                           120
     36          (29)     Highland Park                                                      96
     37                   Avera Commerce Center                                              72
     38                   Wildwood Crossings                                                 60
     39                   WSG Portfolio II                                                   24
    39A1                  Gold Mile Plaza                                                    24
    39A2                  2021 Gunbarrel Road                                                24
    39A3                  Roanoke Center                                                     24
    39A4                  City Mattress                                                      24
    39A5         (30)     Mason Road Center                                                  24
    39A6                  Riverview Plaza Outparcel                                          24
    39A7                  Men's Wearhouse                                                    24
    39A8                  12890 Pines Boulevard                                              24
     40                   WSG Portfolio I                                                    24
    40A1                  Dulles Town Crossing Out Lot                                       24
    40A2                  2130 Pleasant Hill Road                                            24
    40A3                  1646 Seminole Trail                                                24
    40A4                  2055 Scenic Highway                                                24
    40A5                  Short Pump Retail Strip                                            24
    40A6                  Trace Fork                                                         24
    40A7                  Monroe Center                                                      24
     41                   Platinum Valley Apartments                                         48
     42                   Radice Corporate Center III                                        84
     43          (31)     Chesterfield East Eight                                            24
     44                   Beltway Crossing                                                   60
     45          (32)     Westward Square                                                    36
     46                   11399 16th Court North                                             60
     47                   Somers Point Village I& II                                         60
     48                   Riverside Place Shopping Center                                    84
     49                   Plaza On San Felipe                                                60
     50          (33)     Valley Forge Hampton Inn & Suites                                  60
     51                   8505 Freepoint Parkway Office Building                              0
     52                   Golf Villas at Sabal Palm                                          60
     53                   Doral 41st Street                                                  48
     54          (34)     Holiday Inn Express - Hesperia                                      0
     55                   Preston Frankford                                                  60
     56          (35)     Countryside Station                                                60
     57                   Enclave                                                           120
     58                   Addison Court                                                      36
     59                   Stonecrest Parc                                                    60
     60                   64 Danbury Road                                                    60
     61                   Overlake Apartments                                                60
     62                   Valleytree Apartments                                              30
     63          (36)     Hill Top Apartments                                               120
     64                   Walgreens Eastpointe                                               84
     65                   Inwood-Quorum                                                     120
     66          (37)     Hilton Garden Inn - Lexington                                       0
     67          (38)     STORExpress                                                        24
     68                   West End Commons                                                   24
     69                   BayBridge Commons                                                 120
     70                   Avondale Corporate Center                                           0
     71                   Fedex Boise                                                       120
     72                   Schoolhouse Plaza                                                  60
     73                   Walgreens - Tulsa                                                 120
     74                   Columbine Valley Shopping Center                                   48
     75                   Oak Creek                                                           0
     76                   2031 Florida Avenue                                                60
     77                   TruSeal Technologies                                               60
     78                   CVS - Greencastle, PA                                               0
     79                   Walgreens Houston                                                 120
     80                   Gardendale Exchange                                                 0
     81                   Walgreen's Canton                                                   0
     82                   Bonita Springs                                                      1
     83                   Linens 'n Things                                                   60
     84                   Shoppes of Southland                                               12
     85                   1316 Madison Ave                                                  121
     86                   Walgreens - Bennettsville                                          60
     87                   Center Creek Plaza                                                 60
     88                   Union Park Shopping Center                                          0
     89                   Southridge Plaza                                                   60
     90                   Ferguson Enterprises                                               24

                REMAINING
   CONTROL    INTEREST-ONLY        AMORTIZATION           ANTICIPATED     MATURITY    MORTGAGE   AMORTIZATION
     NO.      PERIOD (MOS.)            TYPE              REPAYMENT DATE     DATE       RATE(%)    TERM (MOS.)
-------------------------------------------------------------------------------------------------------------

      1                  119   Interest-Only                       N/A    6/11/2017     6.27409              0
      2                  119   Interest-Only                       N/A    6/11/2017     5.83082              0
                         120   Interest-Only                       N/A    4/11/2017     5.63000              0
     3A                  117   Interest-Only                       N/A    4/11/2017     5.63000              0
     3B                  117   Interest-Only                       N/A    4/11/2017     5.63000              0
     3C                  117   Interest-Only                       N/A    4/11/2017     5.63000              0
     3D                  117   Interest-Only                       N/A    4/11/2017     5.63000              0
     3E                  117   Interest-Only                       N/A    4/11/2017     5.63000              0
     3F                  117   Interest-Only                       N/A    4/11/2017     5.63000              0
     3G                  117   Interest-Only                       N/A    4/11/2017     5.63000              0
     3H                  117   Interest-Only                       N/A    4/11/2017     5.63000              0
     3I                  117   Interest-Only                       N/A    4/11/2017     5.63000              0
     3J                  117   Interest-Only                       N/A    4/11/2017     5.63000              0
     3K                  117   Interest-Only                       N/A    4/11/2017     5.63000              0
     3L                  117   Interest-Only                       N/A    4/11/2017     5.63000              0
     3M                  117   Interest-Only                       N/A    4/11/2017     5.63000              0
     3N                  117   Interest-Only                       N/A    4/11/2017     5.63000              0
     3O                  117   Interest-Only                       N/A    4/11/2017     5.63000              0
      4                   59   Interest-Only                       N/A    6/11/2012     5.72000              0
      5                   59   Interest-Only                       N/A    6/11/2012     6.84000              0
      6                   59   Interest-Only                       N/A    6/11/2012     6.53319              0
      7                  119   Interest-Only                       N/A    6/11/2017     6.01100              0
      8                  117   Interest-Only                       N/A    4/11/2017     5.70400              0
      9                  118   Interest-Only                       N/A    5/11/2017     5.68500              0
     10                  118   Interest-Only                       N/A    5/11/2017     5.89500              0
     11                   58   Interest-Only                       N/A    5/11/2012     5.49680              0
     12                   60   Interest-Only, Balloon              N/A    7/11/2017     5.82600            360
     13                  119   Interest-Only                       N/A    6/11/2017     6.06000              0
     14                   51   Interest-Only                       N/A   10/11/2011     6.45000              0
     15                  118   Interest-Only                       N/A    5/11/2017     5.69700              0
     16                  119   Interest-Only                       N/A    6/11/2017     6.08400              0
     17                   82   Interest-Only                       N/A    5/11/2014     5.43864              0
     18                  119   Interest-Only                       N/A    6/11/2017     6.03000              0
     19                   59   Interest-Only                       N/A    6/11/2012     5.56000              0
     20                  118   Interest-Only                       N/A    5/11/2017     5.71000              0
     21                   56   Interest-Only                       N/A    3/11/2012     5.66000              0
     22                   81   Interest-Only, Balloon              N/A    4/11/2017     6.07000            360
     23                  118   Interest-Only                       N/A    5/11/2017     5.71600              0
     24                  119   Interest-Only                       N/A    6/11/2017     6.04800              0
     25                  118   Interest-Only                       N/A    5/11/2017     5.69600              0
     26                  117   Interest-Only                       N/A    4/11/2017     5.21000              0
     27                  118   Interest-Only                       N/A    5/11/2017     5.73300              0
     28                  118   Interest-Only                       N/A    5/11/2017     5.69500              0
     29                   58   Interest-Only                       N/A    5/11/2012     6.09090              0
     30                  117   Interest-Only                       N/A    4/11/2017     5.70000              0
     31                  117   Interest-Only                       N/A    4/11/2017     5.21000              0
     32                   56   Interest-Only, Balloon              N/A    3/11/2017     5.71000            360
     33                   56   Interest-Only, Balloon              N/A    3/11/2017     5.75500            360
     34                   29   Interest-Only, Balloon              N/A    6/11/2012     6.43000            420
     35                  117   Interest-Only                       N/A    4/11/2017     5.56000              0
     36                   96   Interest-Only, Balloon              N/A    7/11/2017     5.99000            360
     37                   70   Interest-Only, Balloon              N/A    5/11/2017     5.62825            360
     38                   60   Interest-Only, Balloon              N/A    7/11/2017     5.95000            360
     39                   24   Interest-Only, Balloon              N/A    7/11/2017     6.47000            360
    39A1                  24   Interest-Only, Balloon              N/A    7/11/2017     6.47000            360
    39A2                  24   Interest-Only, Balloon              N/A    7/11/2017     6.47000            360
    39A3                  24   Interest-Only, Balloon              N/A    7/11/2017     6.47000            360
    39A4                  24   Interest-Only, Balloon              N/A    7/11/2017     6.47000            360
    39A5                  24   Interest-Only, Balloon              N/A    7/11/2017     6.47000            360
    39A6                  24   Interest-Only, Balloon              N/A    7/11/2017     6.47000            360
    39A7                  24   Interest-Only, Balloon              N/A    7/11/2017     6.47000            360
    39A8                  24   Interest-Only, Balloon              N/A    7/11/2017     6.47000            360
     40                   24   Interest-Only, Balloon              N/A    7/11/2017     6.47000            360
    40A1                  24   Interest-Only, Balloon              N/A    7/11/2017     6.47000            360
    40A2                  24   Interest-Only, Balloon              N/A    7/11/2017     6.47000            360
    40A3                  24   Interest-Only, Balloon              N/A    7/11/2017     6.47000            360
    40A4                  24   Interest-Only, Balloon              N/A    7/11/2017     6.47000            360
    40A5                  24   Interest-Only, Balloon              N/A    7/11/2017     6.47000            360
    40A6                  24   Interest-Only, Balloon              N/A    7/11/2017     6.47000            360
    40A7                  24   Interest-Only, Balloon              N/A    7/11/2017     6.47000            360
     41                   47   Interest-Only, Balloon              N/A    6/11/2017     6.19000            360
     42                   82   Interest-Only, Balloon              N/A    5/11/2017     5.78000            360
     43                   24   Interest-Only, Balloon              N/A    7/11/2022     6.46000            360
     44                   59   Interest-Only, Balloon              N/A    6/11/2017     5.82000            360
     45                   35   Interest-Only, Balloon              N/A    6/11/2017     6.17000            360
     46                   57   Interest-Only                       N/A    4/11/2012     6.10000              0
     47                   59   Interest-Only, Balloon              N/A    6/11/2017     6.39000            360
     48                   81   Interest-Only                       N/A    4/11/2014     5.93000              0
     49                   60   Interest-Only, Balloon              N/A    7/11/2022     6.88000            360
     50                   58   Interest-Only, Balloon              N/A    5/11/2017     5.64000            360
     51                    0   Balloon                             N/A    4/11/2012     6.10000            360
     52                   58   Interest-Only                       N/A    5/11/2012     6.04000              0
     53                   48   Interest-Only, Balloon              N/A    7/11/2017     5.89000            360
     54                    0   Balloon                             N/A    5/11/2017     6.01000            360
     55                   60   Interest-Only, Balloon              N/A    7/11/2022     6.88000            360
     56                   59   Interest-Only, Balloon              N/A    6/11/2017     6.11900            360
     57                  117   Interest-Only                       N/A    4/11/2017     5.73000              0
     58                   35   Interest-Only, Balloon              N/A    6/11/2017     5.92000            360
     59                   60   Interest-Only, Balloon              N/A    7/11/2022     6.88000            360
     60                   60   Interest-Only, Balloon              N/A    7/11/2017     5.82600            360
     61                   57   Interest-Only, Balloon              N/A    4/11/2017     5.81000            360
     62                   30   Interest-Only, Balloon              N/A     7/1/2012     6.59000            360
     63                  118   Interest-Only                       N/A    5/11/2017     5.58000              0
     64                   83   Interest-Only                       N/A    6/11/2014     5.93000              0
     65                  118   Interest-Only, Balloon              N/A    5/11/2022     6.60000            360
     66                    0   Balloon                             N/A    5/11/2012     6.29000            360
     67                   22   Interest-Only, Balloon              N/A    5/11/2012     5.82000            360
     68                   23   Interest-Only, Balloon              N/A    6/11/2017     6.02000            360
     69                  118   Interest-Only                       N/A    5/11/2017     5.93000              0
     70                    0   Balloon                             N/A    6/11/2017     5.91000            360
     71                  119   Interest-Only                       N/A    6/11/2017     5.77100              0
     72                   60   Interest-Only, Balloon              N/A    7/11/2022     6.88000            360
     73                  118   Interest-Only                       N/A    5/11/2017     5.93000              0
     74                   45   Interest-Only, Balloon              N/A    4/11/2017     5.85000            360
     75                    0   Balloon                             N/A    7/11/2017     6.58000            360
     76                   60   Interest-Only, Balloon              N/A    7/11/2017     5.88000            360
     77                   58   Interest-Only, Balloon              N/A    5/11/2017     5.89000            360
     78                    0   Balloon                             N/A    5/11/2017     5.76000            300
     79                  118   Interest-Only                       N/A    5/11/2017     5.77000              0
     80                    0   Balloon                             N/A    5/11/2017     5.91000            360
     81                    0   Balloon                             N/A    6/11/2017     5.66000            360
     82                    1   Balloon                             N/A    8/11/2017     6.30000            360
     83                   59   Interest-Only, Balloon              N/A    6/11/2017     5.88000            360
     84                    9   Interest-Only, Balloon              N/A    4/11/2017     5.75000            360
     85                  121   Interest-Only                       N/A    8/11/2017     6.34000              0
     86                   59   Interest-Only, Balloon              N/A    6/11/2017     6.26000            360
     87                   59   Interest-Only, Balloon              N/A    6/11/2017     5.91000            360
     88                    0   Balloon                             N/A    4/11/2017     5.88000            360
     89                   57   Interest-Only, Balloon              N/A    4/11/2017     6.07000            360
     90                   24   Interest-Only, Balloon              N/A    7/11/2017     6.36000            360

                ORIGINAL       REMAINING         REMAINING            U/W          CUT-OFF       CUT-OFF     SCHEDULED
   CONTROL     SEASONING        TERM TO      LOCKOUT/DEFEASANCE       NCF            DATE         DATE       MATURITY/
     NO.         (MOS.)     MATURITY (MOS.)    PERIOD (MOS.)        DSCR (X)     NCF DSCR (X)    LTV (%)    ARD LTV (%)
------------------------------------------------------------------------------------------------------------------------

      1                 1               119                 116        1.55             1.55       32.5           32.5
      2                 1               119                 116        2.25             2.25       36.9           36.9
                        3               117                 114        1.26             1.26       80.0           80.0
     3A                 3               117                 114        1.26             1.26       80.0           80.0
     3B                 3               117                 114        1.34             1.34       80.0           80.0
     3C                 3               117                 114        1.22             1.22       80.0           80.0
     3D                 3               117                 114        1.25             1.25       80.0           80.0
     3E                 3               117                 114        1.25             1.25       79.9           79.9
     3F                 3               117                 114        1.20             1.20       80.0           80.0
     3G                 3               117                 114        1.19             1.19       80.0           80.0
     3H                 3               117                 114        1.20             1.20       80.0           80.0
     3I                 3               117                 114        1.18             1.18       80.0           80.0
     3J                 3               117                 114        1.25             1.25       80.0           80.0
     3K                 3               117                 114        1.29             1.29       80.0           80.0
     3L                 3               117                 114        1.25             1.25       80.0           80.0
     3M                 3               117                 114        1.35             1.35       80.2           80.2
     3N                 3               117                 114        1.20             1.20       80.0           80.0
     3O                 3               117                 114        1.47             1.47       80.0           80.0
      4                 1                59                  56        1.17             1.17       71.0           71.0
      5                 1                59                  35        1.25             1.25       59.3           59.3
      6                 1                59                  56        1.91             1.91       39.3           39.3
      7                 1               119                 116        1.01             1.01       67.9           67.9
      8                 3               117                 117        1.14             1.14       79.1           79.1
      9                 2               118                   0        1.12             1.12       66.7           66.7
     10                 2               118                 114        1.07             1.07       73.4           73.4
     11                 2                58                  55        1.21             1.21       69.5           69.5
     12                 0               120                 117        1.15             1.38       76.6           71.5
     13                 1               119                 116        1.58             1.58       27.0           27.0
     14                 9                51                  13        1.16             1.16       61.6           61.6
     15                 2               118                   0        1.13             1.13       73.3           73.3
     16                 1               119                 116        1.68             1.68       29.6           29.6
     17                 3                82                  79        2.08             2.08       35.5           35.5
     18                 1               119                 116        1.72             1.72       28.5           28.5
     19                 1                59                  56        1.15             1.15       84.7           84.7
     20                 2               118                   0        1.09             1.09       68.6           68.6
     21                 4                56                  53        1.30             1.30       65.9           65.9
     22                 3               117                 117        1.02             1.20       83.1           80.2
     23                 2               118                   0        1.12             1.12       72.7           72.7
     24                 1               119                 116        2.13             2.13       28.2           28.2
     25                 2               118                   0        1.26             1.26       69.2           69.2
     26                 3               117                 114        4.14             4.14       20.6           20.6
     27                 2               118                   0        1.16             1.16       72.5           72.5
     28                 2               118                   0        1.28             1.28       73.7           73.7
     29                 2                58                  23        1.30             1.30       63.7           63.7
     30                 3               117                 114        0.31             0.31       76.1           76.1
     31                 3               117                 114        3.40             3.40       26.5           26.5
     32                 4               116                 110        1.03             1.25       71.6           66.8
     33                 4               116                 116        1.00             1.20       79.0           73.6
     34                 1                59                  56        1.05             1.15       76.4           75.0
     35                 3               117                 117        1.48             1.48       55.3           55.3
     36                 0               120                 117        0.93             1.10       83.0           81.1
     37                 2               118                 115        1.12             1.35       79.7           75.4
     38                 0               120                 118        1.02             1.21       78.1           73.0
     39                 0               120                 120        1.18             1.36       78.7           70.5
    39A1                0               120                 120        1.16             1.33       80.0           71.6
    39A2                0               120                 120        1.18             1.36       80.0           71.6
    39A3                0               120                 120        1.13             1.30       77.1           69.0
    39A4                0               120                 120        1.31             1.51       78.9           70.7
    39A5                0               120                 120        1.19             1.37       81.7           73.2
    39A6                0               120                 120        1.22             1.41       79.5           71.2
    39A7                0               120                 120        1.13             1.30       74.2           66.4
    39A8                0               120                 120        1.13             1.31       72.1           64.6
     40                 0               120                 120        1.17             1.34       79.5           71.2
    40A1                0               120                 120        1.16             1.34       80.0           71.6
    40A2                0               120                 120        1.23             1.41       80.0           71.6
    40A3                0               120                 120        1.15             1.33       80.0           71.6
    40A4                0               120                 120        1.17             1.35       80.0           71.6
    40A5                0               120                 120        1.12             1.29       76.5           68.5
    40A6                0               120                 120        1.12             1.29       80.0           71.6
    40A7                0               120                 120        1.21             1.40       80.0           71.6
     41                 1               119                  25        1.15             1.34       78.1           72.1
     42                 2               118                 115        1.23             1.47       62.7           60.4
     43                 0               180                 178        1.31             1.51       63.6           50.6
     44                 1               119                 119        1.06             1.27       77.4           72.2
     45                 1               119                  24        1.07             1.26       77.7           70.4
     46                 3                57                  57        1.26             1.26       72.2           72.2
     47                 1               119                 119        1.17             1.36       82.1           77.2
     48                 3                81                  57        1.35             1.35       78.9           78.9
     49                 0               180                  25        1.06             1.19       73.9           64.2
     50                 2               118                 118        1.70             2.06       75.9           70.6
     51                 3                57                  57        1.20             1.20       72.5           68.1
     52                 2                58                  58        1.18             1.18       78.9           78.9
     53                 0               120                 120        1.13             1.34       80.0           73.5
     54                 2               118                 115        1.37             1.37       74.9           63.6
     55                 0               180                  25        1.02             1.16       77.3           67.2
     56                 1               119                 113        1.22             1.43       79.4           74.4
     57                 3               117                 114        1.23             1.23       76.2           76.2
     58                 1               119                 119        1.01             1.21       79.9           72.1
     59                 0               180                  25        1.03             1.17       79.4           69.0
     60                 0               120                 117        1.11             1.33       70.0           65.3
     61                 3               117                 117        1.32             1.58       80.0           74.6
     62                 0                60                  57        1.06             1.22       79.6           77.5
     63                 2               118                 115        1.37             1.37       79.5           79.5
     64                 1                83                  83        1.30             1.30       80.0           80.0
     65                 2               178                  23        1.10             1.26       67.8           63.9
     66                 2                58                  58        1.36             1.36       65.7           61.9
     67                 2                58                  58        1.37             1.64       59.8           57.5
     68                 1               119                 119        1.24             1.47       72.7           64.5
     69                 2               118                 118        2.52             2.52       33.8           33.8
     70                 1               119                  47        1.20             1.20       79.3           67.1
     71                 1               119                 117        1.29             1.29       79.7           79.7
     72                 0               180                  25        1.03             1.17       79.0           68.6
     73                 2               118                 115        1.26             1.26       80.0           80.0
     74                 3               117                 116        1.42             1.70       60.4           55.5
     75                 0               120                  25        1.26             1.26       78.6           67.8
     76                 0               120                 120        1.06             1.26       76.2           71.2
     77                 2               118                 118        1.19             1.42       79.8           74.5
     78                 2               118                 118        1.08             1.08       78.5           60.5
     79                 2               118                 118        1.25             1.25       79.5           79.5
     80                 2               118                 118        1.20             1.20       79.4           67.3
     81                 1               119                 119        1.24             1.24       80.0           67.3
     82                 0               121                 121        1.18             1.18       67.7           58.0
     83                 1               119                 119        1.18             1.41       77.2           72.1
     84                 3               117                 117        1.23             1.48       79.2           68.3
     85                 0               121                 118        2.08             2.08       37.5           37.5
     86                 1               119                 119        1.08             1.26       75.0           70.4
     87                 1               119                 119        1.32             1.57       78.7           73.5
     88                 3               117                 117        1.34             1.34       57.3           48.6
     89                 3               117                 114        1.10             1.30       79.6           74.5
     90                 0               120                 120        1.23             1.43       80.0           71.5

Annex A-5 Footnotes

(1) 237 Park Avenue	The 237 Park Avenue Mortgage Loan is part of the 237 Park Avenue Loan Combination that also includes the 237 Park Avenue Subordinate Non-Trust Loan in the cut-off date principal amount of $255,400,000.

Mortgage Interest Rate is for the 237 Park Avenue Mortgage Loan only. The Mortgage Interest Rate for the 237 Park Avenue Subordinate Non-Trust Loan is 6.0056%.

U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W NOI and U/W NCF. The U/W NOI and U/W NCF are projected to be $65,753,695 and $63,839,802, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 76,516 square feet upon building re-measurement and additional rent related to that square footage at current market rents and certain other lease-up assumptions.

U/W DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments for the 237 Park Avenue Mortgage Loan only. The U/W DSCR based on in-place U/W NCF for the entire 237 Park Avenue Loan Combination is 0.98x. The U/W DSCR based on the projected U/W NCF of $63,839,802 for the 237 Park Avenue Mortgage Loan only is 2.39x. The U/W DSCR based on that projected U/W NCF for the entire 237 Park Avenue Loan Combination is 1.51x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the 237 Park Avenue Mortgage Loan and do not take into account the 237 Park Avenue Subordinate Non-Trust Loan. The Cut-off Date LTV Ratio and the Maturity LTV Ratio of the entire 237 Park Avenue Loan Combination are both 52.3%.

(2) Rosslyn Portfolio	The Rosslyn Portfolio Mortgage Loan is part of the Rosslyn Portfolio Loan Combination that also includes the Rosslyn Portfolio Subordinate Non-Trust Loan in the cut-off date principal amount of $257,675,000.

The Mortgage Interest Rate set forth above is for the Rosslyn Portfolio Mortgage Loan only. The Mortgage Interest Rate for the Rosslyn Portfolio Subordinate Non-Trust Loan is 6.00394%.

U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W NOI and U/W NCF. The U/W NOI and U/W NCF are projected to be $44,366,567 and $41,684,099, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases and certain other lease-up assumptions.

U/W DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments at an interest

A-5-1

Annex A-5 Footnotes — continued

rate of 5.83082% calculated on an Actual/360 Basis and without regard to the Rosslyn Portfolio Subordinate Non-Trust Loan. The U/W NCF DSCR based on in-place U/W NCF and interest-only payments based on a weighted average interest rate of 5.9094% calculated on an Actual/360 Basis for the entire Rosslyn Portfolio Loan Combination is 1.21x. The U/W NCF DSCR for the Rosslyn Portfolio Mortgage Loan based on the projected U/W NCF of $41,684,099 is 2.27x. The U/W NCF DSCR based on that projected U/W NCF for the entire Rosslyn Portfolio Loan Combination is 1.23x.

Appraised Value reflects the aggregate appraised values of the Rosslyn Portfolio Mortgaged Properties comprised of $670,000,000 for 1000-1100 Wilson Boulevard and $171,000,000 for 1101 Wilson Boulevard.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the Rosslyn Portfolio Mortgage Loan and do not take into account the Rosslyn Portfolio Subordinate Non-Trust Loan. The Cut-off Date LTV Ratio and the Maturity LTV Ratio of the entire Rosslyn Portfolio Loan Combination are 67.5%.

(3) Larken Portfolio	The Larken Portfolio Mortgage Loans are comprised of 15 cross-collateralized and cross-defaulted loans, each with substantially the same terms including the same mortgage interest rate, interest calculation, first payment date and maturity date.

U/W NCF is the aggregate for the 20 Larken Portfolio Mortgaged Properties.

U/W DSCR based on aggregate in-place U/W NCF and calculated based on the aggregate annual interest-only payments.

LTV based on aggregate of appraised values based on a combined portfolio value for the 20 Larken Portfolio Mortgaged Properties.

The Hillsborough Ind. Loan is comprised of six properties, which include Hillsborough Business Center 1-9, 11&12, Hillsborough Business Center 5/6, Hillsborough Business Center 18/19, Jill Court, Larken Mini-Storage and Mini Office Warehouse.

(4) Bethany Phoenix Portfolio I	The Bethany Phoenix Portfolio I Mortgaged Properties are comprised of seven garden-style apartment complexes located in Arizona with an aggregate of 2,759 residential units.

U/W NCF reflects aggregate U/W NCF of the Bethany Phoenix Portfolio I Mortgaged Properties.

A-5-2

Annex A-5 Footnotes — continued

U/W DSCR based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments for the Bethany Phoenix Portfolio I Mortgage Loan.

Appraised value reflects aggregate as-is appraised value of the seven Bethany Phoenix Portfolio I Mortgaged Properties. Laguna Village, Alante at the Islands, Tuscany Palm, Whispering Meadows and Santan Crossing were appraised as of May 3, 2007. Sienna Springs was appraised as of May 4, 2007 and Verrado Park was appraised as of May 7, 2007. The aggregate stabilized appraised value of the seven Bethany Phoenix Portfolio I Mortgaged Properties as of May 3-7, 2010 is $278,350,000.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the aggregate stabilized as-is appraised value are both 59.1%.

The stabilized appraised values for the Bethany Phoenix Portfolio I Mortgaged Properties as of May 2010 are $58,700,000 for Laguna Village, $49,400,000 for Alante at the Islands, $50,000,000 for Tuscany Palm, $44,700,000 for Whispering Meadows, $27,250,000 for Santan Crossing, $26,200,000 for Sienna Springs and $22,100,000 for Verrado Park for an aggregate stabilized value for the Bethany Phoenix Portfolio I Mortgaged Properties of $278,350,000.

(5) 110 William Street	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W NOI and U/W NCF. The U/W NOI and U/W NCF are projected to be $15,198,956 and $14,350,487, respectively, based on assumed mark-to-market rent adjustments applied to below and above-market tenant leases based on appraiser’s market rent and certain other lease-up assumptions.

U/W DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W DSCR based on the projected U/W NCF of $14,350,487 is 1.32x.

(6) Bay Colony Corporate Center	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W NOI and U/W NCF. The U/W NOI and U/W NCF are projected to be $23,282,728 and $21,885,331, respectively, based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases and certain other lease-up assumptions.

U/W DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W DSCR based on the projected U/W NCF of $21,885,331 is 2.30x.

(7) 300 West 6th Street	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W NOI and U/W NCF. The U/W NOI and U/W NCF are projected to be $9,921,125 and $9,118,518, respectively, based on assumed mark-to-market rent adjustments

A-5-3

Annex A-5 Footnotes — continued

applied to above or below-market tenant leases, projected increase of square footage by approximately 12,448 square feet upon building re-measurements and additional rent related to that increased square footage at current market rents and certain other lease-up assumptions.

U/W DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR based on the projected U/W NCF of $9,118,518 is 1.18x.

(8) University Mall	Square feet reflects the gross leasable area of the entire mall including any anchors or outparcels which may not be part of the collateral. Collateral square feet comprising the University Mall Mortgaged Property totals 434,933 square feet comprised of 232,131 square feet of anchor space, 178,217 square feet of in-line mall space and 24,585 square feet of out-parcel space.

Loan Per Unit is based on the collateral square feet of the University Mall Mortgaged Property.

Occupancy Percentage reflects overall mall occupancy. In-line occupancy was 94.4% at Rent Roll Date.

(9) Monarch Coast	The Monarch Coast Mortgage Loan is part of the Monarch Coast Loan Combination that also includes the Monarch Coast Subordinate Non-Trust Loan in the cut-off date principal amount of $7,000,000. The Monarch Coast Loan Combination has a cut-off date principal balance of $86,500,000.

Mortgage Rate is for the Monarch Coast Mortgage Loan only. The mortgage interest rate for the Monarch Coast Subordinate Non-Trust Loan is 10.500%.

U/W Net Operating Income and U/W Net Cash flow reflect in-place U/W NOI and U/W NCF. The U/W NOI and U/W NCF are projected to be $6,343,937 and $6,260,337, respectively, based on assumed completion of renovation program, assumption of bringing 80% of units to current market rents and certain other lease-up assumptions.

U/W DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments for the Monarch Coast Mortgage Loan only (without regard to the Monarch Coast Subordinate Non-Trust Loan). The U/W DSCR based on in-place U/W NCF for the entire Monarch Coast Loan Combination is 0.97x. The U/W DSCR based on the projected U/W NCF of $6,260,337 for the Monarch Coast Mortgage Loan only (without regard to the Monarch Coast Subordinate Non-Trust Loan) is 1.37x. The U/W DSCR based on that projected U/W NCF for the entire Monarch Coast Loan Combination is 1.18x.

A-5-4

Annex A-5 Footnotes — continued

Appraised Value reflects the as-is appraised market value of the Monarch Coast Mortgaged Property. The hypothetical as-renovated and stabilized appraised value as of April 14, 2007 is $129,100,000. The prospective as-renovated and stabilized appraised value of the Monarch Coast Mortgaged Property as of April 14, 2010 is $141,100,000.

The Cut-off Date LTV Ratio and Scheduled Maturity LTV Ratio are based on the as-is appraised market value of the Monarch Coast Mortgaged Property and the Monarch Coast Mortgage Loan only (without regard to the Monarch Coast Subordinate Non-Trust Loan). The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the hypothetical as-renovated and stabilized value and based on the prospective as-renovated and stabilized apprised value, respectively, for the Monarch Coast Mortgage Loan only are both 61.6% and 56.3%, respectively.

The Cut-off Date LTV Ratio and Scheduled Maturity LTV Ratio for the entire Monarch Coast Loan Combination are based on the as-is appraised market value of the Monarch Coast Mortgaged Property is 72.6%. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the hypothetical as-renovated and stabilized value and based on the prospective as-renovated and stabilized apprised value, respectively, for the entire Monarch Coast Loan Combination are both 67.0% and 61.3%, respectively.

Loan Per Unit is based solely on a loan amount comprised of the Monarch Coast Mortgage Loan.

(10) One Orlando Center	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W NOI and U/W NCF. U/W NOI and U/W NCF are projected to be $5,462,992 and $5,028,921, respectively, based on assumed mark-to-market rent adjustments applied to below and above-market tenant leases based on appraiser’s market rent, lease-up of current vacant space to stabilized occupancy of 94% and certain other lease-up assumptions.

U/W DSCR based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W DSCR based on the projected U/W NCF of $5,028,921 is 1.23x.

(11) Bethany Colorado Portfolio	Interest accrues at a rate of (a) 5.4968% per annum through and including the interest accrual period expiring on May 10, 2009; (b) 5.8768% per annum with respect to each interest accrual period from and after the interest accrual period commencing on May 11, 2009, through and including the interest accrual period expiring on February 10, 2012, and (c) 5.6968% per annum with respect to each interest accrual period thereafter.

A-5-5

Annex A-5 Footnotes — continued

Reflects the aggregate As-Is Appraised Value of the four Bethany Colorado Mortgaged Properties. The aggregate stabilized Appraised Value of the four Bethany Colorado Mortgaged Properties is $108,800,000 as of April 5 and 6, 2010, resulting in an LTV of 59.7%. The stabilized Appraised Value is calculated based on the proposed rents achieved upon completion of a total of $7,889,380 in property renovations over a 24 month period with stabilization 12 months thereafter. The aggregate stabilized Appraised Value is comprised of $50,800,000 for Waterfield Court, $21,600,000 for Rockrimmon, $20,500,000 for Falcon Pointe, and $15,900,000 for Rolling Hills.

(12) Frost Bank Tower	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $12,464,221 and $11,759,472 respectively.

The U/W NCF DSCR based on the projected U/W NCF of $11,759,472 is 3.12x.

(13) Vintage Woods	Appraised Value reflects the As-Is Appraised Value. The hypothetical stabilized and renovated Appraised Value as of April 14, 2007 is $86,900,000, resulting in an LTV of 67.3%. The prospective renovated and stabilized Appraised Value as of April 14, 2010 is $95,000,000, resulting in an LTV of 61.6%.

(14) One Congress Plaza	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $10,358,790 and $9,731,499 respectively.

The U/W NCF DSCR based on the projected U/W NCF of $9,731,499 is 2.77x.

(15) Courvoisier Centre	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $9,294,820 and $8,813,117 respectively.

The U/W NCF DSCR based on the projected U/W NCF of $8,813,117 is 2.98x.

(16) One American Center	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $9,701,395 and $8,965,912 respectively.

The U/W NCF DSCR based on the projected U/W NCF of $8,965,912 is 2.88x.

A-5-6

Annex A-5 Footnotes — continued

(17) Westshore Cove	Interest accrues at a rate of (a) 5.560% per annum through and including the interest accrual period expiring on June 10, 2008; (b) 5.660% per annum with respect to each interest accrual period from and after the interest accrual period commencing on June 11, 2008, through and including the interest accrual period expiring on June 10, 2009; (c) 5.880% per annum with respect to each interest accrual period from and after the interest accrual period commencing on June 11, 2009, through and including the interest accrual period expiring on June 10, 2010; (d) 5.890% per annum with respect to each interest accrual period from and after the interest accrual period commencing on June 11, 2010, through and including the interest accrual period expiring on June 10, 2011, and (e) 5.900% per annum with respect to each interest accrual period thereafter.

Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of January 17, 2008 is $66,200,000 representing an LTV of 75.5%.

(18) Capistrano Pointe	Appraised Value reflects the As-Is Appraised Value. The hypothetical stabilized and renovated Appraised Value as of April 14, 2007 is $77,100,000 representing an LTV of 62.9%. The prospective renovated and stabilized Appraised Value as of April 14, 2010 is $84,200,000 representing an LTV of 57.6%.

(19) 701 Gateway	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $3,200,295 and $2,904,877 respectively.

The U/W NCF DSCR based on the projected U/W NCF of $2,904,877 is 1.08x.

(20) Trails at Dominion Park	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of February 28, 2008 is $57,650,000 representing an LTV of 77.6%.

(21) Villa Tierra	Appraised Value reflects the As-Is Appraised Value. The hypothetical stabilized and renovated Appraised Value as of April 14, 2007 is $62,600,000, resulting in an LTV of 69.0%. The prospective renovated and stabilized Appraised Value as of April 14, 2010 is $68,400,000, resulting in an LTV of 63.2%.

(22) San Jacinto Center	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $7,809,836 and $7,151,705 respectively.

The U/W NCF DSCR based on the projected U/W NCF of $7,151,705 is 2.71x.

A-5-7

Annex A-5 Footnotes — continued

(23) 315 Hudson Street	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $10,495,948 and $10,016,342 respectively.

The U/W NCF DSCR based on the projected U/W NCF of $10,016,342 is 5.42x.

(24) Trabuco Highlands	Appraised Value reflects the As-Is Appraised Value. The hypothetical stabilized and renovated Appraised Value as of April 14, 2007 is $46,700,000 representing an LTV of 69.2%. The prospective renovated and stabilized Appraised Value as of April 14, 2010 is $51,000,000 representing an LTV of 63.3%.

(25) Autumn Chase	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of April 1, 2010 is $44,900,000 representing an LTV of 64.8%

(26) Sunset Village Apartments	Interest accrues at a rate of (a) 5.700% per annum through and including the interest accrual period expiring on April 10, 2009; (b) 6.040% per annum with respect to each interest accrual period from and after the interest accrual period commencing on April 11, 2009, through and including the interest accrual period expiring on January 10, 2017, and (c) 5.950% per annum with respect to each interest accrual period thereafter.

Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of September 8, 2007 is $34,300,000 representing an LTV of 74.3%.

An Interest Reserve of $500,000 is in place to increase coverage on the loan. A Guaranty of Payment by the Sponsor to fully cover the debt service is also in place.

(27) 133 East 58 Street	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow are projected to be $5,397,420 and $5,044,134 respectively.

The U/W NCF DSCR based on the projected U/W NCF of $5,044,134 is 3.82x.

(28) 35, 45, & 55 Morrissey Boulevard	Mixed Use property that is part of a larger development with multiple improved parcels of land. The collateral is comprised of three parcels totaling 6.80 acres. 35 Morrissey Boulevard consists of a two-sided billboard. 45 Morrissey Boulevard consists of a single tenant grocery store comprising of 61,800 square feet, and 55 Morrissey Boulevard consists of traditional office space and audio studios utilized for broadcasting comprising of 42,192 square feet.

A-5-8

Annex A-5 Footnotes — continued

(29) Highland Park	A debt guaranty by the sponsor, Related Companies, L.P., is in place guaranteeing full payment of the debt service in a maximum amount of $3,487,500 during the first eight (8) years of the loan term and an amount equal to fifteen percent (15%) of the outstanding principal balance of the loan during the last two (2) years. The sponsor’s guaranty is terminated when the DSCR based on a 30-year loan constant for twelve (12) consecutive calendar months preceding the calculation is 1.25x or higher.

(30)	WSG Portfolio II – Mason Road Center	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of May 4, 2008 is $2,620,000 representing an LTV of 78.6%.

(31) Chesterfield East Eight	A 1.71 acre ground leased pad site is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

(32) Westward Square	Appraised Value reflects the As-Is Appraised Value. The value with completions Appraised Value as of October 18, 2007 is $18,125,000 representing an LTV of 74.5%. The value with completions at market rental rates and occupancy levels Appraised Value as of April 18, 2008 is $18,525,000 representing an LTV of 72.9%.

(33)	Valley Forge Hampton Inn & Suites	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of April 1, 2008 is $14,900,000 representing an LTV of 73.8%.

(34) Holiday Inn Express – Hesperia	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of January 1, 2010 is $12,200,000 representing an LTV of 73.8%.

(35) Countryside Station	13,537 square feet, representing 11.4% of the total square footage, is currently master leased. Occupancy Rate, U/W NCF and U/W NCF DSCR were calculated including the master leased space.

(36) Hill Top Apartments	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of April 1, 2008 is $8,550,000 representing an LTV of 72.5%.

(37) Hilton Garden Inn – Lexington	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of January 1, 2008 is $8,600,000 representing an LTV of 62.8%.

(38) STORExpress	Appraised Value reflects the As-Is Appraised Value. The stabilized Appraised Value as of December 1, 2007 is $8,800,000 representing an LTV of 59.1%.

A-5-9

ANNEX A-6

CERTAIN INFORMATION REGARDING RESERVES

                      LB COMMERCIAL MORTGAGE TRUST 2007-C3

                                                                                                               INITIAL DEPOSIT
                                                                                                               TO THE DEFERRED
    CONTROL       FOOTNOTE                                                                     PROPERTY          MAINTENANCE
      NO.            NO.                     PROPERTY NAME                                       TYPE            ACCOUNT ($)
-------------------------------------------------------------------------------------------------------------------------------

       1             (1)      237 Park Avenue                                             Office                         0
       2             (2)      Rosslyn Portfolio                                           Office                         0
                     (3)      Larken Portfolio                                            Various                        0
      3A                      Larken 5 - Hillsborough Ind.                                Various                        0
      3B                      Larken 2 - Branchburg Commons                               Office                         0
      3C                      Larken 11 - Parsippany Commons                              Office                         0
      3D                      Larken 9 - Montgomery Commons                               Office                         0
      3E                      Larken 10 - Montgomery Professional Center                  Office                         0
      3F                      Larken 7 - Kingsbridge Center                               Office                         0
      3G                      Larken 12 - Princess Road Office Park                       Office                         0
      3H                      Larken 1 - Amwell Commons                                   Office                         0
      3I                      Larken 15 - Williamson Building                             Office                         0
      3J                      Larken 8 - Manors Corner                                    Retail                         0
      3K                      Larken 13 - Strykers Crossing                               Retail                         0
      3L                      Larken 3 - Campus View Plaza                                Office                         0
      3M                      Larken 14 - Strykers Plaza                                  Retail                         0
      3N                      Larken 6 - Kiddie Academy                                   Retail                         0
      3O                      Larken 4 - Gateway                                          Office                         0
       4             (4)      Bethany Phoenix Portfolio I                                 Multifamily            1,300,000
       5             (5)      110 William Street                                          Office                         0
       6             (6)      Bay Colony Corporate Center                                 Office                         0
       7             (7)      300 West 6th Street                                         Office                         0
       8                      University Mall                                             Retail                     8,750
       9             (8)      Monarch Coast                                               Multifamily                  313
      10             (9)      One Orlando Center                                          Office                         0
      11            (10)      Bethany Colorado Portfolio                                  Multifamily                    0
      12            (11)      50 Danbury Road                                             Office                         0
      13                      Frost Bank Tower                                            Office                         0
      14                      Jefferson at Congressional Village                          Multifamily                2,500
      15            (12)      Vintage Woods                                               Multifamily               45,951
      16                      One Congress Plaza                                          Office                         0
      17                      Courvoisier Centre                                          Office                         0
      18                      One American Center                                         Office                         0
      19            (13)      Westshore Cove                                              Multifamily                    0
      20            (14)      Capistrano Pointe                                           Multifamily                  313
      21                      701 Gateway                                                 Office                         0
      22                      Trails at Dominion Park                                     Multifamily            2,159,769
      23            (15)      Villa Tierra                                                Multifamily               22,038
      24                      San Jacinto Center                                          Office                         0
      25                      Vineyards                                                   Multifamily                    0
      26                      315 Hudson Street                                           Office                         0
      27            (16)      Trabuco Highlands                                           Multifamily                    0
      28            (17)      Autumn Chase                                                Multifamily                5,625
      29                      SBS Tower                                                   Office                         0
      30            (18)      Sunset Village Apartments                                   Multifamily                    0
      31                      133 East 58 Street                                          Office                         0
      32                      Beaumont Apartments                                         Multifamily               36,375
      33                      Mallard Cove Apartments                                     Multifamily              113,500
      34                      35, 45, & 55 Morrissey Boulevard                            Mixed Use                      0
      35                      International Residence                                     Multifamily                    0
      36                      Highland Park                                               Retail                         0
      37                      Avera Commerce Center                                       Industrial/Warehouse           0
      38            (19)      Wildwood Crossings                                          Retail                         0
      39                      WSG Portfolio II                                            Retail                     5,355
     39A1                     Gold Mile Plaza                                             Retail                         0
     39A2                     2021 Gunbarrel Road                                         Retail                         0
     39A3                     Roanoke Center                                              Retail                     2,855
     39A4                     City Mattress                                               Retail                         0
     39A5                     Mason Road Center                                           Retail                         0
     39A6                     Riverview Plaza Outparcel                                   Retail                         0
     39A7                     Men's Wearhouse                                             Retail                     2,500
     39A8                     12890 Pines Boulevard                                       Retail                         0
      40                      WSG Portfolio I                                             Retail                     9,844
     40A1                     Dulles Town Crossing Out Lot                                Retail                     1,250
     40A2                     2130 Pleasant Hill Road                                     Retail                         0
     40A3                     1646 Seminole Trail                                         Retail                         0
     40A4                     2055 Scenic Highway                                         Retail                     4,219
     40A5                     Short Pump Retail Strip                                     Retail                         0
     40A6                     Trace Fork                                                  Retail                     3,750
     40A7                     Monroe Center                                               Retail                       625
      41                      Platinum Valley Apartments                                  Multifamily                    0
      42                      Radice Corporate Center III                                 Office                         0
      43                      Chesterfield East Eight                                     Retail                         0
      44                      Beltway Crossing                                            Retail                         0
      45                      Westward Square                                             Multifamily              700,000
      46            (20)      11399 16th Court North                                      Office                    24,250
      47                      Somers Point Village I& II                                  Multifamily               37,500
      48                      Riverside Place Shopping Center                             Retail                    18,750
      49            (21)      Plaza On San Felipe                                         Retail                         0
      50            (22)      Valley Forge Hampton Inn & Suites                           Hotel                          0
      51                      8505 Freepoint Parkway Office Building                      Office                         0
      52                      Golf Villas at Sabal Palm                                   Multifamily               17,125
      53                      Doral 41st Street                                           Retail                         0
      54                      Holiday Inn Express - Hesperia                              Hotel                          0
      55                      Preston Frankford                                           Retail                         0
      56            (23)      Countryside Station                                         Retail                         0
      57                      Enclave                                                     Multifamily               18,750
      58            (24)      Addison Court                                               Retail                         0
      59                      Stonecrest Parc                                             Retail                         0
      60            (25)      64 Danbury Road                                             Office                   110,625
      61                      Overlake Apartments                                         Multifamily                    0
      62            (26)      Valleytree Apartments                                       Multifamily               18,750
      63            (27)      Hill Top Apartments                                         Multifamily                    0
      64            (28)      Walgreens Eastpointe                                        Retail                         0
      65            (29)      Inwood-Quorum                                               Retail                         0
      66                      Hilton Garden Inn - Lexington                               Hotel                          0
      67                      STORExpress                                                 Self Storage                   0
      68                      West End Commons                                            Retail                         0
      69                      BayBridge Commons                                           Retail                    21,250
      70            (30)      Avondale Corporate Center                                   Office                         0
      71                      Fedex Boise                                                 Industrial/Warehouse           0
      72            (31)      Schoolhouse Plaza                                           Retail                     5,000
      73                      Walgreens - Tulsa                                           Retail                         0
      74                      Columbine Valley Shopping Center                            Retail                     4,425
      75                      Oak Creek                                                   Self Storage               8,750
      76            (32)      2031 Florida Avenue                                         Office                     2,000
      77            (33)      TruSeal Technologies                                        Industrial/Warehouse           0
      78                      CVS - Greencastle, PA                                       Retail                         0
      79                      Walgreens Houston                                           Retail                         0
      80                      Gardendale Exchange                                         Retail                         0
      81                      Walgreen's Canton                                           Retail                         0
      82                      Bonita Springs                                              Retail                         0
      83            (34)      Linens 'n Things                                            Retail                         0
      84                      Shoppes of Southland                                        Retail                     5,000
      85                      1316 Madison Ave                                            Office                         0
      86            (35)      Walgreens - Bennettsville                                   Retail                         0
      87                      Center Creek Plaza                                          Office                         0
      88            (36)      Union Park Shopping Center                                  Retail                     5,000
      89                      Southridge Plaza                                            Retail                         0
      90            (37)      Ferguson Enterprises                                        Retail                       625

                                ANNUAL DEPOSIT                REPLACEMENT                     ANNUAL                   CURRENT
                              TO THE REPLACEMENT                RESERVE                   DEPOSIT TO THE            BALANCE OF THE
    CONTROL                        RESERVE                      ACCOUNT                      TI & LC                   TI & LC
      NO.                        ACCOUNT ($)                    CAP ($)                    ACCOUNT ($)               ACCOUNT ($)
-----------------------------------------------------------------------------------------------------------------------------------

       1                               0                            0                            0                  20,001,534
       2                               0                            0                            0                           0
                                       0                            0                            0                           0
      3A                               0                            0                            0                           0
      3B                               0                            0                            0                           0
      3C                               0                            0                            0                           0
      3D                               0                            0                            0                           0
      3E                               0                            0                            0                           0
      3F                               0                            0                            0                           0
      3G                               0                            0                            0                           0
      3H                               0                            0                            0                           0
      3I                               0                            0                            0                           0
      3J                               0                            0                            0                           0
      3K                               0                            0                            0                           0
      3L                               0                            0                            0                           0
      3M                               0                            0                            0                           0
      3N                               0                            0                            0                           0
      3O                               0                            0                            0                           0
       4                               0                            0                            0                           0
       5                               0                            0                            0                  10,615,737
       6                               0                            0                            0                   4,900,376
       7                               0                            0                            0                           0
       8                          52,192                      104,384                      228,000                      57,025
       9                               0                            0                            0                           0
      10                          71,091                            0                            0                   2,300,000
      11                               0                            0                            0                           0
      12                          44,513                      133,539                      450,000                           0
      13                               0                            0                            0                           0
      14                          80,800                            0                            0                           0
      15                               0                            0                            0                           0
      16                               0                            0                            0                           0
      17                          92,432                            0                      616,215                      51,351
      18                               0                            0                            0                           0
      19                         172,248                      250,000                            0                           0
      20                               0                            0                            0                           0
      21                          34,068                            0                            0                   1,005,490
      22                         166,800                    1,000,000                            0                           0
      23                               0                            0                            0                           0
      24                               0                            0                            0                           0
      25                               0                            0                            0                           0
      26                               0                            0                            0                           0
      27                               0                            0                            0                           0
      28                               0                            0                            0                           0
      29                          21,723                            0                      144,812                      24,135
      30                          22,800                            0                            0                           0
      31                               0                            0                            0                           0
      32                          66,750                       66,750                            0                           0
      33                          86,000                            0                            0                           0
      34                          15,599                       31,198                            0                           0
      35                         127,224                            0                            0                           0
      36                               0                            0                            0                           0
      37                          24,984                            0                       87,444                      14,573
      38                               0                            0                            0                           0
      39                           9,694                       19,387                       26,550                           0
     39A1                          2,015                        4,030                        5,519                           0
     39A2                          1,500                        3,000                        4,108                           0
     39A3                          1,417                        2,834                        3,882                           0
     39A4                          1,500                        3,000                        4,108                           0
     39A5                          1,140                        2,280                        3,122                           0
     39A6                            937                        1,874                        2,566                           0
     39A7                            840                        1,679                        2,300                           0
     39A8                            345                          690                          945                           0
      40                           8,562                       17,124                       23,450                           0
     40A1                          1,350                        2,700                        3,698                           0
     40A2                          1,425                        2,850                        3,903                           0
     40A3                          1,367                        2,734                        3,744                           0
     40A4                          1,450                        2,900                        3,972                           0
     40A5                            780                        1,560                        2,136                           0
     40A6                          1,290                        2,579                        3,532                           0
     40A7                            900                        1,800                        2,465                           0
      41                          46,293                       46,293                            0                           0
      42                               0                            0                            0                           0
      43                               0                            0                            0                           0
      44                          24,054                       48,108                       50,000                       8,334
      45                         157,920                            0                            0                           0
      46                          13,668                            0                      105,140                      35,047
      47                          56,250                            0                            0                           0
      48                          11,129                            0                       50,588                     113,822
      49                           6,796                       20,388                       15,000                           0
      50                          68,604                            0                            0                           0
      51                          18,444                            0                       61,481                      20,494
      52                          44,820                            0                            0                           0
      53                           3,397                       10,192                       15,000                     150,000
      54                         101,239                            0                            0                           0
      55                           6,760                       20,280                       12,000                           0
      56                          11,838                       35,513                       39,064                     253,286
      57                          31,750                            0                            0                           0
      58                           2,086                            0                       20,000                      51,667
      59                           4,067                       12,201                       12,000                           0
      60                           7,053                       21,159                       50,000                           0
      61                          84,344                            0                            0                           0
      62                               0                            0                            0                           0
      63                               0                            0                            0                           0
      64                           1,392                            0                            0                           0
      65                           5,126                       15,378                       20,000                       3,333
      66                          93,317                            0                            0                           0
      67                          14,555                       29,111                            0                           0
      68                           6,228                            0                       46,752                       3,896
      69                               0                            0                            0                           0
      70                           3,103                       12,411                            0                           0
      71                           6,718                            0                            0                           0
      72                           7,241                       21,723                       20,000                           0
      73                               0                            0                        1,482                         247
      74                           6,862                       13,724                       46,302                      11,576
      75                           7,150                            0                            0                           0
      76                           1,992                        3,734                       11,472                     100,000
      77                          14,594                       43,783                       20,000                      23,354
      78                               0                            0                            0                           0
      79                               0                            0                            0                           0
      80                           2,134                        4,305                       25,000                      50,000
      81                           1,386                            0                        4,562                      10,380
      82                           8,190                            0                       12,000                       1,000
      83                           2,771                            0                        2,800                           0
      84                           5,519                            0                       11,037                       2,759
      85                               0                            0                            0                           0
      86                           1,482                            0                            0                           0
      87                           4,188                            0                       19,035                      40,000
      88                          22,075                       44,150                        9,996                     100,000
      89                           1,200                        2,400                        6,000                       2,000
      90                           2,353                        2,353                        5,000                           0

                                TI & LC                    AS OF
                                RESERVE                   DATE OF
    CONTROL                     ACCOUNT                   TI & LC
      NO.                       CAP ($)                   ACCOUNT
-------------------------------------------------------------------

       1                            0                    8/11/2007
       2                            0                    8/11/2007
                                    0                    8/11/2007
      3A                            0                    8/11/2007
      3B                            0                    8/11/2007
      3C                            0                    8/11/2007
      3D                            0                    8/11/2007
      3E                            0                    8/11/2007
      3F                            0                    8/11/2007
      3G                            0                    8/11/2007
      3H                            0                    8/11/2007
      3I                            0                    8/11/2007
      3J                            0                    8/11/2007
      3K                            0                    8/11/2007
      3L                            0                    8/11/2007
      3M                            0                    8/11/2007
      3N                            0                    8/11/2007
      3O                            0                    8/11/2007
       4                            0                    8/11/2007
       5                            0                    8/11/2007
       6                            0                    8/11/2007
       7                            0                    8/11/2007
       8                      456,000                    8/11/2007
       9                            0                    8/11/2007
      10                            0                    8/11/2007
      11                            0                    8/11/2007
      12                            0                    8/11/2007
      13                            0                    8/11/2007
      14                            0                    8/11/2007
      15                            0                    8/11/2007
      16                            0                    8/11/2007
      17                            0                    8/11/2007
      18                            0                    8/11/2007
      19                            0                    8/11/2007
      20                            0                    8/11/2007
      21                            0                    8/11/2007
      22                            0                    8/11/2007
      23                            0                    8/11/2007
      24                            0                    8/11/2007
      25                            0                    8/11/2007
      26                            0                    8/11/2007
      27                            0                    8/11/2007
      28                            0                    8/11/2007
      29                      434,436                    8/11/2007
      30                            0                    8/11/2007
      31                            0                    8/11/2007
      32                            0                    8/11/2007
      33                            0                    8/11/2007
      34                            0                    8/11/2007
      35                            0                    8/11/2007
      36                            0                    8/11/2007
      37                       87,438                    8/11/2007
      38                            0                    8/11/2007
      39                      106,200                    8/11/2007
     39A1                      22,075                    8/11/2007
     39A2                      16,433                    8/11/2007
     39A3                      15,526                    8/11/2007
     39A4                      16,433                    8/11/2007
     39A5                      12,489                    8/11/2007
     39A6                      10,263                    8/11/2007
     39A7                       9,199                    8/11/2007
     39A8                       3,780                    8/11/2007
      40                       93,800                    8/11/2007
     40A1                      14,790                    8/11/2007
     40A2                      15,612                    8/11/2007
     40A3                      14,977                    8/11/2007
     40A4                      15,888                    8/11/2007
     40A5                       8,545                    8/11/2007
     40A6                      14,128                    8/11/2007
     40A7                       9,860                    8/11/2007
      41                            0                    8/11/2007
      42                            0                    8/11/2007
      43                            0                    8/11/2007
      44                      150,000                    8/11/2007
      45                            0                    8/11/2007
      46                            0                    8/11/2007
      47                            0                    8/11/2007
      48                      101,175                    8/11/2007
      49                       45,000                    8/11/2007
      50                            0                    8/11/2007
      51                            0                    8/11/2007
      52                            0                    8/11/2007
      53                      310,000                    8/11/2007
      54                            0                    8/11/2007
      55                       36,000                    8/11/2007
      56                      380,214                    8/11/2007
      57                            0                    8/11/2007
      58                       70,000                    8/11/2007
      59                       36,000                    8/11/2007
      60                            0                    8/11/2007
      61                            0                    8/11/2007
      62                            0                    8/11/2007
      63                            0                    8/11/2007
      64                            0                    8/11/2007
      65                       40,000                    8/11/2007
      66                            0                    8/11/2007
      67                            0                    8/11/2007
      68                      140,256                    8/11/2007
      69                            0                    8/11/2007
      70                            0                    8/11/2007
      71                            0                    8/11/2007
      72                       60,000                    8/11/2007
      73                        2,964                    8/11/2007
      74                       92,604                    8/11/2007
      75                            0                    8/11/2007
      76                      200,000                    8/11/2007
      77                            0                    8/11/2007
      78                            0                    8/11/2007
      79                            0                    8/11/2007
      80                       50,000                    8/11/2007
      81                            0                    8/11/2007
      82                       30,000                    8/11/2007
      83                            0                    8/11/2007
      84                       33,113                    8/11/2007
      85                            0                    8/11/2007
      86                            0                    8/11/2007
      87                       19,036                    8/11/2007
      88                       50,000                    8/11/2007
      89                       30,000                    8/11/2007
      90                            0                    8/11/2007

Annex A-6 Footnotes

(1)	237 Park Avenue	At closing, the 237 Park Avenue Borrower deposited $7,011,719 into a tax and insurance escrow account to pay for real estate taxes on the 237 Park Avenue Mortgaged Property.

At closing, the 237 Park Avenue Borrower deposited $20,000,000 into a rollover/replacement reserve account to pay for leasing expenses incurred following the origination of the 237 Park Avenue Mortgage Loan, required repairs, and replacements at the 237 Park Avenue Mortgaged Property.

At closing, the 237 Park Avenue Borrower deposited $25,218,636 into an unfunded tenant obligations reserve account to pay for free rent credits and unfunded leasing expenses incurred prior to the origination of the 237 Park Avenue Mortgage Loan.

At closing, the 237 Park Avenue Borrower deposited $28,500,000 into a debt service shortfall account to pay for shortfalls in debt service payments for the 237 Park Avenue Mortgage Loan, the 237 Park Avenue Subordinate Non-Trust Loan and the 237 Park Avenue Senior Mezzanine Loan.

The 237 Park Avenue Borrower is required to make monthly deposits into a tax and insurance escrow account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the 237 Park Avenue Borrower provides evidence of a blanket or umbrella insurance policy covering the 237 Park Avenue Mortgaged Property, as approved by the lender, the monthly insurance escrow payments for insurance premiums will be disbursed by the lender to the 237 Park Avenue Borrower. Further, the monthly escrows for taxes will not be required (i) if the 237 Park Avenue Borrower delivers to lender a letter of credit in the face amount equal to the amount required to be on deposit with lender from time to time in such reserve funds for payment of taxes, or, (ii) if the 237 Park Avenue Bridge Mezzanine Loan is not outstanding, the 237 Park Avenue Borrower may deliver a guaranty by an acceptable guarantor guarantying the payment of all taxes when due, in which case the monthly escrow payments for taxes will not be required.

The 237 Park Avenue Borrower is required to make monthly deposits into a rollover/replacement reserve account on each payment date following the payment date occurring in July 2010, equal to an amount equal to the sum of (a) one-twelfth of the product of $0.15 per square foot times the gross leasable area of the 237 Park Avenue Mortgaged Property per year for replacements and repairs required to be made to

A-6-1

Annex A-6 Footnotes — continued

the 237 Park Avenue Mortgaged Property, (b) one-twelfth of the product of $1.00 per square foot times the gross leasable area of the 237 Park Avenue Mortgaged Property per year for leasing expenses during the calendar year and (c) all lease termination payments in excess of $150,000, in the aggregate, made to the 237 Park Avenue Borrower. Notwithstanding the foregoing, if the 237 Park Avenue Borrower delivers to lender a letter of credit in the face amount of the amount required to be on deposit with the lender from time to time in the rollover/replacement reserve funds, then the monthly rollover/replacement reserve escrow payments will not be required.

(2)	Rosslyn Portfolio	At closing, the Rosslyn Portfolio Borrowers deposited $3,779,052 into an unfunded tenant obligations reserve account to pay for the costs of tenant allowances, tenant improvements, leasing commissions and rent concessions at the Rosslyn Portfolio Mortgaged Properties.

The Rosslyn Portfolio Borrowers are required to deposit $12,100,000 into a leasing reserve account to pay for tenant improvements and allowances, leasing commissions and other related costs of leasing; provided, however, an amount of such reserve equal to $10,700,000 shall be utilized exclusively for such tenant and leasing costs relating to the first floor space at 1101 Wilson Boulevard, and an amount of such reserve equal to $1,400,000 shall be utilized exclusively for such tenant and leasing costs relating to rollover at 1101 Wilson Boulevard during the calendar year 2009. In addition, all lease termination payments in excess of $100,000 shall be deposited into the leasing reserve account. In lieu of making the $12,100,000 deposit into the leasing reserve account, the Rosslyn Portfolio Borrowers are permitted to deliver either (i) a letter of credit or (ii) a certificate from the Credit Facility Borrowers certifying to lender that there are sufficient funds available to Credit Facility Borrowers under a $220,000,000 credit facility between Credit Facility Borrowers, Credit Facility Lenders and an affiliate of the related mortgage loan seller, as administrative agent for Credit Facility Lenders, that the Credit Facility Borrowers will make such funds available to the Rosslyn Portfolio Borrowers and that the Rosslyn Portfolio Borrowers will use such funds to pay such tenant and leasing costs as set forth above. As part of the loan closing, the Rosslyn Portfolio Borrowers delivered the certificate as discussed above.

Upon the occurrence and continuance of an event of default or in the event DSCR for the Rosslyn Portfolio Mortgaged Properties is less than 1.05x, the Rosslyn Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the

A-6-2

Annex A-6 Footnotes — continued

following 12 months and one-twelfth of an amount which the lender estimates would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the Rosslyn Portfolio Borrowers provide evidence of a blanket insurance policy covering the Rosslyn Portfolio Mortgaged Properties, as approved by lender, the monthly insurance escrow payments will not be required.

(3)	Larken Portfolio	At closing, the Larken Portfolio Borrowers deposited a letter of credit in the amount of $561,454, of which a portion has been allocated for replacement reserves in lieu of making monthly replacement reserve deposits for costs associated with capital improvements.

At closing, the Larken Portfolio Borrowers deposited a letter of credit in the amount of $561,454, of which a portion has been allocated for TI/LC reserves in lieu of making required monthly reserve deposits for tenant improvements and leasing commissions.

At closing, the Larken Portfolio Borrowers deposited a separate letter of credit in the amount of $76,750 for insurance reserves in lieu of making required monthly reserve deposits for insurance premiums.

The Larken Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, at closing, the Larken Portfolio Borrowers exercised the option to provide a letter of credit for insurance payments in the amount of $76,750 in lieu of making on-going monthly insurance reserve payments.

The Larken Portfolio Borrowers are required to make monthly escrow deposits into a replacement account reserve in the aggregate amount of $6,766. Notwithstanding the foregoing, at closing the Larken Portfolio Borrowers exercised the option to provide a letter of credit for reserves in the amount of $561,454, of which a portion has been allocated for replacement reserves, in lieu of making on-going monthly replacement reserve deposits. In addition, in lieu of making on-going monthly replacement reserve payments, the Larken Portfolio Borrowers must maintain such letter of credit with respect to replacement reserve allocations in the amount of (a) $81,196 from the date of closing through April 10, 2008, (b) $162,391 from April 11, 2008 through April 10, 2009, (c) $243,587 from April 11, 2009 through April 10, 2010, and (d) $81,196 from and after April 11, 2010.

A-6-3

Annex A-6 Footnotes — continued

The Larken Portfolio Borrowers are required to (i) make monthly escrow deposits in the aggregate amount of $40,000 and, (ii) deposit all lease termination payments, if any, into a rollover reserve account for the payment of tenant improvements and leasing commissions. Notwithstanding the foregoing, at closing, the Larken Portfolio Borrowers exercised the option to provide a letter of credit for reserves in the amount of $561,454, of which a portion has been allocated for TI/LC reserves in lieu of making on-going monthly TI/LC reserve payments. In addition, in lieu of making on-going monthly TI/LC reserve payments, the Larken Portfolio Borrowers must maintain such letter of credit with respect to TI/LC reserve allocations in the amount of (a) $480,000 from the date of closing through April 10, 2008, (b) $960,000 from April 11, 2008 through April 10, 2009, (c) $1,440,000 from April 11, 2009 through April 10, 2010, and (d) $480,000 from and after April 11, 2010.

(4)	Bethany Phoenix Portfolio I	At closing, the Bethany Phoenix Portfolio I Borrower deposited $1,300,000 into a required repair account.

At closing, the Bethany Phoenix Portfolio I Borrower deposited $24,060,000 into a renovation reserve account to be used to pay for the costs of certain renovations to the Bethany Phoenix Portfolio I Mortgaged Properties. Disbursements of more than $13,200,000 are subject to a DSCR of at least 1.25x with respect to the Bethany Phoenix Portfolio I Mortgage Loan. Disbursements of more than $18,630,000 are subject to a DSCR of at least 1.35x with respect to the Bethany Phoenix Portfolio I Mortgage Loan. Furthermore, a $371,416 portion of the renovation reserve shall be made available solely for completion of the certain scheduled repairs (following depletion of the required repairs reserve) before such portion of the renovation reserve can be used for any other purpose.

At closing, the Bethany Phoenix Portfolio I Borrower deposited $470,000 into a working capital reserve to be used for certain working capital costs designated by the Bethany Phoenix Portfolio I Borrower.

The Bethany Phoenix Portfolio I Borrower is required to make monthly deposits into tax and insurance reserve accounts in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the following 12 months with respect to the Bethany Phoenix Portfolio I Mortgaged Properties, provided, however, no insurance reserve deposits are required if lender approves a blanket or umbrella policy maintained by the Bethany Phoenix Portfolio I Borrower.

Interest on the reserves established for the Bethany Phoenix Portfolio I Mortgage Loan at the applicable federal funds effective rate minus 0.75% is required to be transferred on each payment date from the each respective reserve account

A-6-4

Annex A-6 Footnotes — continued

to the reserve fund interest account to be used for the payment of interest on the Bethany Phoenix Portfolio I Mortgage Loan, the Bethany Phoenix I Senior Mezzanine Loan and the Bethany Phoenix Portfolio I Junior Mezzanine Loan to the extent net cash flow (and, in the case of the Bethany Phoenix Portfolio I Senior Mezzanine Loan and the Bethany Phoenix Portfolio I Junior Mezzanine Loan, any interest reserves established with respect to such mezzanine loans) is not available for such purposes.

(5)	110 William Street	At closing, the 110 William Street Borrower deposited $12,000,000 into a rollover reserve account to pay for the costs of tenant improvements, leasing commissions and other related costs of leasing. Simultaneously, a disbursement of $1,384,263 was disbursed from the rollover reserve account to the 110 William Street Borrower for tenant improvement and leasing commission costs.

At closing, the 110 William Street Borrower deposited $3,500,000 into a CapEx reserve account for capital expenditures related to the 110 William Street Mortgaged Property. Simultaneously, $1,034,055 was disbursed from the CapEx reserve account to the 110 William Street Borrower for capital expenditures work at the 110 William Street Mortgaged Property.

The 110 William Street Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the 110 William Street Borrower provides evidence of a blanket insurance policy covering the 110 William Street Mortgaged Property, as approved by the lender, the monthly insurance escrow payments will not be required.

(6)	Bay Colony Corporate Center	At closing, the Bay Colony Corporate Center Borrower deposited $2,279,378 into a tax and insurance escrow account to pay for real estate taxes on the Bay Colony Corporate Center Mortgaged Property.

At closing, the Bay Colony Corporate Center Borrower deposited $4,900,000 into a rollover/replacement reserve account to pay for leasing expenses incurred following the origination of the Bay Colony Corporate Center Mortgage Loan, required repairs, and replacements at the Bay Colony Corporate Center Mortgaged Property.

At closing, the Bay Colony Corporate Center Borrower deposited $3,017,840 into an unfunded tenant obligations reserve account to pay for free rent credits and unfunded

A-6-5

Annex A-6 Footnotes — continued

leasing expenses incurred prior to the origination of the Bay Colony Corporate Center Mortgage Loan.

At closing, the Bay Colony Corporate Center Borrower deposited $702,757 into a debt service shortfall account to pay for shortfalls in debt service payments for the Bay Colony Corporate Center Mortgage Loan and the Bay Colony Corporate Center Senior Mezzanine Loan.

The Bay Colony Corporate Center Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the Bay Colony Corporate Center Borrower provides evidence of a blanket or umbrella insurance policy covering the Bay Colony Corporate Center Mortgaged Property, as approved by the lender, the monthly insurance escrow payments for insurance premiums will be disbursed by the lender to the Bay Colony Corporate Center Borrower. Further, the monthly escrows for taxes and/or insurance premiums will not be required (i) if the Bay Colony Corporate Center Borrower delivers to lender a letter of credit in the face amount of the amount required to be on deposit with lender from time to time in such reserve funds for payment of taxes and/or insurance premiums, or (ii) if the Bay Colony Corporate Center Bridge Mezzanine Loan is not outstanding, the Bay Colony Corporate Center Borrower may deliver a guaranty by an acceptable guarantor guarantying the payment of all taxes and/or premiums when due, in which case the monthly escrow deposits for taxes and/or insurance premiums will not be required.

The Bay Colony Corporate Center Borrower is required to make monthly deposits into a rollover/replacement reserve account on each payment date following the payment date occurring in July 2010 equal to an amount equal to the sum of (a) one-twelfth of the product of $0.15 per square foot times the gross leasable area of the Bay Colony Corporate Center Mortgaged Property per year for replacements and repairs required to be made to the Bay Colony Corporate Center Mortgaged Property, (b) one-twelfth of the product of $1.00 per square foot times the gross leasable area of the Bay Colony Corporate Center Mortgaged Property per year for leasing expenses during the calendar year and (c) all lease termination payments in excess of $150,000, in the aggregate, made to the Bay Colony Corporate Center Borrower. Notwithstanding the foregoing, if the Bay Colony Corporate Center Borrower delivers to the lender a letter of credit in the face amount of the amount required to be on deposit with

A-6-6

Annex A-6 Footnotes — continued

Lender from time to time in the rollover/replacement reserve funds, then the monthly rollover/replacement reserve escrow payments will not be required.

(7)	300 West 6th Street	The 300 West 6th Street Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies.

The 300 West 6th Street Borrower is required to make monthly deposits into a capital reserve account in an amount equal to the product obtained by multiplying one-twelfth of (x) $0.15 per square foot by (y) an aggregate number of rentable square feet for the 300 West 6th Street Mortgaged Property.

The 300 West 6th Street Borrower is required to make monthly deposits into a rollover reserve account in an amount equal to the product obtained by multiplying one-twelfth of (x) $1.00 per square foot by (y) an aggregate number of rentable square feet for the 300 West 6th Street Mortgaged Property.

Borrower shall be only required to make monthly deposits into the tax and insurance account, the capital reserve account and the rollover reserve account if a Reserve Period (as defined below) is continuing, (and further subject to the 300 West 6th Street Borrower’s right to deliver an acceptable letter of credit or an ‘‘acceptable guaranty’’). A ‘‘Reserve Period’’ shall commence (i) upon the occurrence of an event of default or (ii) on the first payment date following the date on which both (A) there is no available drawdown on an outstanding bank loan facility for purposes of such expenses and (B) a debt service coverage ratio of at least 1.10x has not been achieved for two consecutive calculation dates; and shall end if (x) with respect to the matter described in clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing or (y) with respect to the matter described in clause (ii) above, upon the earlier to occur of (A) the establishment of additional credit pursuant to a bank loan, or (B) a debt service coverage ratio of greater than 1.10x is achieved for two consecutive calculation dates.

(8)	Monarch Coast	At closing, the Monarch Coast Borrower deposited $4,315,860 into a capital expenditure reserve account to be used to pay for expenditures for building improvements, leasing commissions and tenant improvements at the Monarch Coast Mortgaged Property. Upon the occurrence and continuance of a

A-6-7

Annex A-6 Footnotes — continued

monetary event of default or non-monetary event of default that results in personal liability to the Monarch Coast Borrower or any guarantor, funds in the capital expenditure reserve account may be applied to the outstanding principal amount of the Monarch Coast Loan Combination.

The Monarch Coast Borrower is required to make monthly deposits into tax and insurance reserve accounts in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the following 12 months with respect to the Monarch Coast Mortgaged Properties, provided, however, no insurance reserve deposits are required if the Monarch Coast Mortgaged Property is covered under a blanket insurance policy.

(9)	One Orlando Center	At closing, the One Orlando Center Borrower deposited $2,300,000 into a rollover/accretive lease reserve account to be used for approved leasing expenses, including brokerage commissions and tenant improvements. All payments received from tenants in connection with early termination of any lease will be deposited into the rollover/accretive lease reserve account.

At closing, the One Orlando Center Borrower deposited $337,429 into a free rent reserve account to be disbursed from the free rent account to the clearing account on a monthly basis, in the amounts set forth in Schedule 8 of the One Orlando Center Loan agreement for the payment of debt service and funding of other required reserves, provided that in the event that any of Educational Institute, Enterprise Florida, International Business Machine or Tedder James vacates its applicable space at the One Orlando Center Mortgaged Property prior to the disbursement of the rent concessions granted to such tenant, the amount in the free rent reserve equal to the rent concessions otherwise allocable to such vacated space shall be disbursed to the rollover lease reserve to be disbursed pursuant to the terms thereof.

The One Orlando Center Borrower is required to make monthly deposits into a capital expenditures reserve account initially in an amount equal to $5,924 for approved capital expenses, provided that upon 30 days prior written notice to the One Orlando Center Borrower, the lender may reassess the amount of the monthly deposit required to be made into the capital expenditure reserve account.

The One Orlando Center Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable during the following 12 months and, at the option of the lender, if the liability or casualty insurance policy maintained by the One Orlando Center Borrower covering the One Orlando Mortgaged Property shall not

A-6-8

Annex A-6 Footnotes — continued

constitute an approved blanket or umbrella insurance policy pursuant to the requirements of the related loan documents, or if the lender shall require the One Orlando Center Borrower to obtain a separate insurance policy pursuant to the related loan documents, one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies.

(10)	Bethany Colorado Portfolio	At closing, the borrower deposited $8,240,000 into a renovation and repairs reserve account to pay for certain required repairs and renovations at the mortgaged properties. The borrower also deposited a further $830,000 for working capital purposes.

The Annual Deposit to the Replacement Reserve Account shall commence from and after May 11, 2009 and shall be equal to an aggregrate of $232,800. The Annual Deposit to the Replacement Reserve Account shall be $96,400 for Waterfield Apartments, $43,200 for Rockrimmon Apartments, $56,000 for Falcon Pointe Apartments and $37,200 for Rolling Hills Apartments.

(11)	50 Danbury Road	The Annual Deposit to the TI & LC Account shall be $216,501 from and after June 11, 2012.

At closing, the borrower deposited $4,086,484 in an escrow account for reimbursement of tenant incurred costs to AIG relating to the construction of a garage at the mortgaged property.

(12)	Vintage Woods	At closing, the borrower deposited $3,939,444 into a renovation reserve account to pay for certain renovations to the mortgaged property.

(13)	Westshore Cove	At closing, the borrower deposited $3,500,000 into a renovation reserve account to pay for certain renovations to the mortgaged property.

(14)	Capistrano Pointe	At closing, the borrower deposited $2,276,730 into a renovation reserve account to pay for certain renovations to the mortgaged property.

(15)	Villa Tierra	At closing, the borrower deposited $2,584,080 into a renovation reserve account to pay for certain renovations to the mortgaged property.

(16)	Trabuco Highlands	At closing, the borrower deposited $1,002,870 into a renovation reserve account to pay for certain renovations to the mortgaged property.

(17)	Autumn Chase	At closing, the borrower deposited $2,036,970 into a renovation reserve account to pay for certain renovations to the mortgaged property.

A-6-9

Annex A-6 Footnotes — continued

(18)	Sunset Village Apartments	Interest Reserve of $500,000 is in place to increase coverage of the loan. A Guaranty of Payment by the Sponsor to fully cover the debt service is also in place. The borrower also deposited a further $250,000 into a renovation reserve account for completion of renovations currently in progress at the mortgaged property.

(19)	Wildwood Crossings	MBI-Wildwood Crossing, LLC (the ‘‘Seller of the Mortgaged Property’’) has agreed to escrow $281,160 representing twenty-four months of base rent and estimated operating expenses due to the borrower under the Pier 1 Imports lease from February 1, 2008 through January 31, 2010. Further, the Seller of the Mortgaged Property has provided an unconditional irrevocable Letter of Credit, payable in sight draft for $246,015 representing the remaining twenty-one months of Base Rent and estimated Operating Expenses due to the borrower under the Lease from February 1, 2010 through October 31, 2011.

In the event Pier 1 Imports exercises its termination option, the Seller of the Mortgaged Property shall have the right to identify a replacement tenant for the space and which tenant and replacement lease shall be mutually acceptable to the Seller of the Mortgaged Property and the borrower.

(20)	11399 16th Court North	At closing, the borrower deposited $1,100,000 into a leasing condition account which funds will be released given a minimum DSCR of 1.20x and the renewal of the Avaya, Inc. and General Dynamics Ordinance & Tactical Systems, Inc leases or a replacement tenant suitable to the lender is in occupancy.

(21)	Plaza on San Felipe	At closing, the borrower deposited $346,111 into a leasing condition reserve account which funds will be released to the borrower upon a tenant acceptable to lender occupying the Bath & Body Works Premises and Structure Premise for a term of not less than 3 years. Additionally, an Estoppel Certificate stating that Andre’s has commenced paying its entire base rent and is conducting normal business operations at the positions is required.

(22)	Valley Forge Hampton Inn & Suites	At closing, the borrower deposited $241,031 for renovations and capital improvements as a part of a property improvement plan.

(23)	Countryside Station	The TI & LC Reserve Account Cap shall be $130,214 in the event that the 13,537 sq ft master leased space is occupied by replacement tenants for a lease term of at least five years.

A-6-10

Annex A-6 Footnotes — continued

(24)	Addison Court	The TI & LC Reserve Account Cap may be reduced to $20,000 in the year 2013 following the satisfaction of certain leasing conditions.

(25)	64 Danbury Road	The Annual Deposit to the TI & LC Account shall be $46,101 from and after June 12, 2012.

(26)	Valleytree Apartments	The borrower is required to make capital improvements to the property in an amount which is not less than $3,000 per unit during the term of the Loan. A minimum of $600 per unit in capital repairs must be completed by July 10, 2008, $1,200 per unit by July 10, 2009, $1,800 per unit by July 10, 2010, $2,400 per unit by July 10, 2011 and $3,000 per unit by July 10, 2012.

The Annual Deposit to the Replacement Reserve Account shall be $45,816 in the event that the DSCR falls below 1.15x.

(27)	Hill Top Apartments	At closing, the borrower deposited $450,000 into a renovation reserve account for capital improvement expenses.

(28)	Walgreens Eastpointe	Monthly Leasing Account deposits are required only when Walgreens credit rating from both Standard & Poor’s Rating Services, a division of McGraw-Hill, Inc. and Moody’s Investors Service, Inc. is less than ‘‘BBB’’.

(29)	Inwood-Quorum	Funds in the TI & LC Account in excess of $10,000 may be released to the borrower in the year 2009 upon notice that the two leases expiring in 2009 have either been renewed or replaced with tenants acceptable to the lender and the economic vacancy of the mortgaged property is less than 5.0%. Further, the Annual Deposit to the TI & LC Account shall be $10,000 and the TI & LC Reserve Account Cap shall be $35,000. Upon notice that the lease expiring in 2014 has either been renewed or replaced with tenants acceptable to the lender and the economic vacancy of the mortgaged property is less than 5.0%, funds in the TI & LC Account in excess of $10,000 shall be released to the borrower.

At closing, the borrower deposited $56,160 into an escrow account payable to Addison OH, Inc. d/b/a Pho Que Huong for tenant improvement allowance.

(30)	Avondale Corporate Center	At closing, the Borrower delivered a $100,000 letter of credit in lieu of a cash deposit into a leasing reserve account to pay for the costs of tenant improvements and leasing commissions.

A-6-11

Annex A-6 Footnotes — continued

(31)	Schoolhouse Plaza	At closing, the borrower deposited $121,024 into a leasing condition reserve account which funds will be released to the borrower upon providing an Estoppel Certificate for the Huff Premises, AHM Premises and Hunan Wok Premises for a term of not less than 3 years.

(32)	2031 Florida Avenue	From and after July 11, 2011, the TI & LC Reserve Account Cap shall be $50,000 provided that Wiggins, Childs, Quinn and Pantazis LLC has renewed their lease for an additional term of not less than 5 years, occupancy percentage at the property is greater than or equal to 90% and a DSCR coverage is greater than or equal to 1.20x.

(33)	TruSeal Technologies	At closing, the borrower deposited $91,215 into a leasing condition reserve account which funds will be released to the borrower upon providing an Estoppel Certificate executed by Truseal Technologies, Inc. confirming occupancy, commencement of payment of base rent and full reimbursement by the Borrower for all tenant improvements or other charges incurred in connection with the construction of the tenant premises, among other conditions. If not satisfied by July 30, 2007, the amount will be put towards payment of outstanding principal balance.

(34)	Linens N’ Things	From and after June 11, 2012, the Annual Deposit to the TI & LC Account shall be equal to $5,600 ($466.66 per month).

(35)	Walgreens – Bennettsville	The Annual Deposit to the TI & LC Reserve Account is not required as long as there is no Event of Default, Walgreens has a long term unsecured debt rating of A+ (or its equivalent) from both Standard & Poor’s Rating Services, a division of McGraw-Hill, Inc. and Moody’s Investors Service, Inc., and Walgreens is responsible pursuant to the Walgreens Lease for all maintenance and structural items with respect to its premises.

(36)	Union Park Shopping Center	At closing, the borrower deposited $100,000 into an anchor tenant escrow account, which funds may be released to the borrower upon confirmation of a Qualified Lease(s) for the Winn Dixie space which terms are no less favorable to the borrower and lender than the current lease terms.

(37)	Ferguson Enterprises	Twelve months prior to the expiration date of the lease to Ferguson Enterprises, Inc., a deposit of $25,000 into the Leasing Account is required.

A-6-12

ANNEX B

CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

                      LB COMMERCIAL MORTGAGE TRUST 2007-C3

Capitalized terms used on this Annex B have the meanings assigned thereto in the
Glossary to the accompanying Offering Prospectus.

                                                                                   UTILITIES
CONTROL   FOOTNOTE             PROPERTY                           CUT-OFF DATE       PAID                 UTILITIES PAID
  NO.       NO.                  NAME                COUNTY       BALANCE ($)      BY TENANT                 BY TENANT
------------------------------------------------------------------------------------------------------------------------------------

   4                 Bethany Phoenix Portfolio I   Maricopa       164,500,000.00   Yes         Electricity, Water, Sewer, Trash
  4A1                Laguna Village                Maricopa                        Yes         Electricity, Water, Sewer, Trash
  4A2                Alante at the Islands         Maricopa                        Yes         Electricity, Water, Sewer, Trash
  4A3                Tuscany Palm                  Maricopa                        Yes         Electricity, Water, Sewer, Trash
  4A4                Whispering Meadows            Maricopa                        Yes         Electricity, Water, Sewer, Trash
  4A5                Santan Crossing               Maricopa                        Yes         Electricity, Water, Sewer, Trash
  4A6                Sienna Springs                Maricopa                        Yes         Electricity, Water, Sewer, Trash
  4A7                Verrado Park                  Maricopa                        Yes         Electricity, Water, Sewer, Trash
   9        (1)      Monarch Coast                 Orange          79,500,000.00   Yes         Electricity, Water, Gas, Trash
  11                 Bethany Colorado Portfolio    Various         65,000,000.00   Yes         Various
 11A1                Waterfield Court              Arapahoe                        Yes         Electricity, Water, Gas
 11A2                Rockrimmon                    El Paso                         Yes         Electricity
 11A3                Falcon Pointe                 El Paso                         Yes         Electricity
 11A4                Rolling Hills                 Douglas                         Yes         Electricity, Water, Gas
                     Jefferson at Congressional
  14        (2)      Village                       Montgomery      61,000,000.00   N/A         Electricity, Water, Gas
  15        (3)      Vintage Woods                 Orange          58,500,000.00   Yes         Electricity, Water, Gas
  19                 Westshore Cove                Hillsborough    50,000,000.00   Yes         Electricity, Water, Sewer
  20        (4)      Capistrano Pointe             Orange          48,500,000.00   Yes         Electricity, Water, Gas, Trash
  22        (5)      Trails at Dominion Park       Harris          44,725,000.00   Yes         Electricity, Water, Sewer
  23                 Villa Tierra                  Orange          43,200,000.00   Yes         Electricity, Water, Sewer
  25                 Vineyards                     Orange          40,900,000.00   Yes         Electricity, Water, Sewer
  27        (6)      Trabuco Highlands             Orange          32,300,000.00   Yes         Electricity, Water, Sewer, Gas
  28        (7)      Autumn Chase                  Douglas         29,100,000.00   Yes         Electricity, Gas, Water, Trash, Sewer
  30                 Sunset Village Apartments     San Diego       25,500,000.00   Yes         Water, Sewer, Trash
  32                 Beaumont Apartments           Pierce          24,500,000.00   Yes         All Utilities
  33                 Mallard Cove Apartments       Orange          24,250,000.00   Yes         Electricity, Water, Sewer
  35                 International Residence       Williamson      23,300,000.00   Yes         All Utilities
  41                 Platinum Valley Apartments    Lincoln         16,400,000.00   Yes         Electricity
  45                 Westward Square               Harris          13,500,000.00   Yes         Electricity
  47                 Somers Point Village I& II    Atlantic        12,112,500.00   Yes         All Utilities
  52                 Golf Villas at Sabal Palm     Broward          9,700,000.00   Yes         Electricity, Water, Sewer
  57                 Enclave                       Bexar            8,400,000.00   Yes         All Utilities
  61                 Overlake Apartments           Oklahoma         7,000,000.00   Yes         Electricity
  62                 Valleytree Apartments         Tarrant          6,530,000.00   Yes         Electricity, Water, Sewer
  63                 Hill Top Apartments           Tarrant          6,200,000.00   Yes         Electricity, Water, Sewer

CONTROL   # OF   AVG. RENT   MAX. RENT    # OF      AVG. RENT    MAX. RENT      # OF 1       AVG. RENT        MAX. RENT
  NO.     PADS   PADS ($)    PADS ($)    STUDIOS   STUDIOS ($)   STUDIOS ($)   BEDROOMS    1 BEDROOMS ($)   1 BEDROOMS ($)
--------------------------------------------------------------------------------------------------------------------------

   4         0           0           0       405           445          894       1,399              527            1,120
  4A1        0           0           0         0             0            0         159              693              830
  4A2        0           0           0         0             0            0          96              809            1,095
  4A3        0           0           0       120           517          640         402              585              745
  4A4        0           0           0         0             0            0         232              614            1,120
  4A5        0           0           0       121           489          605         249              571              790
  4A6        0           0           0       164           560          894         185              630              894
  4A7        0           0           0         0             0            0          76              684              909
   9         0           0           0         0             0            0         184            1,359            2,212
  11         0           0           0         0             0            0         615              532              800
 11A1        0           0           0         0             0            0         236              583              780
 11A2        0           0           0         0             0            0         108              577              790
 11A3        0           0           0         0             0            0         164              481              800
 11A4        0           0           0         0             0            0         107              581              875
  14         0           0           0         0             0            0         194            1,440            2,560
  15         0           0           0         0             0            0         168            1,211            1,410
  19         0           0           0         0             0            0         529              679            1,140
  20         0           0           0         0             0            0         128            1,321            1,650
  22         0           0           0         0             0            0         548              651              985
  23         0           0           0         0             0            0          76            1,179            1,315
  25         0           0           0        63         1,021        1,135         144            1,180            1,330
  27         0           0           0         0             0            0          88            1,278            1,599
  28         0           0           0         0             0            0         200              690              907
  30         0           0           0         0             0            0          16            1,580            1,590
  32         0           0           0         0             0            0          96              727              800
  33         0           0           0         0             0            0         180              683              875
  35         0           0           0       133           454          485          66              609              655
  41         0           0           0         0             0            0         106              622              725
  45         0           0           0         0             0            0         528              455              490
  47         0           0           0         0             0            0          56              268              810
  52         0           0           0         0             0            0          84              848              865
  57         0           0           0         0             0            0          20              797              886
  61         0           0           0         0             0            0         120              346              359
  62         0           0           0         0             0            0         129              618              800
  63         0           0           0         0             0            0           3              578              585

                     LBCMT COMMERCIAL MORTGAGE TRUST 2007-C3

CONTROL    # OF 2      AVG. RENT       MAX. RENT      # OF 3      AVG. RENT       MAX. RENT      # OF 4      AVG. RENT
  NO.     BEDROOMS   2 BEDROOMS ($)  2 BEDROOMS ($)  BEDROOMS   3 BEDROOMS ($)  3 BEDROOMS ($)  BEDROOMS   4 BEDROOMS ($)
-------------------------------------------------------------------------------------------------------------------------

   4           895             672           1,135         60             850           1,135          0               0
  4A1          301             768             840          0               0               0          0               0
  4A2          176             906           1,135         48           1,050           1,135          0               0
  4A3           60             747             760          0               0               0          0               0
  4A4          188             673           1,120         12             653           1,015          0               0
  4A5            4             790             790          0               0               0          0               0
  4A6           46             735             894          0               0               0          0               0
  4A7          120             806             919          0               0               0          0               0
   9           234           1,632           2,485          0               0               0          0               0
  11           549             630           1,045          0               0               0          0               0
 11A1          246             762           1,045          0               0               0          0               0
 11A2          108             686             815          0               0               0          0               0
 11A3          116             648             980          0               0               0          0               0
 11A4           79             736           1,000          0               0               0          0               0
  14           191           1,881           2,560         19           2,471           2,781          0               0
  15           160           1,483           1,715          0               0               0          0               0
  19           160             951           1,200          0               0               0          0               0
  20           146           1,537           1,870          0               0               0          0               0
  22           279             806           1,145         16           1,137           1,372          0               0
  23           164           1,540           1,630          0               0               0          0               0
  25            96           1,484           1,699          0               0               0          0               0
  27            96           1,610           1,999          0               0               0          0               0
  28           204             825           1,050          0               0               0          0               0
  30            98           1,803           1,875          0               0               0          0               0
  32           125             861           1,000         46             996           1,065          0               0
  33           164             917           1,090          0               0               0          0               0
  35           114             790             950        200             932             960          0               0
  41           158             730             875          0               0               0          0               0
  45           144             603             620          0               0               0          0               0
  47           169             312           1,020          0               0               0          0               0
  52            82             938           1,125          0               0               0          0               0
  57           106           1,271           1,767          1           4,500           4,500          0               0
  61           219             431             464          0               0               0          0               0
  62            55             805             810          0               0               0          0               0
  63           150             695             810         18             763             780          0               0

                             # OF
CONTROL     MAX. RENT     COMMERCIAL         AVG. RENT             MAX. RENT                   TOTAL
  NO.     4 BEDROOMS ($)     UNITS     COMMERCIAL UNITS ($)   COMMERCIAL UNITS ($)  ELEVATOR   UNITS
----------------------------------------------------------------------------------------------------

   4                  0            0                     0                      0   N          2,759
  4A1                 0            0                     0                      0   N            460
  4A2                 0            0                     0                      0   N            320
  4A3                 0            0                     0                      0   N            582
  4A4                 0            0                     0                      0   N            432
  4A5                 0            0                     0                      0   N            374
  4A6                 0            0                     0                      0   N            395
  4A7                 0            0                     0                      0   N            196
   9                  0            0                     0                      0   N            418
  11                  0            0                     0                      0   Various    1,164
 11A1                 0            0                     0                      0   N            482
 11A2                 0            0                     0                      0   N            216
 11A3                 0            0                     0                      0   N            280
 11A4                 0            0                     0                      0   Y            186
  14                  0            0                     0                      0   N            404
  15                  0            0                     0                      0   N            328
  19                  0            0                     0                      0   N            689
  20                  0            0                     0                      0   N            274
  22                  0            0                     0                      0   N            843
  23                  0            0                     0                      0   N            240
  25                  0            0                     0                      0   N            303
  27                  0            0                     0                      0   N            184
  28                  0            0                     0                      0   N            404
  30                  0            0                     0                      0   N            114
  32                  0            0                     0                      0   N            267
  33                  0            0                     0                      0   N            344
  35                  0            0                     0                      0   N            513
  41                  0            0                     0                      0   Y            264
  45                  0            0                     0                      0   N            672
  47                  0            0                     0                      0   N            225
  52                  0            0                     0                      0   N            166
  57                  0            0                     0                      0   Y            127
  61                  0            0                     0                      0   N            339
  62                  0            0                     0                      0   N            184
  63                  0            0                     0                      0   N            171

Annex B Footnotes

(1) Monarch Coast	Pursuant to a regulatory agreement with Orange County, California, 20% of the units at the mortgaged property must be leased at below market levels to low-income tenants, which restriction continues through early 2015. The affordability allocation is 10% of total units to low income citizens, which is limited to households with adjusted income that does not exceed 80% of the Orange County area median income, and 10% of total units to very low income citizens, which is limited to households with adjusted income that does not exceed 50% of the Orange County area median income.
(2) Jefferson at Congressional Village	52 units of the property are Moderately Price Dwelling Units. The county of Montgomery passed a provision of the Moderately Priced Housing (MPH) Law that requires 12.5% to 15% of the houses in new subdivisions of 20 or more units be Moderately Priced Dwelling Units (MPDUs). The MPH Law requires that 40% of the MPDUs be offered to the Housing Opportunities Commission (HOC) and other non-profit housing agencies for use by low and moderate income families. The county’s public housing authority (the Housing Opportunities Commission – HOC) has the right to purchase one third of the moderate priced units produced in each subdivision. These restrictions give the developers increased density considerations.
(3) Vintage Woods	Pursuant to a regulatory agreement with Orange County, California, 20% of the units at the mortgaged property must be leased at below market levels to low-income tenants, which restriction continues through November 2013. The affordability allocation is 10% of total units to low income citizens, which is limited to households with adjusted income that does not exceed 80% of the Orange County area median income, and 10% of total units to very low income citizens, which is limited to households with adjusted income that does not exceed 50% of the Orange County area median income.
(4) Capistrano Pointe	Pursuant to a regulatory agreement with Orange County, California, 20% of the units at the mortgaged property must be leased at below market levels to low-income tenants, which restriction continues through early 2015. The affordability allocation is 10% of total units to low income citizens, which is limited to households with adjusted income that does not exceed 80% of the Orange County area median income, and 10% of total units to very low income citizens, which is limited to households with adjusted income that does not exceed 50% of the Orange County area median income.
(5) Trails at Dominion Park	The property has been undergoing renovations to improve 420 units. 100 units were undergoing renovations as of March 2007 and 320 units are to be completed over the next year as tenants roll.

B-1

(6) Trabuco Highlands	Pursuant to a regulatory agreement with Orange County, California, 20% of the units at the mortgaged property must be leased at below market levels to low-income tenants, which restriction continues through early 2015. The affordability allocation is 10% of total units to low income citizens, which is limited to households with adjusted income that does not exceed 80% of the Orange County area median income, and 10% of total units to very low income citizens, which is limited to households with adjusted income that does not exceed 50% of the Orange County area median income.
(7) Autumn Chase	Pursuant to a regulatory agreement with Douglass County, Colorado, 80% of the units at the mortgaged property must be leased at below market levels to low-income tenants, which restriction continues through December 2015. The affordability allocation is 40% of total units to low income citizens, which is limited to households with adjusted income that does not exceed 60% of the Douglass County are a median income, and 40% of total units to moderate income citizens, which is limited to households with adjusted income that does not exceed 185% of the Douglass County area median income.

B-2

ANNEX C-1

PRICE/YIELD TABLES

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
 DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1 CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)          0% CPR              25% CPR             50% CPR             75% CPR              100% CPR
----------------   -----------------   -----------------   -----------------   ------------------   ------------------
                     CBE    Modified    CBE     Modified    CBE     Modified    CBE     Modified     CBE     Modified
                    Yield   Duration   Yield    Duration   Yield    Duration   Yield    Duration    Yield    Duration
                     (%)    (Years)     (%)     (Years)     (%)     (Years)     (%)     (Years)      (%)      (Years)
                   -----------------   -----------------   -----------------   ------------------   ------------------

      99-12        5.968%     2.96     6.023%     2.29     6.025%     2.28     6.025%     2.28      6.025%     2.28
      99-16        5.926%     2.96     5.969%     2.29     5.970%     2.28     5.970%     2.28      5.970%     2.28
      99-20        5.883%     2.96     5.914%     2.29     5.915%     2.28     5.915%     2.28      5.915%     2.28
      99-24        5.841%     2.96     5.859%     2.29     5.860%     2.28     5.860%     2.28      5.860%     2.28
      99-28        5.799%     2.97     5.805%     2.30     5.805%     2.28     5.805%     2.28      5.805%     2.28
     100-00        5.757%     2.97     5.751%     2.30     5.750%     2.28     5.750%     2.28      5.750%     2.28
     100-04        5.715%     2.97     5.696%     2.30     5.696%     2.28     5.696%     2.28      5.696%     2.28
     100-08        5.673%     2.97     5.642%     2.30     5.641%     2.28     5.641%     2.28      5.641%     2.28
     100-12        5.631%     2.97     5.588%     2.30     5.587%     2.28     5.587%     2.28      5.587%     2.28
     100-16        5.589%     2.97     5.534%     2.30     5.533%     2.29     5.533%     2.29      5.533%     2.29
     100-20        5.548%     2.97     5.480%     2.30     5.478%     2.29     5.478%     2.29      5.478%     2.29

WEIGHTED AVERAGE
LIFE (YRS.)              3.40                2.55                2.53                 2.53                 2.53

FIRST PRINCIPAL
PAYMENT DATE           8/15/2007           8/15/2007           8/15/2007           8/15/2007            8/15/2007

LAST PRINCIPAL
PAYMENT DATE           3/15/2012           7/15/2010           6/15/2010           6/15/2010            6/15/2010

                                     C-1-1

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
 DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-2 CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)          0% CPR              25% CPR             50% CPR             75% CPR              100% CPR
----------------   -----------------   -----------------   -----------------   ------------------   ------------------
                     CBE    Modified    CBE     Modified    CBE     Modified    CBE     Modified     CBE     Modified
                    Yield   Duration   Yield    Duration   Yield    Duration   Yield    Duration    Yield    Duration
                     (%)    (Years)     (%)     (Years)     (%)     (Years)     (%)     (Years)      (%)      (Years)
                   -----------------   -----------------   -----------------   ------------------   ------------------

      99-12        6.048%     4.10     6.053%     3.97     6.058%     3.83     6.063%     3.71      6.074%     3.44
      99-16        6.018%     4.10     6.021%     3.97     6.025%     3.83     6.029%     3.71      6.038%     3.44
      99-20        5.987%     4.10     5.990%     3.97     5.992%     3.84     5.995%     3.71      6.002%     3.44
      99-24        5.957%     4.10     5.958%     3.97     5.960%     3.84     5.961%     3.71      5.965%     3.44
      99-28        5.926%     4.10     5.927%     3.97     5.927%     3.84     5.928%     3.71      5.929%     3.44
     100-00        5.896%     4.10     5.895%     3.97     5.895%     3.84     5.894%     3.71      5.893%     3.44
     100-04        5.865%     4.10     5.864%     3.97     5.862%     3.84     5.860%     3.71      5.856%     3.45
     100-08        5.835%     4.10     5.832%     3.97     5.830%     3.84     5.827%     3.72      5.820%     3.45
     100-12        5.805%     4.11     5.801%     3.97     5.797%     3.84     5.793%     3.72      5.784%     3.45
     100-16        5.774%     4.11     5.770%     3.98     5.765%     3.84     5.760%     3.72      5.748%     3.45
     100-20        5.744%     4.11     5.739%     3.98     5.733%     3.84     5.727%     3.72      5.712%     3.45

WEIGHTED AVERAGE
LIFE (YRS.)              4.84                 4.67               4.50                4.33                 3.99

FIRST PRINCIPAL
PAYMENT DATE           3/15/2012           7/15/2010           6/15/2010           6/15/2010            6/15/2010

LAST PRINCIPAL
PAYMENT DATE           6/15/2012           6/15/2012           6/15/2012           6/15/2012            4/15/2012

                                     C-1-2

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
 DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-3 CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)          0% CPR              25% CPR             50% CPR             75% CPR              100% CPR
----------------   -----------------   -----------------   -----------------   ------------------   ------------------
                     CBE    Modified    CBE     Modified    CBE     Modified    CBE     Modified     CBE     Modified
                    Yield   Duration   Yield    Duration   Yield    Duration   Yield    Duration    Yield    Duration
                     (%)    (Years)     (%)     (Years)     (%)     (Years)     (%)     (Years)      (%)      (Years)
                   -----------------   -----------------   -----------------   ------------------   ------------------

      99-12        6.188%     5.41     6.189%     5.35     6.189%     5.29     6.189%     5.24      6.191%     5.07
      99-16        6.165%     5.41     6.165%     5.35     6.165%     5.30     6.165%     5.24      6.166%     5.07
      99-20        6.142%     5.41     6.142%     5.35     6.142%     5.30     6.141%     5.24      6.142%     5.07
      99-24        6.119%     5.42     6.118%     5.36     6.118%     5.30     6.117%     5.24      6.117%     5.07
      99-28        6.096%     5.42     6.095%     5.36     6.094%     5.30     6.094%     5.24      6.092%     5.07
     100-00        6.073%     5.42     6.072%     5.36     6.071%     5.30     6.070%     5.25      6.068%     5.08
     100-04        6.050%     5.42     6.049%     5.36     6.047%     5.30     6.046%     5.25      6.043%     5.08
     100-08        6.027%     5.42     6.025%     5.36     6.024%     5.31     6.022%     5.25      6.019%     5.08
     100-12        6.004%     5.42     6.002%     5.36     6.000%     5.31     5.999%     5.25      5.994%     5.08
     100-16        5.981%     5.43     5.979%     5.37     5.977%     5.31     5.975%     5.25      5.970%     5.08
     100-20        5.958%     5.43     5.956%     5.37     5.954%     5.31     5.951%     5.25      5.946%     5.08

WEIGHTED AVERAGE
LIFE (YRS.)              6.80                 6.71               6.62                6.54                 6.29

FIRST PRINCIPAL
PAYMENT DATE           4/15/2014           6/15/2012           6/15/2012           6/15/2012            4/15/2012

LAST PRINCIPAL
PAYMENT DATE           6/15/2014           6/15/2014           6/15/2014           6/15/2014            6/15/2014

                                     C-1-3

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-AB CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)          0% CPR              25% CPR             50% CPR             75% CPR              100% CPR
----------------   -----------------   -----------------   -----------------   ------------------   ------------------
                     CBE    Modified    CBE     Modified    CBE     Modified    CBE     Modified     CBE     Modified
                    Yield   Duration   Yield    Duration   Yield    Duration   Yield    Duration    Yield    Duration
                     (%)    (Years)     (%)     (Years)     (%)     (Years)     (%)     (Years)      (%)      (Years)
                   -----------------   -----------------   -----------------   ------------------   ------------------

      99-12        6.150%     5.84     6.149%     5.84     6.147%     5.83     6.146%     5.83      6.144%     5.85
      99-16        6.128%     5.84     6.127%     5.84     6.126%     5.84     6.125%     5.84      6.122%     5.85
      99-20        6.107%     5.85     6.106%     5.84     6.104%     5.84     6.103%     5.84      6.101%     5.85
      99-24        6.086%     5.85     6.084%     5.84     6.083%     5.84     6.082%     5.84      6.080%     5.85
      99-28        6.064%     5.85     6.063%     5.84     6.062%     5.84     6.060%     5.84      6.058%     5.85
     100-00        6.043%     5.85     6.042%     5.84     6.040%     5.84     6.039%     5.84      6.037%     5.86
     100-04        6.022%     5.85     6.020%     5.85     6.019%     5.85     6.018%     5.85      6.016%     5.86
     100-08        6.000%     5.86     5.999%     5.85     5.998%     5.85     5.997%     5.85      5.994%     5.86
     100-12        5.979%     5.86     5.978%     5.85     5.976%     5.85     5.975%     5.85      5.973%     5.86
     100-16        5.958%     5.86     5.957%     5.85     5.955%     5.85     5.954%     5.85      5.952%     5.86
     100-20        5.937%     5.86     5.935%     5.85     5.934%     5.85     5.933%     5.85      5.931%     5.87

WEIGHTED AVERAGE
LIFE (YRS.)              7.53                 7.51               7.51                7.51                  7.53

FIRST PRINCIPAL
PAYMENT DATE           6/15/2012           6/15/2012           6/15/2012           6/15/2012             6/15/2012

LAST PRINCIPAL
PAYMENT DATE           4/15/2017           1/15/2017           1/15/2017           1/15/2017            12/15/2016

                                     C-1-4

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
 DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-4 CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)          0% CPR              25% CPR             50% CPR             75% CPR              100% CPR
----------------   -----------------   -----------------   -----------------   ------------------   ------------------
                     CBE    Modified    CBE     Modified    CBE     Modified    CBE     Modified     CBE     Modified
                    Yield   Duration   Yield    Duration   Yield    Duration   Yield    Duration    Yield    Duration
                     (%)    (Years)     (%)     (Years)     (%)     (Years)     (%)     (Years)      (%)      (Years)
                   -----------------   -----------------   -----------------   ------------------   ------------------

      99-12        6.168%     7.18     6.167%     7.17     6.166%     7.16     6.165%     7.14      6.165%     7.06
      99-16        6.151%     7.19     6.150%     7.18     6.149%     7.16     6.148%     7.14      6.148%     7.06
      99-20        6.133%     7.19     6.132%     7.18     6.131%     7.16     6.130%     7.14      6.130%     7.06
      99-24        6.116%     7.19     6.115%     7.18     6.114%     7.17     6.113%     7.14      6.112%     7.06
      99-28        6.099%     7.19     6.098%     7.18     6.096%     7.17     6.095%     7.14      6.095%     7.07
     100-00        6.081%     7.20     6.080%     7.18     6.079%     7.17     6.078%     7.15      6.077%     7.07
     100-04        6.064%     7.20     6.063%     7.19     6.062%     7.17     6.060%     7.15      6.059%     7.07
     100-08        6.047%     7.20     6.046%     7.19     6.044%     7.17     6.043%     7.15      6.042%     7.07
     100-12        6.030%     7.20     6.028%     7.19     6.027%     7.18     6.026%     7.15      6.024%     7.08
     100-16        6.012%     7.21     6.011%     7.19     6.010%     7.18     6.008%     7.16      6.007%     7.08
     100-20        5.995%     7.21     5.994%     7.20     5.992%     7.18     5.991%     7.16      5.989%     7.08

WEIGHTED AVERAGE
LIFE (YRS.)              9.81                 9.78               9.76                9.71                  9.57

FIRST PRINCIPAL
PAYMENT DATE           4/15/2017           1/15/2017           1/15/2017           1/15/2017            12/15/2016

LAST PRINCIPAL
PAYMENT DATE           6/15/2017           6/15/2017           6/15/2017           6/15/2017             3/15/2017

                                     C-1-5

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-4B CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)          0% CPR              25% CPR             50% CPR             75% CPR              100% CPR
----------------   -----------------   -----------------   -----------------   ------------------   ------------------
                     CBE    Modified    CBE     Modified    CBE     Modified    CBE     Modified     CBE     Modified
                    Yield   Duration   Yield    Duration   Yield    Duration   Yield    Duration    Yield    Duration
                     (%)    (Years)     (%)     (Years)     (%)     (Years)     (%)     (Years)      (%)      (Years)
                   -----------------   -----------------   -----------------   ------------------   ------------------

      96-12        6.074%     7.31     6.075%     7.30     6.076%     7.28     6.078%     7.26      6.083%     7.18
      96-16        6.056%     7.31     6.057%     7.30     6.058%     7.29     6.060%     7.26      6.065%     7.18
      96-20        6.039%     7.32     6.039%     7.30     6.040%     7.29     6.042%     7.26      6.047%     7.18
      96-24        6.021%     7.32     6.022%     7.31     6.023%     7.29     6.024%     7.27      6.029%     7.18
      96-28        6.003%     7.32     6.004%     7.31     6.005%     7.29     6.007%     7.27      6.011%     7.19
      97-00        5.986%     7.32     5.987%     7.31     5.987%     7.29     5.989%     7.27      5.993%     7.19
      97-04        5.968%     7.32     5.969%     7.31     5.970%     7.30     5.971%     7.27      5.976%     7.19
      97-08        5.951%     7.33     5.951%     7.32     5.952%     7.30     5.954%     7.28      5.958%     7.19
      97-12        5.933%     7.33     5.934%     7.32     5.935%     7.30     5.936%     7.28      5.940%     7.20
      97-16        5.916%     7.33     5.916%     7.32     5.917%     7.30     5.918%     7.28      5.922%     7.20
      97-20        5.898%     7.33     5.899%     7.32     5.900%     7.31     5.901%     7.28      5.904%     7.20

WEIGHTED AVERAGE
LIFE (YRS.)              9.81                 9.78               9.76                9.71                  9.57

FIRST PRINCIPAL
PAYMENT DATE           4/15/2017           1/15/2017           1/15/2017           1/15/2017            12/15/2016

LAST PRINCIPAL
PAYMENT DATE           6/15/2017           6/15/2017           6/15/2017           6/15/2017             3/15/2017

                                     C-1-6

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1A CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)          0% CPR              25% CPR             50% CPR             75% CPR              100% CPR
----------------   -----------------   -----------------   -----------------   ------------------   ------------------
                     CBE    Modified    CBE     Modified    CBE     Modified    CBE     Modified     CBE     Modified
                    Yield   Duration   Yield    Duration   Yield    Duration   Yield    Duration    Yield    Duration
                     (%)    (Years)     (%)     (Years)     (%)     (Years)     (%)     (Years)      (%)      (Years)
                   -----------------   -----------------   -----------------   ------------------   ------------------

      99-12        6.144%     5.90     6.143%     5.90     6.142%     5.89     6.141%     5.88      6.141%     5.76
      99-16        6.122%     5.91     6.121%     5.90     6.120%     5.89     6.119%     5.88      6.119%     5.76
      99-20        6.101%     5.91     6.100%     5.90     6.099%     5.89     6.098%     5.88      6.097%     5.77
      99-24        6.080%     5.91     6.079%     5.90     6.078%     5.90     6.077%     5.88      6.076%     5.77
      99-28        6.059%     5.91     6.058%     5.91     6.057%     5.90     6.056%     5.89      6.054%     5.77
     100-00        6.038%     5.92     6.037%     5.91     6.035%     5.90     6.034%     5.89      6.032%     5.77
     100-04        6.017%     5.92     6.016%     5.91     6.014%     5.90     6.013%     5.89      6.011%     5.78
     100-08        5.996%     5.92     5.995%     5.91     5.993%     5.91     5.992%     5.89      5.989%     5.78
     100-12        5.975%     5.92     5.973%     5.92     5.972%     5.91     5.971%     5.90      5.968%     5.78
     100-16        5.954%     5.93     5.953%     5.92     5.951%     5.91     5.950%     5.90      5.946%     5.78
     100-20        5.933%     5.93     5.932%     5.92     5.930%     5.91     5.929%     5.90      5.925%     5.79

WEIGHTED AVERAGE
LIFE (YRS.)              7.75                 7.74               7.73                7.71                 7.52

FIRST PRINCIPAL
PAYMENT DATE           2/15/2010           2/15/2010           2/15/2010           2/15/2010            2/15/2010

LAST PRINCIPAL
PAYMENT DATE           6/15/2017           6/15/2017           6/15/2017           6/15/2017            3/15/2017

                                     C-1-7

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
 DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-M CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)          0% CPR              25% CPR             50% CPR             75% CPR              100% CPR
----------------   -----------------   -----------------   -----------------   ------------------   ------------------
                     CBE    Modified    CBE     Modified    CBE     Modified    CBE     Modified     CBE     Modified
                    Yield   Duration   Yield    Duration   Yield    Duration   Yield    Duration    Yield    Duration
                     (%)    (Years)     (%)     (Years)     (%)     (Years)     (%)     (Years)      (%)      (Years)
                   -----------------   -----------------   -----------------   ------------------   ------------------

      99-12        6.169%     7.23     6.168%     7.23     6.167%     7.23     6.166%     7.23      6.165%     7.09
      99-16        6.151%     7.23     6.150%     7.23     6.149%     7.23     6.149%     7.23      6.148%     7.10
      99-20        6.134%     7.23     6.133%     7.23     6.132%     7.23     6.131%     7.23      6.130%     7.10
      99-24        6.117%     7.23     6.116%     7.24     6.115%     7.24     6.114%     7.24      6.112%     7.10
      99-28        6.100%     7.24     6.099%     7.24     6.098%     7.24     6.097%     7.24      6.095%     7.10
     100-00        6.082%     7.24     6.081%     7.24     6.080%     7.24     6.080%     7.24      6.077%     7.11
     100-04        6.065%     7.24     6.064%     7.24     6.063%     7.24     6.062%     7.24      6.060%     7.11
     100-08        6.048%     7.24     6.047%     7.24     6.046%     7.24     6.045%     7.25      6.042%     7.11
     100-12        6.031%     7.25     6.030%     7.25     6.029%     7.25     6.028%     7.25      6.025%     7.11
     100-16        6.014%     7.25     6.013%     7.25     6.012%     7.25     6.011%     7.25      6.007%     7.12
     100-20        5.996%     7.25     5.996%     7.25     5.995%     7.25     5.994%     7.25      5.990%     7.12

WEIGHTED AVERAGE
LIFE (YRS.)              9.89                 9.89               9.89                9.89                 9.64

FIRST PRINCIPAL
PAYMENT DATE           6/15/2017           6/15/2017           6/15/2017           6/15/2017            3/15/2017

LAST PRINCIPAL
PAYMENT DATE           6/15/2017           6/15/2017           6/15/2017           6/15/2017            3/15/2017

                                     C-1-8

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-MB CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)          0% CPR              25% CPR             50% CPR             75% CPR              100% CPR
----------------   -----------------   -----------------   -----------------   ------------------   ------------------
                     CBE    Modified    CBE     Modified    CBE     Modified    CBE     Modified     CBE     Modified
                    Yield   Duration   Yield    Duration   Yield    Duration   Yield    Duration    Yield    Duration
                     (%)    (Years)     (%)     (Years)     (%)     (Years)     (%)     (Years)      (%)      (Years)
                   -----------------   -----------------   -----------------   ------------------   ------------------

      93-12        6.152%     7.42     6.152%     7.42     6.152%     7.42     6.152%     7.42      6.170%     7.28
      93-16        6.134%     7.43     6.134%     7.43     6.134%     7.43     6.134%     7.43      6.151%     7.28
      93-20        6.116%     7.43     6.116%     7.43     6.116%     7.43     6.116%     7.43      6.133%     7.28
      93-24        6.098%     7.43     6.098%     7.43     6.098%     7.43     6.098%     7.43      6.115%     7.29
      93-28        6.080%     7.43     6.080%     7.43     6.080%     7.43     6.080%     7.43      6.096%     7.29
      94-00        6.062%     7.44     6.062%     7.44     6.062%     7.44     6.062%     7.44      6.078%     7.29
      94-04        6.044%     7.44     6.044%     7.44     6.044%     7.44     6.044%     7.44      6.060%     7.29
      94-08        6.026%     7.44     6.026%     7.44     6.026%     7.44     6.026%     7.44      6.042%     7.30
      94-12        6.009%     7.44     6.009%     7.44     6.009%     7.44     6.009%     7.44      6.024%     7.30
      94-16        5.991%     7.44     5.991%     7.44     5.991%     7.44     5.991%     7.44      6.006%     7.30
      94-20        5.973%     7.45     5.973%     7.45     5.973%     7.45     5.973%     7.45      5.988%     7.30

WEIGHTED AVERAGE
LIFE (YRS.)              9.89                 9.89               9.89                9.89                 9.64

FIRST PRINCIPAL
PAYMENT DATE           6/15/2017           6/15/2017           6/15/2017           6/15/2017            3/15/2017

LAST PRINCIPAL
PAYMENT DATE           6/15/2017           6/15/2017           6/15/2017           6/15/2017            3/15/2017

                                     C-1-9

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
 DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-J CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)          0% CPR              25% CPR             50% CPR             75% CPR              100% CPR
----------------   -----------------   -----------------   -----------------   ------------------   ------------------
                     CBE    Modified    CBE     Modified    CBE     Modified    CBE     Modified     CBE     Modified
                    Yield   Duration   Yield    Duration   Yield    Duration   Yield    Duration    Yield    Duration
                     (%)    (Years)     (%)     (Years)     (%)     (Years)     (%)     (Years)      (%)      (Years)
                   -----------------   -----------------   -----------------   ------------------   ------------------

      99-12        6.169%     7.23     6.168%     7.23     6.167%     7.23     6.166%     7.23      6.165%     7.11
      99-16        6.151%     7.23     6.150%     7.23     6.149%     7.23     6.149%     7.23      6.148%     7.11
      99-20        6.134%     7.23     6.133%     7.23     6.132%     7.23     6.131%     7.23      6.130%     7.11
      99-24        6.117%     7.23     6.116%     7.24     6.115%     7.24     6.114%     7.24      6.113%     7.12
      99-28        6.100%     7.24     6.099%     7.24     6.098%     7.24     6.097%     7.24      6.095%     7.12
     100-00        6.082%     7.24     6.081%     7.24     6.080%     7.24     6.080%     7.24      6.078%     7.12
     100-04        6.065%     7.24     6.064%     7.24     6.063%     7.24     6.062%     7.24      6.060%     7.12
     100-08        6.048%     7.24     6.047%     7.24     6.046%     7.24     6.045%     7.25      6.043%     7.12
     100-12        6.031%     7.25     6.030%     7.25     6.029%     7.25     6.028%     7.25      6.025%     7.13
     100-16        6.014%     7.25     6.013%     7.25     6.012%     7.25     6.011%     7.25      6.008%     7.13
     100-20        5.996%     7.25     5.996%     7.25     5.995%     7.25     5.994%     7.25      5.990%     7.13

WEIGHTED AVERAGE
LIFE (YRS.)              9.89                 9.89               9.89                9.89                 9.66

FIRST PRINCIPAL
PAYMENT DATE           6/15/2017           6/15/2017           6/15/2017           6/15/2017            3/15/2017

LAST PRINCIPAL
PAYMENT DATE           6/15/2017           6/15/2017           6/15/2017           6/15/2017            4/15/2017

                                     C-1-10

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
  DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS B CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)          0% CPR              25% CPR             50% CPR             75% CPR              100% CPR
----------------   -----------------   -----------------   -----------------   ------------------   ------------------
                     CBE    Modified    CBE     Modified    CBE     Modified    CBE     Modified     CBE     Modified
                    Yield   Duration   Yield    Duration   Yield    Duration   Yield    Duration    Yield    Duration
                     (%)    (Years)     (%)     (Years)     (%)     (Years)     (%)     (Years)      (%)      (Years)
                   -----------------   -----------------   -----------------   ------------------   ------------------

      99-12        6.169%     7.23     6.168%     7.23     6.167%     7.23     6.166%     7.23      6.166%      7.14
      99-16        6.151%     7.23     6.150%     7.23     6.149%     7.23     6.149%     7.23      6.148%      7.14
      99-20        6.134%     7.23     6.133%     7.23     6.132%     7.23     6.131%     7.23      6.131%      7.14
      99-24        6.117%     7.23     6.116%     7.24     6.115%     7.24     6.114%     7.24      6.113%      7.15
      99-28        6.100%     7.24     6.099%     7.24     6.098%     7.24     6.097%     7.24      6.096%      7.15
     100-00        6.082%     7.24     6.081%     7.24     6.080%     7.24     6.080%     7.24      6.078%      7.15
     100-04        6.065%     7.24     6.064%     7.24     6.063%     7.24     6.062%     7.24      6.061%      7.15
     100-08        6.048%     7.24     6.047%     7.24     6.046%     7.24     6.045%     7.25      6.043%      7.16
     100-12        6.031%     7.25     6.030%     7.25     6.029%     7.25     6.028%     7.25      6.026%      7.16
     100-16        6.014%     7.25     6.013%     7.25     6.012%     7.25     6.011%     7.25      6.009%      7.16
     100-20        5.996%     7.25     5.996%     7.25     5.995%     7.25     5.994%     7.25      5.991%      7.16

WEIGHTED AVERAGE
LIFE (YRS.)              9.89                 9.89               9.89                9.89                 9.72

FIRST PRINCIPAL
PAYMENT DATE           6/15/2017           6/15/2017           6/15/2017           6/15/2017            4/15/2017

LAST PRINCIPAL
PAYMENT DATE           6/15/2017           6/15/2017           6/15/2017           6/15/2017            4/15/2017

                                     C-1-11

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
  DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS C CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)          0% CPR              25% CPR             50% CPR             75% CPR              100% CPR
----------------   -----------------   -----------------   -----------------   ------------------   ------------------
                     CBE    Modified    CBE     Modified    CBE     Modified    CBE     Modified     CBE     Modified
                    Yield   Duration   Yield    Duration   Yield    Duration   Yield    Duration    Yield    Duration
                     (%)    (Years)     (%)     (Years)     (%)     (Years)     (%)     (Years)      (%)      (Years)
                   -----------------   -----------------   -----------------   ------------------   ------------------

      99-12        6.169%     7.23     6.168%     7.23     6.167%     7.23     6.166%     7.23      6.166%     7.14
      99-16        6.151%     7.23     6.150%     7.23     6.149%     7.23     6.149%     7.23      6.148%     7.14
      99-20        6.134%     7.23     6.133%     7.23     6.132%     7.23     6.131%     7.23      6.131%     7.14
      99-24        6.117%     7.23     6.116%     7.24     6.115%     7.24     6.114%     7.24      6.113%     7.15
      99-28        6.100%     7.24     6.099%     7.24     6.098%     7.24     6.097%     7.24      6.096%     7.15
     100-00        6.082%     7.24     6.081%     7.24     6.080%     7.24     6.080%     7.24      6.078%     7.15
     100-04        6.065%     7.24     6.064%     7.24     6.063%     7.24     6.062%     7.24      6.061%     7.15
     100-08        6.048%     7.24     6.047%     7.24     6.046%     7.24     6.045%     7.25      6.043%     7.16
     100-12        6.031%     7.25     6.030%     7.25     6.029%     7.25     6.028%     7.25      6.026%     7.16
     100-16        6.014%     7.25     6.013%     7.25     6.012%     7.25     6.011%     7.25      6.009%     7.16
     100-20        5.996%     7.25     5.996%     7.25     5.995%     7.25     5.994%     7.25      5.991%     7.16

WEIGHTED AVERAGE
LIFE (YRS.)              9.89                 9.89               9.89                9.89                 9.72

FIRST PRINCIPAL
PAYMENT DATE           6/15/2017           6/15/2017           6/15/2017           6/15/2017            4/15/2017

LAST PRINCIPAL
PAYMENT DATE           6/15/2017           6/15/2017           6/15/2017           6/15/2017            4/15/2017

                                     C-1-12

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
  DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS D CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)          0% CPR              25% CPR             50% CPR             75% CPR              100% CPR
----------------   -----------------   -----------------   -----------------   ------------------   ------------------
                     CBE    Modified    CBE     Modified    CBE     Modified    CBE     Modified     CBE     Modified
                    Yield   Duration   Yield    Duration   Yield    Duration   Yield    Duration    Yield    Duration
                     (%)    (Years)     (%)     (Years)     (%)     (Years)     (%)     (Years)      (%)      (Years)
                   -----------------   -----------------   -----------------   ------------------   ------------------

      97-12        6.450%     7.19     6.449%     7.19     6.448%     7.19     6.447%     7.19      6.451%     7.10
      97-16        6.432%     7.19     6.431%     7.19     6.430%     7.19     6.430%     7.19      6.433%     7.10
      97-20        6.414%     7.19     6.413%     7.19     6.413%     7.19     6.412%     7.19      6.415%     7.11
      97-24        6.397%     7.20     6.396%     7.20     6.395%     7.20     6.394%     7.20      6.397%     7.11
      97-28        6.379%     7.20     6.378%     7.20     6.377%     7.20     6.376%     7.20      6.379%     7.11
      98-00        6.361%     7.20     6.360%     7.20     6.359%     7.20     6.359%     7.20      6.361%     7.11
      98-04        6.344%     7.20     6.343%     7.20     6.342%     7.20     6.341%     7.20      6.343%     7.12
      98-08        6.326%     7.21     6.325%     7.21     6.324%     7.21     6.323%     7.21      6.325%     7.12
      98-12        6.308%     7.21     6.307%     7.21     6.307%     7.21     6.306%     7.21      6.307%     7.12
      98-16        6.291%     7.21     6.290%     7.21     6.289%     7.21     6.288%     7.21      6.289%     7.12
      98-20        6.273%     7.21     6.272%     7.21     6.271%     7.21     6.271%     7.21      6.272%     7.13

WEIGHTED AVERAGE
LIFE (YRS.)              9.89                 9.89               9.89                9.89                 9.72

FIRST PRINCIPAL
PAYMENT DATE           6/15/2017           6/15/2017           6/15/2017           6/15/2017            4/15/2017

LAST PRINCIPAL
PAYMENT DATE           6/15/2017           6/15/2017           6/15/2017           6/15/2017            4/15/2017

                                     C-1-13

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
  DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS E CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)          0% CPR              25% CPR             50% CPR             75% CPR              100% CPR
----------------   -----------------   -----------------   -----------------   ------------------   ------------------
                     CBE    Modified    CBE     Modified    CBE     Modified    CBE     Modified     CBE     Modified
                    Yield   Duration   Yield    Duration   Yield    Duration   Yield    Duration    Yield    Duration
                     (%)    (Years)     (%)     (Years)     (%)     (Years)     (%)     (Years)      (%)      (Years)
                   -----------------   -----------------   -----------------   ------------------   ------------------

      97-12        6.450%     7.19     6.449%     7.19     6.448%     7.19     6.447%     7.19      6.451%     7.10
      97-16        6.432%     7.19     6.431%     7.19     6.430%     7.19     6.430%     7.19      6.433%     7.10
      97-20        6.414%     7.19     6.413%     7.19     6.413%     7.19     6.412%     7.19      6.415%     7.11
      97-24        6.397%     7.20     6.396%     7.20     6.395%     7.20     6.394%     7.20      6.397%     7.11
      97-28        6.379%     7.20     6.378%     7.20     6.377%     7.20     6.376%     7.20      6.379%     7.11
      98-00        6.361%     7.20     6.360%     7.20     6.359%     7.20     6.359%     7.20      6.361%     7.11
      98-04        6.344%     7.20     6.343%     7.20     6.342%     7.20     6.341%     7.20      6.343%     7.12
      98-08        6.326%     7.21     6.325%     7.21     6.324%     7.21     6.323%     7.21      6.325%     7.12
      98-12        6.308%     7.21     6.307%     7.21     6.307%     7.21     6.306%     7.21      6.307%     7.12
      98-16        6.291%     7.21     6.290%     7.21     6.289%     7.21     6.288%     7.21      6.289%     7.12
      98-20        6.273%     7.21     6.272%     7.21     6.271%     7.21     6.271%     7.21      6.272%     7.13

WEIGHTED AVERAGE
LIFE (YRS.)              9.89                 9.89               9.89                9.89                 9.72

FIRST PRINCIPAL
PAYMENT DATE           6/15/2017           6/15/2017           6/15/2017           6/15/2017            4/15/2017

LAST PRINCIPAL
PAYMENT DATE           6/15/2017           6/15/2017           6/15/2017           6/15/2017            4/15/2017

                                     C-1-14

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
  DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS F CERTIFICATES

    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)          0% CPR              25% CPR             50% CPR             75% CPR              100% CPR
----------------   -----------------   -----------------   -----------------   ------------------   ------------------
                     CBE    Modified    CBE     Modified    CBE     Modified    CBE     Modified     CBE     Modified
                    Yield   Duration   Yield    Duration   Yield    Duration   Yield    Duration    Yield    Duration
                     (%)    (Years)     (%)     (Years)     (%)     (Years)     (%)     (Years)      (%)      (Years)
                   -----------------   -----------------   -----------------   ------------------   ------------------

      96-12        6.593%     7.17     6.592%     7.17     6.592%     7.17     6.591%     7.17      6.596%     7.08
      96-16        6.575%     7.17     6.574%     7.17     6.574%     7.17     6.573%     7.17      6.577%     7.08
      96-20        6.557%     7.17     6.556%     7.17     6.556%     7.17     6.555%     7.18      6.559%     7.09
      96-24        6.539%     7.18     6.538%     7.18     6.538%     7.18     6.537%     7.18      6.541%     7.09
      96-28        6.522%     7.18     6.521%     7.18     6.520%     7.18     6.519%     7.18      6.523%     7.09
      97-00        6.504%     7.18     6.503%     7.18     6.502%     7.18     6.501%     7.18      6.505%     7.09
      97-04        6.486%     7.18     6.485%     7.18     6.484%     7.18     6.483%     7.18      6.487%     7.10
      97-08        6.468%     7.19     6.467%     7.19     6.466%     7.19     6.465%     7.19      6.469%     7.10
      97-12        6.450%     7.19     6.449%     7.19     6.448%     7.19     6.447%     7.19      6.451%     7.10
      97-16        6.432%     7.19     6.431%     7.19     6.430%     7.19     6.430%     7.19      6.433%     7.10
      97-20        6.414%     7.19     6.413%     7.19     6.413%     7.19     6.412%     7.19      6.415%     7.11

WEIGHTED AVERAGE
LIFE (YRS.)              9.89                 9.89               9.89                9.89                 9.72

FIRST PRINCIPAL
PAYMENT DATE           6/15/2017           6/15/2017           6/15/2017           6/15/2017            4/15/2017

LAST PRINCIPAL
PAYMENT DATE           6/15/2017           6/15/2017           6/15/2017           6/15/2017            4/15/2017

                                     C-1-15

     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS X CERTIFICATES
    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
--------------------------------------------------------------------------------

 PRICE (32NDS)          0% CPR              25% CPR             50% CPR             75% CPR              100% CPR
----------------   -----------------   -----------------   -----------------   ------------------   ------------------
                     CBE    Modified    CBE     Modified    CBE     Modified    CBE     Modified     CBE     Modified
                    Yield   Duration   Yield    Duration   Yield    Duration   Yield    Duration    Yield    Duration
                     (%)    (Years)     (%)     (Years)     (%)     (Years)     (%)     (Years)      (%)      (Years)
                   -----------------   -----------------   -----------------   ------------------   ------------------

       0-11        24.278%    2.68     23.962%    2.69     23.680%    2.70     23.406%    2.70      22.720%    2.72
       0-12        21.195%    2.89     20.890%    2.90     20.618%    2.91     20.354%    2.92      19.680%    2.93
       0-13        18.553%    3.10     18.259%    3.11     17.996%    3.12     17.741%    3.13      17.077%    3.14
       0-14        16.259%    3.29     15.974%    3.31     15.720%    3.32     15.471%    3.33      14.816%    3.34
       0-15        14.241%    3.48     13.966%    3.49     13.719%    3.51     13.476%    3.52      12.828%    3.53
       0-16        12.449%    3.65     12.182%    3.67     11.941%    3.68     11.705%    3.70      11.061%    3.71
       0-17        10.842%    3.82     10.583%    3.84     10.348%    3.86     10.117%    3.87       9.477%    3.88
       0-18         9.392%    3.99      9.139%    4.01      8.910%    4.02      8.682%    4.03       8.046%    4.04
       0-19         8.073%    4.14      7.826%    4.16      7.601%    4.18      7.378%    4.19       6.743%    4.19
       0-20         6.866%    4.29      6.625%    4.31      6.404%    4.33      6.184%    4.34       5.551%    4.34
       0-21         5.757%    4.44      5.520%    4.46      5.304%    4.47      5.086%    4.48       4.454%    4.48

                                     C-1-16

ANNEX C-2

DECREMENT TABLES

                            PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                    ------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR               25% CPR              50% CPR             75% CPR             100% CPR
-----------------                   -------------        -------------        -------------       -------------       --------------

Initial Percentage ..............        100%                 100%                 100%                100%                 100%
July 2008 .......................         93                   93                   93                  93                   93
July 2009 .......................         84                   84                   84                  84                   84
July 2010 .......................         66                    0                    0                   0                    0
July 2011 .......................         44                    0                    0                   0                    0
July 2012 and thereafter ........          0                    0                    0                   0                    0

Weighted Average Life (in years)        3.40                 2.55                 2.53                2.53                 2.53

                                     C-2-1

                            PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                    ------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR               25% CPR              50% CPR             75% CPR             100% CPR
-----------------                   -------------        -------------        -------------       -------------       --------------

Initial Percentage ..............        100%                 100%                 100%                100%                 100%
July 2008 .......................        100                  100                  100                 100                  100
July 2009 .......................        100                  100                  100                 100                  100
July 2010 .......................        100                  100                   97                  94                   65
July 2011 .......................        100                   90                   81                  72                   64
July 2012 and thereafter ........          0                    0                    0                   0                    0

Weighted Average Life (in years)        4.84                 4.67                 4.50                4.33                 3.99

                                     C-2-2

                            PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                    ------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR               25% CPR              50% CPR             75% CPR             100% CPR
-----------------                   -------------        -------------        -------------       -------------       --------------

Initial Percentage ..............        100%                 100%                 100%                100%                 100%
July 2008 .......................        100                  100                  100                 100                  100
July 2009 .......................        100                  100                  100                 100                  100
July 2010 .......................        100                  100                  100                 100                  100
July 2011 .......................        100                  100                  100                 100                  100
July 2012 .......................        100                   99                   97                  94                   83
July 2013 .......................        100                   95                   90                  86                   83
July 2014 and thereafter ........          0                    0                    0                   0                    0

Weighted Average Life (in years)        6.80                 6.71                 6.62                6.54                 6.29

                                     C-2-3

                            PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                    ------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR               25% CPR              50% CPR             75% CPR             100% CPR
-----------------                   -------------        -------------        -------------       -------------       --------------

Initial Percentage ..............        100%                 100%                 100%                100%                 100%
July 2008 .......................        100                  100                  100                 100                  100
July 2009 .......................        100                  100                  100                 100                  100
July 2010 .......................        100                  100                  100                 100                  100
July 2011 .......................        100                  100                  100                 100                  100
July 2012 .......................         97                   97                   97                  97                   99
July 2013 .......................         81                   81                   81                  81                   82
July 2014 .......................         62                   62                   62                  62                   62
July 2015 .......................         42                   42                   42                  42                   42
July 2016 .......................         19                   19                   19                  19                   19
July 2017 and thereafter ........          0                    0                    0                   0                    0

Weighted Average Life (in years)        7.53                 7.51                 7.51                7.51                 7.53

                                     C-2-4

                            PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                    ------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR               25% CPR              50% CPR             75% CPR             100% CPR
-----------------                   -------------        -------------        -------------       -------------       --------------

Initial Percentage ..............        100%                 100%                 100%                100%                 100%
July 2008 .......................        100                  100                  100                 100                  100
July 2009 .......................        100                  100                  100                 100                  100
July 2010 .......................        100                  100                  100                 100                  100
July 2011 .......................        100                  100                  100                 100                  100
July 2012 .......................        100                  100                  100                 100                  100
July 2013 .......................        100                  100                  100                 100                  100
July 2014 .......................        100                  100                  100                 100                  100
July 2015 .......................        100                  100                  100                 100                  100
July 2016 .......................        100                  100                  100                 100                  100
July 2017 and thereafter ........          0                    0                    0                   0                    0

Weighted Average Life (in years)        9.81                 9.78                 9.76                9.71                 9.57

                                     C-2-5

                            PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4B CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                    ------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR               25% CPR              50% CPR             75% CPR             100% CPR
-----------------                   -------------        -------------        -------------       -------------       --------------

Initial Percentage ..............        100%                 100%                 100%                100%                 100%
July 2008 .......................        100                  100                  100                 100                  100
July 2009 .......................        100                  100                  100                 100                  100
July 2010 .......................        100                  100                  100                 100                  100
July 2011 .......................        100                  100                  100                 100                  100
July 2012 .......................        100                  100                  100                 100                  100
July 2013 .......................        100                  100                  100                 100                  100
July 2014 .......................        100                  100                  100                 100                  100
July 2015 .......................        100                  100                  100                 100                  100
July 2016 .......................        100                  100                  100                 100                  100
July 2017 and thereafter ........          0                    0                    0                   0                    0

Weighted Average Life (in years)        9.81                 9.78                 9.76                9.71                 9.57

                                     C-2-6

                            PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                    ------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR               25% CPR              50% CPR             75% CPR             100% CPR
-----------------                   -------------        -------------        -------------       -------------       --------------

Initial Percentage ..............        100%                 100%                 100%                100%                 100%
July 2008 .......................        100                  100                  100                 100                  100
July 2009 .......................        100                  100                  100                 100                  100
July 2010 .......................        100                  100                  100                 100                  100
July 2011 .......................        100                  100                  100                 100                  100
July 2012 .......................         60                   60                   60                  60                   60
July 2013 .......................         60                   60                   60                  60                   60
July 2014 .......................         60                   60                   60                  60                   60
July 2015 .......................         60                   60                   60                  60                   60
July 2016 .......................         59                   59                   59                  59                   59
July 2017 and thereafter ........          0                    0                    0                   0                    0

Weighted Average Life (in years)        7.75                 7.74                 7.73                7.71                 7.52

                                     C-2-7

                            PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                    ------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR               25% CPR              50% CPR             75% CPR             100% CPR
-----------------                   -------------        -------------        -------------       -------------       --------------

Initial Percentage ..............        100%                 100%                 100%                100%                 100%
July 2008 .......................        100                  100                  100                 100                  100
July 2009 .......................        100                  100                  100                 100                  100
July 2010 .......................        100                  100                  100                 100                  100
July 2011 .......................        100                  100                  100                 100                  100
July 2012 .......................        100                  100                  100                 100                  100
July 2013 .......................        100                  100                  100                 100                  100
July 2014 .......................        100                  100                  100                 100                  100
July 2015 .......................        100                  100                  100                 100                  100
July 2016 .......................        100                  100                  100                 100                  100
July 2017 and thereafter ........          0                    0                    0                   0                    0

Weighted Average Life (in years)        9.89                 9.89                 9.89                9.89                 9.64

                                     C-2-8

                            PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-MB CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                    ------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR               25% CPR              50% CPR             75% CPR             100% CPR
-----------------                   -------------        -------------        -------------       -------------       --------------

Initial Percentage ..............        100%                 100%                 100%                100%                 100%
July 2008 .......................        100                  100                  100                 100                  100
July 2009 .......................        100                  100                  100                 100                  100
July 2010 .......................        100                  100                  100                 100                  100
July 2011 .......................        100                  100                  100                 100                  100
July 2012 .......................        100                  100                  100                 100                  100
July 2013 .......................        100                  100                  100                 100                  100
July 2014 .......................        100                  100                  100                 100                  100
July 2015 .......................        100                  100                  100                 100                  100
July 2016 .......................        100                  100                  100                 100                  100
July 2017 and thereafter ........          0                    0                    0                   0                    0

Weighted Average Life (in years)        9.89                 9.89                 9.89                9.89                 9.64

                                     C-2-9

                            PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                    ------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR               25% CPR              50% CPR             75% CPR             100% CPR
-----------------                   -------------        -------------        -------------       -------------       --------------

Initial Percentage ..............        100%                 100%                 100%                100%                 100%
July 2008 .......................        100                  100                  100                 100                  100
July 2009 .......................        100                  100                  100                 100                  100
July 2010 .......................        100                  100                  100                 100                  100
July 2011 .......................        100                  100                  100                 100                  100
July 2012 .......................        100                  100                  100                 100                  100
July 2013 .......................        100                  100                  100                 100                  100
July 2014 .......................        100                  100                  100                 100                  100
July 2015 .......................        100                  100                  100                 100                  100
July 2016 .......................        100                  100                  100                 100                  100
July 2017 and thereafter ........          0                    0                    0                   0                    0

Weighted Average Life (in years)        9.89                 9.89                 9.89                9.89                 9.66

                                     C-2-10

                             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                    ------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR               25% CPR              50% CPR             75% CPR             100% CPR
-----------------                   -------------        -------------        -------------       -------------       --------------

Initial Percentage ..............        100%                 100%                 100%                100%                 100%
July 2008 .......................        100                  100                  100                 100                  100
July 2009 .......................        100                  100                  100                 100                  100
July 2010 .......................        100                  100                  100                 100                  100
July 2011 .......................        100                  100                  100                 100                  100
July 2012 .......................        100                  100                  100                 100                  100
July 2013 .......................        100                  100                  100                 100                  100
July 2014 .......................        100                  100                  100                 100                  100
July 2015 .......................        100                  100                  100                 100                  100
July 2016 .......................        100                  100                  100                 100                  100
July 2017 and thereafter ........          0                    0                    0                   0                    0

Weighted Average Life (in years)        9.89                 9.89                 9.89                9.89                 9.72

                                     C-2-11

                             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                    ------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR               25% CPR              50% CPR             75% CPR             100% CPR
-----------------                   -------------        -------------        -------------       -------------       --------------

Initial Percentage ..............        100%                 100%                 100%                100%                 100%
July 2008 .......................        100                  100                  100                 100                  100
July 2009 .......................        100                  100                  100                 100                  100
July 2010 .......................        100                  100                  100                 100                  100
July 2011 .......................        100                  100                  100                 100                  100
July 2012 .......................        100                  100                  100                 100                  100
July 2013 .......................        100                  100                  100                 100                  100
July 2014 .......................        100                  100                  100                 100                  100
July 2015 .......................        100                  100                  100                 100                  100
July 2016 .......................        100                  100                  100                 100                  100
July 2017 and thereafter ........          0                    0                    0                   0                    0

Weighted Average Life (in years)        9.89                 9.89                 9.89                9.89                 9.72

                                     C-2-12

                             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                    ------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR               25% CPR              50% CPR             75% CPR             100% CPR
-----------------                   -------------        -------------        -------------       -------------       --------------

Initial Percentage ..............        100%                 100%                 100%                100%                 100%
July 2008 .......................        100                  100                  100                 100                  100
July 2009 .......................        100                  100                  100                 100                  100
July 2010 .......................        100                  100                  100                 100                  100
July 2011 .......................        100                  100                  100                 100                  100
July 2012 .......................        100                  100                  100                 100                  100
July 2013 .......................        100                  100                  100                 100                  100
July 2014 .......................        100                  100                  100                 100                  100
July 2015 .......................        100                  100                  100                 100                  100
July 2016 .......................        100                  100                  100                 100                  100
July 2017 and thereafter ........          0                    0                    0                   0                    0

Weighted Average Life (in years)        9.89                 9.89                 9.89                9.89                 9.72

                                     C-2-13

                             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                    ------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR               25% CPR              50% CPR             75% CPR             100% CPR
-----------------                   -------------        -------------        -------------       -------------       --------------

Initial Percentage ..............        100%                 100%                 100%                100%                 100%
July 2008 .......................        100                  100                  100                 100                  100
July 2009 .......................        100                  100                  100                 100                  100
July 2010 .......................        100                  100                  100                 100                  100
July 2011 .......................        100                  100                  100                 100                  100
July 2012 .......................        100                  100                  100                 100                  100
July 2013 .......................        100                  100                  100                 100                  100
July 2014 .......................        100                  100                  100                 100                  100
July 2015 .......................        100                  100                  100                 100                  100
July 2016 .......................        100                  100                  100                 100                  100
July 2017 and thereafter ........          0                    0                    0                   0                    0

Weighted Average Life (in years)        9.89                 9.89                 9.89                9.89                 9.72

                                     C-2-14

                             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                       OTHERWISE AT INDICATED CPR
                                    ------------------------------------------------------------------------------------------------

DISTRIBUTION DATE                      0% CPR               25% CPR              50% CPR             75% CPR             100% CPR
-----------------                   -------------        -------------        -------------       -------------       --------------

Initial Percentage ..............        100%                 100%                 100%                100%                 100%
July 2008 .......................        100                  100                  100                 100                  100
July 2009 .......................        100                  100                  100                 100                  100
July 2010 .......................        100                  100                  100                 100                  100
July 2011 .......................        100                  100                  100                 100                  100
July 2012 .......................        100                  100                  100                 100                  100
July 2013 .......................        100                  100                  100                 100                  100
July 2014 .......................        100                  100                  100                 100                  100
July 2015 .......................        100                  100                  100                 100                  100
July 2016 .......................        100                  100                  100                 100                  100
July 2017 and thereafter ........          0                    0                    0                   0                    0

Weighted Average Life (in years)        9.89                 9.89                 9.89                9.89                 9.72

                                     C-2-15

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
135 S. LaSalle Street, Suite 1625                                                                         Record Date:     31-May-07
Chicago, IL 60603
USA

                                                           ABN AMRO ACCT:
Administrator:                                                                                            Analyst:
Kristen Packwood 312.904.4207                   REPORTING PACKAGE TABLE OF CONTENTS                       Patrick Gong 714.259.6253
kristen.packwood@abnamro.com                                                                              patrick.gong@abnamro.com

------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------  -----------------------------------------------------------  -----------------------------
                                                                                          Page(s)
                                                                                          -------
Issue Id:                     SAMPLUBS  Statements to Certificateholders                  Page 2     Closing Date:
                                        Cash Recon                                        Page 3
Monthly Data File                       Bond Interest Reconciliation                      Page 4
Name:            SAMPLUBS_200706_3.ZIP  Bond Interest Reconciliation                      Page 5     First Payment Date: 17-May-2007
                                        Shortfall Summary Report                          Page 6
--------------------------------------  Asset-Backed Facts ~ 15 Month Loan
                                         Status Summary                                   Page 7     Rated Final Payment Date:
                                        Asset-Backed Facts ~ 15 Month Loan
                                         Payoff/Loss Summary                              Page 8
                                        Mortgage Loan Characteristics                     Page 9-11  Determination Date:
                                        Delinquent Loan Detail                            Page 12
                                        Loan Level Detail                                 Page 13    -------------------------
                                        Realized Loss Detail                              Page 14     Trust Collection Period
                                        Collateral Realized Loss                          Page 15    -------------------------
                                        Appraisal Reduction Detail                        Page 16
                                        Material Breaches Detail                          Page 17    -----------------------------
                                        Historical Collateral Prepayment                  Page 18
                                        Specially Serviced (Part I) - Loan Detail         Page 19
                                        Specially Serviced (Part II) - Servicer Comments  Page 20
                                        Summary of Loan Maturity Extensions               Page 21
                                        Rating Information                                Page 22
                                        Other Related Information                         Page 23
                                        -----------------------------------------------------------

      -------------------------------------------------------------------------------------------------------------------------
                                                     PARTIES TO THE TRANSACTION
      -------------------------------------------------------------------------------------------------------------------------
                         Depositor:   Structured Asset Securities Corporation II
                   Master Servicer:   KeyCorp Real Estate Capital Markets, Inc.
                     Rating Agency:   Moody's Investors Service/Standard & Poor's Rating Services
                  Special Servicer:   Midland Loan Services, Inc.
                       Underwriter:   Lehman Brothers Inc.
      -------------------------------------------------------------------------------------------------------------------------

                          ---------------------------------------------------------------------------------
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                          ---------------------------------------------------------------------------------
                            LaSalle Web Site                                           www.etrustee.net

                            LaSalle Factor Line                                            800.246.5761
                          ---------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 1 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                          ABN AMRO ACCT:

------------------------------------------------------------------------------------------------------------------------------------
                ORIGINAL      OPENING   PRINCIPAL    PRINCIPAL       NEGATIVE     CLOSING   INTEREST       INTEREST    PASS-THROUGH
     CLASS   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE

   CUSIP                                                                                                               Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------
                                                                 --------------------------------
                                                                   Total P&I Payment
                                                                 --------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred
Interest equals Interest Payment (3) Estimated. * Denotes Controlling Class

                                                                                                                        PAGE 2 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                          ABN AMRO ACCT:

                                                     CASH RECONCILIATION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------   --------------------------------------  ------------------------------------------
               INTEREST SUMMARY                             PRINCIPAL SUMMARY                       SERVICING FEE SUMMARY
-----------------------------------------------   --------------------------------------  ------------------------------------------

Current Scheduled Interest                 0.00   SCHEDULED PRINCIPAL:                    Current Servicing Fees                0.00
Less Deferred Interest                     0.00   Current Scheduled Principal       0.00  Plus Fees Advanced for PPIS           0.00
Less PPIS Reducing Scheduled Int           0.00   Advanced Scheduled Principal      0.00  Less Reduction for PPIS               0.00
Plus Gross Advance Interest                0.00   --------------------------------------  Plus Delinquent Servicing Fees        0.00
Less ASER Interest Adv Reduction           0.00   Scheduled Principal               0.00  ------------------------------------------
Less Other Interest Not Advanced           0.00   --------------------------------------  Total Servicing Fees                  0.00
Less Other Adjustment                      0.00   UNSCHEDULED PRINCIPAL:                  ------------------------------------------
-----------------------------------------------   Curtailments                      0.00
Total                                      0.00   Prepayments in Full               0.00  ------------------------------------------
-----------------------------------------------   Liquidation Proceeds              0.00             CAP LEASE ACCRETION
UNSCHEDULED INTEREST:                             Repurchase Proceeds               0.00  ------------------------------------------
-----------------------------------------------   Other Principal Proceeds          0.00  Accretion Amt                         0.00
Prepayment Penalties                       0.00   --------------------------------------  Distributable Interest                0.00
Yield Maintenance Penalties                0.00   Total Unscheduled Principal       0.00  Distributable Principal               0.00
Other Interest Proceeds                    0.00   --------------------------------------  ------------------------------------------
-----------------------------------------------   Remittance Principal              0.00
Total                                      0.00   --------------------------------------
-----------------------------------------------
                                                  --------------------------------------
-----------------------------------------------   Remittance P&I Due Trust          0.00
Less Fee Paid To Servicer                  0.00   --------------------------------------
Less Fee Strips Paid by Servicer           0.00
-----------------------------------------------   --------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER          Remittance P&I Due Certs          0.00
-----------------------------------------------   --------------------------------------
Special Servicing Fees                     0.00
Workout Fees                               0.00   --------------------------------------  ------------------------------------------
Liquidation Fees                           0.00            POOL BALANCE SUMMARY                          PPIS SUMMARY
Interest Due Serv on Advances              0.00   --------------------------------------  ------------------------------------------
Non Recoverable Advances                   0.00                         Balance    Count
Misc. Fees & Expenses                      0.00   --------------------------------------  Gross PPIS                            0.00
-----------------------------------------------   Beginning Pool           0.00        0  Reduced by PPIE                       0.00
                                                  Scheduled Principal      0.00        0  Reduced by Shortfalls in Fees         0.00
-----------------------------------------------   Unscheduled              0.00        0  Reduced by Other Amounts              0.00
Total Unscheduled Fees & Expenses          0.00   Principal                0.00        0  ------------------------------------------
-----------------------------------------------   Deferred Interest        0.00           PPIS Reducing Scheduled Interest      0.00
                                                  Liquidations             0.00        0  ------------------------------------------
-----------------------------------------------   Repurchases              0.00        0  PPIS Reducing Servicing Fee           0.00
Total Interest Due Trust                   0.00   --------------------------------------  ------------------------------------------
-----------------------------------------------   Ending Pool              0.00        0  PPIS Due Certificate                  0.00
                                                  --------------------------------------  ------------------------------------------
-----------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST             --------------------------------------  ------------------------------------------
-----------------------------------------------         Servicing Advance Summary         ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Trustee Fee                                0.00   --------------------------------------  ------------------------------------------
Fee Strips                                 0.00                                 Amount                          Principal   Interest
Misc. Fees                                 0.00   --------------------------------------  ------------------------------------------
Interest Reserve Withholding               0.00   Prior Outstanding                       Prior Outstanding          0.00       0.00
Plus Interest Reserve Deposit              0.00   Plus Current Period                     Plus Current Period        0.00       0.00
-----------------------------------------------   Less Recovered                          Less Recovered             0.00       0.00
Total                                      0.00   Less Non Recovered                      Less Non Recovered         0.00       0.00
-----------------------------------------------   Ending Outstanding                      Ending Outstanding         0.00       0.00
                                                  --------------------------------------  ------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 3 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                          ABN AMRO ACCT:

                                                 BOND INTEREST RECONCILIATION DETAIL

--------------------------------------------------------------------------------------------------------------------------
                                                                                                     Current    Remaining
         Accrual               Pass-     Accrued      Total      Total     Distributable  Interest   Period    Outstanding
       ------------  Opening  Through  Certificate  Interest    Interest    Certificate   Payment   Shortfall   Interest
Class  Method  Days  Balance   Rate     Interest    Additions  Deductions    Interest      Amount   Recovery    Shorfalls
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

                                       -----------------------------------------------------------------------------------

---------------------------
              Credit
             Support
       --------------------
Class  Original  Current(1)
---------------------------

---------------------------

(1) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
    (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                                                                        PAGE 4 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                          ABN AMRO ACCT:

                                                 BOND INTEREST RECONCILIATION DETAIL

--------------------------------------------------------------------------------------
                                                    Additions
                           -----------------------------------------------------------
                             Prior    Interest
        Prior    Current   Interest    Accrual                               Other
       Interest  Interest  Shortfall  on Prior   Prepayment     Yield       Interest
Class  Due Date  Due Date     Due     Shortfall   Premiums   Maintenance  Proceeds (1)
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

                           -----------------------------------------------------------

-------------------------------------------------------------------
                   Deductions
       -----------------------------------
                  Deferred &                Distributable  Interest
       Allocable  Accretion     Interest     Certificate   Payment
Class    PPIS      Interest   Loss Expense    Interest      Amount
-------------------------------------------------------------------

-------------------------------------------------------------------

       ------------------------------------------------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Bondholder's Distributable Interest.

                                                                                                                        PAGE 5 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                          ABN AMRO ACCT:

                                                    INTEREST ADJUSTMENTS SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

 ---------------------------------------------------------------   ---------------------------------------------------------------
 SHORTFALL ALLOCATED TO THE BONDS:                                 EXCESS ALLOCATED TO THE BONDS:
 ------------------------------------------------------            ------------------------------------------------------

 Net Prepayment Int. Shortfalls Allocated to the Bonds      0.00   Other Interest Proceeds Due the Bonds                      0.00

 Special Servicing Fees                                     0.00   Prepayment Interest Excess Due the Bonds                   0.00

 Workout Fees                                               0.00   Interest Income                                            0.00

 Liquidation Fees                                           0.00   Yield Maintenance Penalties Due the Bonds                  0.00

 Legal Fees                                                 0.00   Prepayment Penalties Due the Bonds                         0.00

 Misc. Fees & Expenses Paid by/to Servicer                  0.00   Recovered ASER Interest Due the Bonds                      0.00

 Interest Paid to Servicer on Outstanding Advances          0.00   Recovered Interest Due the Bonds                           0.00

 ASER Interest Advance Reduction                            0.00   ARD Excess Interest                                        0.00
                                                                                                                          --------
 Interest Not Advanced (Current Period)                     0.00   Total Excess Allocated to the Bonds                        0.00
                                                                                                                          ========
 Recoup of Prior Advances by Servicer                       0.00

 Servicing Fees Paid Servicer on Loans Not Advanced         0.00

 Misc. Fees & Expenses Paid by Trust                        0.00

 Shortfall Due to Rate Modification                         0.00

 Other Interest Loss                                        0.00
                                                        --------
 Total Shortfall Allocated to the Bonds                     0.00
                                                        ========
 ---------------------------------------------------------------   ---------------------------------------------------------------

                                        AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
                                --------------------------------------------------------------------

                                Total Excess Allocated to the Bonds                             0.00

                                Less Total Shortfall Allocated to the Bonds                     0.00
                                                                                           ---------
                                Total Interest Adjustment to the Bonds                          0.00
                                                                                           =========

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 6 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                          ABN AMRO ACCT:

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

------------    ------------------------------------------------------------------------------------------
                                               Delinquency Aging Categories
                ------------------------------------------------------------------------------------------
Distribution    Delinq 1 Month    Delinq 2 Months    Delinq 3+ Months     Foreclosure            REO
   Date         #      Balance    #       Balance    #        Balance    #      Balance    #       Balance
------------    ------------------------------------------------------------------------------------------

6/16/2006          0   0.00          0    0.00          0        0          0   0.00          0    0.00
                0.00%  0.00%      0.00%   0.00%      0.00%    0.00%      0.00%  0.00%      0.00%   0.00%

------------    ------------------------------------------------------------------------------------------

------------    -----------------------------------------------------------
                               Special Event Categories (1)
                -----------------------------------------------------------
Distribution      Modifications      Specially Serviced       Bankruptcy
   Date         #         Balance    #           Balance    #       Balance
------------    -----------------------------------------------------------

6/16/2006          0      0.00          0        0.00          0    0.00
                0.00%     0.00%      0.00%       0.00%      0.00%   0.00%

------------    -----------------------------------------------------------

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                                                                                                                        PAGE 7 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                          ABN AMRO ACCT:

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------   -----------------------------------------------------------------------------------------------------------------
Distribution   Ending Pool (1)     Payoffs (2)      Penalties     Appraisal Reduct. (2)   Liquidations (2)   Realized Losses (2)
   Date        #       Balance   #      Balance   #      Amount     #         Balance      #       Balance    #        Amount
------------   -----------------------------------------------------------------------------------------------------------------

16-Jun-06        1      1           0      0         0      0          0         0            0       0          0        0
                                 0.00%  0.00%                       0.00%     0.00%        0.00%   0.00%      0.00%    0.00%

------------   -----------------------------------------------------------------------------------------------------------------

------------   -----------------------------------
Distribution   Remaining Term   Curr Weighted Avg.
   Date         Life     Amort  Coupon     Remit
------------   -----------------------------------

16-Jun-06             0          0.00%      0.00%

------------   -----------------------------------

                 (1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

                                                                                                                        PAGE 8 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                          ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

               DISTRIBUTION OF PRINCIPAL BALANCES                               DISTRIBUTION OF MORTGAGE INTEREST RATES

----------------------------------------------------------------    ----------------------------------------------------------------
                                                                       Current
   Current                                   Weighted Average         Mortgage                                  Weighted Average
  Scheduled   # of   Scheduled   % of     ----------------------      Interest   # of   Scheduled   % of     -----------------------
   Balance    Loans   Balance   Balance   Term  Coupon  PFY DSCR        Rate     Loans   Balance   Balance   Term   Coupon  PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                    ----------------------------------------------------------------
                                                                                   0           0     0.00%
                                                                    ----------------------------------------------------------------

                                                                    Minimum Mortgage Interest Rate        ,900.000%

                                                                    Maximum Mortgage Interest Rate        ,900.000%

                                                                                DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                                    ----------------------------------------------------------------
                                                                      Balloon                                   Weighted Average
----------------------------------------------------------------     Mortgage    # of   Scheduled   % of     -----------------------
              0              0    0.00%                                Loans     Loans   Balance   Balance   Term   Coupon  PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

Average Schedule Balance                   0

Maximum Schedule Balance      (9,999,999,999)

Minimum Schedule Balance       9,999,999,999

       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

----------------------------------------------------------------
   Fully
Amortizing                                   Weighted Average
 Mortgage     # of   Scheduled   % of     ----------------------
   Loans      Loans   Balance   Balance   Term  Coupon  PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
              0              0    0.00%                                            0           0     0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                                                                        PAGE 9 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                          ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

                   DISTRIBUTION OF DSCR (PFY)                                           GEOGRAPHIC DISTRIBUTION

----------------------------------------------------------------    ----------------------------------------------------------------
   Debt
  Service
 Coverage     # of   Scheduled   % of                               Geographic   # of   Scheduled   % of
   Ratio      Loans   Balance   Balance   WAMM    WAC   PFY DSCR     Location    Loans   Balance   Balance   WAMM     WAC   PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------
               0           0     0.00%
----------------------------------------------------------------

Maximum DSCR    0.000

Minimum DSCR    0.000

                 DISTRIBUTION OF DSCR (CUTOFF)

----------------------------------------------------------------
   Debt
  Service
 Coverage     # of   Scheduled   % of
   Ratio      Loans   Balance   Balance   WAMM    WAC   PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------
               0           0     0.00%
----------------------------------------------------------------

Maximum DSCR     0.000                                              ----------------------------------------------------------------
                                                                                   0           0     0.00%
Minimum DSCR     0.000                                              ----------------------------------------------------------------

                                                                                                                       PAGE 10 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                          ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PROPERTY TYPES                                      DISTRIBUTION OF LOAN SEASONING

----------------------------------------------------------------    ----------------------------------------------------------------
 Property     # of   Scheduled   % of                               Number of    # of   Scheduled   % of
   Types      Loans   Balance   Balance   WAMM    WAC   PFY DSCR     Months      Loans   Balance   Balance   WAMM     WAC   PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
                  0          0     0.00%                                             0          0     0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

               DISTRIBUTION OF AMORTIZATION TYPE                                  DISTRIBUTION OF YEAR LOANS MATURING

----------------------------------------------------------------    ----------------------------------------------------------------
Amortization  # of   Scheduled   % of                                            # of   Scheduled   % of
    Type      Loans   Balance   Balance   WAMM    WAC   PFY DSCR         Year    Loans   Balance   Balance   WAMM    WAC    PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                         2007        0          0     0.00%     0    0.00%     0.00
                                                                         2008        0          0     0.00%     0    0.00%     0.00
                                                                         2009        0          0     0.00%     0    0.00%     0.00
                                                                         2010        0          0     0.00%     0    0.00%     0.00
                                                                         2011        0          0     0.00%     0    0.00%     0.00
                                                                         2012        0          0     0.00%     0    0.00%     0.00
                                                                         2013        0          0     0.00%     0    0.00%     0.00
                                                                         2014        0          0     0.00%     0    0.00%     0.00
                                                                         2015        0          0     0.00%     0    0.00%     0.00
                                                                         2016        0          0     0.00%     0    0.00%     0.00
                                                                         2017        0          0     0.00%     0    0.00%     0.00
                                                                    2018 & Greater   0          0     0.00%     0    0.00%     0.00
----------------------------------------------------------------    ----------------------------------------------------------------
                  0          0     0.00%                                             0          0     0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                                                                       PAGE 11 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                          ABN AMRO ACCT:

                                                       DELINQUENT LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
              Paid                   Outstanding    Out. Property                     Special
Disclosure    Thru    Current P&I        P&I         Protection      Loan Status     Servicer       Foreclosure    Bankruptcy   REO
Control #     Date      Advance      Advances**       Advances        Code (1)     Transfer Date       Date           Date      Date
------------------------------------------------------------------------------------------------------------------------------------

   TOTAL
------------------------------------------------------------------------------------------------------------------------------------
(1): LEGEND:  A. IN GRACE PERIOD       1. DELINQ. 1 MONTH   3. DELINQUENT 3 + MONTHS       5. NON PERFORMING MATURED BALLOON  9. REO
              B. LATE PAYMENT BUT < 1  2. DELINQ. 2 MONTHS  4. PERFORMING MATURED BALLOON  7. FORECLOSURE
                 MONTH DELINQ.
------------------------------------------------------------------------------------------------------------------------------------

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                                                                       PAGE 12 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:

                                                          LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                 Operating             Ending                                                 Loan
Disclosure          Property   Maturity   PFY    Statement    Geo.    Principal  Note  Scheduled   Prepayment  Prepayment    Status
Control #    Group    Type       Date     DSCR     Date     Location   Balance   Rate     P&I        Amount       Date      Code (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. In Grace Period          1. Delinquent 1 month      3. Delinquent 3+ months      5. Non Performing        9. REO
              B. Late Payment but < 1     2. Delinquent 2 months     4. Performing Matured           Matured Ballon
                 month delinq                                           Balloon                   7. Foreclosure
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 13 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:

                                                        REALIZED LOSS DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                          Beginning            Gross Proceeds    Aggregate       Net        Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled   Gross      as a % of      Liquidation  Liquidation     as a % of      Realized
Period  Control #     Date       Value     Balance   Proceeds  Sched. Balance    Expenses *    Proceeds     Sched. Balance    Loss
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
------------------------------------------------------------------------------------------------------------------------------------

    * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                                                                       PAGE 14 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                          ABN AMRO ACCT:

                                            BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                                                       Interest
                              Beginning                                                                              (Shortages)/
                           Balance of the         Aggregate       Prior Realized        Amounts Covered by         Excesses applied
Prospectus                     Loan at          Realized Loss     Loss Applied to      Overcollateralization          to Realized
    ID        Period         Liquidation          on Loans         Certificates          and other Credit               Losses

                                                                        A                       B                          C
------------------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                              Additional                                                            (Recoveries)/
                   Modification              (Recoveries)/        Current Realized Loss      Recoveries of          Realized Loss
Prospectus     Adjustments/Appraisal      Expenses applied to          Applied to           Realized Losses          Applied to
    ID         Reduction Adjustment         Realized Losses           Certificates*          paid as Cash       Certificate Interest

                        D                          E
------------------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description of Fields
---------------------

          A                    Prior Realized Loss Applied to Certificates

          B                    Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

          C                    Amounts classified by the Master as interest adjustments from general collections on a loan with a
                               Realized Loss

          D                    Adjustments that are based on principal haircut or future interest foregone due to modification

          E                    Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                                                                                                                       PAGE 15 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                          ABN AMRO ACCT:

                                                     APPRAISAL REDUCTION DETAIL

---------------------------  -----------------------------------------------------------------------------
Disclosure        Appraisal        Scheduled          AR          Current P&I
 Control#         Red. Date         Balance         Amount          Advance                 ASER
---------------------------  -----------------------------------------------------------------------------

                 ----------  -----------------------------------------------------------------------------

---------------------------  -----------------------------------------------------------------------------

-----------------------------------------  ------------------------------  --------  ---------------------
                        Remaining Term                                                     Appraisal
Note    Maturity    ---------------------      Property        Geographic            ---------------------
Rate      Date       Life                        Type           Location     DSCR      Value        Date
-----------------------------------------  ------------------------------  --------  ---------------------

-----------------------------------------  ------------------------------  --------  ---------------------

                                                                                                                       PAGE 16 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                          ABN AMRO ACCT:

                                        MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

---------------------------------   ------------------------------------------------------------------------------------------------
              Ending     Material
Disclosure   Principal    Breach                              Material Breach and Material Document Defect
 Control #    Balance      Date                                               Description
---------------------------------   ------------------------------------------------------------------------------------------------

---------------------------------   ------------------------------------------------------------------------------------------------

                            Material breaches of pool asset representation or warranties or transaction covenants.     PAGE 17 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                          ABN AMRO ACCT:

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

----------------------   ----------------------------------------------------   ---------------------   ----------------------------
Disclosure    Payoff     Initial                             Payoff   Penalty   Prepayment   Maturity      Property       Geographic
 Control #    Period     Balance            Type             Amount   Amount       Date        Date          Type          Location
----------------------   ----------------------------------------------------   ---------------------   ----------------------------

----------------------   ----------------------------------------------------   ---------------------   ----------------------------

                                                        ---------------------
                                      CURRENT

                                      CUMULATIVE
                                                        ---------------------

                                                                                                                       PAGE 18 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                          ABN AMRO ACCT:

                                      SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

----------------------   -------   -----------------------   -------------------------------------   -------------------------------
                          Loan             Balance                                    Remaining
Disclosure   Servicing   Status    -----------------------    Note     Maturity    ---------------         Property           Geo.
Control #    Xfer Date   Code(1)    Schedule      Actual      Rate       Date      Life                      Type           Location
----------------------   -------   -----------------------   -------------------------------------   -------------------------------

             ---------             -----------------------

----------------------   -------   -----------------------   -------------------------------------   -------------------------------

------------------------------------
                              NOI
   NOI           DSCR        Date
------------------------------------

Not Avail      Not Avail   Not Avail

--------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:     A. P&I Adv - in Grace     1. P&I Adv - delinquent     3. P&I Adv - delinquent   5. Non Performing Mat.   9. REO
                             Period                    1 month                     3+ months       Balloon

                B. P&I Adv - < one        2. P&I Adv - delinquent     4. Mat. Balloon/Assumed   7. Foreclosure
                             month                     2 months                     P&I
                             delinq
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 19 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                          ABN AMRO ACCT:

                            SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

-----------------------------------------------------   ----------------------------------------------------------------------------
    Disclosure                  Resolution
    Control #                    Strategy                                                 Comments
-----------------------------------------------------   ----------------------------------------------------------------------------

-----------------------------------------------------   ----------------------------------------------------------------------------

                                                                                                                       PAGE 20 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                          ABN AMRO ACCT:

                                                     MATURITY EXTENSION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

              LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
                 Number of Loans:                                                                        0
                 Stated Principal Balance outstanding:                                                0.00
                 Weighted Average Extension Period:                                                      0

              LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
                 Number of Loans:                                                                        0
                 Stated Principal Balance outstanding:                                                0.00
                 Weighted Average Extension Period:                                                      0

              LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
                 Number of Loans:                                                                        0
                 Cutoff Principal Balance:                                                            0.00
                 Weighted Average Extension Period:                                                      0

              LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
                 Number of Loans:                                                                        0
                 Cutoff Principal Balance:                                                            0.00
                 Weighted Average Extension Period:                                                      0

              LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
                 Number of Loans:                                                                        0
                 Cutoff Principal Balance:                                                            0.00

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 21 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:

                                                         RATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

    --------------------       ------------------------------------------       ------------------------------------------------
                                            ORIGINAL RATINGS                              RATING CHANGE/CHANGE DATE(1)

       CLASS     CUSIP           FITCH         MOODY'S              S&P          FITCH                MOODY'S               S&P
    --------------------       ------------------------------------------       ------------------------------------------------

    --------------------       ------------------------------------------       ------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 22 OF 23

[LOGO] LASALLE BANK                            LB COMMERCIAL MORTGAGE TRUST 2007-C3                       Statement Date: 06/29/2007
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:
                                                          SERIES 2007-C3                                  Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:     31-May-07

                                                           ABN AMRO ACCT:

                                                               LEGEND

------------------------------------------------------------------------------------------------------------------------------------

Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities
Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 23 OF 23

ANNEX E

CLASS A-AB TARGETED PRINCIPAL BALANCE

ANNEX E

CLASS A-AB TARGETED PRINCIPAL BALANCE

Distribution Date	Balance
August-07	21,700,000.00
September-07	21,700,000.00
October-07	21,700,000.00
November-07	21,700,000.00
December-07	21,700,000.00
January-08	21,700,000.00
February-08	21,700,000.00
March-08	21,700,000.00
April-08	21,700,000.00
May-08	21,700,000.00
June-08	21,700,000.00
July-08	21,700,000.00
August-08	21,700,000.00
September-08	21,700,000.00
October-08	21,700,000.00
November-08	21,700,000.00
December-08	21,700,000.00
January-09	21,700,000.00
February-09	21,700,000.00
March-09	21,700,000.00
April-09	21,700,000.00
May-09	21,700,000.00
June-09	21,700,000.00
July-09	21,700,000.00
August-09	21,700,000.00
September-09	21,700,000.00
October-09	21,700,000.00
November-09	21,700,000.00
December-09	21,700,000.00
January-10	21,700,000.00
February-10	21,700,000.00
March-10	21,700,000.00
April-10	21,700,000.00
May-10	21,700,000.00
June-10	21,700,000.00
July-10	21,700,000.00
August-10	21,700,000.00
September-10	21,700,000.00
October-10	21,700,000.00
November-10	21,700,000.00
December-10	21,700,000.00
January-11	21,700,000.00
February-11	21,700,000.00
March-11	21,700,000.00
April-11	21,700,000.00
May-11	21,700,000.00

ANNEX E

CLASS A-AB TARGETED PRINCIPAL BALANCE

Distribution Date	Balance
June-11	21,700,000.00
July-11	21,700,000.00
August-11	21,700,000.00
September-11	21,700,000.00
October-11	21,700,000.00
November-11	21,700,000.00
December-11	21,700,000.00
January-12	21,700,000.00
February-12	21,700,000.00
March-12	21,700,000.00
April-12	21,700,000.00
May-12	21,700,000.00
June-12	21,317,224.86
July-12	21,131,000.00
August-12	20,870,000.00
September-12	20,609,000.00
October-12	20,298,000.00
November-12	20,033,000.00
December-12	19,719,000.00
January-13	19,451,000.00
February-13	19,182,000.00
March-13	18,769,000.00
April-13	18,496,000.00
May-13	18,174,000.00
June-13	17,880,000.00
July-13	17,534,000.00
August-13	17,237,000.00
September-13	16,938,000.00
October-13	16,587,000.00
November-13	16,285,000.00
December-13	15,931,000.00
January-14	15,625,000.00
February-14	15,318,000.00
March-14	14,858,000.00
April-14	14,699,000.00
May-14	14,499,000.00
June-14	13,931,961.08
July-14	13,548,000.00
August-14	13,216,000.00
September-14	12,882,000.00
October-14	12,493,000.00
November-14	12,155,000.00
December-14	11,763,000.00
January-15	11,422,000.00
February-15	11,078,000.00
March-15	10,577,000.00

ANNEX E

CLASS A-AB TARGETED PRINCIPAL BALANCE

Distribution Date	Balance
April-15	10,229,000.00
May-15	9,827,000.00
June-15	9,475,000.00
July-15	9,070,000.00
August-15	8,695,000.00
September-15	8,318,000.00
October-15	7,883,000.00
November-15	7,502,000.00
December-15	7,063,000.00
January-16	6,678,000.00
February-16	6,290,000.00
March-16	5,790,000.00
April-16	5,398,000.00
May-16	4,949,000.00
June-16	4,552,000.00
July-16	4,099,000.00
August-16	3,698,000.00
September-16	3,295,000.00
October-16	2,835,000.00
November-16	2,428,000.00
December-16	1,964,000.00
January-17	1,551,000.00
February-17	1,137,000.00
March-17	558,000.00
April-17	—

ANNEX F

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered LB Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3, Class X, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-4B, Class A-1A, Class A-M, Class A-MB, Class A-J, Class B, Class C, Class D, Class E and Class F, will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under ‘‘U.S. Federal Income Tax Documentation Requirements’’ below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no ‘‘lock up’’ or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.    Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.    Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.    When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including July 11, 2007) to and excluding the settlement date, calculated on a 30/360 Basis.

Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including July 11, 2007) to and excluding the settlement date, calculated on a 30/360 Basis. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a ‘‘United States person’’ (a ‘‘U.S. person’’) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a ‘‘non-U.S. holder’’) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a ‘‘U.S. withholding agent’’) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.	from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)	if the intermediary is a ‘‘qualified intermediary’’ within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a ‘‘qualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a ‘‘nonqualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)	certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)	providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.	from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust is encouraged to consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an ‘‘exempt recipient’’ within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

Structured Asset Securities Corporation II,

the Depositor

Mortgage Pass-Through Certificates,
Issuable in Series

We are Structured Asset Securities Corporation II, the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See ‘‘Method of Distribution.’’

The Offered Certificates:	The Trust Assets:
The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will—

•have its own series designation, and

•consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. The offered certificates will represent interests only in the issuing entity. They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.	The assets of each issuing entity will include—

•mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

•mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

•some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements and/or currency exchange agreements.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters’ compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

You should carefully consider the risk factors beginning on page 18 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 12, 2007.

Page
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS	6
AVAILABLE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	18
The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable	18
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	20
The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks	25
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	42
Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	45
Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	45
Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	45
Changes in Pool Composition Will Change the Nature of Your Investment	45
The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery	46
Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates	47
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	47
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	49
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property	49
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	50
Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	51
Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights	52
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable	52
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	53
World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates	53
Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses	54
Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property	54

Page
Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results	55
Compliance with the Americans with Disabilities Act of 1990 May Be Expensive	55
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	55
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	55
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	56
Potential Conflicts of Interest Can Affect a Person’s Performance	57
Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties	58
With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests	58
Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans	59
Limited Information Causes Uncertainty	59
The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets	59
Problems with Book-Entry Registration	59
Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	59
The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally	60
Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series	60
Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates	61
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	61
The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series	61
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	62
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets	62
CAPITALIZED TERMS USED IN THIS PROSPECTUS	62
THE TRUST FUND	63
Description of the Trust Assets	63
Mortgage Loans	63
Mortgage-Backed Securities	67
Substitution, Acquisition and Removal of Mortgage Assets	67
Cash, Accounts and Permitted Investments	69
Credit Support	69
Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection	70

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED
IN THIS PROSPECTUS

When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-141638. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

SUMMARY OF PROSPECTUS

This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

The Depositor	We are Structured Asset Securities Corporation II, the depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal offices are located at 745 Seventh Avenue, New York, New York 10019. Our main telephone number is 212-526-7000. We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity. See ‘‘Transaction Participants—The Depositor.’’

The Sponsor	Lehman Brothers Holdings Inc., which is our affiliate, will be a sponsor with respect to each securitization transaction involving the issuance of a series of offered certificates, unless otherwise specified in the prospectus supplement. If and to the extent there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See ‘‘Transaction Participants—The Sponsor.’’

The Issuing Entity	The issuing entity with respect to each series of offered certificates will be a statutory trust or common law trust created at our direction. Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued. See ‘‘Transaction Participants—The Issuing Entity.’’

The Originators	Some or all of the mortgage loans backing a series of offered certificates may be originated by Lehman Brothers Holdings Inc. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See ‘‘Transaction Participants —The Originators’’ and ‘‘Transaction Participants—The Sponsor.’’ We will identify in the prospectus supplement for each series of offered certificates any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

The Securities Being Offered	The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See ‘‘Rating.’’

•	Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates May Be Issued with Other Certificates	We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under ‘‘—The Securities Being Offered’’ above.

The Governing Documents	In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things—

•	the issuance of each series of offered certificates,

•	the creation of and transfer of assets to the issuing entity, and

•	the servicing and administration of those assets.

•	The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

•	If the trust assets for a series of offered certificates include mortgage loans, the parties to the applicable governing document(s) will also include—

•	one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

•	one or more special servicers that will generally be responsible for servicing and administering (a) those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect, including the performance of work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

•	The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

•	If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the applicable governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

•	Compensation arrangements for a trustee, master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction. In general, that compensation will be payable out of the related trust assets.

•	In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. See ‘‘Description of the Governing Documents.’’

•	Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties under the applicable governing document(s) through one or more sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services 10% or more of the related mortgage assets, by balance.

Characteristics of the Mortgage Assets	The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

•	rental or cooperatively-owned buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

•	office buildings;

•	hospitality properties;

•	casino properties;

•	health care-related facilities;

•	industrial facilities;

•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and/or

•	unimproved land.

•	The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans—

•	may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	may provide for no accrual of interest;

•	may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

•	may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance;

•	may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

•	Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

•	Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

•	The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage participation, mortgage pass-through certificate, collateralized mortgage obligation or other mortgage-backed security among the trust assets with respect to any series of offered certificates unless—

•	the security has been registered under the Securities Act of 1933, as amended, or

•	we would be free to publicly resell the security without registration.

•	In addition to the asset classes described above in this ‘‘—Characteristics of the Mortgage Assets’’ subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

•	We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

•	The trust assets with respect to a series of offered certificates will also include cash, including in the form of initial deposits and collections on the related mortgage assets and other related trust assets, bank accounts, permitted investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real property and other collateral for defaulted mortgage loans.

•	See ‘‘The Trust Fund.’’

Substitution, Acquisition and Removal of Mortgage Assets	We will generally acquire the mortgage assets to be included in our trusts from Lehman Brothers Holdings Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

•	In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days—or such other period as may be specified in the related prospectus supplement —following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

•	If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

•	cash that would be applied to pay down the principal balances of certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—

•	1. conform to the description of mortgage assets in this prospectus, and

•	2. satisfy the criteria set forth in the related prospectus supplement.

•	In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

•	Further, if so specified under circumstances described in the related prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

•	If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

•	No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

Characteristics of the Offered Certificates	As more particularly described under ‘‘Description of the Certificates—General’’ and ‘‘—Payments on the Certificates,’’ an offered certificate may entitle the holder to receive:

•	payments of interest;

•	payments of principal;

•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or any other specific items or amounts received on the related mortgage assets; and/or

•	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series.

•	Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

•	A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

•	Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

•	We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

•	See ‘‘Description of the Certificates.’’

Credit Support and Reinvestment, Interest Rate and Currency Related Protection for the Offered Certificates	Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets by overcollateralization and/or excess cash flow or through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

•	The trust assets with respect to any series of offered certificates may also include any of the following agreements:

•	guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

•	interest rate exchange agreements, interest rate cap agreements and interest rate floor agreements; and

•	currency exchange agreements.

•	We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

•	See ‘‘Risk Factors,’’ ‘‘The Trust Fund’’ and ‘‘Description of Credit Support.’’

Advances with Respect to the Mortgage Assets	If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

•	delinquent scheduled payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

•	Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See ‘‘Description of the Governing Documents—Advances.’’

•	If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional or Mandatory Redemption or Termination	We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell—

•	all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

•	that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

•	See ‘‘Description of the Certificates—Termination and Redemption.’’

Federal Income Tax Consequences	Any class of offered certificates will constitute or evidence ownership of:

•	regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

•	interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986.

•	See ‘‘Federal Income Tax Consequences.’’

ERISA Considerations	If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986. See ‘‘ERISA Considerations.’’

Legal Investment	If your investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See ‘‘Legal Investment.’’

RISK FACTORS

You should consider the following factors, as well as the factors set forth under ‘‘Risk Factors’’ in the related prospectus supplement, in deciding whether to purchase offered certificates.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates.    Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

•	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

•	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates.    Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

•	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

•	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.    Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

•	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

•	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.    If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable.    The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ below.

There Is an Increased Risk of Default Associated with Balloon Payments.    Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

•	the fair market value and condition of the underlying real property;

•	the level of interest rates;

•	the borrower’s equity in the underlying real property;

•	the borrower’s financial condition;

•	occupancy levels at or near the time of refinancing;

•	the operating history of the underlying real property;

•	changes in zoning and tax laws;

•	changes in competition in the relevant geographic area;

•	changes in rental rates in the relevant area;

•	changes in governmental regulation and fiscal policy;

•	prevailing general and regional economic conditions;

•	the state of the fixed income and mortgage markets; and

•	the availability of credit for multifamily rental or commercial properties.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.    You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. If the income generated by a real property were to decline as a result of the poor economic performance of that property, and as a result the property could not support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

•	the sufficiency of the net operating income of the applicable real property;

•	the market value of the applicable real property at or prior to maturity; and

•	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

•	the successful operation and value of the related mortgaged property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.    The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

•	the location, age, functionality, design and construction quality of the subject property;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	the characteristics of the neighborhood where the property is located;

•	the degree to which the subject property competes with other properties in the area;

•	the proximity and attractiveness of competing properties;

•	the existence and construction of competing properties;

•	the adequacy of the property’s management and maintenance;

•	tenant mix and concentration;

•	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

•	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

•	demographic factors;

•	customer confidence, tastes and preferences;

•	retroactive changes in building codes and other applicable laws;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

•	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

•	an increase in interest rates, real estate taxes and other operating expenses;

•	an increase in the capital expenditures needed to maintain the property or make improvements;

•	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

•	an increase in vacancy rates;

•	a decline in rental rates as leases are renewed or replaced;

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

•	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	the rental rates at which leases are renewed or replaced;

•	the percentage of total property expenses in relation to revenue;

•	the ratio of fixed operating expenses to those that vary with revenues; and

•	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.    Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

•	to pay for maintenance and other operating expenses associated with the property;

•	to fund repairs, replacements and capital improvements at the property; and

•	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

•	a general inability to lease space;

•	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

•	an increase in tenant payment defaults or any other inability to collect rental payments;

•	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

•	an increase in the capital expenditures needed to maintain the property or to make improvements;

•	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

•	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.    In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

•	the business operated by the tenants;

•	the creditworthiness of the tenants; and

•	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.    The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

•	the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

•	an amount, not to exceed three years’ rent, equal to the greater of one year’s rent and 15% of the remaining reserved rent.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.    The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, could be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.    Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

•	changes in interest rates;

•	the availability of refinancing sources;

•	changes in governmental regulations, licensing or fiscal policy;

•	changes in zoning or tax laws; and

•	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.    The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

•	operating the property and providing building services;

•	managing operating expenses; and

•	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

•	maintain or improve occupancy rates, business and cash flow,

•	reduce operating and repair costs, and

•	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Maintaining a Property in Good Condition Is Expensive.    The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.    Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

•	rental rates;

•	location;

•	type of business or services and amenities offered; and

•	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

•	offers lower rents;

•	has lower operating costs;

•	offers a more favorable location; or

•	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts.    Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property. See, for example, ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ below. Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks

General.    The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which

There is No Assurance’’ above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

Multifamily Rental Properties.

Factors affecting the value and operation of a multifamily rental property include:

•	the physical attributes of the property, such as its age, appearance, amenities and construction quality in relation to competing buildings;

•	the types of services or amenities offered at the property;

•	the location of the property;

•	distance from employment centers and shopping areas;

•	the characteristics of the surrounding neighborhood, which may change over time;

•	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

•	the ability of management to provide adequate maintenance and insurance;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

•	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

•	the ability of management to respond to competition;

•	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

•	in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

•	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

•	local factory or other large employer closings;

•	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

•	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

•	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

•	the extent to which increases in operating costs may be passed through to tenants; and

•	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may—

•	require written leases;

•	require good cause for eviction;

•	require disclosure of fees;

•	prohibit unreasonable rules;

•	prohibit retaliatory evictions;

•	prohibit restrictions on a resident’s choice of unit vendors;

•	limit the bases on which a landlord may increase rent; or

•	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Cooperatively-Owned Apartment Buildings.    Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

•	mortgage loan payments,

•	real property taxes,

•	maintenance expenses, and

•	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

•	maintenance payments from the tenant/shareholders, and

•	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include—

•	the failure of the corporation to qualify for favorable tax treatment as a ‘‘cooperative housing corporation’’ each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

•	the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation’s board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

Retail Properties.    The term ‘‘retail property’’ encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

•	shopping centers,

•	factory outlet centers,

•	malls,

•	automotive sales and service centers,

•	consumer oriented businesses,

•	department stores,

•	grocery stores,

•	convenience stores,

•	specialty shops,

•	gas stations,

•	movie theaters,

•	fitness centers,

•	bowling alleys,

•	salons, and

•	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

•	the strength, stability, number and quality of the tenants;

•	tenants’ sales;

•	tenant mix;

•	whether the property is in a desirable location;

•	the physical condition and amenities of the building in relation to competing buildings;

•	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

•	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

•	lower rents,

•	grant a potential tenant a free rent or reduced rent period,

•	improve the condition of the property generally, or

•	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

•	competition from other retail properties;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	perceptions regarding the safety of the surrounding area;

•	demographics of the surrounding area;

•	the strength and stability of the local, regional and national economies;

•	traffic patterns and access to major thoroughfares;

•	the visibility of the property;

•	availability of parking;

•	the particular mixture of the goods and services offered at the property;

•	customer tastes, preferences and spending patterns; and

•	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

•	an anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s lease;

•	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

•	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

•	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	home shopping networks and programs;

•	internet web sites and electronic media shopping; and

•	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties.    Factors affecting the value and operation of an office property include:

•	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

•	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

•	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

•	the location of the property with respect to the central business district or population centers;

•	demographic trends within the metropolitan area to move away from or towards the central business district;

•	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

•	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

•	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

•	the quality and philosophy of building management;

•	access to mass transportation;

•	accessibility from surrounding highways/streets;

•	changes in zoning laws; and

•	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

•	rental rates;

•	the building’s age, condition and design, including floor sizes and layout;

•	access to public transportation and availability of parking; and

•	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

•	the cost and quality of labor;

•	tax incentives; and

•	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties.    Hospitality properties may involve different types of hotels and motels, including:

•	full service hotels;

•	resort hotels with many amenities;

•	limited service hotels;

•	hotels and motels associated with national or regional franchise chains;

•	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

•	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

•	the location of the property and its proximity to major population centers or attractions;

•	the seasonal nature of business at the property;

•	the level of room rates relative to those charged by competitors;

•	quality and perception of the franchise affiliation;

•	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

•	the existence or construction of competing hospitality properties;

•	nature and quality of the services and facilities;

•	financial strength and capabilities of the owner and operator;

•	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

•	increases in operating costs, which may not be offset by increased room rates;

•	the property’s dependence on business and commercial travelers and tourism;

•	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

•	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

•	the continued existence and financial strength of the franchisor;

•	the public perception of the franchise service mark; and

•	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Casino Properties.    Factors affecting the economic performance of a casino property include:

•	location, including proximity to or easy access from major population centers;

•	appearance;

•	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

•	the existence or construction of competing casinos;

•	dependence on tourism; and

•	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

•	providing alternate forms of entertainment, such as performers and sporting events, and

•	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties.    Health care-related properties include:

•	hospitals;

•	medical offices;

•	skilled nursing facilities;

•	nursing homes;

•	congregate care facilities; and

•	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

•	statutory and regulatory changes;

•	retroactive rate adjustments;

•	administrative rulings;

•	policy interpretations;

•	delays by fiscal intermediaries; and

•	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are also subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

•	federal and state licensing requirements;

•	facility inspections;

•	rate setting;

•	disruptions in payments;

•	reimbursement policies;

•	audits, which may result in recoupment of payments made or withholding of payments due;

•	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

•	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or ‘‘granny cams’’, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

•	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider agreements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

The Deficit Reduction Act of 2006 (‘‘DRA’’) is expected to increase government anti-fraud efforts. Among other things, the DRA requires organizations, such as nursing facilities and assisted living facilities, that receive $5 million or more in Medicaid payments to train their work forces on the federal false claims act and its whistle blower provisions by January 1, 2007. The statute also encourages states to pass their own false claims laws by giving states a larger share of the money recovered from false claims cases. The effect of the DRA may be to create more whistle blowers and give rise to more false claims act prosecutions. There can be no assurance that government officials responsible for false claims act enforcement will not assert that one or more of a borrower’s arrangements, practices, nursing facilities, or assisted living facilities are in violation of such laws.

Each state also has a Medicaid Fraud Control Unit (‘‘MFCU’’), which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are MFCU and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Industrial Properties.    Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

•	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

•	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

•	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Warehouse, Mini-Warehouse and Self-Storage Facilities.    Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

•	building design,

•	location and visibility,

•	tenant privacy,

•	efficient access to the property,

•	proximity to potential users, including apartment complexes or commercial users,

•	services provided at the property, such as security,

•	age and appearance of the improvements, and

•	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

Restaurants and Taverns.    Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

•	competition from facilities having businesses similar to a particular restaurant or tavern;

•	perceptions by prospective customers of safety, convenience, services and attractiveness;

•	the cost, quality and availability of food and beverage products;

•	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

•	changes in demographics, consumer habits and traffic patterns;

•	the ability to provide or contract for capable management; and

•	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

•	market segment,

•	product,

•	price,

•	value,

•	quality,

•	service,

•	convenience,

•	location, and

•	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

•	lower operating costs,

•	more favorable locations,

•	more effective marketing,

•	more efficient operations, or

•	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

•	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

•	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

•	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks.    Manufactured housing communities and mobile home parks consist of land that is divided into ‘‘spaces’’ or ‘‘home sites’’ that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the number of comparable competing properties in the local market;

•	the age, appearance, condition and reputation of the property;

•	the quality of management; and

•	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

•	multifamily rental properties,

•	cooperatively-owned apartment buildings,

•	condominium complexes, and

•	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Recreational and Resort Properties.    Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

•	the location and appearance of the property;

•	the appeal of the recreational activities offered;

•	the existence or construction of competing properties, whether or not they offer the same activities;

•	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

•	geographic location and dependence on tourism;

•	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

•	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

•	sensitivity to weather and climate changes; and

•	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Arenas and Stadiums.    The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

•	sporting events;

•	musical events;

•	theatrical events;

•	animal shows; and/or

•	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

•	the appeal of the particular event;

•	the cost of admission;

•	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

•	perceptions by prospective patrons of the safety of the surrounding area; and

•	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

Churches and Other Religious Facilities.    Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Parking Lots and Garages.    The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land.    The value of unimproved land is largely a function of its potential use. This may depend on—

•	its location,

•	its size,

•	the surrounding neighborhood, and

•	local zoning laws.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

•	the successful operation of the property, and

•	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

•	make the loan payments on the related mortgage loan,

•	cover operating expenses, and

•	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

•	some health care-related facilities,

•	hotels and motels,

•	recreational vehicle parks, and

•	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

•	warehouses,

•	retail stores,

•	office buildings, and

•	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

•	increases in energy costs and labor costs;

•	increases in interest rates and real estate tax rates; and

•	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

•	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

•	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

•	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

•	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

•	the income capitalization method, which takes into account the property’s projected net cash flow; or

•	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

•	it is often difficult to find truly comparable properties that have recently been sold;

•	the replacement cost of a property may have little to do with its current market value; and

•	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ above.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

•	the operation of all of the related real properties, and

•	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

•	any adverse economic developments that occur in the locale, state or region where the properties are located;

•	changes in the real estate market where the properties are located;

•	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

•	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery

Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own or have previously owned other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

•    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

•    individuals that have personal liabilities unrelated to the property.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See ‘‘—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ below and ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower’s assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

•	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

•	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

•	that the results of the environmental testing were accurately evaluated in all cases;

•	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

•	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

•	tenants at the property, such as gasoline stations or dry cleaners, or

•	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an ‘‘owner’’ or ‘‘operator’’ of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

•	agents or employees of the lender are deemed to have participated in the management of the borrower, or

•	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

•	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

•	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the offered certificates will be secured by—

•	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

•	the related voting rights in the owners’ association for the subject building, development or project.

Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant’s lender may not be able to succeed to the tenant’s position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant’s obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.    It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

•	the bankrupt party—

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

•	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges.    Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

Due-on-Sale and Debt Acceleration Clauses.    Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

•	the related real property, or

•	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

•	the default is deemed to be immaterial,

•	the exercise of those remedies would be inequitable or unjust, or

•	the circumstances would render the acceleration unconscionable.

Assignments of Leases.    Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. See ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

Defeasance.    A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which ‘‘one action,’’ ‘‘security first’’ and/or ‘‘anti-deficiency’’ rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional—and perhaps significant additional—delay and expense in foreclosing on the underlying real properties located in states affected by ‘‘one action,’’ ‘‘security first’’ or ‘‘anti-deficiency’’ rules. See ‘‘Legal Aspects of Mortgage Loans—Foreclosure—One Action and Security First Rules’’ and ‘‘—Foreclosure—Anti-Deficiency Legislation’’.

Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights

With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt. In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans —not included in the related trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’

Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

The existence of any additional secured indebtedness may adversely affect the related borrower’s financial viability and/or the subject trust’s security interest in the related real property collateral. For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See ‘‘Legal Aspects of Mortgage Loans—Subordinate Financing.’’

In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

•	grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of the payment terms of the subject underlying mortgage loan; and/or

•	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

See also ‘‘—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests’’ below.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable

One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust—directly or through an applicable servicer—will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

•	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of payment terms of the subject underlying mortgage loan; and/or

•	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates

The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

•	war,

•	riot, strike and civil commotion,

•	terrorism,

•	nuclear, biological or chemical materials,

•	revolution,

•	governmental actions,

•	floods and other water-related causes,

•	earth movement, including earthquakes, landslides and mudflows,

•	wet or dry rot,

•	mold,

•	vermin, and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that legal proceedings may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

•	breach of contract involving a tenant, a supplier or other party;

•	negligence resulting in a personal injury, or

•	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

•	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

•	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received.    If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See ‘‘Federal Income Tax Consequences —REMICs.’’

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986.    A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

•	generally will not be reduced by losses from other activities,

•	for a tax-exempt holder, will be treated as unrelated business taxable income, and

•	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates.    The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

•	individuals,

•	estates,

•	trusts beneficially owned by any individual or estate, and

•	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—

•	a foreign person under the Internal Revenue Code of 1986, or

•	a U.S. person that is classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. persons, or

•	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this ‘‘—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences’’ section.

See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.’’

Potential Conflicts of Interest Can Affect a Person’s Performance

A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties

In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

•	the real properties may be managed by property managers that are affiliated with the related borrowers;

•	the property managers also may manage additional properties, including properties that may compete with those real properties; or

•	affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests

One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans—not included in the related trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’ Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer—without cause—with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination—or, if applicable, any representative, designee or assignee thereof with respect to the particular right—that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests. See ‘‘Description of the Governing Documents—Servicing Mortgage Loans That Are Part of a Loan Combination.’’

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Limited Information Causes Uncertainty

Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

Problems with Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result—

•	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

•	you may have only limited access to information regarding your offered certificates;

•	you may suffer delays in the receipt of payments on your offered certificates; and

•	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates.’’

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

•	legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

•	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series

If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the certificates of the same series,

•	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the related trust.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The Amount of Credit Support Will Be Limited.    The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See ‘‘Description of the Certificates—Allocation of Losses and Shortfalls’’ and ‘‘Description of Credit Support.’’ If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses.    The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others.    If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series

The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable. Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

The certificateholders and/or certificate owners possessing—directly or through representatives—the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series. You should expect that those certificateholders and/or certificate owners—directly or through representatives—will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the ‘‘Glossary’’ attached to this prospectus.

THE TRUST FUND

Description of the Trust Assets

The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

•	various types of multifamily and/or commercial mortgage loans;

•	mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

•	a combination of mortgage loans and mortgage-backed securities of the types described above.

In addition to the asset classes described above in this ‘‘Description of the Trust Assets’’ section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

Mortgage Loans

General.    Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

•	rental or cooperatively-owned buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

•	retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

•	office properties;

•	hospitality properties, such as hotels, motels and other lodging facilities;

•	casino properties;

•	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

•	industrial properties;

•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and

•	unimproved land.

The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth above under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include—

•	a fee interest or estate, which consists of ownership of the property for an indefinite period,

•	an estate for years, which consists of ownership of the property for a specified period of years,

•	a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

•	shares in a cooperative corporation which owns the property, or

•	any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Junior Mortgage Loans.    If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied—

•	first, to the payment of court costs and fees in connection with the foreclosure,

•	second, to the payment of real estate taxes, and

•	third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

Delinquent Mortgage Loans.    If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement—

•	the period of the delinquency,

•	any forbearance arrangement then in effect,

•	the condition of the related real property, and

•	the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

Payment Provisions of the Mortgage Loans.    Each of the mortgage loans included in one of our trusts will have the following features:

•	an original term to maturity of not more than approximately 40 years; and

•	scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

A mortgage loan included in one of our trusts may also include terms that:

•	provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	provide for no accrual of interest;

•	provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

•	be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	permit the negative amortization or deferral of accrued interest;

•	permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

•	prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Mortgage Loan Information in Prospectus Supplements.    We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

•	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

•	the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

•	if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

•	information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

•	debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

•	the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide—

•	more general information in the related prospectus supplement, and

•	specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Loan Combinations.    Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. ‘‘Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.’’

Real Property and Other Collateral.    Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

Mortgage-Backed Securities

The mortgage-backed securities underlying a series of offered certificates may include:

•	mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

•	certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

Each mortgage-backed security included in one of our trusts—

•	will have been registered under the Securities Act, or

•	will be exempt from the registration requirements of that Act, or

•	will have been held for at least the holding period specified in Rule 144(k) under that Act, or

•	may otherwise be resold by us publicly without registration under that Act.

We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

•	the initial and outstanding principal amount(s) and type of the securities;

•	the original and remaining term(s) to stated maturity of the securities;

•	the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

•	the payment characteristics of the securities;

•	the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

•	a description of the related credit support, if any;

•	the type of mortgage loans underlying the securities;

•	the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

•	the terms and conditions for substituting mortgage loans backing the securities; and

•	the characteristics of any agreements or instruments providing interest rate protection to the securities.

With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Substitution, Acquisition and Removal of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from Lehman Brothers Holdings Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days—or such other period as may be specified in the related prospectus supplement—following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

•	the term or duration of the prefunding period;

•	the amount of proceeds to be deposited in the related prefunding account and the percentage of the mortgage asset pool represented by those proceeds; and

•	any limitation on the ability to add pool assets.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

•	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement. In some cases, those purchase options may be assignable or exercisable by a specified designee.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

See also ‘‘Description of the Certificates—Termination and Redemption.’’

Cash, Accounts and Permitted Investments

The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments. In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

Credit Support

The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

•	overcollateralization and/or excess cash flow;

•	the subordination of one or more other classes of certificates of the same series;

•	a letter of credit;

•	a surety bond;

•	an insurance policy;

•	a guarantee; and/or

•	a reserve fund.

In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection

The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested. For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

Trust assets may also include:

•	interest rate exchange agreements;

•	interest rate cap agreements;

•	interest rate floor agreements; or

•	currency exchange agreements.

In the related prospectus supplement, we will describe and identify any obligor under, any of the agreements described in the preceding four bullets designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates.

TRANSACTION PARTICIPANTS

The Sponsor

General Character of the Sponsor’s Business.    Unless otherwise specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as the sole sponsor or a co-sponsor of the trust fund. Any other entity which acts as sponsor or co-sponsor with Lehman Brothers Holdings Inc. will be described in the prospectus supplement.

Lehman Brothers Holdings Inc., a Delaware corporation (‘‘Lehman Holdings’’), together with its subsidiaries and affiliates, are collectively referred to in this ‘‘—The Sponsor’’ section as ‘‘Lehman Brothers.’’ Lehman Brothers, through predecessor entities, was founded in 1850. Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

Lehman Brothers provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in New York, regional headquarters in London and Tokyo, and offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

Lehman Brothers operates in the three business segments described below in this ‘‘—General Character of the Sponsor’s Business’’ section, which include investment banking, capital markets and investment management.

Investment Banking.    The investment banking business segment of Lehman Brothers is made up of ‘‘advisory services’’ and ‘‘global finance’’ activities that serve Lehman Brothers’ corporate and government clients. The investment banking segment is organized into several global industry groups, which consist of communications, consumer/retailing, financial institutions, financial sponsors, healthcare, industrial, media, natural resources, power, real estate and technology, each of which include bankers with industry specific knowledge and expertise geared to meeting clients’ objectives. Specialized product groups within ‘‘advisory services’’ include mergers and acquisitions and restructuring. ‘‘Global finance’’ includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

Capital Markets.

General.    The capital markets business segment includes institutional customer-flow activities, prime brokerage, research, and secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a global market-maker in numerous equity and fixed income products including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume, and Lehman Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers’ equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers’ inventory of equity and fixed income products. The capital markets segment also includes proprietary activities as well as investing in real estate and private equity.

Mortgage- and Asset-Backed Securities.    Lehman Brothers is an underwriter of and market-maker in residential and commercial mortgage-and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products. It is also active in the global market for residential and commercial mortgages (including multi-family financing) and leases. Lehman Brothers originates commercial and residential mortgage loans through Lehman Holdings and Lehman Brothers Bank, FSB, and other subsidiaries in the U.S., Europe and Asia. Lehman Brothers Bank, FSB offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers. Lehman Brothers Bank, FSB is a major part of Lehman Brothers’ institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.

Investment Management.    The investment management business segment consists of Lehman Brothers’ global ‘‘private investment management’’ and ‘‘asset management’’ businesses. Private investment management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses, leveraging all the resources of Lehman Brothers. Asset management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions. It includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman Brothers’ Private Equity business.

The Sponsor’s Securitization Program.    Lehman Holdings, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. Lehman Holdings has been engaged in the securitization of assets since 1987 and in the securitization of commercial mortgage loans since 1991.

Lehman Holdings and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad. Lehman Holdings and its affiliates have been engaged in the origination of commercial mortgage loans since 1994. The multifamily and commercial mortgage loans originated and securitized by Lehman Holdings and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by Lehman Holdings and its affiliates have been originated, directly or through correspondents, by Lehman Holdings or an affiliate.

In addition, in the normal course of its securitization program, Lehman Holdings and its affiliates, including Lehman Bank, FSB, may also acquire multifamily and commercial mortgage assets from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

Lehman Holdings and its affiliates may also originate mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by Lehman Holdings, and Lehman Holdings or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In connection with its commercial mortgage securitization transactions, Lehman Holdings or an affiliate generally transfers the mortgage assets to the depositor, who then transfers such assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Lehman Holdings and its affiliates also work with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction. Lehman Holdings will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions. With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither

Lehman Holdings nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations. Instead, Lehman Holdings and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans on its behalf.

If and to the extent that we agree under the applicable governing document to deliver certain mortgage loan documents to the trustee or the applicable servicer or to effect certain filings of and/or certain recordations of mortgage loan documents or assignments thereof, Lehman Holdings. or, in some cases, an affiliate, will have a corresponding obligation to deliver those mortgage loan documents to the trustee or the applicable servicer and to effect such filings of and/or recordations of such mortgage loan documents or assignments, generally pursuant to a mortgage loan purchase agreement between us and one or more Lehman Holdings entities. See ‘‘Description of the Governing Documents—Assignment of Mortgage Assets.’’

If and to the extent that we make representations and warranties to the trustee regarding any one or more of the mortgage assets included in a commercial mortgage securitization, generally pursuant to the applicable governing document, Lehman Holdings or, in some cases, an affiliate will make corresponding representations and warranties to us regarding those mortgage assets, generally pursuant to a mortgage loan purchase agreement between us and Lehman Holdings and/or an affiliate thereof. See ‘‘Description of the Governing Documents—Representations and Warranties with Respect to Mortgage Assets.’’

If it is later determined that any mortgage asset contributed by Lehman Holdings or an affiliate thereof fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, and if we are required to repurchase such mortgage asset from the trustee, cure the subject breach, defect or omission or pay a loss of value amount with respect to the subject defect, breach or omission, then Lehman Holdings or such affiliate will generally have a corresponding obligation to repurchase such mortgage asset from us, cure the subject breach, defect or omission or pay a loss of value amount with respect to the subject defect, breach or omission, as the case may be.

Underwriting Standards.

General.    Set forth below is a discussion of certain general underwriting guidelines of Lehman Holdings with respect to multifamily and commercial mortgage loans originated by Lehman Holdings. In the case of a multifamily or commercial mortgage loan originated by Lehman Holdings through a correspondent, that correspondent generally collects certain relevant information for analysis by Lehman Holdings, and assists in the origination of the subject mortgage loan on documents approved by Lehman Holdings. The underwriting guidelines described below generally do not apply to multifamily and commercial mortgage loans acquired by Lehman Holdings or its affiliates from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Underwriting Standards’’ section.

Loan Analysis.    Lehman Holdings credit underwriting is generally performed by Lehman Holdings risk-management employees. Lehman Holdings performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower includes a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities, although exceptions are made, particularly with respect to mortgage loans that are in the amount of $15,000,000 or less. The collateral analysis includes an analysis, in each case to the extent available, of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. With respect to certain large balance mortgage loans or investment grade rated mortgage loans, historical cash flow verification may be performed by staff of a ‘‘big four’’ accounting firm and reviewed by Lehman Holdings’ underwriting staff. Depending on the type of real property collateral involved and other relevant circumstances, Lehman Holdings’ underwriting staff and/or legal counsel will review leases of significant tenants. Lehman Holdings also performs a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. Lehman Holdings generally requires third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a Lehman Holdings staff member and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Lehman Holdings must be approved by one or more—depending on loan size—specified officers of Lehman Holdings. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Lehman Holdings will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan. The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property collateral for a 12-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Lehman Holdings may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Although frequently the debt service coverage ratio for multifamily and commercial mortgage loans originated by Lehman Holdings, calculated as described above, is not below 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below), exceptions are made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, Lehman Holdings may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, amortization features of the subject mortgage loan, the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Lehman Holdings’ judgment of improved property performance in the future and/or other relevant factors.

We expect to provide in the related prospectus supplement debt service coverage ratios for most mortgage loans backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

Loan-to-Value Ratio.    Lehman Holdings also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Although frequently the loan-to-value ratio for multifamily and commercial mortgage loans originated by Lehman Holdings, calculated as described above, is not above 80% (subject to the discussion under ‘‘—Additional Debt’’ below), exceptions are made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, Lehman Holdings may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, amortization features of the subject mortgage loan, the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Lehman Holdings’ judgment of improved property performance in the future and/or other relevant factors.

We expect to provide in the related prospectus supplement loan-to-value ratios for most mortgage loans backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Lehman Holdings will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Lehman Holdings or an affiliate will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Lehman Holdings will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Lehman Holdings may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals.    Lehman Holdings will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, Lehman Holdings will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Lehman Holdings may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Lehman Holdings will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Lehman Holdings may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Lehman Holdings might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Lehman Holdings or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, Lehman Holdings may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

Engineering Assessment.    In connection with the origination process, Lehman Holdings will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Lehman Holdings will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, Lehman Holdings may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Lehman Holdings may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Lehman Holdings will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Lehman Holdings will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Lehman Holdings to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Lehman Holdings’ judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, Lehman Holdings may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. Lehman Holdings conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Lehman Holdings. Furthermore, Lehman Holdings may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a parent guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—The Sponsor—Underwriting Standards’’ section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, Lehman Holding’s underwriting guidelines. In addition, in some cases, Lehman Holding’s and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

The Depositor

We are Structured Asset Securities Corporation II, the depositor with respect to each series of certificates offered by this prospectus. We were incorporated in the state of Delaware on October 25, 2002. We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. Our principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

We were organized, among other things, for the purposes of:

•	acquiring, holding, transferring and assigning mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

•	acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

•	forming pools of mortgage loans and mortgage-backed securities; and

•	acting as depositor of one or more trusts formed to issue, sell and deliver bonds, certificates of interest or other evidences of indebtedness that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

•	doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

Since our incorporation in 2002, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. We generally acquire the commercial and multifamily mortgage loans from Lehman Holdings or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

After the issuance of a series of offered certificates, we may be required, to the extent specified in the related governing document, to perform certain actions on a continual basis, including but not limited to:

•	with respect to any mortgage loans contributed by Lehman Holdings or another of our affiliates, the delivery of mortgage loan documents and certain assignments thereof to the trustee and/or the master servicer, as described under ‘‘Description of the Governing Documents—Assignment of the Mortgage Assets;’’

•	with respect to any mortgage loans contributed by Lehman Holdings or another of our affiliates, upon the discovery of a material breach of any representation or warranty made by us, or a material defect or omission with respect to certain specified mortgage loan documents delivered by us, if that breach, defect or omission is material and adverse in accordance with a standard set forth in the related prospectus supplement, to effect a remedy for that breach or defect, which may include, at our option, making a partial loss of value payment to the trust, effecting a partial cure, repurchasing such mortgage loan out of the trust or substituting another qualifying mortgage loan, as further described in the related prospectus supplement;

•	to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

•	to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related governing document;

•	to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related governing document;

•	to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related governing document; and

•	to terminate at any time the agency of any tax administrator and to appoint a successor tax administrator upon such termination or upon the resignation of the tax administrator.

Generally, however, it is expected that the functions and/or duties set out under this ‘‘—The Depositor’’ section will be performed by our agents or affiliates.

The Issuing Entity

The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued. Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of New York or another jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus. Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

The Originators

Some or all of the mortgage loans included in one of our trusts may be originated by Lehman Brothers Holdings Inc. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See ‘‘Transaction Participants—The Sponsor.’’ We will identify in the related prospectus supplement for each series of offered certificates any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

DESCRIPTION OF THE GOVERNING DOCUMENTS

General

The ‘‘Governing Document’’ for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under ‘‘Transaction Participants—The Depositor.’’

Assignment of Mortgage Assets

At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

•	in the case of a mortgage loan—

1.	the address of the related real property,

2.	the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

3.	the remaining term to maturity,

4.	if the mortgage loan is a balloon loan, the remaining amortization term, and

5.	the outstanding principal balance; and

•	in the case of a mortgage-backed security—

1.	the outstanding principal balance, and

2.	the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets

If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

•	the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

•	the warranting party’s title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

•	in the case of a mortgage loan—

1.	the enforceability of the related mortgage note and mortgage,

2.	the existence of title insurance insuring the lien priority of the related mortgage, and

3.	the payment status of the mortgage loan.

We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

•	maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

•	ensuring that the related properties are properly insured;

•	attempting to collect delinquent payments;

•	supervising foreclosures;

•	negotiating modifications;

•	responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

•	protecting the interests of certificateholders with respect to senior lienholders;

•	conducting inspections of the related real properties on a periodic or other basis;

•	collecting and evaluating financial statements for the related real properties;

•	managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

•	maintaining servicing records relating to mortgage loans in the trust.

We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent with respect to a specified number of scheduled payments;

•	mortgage loans as to which there is a material non-monetary default;

•	mortgage loans as to which the related borrower has—

1.	entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

2.	become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

•	real properties acquired as part of the trust with respect to defaulted mortgage loans.

The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

A borrower’s failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can—

•	make the initial determination of appropriate action,

•	evaluate the success of corrective action,

•	develop additional initiatives,

•	institute foreclosure proceedings and actually foreclose, or

•	accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as—

•	performing property inspections and collecting, and

•	evaluating financial statements.

A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as—

•	continuing to receive payments on the mortgage loan,

•	making calculations with respect to the mortgage loan, and

•	making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See ‘‘Description of Credit Support’’ in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination

One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’ With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts. See ‘‘Risk Factors —With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.’’

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer’s or special servicer’s compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

Collection of Payments on Mortgage-Backed Securities

Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then—

•	that mortgage-backed security will be registered in the name of the related trustee or its designee;

•	the related trustee will receive payments on that mortgage-backed security; and

•	subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Advances

As and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to the mortgage loans included in the subject securitization to cover—

•	delinquent payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

If there are any limitations with respect to a party’s advancing obligations, we will discuss those limitations in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of—

•	subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

•	any other specific sources identified in the related prospectus supplement.

If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances—

•	periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

•	at any other times and from any sources as we may describe in the related prospectus supplement.

If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon—

•	the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

•	a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of—

•	willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

•	reckless disregard of those obligations and duties.

Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

•	specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

•	incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

•	incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

•	the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

•	either—

1.	that party is specifically required to bear the expense of the action, or

2.	the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

With limited exception, any person or entity—

•	into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

•	resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

•	succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

Compensation arrangements for a master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction. The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

Events of Default

We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party’s duties under that Government Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

Amendment

The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

1.	to cure any ambiguity;

2.	to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

3.	to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

4.	to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

5.	to relax or eliminate any requirement under the Governing Document imposed by the Securities Act, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

6.	to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

7.	to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

8.	to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

9.	to otherwise modify or delete existing provisions of the Governing Document.

However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a ‘‘qualifying special purpose entity’’ under FASB 140, then no such amendment may significantly change the activities of the related trust.

In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to—

•	reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

•	adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

•	if the related trust is intended to be a ‘‘qualifying special purpose entity’’ under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

•	modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

•	modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

List of Certificateholders

Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

Eligibility Requirements for the Trustee

The trustee for each series of offered certificates will be named in the related prospectus supplement.

The trustee for a series of offered certificates is at all times required to be a bank, banking association, banking corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times—

•	be authorized under those laws to exercise trust powers;

•	with limited exception, have a combined capital and surplus of at least $50,000,000; and

•	be subject to supervision or examination by a federal or state banking authority.

If the bank, banking association, banking corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

The bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

If no event of default has occurred and is continuing under the related Governing Document, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

The trustee for a series of offered certificates will not—

•	make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

•	be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will then be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, all rights, powers, duties and obligations conferred or imposed upon the trustee will then be conferred or imposed singly upon the separate trustee or co-trustee, which will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

Rights, Protections, Indemnities and Immunities of the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee’s acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document. Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document, or to make any investigation of matters arising under that Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator and custodian for that trust.

Resignation and Removal of the Trustee

The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us. Upon receiving that notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

In general, if, among other things—

•	the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we make a written request for the trustee to resign, or

•	the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

•	the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee’s reasonable control) to timely deliver or otherwise make available in accordance with the Governing Document certain reports or statements required under the Governing Document and such failure continues unremedied for a period set forth in the Governing Document after receipt of written notice by the trustee of such failure, or

•	if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%—or any other percentage specified in the related prospectus supplement—of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing Document.

The Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid: (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

DESCRIPTION OF THE CERTIFICATES

General

Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

A series of certificates consists of all those certificates that—

•	have the same series designation;

•	were issued under the same Governing Document; and

•	represent beneficial ownership interests in the same trust.

A class of certificates consists of all those certificates of a particular series that—

•	have the same class designation; and

•	have the same payment terms.

The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

•	a stated principal amount, which will be represented by its principal balance, if any;

•	interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

•	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

•	payments of principal, with disproportionate, nominal or no payments of interest;

•	payments of interest, with disproportionate, nominal or no payments of principal;

•	payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

•	payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

•	payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

•	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

•	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

•	payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

•	payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

•	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC.

Investor Requirements and Transfer Restrictions

A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

Payments on the Certificates

General.    Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

•	the frequency of distributions on, and the periodic distribution date for, that series;

•	the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

•	the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either—

•	by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days —generally not more than five—prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

•	by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

•	the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

•	any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

•	any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

•	how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

•	an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets—such as to reserve accounts, cash collateral accounts or expenses—and the purpose and operation of those requirements.

Payments of Interest.    In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

•	a specified fixed rate;

•	a rate based on the interest rate for a particular related mortgage asset;

•	a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

•	a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

•	a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

•	a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

•	a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

•	a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

•	the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

•	a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

Interest may accrue with respect to any offered certificate on the basis of:

•	a 360-day year consisting of 12 30-day months,

•	the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

•	the actual number of days elapsed during each relevant period in a normal calendar year, or

•	any other method identified in the related prospectus supplement.

We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

•	based on the principal balances of some or all of the related mortgage assets; or

•	equal to the total principal balances of one or more other classes of certificates of the same series.

Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal.    An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

The total outstanding principal balance of any class of offered certificates will be reduced by—

•	payments of principal actually made to the holders of that class, and

•	if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

Allocation of Losses and Shortfalls

If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

•	by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

•	by establishing a priority of payments among those classes.

Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

See ‘‘Description of Credit Support.’’

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus—or in the related prospectus supplement—or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

•	Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under the trust’s specific number, which will be a series number assigned to the file number for our registration statement as shown under ‘‘Available Information.’’

We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus. Unless we state otherwise, in the related prospectus supplement, requests for this information should be directed to the corporate trust office of the trustee specified in the related prospectus supplement.

Reports to Certificateholders

On or about each distribution date, the related master servicer, manager or trustee will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding—

•	the payments made on that distribution date with respect to the applicable class of offered certificates, and

•	the recent performance of the mortgage assets.

Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for—

•	that calendar year, or

•	the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

Voting Rights

Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except—

•	with respect to those amendments to the Governing Documents described under ‘‘Description of the Governing Documents—Amendment,’’ or

•	as otherwise specified in this prospectus or in the related prospectus supplement.

As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

Termination and Redemption

The trust for each series of offered certificates will terminate and cease to exist following:

•	the final payment or other liquidation of the last mortgage asset in that trust; and

•	the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates, thereby effecting the early termination of the related trust. Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all of the remaining certificateholders all of the remaining mortgage assets.

In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool —or, in the case of a master trust, of the particular series in which the class was issued—is still outstanding, will include the word ‘‘callable.’’

Book-Entry Registration

General.    Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg,, for so long as they are participants in DTC.

DTC, Euroclear and Clearstream.    DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a ‘‘banking corporation’’ within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and

•	a ‘‘clearing agency’’ registered under the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in a variety of currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this ‘‘—Book-Entry Registration’’ section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

Holding and Transferring Book-Entry Certificates.    Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC’s records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.

Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments on the book-entry certificates will be made to DTC. DTC’s practice is to credit DTC participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be—

•	governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

•	the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related distribution date.

The only ‘‘certificateholder’’ of book-entry certificates will be DTC or its nominee. Parties to the applicable governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as ‘‘certificateholders.’’ The beneficial owners of book-entry certificates will be permitted to exercise the rights of ‘‘certificateholders’’ only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a ‘‘certificateholder’’ only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Issuance of Definitive Certificates.    Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

•	we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

•	we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC’s procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on your offered certificates will depend on—

•	the price you paid for your offered certificates,

•	the pass-through rate on your offered certificates,

•	the amount and timing of payments on your offered certificates.

The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

Payment Delays

There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

•	the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

•	the dates on which any balloon payments are due; and

•	the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon—

•	whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

•	when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either—

•	be based on the principal balances of some or all of the mortgage assets in the related trust, or

•	equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which—

•	payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

•	payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

•	the availability of mortgage credit;

•	the relative economic vitality of the area in which the related real properties are located;

•	the quality of management of the related real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

In general, those factors that increase—

•	the attractiveness of selling or refinancing a commercial or multifamily property, or

•	the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as—

•	prepayment lock-out periods, and

•	requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

•	to convert to a fixed rate loan and thereby lock in that rate, or

•	to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to—

•	realize its equity in the property,

•	meet cash flow needs or

•	make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to—

•	the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

•	the relative importance of those factors,

•	the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

•	the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of—

•	scheduled amortization, or

•	prepayments, including—

1.	voluntary prepayments by borrowers, and

2.	involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth—

•	the projected weighted average life of each class of those offered certificates with principal balances, and

•	the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

Prepayment Models

Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either—

•	to refinance the loan, or

•	to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by—

•	the bankruptcy of the borrower, or

•	adverse economic conditions in the market where the related real property is located.

In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

Negative Amortization.    The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

•	limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

•	provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

•	provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

Foreclosures and Payment Plans.    The weighted average life of and yield on your offered certificates will be affected by—

•	the number of foreclosures with respect to the underlying mortgage loans; and

•	the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

Losses and Shortfalls on the Mortgage Assets.    The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

•	a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

•	the establishment of a priority of payments among classes of certificates.

If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization.    If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

•	overcollateralization and/or excess cash flow;

•	the subordination of one or more other classes of certificates of the same series;

•	the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

•	the establishment of one or more reserve funds; or

•	any combination of the foregoing.

If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

•	the nature and amount of coverage under that credit support;

•	any conditions to payment not otherwise described in this prospectus;

•	any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

•	the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Overcollateralization and Excess Cash Flow

If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

Letters of Credit

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Insurance Policies, Surety Bonds and Guarantees

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers. These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

Reserve Funds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

LEGAL ASPECTS OF MORTGAGE LOANS

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘The Trust Fund—Mortgage Loans.’’

If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as ‘‘mortgages.’’ A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

•	the terms of the mortgage,

•	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

•	the knowledge of the parties to the mortgage, and

•	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

•	a mortgagor, who is the owner of the encumbered interest in the real property, and

•	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

•	the trustor, who is the equivalent of a mortgagor,

•	the trustee to whom the real property is conveyed, and

•	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

•	the express provisions of the related instrument,

•	the law of the state in which the real property is located,

•	various federal laws, and

•	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

•	without a hearing or the lender’s consent, or

•	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See ‘‘—Bankruptcy Laws’’ below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    The two primary methods of foreclosing a mortgage are—

•	judicial foreclosure, involving court proceedings, and

•	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

•	all parties having a subordinate interest of record in the real property, and

•	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

•	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

•	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

•	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

•	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

•	upheld the reasonableness of the notice provisions, or

•	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

•	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

•	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

•	record a notice of default and notice of sale, and

•	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of—

•	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

•	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower’s right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender’s investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are—

•	to enable the lender to realize upon its security, and

•	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules.    Some states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term ‘‘judicial action’’ broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such ‘‘one action’’ and/or ‘‘security first’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with ‘‘one action’’ rules might be precluded because of a prior first action, even if such first action occurred in a state without ‘‘one action’’ rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a ‘‘one action’’ or ‘‘security first’’ jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation.    Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the ‘‘power of sale’’ under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations.    Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

•	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

•	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

•	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

Cooperative Shares.    Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, ‘‘foreclosure’’ on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Laws

Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

•	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

•	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

•	extend or shorten the term to maturity of the loan;

•	permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

•	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender’s ability to enforce the borrower’s assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

A borrower’s ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

•	past due rent,

•	accelerated rent,

•	damages, or

•	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

•	assume the lease and either retain it or assign it to a third party, or

•	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor’s damages for lease rejection to:

•	the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

•	unpaid rent to the earlier of the surrender of the property or the lessee’s bankruptcy filing.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws.    Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

CERCLA.    The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator,’’ however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the ‘‘Lender Liability Act’’) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

•	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

•	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (‘‘RCRA’’), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an ‘‘owner’’ or ‘‘operator’’ so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws.    Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

•	impose liability for releases of or exposure to asbestos-containing materials, and

•	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Junior Liens; Rights of Holders of Senior Liens

Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

•	first, to the payment of court costs and fees in connection with the foreclosure;

•	second, to real estate taxes;

•	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

•	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

•	the borrower may have difficulty servicing and repaying multiple loans;

•	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

•	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

•	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (‘‘Title V’’) provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.

Forfeitures in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the ‘‘USA Patriot Act’’) and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties ‘‘known to have an alleged interest in the property,’’ including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

•	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

•	the lender was, at the time of execution of the mortgage, ‘‘reasonably without cause to believe that the property was subject to forfeiture.’’

However, there is no assurance that such defense will be successful.

FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

•	banks,

•	insurance companies,

•	foreign investors.

•	tax exempt investors,

•	holders whose ‘‘functional currency’’ is not the United States dollar,

•	United States expatriates, and

•	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

•	given with respect to events that have occurred at the time the advice is rendered, and

•	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See ‘‘State and Other Tax Consequences.’’

The following discussion addresses securities of two general types:

•	REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue Code; and

•	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See ‘‘The Trust Fund —Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection.’’

The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.    With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

•	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

•	those offered certificates will represent—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

Any and all offered certificates representing interests in a REMIC will be either—

•	REMIC regular certificates, representing regular interests in the REMIC, or

•	REMIC residual certificates, representing residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

Characterization of Investments in REMIC Certificates.    Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

•	‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be ‘‘qualified mortgages’’ within the meaning of section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC.

Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

•	collections on mortgage loans held pending payment on the related offered certificates, and

•	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Accordingly:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Tiered REMIC Structures.    For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

•	whether the related REMIC certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,

•	whether the related REMIC certificates will be ‘‘loans secured by an interest in real property’’ under section 7701(a)(19)(C) of the Internal Revenue Code, and

•	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.

Taxation of Owners of REMIC Regular Certificates.

General.    Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.    Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

•	a single fixed rate,

•	a ‘‘qualified floating rate,’’

•	an ‘‘objective rate,’’

•	a combination of a single fixed rate and one or more ‘‘qualified floating rates,’’

•	a combination of a single fixed rate and one ‘‘qualified inverse floating rate,’’ or

•	a combination of ‘‘qualified floating rates’’ that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

•	the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

•	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called ‘‘teaser’’ interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

•	the total amount of the de minimis original issue discount, and

•	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this ‘‘—Original Issue Discount’’ subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

•	the sum of:

1.	the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

•	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

•	the issue price of the certificate, increased by

•	the total amount of original issue discount previously accrued on the certificate, reduced by

•	the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

•	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

•	using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

•	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

•	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

•	the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See ‘‘Risk Factors—The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable.’’

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (‘‘REMIC IOs’’), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.    You will be considered to have purchased a REMIC regular certificate at a market discount if—

•	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

•	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ below.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

•	on the basis of a constant yield method,

•	in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

•	in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.    A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

•	the purchase price paid for your offered certificate, and

•	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Realized Losses.    Under section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

•	you will not be entitled to deduct a loss under section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

•	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.    Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under ‘‘—REMICs—Prohibited Transactions Tax and Other Taxes’’ below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.’’ Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination. Income derived from the REMIC residual certificates will be ‘‘portfolio income’’ for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of ‘‘passive losses.’’

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of ‘‘inducement fees’’ received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have—

•	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

•	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

•	excess inclusions,

•	residual interests without significant value, and

•	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See ‘‘Risk Factors—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences.’’

Taxable Income of the REMIC.    The taxable income of a REMIC will equal:

•	the income from the mortgage loans and other assets of the REMIC; plus

•	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.	the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this ‘‘—Taxable Income of the REMIC’’ subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’ The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates —Original Issue Discount.’’ However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—REMICs—Prohibited Transactions Tax and Other Taxes’’ below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Internal Revenue Code. See ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC residual certificate will be equal to:

•	the amount paid for that REMIC residual certificate,

•	increased by amounts included in the income of the holder of that REMIC residual certificate, and

•	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

•	through distributions,

•	through the deduction of any net losses of the REMIC, or

•	upon the sale of its REMIC residual certificate.

See ‘‘—REMICs—Sales of REMIC Certificates’’ below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—General’’ above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions.    Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

•	the daily portions of REMIC taxable income allocable to that certificate, over

•	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

•	the issue price of the certificate, increased by

•	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

•	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

•	will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ below.

Furthermore, for purposes of the alternative minimum tax:

•	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

•	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

•	regulated investment companies,

•	common trusts, and

•	some cooperatives.

The Treasury regulations, however, currently do not address this subject.

Noneconomic REMIC Residual Certificates.    Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.’’ If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

•	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

•	the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

•	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

•	from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

•	from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

Final Treasury regulations issued on July 18, 2002 (the ‘‘Safe Harbor Regulations’’), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a ‘‘foreign branch’’) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an ‘‘asset test’’ or a ‘‘formula test’’ provided under the REMIC Regulations. A transfer to an ‘‘eligible corporation,’’ generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The ‘‘formula test’’ makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the interest,

•	the present value of the expected future distributions on the interest, and

•	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.    Regulations under section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons.    Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then—

•	an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and

•	the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess, if any, of such taxpayer’s adjusted gross income over such specified amount, or

•	80% of the amount of itemized deductions otherwise allowable for such tax year.

The Economic Growth and Tax Relief Reconciliation Act of 2001 repeals the section 68 overall limitation on itemized deductions. Subject to a sunset provision, the repeal is phased-in over five years as follows. The otherwise applicable section 68 overall limitation on itemized deductions described above is (i) reduced by one-third for taxable years beginning in 2006 and 2007, (ii) reduced by two-thirds for taxable years beginning in 2008 and 2009, (iii) not applicable for taxable years beginning in 2010 and (iv) applicable without reduction pursuant to a sunset provision for taxable years beginning in 2011. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.    If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

•	the cost of the certificate to that certificateholder, increased by

•	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

•	payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.’’ Except as described below in this ‘‘—Sales of REMIC Certificates’’ subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ and ‘‘—Premium.’’

REMIC certificates will be ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a ‘‘conversion transaction’’ within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the ‘‘wash sale’’ rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

•	reacquires that same REMIC residual certificate,

•	acquires any other residual interest in a REMIC, or

•	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.    The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

•	the disposition of a non-defaulted mortgage loan,

•	the receipt of income from a source other than a mortgage loan or other permitted investments,

•	the receipt of compensation for services, or

•	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a ‘‘permitted investment’’ under section 860G(a)(5) of the Internal Revenue Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

•	the person has sufficient assets to do so, and

•	the tax arises out of a breach of that person’s obligations under select provisions of the related Governing Document.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.    If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

•	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

•	events that have occurred up to the time of the transfer,

•	the prepayment assumption, and

•	any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

•	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

•	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

•	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

•	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

•	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

•	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	the residual interests in the entity are not held by Disqualified Organizations, and

•	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.    A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.    Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

•	income,

•	deductions,

•	gains,

•	losses, and

•	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are—

•	corporations,

•	trusts,

•	securities dealers, and

•	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

•	30 days after the end of the quarter for which the information was requested, or

•	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

•	income,

•	excess inclusions,

•	investment expenses, and

•	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates —Market Discount.’’

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.    Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

•	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

•	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.    Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

•	a foreign person, and

•	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

•	owns 10% or more of one or more underlying mortgagors, or

•	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

•	foreign persons, or

•	U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons and the partnership agreement prohibits transfers of partnership interests to non-U.S. Persons.

Grantor Trusts

Classification of Grantor Trusts.    With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

A grantor trust certificate may be classified as either of the following types of certificate:

•	a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

•	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

•	normal administration fees, and

•	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.    Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

•	‘‘loans . . . secured by an interest in real property’’ within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

•	‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3) of the Internal Revenue Code; and

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Grantor Trust Strip Certificates.    Even if grantor trust strip certificates evidence an interest in a grantor trust—

•	consisting of mortgage loans that are ‘‘loans . . . secured by an interest in real property’’ within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code,

•	consisting of mortgage loans that are ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

•	the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.    Holders of a particular series of grantor trust fractional interest certificates generally:

•	will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

•	will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. The Economic Growth and Tax Relief Reconciliation Act of 2001 repeals the section 68 overall limitation on itemized deductions. Subject to a sunset provision, the repeal is phased-in over five years as follows. The otherwise applicable section 68 overall limitation on itemized deductions described above is (i) reduced by one-third for taxable years beginning in 2006 and 2007, (ii) reduced by two-thirds for taxable years beginning in 2008 and 2009, (iii) not applicable for taxable years beginning in 2010 and (iv) applicable without reduction pursuant to a sunset provision for taxable years beginning in 2011.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

•	a class of grantor trust strip certificates is issued as part of the same series, or

•	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

•	a master servicer,

•	a special servicer,

•	any sub-servicer, or

•	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

•	the treatment of some stripped bonds as market discount bonds, and

•	de minimis market discount.

See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates —Market Discount’’ below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes ‘‘qualified stated interest’’ in accordance with its normal method of accounting. See ‘‘REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply’’ for a definition of ‘‘qualified stated interest.’’ In general, the amount of that income that accrues in any month would equal the product of:

•	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in ‘‘—Grantor Trusts—Sales of Grantor Trust Certificates,’’ and

•	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

•	there is no original issue discount or only a de minimis amount of original issue discount, or

•	the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

•	0.25% of the stated redemption price, and

•	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount’’ below.

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

•	the stated redemption price of the mortgage loans, and

•	their issue price.

For a definition of ‘‘stated redemption price,’’ see ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

•	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

•	the daily portions of original issue discount for all days during the accrual period prior to that day.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

•	the issue price of the mortgage loan, increased by

•	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

•	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount.    If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if—

•	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

•	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

Further, under the rules described under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.    If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

•	be allocated among the payments of stated redemption price on the mortgage loan, and

•	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

Taxation of Owners of Grantor Trust Strip Certificates.    The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,’’ no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

•	the price paid for that grantor trust strip certificate by you, and

•	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

•	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ above.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

•	the prepayment assumption we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

•	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates.    Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this ‘‘—Sales of Grantor Trust Certificates’’ subsection. The amount recognized equals the difference between:

•	the amount realized on the sale or exchange of a grantor trust certificate, and

•	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

•	its cost, increased by

•	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

•	any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.    Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

•	the amount of servicing compensation received by a master servicer or special servicer, and

•	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

On January 24, 2006, the Treasury Department published final regulations, which establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

•	a custodian of a person’s account,

•	a nominee, and

•	a broker holding an interest for a customer in street name.

The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described under ‘‘—REMICs—Backup Withholding with Respect to REMIC Certificates’’ above will also apply to grantor trust certificates.

Foreign Investors.    In general, the discussion with respect to REMIC regular certificates under ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘Federal Income Tax Consequences,’’ potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on—

•	ERISA Plans, and

•	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

•	investment prudence and diversification, and

•	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other I.R.C. Plans.

The types of transactions between Plans and Parties in Interest that are prohibited include:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations, as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and entities using assets of Plans, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

•	has discretionary authority or control over the management or disposition of the assets of that Plan, or

•	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be—

•	deemed to be a fiduciary with respect to the investing Plan, and

•	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a ‘‘guaranteed governmental mortgage pool certificate,’’ the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a ‘‘guaranteed governmental mortgage pool certificate’’ some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not ‘‘guaranteed governmental mortgage pool certificates’’ within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

•	Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

•	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

•	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

•	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a ‘‘qualified professional asset manager;’’

•	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

•	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an ‘‘in-house asset manager.’’

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

Underwriter’s Exemption

It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things—

•	the servicing and operation of some mortgage assets pools, such as the types of mortgage assets pools that will be included in our trusts, and

•	the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman Brothers Inc.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Consultation with Counsel

If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

•	consider your general fiduciary obligations under ERISA, and

•	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income’’ within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions’’ in this prospectus.

LEGAL INVESTMENT

If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Generally, the only classes of offered certificates that will qualify as ‘‘mortgage related securities’’ will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

‘‘Mortgage related securities’’ are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds—

•	that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

•	whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

•	federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented by those securities; and

•	federal credit unions may invest in ‘‘mortgage related securities’’ and national banks may purchase ‘‘mortgage related securities’’ for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. § 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus, but subject to compliance with certain general standards concerning ‘‘safety and soundness’’ and retention of credit information in 12 C.F.R. Section 1.5, some ‘‘Type IV securities,’’ which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, a ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ we make no representation as to whether any class of offered certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks.

The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities’’ (other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities) under limited circumstances, residual interests in mortgage related securities and commercial mortgage related securities), subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2).

The OTS has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates are encouraged review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities are encouraged review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

Except as to the status of some classes as ‘‘mortgage related securities,’’ we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent—

•	the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

•	if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

USE OF PROCEEDS

Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

1.	by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements by us with institutional investors through dealers; and

3.	by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that—

•	the obligations of the underwriters will be subject to various conditions precedent,

•	the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

•	in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Lehman Brothers Inc. is our affiliate and an affiliate of Lehman Holdings.

We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets.

LEGAL MATTERS

Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Cadwalader, Wickersham & Taft LLP or Thacher Proffitt & Wood LLP.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

RATING

It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned to each such class.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of—

•	whether the price paid for those certificates is fair;

•	whether those certificates are a suitable investment for any particular investor;

•	the tax attributes of those certificates or of the related trust;

•	the yield to maturity or, if they have principal balances, the average life of those certificates;

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

•	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

•	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

•	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

•	if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this prospectus.

‘‘ADA’’ means the Americans with Disabilities Act of 1990, as amended.

‘‘CERCLA’’ means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

‘‘Clearstream’’ means Clearstream Banking Luxembourg.

‘‘Committee Report’’ means the Conference Committee Report accompanying the Tax Reform Act of 1986.

‘‘CPR’’ means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

‘‘Disqualified Organization’’ means:

•	the United States,

•	any State or political subdivision of the United States,

•	any foreign government,

•	any international organization,

•	any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

•	any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

•	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

‘‘DRA’’ means the Deficit Reduction Act of 2006.

‘‘DTC’’ means The Depository Trust Company.

‘‘Electing Large Partnership’’ means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

‘‘EPA’’ means the Environmental Protection Agency.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘ECSPLC’’ means Euroclear Clearance System Public Limited Company.

‘‘Euroclear Operator’’ means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity in that capacity.

‘‘Euroclear Terms and Conditions’’ means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Fannie Mae’’ means the Federal National Mortgage Association.

‘‘Farmer Mac’’ means the Federal Agricultural Mortgage Corporation.

‘‘FASB 140’’ means the Financial Accounting Standards Board’s Statement No. 140, entitled ‘‘Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities,’’ issued in September 2002.

‘‘FDIC’’ means the Federal Deposit Insurance Corporation.

‘‘Financial Intermediary’’ means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

‘‘Freddie Mac’’ means the Federal Home Loan Mortgage Corporation.

‘‘Ginnie Mae’’ means the Government National Mortgage Association.

‘‘Governing Document’’ means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘I.R.C. Plan’’ means a plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Lender Liability Act’’ means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

‘‘Net Income From Foreclosure Property’’ means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

‘‘NCUA’’ means the National Credit Union Administration.

‘‘OCC’’ means the Office of the Comptroller of the Currency.

‘‘OTS’’ means the Office of Thrift Supervision.

‘‘Party In Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of Section 4975 of the Internal Revenue Code.

‘‘Pass-Through Entity’’ means any:

•	regulated investment company,

•	real estate investment trust,

•	trust,

•	partnership, or

•	other entities described in Section 860E(e)(6) of the Internal Revenue Code.

‘‘Plan’’ means an ERISA Plan or an I.R.C. Plan.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

‘‘PTE’’ means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

‘‘RCRA’’ means the federal Resource Conservation and Recovery Act.

‘‘REIT’’ means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.

‘‘Relief Act’’ means the Servicemembers Civil Relief Act.

‘‘REMIC’’ means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

‘‘Safe Harbor Regulations’’ means the final Treasury regulations issued on July 18, 2002.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘SPA’’ means standard prepayment assumption.

‘‘Title V’’ means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

‘‘Treasury Department’’ means the United States Department of the Treasury.

‘‘UCC’’ means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

‘‘USA Patriot Act’’ means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is ‘‘LBCMT07C3.xls.’’ The spreadsheet file ‘‘LBCMT07C3.xls’’ is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in, and on Annexes A-1, A-5 and A-6 to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying base prospectus in its entirety prior to accessing the spreadsheet file.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

Prospectus Supplement

Until October 21, 2007, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying base prospects. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying base prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$2,536,344,000
(Approximate)

LB Commercial
Mortgage Trust 2007-C3

Commercial Mortgage Pass-Through
Certificates, Series 2007-C3

Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-4B, Class A-1A, Class A-M,
Class A-MB, Class A-J, Class B, Class C, Class D,
Class E, Class F and Class X

PROSPECTUS SUPPLEMENT

LEHMAN BROTHERS

CITIGROUP

July 19, 2007